Filed Pursuant to Rule 424(B)(5)
Registration File No. 333-131262-06

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated October 19, 2006)

$7,070,615,000 (Approximate)
(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2007-C30

(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.
(Depositor)

Wachovia Bank, National Association
Artesia Mortgage Capital Corporation

(Sponsors)

You should carefully consider the risk factors beginning on page S-53 of this prospectus supplement and on page 14 of the accompanying prospectus.
Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.
The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the sponsors, the depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.
This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 19, 2006.

The trust fund:

•	As of March 11, 2007, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $7,903,498,737.

•	The trust fund will consist of a pool of 263 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or acquired by Wachovia Bank, National Association, Artesia Mortgage Capital Corporation and Column Financial, Inc.

The certificates:

•	The trust fund will issue 32 classes of certificates.

•	Only the 14 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus. Distributions on the certificates will occur on a monthly basis, commencing April 2007.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate	Assumed Final Distribution Dates(2)	CUSIP No.	Expected Fitch/ Moody’s/S&P Rating(3)
Class A-1	$35,195,000	0.445%	5.031%	November 15, 2011	92978QAA5	AAA/Aaa/AAA
Class A-2	$100,000,000	1.265%	5.167%	January 15, 2012	92978QAB3	AAA/Aaa/AAA
Class A-3	$908,744,000	11.498%	5.246%	March 15, 2012	92978QAC1	AAA/Aaa/AAA
Class A-4	$195,542,000	2.474%	5.305%	March 15, 2014	92978QAE7	AAA/Aaa/AAA
Class A-PB	$126,906.000	1.606%	5.294%	September 15, 2016	92978QAD9	AAA/Aaa/AAA
Class A-5	$1,876,383,000	23.741%	5.342%	January 15, 2017	92978QCB1	AAA/Aaa/AAA
Class A-1A	$2,289,679,000	28.970%	5.334%(4)	January 15, 2017	92978QAF4	AAA/Aaa/AAA
Class A-M	$540,349,000	6.837%	5.383%	February 15, 2017	92978QAH0	AAA/Aaa/AAA
Class A-J	$671,798,000	8.500%	5.413%(4)	February 15, 2017	92978QAJ6	AAA/Aaa/AAA
Class B	$49,397,000	0.625%	5.463%(4)	February 15, 2017	92978QAK3	AA+/Aa1/AA+
Class C	$79,035,000	1.000%	5.483%(4)	February 15, 2017	92978QAL1	AA/Aa2/AA
Class D	$69,155,000	0.875%	5.513%(4)	March 15, 2017	92978QAM9	AA−/Aa3/AA−
Class E	$59,277,000	0.750%	5.553%(4)	March 15, 2017	92978QAN7	A+/A1/A+
Class F	$69,155,000	0.875%	5.603%(4)	March 15, 2017	92978QAP2	A/A2/A

(Footnotes explaining the table are on page S-3)

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC is acting as lead manager for this offering. Credit Suisse Securities (USA) LLC is acting as sole bookrunner with respect to 7.2% of the Class A-5 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-5 certificates and all other classes of offered certificates. Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately 100.49% of the initial certificate balance of the offered certificates, plus accrued interest from March 1, 2007, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about March 28, 2007.

WACHOVIA SECURITIES

Credit Suisse

Goldman, Sachs & Co.

Merrill Lynch & Co.

March 14, 2007

# Wachovia Bank Commercial Mortgage Trust

## Commercial Mortgage Pass-Through Certificates, Series 2007-C30

## Geographic Overview of Mortgage Pool[1]

Alaska
1 property
$4,390,173
0.1% of total
Washington
14 properties
$140,724,943
1.8% of total
Idaho
2 properties
$17,841,973
0.2% of total
Wyoming
1 property
$2,796,226
0.0% of total
Nebraska
1 property
$27,500,000
0.3% of total
North Dakota
1 property
$1,300,000
0.0% of total
Missouri
5 properties
$48,520,000
0.6% of total
Minnesota
7 properties
$39,925,120
0.5% of total
Wisconsin
4 properties
$34,180,000
0.4% of total
Illinois
6 properties
$319,610,270
4.0% of total
Indiana
4 properties
$25,294,240
0.3% of total
Ohio
12 properties
$63,793,400
0.8% of total
New York
19 properties
$3,215,543,000
40.7% of total
New Hampshire
2 properties
$7,900,000
0.1% of total
Maine
3 properties
$39,360,000
0.5% of total
Massachusetts
10 properties
$655,704,756
8.3% of total
Rhode Island
2 properties
$55,950,000
0.7% of total
Connecticut
2 properties
$28,944,000
0.4% of total
New Jersey
15 properties
$208,870,000
2.6% of total
Delaware
5 properties
$98,920,000
1.3% of total
Maryland
5 properties
$58,660,575
0.7% of total
District of Columbia
3 properties
$95,000,000
1.2% of total
Virginia
16 properties
$119,541,873
1.5% of total
West Virginia
1 property
$3,563,000
0.0% of total
Michigan
1 property
$39,500,000
0.5% of total
Pennsylvania
5 properties
$94,989,376
1.2% of total
Oregon
4 properties
$20,275,000
0.3% of total
Nevada
4 properties
$94,260,068
1.2% of total
Northern California[2]
7 properties
$78,210,000
1.0% of total
California
38 properties
$821,461,405
10.4% of total
Southern California[2]
31 properties
$743,251,405
9.4% of total
Utah
6 properties
$56,474,685
0.7% of total
Arizona
15 properties
$176,772,381
2.2% of total
Colorado
2 properties
$26,400,000
0.3% of total
Kansas
3 properties
$26,154,000
0.3% of total
Oklahoma
1 property
$21,000,000
0.3% of total
Texas
40 properties
$521,860,500
6.6% of total
Louisiana
23 properties
$75,322,500
1.0% of total
Mississippi
2 properties
$6,055,782
0.1% of total
Kentucky
1 property
$61,000,000
0.8% of total
Alabama
2 properties
$34,960,000
0.4% of total
Tennessee
4 properties
$46,479,202
0.6% of total
Florida
15 properties
$228,317,000
2.9% of total
Georgia
10 properties
$84,088,450
1.1% of total
South Carolina
5 properties
$48,567,105
0.6% of total
North Carolina
6 properties
$105,721,732
1.3% of total
>10.0% of Cut-Off Date Pool Balance
>5.0 - 10.0% of Cut-Off Date Pool Balance
>1.0 - 5.0% of Cut-Off Date Pool Balance
≤1.0% of Cut-Off Date Pool Balance

### Mortgaged Properties by Property Type

Industrial 3.7%
Self Storage 1.8%
Land 1.3%
Healthcare 0.4%
Mobile Home Park 0.0%
Mixed Use 4.3%
Hospitality 5.2%
Office 43.0%
Retail 11.3%
Multifamily 29.0%

### Geographic Overview of Mortgaged Properties

**Peter Cooper Village & Stuyvesant Town,** New York, NY

**350 Park Avenue,** New York, NY

**Five Times Square,** New York, NY

**State Street Financial Center,** Boston, MA

**485 Lexington Avenue,** New York, NY

**One Congress Street,** Boston, MA

**One South Dearborn,** Chicago, IL

**Bank One Center,** Dallas, TX

**Four Seasons Aviara,** Carlsbad, CA

**9 West 57th Street,** New York, NY

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-53 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-253 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus

Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in December 2043. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., Moody’s Investors Service, Inc. and Fitch, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-1A, Class A-J, Class B, Class C, Class D, Class E and Class F certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is March 11, 2007, with respect to 261 mortgage loans, March 1, 2007, with respect to 1 mortgage loan and March 8, 2007, with respect to 1 mortgage loan), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Three (3) mortgage loans, the Peter Cooper Village & Stuyvesant Town mortgage loan, the State Street Financial Center mortgage loan and the 485 Lexington Avenue mortgage loan, are part of a split loan structure where the companion loan(s) that is part of the split loan structure is pari passu in right of entitlement to payment with the mortgage loan. One (1) mortgage loan, the Five Times Square mortgage loan, is part of a split loan structure where one companion loan is pari passu in right of entitlement to payment with the mortgage loan and one companion loan is subordinate in right of entitlement with respect to the other companion loans. Certain other mortgage loans are each part of a split loan structure in which the related companion loan(s) is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)		Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description		Initial Pass- Through Rate	Weighted Average Life (years)(2)	Cash Flow or Principal Window (Mon./Yr.)(2)	Expected Fitch/ Moody’s/S&P Rating(3)
Class A-1	$35,195,000		0.445%	30.000%	Fixed		5.031%	2.79	04/07 - 11/11	AAA/Aaa/AAA
Class A-2	$100,000,000		1.265%	30.000%	Fixed		5.167%	4.77	11/11 - 01/12	AAA/Aaa/AAA
Class A-3	$908,744,000		11.498%	30.000%	Fixed		5.246%	4.84	01/12 - 03/12	AAA/Aaa/AAA
Class A-4	$195,542,000		2.474%	30.000%	Fixed		5.305%	6.96	12/13 - 03/14	AAA/Aaa/AAA
Class A-PB	$126,906,000		1.606%	30.000%	Fixed		5.294%	7.36	03/12 - 09/16	AAA/Aaa/AAA
Class A-5	$1,876,383,000		23.741%	30.000%	Fixed		5.342%	9.77	09/16 - 01/17	AAA/Aaa/AAA
Class A-1A	$2,289,679,000		28.970%	30.000%	Fixed	(4)	5.334%	9.35	04/07 - 01/17	AAA/Aaa/AAA
Class A-M	$540,349,000		6.837%	20.000%	Fixed		5.383%	9.85	01/17 - 02/17	AAA/Aaa/AAA
Class A-J	$671,798,000		8.500%	11.500%	Fixed	(4)	5.413%	9.88	02/17 - 02/17	AAA/Aaa/AAA
Class B	$49,397,000		0.625%	10.875%	Fixed	(4)	5.463%	9.88	02/17 - 02/17	AA+/Aa1/AA+
Class C	$79,035,000		1.000%	9.875%	Fixed	(4)	5.483%	9.88	02/17 - 02/17	AA/Aa2/AA
Class D	$69,155,000		0.875%	9.000%	Fixed	(4)	5.513%	9.90	02/17 - 03/17	AA−/Aa3/AA−
Class E	$59,277,000		0.750%	8.250%	Fixed	(4)	5.553%	9.96	03/17 - 03/17	A+/A1/A+
Class F	$69,155,000		0.875%	7.375%	Fixed	(4)	5.603%	9.96	03/17 - 03/17	A/A2/A
Class A-MFL	$250,000,000	(5)	3.163%	20.000%	Floating		LIBOR+0.200%	(6)	(6)	AAA/Aaa/AAA(7)
Class G	$98,794,000		1.250%	6.125%	Fixed	(4)	5.682%	(6)	(6)	A−/A3/A−
Class H	$79,035,000		1.000%	5.125%	WAC	(8)	6.021%	(6)	(6)	BBB+/Baa1/BBB+
Class J	$88,914,000		1.125%	4.000%	WAC	(8)	6.021%	(6)	(6)	BBB/Baa2/BBB
Class K	$79,035,000		1.000%	3.000%	WAC	(8)	6.021%	(6)	(6)	BBB−/Baa3/BBB−
Class L	$39,518,000		0.500%	2.500%	Fixed	(4)	5.014%	(6)	(6)	NR/Ba1/BB+
Class M	$19,759,000		0.250%	2.250%	Fixed	(4)	5.014%	(6)	(6)	NR/Ba2/BB
Class N	$29,638,000		0.375%	1.875%	Fixed	(4)	5.014%	(6)	(6)	NR/Ba3/BB–
Class O	$19,758,000		0.250%	1.625%	Fixed	(4)	5.014%	(6)	(6)	NR/B1/NR
Class P	$9,880,000		0.125%	1.500%	Fixed	(4)	5.014%	(6)	(6)	NR/B2/NR
Class Q	$19,759,000		0.250%	1.250%	Fixed	(4)	5.014%	(6)	(6)	NR/B3/NR
Class S	$98,793,737		1.250%	0.000%	Fixed	(4)	5.014%	(6)	(6)	NR/NR/NR
Class X-P	$1,912,455,500		N/A	N/A	Variable-IO	(9)(10)	0.627%	(6)	N/A	AAA/Aaa/AAA
Class X-C	$1,975,874,684		N/A	N/A	Variable-IO	(9)(10)	0.060%	(6)	N/A	AAA/Aaa/AAA
Class X-W	$5,927,624,052		N/A	N/A	Variable-IO	(9)(10)	0.667%	(6)	N/A	AAA/Aaa/AAA

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class L, Class M, Class N, Class O, Class P, Class Q and Class S

certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the A-MFL regular interest.

(6)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7)	The ratings assigned to the Class A-MFL certificates only reflect the receipt of a fixed rate of interest at a rate of 5.313% per annum. See ‘‘RATINGS’’ in this prospectus supplement.

(8)	The pass-through rate applicable to each of the Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(9)	None of the Class X-P certificates, the Class X-C certificates or the Class X-W certificates will have a certificate balance and their respective holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the applicable class of certificates, as described in this prospectus supplement. The interest rate applicable to each of the Class X-P certificates, the Class X-C certificates and the Class X-W certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

(10)	The Class X-P, Class X-C and Class X-W certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-P, Class X-C and Class X-W certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the respective notional amount of the Class X-P, Class X-C and Class X-W certificates, as described in this prospectus supplement. The interest rate applicable to the Class X-P, Class X-C and Class X-W certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of March 1, 2007, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor, the master servicer, the swap counterparty and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. The issuing entity is also sometimes referred to herein as the trust fund. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES—The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association and Artesia Mortgage Capital Corporation is a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors and Column Financial, Inc. will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is the master servicer, a sponsor, the swap counterparty and is an affiliate of the depositor and one of the underwriters. Column Financial, Inc. is an affiliate of one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association*	195	$7,013,792,087	88.7%	86.4%	94.4%
Artesia Mortgage Capital Corporation	68	754,706,651	9.5	11.2	5.6
Column Financial, Inc.*	1	135,000,000	1.7	2.4	0.0
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

*	With respect to the 485 Lexington Avenue mortgage loan (loan number 5), representing 4.0% of the mortgage pool (5.6% of loan group 1), a 40% interest in the whole loan is being sold to the trust fund by Wachovia Bank, National Association, and a 30% interest in the whole loan is being sold to the trust fund by Column Financial, Inc. (the remaining 30% interest is held by Morgan Stanley Mortgage Capital, Inc.) Both mortgage loan sellers are credited with the mortgage loan but are only credited with their respective pro rata portion of that mortgage loan.

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the State Street Financial Center whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The master servicer under the LB-UBS 2007-C1 pooling and servicing agreement is KeyCorp Real Estate Capital Markets, Inc.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, CWCapital Asset Management LLC. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the State Street Financial Center whole loan will be specially serviced (during those periods where special servicing is required) under the pooling and servicing agreement entered into in connection with the issuance of the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The special servicer under the LB-UBS 2007-C1 pooling and servicing agreement is Midland Loan Services, Inc.

Some holders of certificates (initially the holder of the Class Q certificates with respect to each mortgage loan other than the State Street Financial Center mortgage loan, One Congress Street mortgage loan, the Tyco International Building mortgage loan, the Five Times Square mortgage loan, the Morgan Apartments mortgage loan, the Eastland Center mortgage loan, the PNC Corporate Plaza mortgage loan and the Spring Mill Corporate Center mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the One Congress Street mortgage loan, the Five Times Square mortgage loan, the Eastland Center mortgage loan, the Morgan Apartments mortgage loan, the Tyco International Building mortgage loan, the PNC Corporate Plaza mortgage loan and the Spring Mill Corporate Center mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the subordinate companion loan related to each of the foregoing mortgage loans may appoint or remove the special servicer with respect to the related mortgage loan, subject to certain conditions set forth in the related intercreditor agreement. During the continuance of a control appraisal period with respect to any of the One Congress Street mortgage loan, the Five Times Square mortgage loan, the Tyco International Building mortgage loan, the Eastland Center mortgage loan, the PNC Corporate Plaza mortgage loan, the Morgan Apartments mortgage loan or the Spring Mill Corporate Center mortgage loan, the controlling class will have the right to replace the special servicer with respect to such mortgage loan. With respect to the State Street Financial Center mortgage loan, the special servicer may be removed at any time, with or without cause, but only with the consent of both the controlling class representative and the LB-UBS 2007-C1 controlling class representative, subject to certain conditions as set forth in the related intercreditor agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

It is anticipated that Cadim TACH inc. (an affiliate of the special servicer) or an affiliate will purchase certain non-offered classes of certificates (including the Class S certificates). See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ in this prospectus supplement.

The Trustee	Wells Fargo Bank, N.A. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement. The trustee under the LB-UBS 2007-C1 pooling and servicing agreement is LaSalle Bank National Association.

The Swap Counterparty	Wachovia Bank, National Association, Wachovia Bank, National Association is one of the mortgage loan sellers, a sponsor, the master servicer, an affiliate of one of the underwriters and an affiliate of the depositor.

The Underwriters	Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch & Co. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is an affiliate of the depositor and of Wachovia Bank, National Association, which is the master servicer, a sponsor, the swap counterparty and one of the mortgage loan sellers. Credit Suisse Securities (USA) LLC is an affiliate of one of the mortgage loan sellers. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC is acting as lead manager for this offering. Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch & Co. are acting as co-managers for this offering. Credit Suisse Securities (USA) LLC is acting as sole bookrunner with respect to 7.2% of the Class A-5 certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class A-5 certificates and all other classes of offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is a mortgage loan seller, the master servicer, the swap counterparty and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Artesia Mortgage Capital Corporation and Column Financial, Inc. originated or acquired the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. Column Financial, Inc., one of the mortgage loan sellers, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter for the offering of the certificates. Further, an affiliate of the special servicer is the anticipated initial holder of certain non-offered classes of certificates. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Significant Obligors	The mortgaged property described in Annex D and in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ securing the Peter Cooper Village & Stuyvesant Town mortgage loan represents 19.0% of the mortgage pool (65.5% of loan group 2) is a ‘‘significant obligor’’ with respect to this offering. The borrowers under the Peter Cooper Village & Stuyvesant Town mortgage loan are PCV ST Owner LP and ST Owner LP. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Significant Obligors’’, ‘‘—Twenty Largest Mortgage Loans’’ in this prospectus supplement and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan in Annex D to this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2007, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the State Street Financial Center whole loan (which will be serviced pursuant to the LB-UBS 2007-C1 pooling and servicing agreement)) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors/mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

IMPORTANT DATES AND PERIODS

Closing Date	On or about March 28, 2007.

Cut-Off Date	For 261 mortgage loans, representing 80.8% of the mortgage pool (211 mortgage loans in loan group 1 or 99.7% and 50 of the mortgage loans in loan group 2 or 34.5%), March 11, 2007, for 1 mortgage loan, representing 19.0% of the mortgage pool (65.5% of loan group 2), March 8, 2007 and for 1 mortgage loan, representing 0.2% of the mortgage pool (0.3% of loan group 1), March 1, 2007. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in April, 2007.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April, 2007.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

THE CERTIFICATES

Offered Certificates	We are offering to you the following 14 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2007-C30 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-3 Class A-4 Class A-PB Class A-5 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily properties or mobile home park properties and (ii) 1 mortgage loan that is secured by a mobile home park property.

•	Loan group 2 will consist of 51 mortgage loans that are secured by multifamily properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer, the trustee and the LB-UBS 2007-C1 master servicer, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2, and (iii) pro rata, on the Class X-P, Class X-C and Class X-W certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex F to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates as set forth in the immediately preceding priorities, principal on the Class A-4 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates as set forth in the immediately preceding priorities, principal on the Class A-5 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest, pro rata, on the Class A-M certificates and the Class A-MFL regular interest.

Principal, pro rata, on the Class A-M certificates and the Class A-MFL regular interest, up to the principal distribution amount, until their respective certificate balances are reduced to zero.

Reimbursement to the Class A-M certificates and the Class A-MFL regular interest, pro rata for any realized losses and trust fund expenses borne by such certificates or regular interest.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates and the Class A-MFL regular interest have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex F to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) and the Class A-MFL regular interest will be entitled to receive:

•	for each class of these certificates or the Class A-MFL regular interest, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates or the Class A-MFL regular interest immediately prior to that distribution date;

•	plus any interest that this class of certificates or the Class A-MFL regular interest was entitled to receive on all prior distribution dates to the extent not received;

•	minus (other than in the case of the Class X-P, Class X-C and the Class X-W certificates) that class’ share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-P, Class X-C and the Class X-W certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Certificate Balances and Notional Amounts’’ and ‘‘— Distributions’’ in this prospectus supplement.

The Class X-P, Class X-C and Class X-W certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Each of the Class X-P, Class X-C and Class X-W certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class A-MFL, the Class Z, Class R-I and Class R-II certificates) and the Class A-MFL regular interest will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class A-MFL, Class Z, Class R-I and Class R-II certificates) and the Class A-MFL regular interest is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-15 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates, the Class A-MFL regular interest, the Class X-P, Class X-C and Class X-W certificates:

•	first, pro rata, to the Class X-P, Class X-C, Class X-W, Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates and the Class A-MFL regular interest in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

Holders of offered certificates may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement. The pass-through rate of the Class A-MFL regular interest on each distribution date will be a fixed rate of 5.313% per annum.

The pass-through rates applicable to the Class X-P certificates, the Class X-C certificates and the Class X-W certificates are described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ and the Class A-MFL regular interest will have a certificate balance equal to the certificate balance of the Class A-MFL certificates. The certificate balance for each class of certificates and the Class A-MFL regular interest entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates and the Class A-MFL regular interest may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-P, Class X-C and Class X-W certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 certificates have been reduced to zero; provided, however, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex F to this prospectus supplement;

•	principal is distributed to each class of certificates and the Class A-MFL regular interest entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates or the Class A-MFL regular interest to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates or the Class A-MFL regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates or the Class A-MFL regular interest is entitled to distributions of principal until the certificate balance of each class of certificates and the Class A-MFL regular interest with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement has been reduced to zero;

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates, the Class A-MFL regular interest or the classes of non-offered certificates be entitled to receive any distributions of principal until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates have all been reduced to zero; and

•	on any distribution date, distributions in reduction of the certificate balance of the Class A-MFL certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-MFL regular interest.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 or Class A-1A certificates will be subordinate to any other class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 or Class A-1A certificates. The certificate balance of a class of certificates (other than the Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) or the Class A-MFL regular interest will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates or the Class A-MFL regular interest on that distribution date. In addition, while mortgage loan losses will not be directly allocated to the Class A-MFL certificates, mortgage loan losses may be allocated to the Class A-MFL regular interest in reduction of the certificate balance of the Class A-MFL regular interest and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-MFL regular interest will result in a corresponding decrease in the certificate balance of the Class A-MFL certificates, and any interest shortfalls suffered by the Class A-MFL regular interest will reduce the amount of interest distributed on the Class A-MFL certificates, to the extent described in this prospectus supplement.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class A-MFL, the Class X-P, Class X-C, Class X-W,Class Z, Class R-I and Class R-II certificates) and the Class A-MFL regular interest that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$35,195,000	0.445%	9
Class A-2	$100,000,000	1.265%	9
Class A-3	$908,744,000	11.498%	9
Class A-4	$195,542,000	2.474%	9
Class A-PB	$126,906,000	1.606%	9
Class A-5	$1,876,383,000	23.741%	9
Class A-1A	$2,289,679,000	28.970%	9
Class A-M	$540,349,000	6.837%	8
Class A-MFL*	$250,000,000	3.163%	8
Class A-J	$671,798,000	8.500%	7
Class B	$49,397,000	0.625%	6
Class C	$79,035,000	1.000%	5
Class D	$69,155,000	0.875%	4
Class E	$59,277,000	0.750%	3
Class F	$69,155,000	0.875%	2
Non-offered certificates (excluding the Class A-MFL, Class X-P, Class X-C, Class X-W, Class R-I, Class R-II and Class Z certificates)	$582,883,737	7.375%	1

*	The Class A-MFL certificates are not offered hereby.

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates (other than the Class A-MFL certificates) or the Class A-MFL regular interest will result in a corresponding reduction in the notional amount of the

Class X-C and Class X-W certificates and, with respect to the Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates and the Class A-MFL regular interest and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically, with respect to the mortgage loans with one or more pari passu companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated in accordance with the terms of the related intercreditor agreement, generally, pro rata between each related mortgage loan (and, therefore, to the certificates, other than the Class A-MFL, Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates, and the Class A-MFL regular interest) and the related pari passu companion loan(s). Further, with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan (and the related pari passu companion loan, if applicable). The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2007-C30 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES— Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.02105% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof or, with respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the lesser of (i) 0.50% of any whole or partial cash payments of liquidation proceeds received in respect thereof and (ii) $15,000,000; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan or, with respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the lesser of (i) 0.50% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan, and (ii) $15,000,000.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00028% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS— Compensation and Payment of Expenses’’ in this prospectus supplement. The master servicer and the special servicer under the pooling and servicing agreement entered into in connection with the issuance of the LB-UBS Commercial

Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 are each generally entitled to payment of similar fees and expenses described in this section.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates, the Class A-MFL regular interest and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates, the Class A-MFL regular interest and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates or the Class A-MFL regular interest over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates or the Class A-MFL regular interest on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates (or the Class A-MFL regular interest) entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

For so long as the swap contract is in effect and there is no continuing payment default under the swap contract, any prepayment premium or yield maintenance charge distributable in respect of the Class A-MFL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract. If the swap contract is no longer in effect or if there is a continuing payment default related to the swap contract, any prepayment premium and yield maintenance charges allocable to the Class A-MFL regular interest will be paid to the holders of the Class A-MFL certificates.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class X-C, Class X-P and Class X-W certificates as described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions —Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

The ‘‘discount rate’’ applicable to any class of offered certificates, the Class A-MFL regular interest and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-P
6% − 5%	= 33 1/3%	(100% – 33 1/3%) x 7% = 4 2/3%
8% − 5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-C
6% − 5%	= 33 1/3%	(100% – 33 1/3%) x 18% = 12%
8% − 5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-W
6% − 5%	= 33 1/3%	(100% – 33 1/3%) x 75% = 50%
8% − 5%

See ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. With respect to the State Street Financial Center mortgage loan, the master servicer under the LB-UBS 2007-C1 pooling and servicing agreement is not required to advance delinquent principal and/or interest payments with respect to the portion of the State Street Financial Center whole loan that is included in this trust fund, therefore, the master servicer will be required to make any such principal and/or interest advance unless the master servicer determines that such advance would not be recoverable. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Any principal and/or interest advance on any pari passu companion loan will not be recoverable by the master servicer from the trust fund. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the swap counterparty for a distribution to the Class A-MFL certificates or advance for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan (other than the State Street Financial Center mortgage loan) becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), shall have, except as described below, the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. With respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the certificateholder described above, subject to the same circumstances described above, shall have the option to purchase the defaulted mortgage loan from the trust fund so long as it also purchases each related pari passu companion loan. In the event such certificateholder does not exercise its purchase option within a certain specified period, the holders of the related pari passu companion loans will each have the option to purchase the Peter Cooper Village & Stuyvesant Town mortgage loan so long as that holder also purchases each related pari passu companion loan, each in accordance with the related intercreditor agreement. In the event no holder of a related pari passu companion loan exercises its purchase option, then the holder of the most subordinate class of sequential pay certificates shall then have the option to purchase just the portion of the Peter Cooper Village & Stuyvesant Town whole loan included in the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement.

In addition, with respect to 16 mortgage loans (loan numbers 1, 2, 4, 5, 7, 14, 18, 29, 33, 43, 45, 80, 85, 159, 171 and 218) representing approximately 41.0% of the mortgage pool (13 mortgage loans in loan group 1 or 30.4% and 3 mortgage loans in loan group 2 or 67.1%) that are part of split loan structures that include pari passu and/or one or more subordinate companion loans, the related intercreditor agreement entitles the holder(s) of the related companion loan to purchase the mortgage loan from the trust fund following a default under the related whole loan. SEE ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’.

Reimbursement Entitlement of Servicer of the LB-UBS 2007-C1 Trust Fund	The master servicer and, in certain circumstances, the special servicer under the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 trust fund are each entitled to reimbursement of its pro rata share of servicing advances made with respect to the State Street Financial Center mortgage loan. In the event principal and interest payments related to the State Street Financial Center mortgage loan are insufficient to reimburse such master servicer or special servicer, reimbursement may be obtained from the other mortgage loans in the trust fund.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-MFL regular interest have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amounts and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each, a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I and the Class R-II certificates will represent the residual interests in REMIC II. The Class A-MFL certificates will represent an undivided interest in a portion of the trust fund that is treated as a grantor trust for United States federal income tax purposes. That portion of the grantor trust will include the Class A-MFL regular interest, the floating rate account and the swap contract. The Class A-MFL certificates are not being offered by this prospectus supplement.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as part of a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued at a premium for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following classes of offered certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-3 Class A-4 Class A-PB Class A-5 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch & Co. and Goldman, Sachs & Co. by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

Class	Expected Rating from Fitch/Moody’s/S&P
Class A-1	AAA/Aaa/AAA
Class A-2	AAA/Aaa/AAA
Class A-3	AAA/Aaa/AAA
Class A-4	AAA/Aaa/AAA
Class A-PB	AAA/Aaa/AAA
Class A-5	AAA/Aaa/AAA
Class A-1A	AAA/Aaa/AAA
Class A-M	AAA/Aaa/AAA
Class A-J	AAA/Aaa/AAA
Class B	AA+/Aa1/AA+
Class C	AA/Aa2/AA
Class D	AA−/Aa3/AA−
Class E	A+/A1/A+
Class F	A/A2/A

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 13 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. Unless otherwise specified, in the case of the mortgage loans with one or more pari passu companion loans, the calculations of loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of these mortgage loans and the related pari passu companion loans, if any (but not any subordinate companion loan or future pari passu companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans(1)		Loan Group 1		Loan Group 2(1)
Number of Mortgage Loans	263		212		51
Number of Crossed Loan Pools	7		7		0
Number of Mortgaged Properties	328		274		54
Aggregate Balance of all Mortgage Loans	$7,903,498,737		$5,613,819,111		$2,289,679,626
Number of Mortgage Loans with Balloon Payments(2)	140		124		16
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$2,073,861,414		$1,897,157,288		$176,704,126
Number of Mortgage Loans with Anticipated Repayment Date(3)	5		5		0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$31,563,383		$31,563,383		$0
Number of Fully Amortizing Mortgage Loans	2		2		0
Aggregate Balance of Fully Amortizing Mortgage Loans	$6,712,440		$6,712,440		$0
Number of Interest-Only Mortgage Loans(4)	116		81		35
Aggregate Balance of Interest-Only Mortgage Loans(4)	$5,791,361,500		$3,678,386,000		$2,112,975,500
Average Balance of Mortgage Loans	$30,051,326		$26,480,279		$44,895,679
Minimum Balance of Mortgage Loans	$860,000		$860,000		$1,300,000
Maximum Balance of Mortgage Loans	$1,500,000,000		$536,000,000		$1,500,000,000
Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$36,570,000	(5)	$36,570,000	(5)	$0
Weighted Average LTV ratio(6)(7)	70.4%		74.1%		61.2%
Minimum LTV ratio(6)	36.4%		36.4%		41.7%
Maximum LTV ratio(6)	87.2%		87.2%		80.0%
Weighted Average LTV at Maturity or Anticipated Repayment Date(6)(7)	68.6%		71.8%		60.6%
Weighted Average DSCR(7)(8)	1.40	x	1.32	x	1.60	x
Minimum DSCR	1.06	x	1.06	x	1.16	x
Maximum DSCR	3.47	x	3.47	x	2.36	x
Weighted Average Mortgage Loan interest rate	5.852%		5.717%		6.183%
Minimum Mortgage Loan interest rate	5.180%		5.280%		5.180%
Maximum Mortgage Loan interest rate	6.830%		6.830%		6.434%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	108		107		113
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	56		56		58
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	132		132		120
Weighted Average Occupancy Rate(9)	94.5%		93.8%		96.2%

(1)	With respect to 1 mortgage loan (loan number 1), the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and/or subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions. For purposes of these numbers it has been assumed that such future debt is not advanced. For a description of the debt service coverage ratios and loan-to-value ratios, see ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

(2)	Does not include mortgage loans with anticipated repayment dates or mortgage loans that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 3 individual mortgage loans (loan numbers 63, 163 and 166).

(6)	For a description of how the loan-to-value ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

(7)	Certain of the mortgage loans reflect LTV ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV ratios or DSCRs that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

(8)	With respect to 1 mortgage loan (loan number 1) representing approximately 19.0% of the mortgage pool (65.5% of loan group 2), the underwritten net cash flow used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. For a description of how the debt service coverage ratios for the mortgage loans are determined, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement and the description of the Peter Cooper Village and Stuyvesant Town mortgage loan in Annex D to this prospectus supplement.

(9)	Does not include 18 hospitality properties, representing, by allocated loan amount, 5.2% of the mortgage pool (7.3% of the loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy and/or commenced paying rent.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Office	82	$3,397,538,675	43.0%	60.5%	0.0%
Multifamily	54	2,289,679,626	29.0	0.0	100.0
Retail	90	895,588,411	11.3	16.0	0.0
Retail – Anchored	36	642,666,495	8.1	11.4	0.0
Retail – Single Tenant	30	148,371,830	1.9	2.6	0.0
Retail – Unanchored	13	56,385,217	0.7	1.0	0.0
Retail – Shadow Anchored(2)	11	48,164,869	0.6	0.9	0.0
Hospitality	18	409,119,656	5.2	7.3	0.0
Mixed Use	8	340,696,297	4.3	6.1	0.0
Industrial	50	294,885,179	3.7	5.3	0.0
Self Storage	22	139,150,000	1.8	2.5	0.0
Land(3)	2	101,396,894	1.3	1.8	0.0
Healthcare	1	32,500,000	0.4	0.6	0.0
Mobile Home Park	1	2,944,000	0.0	0.1	0.0
Total	328	$7,903,498,737	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property that is not part of the mortgaged property.

(3)	As of origination of the related mortgaged loan, one mortgaged property was improved with an office building and the other was improved with a retail bank branch, however they are not, in either case, part of the collateral for the related mortgaged property.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 43 states and the District of Columbia. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	19	$3,215,543,000	40.7%
CA	38	821,461,405	10.4
CA – Southern(2)	31	743,251,405	9.4
CA – Northern(2)	7	78,210,000	1.0
MA	10	655,704,758	8.3
TX	40	521,860,500	6.6
Other	221	2,688,929,074	34.0
Total	328	$7,903,498,737	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	16	$1,704,343,000	30.4%
CA	30	639,761,405	11.4
CA – Southern(2)	24	565,551,405	10.1
CA – Northern(2)	6	74,210,000	1.3
MA	7	637,710,218	11.4
TX	31	397,496,288	7.1
IL	2	283,650,000	5.1
Other	188	1,950,858,201	34.8
Total	274	$5,613,819,111	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
NY	3	$1,511,200,000	66.0%
CA	8	181,700,000	7.9
CA – Southern(2)	7	177,700,000	7.8
CA – Northern(2)	1	4,000,000	0.2
TX	9	124,364,213	5.4
Other	34	472,415,413	20.6
Total	54	$2,289,679,626	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 1 mortgage loan, representing 19.0% of the mortgage pool (65.5% of loan group 2), which are due on the 8th day of the month and payments on 1 mortgage loan representing 0.2% of the mortgage pool (0.3% of loan group 1), which are due on the 1st day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month other than 1 mortgage loan representing 0.1% of the mortgage pool (0.1% of loan group 1), which has a once-per-year grace period that may extend payment until the 14th day of any calendar month and 2 mortgage loans representing 1.0% of the mortgage pool (1.4% of loan group 1) which have a twice-per-year grace period that may extend payment until the 16th day of any calendar month.

•	As of the cut-off date, 262 of the mortgage loans, representing 99.8% of the mortgage pool (211 mortgage loans in loan group 1 or 99.7% and all of the mortgage loans in loan group 2), accrue interest on an actual/360 basis, and 1 mortgage loan, representing 0.2% of the mortgage pool (0.3% of loan group 1) accrue interest on a 30/360 basis. Ninety-seven (97) of the mortgage loans, representing 22.3% of the mortgage pool (87 mortgage loans in loan group 1 or 28.9% and 10 mortgage loans in loan group 2 or 6.2%), have periods during which only interest is due and periods in which principal and interest are due. One hundred sixteen (116) of the mortgage loans, representing 73.3% of the mortgage pool (81 mortgage loans in loan group 1 or 65.5% and 35 mortgage loans in loan group 2 or 92.3%), provide that only interest is due until maturity or the anticipated repayment date. Fifty (50) mortgage loans, representing 4.4% of the mortgage pool (44 mortgage loans in loan group 1 or 5.5% and 6 mortgage loans in loan group 2 or 1.6%), provide that principal and interest are due prior to and until maturity.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
860,000 - 2,000,000	6	$8,535,951	0.1%	0.1%	0.1%
2,000,001 - 3,000,000	19	50,543,446	0.6	0.8	0.1
3,000,001 - 4,000,000	29	105,458,243	1.3	1.5	0.8
4,000,001 - 5,000,000	21	96,571,172	1.2	1.7	0.0
5,000,001 - 6,000,000	21	117,165,536	1.5	1.6	1.2
6,000,001 - 7,000,000	11	72,371,788	0.9	0.9	0.9
7,000,001 - 8,000,000	10	75,863,249	1.0	0.9	1.0
8,000,001 - 9,000,000	13	112,705,434	1.4	1.5	1.2
9,000,001 - 10,000,000	8	75,567,506	1.0	0.8	1.2
10,000,001 - 15,000,000	34	432,042,106	5.5	5.9	4.5
15,000,001 - 20,000,000	20	345,720,950	4.4	5.2	2.3
20,000,001 - 25,000,000	13	293,275,000	3.7	3.2	4.9
25,000,001 - 30,000,000	11	307,180,000	3.9	4.0	3.7
30,000,001 - 35,000,000	9	296,730,000	3.8	4.7	1.5
35,000,001 - 40,000,000	7	268,525,000	3.4	2.7	5.1
40,000,001 - 45,000,000	5	213,833,000	2.7	3.1	1.8
45,000,001 - 50,000,000	6	290,052,000	3.7	3.5	4.2
50,000,001 - 55,000,000	2	106,225,000	1.3	1.9	0.0
55,000,001 - 60,000,000	4	237,015,357	3.0	4.2	0.0
60,000,001 - 65,000,000	2	123,118,000	1.6	2.2	0.0
70,000,001 - 75,000,000	1	75,000,000	0.9	1.3	0.0
90,000,001 - 100,000,000	2	195,000,000	2.5	3.5	0.0
150,000,001 - 200,000,000	3	556,500,000	7.0	9.9	0.0
200,000,001 - 300,000,000	1	280,000,000	3.5	5.0	0.0
300,000,001 - 400,000,000	2	702,500,000	8.9	12.5	0.0
400,000,001 - 500,000,000	1	430,000,000	5.4	7.7	0.0
500,000,001 - 1,000,000,000	1	536,000,000	6.8	9.5	0.0
1,000,000,001 - 1,500,000,000	1	1,500,000,000	19.0	0.0	65.5
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
5.180 - 5.250	1	$24,100,000	0.3%	0.0%	1.1%
5.251 - 5.500	27	1,594,751,357	20.2	26.6	4.4
5.501 - 5.750	104	2,313,151,347	29.3	34.4	16.6
5.751 - 6.000	98	1,627,768,942	20.6	24.7	10.5
6.001 - 6.250	25	663,525,091	8.4	11.1	1.7
6.251 - 6.500	6	1,658,202,000	21.0	2.7	65.7
6.501 - 6.750	1	14,000,000	0.2	0.2	0.0
6.751 - 6.830	1	8,000,000	0.1	0.1	0.0
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1.06 - 1.09	2	$68,000,000	0.9%	1.2%	0.0%
1.10 - 1.14	1	536,000,000	6.8	9.5	0.0
1.15 - 1.19	11	561,500,270	7.1	9.3	1.7
1.20 - 1.24	65	2,020,578,031	25.6	31.6	10.7
1.25 - 1.29	43	602,342,760	7.6	8.3	5.9
1.30 - 1.34	35	1,081,107,881	13.7	17.7	3.9
1.35 - 1.39	23	331,140,136	4.2	5.8	0.3
1.40 - 1.44	17	258,676,506	3.3	3.5	2.8
1.45 - 1.49	10	175,024,618	2.2	1.0	5.1
1.50 - 1.54	7	63,182,192	0.8	0.8	0.8
1.55 - 1.59	10	121,907,282	1.5	1.5	1.7
1.60 - 1.64	3	58,700,000	0.7	1.0	0.0
1.65 - 1.69	3	46,448,000	0.6	0.5	0.8
1.70 - 1.74	11	1,605,198,061	20.3	1.7	66.0
1.75 - 1.79	3	31,697,000	0.4	0.6	0.0
1.80 - 1.84	2	5,055,000	0.1	0.1	0.0
1.90 - 1.94	6	41,031,000	0.5	0.7	0.0
1.95 - 1.99	1	95,000,000	1.2	1.7	0.0
2.00 - 2.04	2	4,560,000	0.1	0.1	0.0
2.05 - 2.09	1	35,000,000	0.4	0.6	0.0
2.10 - 2.14	1	16,200,000	0.2	0.3	0.0
2.15 - 2.19	1	100,000,000	1.3	1.8	0.0
2.25 - 2.29	1	12,000,000	0.2	0.2	0.0
2.30 - 3.47	4	33,150,000	0.4	0.4	0.4
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV Ratios or DSCRs that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this Prospectus Supplement. For purposes of determining the debt service coverage ratios for 1 mortgage loan (loan number 1), representing approximately 19.0% of the mortgage pool (65.5% of loan group 2), the underwritten net cash flow used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Related to Net Cash Flow’’ in this prospectus supplement and the description of the Peter Cooper Village and Stuyvesant Town mortgage loan in Annex D to this prospectus supplement.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
36.36 - 40.00	1	$6,000,000	0.1%	0.1%	0.0%
40.01 - 50.00	7	181,539,618	2.3	3.1	0.4
50.01 - 55.00	6	131,787,440	1.7	2.3	0.0
55.01 - 60.00	18	1,674,811,500	21.2	1.9	68.5
60.01 - 65.00	20	309,699,718	3.9	4.2	3.1
65.01 - 70.00	35	490,780,619	6.2	7.3	3.5
70.01 - 75.00	67	1,963,247,815	24.8	29.6	13.1
75.01 - 80.00	105	2,706,572,027	34.2	43.6	11.4
80.01 - 85.00	2	24,520,000	0.3	0.4	0.0
85.01 - 87.18	2	414,540,000	5.2	7.4	0.0
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

*	Certain of the mortgage loans reflect LTV ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV ratios or DSCRs that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Range of Remaining Terms to Maturity or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
56 - 60	30	$1,165,011,420	14.7%	17.9%	7.1%
61 - 84	2	195,679,000	2.5	3.5	0.0
85 - 108	2	8,972,548	0.1	0.1	0.3
109 - 120	228	6,531,735,769	82.6	78.5	92.7
121 - 132	1	2,100,000	0.0	0.0	0.0
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Non-Amortizing	103	$5,680,440,000	71.9%	64.6%	89.8%
Interest-only, Amortizing Balloon*	93	1,738,248,000	22.0	28.5	6.2
Amortizing Balloon	47	335,613,414	4.2	5.3	1.6
Interest-only, ARD	13	110,921,500	1.4	1.0	2.5
Interest-only, Amortizing ARD*	4	27,269,240	0.3	0.5	0.0
Fully Amortizing	2	6,712,440	0.1	0.1	0.0
Amortizing ARD	1	4,294,143	0.1	0.1	0.0
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 84 months with respect to loan group 1 and a period of 24 to 84 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Non-Amortizing	116	$5,791,361,500	73.3%	65.5%	92.3%
Partial Interest Only Amortizing	97	1,765,517,240	22.3	28.9	6.2
1 - 12	3	23,495,000	0.3	0.4	0.0
13 - 24	15	206,329,000	2.6	3.5	0.3
25 - 36	16	279,555,000	3.5	3.7	3.1
37 - 48	4	64,250,000	0.8	1.0	0.4
49 - 60	54	1,047,398,240	13.3	18.1	1.4
61 - 72	2	60,140,000	0.8	1.1	0.0
73 - 84	3	84,350,000	1.1	1.1	0.9
Amortizing — No Partial Interest Only Period	50	346,619,997	4.4	5.5	1.6
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, the fixed periodic payment on the mortgage loans is generally determined assuming interest is calculated on a ‘‘30/360 basis,’’ but since interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions

Prepayment Provision(1)(2)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Lockout/Defeasance/Open	204	$6,822,593,168	86.3%	85.8%	87.6%
Lockout/Yield Maintenance/Open	33	475,007,071	6.0	6.5	4.7
Yield Maintenance/Open	13	230,163,498	2.9	2.1	5.0
Lockout/Defeasance or Yield Maintenance/Open	9	218,920,000	2.8	2.8	2.8
Yield Maintenance/Defeasance or Yield Maintenance/Open	3	143,655,000	1.8	2.6	0.0
Yield Maintenance/Defeasance/Open	1	13,160,000	0.2	0.2	0.0
Total	263	$7,903,498,737	100.0%	100.0%	100.0%

(1)	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

(2)	See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield—Performance Escrows’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	Two hundred seventeen (217) of the mortgage loans included in the trust fund as of the cut-off date, representing 91.1% of the mortgage pool (178 mortgage loans in loan group 1 or 91.4% and 39 mortgage loans in loan group 2 or 90.3%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out or yield-maintenance periods. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan (or on a prepayment date thereafter that is prior to the scheduled maturity date), and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. With respect to the mortgage loans referred to as the Peter Cooper Village & Stuyvesant Town mortgage loan, the Five Times Square mortgage loan, the State Street Financial Center mortgage loan and the 485 Lexington Avenue mortgage loan in the immediately following table, the loan balance per square foot/unit, the debt service coverage ratio and the loan-to-value ratio set forth in such table is based on the aggregate combined principal balance or combined debt service, as the case may be, and the pari passu companion loan (but not any related subordinate companion loan) and with respect to each mortgage loan with a related subordinate companion loan, the loan balance per square foot/room/unit, the debt service coverage ratio and the loan-to-value ratio set forth in such table excludes any such subordinate companion loans. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement and Annex D to this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/Unit/ Room(1)	Weighted Average DSCR(1)(2)	Weighted Average Cut-Off Date LTV Ratio(1)(2)	Weighted Average LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Peter Cooper Village & Stuyvesant Town(3)	Wachovia	1 / 2	2	$1,500,000,000	19.0%	65.5%	Multifamily — Conventional	$267,213	1.73x	55.6%	55.6%	6.434%
Five Times Square	Wachovia	1 / 1	1	536,000,000	6.8	9.5%	Office — CBD	$973	1.11x	80.0%	80.0%	5.423%
350 Park Avenue	Wachovia	1 / 1	1	430,000,000	5.4	7.7%	Office — CBD	$799	1.21x	78.2%	78.2%	5.482%
State Street Financial Center	Wachovia	1 / 1	1	387,500,000	4.9	6.9%	Office — CBD	$756	1.16x	87.2%	87.2%	5.659%
485 Lexington Avenue	Wachovia	1 / 1	1	315,000,000	4.0	5.6%	Office — CBD	$492	1.20x	70.9%	70.9%	5.608%
One South Dearborn	Wachovia	1 / 1	1	280,000,000	3.5	5.0%	Office — CBD	$333	1.21x	80.0%	80.0%	6.136%
One Congress Street	Artesia	1 / 1	1	190,000,000	2.4	3.4%	Mixed Use — Parking Garage/Office/Retail	$158	1.30x	73.7%	73.7%	6.074%
Four Seasons Aviara Resort - Carlsbad, CA	Wachovia	1 / 1	1	186,500,000	2.4	3.3%	Hospitality — Full Service	$566,869	1.31x	74.3%	74.3%	5.940%
Bank One Center	Wachovia	1 / 1	1	180,000,000	2.3	3.2%	Office — CBD	$118	1.33x	72.9%	68.0%	5.767%
9 West 57th Street	Wachovia	1 / 1	1	100,000,000	1.3	1.8%	Land — Office(4)	$72	2.18x	43.9%	43.9%	5.450%
		10/ 11		$4,105,000,000	51.9%				1.42x	69.1%	68.9%	5.953%

New York Marriott at the Brooklyn Bridge	Wachovia	1 / 1	1	$95,000,000	1.2%	1.7%	Hospitality — Full Service	$144,817	1.98x	53.4%	46.9%	5.640%
One & Two Eldridge Place	Wachovia	1 / 1	1	75,000,000	0.9	1.3%	Office — Suburban	$145	1.28x	74.3%	68.9%	5.410%
NJ Office Pool	Wachovia	1 / 4	1	62,118,000	0.8	1.1%	Office — Suburban	$116	1.39x	60.8%	60.8%	6.170%
PNC Corporate Plaza	Wachovia	1 / 1	1	61,000,000	0.8	1.1%	Office — CBD	$105	1.22x	77.8%	72.8%	5.996%
1384 Broadway	Wachovia	1 / 1	1	60,000,000	0.8	1.1%	Office — CBD	$294	1.21x	77.1%	69.3%	5.700%
Duane Reade - 661 Eighth Avenue, New York, NY	Wachovia	1 / 1	1	60,000,000	0.8	1.1%	Retail — Single Tenant	$4,688	1.06x	75.0%	75.0%	5.850%
818 West 7th Street	Wachovia	1 / 1	1	59,915,357	0.8	1.1%	Office — CBD	$159	1.32x	70.5%	58.8%	5.430%
Spring Mill Corporate Center	Wachovia	1 / 1	1	57,100,000	0.7	1.0%	Mixed Use — Office/Industrial	$92	1.34x	70.8%	65.5%	5.810%
Wildcat Self Storage Pool	Wachovia	1 / 9	1	53,200,000	0.7	0.9%	Self Storage	$67	1.37x	80.0%	80.0%	5.700%
Sealy C Pool	Wachovia	1 / 14	1	53,025,000	0.7	0.9%	Industrial — Flex	$53	1.24x	75.0%	70.0%	5.830%
		10 / 34		$636,358,357	8.1%				1.38x	70.4%	65.6%	5.741%

		20 / 45		$4,741,358,357	60.0%				1.41x	69.3%	68.5%	5.925%

(1)	The Peter Cooper Village & Stuyvesant Town mortgage loan, the Five Times Square mortgage loan, the State Street Financial Center mortgage loan and the 485 Lexington Avenue mortgage loan are part of split loan structures that include one or more pari passu companion loans that are not included in the trust fund. With respect to each mortgage loan, unless otherwise specified, the calculation of loan-to-value ratios, debt service coverage ratios and cut-off date balance per square foot/unit are based on the aggregate indebtedness of or debt service on, as applicable, the related mortgage loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.

(2)	Certain of the mortgage loans reflect loan-to-value ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have loan-to-value ratios or debt service coverage ratios that have been adjusted to take into account certain cash reserves or letters of credit. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

(3)	The underwritten net cash flow used to calculate the debt service coverage ratios was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The debt service coverage ratios for the related mortgaged property calculated based on the net operating income for year 2006 is 0.58x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

(4)	The mortgaged property related to the 9 West 57th Street mortgage loan is improved by an office building that is not part of the collateral for the mortgage loan.

Co-Lender Loans	Sixteen (16) mortgage loans to be included in the trust fund, representing approximately 41.0% of the mortgage pool as of the cut-off date (13 mortgage loans in loan group 1 or 30.4% and 3 mortgage loans in loan group 2 or 67.1%), are, in each case, evidenced by one of two or more notes or sets of notes which are secured by one or more mortgaged properties. In each case, the related companion loan or companion loans will not be part of the trust fund.

Three (3) mortgage loans, the Peter Cooper Village & Stuyvesant Town mortgage loan, the State Street Financial Center mortgage loan and the 485 Lexington Avenue mortgage loan (loan numbers 1, 4 and 5), are part of split loan structures where one or more companion loans are part of the applicable split loan structure and are pari passu in right of entitlement to payment with the related mortgage loan. One (1) mortgage loan, the Five Times Square mortgage loan (loan number 2), is part of a split loan structure where one of the related companion loans that is part of the split loan structure is pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. The remaining co-lender loans (loan numbers 7, 14, 18, 29, 33, 43, 45, 80, 85, 159, 171 and 218) are part of split loan structures in which the related companion loan(s) is subordinate to the related mortgage loan. In each case, the related companion loan or companion loans will not be part of the trust fund. Each of these mortgage loans and its related companion loans are subject to intercreditor agreements.

The intercreditor agreement for each of the Peter Cooper Village & Stuyvesant Town mortgage loan, the Five Times Square mortgage loan, the State Street Financial Center mortgage loan and the 485 Lexington Avenue mortgage loan generally allocates collections in respect of each whole loan to the related mortgage loan and its related pari passu companion loan(s), on a pro rata basis. The intercreditor agreements for each of the remaining mortgage loans that are part of a split loan structure that includes one or more subordinate companion loans generally allocate collections in respect of that mortgage loan and its related subordinate companion loan(s), first, to the related mortgage loan, up to amounts due and payable thereon and then to the related subordinate companion loan(s) up to amounts due and payable thereon. However, prepayments will generally be allocated on a pro rata basis prior to default. No companion loan is included in the trust fund. No subordinate companion loan will bear losses or provide credit support in respect of unrelated mortgage loans.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans (other than the State Street Financial Center mortgage loan and its pari passu companion loan) pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

The State Street Financial Center mortgage loan and its companion loan is being serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1. The master servicer under the LB-UBS 2007-C1 pooling and servicing agreement is KeyCorp Real Estate Capital Markets, Inc., the special servicer under the LB-UBS 2007-C1 pooling and servicing agreement is Midland Loan Services, Inc. and the trustee under the LB-UBS 2007-C1 pooling and servicing agreement is LaSalle Bank, National Association. The terms of the LB-UBS 2007-C1 pooling and servicing agreement are generally similar (but are not identical) to the terms of the pooling and servicing agreement for this transaction. See ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing of the State Street Financial Center Loan’’ in this prospectus supplement.

In addition, with respect to 1 mortgage loan, the Peter Cooper Village & Stuyvesant Town mortgage loan (loan number 1), the related mortgage loan documents permit the related borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and subordinate mezzanine debt at any time between November 2011 and May 2013. No future pari passu companion loans will be included in the trust fund.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

•	In connection with the risks and uncertainties described below which may relate to certain of the mortgage loans, or the mortgage pool in general, examples are given with respect to particular risks and particular mortgage loans. The fact that examples are given should not be interpreted to mean that the examples reflect all of the mortgage loans in the trust fund to which the risk is applicable.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You

Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield

Prepayments.    The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

With respect to 1 mortgage loan (loan number 1), representing 19.0% of the mortgage pool (65.5% of loan group 2), under certain circumstances, including satisfaction of debt service reserve and loan-to- value tests, the related borrower is permitted to release a portion or portions of the mortgaged property in connection with a development rights release. In such an event, amounts paid by the related borrower will be applied pro rata among the mortgage loan and related mezzanine loans.

With respect to 1 mortgage loan (loan number 130), representing 0.1% of the mortgage pool (0.2% of loan group 1), the mortgagee may, in the event the related mortgaged property fails to achieve certain debt service coverage or occupancy thresholds, require the balance of the mortgage loan to be prepaid. In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield.    In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-1A, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex F to this prospectus supplement.

Interest Rate Environment.    Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

For example, with respect to 1 mortgage loan (loan number 208), representing approximately 0.1% of the mortgage pool (0.1% of loan group 1), the related mortgage loan documents provide for a reserve in the amount of $94,248, and with respect to another mortgage loan (loan number 130), representing approximately 0.1% of the mortgage pool (0.2% of loan group 1), the related mortgage loan documents provide for a reserve or letter of credit in the amount of $448,000 (and additional letter(s) of credit and reserves under certain circumstances), and in the case of each such mortgage loan the outstanding balance of such reserve or letter of credit may under certain circumstances described in the related mortgage loan documents be applied, in the mortgagee’s sole discretion, to the partial prepayment of the related mortgage loan, in which event the related mortgage loan debt service payments will be reduced to reflect the lower principal balance and re-amortization of such principal balance based upon the original amortization period for the related mortgage loan.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Premiums.    Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations.    Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex B to this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class A-MFL, Class X-P, Class X-C, Class X-W, Class Z, Class R-I and Class R-II certificates) and the Class A-MFL regular interest is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans—Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield

The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. See ‘‘RISK FACTORS—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions’’ in the accompanying prospectus.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 or Class A-1A certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties.

In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Sixteen (16) of the mortgage loans (loan numbers 1, 2, 4, 5, 7, 14, 18, 29, 33, 43, 45, 80, 85, 159, 171 and 218), representing 41.0% of the mortgage pool (13 mortgage loans in loan group 1 or 30.4% and 3 mortgage loans in group 2 or 67.1%), are each part of a split loan structure in which the related whole loan is evidenced by multiple promissory notes. With respect to the State Street Financial Center mortgage loan, the pari passu companion loans are included in the trust fund created in connection with the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 transaction. With respect to 1 mortgage loan, the Five Times Square mortgage loan (loan number 2), is part of a split loan structure where two of the related companion loans that are part of the split loan structure are pari passu in right of entitlement to payment with the related mortgage loan and the other related companion loan that is part of the split loan structure is subordinate to the related mortgage loan and the related pari passu companion loan. The pari passu companion loans and subordinate companion loan are not part of the trust fund and it is expected that the pari passu companion loans will be sold into a commercial mortgage loan securitization in the future. With respect to 12 mortgage loans (not including loan number 2 discussed above) evidenced by multiple promissory notes, the related mortgage loans are each part of a split loan structure where one or more promissory notes are subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note(s). In addition, such holders of the pari passu companion note or the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans and, in the case of certain subordinate companion loans, the right to direct, approve or disapprove servicing actions involving the related whole loan and to replace the special servicer for the related whole loan. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited

There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest

The master servicer is one of the mortgage loan sellers, a sponsor, the swap counterparty and an affiliate of the depositor and one of the underwriters. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with a mortgage loan seller, any other party to the pooling and servicing agreement or any of their affiliates. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 6 mortgage loans (loan numbers 1, 14, 18, 33, 43 and 45), representing 21.8% of the mortgage pool (4 mortgage loans in loan group 1 or 3.4% and 2 mortgage loans in loan group 2 or 67.0%). Artesia Mortgage Capital Corporation (which is a mortgage loan seller and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 1 mortgage loan (loan number 7), representing 2.4% of the mortgage pool (3.4% of loan group 1). In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loans with respect to 2 mortgage loans (loan numbers 80 and 85), representing 0.4% of the mortgage pool (0.6% of loan group 1). In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 18 mortgage loans (loan numbers 1, 2, 9, 13, 18, 19, 23, 42, 46, 47, 51, 55, 60, 61, 70, 82, 88 and 117), representing 34.2% of the mortgage pool (12 mortgage loans in loan group 1 or 19.6% and 6 mortgage loans in loan group 2 or 69.9%). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement. In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 6 mortgage loans (loan numbers 65, 74, 76, 120, 126 and 131), representing 1.1% of the mortgage pool (3 mortgage loans in loan group 1 or 0.7% and 3 mortgage loans in loan group 2 or 2.3%). Wachovia Bank, National Association is also the initial holder of certain subordinate debt which encumbers the mortgaged properties securing 6 mortgage loans (loan numbers 25, 35, 49, 76, 109 and 131), representing 2.0% of the mortgage pool (5 mortgage loans in loan group 1 or 2.6% and 1 mortgage loan in loan group 2 or 0.6%). Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ in this prospectus supplement.

Wachovia Bank, National Association and its affiliates, through a series of market value swaps and other agreements, has assumed the risk relating to an indirect ownership interest in approximately 41% of the equity in the borrower under 1 mortgage loan (identified as loan number 1 on Annex A-1 to this prospectus supplement) which is owned by an unaffiliated specialty finance special purpose entity. An affiliate of Merrill Lynch Mortgage Lending, Inc., a co-originator of such mortgage loan, also owns an indirect interest in such borrower.

In addition, with respect to 11 mortgage loans (loan numbers 13, 19, 23, 42, 51, 60, 61, 70, 82, 88 and 117), representing 4.3% of the mortgage pool (6 mortgage loans in loan group 1 or 4.2% and 5 mortgage loans in loan group 2 or 4.4%), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, owns a preferred equity interest in the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loan as well as the owner of the equity interests in the related borrower. In addition, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its affiliate’s equity interest in the related borrower. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any relationship that the master servicer or any affiliate thereof may have with the related borrower. In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or the related borrower.

Each of the master servicer, special servicer or any of their respective affiliates may, especially if it holds the non-offered certificates or subordinate companion loan(s) related to a mortgage loan, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates or subordinate companion loan(s) related to a mortgage loan, the special servicer could seek to reduce the potential for losses allocable to those certificates or subordinated companion loans from a troubled mortgage loan by deferring acceleration in the hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating the mortgage loan earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust fund than would be realized if alternate action had been taken. In general, the master servicer, special servicer or any of their respective affiliates is not required to act in a manner more favorable to the holders of the offered certificates or any particular class of offered certificates than to the holders of the non-offered certificates or subordinated companion loans.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer may purchase certain other non-offered certificates. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

If the holder of a subordinate companion loan exercises its right (if any) to replace the special servicer for purposes of the special servicing of the related whole loan, the circumstances described above would generally apply to the replacement special servicer.

The circumstances described above could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers; or

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; or

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

For example, with respect to 4 mortgage loans (loan numbers 3, 4, 5, and 10), representing 15.6% of the mortgage pool (22.0% of loan group 1), the property manager for each of the 4 mortgaged properties securing the related mortgage loan is an affiliate of the sponsor. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D to this prospectus supplement.

Moreover, with respect to certain of the mortgage loans, no lockbox has been established and the property manager has access to the proceeds from the related mortgaged property prior to such amounts being required to be deposited in the related escrow accounts or being paid to the mortgagee as debt service payments. Accordingly, since certain of these mortgage loans are managed by, or in the future may be managed by an affiliate of the related borrower, a potential conflict of interest could arise when such affiliated property manager receives proceeds from the related mortgaged property in a borrower-controlled account.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Certain of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund are leased to a single tenant which subjects the related borrower to increased risks in the event the tenant vacates and a replacement tenant is not readily available. See ‘‘—Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk’’ in this prospectus supplement.

In addition, with respect to 11 mortgage loans (loan numbers 77, 80, 112, 155, 187, 223, 224, 227, 247, 248 and 261), representing 1.0% of the mortgage pool (1.4% of loan group 1), certain of the major tenants at the related mortgaged property or other persons have rights of first refusal and/or purchase options on the related mortgaged property in accordance with the terms of the related mortgage loan documents. There can be no assurance that if such options are not waived, the mortgagee’s ability to sell the related mortgaged property at or after foreclosure may be impaired or may adversely affect the foreclosure proceeds or sale proceeds in a post-foreclosure sale.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the related mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. For example, with respect to 1 mortgage loan (loan number 1), representing 19.0% of the mortgage pool (65.5% of loan group 2), a borrower’s ability to make debt service payments will be dependent on its ability to convert multifamily units from rent stabilized or controlled units to market rents. Any change in the borrowers ability to accomplish this would significantly impair the future cash flow of the related property and the value of such property. See ‘‘ – Litigation May Have Adverse Effect on Borrowers’’ and the description of the mortgaged loan identified as ‘‘Peter Cooper Village & Stuyvesant Town’’ on Annex D to this prospectus supplement.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations. For example, with respect to 15 mortgage loans (loan numbers 7, 17, 37, 38, 78, 89, 114, 128, 138, 142, 183, 202, 208, 213 and 222), representing 5.3% of the mortgage pool (7.4% of loan group 1), all or a material portion of the rentable area at the related mortgaged properties is occupied by one or more U.S. government or state government agencies. Although such U.S. government or state government leases generally do not permit the related tenant to terminate its lease due to any lack of appropriations, (loan numbers 183 and 208), representing 0.1% of the mortgage pool (0.2% of loan group 1) permit the tenant to terminate due to lack of appropriations and certain of the U.S. government and state government leases may permit the related tenant to terminate its lease after a specified date contained in the respective lease, some of which may be prior to the maturity date of the related mortgage loan, subject to certain terms and conditions contained therein.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approvals to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Borrowers’ Recent Acquisition of the Mortgaged Properties.

The related borrowers under 118 mortgage loans, representing 71.3% of the mortgage pool (96 mortgage loans in loan group 1 or 67.2% and 22 mortgage loans in loan group 2 or 81.4%), acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior 12 months of origination. Accordingly, these borrowers may have limited experience operating the particular mortgaged properties and, therefore, there is a risk that the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.

Risks Relating to Certain Property Types

Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Office Properties

Office properties secure, in whole or in part, 76 of the mortgage loans included in the trust fund as of the cut-off date, representing 43.1% of the mortgage pool (60.7% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Included in the mortgage loans secured in whole or in part by office properties are 7 mortgage loans (loan numbers 86, 124, 128, 129, 130, 167 and 252), representing approximately 0.8% of the mortgage pool (1.1% of loan group 1) that are secured by medical office properties. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursements (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.

Although the 9 West 57th Street mortgage loan is not secured by the office building improving the mortgaged property, the borrower’s ability to make its debt service payments will be solely dependent on the ground lessee’s ability to make its obligations under the ground lease, which is in turn dependent on the underlying tenants occupying the office building meeting their obligations under their individual leases.

Special Risks Associated with Multifamily Properties

Multifamily properties secure, in whole or in part, 51 of the mortgage loans included in the trust fund as of the cut-off date, representing 29.0% of the mortgage pool (100% of loan group 2). See ‘‘RISK FACTORS — Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Retail Properties

Retail properties, including shopping centers, secure, in whole or in part, 73 of the mortgage loans included in the trust fund as of the cut-off date, representing 11.3% of the mortgage pool (16.0% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ and ‘‘Special Risks Associated with Shopping Center and Other Retail Properties’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities

Industrial properties secure, in whole or in part, 21 of the mortgage loans included in the trust fund as of the cut-off date, representing 4.2% of the mortgage pool (5.9% of loan group 1).

Mixed-use properties secure 8 of the mortgage loans included in the trust fund as of the cut-off date, representing 4.3% of the mortgage pool (6.1% of loan group 1). See ‘‘RISK FACTORS — Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities’’ in the accompanying prospectus.

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) retail and multifamily components, (iii) multifamily and office components, (iv) parking garage, retail and office components and (v) office and industrial components, and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’, ‘‘—Special Risks Associated with Multifamily Properties’’ and

‘‘—Special Risks Associated with Retail Properties’’ in this prospectus supplement and ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Retail Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Facilities’’ in the accompanying prospectus.

Special Risks Associated with Hospitality Properties

Hospitality properties secure, in whole or in part, 18 of the mortgage loans included in the trust fund as of the cut-off date, representing 5.2% of the mortgage pool (7.3% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus. Certain mortgage loans included in the trust fund is secured by hospitality properties that are not affiliated with a hotel chain. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

With respect to mortgage loans included in the trust fund that are secured by hospitality properties that are affiliated with a hotel chain by means of management agreements or franchise or licensing agreements, such agreements generally impose affirmative obligations on the owners, franchisees or licensees with respect to hotel operations. If the owner, franchisee or licensee does not comply with such obligations, it may lose its management agreement, franchise or license. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Special Risks Associated with Self Storage Facilities

Self storage facilities secure, in whole or in part, 13 of the mortgage loans included in the trust fund as of the cut-off date, representing 1.8% of the mortgage pool (2.5% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities’’ in the accompanying prospectus.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ below.

Special Risks Associated with Parking Facilities

A substantial portion of the improvements at the mortgaged property securing the One Congress Street mortgage loan (loan number 7), which represents security for 2.4% (3.4% of loan group 1) of the

Cut-off Date balance of the mortgage pool, consists of an above-ground parking garage, and a substantial portion of the cash flow at the One Congress Street mortgaged property is derived from the operation of that parking garage. See the description of the One Congress Street mortgage loan in Annex D to this prospectus supplement. Accordingly, the ability of the related mortgaged property to generate sufficient cash flow to enable the related borrower to pay debt service on the related mortgage loan and the value of the One Congress Street mortgaged property, will depend to a substantial degree on the performance of that parking garage. Parking garages entail special risks. Parking garages are sensitive to competition not only from other parking garages and parking facilities in the relevant area (on the basis of price and location, among other factors) but also from other transportation alternatives (such as buses, taxis, subways, rail service, private van and car services) that may be available to potential customers as an alternative to driving their own private vehicles to their destination. The performance of a parking garage is also likely to be influenced by the extent to which the surrounding area draws potential customers for other purposes (work, shopping and dining, for example). In addition, if the operation of the garage generates cash flow that is insufficient to pay debt service on the related mortgage loan or otherwise becomes unprofitable for any reason, the nature and types of possible alternative uses would be limited by the physical characteristics of the structure and conversion to any alternative uses that are possible would generally require substantial capital expenditures. Consequently, the liquidation value of the parking garage would likely be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the parking garage were readily adaptable to other uses. In addition, because spaces in parking garages are generally rented on a daily or monthly basis or other short-term periods, parking garage properties are generally more sensitive to adverse changes in economic conditions and any increased competition than many other commercial properties. For example, increases in gasoline prices might cause individuals who frequently drive to their destinations to instead use public transportation to reach those destinations.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

With respect to 1 mortgage loan (loan number 1), representing 19.0% of the mortgage pool (65.5% of loan group 2), the Phase I environmental assessment conducted with respect to the related mortgaged property noted that Consolidated Edison of New York, Inc. had owned and operated Manufactured Gas Plant facilities (primarily gas holder stations) at the related mortgaged property from 1853 through 1944 and that investigations conducted by Consolidated Edison of New York, Inc. from 2003 through 2006 pursuant to a Voluntary Cleanup Agreement it entered into in 2002 with the New York State Department of Environmental Conservation and also by the previous property owner found soil and groundwater contamination at certain of the previous Manufactured Gas Plant sites marked by concentrations of some volatile organic compounds and semi-volatile organic compounds, arsenic, lead and cyanide above the acceptable levels set by the New York State Department of Environmental Conservation. Some studies also reveal possible impact on air quality at the related mortgaged property. Consolidated Edison of New York, Inc. is the responsible party identified by the United States Environmental Protection Agency and the New York State Department of Environmental Conservation with respect to such contamination, and under the Voluntary Cleanup Agreement, Consolidated Edison of New York, Inc. has agreed to fund the investigation and, if necessary, the remediation of Manufactured Gas Plant-related environmental impacts at the former gas holder locations at the mortgaged property. A remedial action plan is expected in mid to late 2007. The related borrowers, nonetheless, have procured Environmental Impairment Liability insurance in an amount of not less than $50 million with the related mortgagee named as insureds under the policy. In addition, the Phase I assessment noted that a previous Phase I assessment had identified the presence of chlorinated solvents above the New York State Department of Environmental Conservation standards in the groundwater near the location of a dry cleaning facility at the related mortgaged property. According to the Phase I assessment, however, any proposed groundwater remediation systems installed at the related mortgaged property to address the contamination from the prior site usage by Consolidated Edison of New York, Inc. would also likely capture groundwater contamination from the dry cleaning facility, and thus no other specific action would be required.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties that are part of the trust fund and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans

Two hundred and sixty-one (261) of the mortgage loans, representing 99.9% of the mortgage pool (210 mortgage loans in loan group 1 or 99.9% and 51 mortgage loans in loan group 2 or 100%), provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Eighteen (18) of these mortgage loans, representing 1.8% of the mortgage pool (15 mortgage loans in loan group 1 or 1.5% and 3 mortgage loans in loan group 2 or 2.5%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Generally, even fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers

Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, 7 groups of mortgage loans consisting of (a) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 63, 163 and 166), representing in the aggregate 0.5% of the mortgage pool (0.7% of loan group 1)), (b) 2 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 66 and 108), representing in the aggregate 0.4% of the mortgage pool (0.6% of loan group 1)), (c) 7 cross-collateralized and cross-defaulted mortgage loans (loan numbers 116, 173, 197, 230, 241, 255 and 257), representing in the aggregate 0.4% of the mortgage pool (0.6% of loan group 1)), (d) 2 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 134 and 191), representing in the aggregate 0.2% of the mortgage pool (0.2% of loan group 1)), (e) 2 cross-collateralized and cross-defaulted mortgage loans (loan numbers 161 and 184), representing in the aggregate 0.2% of the mortgage pool (0.2% of loan group 1)), (f) 2 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 180 and 219), representing in the aggregate 0.1% of the mortgage pool (0.2% of loan group 1)) and (g) 3 cross-collateralized and cross-defaulted mortgage loans ((loan numbers 226, 248 and 258), representing in the aggregate 0.1% of the mortgage pool (0.1% of loan group 1)), respectively, have sponsors that are affiliated. Although the mortgage loans within each group are cross-collateralized and cross-defaulted, the groups of mortgage loans are not cross-collateralized or cross-defaulted with each other.

In addition, 2 mortgage loans (loan numbers 8 and 68), representing 2.6% of the mortgage pool (3.7% of loan group 1), are not cross-collateralized or cross-defaulted but the sponsors of two or more of the related borrowers under two or more of such mortgage loans are affiliated.

No group, individual borrower, sponsor or borrower concentration represents more than 19.0% of the mortgage pool (65.5% of loan group 2).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions

Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state and the District of Columbia.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
NY	19	$3,215,543,000	40.7%
CA	38	821,461,405	10.4
CA - Southern(2)	31	743,251,405	9.4
CA - Northern(2)	7	78,210,000	1.0
MA	10	655,704,758	8.3
TX	40	521,860,500	6.6
Other	221	2,688,929,074	34.0
	328	$7,903,498,737	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
NY	16	$1,704,343,000	30.4%
CA	30	639,761,405	11.4
CA - Southern(2)	24	565,551,405	10.1
CA - Northern(2)	6	74,210,000	1.3
MA	7	637,710,218	11.4
TX	31	397,496,288	7.1
IL	2	283,650,000	5.1
Other	188	1,950,858,201	34.8
	274	$5,613,819,111	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2
Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
NY	3	$1,511,200,000	66.0%
CA	8	181,700,000	7.9
CA - Southern(2)	7	177,700,000	7.8
CA - Northern(2)	1	4,000,000	0.2
TX	9	124,364,213	5.4
Other	34	472,415,413	20.6
	54	$2,289,679,626	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

For example, 19 of the mortgaged properties, representing 40.7% of the mortgage pool (16 mortgaged properties in loan group 1 or 30.4% and 3 mortgaged properties in loan group 2 or 66.0%) are located in

New York. As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, 38 of the mortgaged properties, representing, by allocated loan amount, approximately 10.4% of the mortgage pool (30 mortgaged properties in loan group 1 or 11.4% and 8 mortgaged properties in loan group 2 or 7.9%), are located in the state of California. Thirty-one (31) of these mortgaged properties, representing, by allocated loan amount, approximately 9.4% of the mortgage pool (24 mortgaged properties in loan group 1 or 10.1% and 7 mortgaged properties in loan group 2 or 7.8%), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Special Risks Associated with High Balance Mortgage Loans

Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 19.0% of the mortgage pool (65.5% of loan group 2).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 0.5% of the mortgage pool (0.7% of loan group 1).

•	The 2 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent in the aggregate 25.8% of the mortgage pool (1 mortgage loan in loan group 1 or 9.5% and 1 mortgage loan in loan group 2 or 65.5%).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 40.1% of the mortgage pool (4 mortgage loans in loan group 1 or 29.7% and 1 mortgage loan in loan group 2 or 65.5%).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 51.9% of the mortgage pool (9 mortgage loans in loan group 1 or 46.4% and 1 mortgage loan in loan group 2 or 65.5%).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	mortgage loans included in the trust fund and secured by office properties represent, as of the cut-off date, 43.0% of the mortgage pool (60.5% of loan group 1);

•	mortgage loans included in the trust fund and secured by multifamily properties represent, as of the cut-off date, 29.0% of the mortgage pool (100% of loan group 2);

•	mortgage loans included in the trust fund and secured by retail properties represent, as of the cut-off date, 11.3% of the mortgage pool (16.0% of loan group 1);

•	mortgage loans included in the trust fund and secured by industrial and mixed-use facilities represent, as of the cut-off date, 8.0% of the mortgage pool (11.3% of loan group 1);

•	mortgage loans included in the trust fund and secured by hospitality properties represent, as of the cut-off date, 5.2% of the mortgage pool (7.3% of loan group 1);

•	mortgage loans included in the trust fund and secured by mobile home park properties represent, as of the cut-off date, 0.0% of the mortgage pool (0.1% of loan group 1); and

•	mortgage loans included in the trust fund and secured by self storage facilities represent, as of the cut-off date, 1.8% of the mortgage pool (2.5% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, terrorism insurance is generally required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. There can be no assurances that the terrorism insurance maintained at these mortgaged properties, or the other mortgaged properties in the mortgage pool, will be sufficient to offset any potential losses in the event of damages due to a terrorist act.

For example, with respect to 1 mortgage loan (loan number 4), representing approximately 4.9% of the mortgage pool (6.9% of loan group 1), the related borrower is required to obtain an endorsement to its ‘‘all-risk’’ policy, or a separate policy insuring against all ‘‘certified acts of terrorism’’ as defined by TRIA and ‘‘fire following’’, each in an amount equal to 100% of the actual replacement value (exclusive of the premises, footings and foundations) with a waiver of depreciation. During any period that TRIA is not in effect, if ‘‘acts of terrorism’’ or other similar acts or events or ‘‘fire following’’ are excluded from the related borrower’s comprehensive all risk insurance policy or business interruption insurance coverge, the related borrower is required to obtain an endorsement to such policy, or a separate policy insuring against all such excluded acts or events, to the extent such policy or endorsement is available in an amount determined by lender but in no event greater than the total insurable value plus the required business interruption coverage amount; provided, however, the related borrower will not be required to pay annual premiums in excess of three times the premium in effect as of the origination of the State Street Financial Center mortgage loan for the required (i) comprehensive all risk insurance coverage, (ii) general liability insurance coverage and (iii) business interruption insurance coverage.

As an additional example, in the case of 1 mortgage loan (loan number 5), representing 4.0% of the mortgage pool (5.6% of loan group 1), the maximum amount of terrorism coverage the borrower is required to maintain is that which can be purchased for a premium equal to 150% of the premium cost of a stand-alone terrorism policy as of the origination date of the related mortgage loan.

In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the related tenant(s). The related borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks

In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

With respect to 1 mortgage loan (loan number 2), representing 6.8% of the mortgage pool (9.5% of loan group 1), the related borrower established a debt service reserve because, during the first 5 years of the term of the related mortgage loan, there is a projected shortfall in the cashflow needed to fully cover the debt service payments for the mortgage loan including its related subordinate companion loan. There can be no assurance that the debt services reserve will be sufficient to offset any actual shortfall.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge or has pledged its interest in that borrower as security for mezzanine debt.

With respect to 1 mortgage loan (loan number 1), representing approximately 19.0% of the mortgage pool (65.5% of loan group 2), the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and/or subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions, including, among other things, that such additional financing will not result in a debt service coverage ratio of less than 1.30x or loan-to-value ratio of greater than 70%, and the receipt of confirmation from each rating agency that such additional indebtedness will not cause a withdrawal, downgrade or qualification to any certificates. The related borrower will also be required to enter into an intercreditor agreement in the form set forth in the related mortgage loan documents, which does not entitle such new pari passu mortgage lender to any consultation or consent rights with respect to servicing of the related mortgage loan.

With respect to 11 mortgage loans (loan numbers 13, 19, 23, 42, 51, 60, 61, 70, 82, 88 and 117), representing 4.3% of the mortgage pool (6 mortgage loans in loan group 1 or 4.2% and 5 mortgage loans in loan group 2 or 4.4%), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 6 mortgage loans (loan numbers 25, 35, 49, 76, 109 and 131), representing approximately 2.0% of the mortgage pool (5 mortgage loans in loan group 1 or 2.6% and 1 mortgage loan in loan group 2 or 0.6%), the related borrower has encumbered the related mortgaged property with subordinate debt secured by the related mortgaged property.

With respect to 19 mortgage loans (loan numbers 1, 2, 9, 13, 18, 19, 23, 42, 46, 47, 51, 55, 60, 61, 70, 82, 88, 117 and 154), representing approximately 34.3% of the mortgage pool (12 mortgage loans in loan group 1 or 19.6% and 7 mortgage loans in loan group 2 or 70.3%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 2 mortgage loans (loan numbers 207 and 256), representing approximately 0.1% of the mortgage pool (0.1% of loan group 1), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions or there is a separate subordination and standstill agreement. In the case of loan number 207, the related borrower incurred purchase money debt in the amount of $600,000 that is secured by rents from the mortgaged property, subject to a subordination agreement.

With respect to 3 mortgage loans (loan numbers 59, 101 and 198), representing approximately 0.5% of the mortgage pool (2 mortgage loans in loan group 1 or 0.3% and 1 mortgage loan in loan group 2 or 1.1%), the related mortgage loan documents provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future.

With respect to 48 mortgage loans (loan numbers 8, 12, 14, 17, 19, 24, 25, 44, 46, 48, 49, 50, 54, 58, 61, 63, 71, 86, 92, 96, 103, 104, 107, 119, 124, 132, 133, 134, 138, 143, 148, 156, 160, 163, 166, 168, 171, 174, 178, 179, 191, 193, 223, 225, 226, 240, 248 and 263), representing approximately 13.3% of the mortgage pool (36 mortgage loans in loan group 1 or 15.7% and 12 mortgage loans in loan group 2 or 7.3%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of debt service coverage ratio and loan-to-value tests) and in some cases with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 4 mortgage loans (loan numbers 105, 114, 204 and 208), representing approximately 0.4% of the mortgage pool (0.6% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 1 mortgage loan (loan number 1), representing approximately 19.0% of the mortgage pool (65.5% of loan group 2), the related mortgage loan documents provide that, under certain circumstances, either (a) the related borrower may encumber the related Mortgaged Property with additional pari passu debt in the future, or (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

With respect to 1 mortgage loan (loan number 142) representing approximately 0.1% of the mortgage pool (0.2% of loan group 1), the related mortgage loan documents provide that under certain circumstances the related borrower may incur additional debt (a) secured by an interest in the related mortgaged property and (b) secured by ownership interests in the related borrower pledged as security for such loan.

With respect to 1 mortgage loan (loan number 211), representing approximately 0.1% of the mortgage pool (0.2% of loan group 2), the related mortgage loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the related borrower may encumber the related mortgaged property with subordinate debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 mortgage loans (loan numbers 13, 23 and 189), representing approximately 1.5% of the mortgage pool (2.1% of loan group 1), the related mortgage loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Thirteen (13) of the mortgage loans (loan numbers 2, 7, 14, 18, 29, 33, 43, 45, 80, 85, 159, 171 and 218), representing 13.2% of the mortgage pool (11 mortgage loans in loan group 1 or 17.9% and 2 mortgage loans in loan group 2 or 1.6%), have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ in this prospectus supplement and ‘‘One Congress Street’’, ‘‘Spring Mill Corporate Center’’, and ‘‘PNC Corporate Plaza’’ in Annex D to this prospectus supplement.

Three (3) of the mortgage loans, (loan numbers 1, 4, and 5), representing 27.9% of the mortgage pool (2 mortgage loans in loan group 1 or 12.5% and 1 mortgage loan in loan group 2 or 65.5%), has 1 or more companion loans that are pari passu in right of entitlement with the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan, the State Street Financial Center mortgage loan and the 485 Lexington Avenue mortgage loan in Annex D to this prospectus supplement.

One (1) mortgage loan, (loan number 2), representing 6.8% of the mortgage pool (9.5% of loan group 1) has 1 companion loan that is pari passu in right of entitlement with the related mortgage loan and 1 companion loan that is subordinate in right of entitlement to each of the mortgage loan and the pari passu companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL-Co-Lender Loans’’ in this prospectus supplement and the description of the Five Times Square mortgage loan in Annex D to this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

The holders of the pari passu companion loans have certain control, consultation and/or consent rights with respect to the servicing and/or administration of the subject split loan structures. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy and other Proceedings Relating to Sponsors Entail Certain Risks

Certain of the mortgage loans have a sponsor or sponsors that have, or that have affiliates that have, previously filed bankruptcy, been involved in foreclosures, deeds-in-lieu of foreclosures or workouts pertaining to other loans secured by properties of such sponsor(s) or sponsor affiliates, or have been involved in evictions or other proceedings. We cannot assure you that such sponsors will not utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents or otherwise assert defenses or dispute or prolong any foreclosure actions or other exercise of rights by the mortgagee. For example, with respect to 1 mortgage loan (loan number 6), representing 3.5% of the mortgage pool (5.0% of loan group 1), the sponsor of the borrower has been affiliated with several actions in bankruptcy.

See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals or entities that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 36 mortgage loans (loan numbers 5, 14, 18, 35, 42, 51, 56, 59, 60, 61, 65, 66, 70, 76, 88, 103, 108, 109, 117, 120, 122, 125, 126, 128, 131, 142, 146, 151, 178, 188, 192, 199, 200, 212, 246 and 252), representing 11.4% of the mortgage pool (25 mortgage loans in loan group 1 or 12.7% and 11 mortgage loans in loan group 2 or 8.4%), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and Annex D in this prospectus supplement. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Condominium Agreements Entail Certain Risks

Five (5) mortgaged properties securing 5 mortgage loans (loan numbers 11, 43, 50, 181 and 229), representing, by allocated loan amount, 2.1% of the mortgage pool (2 mortgaged properties in loan group 1 or 1.8% and 3 mortgaged properties in loan group 2 or 3.0%), are subject to the terms of one or more condominium agreements. In certain of these cases, the related mortgaged property does not represent the entire condominium regime, and as a result the risks associated with this form of property ownership may be greater because the related borrower does not control 100% of the condominium board. In addition, certain of the mortgage loans, subject to the terms and conditions in the related mortgage loan documents, allow or do not prohibit the related mortgaged property to become subject to a condominium regime in the future. Due to the nature of condominiums, a default on the part of the related borrower will not allow the mortgagee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the condominium documents and the state and local laws applicable to condominium units must be considered and respected. Consequently, servicing and realizing upon the collateral could subject the certificateholders to greater delay, expense and risk than a loan secured by a commercial property that is not a condominium.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property

In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 20 mortgaged properties (loan numbers 9, 19.01, 21, 27, 32, 33, 36, 37, 38, 43, 67, 109, 123, 124, 125, 130, 133, 145, 184 and 190), representing, by allocated loan amount, approximately 7.8% of the mortgage pool (14 mortgaged properties in loan group 1 or 8.4% and 6 mortgaged properties in loan group 2 or 6.3%), the appraised value represented is the ‘‘as-stabilized’’ value. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement. In addition, with respect to certain of the appraisals reflecting ‘‘as-stabilized’’ values, the corresponding ‘‘as-is’’ value is less than the principal balance of the related mortgage loan. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Risks Relating to Net Cash Flow

As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’, ‘‘net cash flow’’ means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the net cash flow set forth herein as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. For example, with respect to the 7 mortgage loans (loan numbers 67, 72, 106, 125, 130, 195 and 208), representing 1.1% of the mortgage pool (1.5% of loan group 1), net cash flow includes amounts received under a master lease entered into with the related borrowers, sponsors or other affiliates of the related borrowers, as lessees, pursuant to which the lessees are required to make monthly rental payments which in some cases may cease at such time as the net cash flow at the related mortgaged property reaches a certain level, as more particularly described in the related mortgage loan documents.

The debt service coverage ratios set forth herein for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents. For example, with respect to 1 mortgage loan (loan number 1), representing 19.0% of the mortgage pool (65.5% of loan group 2), the underwritten net cash flow used to calculate the

DSC Ratio set forth in this prospectus supplement was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. There can be no assurance that conversion of units from rent-stabilized units to deregulated units will occur at the related mortgaged property at the assumed rate. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio. Moreover, certain tenants at the related mortgaged property have brought legal actions against the related borrower, among others, seeking, among other things, a declaration that certain deregulated units at the related mortgaged property remain subject to rent-stabilization. See ‘‘RISK FACTORS—Litigation May Have Adverse Effect on Borrowers.’’ The debt service coverage ratio for the related mortgaged property calculated based on the net operating income for year 2006 is 0.58x. A general reserve of $590,000,000 was established at origination of the related mortgage loan, $400,000,000 of which can be used for debt service on the related mortgage loan and the related mezzanine loans. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Twenty Largest Mortgage Loans’’ and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan in Annex D to this prospectus supplement. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ for a discussion of the assumptions used in determining Net Cash Flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, Net Cash Flow.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws

The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration. In many instances, if a mortgaged property was not in material compliance with current zoning requirements, the borrower was required to obtain law and ordinance insurance coverage and/or have such violation insured over by the lender’s title insurance policy to offset these risks. However, with respect to 9 mortgaged properties (loan numbers  84, 154, 180, 189, 196, 215, 227, 238 and 260), representing, by allocated loan amount, 0.7% of the mortgage pool (8 mortgaged properties in loan group 1 or 0.8% and 1 mortgaged property in loan group 2 or 0.3%), law and ordinance insurance or title insurance was not obtained with respect to such violations. In the event the applicable regulatory authorities wish to take action against the related borrowers for these violations, the actions required to be taken by the borrower may have a material adverse effect on its ability to meet its obligations under the related mortgage loan documents.

Certain Mortgaged Properties May be Redeveloped or Renovated

Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such on-going redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. Further, even if a non-conforming mortgaged property is considered to be ‘‘legal non-conforming’’, certain jurisdictions have laws which state that in the event of a casualty where the damage to such mortgaged property exceeds certain specified thresholds, the improvements may only be rebuilt in conformity with the current zoning laws at the time of such casualty. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use or the existence of any threshold laws impacting the ability to rebuild the improvements may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or to rebuild the mortgaged property following a casualty event.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, covenants and agreements requiring the related mortgaged property or portions thereof to be made available for low income housing or other affordable housing (under affordable housing tax credit programs or otherwise), governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, which, especially in a situation where the related mortgaged property does not represent the entire condominium building (for example, 5 mortgage loans (loan numbers 11, 43, 50, 181 and 229), representing 2.1% of the mortgage pool (2 mortgage loans in loan group 1 or 1.8% and 3 mortgage loans in loan group 2 or 3.0%), may adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the related borrower’s ability to fulfill its obligations under the related mortgage loan documents. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the related mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In the case of 1 mortgage loan (loan number 30), representing approximately 0.5% of the mortgage pool (1.8% of loan group 2), the related mortgaged property, an apartment complex, is subject to an agreement and restrictive covenant that requires, in order to avoid substantial penalties and other consequences of default, that the owner of the mortgaged property among other things cause each tenant to execute a disclosure statement acknowledging that he/she is aware of an existing automobile sales and service facility immediately adjacent to the mortgaged property, and if any tenant of any apartment in an adjacent building at the mortgaged property (which includes any building any portion of which is within 100 feet of the adjacent automobile sales and service facility) objects at any time to any aspect of the use of or business conducted at the adjacent automobile sales and service facility, the owner and manager of the mortgaged property must offer in good faith to allow such apartment tenant to relocate to the first available apartment with the same floor plan that is not within such adjacent building. See ‘‘RISK FACTORS—The Mortgage Loans—Condominium Agreements Entail Certain Risks’’ in this prospectus supplement.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include, among others, rent control and rent stabilization laws, zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties

Seven (7) groups of mortgage loans, representing 1.9% of the mortgage pool (2.6% of loan group 1) are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple mortgaged properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. For example, the Wildcat Self Storage Pool mortgage loan (loan number 19), representing 0.7% of the mortgage pool (0.9% of loan group 1), is secured by 9 mortgaged properties located in 2 states. See ‘‘Wildcat Self Storage Pool’’ in Annex D to this prospectus supplement. In addition, the Sealy C Pool mortgage loan (loan number 20), representing 0.7% of the mortgage pool (0.9% of loan group 1), is secured by 14 mortgaged properties located in 2 states. See ‘‘Sealy C Pool’’ in Annex D to this prospectus supplement. However, some of these mortgage loans permit the release of individual mortgaged properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks

Thirteen (13) mortgage loans (loan numbers 13, 23, 63, 73, 84, 163, 166, 223, 226, 228, 248, 258 and 263) representing 2.5% of the mortgage pool (3.6% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk

Fifty-three (53) of the mortgaged properties securing mortgage loans included in the trust fund, representing 10.8% of the mortgage pool by allocated loan amount (15.1% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. For example, the mortgaged property securing the 1 mortgage loan (loan number 4), representing 4.9% of the mortgage pool (6.9% of loan group 1), is leased entirely to one tenant, an affiliate of State Street Corporation. In addition, the mortgaged property securing 1 mortgage loan (loan number 2), representing 6.8% of the mortgage pool (9.5% of loan group 1) is predominantly leased to one tenant, Ernst & Young, LLP. See Annex D to this prospectus supplement. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

In addition, certain of the mortgaged properties that are leased to a single tenant or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. For example, with respect to the 485 Lexington Avenue mortgage loan (loan number 5), representing approximately 4.0% of the mortgage pool (5.6% of loan group 1), Citibank, N.A. and Travelers Insurance, the two largest tenants, representing in the aggregate approximately 56.0% of the net rentable area, expire on or near the maturity date of the mortgage loan. With respect to the One Congress Street Mortgage Loan (loan number 7), representing approximately 2.4% of the mortgage pool, and 3.4% of loan group 1, the lease with the largest tenant, the General Services Administration, representing approximately 76.2% of the net rentable area of the commercial space at the related Mortgaged Property, expires in January 2010. If the borrower is not able to relet the space or is unable to relet the space at favorable rents, this may adversely impact the ability of the borrower to successfully refinance the related mortgaged property. In addition, mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations. See ‘‘—Future Cash Flow and Property Values are Not Predictable’’ in this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties

The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

In addition, certain of the mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased or major tenants or retail anchors at properties adjacent to the related mortgaged property that have ‘‘gone dark’’. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or ‘‘go dark’’.

In addition, with respect to 2 mortgage loans (loan numbers 10 and 261), representing approximately 1.3% of the mortgage pool (1.8% of loan group 1), the related borrower is the lessor under a ground lease and the ground lease payments are the borrowers only source of income available to satisfy its obligations under the related mortgage loan documents. See the mortgage loan referred to as ‘‘9 West 57th Street’’ in Annex D to this prospectus supplement.

Litigation May Have Adverse Effect on Borrowers

From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are currently subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, or outside of the ordinary course of business, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

For example, 1 mortgage loan (loan number 1), which is secured by the mortgaged property identified on Annex A-1 as Peter Cooper Village & Stuyvesant Town, representing 19.0% of the mortgage pool (65.5% of loan group 2), is the subject of litigation. On January 22, 2007, a lawsuit was commenced in New York State Supreme Court (New York County) by four persons claiming to be current or former tenants of the related mortgaged property (the ‘‘January Action’’). The plaintiffs are seeking to assert their claims as a class action on behalf of themselves and other current and former tenants of the mortgaged property, who, the plaintiffs allege, have been and continue to be charged market-rate rents for their rental units, although they were and are legally entitled to pay considerably lower stabilized rents. The plaintiffs’ complaint names as defendants, among others, the related borrower and certain subsidiaries of the prior owner that were title holders to the related mortgaged property prior to its sale in November 2006. Among other things, the complaint alleges that from 1992 through the present, the owners of the related mortgaged property applied for and received from New York City approximately $24.5 million in real estate tax abatements and exemptions under a program known as the ‘‘J-51 program,’’ and that the most recent such benefits are scheduled to expire in or about 2017 or 2018. The complaint further alleges that, under the Rent Stabilization Law of 1969, as a condition to receiving such tax benefits, the units in the premises receiving the benefits must be rent stabilized for the period during which the premises receive the benefits, and until they may thereafter be properly deregulated. The plaintiffs seek a judicial declaration to this effect (which would have the effect of returning approximately 3,000 de-controlled units at the related mortgaged property to stabilized status), as well as money damages and attorneys’ fees for the alleged rent overcharges. The plaintiffs allege that the overcharges for the 4 years preceding the commencement of their lawsuit were at least $215 million. The plaintiffs also seek damages in the amount of 3 times the alleged overcharges for the 2 years preceding the commencement of their lawsuit, or a total of at least $320 million, or in the alternative, interest on the alleged rent overcharges during the 4 years preceding the commencement of their lawsuit, as well as attorneys’ fees. On February 14, 2007, a second lawsuit was commenced in New York State Supreme Court (New York County) by a person claiming to be a tenant at the related mortgaged property (the ‘‘February Action’’, together with the January Action, the ‘‘Actions’’). The plaintiff’s complaint names as defendants the same parties named in the January Action and, as in the January Action, seeks to assert the plaintiff’s claims as a class action on behalf of itself and other current and former tenants of the related mortgaged property. Although the complaint is still under review, the allegations made in the complaint appears to be substantially similar to those made in the January Action, except for an additional allegation that the defendants engaged in deceptive acts and practices in violation of the New York General Business Law in the alleged overcharge of rents. The complaint also seeks a judicial declaration similar to that sought in the January Action as well as unspecified monetary damages.

The related sponsor and the related borrowers have expressed the belief that the Actions are without merit and have expressed their intent to vigorously contest the Actions. However, as in any litigation, there can be no assurance that the sponsor and the related borrower will prevail in either of the Actions. If the plaintiffs in either of the Actions were to prevail on behalf of themselves and the class which they seek to represent, and a court were to grant the requested judicial declaration, such a result could (i) lower certain rents in place at the related mortgaged property, thereby decreasing cash flows, and (ii) preclude the related borrowers from carrying out a significant part of its plan to convert rent stabilized units to market-rate units. Such a result (or any interim relief granted to the plaintiffs in either Action prior to final judgment) could adversely impact the related borrowers ability to make debt service payments on the mortgage loan or to refinance the mortgage loan at maturity. In addition, if any similar actions were to be successfully brought by other tenants, either on behalf of themselves or on behalf of a certified class, such actions would have a similar impact on the related borrowers and the related mortgaged property. The lender’s underwriting of the mortgage loan was based upon the assumption that apartment units at the mortgaged property would continue to be decontrolled throughout the term of the related mortgage loan. See ‘‘—Risks Relating to Net Cash Flow’’, ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan in Annex D to this prospectus supplement. In addition, under applicable laws and regulations, the current owner of a property could be held liable for any rent overcharges received by a predecessor owner. An outcome favoring the plaintiffs in either Action in respect of the monetary damages for the alleged rent overcharges may further adversely impact the borrowers financial condition and its ability to meet its obligations under the mortgage loan. The borrowers purchased the mortgaged property from the previous owner on an ‘‘as-is’’ basis. It is unclear whether the borrowers would have recourse against the previous owner for a possible judgment entered against the borrowers in connection with the Actions. As in any litigation, it is not possible to predict what applications the plaintiffs in either Action may make or what remedies (including interim relief) may be sought or granted or what the effect of any applications or remedies may be on the future performance of the related mortgaged property.

Copies of the complaints filed in connection with the Actions are included in the CD-ROM attached to this prospectus supplement for hard copy distributions only. Prospective investors or recipients of electronic distributions of this prospectus supplement may contact the Syndicate Desk of Wachovia Capital Markets, LLC at (704) 715-7008 to receive an original copy of the CD-ROM.

With respect to 5 mortgage loans (loan numbers 65, 76, 120, 126 and 131), representing approximately 0.9% of the mortgage pool (3 mortgage loans in loan group 1 or 0.7% and 2 mortgage loans in loan group 2 or 1.4%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

With respect to 1 mortgage loan (loan number 4), representing approximately 4.9% of the mortgage pool (6.9% of loan group 1) and the related mortgaged property identified on Annex A-1 to this prospectus supplement as the State Street Financial Center, according to information from the related borrower, the sole tenant has filed a lawsuit against the related borrower asking for damages in excess of $4.2 million for alleged overcharges of certain operating expenses in years prior to the related borrower’s acquisition of the related mortgaged property. Payment of any such amount would reduce cash flow available to the borrower as would a reduction the amount the borrower could charge the tenants for operating expenses. There can be no assurance regarding how such lawsuit will be settled or resolved or that such lawsuit will not adversely affect the related borrower or the operation of the related mortgaged property. See the mortgage loan identified as ‘‘State Street Financial Center’’ on Annex D to this prospectus supplement.

With respect to 1 mortgage loan (loan number 190), representing approximately 0.1% of the mortgage pool (0.1% of loan group 1), a judgment was entered on October 7, 2005 in favor of Adaptive CM, LLC against the related borrower in the original amount of $325,388.74, accruing interest at 10% per annum. The judgment relates to a lawsuit filed against the related borrower arising out of a dispute over the general contractor’s completion of construction at the related mortgaged property and the payment of certain subcontractors. The judgment has been assigned to a third-party, and the related borrower has indicated that it is attempting to resolve the matter through settlement, and has indicated that it retains and is pursuing settlement of judgments and claims against the general contractor. At origination of the related mortgage loan, the related borrower deposited $600,000 in a reserve under the related mortgage loan documents, which amount is under the related mortgage loan documents to be released only upon satisfaction of the judgment. There is no assurance as to the ultimate outcome of any settlement negotiations or litigation or enforcement of the judgment or whether such outcome will have a material adverse effect on the related mortgage loan, the related borrower, the related mortgaged property or the performance or the value of your certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding

Fifteen (15) mortgaged properties, representing 12.8% of the mortgage pool (14 mortgaged properties in loan group 1 or 18.0% and 1 mortgaged property in loan group 2 or 0.2%) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

   DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 263 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $7,903,498,737. The ‘‘Cut-Off Date’’ for (i) 261 of the Mortgage Loans is March 11, 2007, (ii) 1 of the Mortgage Loans is March 1, 2007, and (iii) 1 of the Mortgage Loans is March 8, 2007. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties or mobile home park properties and (ii) 1 Mortgage Loan that is secured by a mobile home park property. Loan Group 1 is expected to consist of 212 Mortgage Loans, with an aggregate Cut-Off Date Balance of $5,613,819,111 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 51 Mortgage Loans that are secured by multifamily properties, with an aggregate Cut-Off Date Balance of $2,289,679,626 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $860,000 to $1,500,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $30,051,326. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $860,000 to $536,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $26,480,279. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,300,000 to $1,500,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $44,895,679. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, cut-off date balance per square foot/room/unit/pad, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans or, with respect to the Peter Cooper Village & Stuyvesant Town Loan, any future Pari Passu Companion Loan, if any; provided that with respect to the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, numerical and statistical information presented herein with respect to loan balance per square foot/room/unit, loan-to-value ratios and debt service coverage ratios reflect its Pari Passu Companion Loan, as well as the Mortgage Loan itself.

All of the Mortgage Loans are evidenced by a promissory note (each, a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 15 Mortgaged Properties, representing, by allocated loan amount, approximately 12.8% of the Cut-Off Date Pool Balance (14 Mortgaged Properties in Loan Group 1 or 18.0% and 1 Mortgaged Property in Loan Group 2 or 0.2%) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Initial Pool Balance	Percentage of Group 1 Pool Balance	Percentage of Group 2 Pool Balance
Office	82	$3,397,538,675	43.0%	60.5%	0.0%
Multifamily	54	2,289,679,626	29.0	0.0	100.0
Retail	90	895,588,411	11.3	16.0	0.0
Retail – Anchored	36	642,666,495	8.1	11.4	0.0
Retail – Single Tenant	30	148,371,830	1.9	2.6	0.0
Retail – Unanchored	13	56,385,217	0.7	1.0	0.0
Retail – Shadow Anchored(2)	11	48,164,869	0.6	0.9	0.0
Hospitality	18	409,119,656	5.2	7.3	0.0
Mixed Use	8	340,696,297	4.3	6.1	0.0
Industrial	50	294,885,179	3.7	5.3	0.0
Self Storage	22	139,150,000	1.8	2.5	0.0
Land(3)	2	101,396,894	1.3	1.8	0.0
Healthcare	1	32,500,000	0.4	0.6	0.0
Mobile Home Park	1	2,944,000	0.0	0.1	0.0
	328	$7,903,498,737	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

(3)	As of origination of the related Mortgage Loan 1 Mortgaged Property was improved with an office building and the other was improved with a retail bank, however they are not part of the collateral for the related Mortgaged Property.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-Offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the Trust Fund and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated 195 of the Mortgage Loans to be included in the Trust Fund, representing 88.7% of the Cut-Off Date Pool Balance (156 Mortgage Loans in Loan Group 1 or 86.4% of the Cut-Off Date Group 1 Balance and 39 Mortgage Loans in Loan Group 2 or 94.4% of the Cut-Off Date Group 2 Balance), 1 of which Mortgage Loans was co-originated with Column Financial, Inc. (‘‘Column’’) and Morgan Stanley Mortgage Capital Inc. (‘‘Morgan Stanley’’) (in which Wachovia retained a 40% interest). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated 68 of the Mortgage Loans to be included in the Trust Fund, representing 9.5% of the Cut-Off Date Pool Balance (56 Mortgage Loans in Loan Group 1 or 11.2% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 5.6% of the Cut-Off Date Group 2 Balance). Column co-originated with Wachovia and Morgan Stanley. One (1) of the Mortgage Loans to be included in the Trust Fund (in which Column retained a 30% interest), representing 1.7% of the Cut-Off Date Pool Balance (2.4% of the Cut-Off Date Group 1 Balance). Other than with respect to 1 Mortgage Loan (loan number 90), representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Group 1 Balance), which was 63 days delinquent due to an administrative error in the initial setup of the servicing files but is presently current on its payments, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest.    All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See ‘‘—Amortization’’ below. Two hundred sixty-two (262) of the Mortgage Loans, representing 99.8% of the Cut-Off Date Pool Balance (211 Mortgage Loans in Loan Group 1 or 99.7% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). One (1) of the Mortgage Loans, representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a 360-day year consisting of 12 thirty-day months (a ‘‘30/360 basis’’). These Mortgage Loans are sometimes referred to in this prospectus supplement as the ‘‘30/360 Mortgage Loans’’. Ninety-seven (97) of the Mortgage Loans, representing 22.3% of the Cut-Off Date Pool Balance (87 Mortgage Loans in Loan Group 1 or 28.9% of the Cut-Off Date Group 1 Balance and 10 Mortgage Loans in Loan Group 2 or 6.2% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. One hundred sixteen (116) of the Mortgage Loans, representing 73.3% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 65.5% of the Cut-Off Date Group 1 Balance and 35 Mortgage Loans in Loan Group 2 or 92.3% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

Mortgage Loan Payments.    Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates.    Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month (or in the case of 1 Mortgage Loan, the 1st day of the month and in the case of 1 Mortgage Loan, the 8th day of the month). No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month other than 2 Mortgage Loans, representing 1.0% of the Cut-Off Date Pool Balance (1.4% of the Cut-Off Date Group 1 Balance) which have a twice-per-year grace period that may extend payment until the 16th day of any calendar month and 1 Mortgage Loan representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance) which has a once-per-year grace period that may extend payment until the 14th day of any calendar month.

Amortization.     Two hundred sixty one (261) of the Mortgage Loans, representing 99.9% of the Cut-Off Date Pool Balance (210 Mortgage Loans in Loan Group 1 or 99.9% of the Cut-Off Date Group 1 Balance and all of the Mortgage Loans in Loan Group 2) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). One hundred sixteen (116) of these Mortgage Loans, representing 73.3% of the Cut-Off Date Pool Balance (81 Mortgage Loans in Loan Group 1 or 65.5% of the Cut-Off Date Group 1 Balance and 35 Mortgage Loans in Loan Group 2 or 92.3% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

Eighteen (18) of the Balloon Loans (the ‘‘ARD Loans’’), representing 1.8% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 1.5% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 2.5% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Thirteen (13) of these ARD Loans, representing 1.4% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 1.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 2.5% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Ninety-seven (97) of the Balloon Loans and ARD Loans, representing 22.3% of the Cut-Off Date Pool Balance (87 mortgage loans in Loan Group 1 or 28.9% of the Cut-Off Date Group 1 Balance or 10 Mortgage Loans in Loan Group 2 or 6.2% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 84 months in the case of Loan Group 1 and 24 to 84 in the case of Loan Group 2 followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Thirteen (13) of the Balloon Loans and ARD Loans, representing 1.4% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 1.0% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 2.5% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. One (1) of the ARD Loans, representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions.    As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (204 Mortgage Loans or 86.3% of the Cut-Off Date Pool Balance (167 Mortgage Loans in Loan Group 1 or 85.8% of the Cut-Off Date Group 1 Balance and 37 Mortgage Loans in Loan Group 2 or 87.6% of the Cut-Off Date Group 2 Balance)); (ii) prohibit prepayment until a date specified in the related Mortgage Note and then impose a Yield Maintenance Charge for most or all of the remaining term (33 Mortgage Loans or 6.0% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 6.5% of the Cut-Off Date Group 1 Balance and 8

Mortgage Loans in Loan Group 2 or 4.7% of the Cut-Off Date Group 2 Balance)); (iii) impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan (13 Mortgage Loans or 2.9% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 2.1% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 5.0% of the Cut-Off Date Group 2 Balance)); (iv) impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan, but permit defeasance for most or all of the remaining term (1 Mortgage Loan or 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance) and; (v) prohibit prepayment until a date specified in the related Mortgage Note, but permit defeasance for most or all of the remaining term, or impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan (9 Mortgage Loans or 2.8% of the Cut-Off Date Pool Balance (7 Mortgage Loans in Loan Group 1 or 2.8% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 2.8% of the Cut-Off Date Group 2 Balance); or (vi) impose a Yield Maintenance Charge for most or all of the term of the related Mortgage Loan, but permit defeasance for most or all of the related Mortgage Loan, or impose a Yield Maintenance Charge for most or all of the term of the Mortgage Loan (3 Mortgage Loans or 1.8% of the Cut-Off Date Pool Balance (2.6% of the Cut-Off Date Group 1 Balance)); provided that for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Two hundred seventeen (217) of the Mortgage Loans, representing 91.1% of the Cut-Off Date Pool Balance (178 Mortgage Loans in Loan Group 1 or 91.4% of the Cut-Off Date Group 1 Balance and 39 Mortgage Loans in Loan Group 2 or 90.3% of the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of defeasance collateral (‘‘Defeasance Collateral’’) in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 100% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in

Annex D to this prospectus supplement. A Mortgage Loan may still be subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, Defeasance Collateral is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

For example, with respect to 1 mortgage loan (loan number 108), representing 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the mortgagee has the option to apply 80% of a $1,573,760 escrow as a prepayment on the related Mortgage Loan in the event the related borrower is not able to develop a retail pad at the related Mortgaged Property within 15 months of the date of origination of the related Mortgage Loan.

See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ and the modeling assumptions described in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing.    With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 11 Mortgage Loans (loan numbers 13, 19, 23, 42, 51, 60, 61, 70, 82, 88 and 117), representing 4.3% of the Cut-Off Date Pool Balance (6 Mortgage Loans in Loan Group 1 or 4.2% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 4.4% of the Cut-Off Date Group 2 Balance), Wachovia Development Corporation, an affiliate of Wachovia Bank, National Association, has an equity interest in the related borrower. See ‘‘RISK FACTORS—Potential Conflicts of Interest’’ in this prospectus supplement.

With respect to 6 Mortgage Loans (loan numbers 25, 35, 49, 76, 109 and 131), representing approximately 2.0% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 2.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.6% of the Cut-Off Date Group 2 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 19 Mortgage Loans (loan numbers 1, 2, 9, 13, 18, 19, 23, 42, 46, 47, 51, 55, 60, 61, 70, 82, 88, 117 and 154), representing approximately 34.3% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 19.6% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 70.3% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

With respect to 2 Mortgage Loans (loan numbers 207 and 256), representing approximately 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), the related borrower has incurred additional unsecured debt other than in the ordinary course of business and the related promissory notes contain subordination and standstill provisions or there is a separate subordination and standstill agreement. In the case of loan number 207, the related borrower incurred purchase money debt in the amount of $600,000 that is secured by rents from the Mortgaged Property, subject to a subordination agreement.

With respect to 3 Mortgage Loans (loan numbers 59, 101 and 198), representing approximately 0.5% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

With respect to 48 Mortgage Loans (loan numbers 8, 12, 14, 17, 19, 24, 25, 44, 46, 48, 49, 50, 54, 58, 61, 63, 71, 86, 92, 96, 103, 104, 107, 119, 124, 132, 133, 134, 138, 143, 148, 156, 160, 163, 166, 168, 171, 174, 178, 179, 191, 193, 223, 225, 226, 240, 248, and 263), representing approximately 13.3% of the Cut-Off Date Pool Balance (36 Mortgage Loans in Loan Group 1 or 15.7% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 7.3% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and in certain cases with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 1), representing approximately 19.0% of the Cut-Off Date Pool Balance (65.5% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, either (a) the related borrower may encumber the related Mortgaged Property with additional pari passu debt in the future, or (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

With respect to 1 Mortgage Loan (loan number 142) representing approximately 0.1% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may incur additional debt (a) secured by an interest in the related Mortgaged Property and (b) secured by ownership interests in the related borrower pledged as security for such loan.

With respect to 4 Mortgage Loans (loan numbers 105, 114, 204 and 208), representing approximately 0.4% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to 1 Mortgage Loan (loan number 211), representing approximately 0.1% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 Mortgage Loans (loan numbers 13, 23 and 189), representing approximately 1.5% of the Cut-Off Date Pool Balance (2.1% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘Co-Lender Loans’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations.    The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions.    Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions (including without limitation, as and to the extent permitted under the related Mortgage Loan documents, transfers to or between borrower affiliates, family members, partners and other co-owners and their affiliates, estate planning transfers and transfers upon death or disability, and transfers to transferees meeting criteria set forth in the related Mortgage Loan documents) without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 36 Mortgage Loans (loan numbers 5, 14, 18, 35, 42, 51, 56, 59, 60, 61, 65, 66, 70, 76, 88, 103, 108, 109, 117, 120, 122, 125, 126, 128, 131, 142, 146, 151, 178, 188, 192, 199, 200, 212, 246 and 252), representing 11.4% of the Cut-Off Date Pool Balance (25 Mortgage Loans in Loan Group 1 or 12.7% of the Cut-Off Date Group 1 Balance and 11 Mortgage Loans in Loan Group 2 or 8.4% of the Cut-Off Date Group 2 Balance), permit the borrowers to transfer tenant-in-common interests to certain transferees as specified in the related Mortgage Loan documents, or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. In the case of certain mortgage loans, the related borrower is required under the terms of the related loan documents to transfer the mortgaged property to an affiliate in the future that will assume the related mortgage loan. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS — General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Seven (7) groups of Mortgage Loans are groups of Mortgage Loans that are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS—Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties’’ in this prospectus supplement. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases.    Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

One (1) Mortgage Loan (loan number 1), representing 19.0% of the Cut-Off Date Pool Balance (65.5% of the Cut-Off Date Group 2 Balance), permits the release of certain development rights consisting of approximately 700,000 square feet of so called ‘‘excess development floor area ratio’’ associated with the related Mortgaged Property from the lien of the related Mortgage and the other applicable Mortgage Loan documents upon satisfaction of certain conditions, including, without limitation, the payment of an amount equal to the greater of (1) the disposition proceeds related to such rights that are the subject of the sale, exchange, transfer, assignment or other disposition and (2) $225.00 per square foot of rights being released; provided that any such release of development rights prior to the defeasance lockout period must be accompanied by the applicable yield maintenance premium; provided, further, that any disposition paid after the permitted defeasance date will be allocated pro rata between the Peter Cooper Village & Stuyvesant Town Loan and each of the related mezzanine loans. With respect to such Mortgage Loan, the related Mortgage Loan documents also permit a release of individual parcels subject to casualty, or condemnation, upon satisfaction of certain conditions, including, without limitation:

(i) payment of an amount equal to 110% of the fair market value of the release parcel immediately prior to such damage, destruction or taking;

(ii) the debt service coverage ratio immediately following such partial release with respect to the related Mortgaged Property that remains subject to the related Mortgage is not less than 1.00x;

(iii) the loan to value ratio immediately following such partial release with respect to the related Mortgaged Property that remains subject to the related Mortgage is not greater than seventy percent (70%); and

(iv) receipt of written confirmation from the rating agencies that the proposed partial release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

Each related release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the related Mortgaged Property related to the Peter Cooper Village & Stuyvesant Town Loan (i) for the first 10 releases (including development rights releases and releases in connection with partial defeasance), having a DSCR of not less than the lesser of (A) DSCR immediately prior to the release and (B) 1.00x, and (ii) for each release thereafter, a DSCR of not less than 1.00x and in each instance after the release of 10 buildings or parcels (including development rights releases and releases in connection with partial defeasance), a LTV ratio of not more than 70%. Any prepayment received in connection with a release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note.

Thirteen (13) of the Mortgage Loans (loan numbers 1, 13, 16, 18, 19, 20, 21, 23, 29, 47, 63, 73 and 114), representing 25.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 9.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 65.5% of the Cut-Off Date Group 2 Balance), permit a partial release of a portion or portions of the related Mortgaged Property or one or more entire Mortgaged Property in the case of a multi-property loan; provided that among other things, (i) prior to the release of the portion or portions of the related Mortgaged Property or one or more entire Mortgaged Properties in the case of a multi-property loan, a specified percentage (generally between 100% and 120%) of the allocated loan amount for such released Mortgaged Property(ies) or portion(s) of a Mortgaged Property may be prepaid or partially defeased, or alternatively, partial defeasance of an amount specified in the related Mortgage Loan documents and (ii) certain DSC Ratio and LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release.

Four (4) of the Mortgage Loans (loan numbers 8, 67, 151 and 207), representing 2.8% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 3.8% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.3% of the Cut-Off Date Group 2 Balance), permit a partial release of a material portion of the related Mortgaged Property without partial defeasance or prepayment of the related Mortgage Loan; provided that certain DSCR and/or LTV tests are satisfied at the time of the partial release with respect to the remaining portion of the related Mortgaged Property after the partial release.

Substitutions.    Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including LTV tests and DSC tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS—The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State-Specific Considerations

Nineteen (19) of the Mortgaged Properties, representing by allocated loan amount approximately 40.7% of the Cut-Off Date Pool Balance (16 Mortgaged Properties in Loan Group 1 or 30.4% of the Cut-Off Date Group 1 Balance and 3 Mortgaged Properties in Loan Group 2 or 66.0% of the Cut-Off Date Group 2 Balance) are located in New York. As a result of this concentration, any adverse economic impact on the New York area may have a more pronounced effect on certificateholders as compared with a similar economic impact on other geographical areas.

In addition, laws related to foreclosure may be more or less favorable to lenders depending on the state. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

Thirty-eight (38) of the Mortgaged Properties, representing, by allocated loan amount, approximately 10.4% of the Cut-Off Date Pool Balance (30 Mortgaged Properties in Loan Group 1 or 11.4% of the Cut-Off Date Group 1 Balance and 8 Mortgaged Properties in Loan Group 2 or 7.9% of the Cut-Off Date Group 2 Balance), are located in the state of California. Thirty-one (31) of these Mortgaged Properties, representing, by allocated loan amount, approximately 9.4% of the Cut-Off Date Pool Balance (24 Mortgaged Properties in Loan Group 1 or 10.1% of the Cut-Off Date Group 1 Balance and 7 Mortgaged Properties in Loan Group 2 or 7.8% of the Cut-Off Date Group 2 Balance), are located in southern California. During the past several years, California’s economy has benefited from a continued rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgage loans and consequently the amount and timing of distributions on the certificates.

Assessments of Property Condition

Property Inspections.    Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals.    All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 20 Mortgaged Properties securing 20 Mortgage Loans (loan numbers 9, 19.01, 21, 27, 32, 33, 36, 37, 38, 43, 67, 109, 123, 124, 125, 130, 133, 145, 184 and 190), representing, by allocated loan amount, approximately 7.8% of the Cut-Off Date Pool Balance (14 Mortgaged Properties in Loan Group 1 or 8.4% of the Cut-Off Date Group 1 Balance and 6 Mortgaged Properties in Loan Group 2 or 6.3% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Environmental Assessments.    A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments.    In connection with the origination of all of the Mortgage Loans except for 1 Mortgage Loan (loan number 10), representing 1.3% of the Cut-Off Date Pool Balance (1.8% of the Cut-Off Date Group 1 Balance), a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses.    An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that, in the event of an earthquake, 1 Mortgaged Property (loan number 202) representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance) are likely to suffer a probable maximum loss equal to or in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Properties. The related Mortgage Loan Seller obtained earthquake insurance to protect against these risks.

Co-Lender Loans

General.

Sixteen (16) Mortgage Loans (loan number 1, the ‘‘Peter Cooper Village & Stuyvesant Town Loan’’, loan number 2, the ‘‘Five Times Square Loan’’, loan number 4, the ‘‘State Street Financial Center Loan’’, loan number 5, the ‘‘485 Lexington Avenue Loan’’, loan number 7, the ‘‘One Congress Street Loan’’, loan number 14, the ‘‘PNC Corporate Plaza Loan’’, loan number 18, the ‘‘Spring Mill Corporate Center Loan’’, loan number 29, the ‘‘Sealy B Pool Loan’’, loan number 33, the ‘‘Eastland Center Loan’’, loan number 45, the ‘‘Tyco International Building Loan’’, loan number 80, the ‘‘Time Warner Building Loan’’, loan number 171, the ‘‘Sandy Retail Center Loan’’, loan number 218, the ‘‘Virginia Village Apartments Loan’’, loan number 159, the ‘‘Gateway Executive Center Loan’’, loan number 43, the ‘‘Morgan Apartments Loan’’, loan number 85, the ‘‘Environmental Technologies Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

The Peter Cooper Village & Stuyvesant Town Loan is part of a split loan structure, which has 5 companion loans (the ‘‘Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans’’), in which the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Peter Cooper Village & Stuyvesant Town Loan. The related Mortgage Loan documents permit the borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second Mortgage on the related Mortgaged Property or subordinate mezzanine debt at any time between November 2011 and May 2013 (the ‘‘Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan’’), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including but not limited to, (i) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the LTV ratio for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or less than 70.0%, (ii) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the DSCR for the related Mortgaged Properties then subject to the lien of the Mortgage is equal to or greater than 1.30x, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates or any other certificates issued under a securitization in which any Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan is a part of will not, as a result of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn, and (iv) execution of a co-lender agreement between the lender with respect to the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan and the holder of the Mortgage Loan, in form and substance reasonably acceptable to the holder of the related Mortgage Loan and the Rating Agencies, which provides, among other things, for pari passu payments with respect to the Mortgage Loan and Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, but does not provide for any consent or consultation rights to the holder of such Mortgage Loan. The Peter Cooper Village & Stuyvesant Town Loan, the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, are referred to together herein as the ‘‘Peter Cooper Village & Stuyvesant Town Whole Loan’’. The Peter Cooper Village & Stuyvesant Town Loan has a Cut-Off Date Balance of $1,500,000,000, representing 19.0% of the Cut-Off Date Pool Balance (65.5% of the Cut-Off Date Group 2 Balance). The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

The Five Times Square Loan is part of a split loan structure, which has 3 companion loans (the ‘‘Five Times Square Pari Passu Companion Loans #1 and #2’’ and the ‘‘Five Times Square Subordinate Companion Loan’’), respectively, in which the Five Times Square Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Five Times Square Loan and the Five Times Square Subordinate Companion Loan is subordinate in right of entitlement to payment to the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans #1 and #2. The Five Times Square Pari Passu Companion Loans, the Five Times Square Subordinate Companion Loan and the Five Times Square Loan are referred to collectively herein as the ‘‘Five Times Square Whole Loan’’. The Five Times Square Loan has a Cut-Off Date Balance of $536,000,000, representing 6.8% of the Cut-Off Date Pool Balance (9.5% of the Cut-Off Date Group 1 Balance). Neither the Five Times Square Pari Passu Companion Loan nor the Five Times Square Subordinate Companion Loan will be included in the Trust Fund. See ‘‘Five Times Square’’ in Annex D to this prospectus supplement.

The State Street Financial Center Loan is part of a split loan structure, which has 2 companion loans (the ‘‘State Street Financial Center Pari Passu Companion Loans’’), in which the State Street Financial Center Pari Passu Companion Loans are pari passu in right of entitlement to payment with the State Street Financial Center Loan. The State Street Financial Center Pari Passu Companion Loans and the State Street Financial Center Loan are referred to collectively herein as the ‘‘State Street Financial Center Whole Loan’’. The State Street Financial Center Loan has a Cut-Off Date Balance of $387,500,000, representing 4.9% of the Cut-Off Date Pool Balance (6.9% of the Cut-Off Date Group 1 Balance). The State Street Financial Center Pari Passu Companion Loans will not be included in the Trust Fund. See ‘‘State Street Financial Center’’ in Annex D to this prospectus supplement.

The 485 Lexington Avenue Loan is part of a split loan structure, which has 1 companion loan (the ‘‘485 Lexington Avenue Pari Passu Companion Loan’’), that is pari passu in its right of entitlement to payment with the 485 Lexington Avenue Loan. The 485 Lexington Avenue Loan has a Cut-Off Date Balance of $315,000,000, representing 4.0% of the Cut-Off Date Pool Balance (5.6% of the Cut-Off Date Group 1 Balance). A portion of the 485 Lexington Avenue Loan is being sold into the Trust Fund by Wachovia and a portion is being sold into the Trust Fund by Column, each portion being comprised of its own pari passu promissory note that effects a separate interest in the 485 Lexington Avenue Whole Loan, however, for purposes of this prospectus supplement references to the 485 Lexington Avenue Loan include both such pari passu promissory notes and will be considered one interest in the related Mortgage Loan. The 485 Lexington Avenue Pari Passu Companion Loan will not be included in the Trust Fund. See ‘‘485 Lexington Avenue’’ in Annex D to this prospectus supplement.

The One Congress Street Loan, which has 1 companion loan (the ‘‘One Congress Street Subordinate Companion Loan’’), is part of a split loan structure in which the One Congress Street Subordinate Companion Loan is subordinate in its right of entitlement to payment to the One Congress Street Loan. The One Congress Street Loan has a Cut-Off Date Balance of $190,000,000, representing 2.4% of the Cut-Off Date Pool Balance (3.4% of the Cut-Off Date Group 1 Balance). The One Congress Street Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘One Congress Street’’ in Annex D to this prospectus supplement.

The Tyco International Building Loan, which has 1 companion loan (the ‘‘Tyco International Building Subordinate Companion Loan’’ ), is part of a split loan structure in which the Tyco International Building Subordinate Companion Loan is subordinate in its right of entitlement to payment to the Tyco International Building Loan. The Tyco International Building Loan has a Cut-Off Date Balance of $31,200,000, representing 0.4% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance). The Tyco International Building Subordinate Companion Loan will not be included in the Trust Fund.

The Spring Mill Corporate Center Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Spring Mill Corporate Center Subordinate Companion Loan’’ ) that is subordinate in its right of payment to the Spring Mill Corporate Center Loan. The Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan are referred to collectively herein as the ‘‘Spring Mill Corporate Center Whole Loan’’. The Spring Mill Corporate Center Loan has a Cut Off Date Balance of $57,100,000, representing 0.7% of the Cut-Off Date Pool Balance (1.0% of the Cut-Off Date

Group 1 Balance). The Spring Mill Corporate Center Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Spring Mill Corporate Center’’ in Annex D to this prospectus supplement.

The Eastland Center Loan is part of a split loan structure, which has 1 companion loan (the ‘‘Eastland Center Subordinate Companion Loan’’ ) that is subordinate in its right of payment to the Eastland Center Loan. The Eastland Center Loan and the Eastland Center Subordinate Companion Loan are referred to collectively herein as the ‘‘Eastland Center Whole Loan’’. The Eastland Center Loan has a Cut Off Date Balance of $39,500,000, representing 0.5% of the Cut-Off Date Pool Balance (0.7% of the Cut-Off Date Group 1 Balance). The Eastland Center Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘Eastland Center’’ in Annex D to this prospectus supplement.

The Time Warner Building Loan and the Environmental Technologies Loan (together, the ‘‘Caplease Loans’’) are each part of a split loan structure that has 2 companion loans (together, the ‘‘Caplease Subordinate Companion Loans’’) that are subordinate in their right of entitlement to payment to the related Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the related Caplease Subordinate Companion Loans has agreed to subordinate its interests in certain respects to the related Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). The Caplease Loans, collectively, have a Cut-Off Date Balance of $33,700,000, representing 0.4% of the Cut-Off Date Pool Balance (0.6% of the Cut-Off Date Group 1 Balance). See ‘‘—The Caplease Loans’’ below. Capital Lease Debt Funding, LP (‘‘Caplease’’) is the holder of the Caplease Subordinate Companion Loans, but may elect to sell the Caplease Subordinate Companion Loans at any time. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Subordinate Companion Loans.

The Sealy Pool B Loan, the Sandy Retail Center Loan, the Gateway Executive Center Loan and the Virginia Village Apartments Loan (together, the ‘‘Mezz Cap Loans’’) are each part of a split loan structure with 1 companion loan (together, the ‘‘Mezz Cap Subordinate Companion Loans’’) that are each subordinate to the related right of entitlement to payment to the related Mezz Cap Loan. The Mezz Cap Loans, collectively, have a Cut-Off Date Balance of $59,486,758, representing 0.8% of the Cut-Off Date Pool Balance (3 Mortgage Loans in Loan Group 1 or 1.0% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 0.2% of the Cut-Off-Date Group 2 Balance). See ‘‘—Mezz Cap Loans’’ below.

The Morgan Apartments Loan, which has 1 companion loan (‘‘Morgan Apartments Subordinate Companion Loan’’), is part of a split loan structure in which The Morgan Apartments Subordinate Companion Loan is subordinate in its right of entitlement to payment to The Morgan Apartments Loan. The Morgan Apartments Loan has a Cut-Off Date Balance of $33,250,000, representing 0.4% of the Cut-Off Date Pool Balance (1.5% of the Cut-Off Date Group 2 Balance). The Morgan Apartments Subordinate Companion Loan will not be included in the Trust Fund.

The PNC Corporate Plaza Loan, which has 1 companion loan (the ‘‘PNC Corporate Plaza Subordinate Companion Loan’’), is part of a split loan structure in which the PNC Corporate Plaza Subordinate Companion Loan is subordinate in its right of entitlement to payment to the PNC Corporate Plaza Loan. The PNC Corporate Plaza Loan has a Cut-Off Date Balance of $61,000,000, representing 0.8% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date Group 1 Balance). The PNC Corporate Plaza Subordinate Companion Loan will not be included in the Trust Fund. See ‘‘PNC Corporate Plaza’’ in Annex D to this prospectus supplement.

In addition, with respect to 1 Mortgage Loan (loan number 1), the Peter Cooper Village & Stuyvesant Town Loan originated by Wachovia Bank, National Association, the Mortgage Loan documents permit the borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second Mortgage on the related Mortgaged Property or subordinate mezzanine debt at any time between November 2011 and May 2013 (the ‘‘Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan’’), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including but not limited to, (i) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the LTV ratio for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or less than 70.0%, (ii) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the DSCR for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or greater than 1.30x, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates or any other certificates issued under a securitization in which any Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan is a part of will not, as a result of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn, and (iv) execution of a co-lender agreement between the lender with respect to the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan and the holder of the Mortgage Loan, in form and substance reasonably acceptable to the holder of the Mortgage Loan and the Rating Agencies, which provides, among other things, for pari passu payments with respect to the Mortgage Loan and Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, but does not provide for any consent or consultation rights to the holder of such mortgage loan. The Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are referred to together herein as the ‘‘Peter Cooper Village & Stuyvesant Town Whole Loan’’. The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D to this prospectus supplement.

The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans, the Five Times Square Pari Passu Companion Loan, the Five Times Square Subordinate Companion Loan, the State Street Financial Center Pari Passu Companion Loans, the 485 Lexington Avenue Pari Passu Companion Loan, the One Congress Street Subordinate Companion Loan, the Tyco International Building Subordinate Companion Loan, the Spring Mill Corporate Center Subordinate Companion Loan, the Eastland Center, the Morgan Apartments Subordinate Companion Loan, Building Subordinate Companion Loan, the PNC Corporate Plaza Subordinate Companion Loan, the Mezz Cap Subordinate Companion Loan and the Caplease Subordinate Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund.

The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans, the Five Times Square Pari Passu Companion Loan, the State Street Financial Center Pari Passu Companion Loans and the 485 Lexington Avenue Loan Pari Passu Companion Loan, are referred to herein as the ‘‘Pari Passu Companion Loans’’ and the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan are referred to as the ‘‘Pari Passu Loans’’. The Companion Loans, other than the Pari Passu Companion Loans, are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. Each Mezz Cap Loan, together with its related Mezz Cap Subordinate Companion Loans, is referred to herein as the ‘‘Mezz Cap Whole Loan’’. Each Caplease Loan, together with its related Caplease Subordinate Companion Loans, is referred to herein as a ‘‘Caplease Whole Loan’’. The Peter Cooper Village & Stuyvesant Town Whole Loan, the Five Times Square Whole Loan, the State Street Financial Center Whole Loan, the 485 Lexington Avenue Whole Loan, the One Congress Street Whole Loan, the Tyco International Building Whole Loan, the Spring Mill Corporate Center Whole Loan, the Eastland Center Whole Loan, the Morgan Apartments Whole Loan, the PNC Corporate Plaza, the Mezz Cap Whole Loans and the Caplease Whole Loans are referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and, collectively, as the ‘‘Whole Loans’’.

The trust fund relating to the LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1 transaction (the ‘‘LB-UBS 2007-C1 Transaction’’ and the related trust fund, the ‘‘LB-UBS 2007-C1 Trust Fund’’) is the holder of the State Street Financial Center Pari Passu Companion Loans.

Wachovia Bank, National Association (or one of its affiliates) is the initial holder of the Five Times Square Subordinate Companion Loan, PNC Corporate Plaza Subordinate Companion Loan, Spring Mill Corporate Center Subordinate Companion Loan, Eastland Center Subordinate Companion Loan and the Morgan Apartments Subordinate Companion Loan. Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the Mezz Cap Subordinate Companion Loans and the Caplease Subordinate Companion Loans.

With respect to the Peter Cooper & Stuyvesant Town Loan, the terms of the related intercreditor agreement (the ‘‘Peter Cooper Village & Stuyvesant Town Intercreditor Agreement’’), provide that the Peter Cooper & Stuyvesant Town Loan and the Peter Cooper & Stuyvesant Town Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the Five Times Square Loan, the terms of one related intercreditor agreement (the ‘‘Five Times Square Pari Passu Intercreditor Agreement’’) provide that the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan are of equal priority with each other and no portion of either the Five Times Square Loan or the Five Times Square Pari Passu Companion Loan will have priority or preference over the other. In addition, the terms of the other related intercreditor agreement (the ‘‘Five Times Square Subordinate Intercreditor Agreement’’ and, together with the Five Times Square Pari Passu Companion Loan, the ‘‘Five Times Square Intercreditor Agreements’’) provide that the Five Times Square Subordinate Companion Loan is subordinate in certain respects to the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan.

With respect to the State Street Financial Center Loan, the terms of the related pari passu intercreditor agreement (the ‘‘State Street Financial Center Pari Passu Intercreditor Agreement’’), provide that the State Street Financial Center Loan and the State Street Financial Center Pari Passu Companion Loans are generally of equal priority with each other and no portion of any of the loans will have priority or preference over any other.

With respect to the 485 Lexington Avenue Loan, the terms of the related intercreditor agreement (the ‘‘485 Lexington Avenue Intercreditor Agreement’’), provide that the 485 Lexington Avenue Loan and the 485 Lexington Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of either of the loans will have priority or preference over the other.

With respect to the One Congress Street Loan, the terms of the related intercreditor agreement (the ‘‘One Congress Street Intercreditor Agreement’’), provide that the One Congress Street Subordinate Companion Loan is subordinate in certain respects to the Congress Street Loan.

With respect to the Tyco International Building Loan, the terms of the related intercreditor agreement (the ‘‘Tyco International Building Intercreditor Agreement’’) provide that the Tyco International Building Subordinate Companion Loan is subordinate in certain respects to the Tyco International Building Loan.

With respect to the Spring Mill Corporate Center Loan, the terms of the related intercreditor agreement (the ‘‘Spring Mill Corporate Center Intercreditor Agreement’’) provide that the Spring Mill Corporate Center Subordinate Companion Loan is subordinate in certain respects to the Spring Mill Corporate Center Loan.

With respect to the Eastland Center Loan, the terms of the related intercreditor agreement (the ‘‘Eastland Center Intercreditor Agreement’’) provide that the Eastland Center Subordinate Companion Loan is subordinate in certain respects to the Eastland Center Loan.

With respect to the Morgan Apartments Loan, the terms of the related intercreditor agreement (the ‘‘Morgan Apartments Intercreditor Agreement’’) provide that the Morgan Apartments Subordinate Companion Loan is subordinate in certain respects to the Morgan Apartments Loan.

With respect to the PNC Corporate Plaza Loan, the terms of the related intercreditor agreement (the ‘‘PNC Corporate Plaza Intercreditor Agreement’’) provide that the PNC Corporate Plaza Subordinate Companion Loan is subordinate in certain respects to the PNC Corporate Plaza Loan.

With respect to each Mezz Cap Loan, the terms of the related intercreditor agreement (each, a ‘‘Mezz Cap Intercreditor Agreement’’) provide that the related Mezz Cap Subordinate Companion Loans are subordinate in certain respects to the related Mezz Cap Loan.

With respect to each Caplease Loan, the terms of the related intercreditor agreement (each, a ‘‘Caplease Intercreditor Agreement’’) provide that the related Caplease Subordinate Companion Loans are subordinate in certain respects to the related Caplease Loan.

The Peter Cooper & Stuyvesant Town Pari Passu Intercreditor Agreement, the Five Times Square Intercreditor Agreements, the State Street Financial Center Pari Passu Intercreditor Agreement, the 485 Lexington Intercreditor Agreement, the One Congress Street Intercreditor Agreement, the Tyco International Building Intercreditor Agreement, the Spring Mill Corporate Center Intercreditor Agreement, the Eastland Center Intercreditor Agreement, the Morgan Apartments Intercreditor Agreement, the PNC Corporate Plaza Intercreditor Agreement, the Mezz Cap Intercreditor Agreements and the Caplease Intercreditor Agreements are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and, collectively, as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Trust Mortgage Asset	Cut-Off Date Principal Balance of Senior Mortgage Loan(s)	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR(1)(2)	Whole Loan Cut-Off Date LTV Ratio(1)
Peter Cooper Village & Stuyvesant Town Pool	$1,500,000,000	$3,000,000,000	$3,000,000,000	1.73x	55.6%
Five Times Square	$536,000,000	$1,072,000,000	$1,139,000,000	1.02x	85.0%
State Street Financial Center	$387,500,000	$775,000,000	$775,000,000	1.16x	87.2%
485 Lexington Avenue	$315,000,000	$450,000,000	$450,000,000	1.20x	70.9%
One Congress Street	$190,000,000	$190,000,000	$208,500,000	1.16x	80.9%
PNC Corporate Plaza	$61,000,000	$61,000,000	$65,700,000	1.11x	83.8%
Spring Mill Corporate Center(3)	$57,100,000	$57,100,000	$62,100,000	1.22x	77.8%
Sealy B Pool	$42,960,000	$42,960,000	$45,642,448	1.07x	85.0%
Eastland Center(3)	$39,500,000	$39,500,000	$46,000,000	1.23x	76.5%
The Morgan Apartments(3)	$33,250,000	$33,250,000	$35,800,000	1.12x	83.1%
Tyco International Building	$31,200,000	$31,200,000	$33,000,000	1.14x	84.6%
Time Warner Building	$17,500,000	$17,500,000	$24,575,468	0.78x	85.3%
Environmental Technologies	$16,200,000	$16,200,000	$23,087,583	0.97x	84.6%
Gateway Executive Center	$6,800,000	$6,800,000	$7,225,000	1.26x	80.3%
Sandy Retail Center	$5,886,758	$5,886,758	$6,256,448	1.19x	84.5%
Virginia Village Apartments	$3,840,000	$3,840,000	$4,080,000	1.12x	85.0%

(1)	For purposes of determining the DSCRs and LTV ratios with respect to the Peter Cooper Village & Stuyvesant Town Loan, such DSCR and LTV ratio does not include the future Pari Passu Companion Loan. For a discussion of the financial tests and terms related to the funding of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, see ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex D and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans —General’’ in this prospectus supplement.

(2)	With respect to the Peter Cooper Village & Stuyvesant Town Loan, the net operating income used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions and using an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The DSC ratio for the related Mortgaged Property calculated based on the net operating income for year 2006 is 0.58x. See ‘‘RISK FACTORS—Risks Related to Net Cash Flow’’ in this Prospectus Supplement.

(3)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value & Condition of Mortgaged Property’’ in the Prospectus Supplement.

Peter Cooper Village & Stuyvesant Town Loan

Servicing Provisions of the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement.

With respect to the Peter Cooper Village & Stuyvesant Town Loan, the Master Servicer and the Special Servicer will administer the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans pursuant to the Pooling and Servicing Agreement and the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement for so long as the

Peter Cooper Village & Stuyvesant Town Loan is part of the Trust Fund. The holders of the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the Peter Cooper Village & Stuyvesant Town Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement.    Pursuant to the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Peter Cooper Village & Stuyvesant Town Loan and/or the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans (subject, in each case, to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

Five Times Square Loan

Servicing Provisions of the Five Times Square Intercreditor Agreement.     Pursuant to the terms of the Five Times Square Intercreditor Agreement, the Five Times Square Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Five Times Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Five Times Square Whole Loan will be allocated first, to the holder of the Five Times Square Subordinate Companion Loan and thereafter, pro rata, to the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans.

With respect to the Five Times Square Loan, the Master Servicer and Special Servicer will service and administer the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Five Times Square Intercreditor Agreement for so long as the Five Times Square Loan is part of the Trust Fund. The holder of the Five Times Square Subordinate Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Five Times Square Loan at such times as the Five Times Square Subordinate Companion Loan is not the subject of a Five Times Square Control Appraisal Period (as defined below).

The holder of the Five Times Square Pari Passu Companion Loans or an advisor on its behalf will generally share certain rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of Five Times Square Loan. A ‘‘Five Times Square Control Appraisal Period’’ occurs at such times when the principal balance of the Five Times Square Subordinate Companion Loan minus any Five Times Square Control Appraisal Amount is less than or equal to twenty five percent (25%) of the principal balance of the Five Times Square Subordinate Companion Loan. A ‘‘Five Times Square Control Appraisal Amount’’ is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Five Times Square Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Five Times Square Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Five Times Square Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Five Times Square Intercreditor Agreement (net of any liens senior to the lien of the Five Times Square Loan).

No advice or direction of the holders of the Five Times Square Pari Passu Companion Loans or the Five Times Square Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Five Times Square Whole Loan, the holder of the Five Times Square Subordinate Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non-monetary defaults and/or (ii) purchase the Five Times Square Loan from the Trust Fund and the Five Times Square Pari Passu Companion Loans from the holder thereof after the expiration of the cure period subject to the conditions contained in the Five Times Square Intercreditor Agreement; provided, however, the holder of the Five Times Square Subordinate Companion Loan may only cure such defaults six (6) times during the life of the Five Times Square Whole Loan and no such cure is permitted to exceed three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate, any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Five Times Square Whole Loan is responsible and any other Additional Trust Fund Expenses in respect of the Five Times Square Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Five Times Square Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Five Times Square Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Five Times Square Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Five Times Square Subordinate Companion Loan under the Five Times Square Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Five Times Square Whole Loan will be paid in the following manner:

First, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to their pro rata (based upon the outstanding principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan) portion of the principal balance of the Five Times Square Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

Third, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the Five Times Square Loan or Five Times Square Pari Passu Companion Loans, respectively;

Fourth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it;

Fifth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to its pro rata (based upon the outstanding principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan) portion of the principal balance of the Five Times Square Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

Seventh, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Five Times Square Subordinate Companion Loan;

Eighth, to the holders of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan, pro rata (based upon the initial principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan, respectively), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Five Times Square Whole Loan; and

Ninth, any excess, pro rata, to the holders of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan (based upon the initial principal balances of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan, respectively).

During the continuance of a Five Times Square Special Event of Default (subject to the cure and purchase rights of holder of the Five Times Square Subordinate Companion Loan under the Five Times Square Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Five Times Square Whole Loan will be paid in the following manner:

First, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the accrued and unpaid interest due thereon;

Second, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the principal balance of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, respectively, until paid in full;

Third, pro rata (based upon the outstanding principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to any unreimbursed realized losses, if any, previously allocated to the Five Times Square Loan or the Five Times Square Pari Passu Companion Loans, respectively;

Fourth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the principal balance of the Five Times Square Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, previously allocated to the Five Times Square Subordinate Companion Loan;

Seventh, pro rata, to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of each of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans (based upon the ratio between the initial principal balance of the Five Times Square Loan, the initial principal balance of the Five Times Square Pari Passu Companion Loans and the initial principal balance of the Five Times Square Subordinate Companion Loan);

Eighth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Five Times Square Subordinate Companion Loan (based upon the ratio between the initial principal balance of the Five Times Square Loan, the initial principal balance of the Five Times Square Pari Passu Companion Loans and the initial principal balance of the Five Times Square Subordinate Companion Loan);

Ninth, pro rata, to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans (based upon the initial principal balances of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans), to the holders of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loans, in an amount equal to any default interest;

Tenth, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any default interest;

Eleventh, to the holder of the Five Times Square Subordinate Companion Loan, in an amount equal to any unreimbursed costs and advances made by it;

Twelfth, any excess, pro rata, to the holders of the Five Times Square Loan, the Five Times Square Pari Passu Companion Loans and the Five Times Square Subordinate Companion Loan (based upon the initial principal balance of the Five Times Square Loan, the initial principal balance of the Five Times Square Pari Passu Companion Loans and the initial principal balance of the Five Times Square Subordinate Companion Loan, respectively).

State Street Financial Center Loan

Servicing Provisions of the State Street Financial Center Intercreditor Agreement.

With respect to the State Street Financial Center Loan, the LB-UBS 2007-C1 Master Servicer and the LB-UBS 2007-C1 Special Servicer will administer the State Street Financial Center Loan and the State Street Pari Passu Companion Loans pursuant to the LB-UBS 2007-C1 Pooling and Servicing Agreement and the State Street Financial Center Intercreditor Agreement for so long as the State Street Financial Center Loan is part of the Trust Fund. The holders of the State Street Financial Center Pari Passu Companion Loans or an advisor on their behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the LB-UBS 2007-C1 Master Servicer and/or LB-UBS 2007-C1 Special Servicer with respect to the servicing of the State Street Financial Center Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the State Street Intercreditor Agreement.    Pursuant to the State Street Financial Center Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the State Street Financial Center Loan and/or the State Street Pari Passu Companion Loans (subject, in each case, to the rights of the LB-UBS 2007-C1 Master Servicer, the LB-UBS 2007-C1 Special Servicer, the LB-UBS 2007-C1 Trustee, the Master Servicer and the Special Servicer to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the State Street Financial Center Loan and the State Street Financial Center Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

485 Lexington Avenue Loan

Servicing Provisions of the 485 Lexington Avenue Intercreditor Agreement.

With respect to the 485 Lexington Avenue Loan, the Master Servicer and the Special Servicer will administer the 485 Lexington Avenue Loan and the 485 Lexington Avenue Pari Passu Companion Loan pursuant to the Pooling and Servicing Agreement and the 485 Lexington Avenue Intercreditor Agreement for so long as the 485 Lexington Avenue Loan is part of the Trust Fund. The holders of the 485 Lexington Avenue Pari Passu Companion Loan will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the 485 Lexington Avenue Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Application of Payments in Connection with the 485 Lexington Avenue Intercreditor Agreement.    Pursuant to the 485 Lexington Avenue Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the 485 Lexington Avenue Loan and/or the 485 Lexington Avenue Pari Passu Companion Loans (subject, in each case, to the rights of the Master Servicer, the Special Servicer and the Trustee to payments and reimbursements as set forth in the Pooling and Servicing Agreement) will be applied to the 485 Lexington Avenue Loan and the 485 Lexington Avenue Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

One Congress Street Loan

Servicing Provisions of the One Congress Street Intercreditor Agreement.    Pursuant to the terms of the One Congress Street Intercreditor Agreement, the One Congress Street Whole Loan (‘‘One Congress

Street Whole Loan’’) will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The One Congress Street Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Congress Street Whole Loan will be allocated first, to the holder of the One Congress Street Subordinate Companion Loan and thereafter to the One Congress Street Loan. Notwithstanding any contrary provision above, in no event shall Note B Holder be required to pay, nor shall any disbursement or payment otherwise distributable to Note B Holder be reduced for, any taxes imposed on the trust fund established in connection with the Securitization, any fees or expenses in connection with any audit or review by the Internal Revenue Service or other governmental authority of the trust fund established in connection with the Securitization, or any trustee fees payable to the Trustee in connection with the Securitization. With respect to the One Congress Street Loan, the Master Servicer and Special Servicer will service and administer the One Congress Street Loan and the One Congress Street Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the One Congress Street Intercreditor Agreement for so long as the One Congress Street Loan is part of the Trust Fund. The holder of the One Congress Street Subordinate Companion Loan will be entitled to advise and direct the Special Servicer with respect to certain matters (See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement), including, among other things, foreclosure, any sale of the Mortgaged Property, any release of the related borrower or material modifications of the One Congress Street Whole Loan at such times as the One Congress Street Subordinate Companion Loan is not the subject of a One Congress Street Control Appraisal Period (as defined below). The holder of the One Congress Street Subordinate Companion Loan may have special relationships and interests that conflict with those of the Certificateholders of one or more classes of the Certificates, may act solely in its own interests, does not have any duty to the holders of any Certificateholders and may take actions that favor its own interests over those of the Certificateholders. The holder of the One Congress Street Subordinate Companion Loan will have no liability to any Certificateholders for having acted as described above and the Certificateholders may not take any action against it for having acted as described above.

A ‘‘One Congress Street Control Appraisal Period’’ shall be deemed to have occurred if and so long as (A) (i) the original principal amount of the One Congress Street Subordinate Companion Loan, minus (x) any principal payments made by the Borrower and received on and allocated to the One Congress Street Subordinate Companion Loan (whether as scheduled amortization, principal prepayments or otherwise), and (y) any existing Appraisal Reduction Amount with respect to the One Congress Street Whole Loan, and (z) any realized losses with respect to the One Congress Street Whole Loan, is less than 25% of an amount equal to (b) the original principal amount of the One Congress Street Subordinate Companion Loan, minus any principal payments made by the borrower under the One Congress Street Whole Loan and received on and allocated to the One Congress Street Subordinate Companion Loan (whether as scheduled amortization, principal prepayments or otherwise), and (ii) the One Congress Street Loan has not been paid in full, or (B) if the holder of the One Congress Street Subordinate Companion Loan is the borrower or an affiliate of the borrower under the One Congress Street Whole Loan.

No advice or direction of the holder of the One Congress Street Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Notwithstanding the foregoing, within 10 business days after receipt by the holder of the One Congress Street Subordinate Companion Loan of notice indicating that a One Congress Street Control Appraisal Period is in effect (without regard to the provisions described in this paragraph), the holder of the One Congress Street Subordinate Companion Loan may, at its option, post with the Master Servicer (A) cash, (B) unconditional and irrevocable standby letters of credit payable on sight demand (with the Trustee as beneficiary) issued by a domestic bank or other domestic financial institution (or by the U.S. agency or branch of a foreign bank) the long-term unsecured debt obligations of which domestic bank, other institution or foreign bank are rated at least ‘‘Aa3’’ (in the case of Moody’s), ‘‘AA-’’ (if rated by

Fitch) and ‘‘AA-’’ by S&P and the short term obligations of which are rated at least ‘‘P-1’’ by Moody’s, ‘‘F-1 (if rated by Fitch) and ‘‘A-1’’ by S&P and in form and substance reasonably satisfactory to the Master Servicer, or (C) U.S. government securities that have maturities of not more than 30 days meeting Rating Agency criteria as ‘‘eligible investments’’ or ‘‘permitted investments’’ (to be held by the Master Servicer in a segregated securities account solely and exclusively in the name of the Trustee, meeting the Rating Agency criteria for an ‘‘eligible account’’), in any case in an aggregate amount which, when added to and for this purpose considered a part of the appraised value of the Mortgaged Property, will cause a One Congress Street Control Appraisal Period no longer to be in effect (such cash, letters of credit or U.S. government securities, ‘‘Reserve Collateral’’). The holder of the One Congress Street Subordinate Companion Loan must post any Reserve Collateral no more than three business days after such notice and must pay or cause to be paid any and all reasonable out of pocket costs and expenses incurred by the Master Servicer associated with the delivery and/or pledge of such Reserve Collateral. Upon the posting of such Reserve Collateral and satisfaction of the other conditions set forth above, the holder of the One Congress Street Subordinate Companion Loan shall be entitled to exercise all rights as if a One Congress Street Control Appraisal Period has not come into effect (although such posting of such collateral shall not prevent a One Congress Street Control Appraisal Period from again coming into effect (taking into account any Reserve Collateral then posted), in which event the foregoing provisions of this paragraph shall again apply and the holder of the One Congress Street Subordinate Companion Loan shall again be entitled to post Reserve Collateral. Notwithstanding the foregoing, to the extent that the appraised value of the One Congress Street Mortgaged Property has increased such that a One Congress Street Control Appraisal Period is not in effect without regard to Reserve Collateral, then the Master Servicer must release the then remaining Reserve Collateral upon the written request of the holder of the One Congress Street Subordinate Companion Loan and the holder of the One Congress Street Subordinate Companion Loan’s payment of any costs and expenses incurred by the Master Servicer in connection with such release.

Following a Final Recovery Determination with respect to the One Congress Street Whole Loan and application of all proceeds of the liquidation of the One Congress Street Whole Loan, the One Congress Street mortgaged property or any successor REO Property, the Master Servicer on behalf of the Trust as the holder of the One Congress Street Loan will be entitled to draw on or liquidate the Reserve Collateral and apply the proceeds thereof to reimburse the Trust for any costs, expenses and losses (including but not limited to special servicing fees, workout fees, liquidation fees and certain other out-of-pocket expenses) relating to the One Congress Street Whole Loan and/or the related mortgaged property. Any remaining portion of such proceeds must be remitted to the holder of the One Congress Street Subordinate Companion Loan within 10 business days following the applicable Final Recovery Determination.

Notwithstanding the foregoing, if any letters of credit are posted as Reserve Collateral, then the holder of the One Congress Street Subordinate Companion Loan must, not later than 30 days before the scheduled expiration of such letter of credit, replace or cause the extension of such letter of credit. In addition, the holder of the One Congress Street Subordinate Companion Loan must also replace any such letter of credit if the ratings of the issuer thereof falls below the minimum ratings that apply to the initial posting of letters of credit as described above. If the holder of the One Congress Street Subordinate Companion Loan does not replace a delivered letter of credit with a replacement letter of credit within the applicable period set forth above, the Master Servicer on behalf of the Trust as the holder of the One Congress Street Loan shall be entitled immediately thereupon to draw on such delivered letter of credit to the full extent of the amount then remaining available thereunder, in which case the Master Servicer shall hold the proceeds of such draw as Reserve Collateral and shall be entitled to hold and apply such Reserve Collateral in the manner described in the preceding paragraph.

Cure and Purchase Rights of the Holder of the One Congress Street Subordinate Companion Loan.    In the event of certain defaults under the One Congress Street Whole Loan, the holder of the One Congress Street Subordinate Companion Loan will be entitled to (i) cure such monetary default within 5 business days of receipt of the cure notice and cure such non-monetary default within 30 days of receipt of the cure notice. Notwithstanding the foregoing, the rights of the holder of the One Congress Street Subordinate Companion Loan to cure a monetary default or non-monetary default will be limited to six (6) cure events over the life of the One Congress Street Whole Loan and no single cure event may exceed three (3) consecutive months. Under the One Congress Street Loan Intercreditor Agreement, a cure event is defined as the exercise of cure rights by the holder of the One Congress Street Subordinate Companion Loan, whether for one month or for consecutive months in the aggregate. If and for so long as the holder of the One Congress Street Subordinate Companion Loan is pursuing cures, the One Congress Street Whole Loan will not be treated as a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement.

In addition, the holder of the One Congress Street Subordinate Companion Loan will generally have the right to purchase the One Congress Street Loan if and for as long as the One Congress Street Whole Loan remains a Specially Serviced Mortgage Loan and, further, upon the date (if any) when any scheduled monthly debt service payment under the One Congress Street Whole loan becomes at least 45 days delinquent. The purchase price will generally equal the unpaid aggregate principal balance of the One Congress Street Loan, together with all accrued and unpaid interest thereon (other than default interest) at the related mortgage interest rate, and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the One Congress Street Loan is responsible and certain other Additional Trust Fund Expenses in respect of the One Congress Street Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. In no event will the repurchase price be required to include any default interest, late payment charges or yield maintenance charge or prepayment premium.

Replacement of the Special Servicer.    When the One Congress Street Subordinate Companion Loan is not the subject of a One Congress Street Control Appraisal Period, the holder of the One Congress Street Subordinate Companion Loan will be entitled to have the right to replace the existing special servicer with respect to the One Congress Street Whole Loan under certain circumstances and appoint a successor to that special servicer (subject to confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to any Class of Certificates).

Application of Payments in Connection with the One Congress Street Intercreditor Agreement.     Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the One Congress Street Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘One Congress Street Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the One Congress Street Subordinate Companion Loan under the One Congress Street Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Congress Street Whole Loan will be paid in the following manner:

First, to the holder of the One Congress Street Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Second, to the holder of the One Congress Street Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan) of the principal balance of the One Congress Street Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the One Congress Street Whole Loan, in an amount equal to the holder of the One Congress Street Loan’s pro rata portion (based upon the outstanding principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan) of the principal balance of the One Congress Street Whole Loan;

Third, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it;

Fourth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Fifth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan) of the principal balance of the One Congress Street Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the One Congress Street Whole Loan, in an amount equal to the holder of the One Congress Street Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan) of the principal balance of the One Congress Street Whole Loan;

Sixth, to the holder of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the One Congress Street Whole Loan;

Seventh, to the holder of the One Congress Street Loan, in the amount equal to any default interest and late payment charges on the One Congress Street Loan; provided, however, that any default interest which accrued during any and all periods for which the holder of the One Congress Street Subordinate Companion Loan made cure payments in accordance with the terms of the One Congress Street Intercreditor Agreement shall be paid to the holder of the One Congress Street Subordinate Companion Loan;

Eighth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to any default interest and late payment charges on the One Congress Street Subordinate Companion Loan; and

Ninth, any excess, pro rata, to the holders of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan (based on the initial principal balance of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan, respectively).

Following the occurrence and during the continuance of a One Congress Street Special Event of Default (subject to the cure and purchase rights of the holder of the One Congress Street Subordinate Companion Loan under the One Congress Street Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Congress Street Whole Loan will be paid in the following manner:

First, to the holder of the One Congress Street Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Second, to the holder of the One Congress Street Loan, in an amount equal to the principal balance of the One Congress Street Loan until paid in full;

Third, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest (other than default interest) due thereon;

Fourth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to the principal balance of the One Congress Street Subordinate Companion Loan until paid in full;

Fifth, to the holder of the One Congress Street Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Congress Street Loan (based upon the ratio between the initial principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan);

Sixth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Congress Street Subordinate Companion Loan (based upon the ratio between the initial principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan);

Seventh, to the holder of the One Congress Street Loan, in an amount equal to any default interest and late payment charges on the One Congress Street Loan;

Eighth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to any default interest and late payment charges on the One Congress Street Subordinate Companion Loan;

Ninth, to the holder of the One Congress Street Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs and advances paid or reimbursed by the holder of the One Congress Street Subordinate Companion Loan pursuant to the One Congress Street Intercreditor Agreement;

Tenth, to the holder of the One Congress Street Loan, any other amounts paid by the related borrower and due to it in respect of the One Congress Street Loan;

Eleventh, to the holder of the One Congress Street Subordinate Companion Loan, any other amounts paid by the related borrower and due to it in respect of the One Congress Street Loan; and

Twelfth, any excess, pro rata, to the holders of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan (based upon the initial principal balances of the One Congress Street Loan and the One Congress Street Subordinate Companion Loan, respectively).

Spring Mill Corporate Center Loan

Servicing Provisions of the Spring Mill Corporate Center Intercreditor Agreement.    Pursuant to the terms of the Spring Mill Corporate Center Intercreditor Agreement, the Spring Mill Corporate Center Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Spring Mill Corporate Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Spring Mill Corporate Center Whole Loan will be allocated first, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, and thereafter to the Spring Mill Corporate Center Loan. With respect to the Spring Mill Corporate Center Loan, the Master Servicer and the Special Servicer will service and administer the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Spring Mill Corporate Center Intercreditor Agreement for so long as the Spring Mill Corporate Center Loan is part of the Trust Fund. The holder of the Spring Mill Corporate Center Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Spring Mill Corporate Center Whole Loan at such times as the Spring Mill Corporate Center Subordinate Companion Loan is not the subject of a Spring Mill Corporate Center Control Appraisal Period (as defined below).

A ‘‘Spring Mill Corporate Center Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the Spring Mill Corporate Center Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Spring Mill Corporate Center Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Spring Mill Corporate Center Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Spring Mill Corporate Center Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Spring Mill Corporate Center Intercreditor Agreement (net of any liens senior to the lien of the Spring Mill Corporate Center Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the Spring Mill Corporate Center Subordinate Companion Loan. No advice or direction of the holder of the Spring Mill Corporate Center Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS — The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the Spring Mill Corporate Center Whole Loan, the holder of the Spring Mill Corporate Center Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the Spring Mill Corporate Center Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the Spring Mill Corporate Center Intercreditor Agreement; provided, further, however, the holder of the Spring Mill Corporate Center Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the Spring Mill Corporate Center Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the Spring Mill Corporate Center Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Spring Mill Corporate Center Loan is responsible and any other Additional Trust Fund Expenses in respect of the Spring Mill Corporate Center Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the Spring Mill Corporate Center Whole Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the Spring Mill Corporate Center Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Spring Mill Corporate Center Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the Spring Mill Corporate Center Subordinate Companion Loan under the Spring Mill Corporate Center Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Spring Mill Corporate Center Whole Loan will be paid in the following manner:

First, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan) of the principal balance of the Spring Mill Corporate Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Spring Mill Corporate Center Whole Loan, in an amount equal to the holder of the Spring Mill Corporate Center Loan’s pro rata portion (based upon the outstanding principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan) of the principal balance of the Spring Mill Corporate Center Whole Loan;

Third, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Spring Mill Corporate Center Loan;

Fourth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan) of the principal balance of the Spring Mill Corporate Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Spring Mill Corporate Center Whole Loan, in an amount equal to the holder of the Spring Mill Corporate Center Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan) of the principal balance of the Spring Mill Corporate Center Whole Loan;

Seventh, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Spring Mill Corporate Center Subordinate Companion Loan;

Eighth, to the holders of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Spring Mill Corporate Center Whole Loan;

Ninth, to the holders of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the Spring Mill Corporate Center Whole Loan;

Tenth, to the holder of the Spring Mill Corporate Center Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Spring Mill Corporate Center Subordinate Companion Loan made cure payments in accordance with the terms of the Spring Mill Corporate Center Intercreditor Agreement shall be paid to the holder of the Spring Mill Corporate Center Subordinate Companion Loan;

Eleventh, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and Thirteenth, any excess, pro rata, to the holders of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, based on the initial principal balance of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of a Spring Mill Corporate Center Special Event of Default (subject to the cure and purchase rights of holder of the Spring Mill Corporate Center Subordinate Companion Loan under the Spring Mill Corporate Center Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Spring Mill Corporate Center Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to the principal balance of the Spring Mill Corporate Center Loan until paid in full;

Third, to the holder of the Spring Mill Corporate Center Loan, any unreimbursed realized losses, if any, with respect to the Spring Mill Corporate Center Loan;

Fourth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to the principal balance of the Spring Mill Corporate Center Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Spring Mill Corporate Center Subordinate Companion Loan;

Seventh, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Spring Mill Corporate Center Loan (based upon the initial principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan);

Eighth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Spring Mill Corporate Center Subordinate Companion Loan (based upon the initial principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan);

Ninth, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Spring Mill Corporate Center Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the Spring Mill Corporate Center Loan (based upon the ratio between the initial principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan);

Eleventh, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Spring Mill Corporate Center Subordinate Companion Loan (based upon the ratio between the initial principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan);

Twelfth, to the holder of the Spring Mill Corporate Center Loan in an amount equal to any default interest;

Thirteenth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Spring Mill Corporate Center Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the Spring Mill Corporate Center Subordinate Companion Loan with respect to the Spring Mill Corporate Center Whole Loan; and Fifteenth, any excess, pro rata, to the holders of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan (based upon the initial principal balances of the Spring Mill Corporate Center Loan and the Spring Mill Corporate Center Subordinate Companion Loan, respectively).

Eastland Center Loan

Servicing Provisions of the Eastland Center Intercreditor Agreement.    Pursuant to the terms of the Eastland Center Intercreditor Agreement, the Eastland Center Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Eastland Center Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Eastland Center Whole Loan will be allocated first, to the holder of the Eastland Center Subordinate Companion Loan, and thereafter to the Eastland Center Loan. With respect to the Eastland Center Loan, the Master Servicer and the Special Servicer will service and administer the Eastland Center Loan and the Eastland Center Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Eastland Center Intercreditor Agreement for so long as the Eastland Center Loan is part of the Trust Fund. The holder of the Eastland Center Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Eastland Center Whole Loan at such times as the Eastland Center Subordinate Companion Loan is not the subject of an Eastland Center Control Appraisal Period (as defined below).

An ‘‘Eastland Center Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the Eastland Center Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Eastland Center Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Eastland Center Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Eastland Center Whole

Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Eastland Center Intercreditor Agreement (net of any liens senior to the lien of the Eastland Center Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the Eastland Center Subordinate Companion Loan. No advice or direction of the holder of the Eastland Center Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the Eastland Center Whole Loan, the holder of the Eastland Center Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the Eastland Center Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the Eastland Center Intercreditor Agreement; provided, further, however, the holder of the Eastland Center Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the Eastland Center Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the Eastland Center Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Eastland Center Loan is responsible and any other Additional Trust Fund Expenses in respect of the Eastland Center Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the Eastland Center Whole Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the Eastland Center Whole Loan becomes a Specially Serviced Mortgage Loan (an ‘‘Eastland Center Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the Eastland Center Subordinate Companion Loan under the Eastland Center Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Eastland Center Whole Loan will be paid in the following manner:

First, to the holder of the Eastland Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Eastland Center Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan) of the principal balance of the Eastland Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Eastland Center Whole Loan, in an amount equal to the holder of the Eastland Center Loan’s pro rata portion (based upon the outstanding principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan) of the principal balance of the Eastland Center Whole Loan;

Third, to the holder of the Eastland Center Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Eastland Center Loan;

Fourth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Eastland Center Loan and the

Eastland Center Subordinate Companion Loan) of the principal balance of the Eastland Center Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Eastland Center Whole Loan, in an amount equal to the holder of the Eastland Center Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan) of the principal balance of the Eastland Center Whole Loan;

Seventh, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Eastland Center Subordinate Companion Loan;

Eighth, to the holders of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Eastland Center Whole Loan;

Ninth, to the holders of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the Eastland Center Whole Loan;

Tenth, to the holder of the Eastland Center Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Eastland Center Subordinate Companion Loan made cure payments in accordance with the terms of the Eastland Center Intercreditor Agreement shall be paid to the holder of the Eastland Center Subordinate Companion Loan;

Eleventh, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Eastland Center Loan and the Eastland Center Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and Thirteenth, any excess, pro rata, to the holders of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, based on the initial principal balance of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of an Eastland Center Special Event of Default (subject to the cure and purchase rights of holder of the Eastland Center Subordinate Companion Loan under the Eastland Center Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Eastland Center Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the Eastland Center Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Eastland Center Loan, in an amount equal to the principal balance of the Eastland Center Loan until paid in full;

Third, to the holder of the Eastland Center Loan, any unreimbursed realized losses, if any, with respect to the Eastland Center Loan;

Fourth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to the principal balance of the Eastland Center Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Eastland Center Subordinate Companion Loan;

Seventh, to the holder of the Eastland Center Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Eastland Center Loan (based upon the initial principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan);

Eighth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Eastland Center Subordinate Companion Loan (based upon the initial principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan);

Ninth, to the holder of the Eastland Center Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Eastland Center Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the Eastland Center Loan (based upon the ratio between the initial principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan);

Eleventh, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Eastland Center Subordinate Companion Loan (based upon the ratio between the initial principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan);

Twelfth, to the holder of the Eastland Center Loan in an amount equal to any default interest;

Thirteenth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Eastland Center Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the Eastland Center Subordinate Companion Loan with respect to the Eastland Center Whole Loan; and Fifteenth, any excess, pro rata, to the holders of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan (based upon the initial principal balances of the Eastland Center Loan and the Eastland Center Subordinate Companion Loan, respectively).

Tyco International Building Loan

Servicing Provisions of the Tyco International Building Intercreditor Agreement.    Pursuant to the terms of the Tyco International Building Intercreditor Agreement, the Tyco International Building Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Tyco International Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Tyco International Building Whole Loan will be allocated first, to the holder of the Tyco International Building Subordinate Companion Loan, and thereafter to the Tyco International Building Loan. With respect to the Tyco International Building Loan, the Master Servicer and the Special Servicer will service and administer the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Tyco International Building Intercreditor Agreement for so long as the Tyco International Building Loan is part of the Trust Fund. The holder of the Tyco International Building Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the Tyco International Building Whole Loan at such times as the Tyco International Building Subordinate Companion Loan is not the subject of a Tyco International Building Control Appraisal Period (as defined below).

A ‘‘Tyco International Building Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the Tyco International Building Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the Tyco International Building Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Tyco International Building Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Tyco International Building Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Tyco International Building Intercreditor Agreement (net of any liens senior to the lien of the Tyco International Building Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the Tyco International Building Subordinate Companion Loan. No advice or direction of the holder of the Tyco International Building Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Tyco International Building Whole Loan, the holder of the Tyco International Building Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the Tyco International Building Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the Tyco International Building Intercreditor Agreement; provided, further, however, the holder of the Tyco International Building Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the Tyco International Building Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the Tyco International Building Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Tyco International Building Loan is responsible and any other Additional Trust Fund Expenses in respect of the Tyco International Building Whole Loan; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the Tyco International Building Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Tyco International Building Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the Tyco International Building Subordinate Companion Loan under the Tyco International Building Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Tyco International Building Whole Loan will be paid in the following manner:

First, to the holder of the Tyco International Building Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Tyco International Building Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan) of the principal balance of the Tyco International Building Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Tyco International Building Whole Loan, in an amount equal to the holder of the Tyco International Building Loan’s pro rata portion (based upon the outstanding principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan) of the principal balance of the Tyco International Building Whole Loan;

Third, to the holder of the Tyco International Building Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Tyco International Building Loan;

Fourth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan) of the principal balance of the Tyco International Building Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Tyco International Building Whole Loan, in an amount equal to the holder of the Tyco International Building Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan) of the principal balance of the Tyco International Building Whole Loan;

Seventh, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Tyco International Building Subordinate Companion Loan;

Eighth, to the holders of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Tyco International Building Whole Loan;

Ninth, to the holders of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the Tyco International Building Whole Loan;

Tenth, to the holder of the Tyco International Building Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Tyco International Building Subordinate Companion Loan made cure payments in accordance with the terms of the Tyco International Building Intercreditor Agreement shall be paid to the holder of the Tyco International Building Subordinate Companion Loan;

Eleventh, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, based on the initial principal balance of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of a Tyco International Building Special Event of Default (subject to the cure and purchase rights of holder of the Tyco International Building Subordinate Companion Loan under the Tyco International Building Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Tyco International Building Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the Tyco International Building Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Tyco International Building Loan, in an amount equal to the principal balance of the Tyco International Building Loan until paid in full;

Third, to the holder of the Tyco International Building Loan, any unreimbursed realized losses, if any, with respect to the Tyco International Building Loan;

Fourth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to the principal balance of the Tyco International Building Subordinate Companion Loan until paid in full;

Sixth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Tyco International Building Subordinate Companion Loan;

Seventh, to the holder of the Tyco International Building Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Tyco International Building Loan (based upon the initial principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan);

Eighth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Tyco International Building Subordinate Companion Loan (based upon the initial principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan);

Ninth, to the holder of the Tyco International Building Loan, in an amount equal to the portion of all extension fees, to the extent actually paid, allocable to the holder of the Tyco International Building Loan (based upon the ratio between the initial principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan);

Tenth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to the portion of all extension fees, to the extent actually paid, allocable to the holder of the Tyco International Building Subordinate Companion Loan (based upon the ratio between the initial principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan);

Eleventh, to the holder of the Tyco International Building Loan in an amount equal to any default interest;

Twelfth, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to any default interest;

Thirteen, to the holder of the Tyco International Building Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments; and

Fourteen, any excess, pro rata, to the holders of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan (based upon the initial principal balances of the Tyco International Building Loan and the Tyco International Building Subordinate Companion Loan, respectively).

Morgan Apartments Loan

Servicing Provisions of the Morgan Apartments Intercreditor Agreement.    Pursuant to the terms of the Morgan Apartments Intercreditor Agreement, the Morgan Apartments Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole).

The Morgan Apartments Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Morgan Apartments Whole Loan will be allocated first, to the holder of the Morgan Apartments Companion Loan and thereafter to the Morgan Apartments Loan. With respect to the Morgan Apartments Loan, the Master Servicer and Special Servicer will service and administer the Morgan Apartments Loan and the Morgan Apartments Companion Loan pursuant to the Pooling and Servicing Agreement and the Morgan Apartments Intercreditor Agreement for so long as the Morgan Apartments Loan is part of the Trust Fund. The holder of the Morgan Apartments Companion Loan will be entitled to advise and direct the Special Servicer with respect to certain matters, including, among other things, foreclosure, any sale of the Mortgaged Property, any release of the related borrower or material modifications of the Morgan Apartments Whole Loan at such times as the Morgan Apartments Companion Loan is not the subject of a Morgan Apartments Control Appraisal Period (as defined below).

A ‘‘Morgan Apartments Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) principal balance of the Morgan Apartments Companion Loan minus an amount equal to the excess, if any, of (i)(A) the outstanding principal balance of the Morgan Apartments Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the Morgan Apartments Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Morgan Apartments Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Morgan Apartments Intercreditor Agreement (net of any liens senior to the lien of the Morgan Apartments Loan), is less than or equal to (b) twenty-five percent (25%) of the principal balance of the Morgan Apartments Companion Loan.

No advice or direction of the holder of the Morgan Apartments Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event of certain defaults under the Morgan Apartments Whole Loan, the holder of the Morgan Apartments Companion Loan will be entitled to (i) cure such monetary default within 5 business days of receipt of the cure notice and cure such non-monetary default within 30 days of receipt of the cure notice and/or (ii) purchase the Morgan Apartments Loan from the Trust Fund after the expiration of the cure period, subject to certain terms in the Morgan Apartments Intercreditor Agreement. Notwithstanding the foregoing, the rights of the holder of the Morgan Apartments Companion Loan to cure a monetary default or non-monetary default will be limited to six (6) cure events over the life of the Morgan Apartments Whole Loan and no single cure event may exceed four (4) consecutive months. Under the Morgan Apartments Loan Intercreditor Agreement, a cure event is defined as the exercise of cure rights by the holder of the Morgan Apartments Companion Loan, whether for 1 month or for consecutive months in the aggregate. The purchase price will generally equal the unpaid aggregate principal balance of the Morgan Apartments Loan, together with all accrued and unpaid interest thereon (other than default interest) at the related mortgage interest rate, and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Morgan Apartments Loan is responsible and any other Additional Trust Fund Expenses in respect of the Morgan Apartments Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance.

Application of Payments in Connection with the Morgan Apartments Intercreditor Agreement.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Morgan Apartments Whole Loan becomes a Specially Serviced Mortgage Loan (a ‘‘Morgan Apartments Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of holder of the Morgan Apartments Companion Loan under the Morgan Apartments Intercreditor

Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Morgan Apartments Whole Loan will be paid in the following manner:

First, to the holder of the Morgan Apartments Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Morgan Apartments Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan) of the principal balance of the Morgan Apartments Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Morgan Apartments Whole Loan, in an amount equal to the holder of the Morgan Apartments Loan’s pro rata portion (based upon the outstanding principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan) of the principal balance of the Morgan Apartments Whole Loan;

Third, to the holder of the Morgan Apartments Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Morgan Apartments Loan;

Fourth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the borrower;

Fifth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan) of the principal balance of the Morgan Apartments Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the Morgan Apartments Whole Loan, in an amount equal to the holder of the Morgan Apartments Companion Loan’s pro rata portion (based upon the outstanding principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan) of the principal balance of the Morgan Apartments Whole Loan;

Seventh, to the holder of the Morgan Apartments Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Morgan Apartments Companion Loan;

Eighth, to the holder of the Morgan Apartments Loan and the Morgan Apartments Companion Loan, pro rata (based upon the outstanding principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Morgan Apartments Whole Loan;

Ninth, to the holder of the Morgan Apartments Loan and the Morgan Apartments Companion Loan, pro rata (based upon the outstanding principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan), in an amount equal to any extension fees, to the extent actually paid, allocable to the Morgan Apartments Whole Loan;

Tenth, to the holder of the Morgan Apartments Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Morgan Apartments Companion Loan made cure payments in accordance with the terms of the Morgan Apartments Intercreditor Agreement shall be paid to the holder of the Morgan Apartments Companion Loan;

Eleventh, to the holder of the Morgan Apartments Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the Morgan Apartments Loan and the Morgan Apartments Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Morgan Apartments Loan and the Morgan Apartments Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

Thirteenth, any excess, pro rata, to the holders of the Morgan Apartments Loan and the Morgan Apartments Companion Loan (based on the initial principal balance of the Morgan Apartments Loan and the Morgan Apartments Companion Loan, respectively).

Following the occurrence and during the continuance of a Morgan Apartments Special Event of Default (subject to the cure and purchase rights of holder of the Morgan Apartments Companion Loan under the Morgan Apartments Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Morgan Apartments Whole Loan will be paid in the following manner:

First, to the holder of the Morgan Apartments Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the Morgan Apartments Loan, in an amount equal to the principal balance of the Morgan Apartments Loan until paid in full;

Third, to the holder of the Morgan Apartments Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Morgan Apartments Loan;

Fourth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to the principal balance of the Morgan Apartments Companion Loan until paid in full;

Sixth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Morgan Apartments Companion Loan;

Seventh, to the holder of the Morgan Apartments Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Morgan Apartments Loan (based upon the ratio between the initial principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan);

Eighth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Morgan Apartments Companion Loan (based upon the ratio between the initial principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan);

Ninth, to the holder of the Morgan Apartments Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the Morgan Apartments Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Morgan Apartments Loan (based upon the ratio between the initial principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan);

Eleventh, to the holder of the Morgan Apartments Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Morgan Apartments Companion Loan (based upon the ratio between the initial principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan);

Twelfth, to the holder of the Morgan Apartments Loan, in an amount equal to any default interest;

Thirteenth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the Morgan Apartments Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs and advances paid or reimbursed by the holder of the Morgan Apartments Companion Loan pursuant to the Morgan Apartments Intercreditor Agreement; and

Fifteenth, any excess, pro rata, to the holders of the Morgan Apartments Loan and the Morgan Apartments Companion Loan (based upon the initial principal balances of the Morgan Apartments Loan and the Morgan Apartments Companion Loan, respectively).

PNC Corporate Plaza Loan

Servicing Provisions of the PNC Corporate Plaza Intercreditor Agreement.    Pursuant to the terms of the PNC Corporate Plaza Intercreditor Agreement, the PNC Corporate Plaza Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The PNC Corporate Plaza Intercreditor Agreement provides that expenses, losses and shortfalls relating to the PNC Corporate Plaza Whole Loan will be allocated first, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, and thereafter to the PNC Corporate Plaza Loan. With respect to the PNC Corporate Plaza Loan, the Master Servicer and the Special Servicer will service and administer the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the PNC Corporate Plaza Intercreditor Agreement for so long as the PNC Corporate Plaza Loan is part of the Trust Fund. The holder of the PNC Corporate Plaza Subordinate Companion Loan will be entitled to advise and consult with the Master Servicer and/or the Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the PNC Corporate Plaza Whole Loan at such times as the PNC Corporate Plaza Subordinate Companion Loan is not the subject of a PNC Corporate Plaza Control Appraisal Period (as defined below).

A ‘‘PNC Corporate Plaza Control Appraisal Period’’ shall be deemed to have occurred if and so long as (a) the principal balance of the PNC Corporate Plaza Subordinate Companion Loan minus an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the PNC Corporate Plaza Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the PNC Corporate Plaza Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the PNC Corporate Plaza Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the PNC Corporate Plaza Intercreditor Agreement (net of any liens senior to the lien of the PNC Corporate Plaza Loan), is less than or equal to (b) twenty five percent (25%) of the principal balance of the PNC Corporate Plaza Subordinate Companion Loan. No advice or direction of the holder of the PNC Corporate Plaza Subordinate Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement. In the event of certain defaults under the PNC Corporate Plaza Whole Loan, the holder of the PNC Corporate Plaza Subordinate Companion Loan will be entitled to (i) cure such monetary default within five (5) business days of receipt of the cure notice; (ii) cure such non monetary default within thirty (30) days of receipt of the cure notice; and/or (iii) purchase the PNC Corporate Plaza Loan from the Trust Fund after the expiration of the cure period, subject to the conditions contained in the PNC Corporate Plaza Intercreditor Agreement; provided, further, however, the holder of the PNC Corporate Plaza Subordinate Companion Loan is limited with respect to the amount and duration of cures as more particularly described in the PNC Corporate Plaza Intercreditor Agreement. The purchase price will generally equal the unpaid aggregate principal balance of the PNC Corporate Plaza Loan, together with all unpaid interest thereon at the related mortgage interest rate (including default interest) and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the PNC Corporate Plaza Loan is responsible and any other Additional Trust Fund Expenses in respect of the PNC Corporate Plaza Whole Loan actually paid or incurred by the Trust Fund; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance. No prepayment consideration will be payable in connection with such a purchase of the PNC Corporate Plaza Whole Loan.

Application of Payments.    Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non monetary event of default under the related Mortgage Loan documents with respect to which the PNC Corporate Plaza Whole Loan becomes a Specially Serviced Mortgage Loan (a

‘‘PNC Corporate Plaza Special Event of Default’’) has occurred and is continuing (subject to the cure and purchase rights of the holder of the PNC Corporate Plaza Subordinate Companion Loan under the PNC Corporate Plaza Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the PNC Corporate Plaza Whole Loan will be paid in the following manner:

First, to the holder of the PNC Corporate Plaza Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the PNC Corporate Plaza Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan) of the principal balance of the PNC Corporate Plaza Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the PNC Corporate Plaza Whole Loan, in an amount equal to the holder of the PNC Corporate Plaza Loan’s pro rata portion (based upon the outstanding principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan) of the principal balance of the PNC Corporate Plaza Whole Loan;

Third, to the holder of the PNC Corporate Plaza Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the PNC Corporate Plaza Loan;

Fourth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments and advances made by it which are reimbursed by the related borrower;

Fifth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Sixth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to its pro rata portion (based upon the outstanding principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan) of the principal balance of the PNC Corporate Plaza Whole Loan which is due and payable pursuant to the related Mortgage Loan documents, if any, together with all prepayments, including, without limitation, loss proceeds applied to the repayment of the PNC Corporate Plaza Whole Loan, in an amount equal to the holder of the PNC Corporate Plaza Subordinate Companion Loan’s pro rata portion (based upon the outstanding principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan) of the principal balance of the PNC Corporate Plaza Whole Loan;

Seventh, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the PNC Corporate Plaza Subordinate Companion Loan;

Eighth, to the holders of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the PNC Corporate Plaza Whole Loan;

Ninth, to the holders of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, pro rata (based upon the outstanding principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, respectively) in an amount equal to any extension fees, to the extent actually paid, allocable to the PNC Corporate Plaza Whole Loan;

Tenth, to the holder of the PNC Corporate Plaza Loan, in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the PNC Corporate Plaza Subordinate Companion Loan made cure payments in accordance with the terms of the PNC Corporate Plaza Intercreditor Agreement shall be paid to the holder of the PNC Corporate Plaza Subordinate Companion Loan;

Eleventh, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to any default interest;

Twelfth, to the holders of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and Thirteenth, any excess, pro rata, to the holders of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, based on the initial principal balance of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, respectively.

Following the occurrence and during the continuance of a PNC Corporate Plaza Special Event of Default (subject to the cure and purchase rights of holder of the PNC Corporate Plaza Subordinate Companion Loan under the PNC Corporate Plaza Intercreditor Agreement) after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the PNC Corporate Plaza Whole Loan, all remaining payments and proceeds will be paid in the following manner:

First, to the holder of the PNC Corporate Plaza Loan, in an amount equal to the accrued and unpaid interest due thereon;

Second, to the holder of the PNC Corporate Plaza Loan, in an amount equal to the principal balance of the PNC Corporate Plaza Loan until paid in full;

Third, to the holder of the PNC Corporate Plaza Loan, any unreimbursed realized losses, if any, with respect to the PNC Corporate Plaza Loan;

Fourth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest due thereon;

Fifth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to the principal balance of the PNC Corporate Plaza Subordinate Companion Loan until paid in full;

Sixth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the PNC Corporate Plaza Subordinate Companion Loan;

Seventh, to the holder of the PNC Corporate Plaza Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the PNC Corporate Plaza Loan (based upon the initial principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan);

Eighth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the PNC Corporate Plaza Subordinate Companion Loan (based upon the initial principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan);

Ninth, to the holder of the PNC Corporate Plaza Loan, in an amount equal to the full exit fee, to the extent actually paid;

Tenth, to the holder of the PNC Corporate Plaza Loan, in an amount equal to its portion of all extension fees, to the extent actually paid, allocable to the holder of the PNC Corporate Plaza Loan (based upon the ratio between the initial principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan);

Eleventh, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the PNC Corporate Plaza Subordinate Companion Loan (based upon the ratio between the initial principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan);

Twelfth, to the holder of the PNC Corporate Plaza Loan in an amount equal to any default interest;

Thirteenth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to any default interest;

Fourteenth, to the holder of the PNC Corporate Plaza Subordinate Companion Loan, in an amount equal to any unreimbursed cure payments or any unreimbursed costs (including advances) paid or reimbursed by the holder of the PNC Corporate Plaza Subordinate Companion Loan with respect to the PNC Corporate Plaza Whole Loan; and Fifteenth, any excess, pro rata, to the holders of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan (based upon the initial principal balances of the PNC Corporate Plaza Loan and the PNC Corporate Plaza Subordinate Companion Loan, respectively).

The Mezz Cap Loans

Servicing Provisions of the Mezz Cap Intercreditor Agreements.    With respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer each Mezz Cap Loan and its related Mezz Cap Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and its related Intercreditor Agreement for so long as each Mezz Cap Loan is part of the Trust Fund. The related Master Servicer and/or the related Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related Mezz Cap Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related Mortgage or constitutes a material modification as specified in the related Mezz Cap Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event that (i) any payment of principal or interest on a Mezz Cap Loan or Mezz Cap Subordinate Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of a Mezz Cap Loan or Mezz Cap Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap Subordinate Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under a Mezz Cap Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of the related Mezz Cap Subordinate Companion Loan will have the right to purchase the related Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the related Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap Loan, together with all accrued and unpaid interest on the Mezz Cap Loan (other than default interest and late payment charges) at the mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the related borrower under the Mezz Cap Loan is responsible and other expenses as provided in the related Mezz Cap Intercreditor Agreement. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of a Mezz Cap Loan.

Application of Payments.    Pursuant to each Mezz Cap Intercreditor Agreement and prior to the occurrence of (i) the acceleration of its related Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrower, the borrower is required to make separate monthly payments of principal and interest to the related Master Servicer and the holder of the related Mezz Cap Subordinate Companion Loan; provided that any partial or full prepayment resulting from the payment of insurance proceeds or condemnation awards or from any partial or full prepayment accepted during the continuance of an event of default under the related Mortgage Loan documents, shall be applied as provided in the paragraph below. Any escrow and reserve payments required in respect of a Mezz Cap Whole Loan are required to be paid to the related Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of a borrower, and subject to certain rights of the holder of the related Mezz Cap Subordinate Companion Loan to purchase its related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on the related Mezz Cap Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap Loan and the amounts with respect to the Mezz Cap Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the borrower) in the following manner:

First, to the related Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the related Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the related Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan at the pre default interest rate thereon;

Fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

Fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap Loan;

Sixth, to the holder of the related Mezz Cap Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz Cap Subordinate Companion Loan;

Seventh, to the holder of the related Mezz Cap Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Subordinate Companion Loan at the pre default interest rate thereon;

Eighth, to the holder of the related Mezz Cap Subordinate Companion Loan, in an amount equal to the principal balance of such Mezz Cap Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related Mezz Cap Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap Subordinate Companion Loan;

Tenth, to the holder of the related Mezz Cap Loan and then to the holder of the related Mezz Cap Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on such Mezz Cap Loan and such Mezz Cap Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the related Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the related Mezz Cap Loan or Mezz Cap Subordinate Companion Loan, are payable to the holder of such Mezz Cap Loan and such Mezz Cap Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the related Mezz Cap Loan and the related Mezz Cap Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the related Mezz Cap Loan and the Mezz Cap Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the related borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, then the related Master Servicer and/or the related Special

Servicer, as applicable, may apply the amount paid by the related borrower (or otherwise available) net of amounts payable to the related Master Servicer and/or the related Special Servicer, as applicable, or Trustee, first, to the holder of the related Mezz Cap Loan in an amount equal to the accrued and unpaid interest on such Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Loan and, second, to the holder of the related Mezz Cap Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on such Mezz Cap Subordinate Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Subordinate Companion Loan.

The Caplease Loans

Servicing Provisions of the Caplease Intercreditor Agreement.    With respect to the Caplease Loans, the Master Servicer and Special Servicer will service and administer each Caplease Loan and its related Caplease Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the related Caplease Intercreditor Agreement for so long as each Caplease Loan is part of the Trust Fund. Each Caplease Loan and its related Caplease Subordinate Companion Loans are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the related Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend either Caplease Loan or its related Caplease Subordinate Companion Loans in a manner materially adverse to the holders of the related Caplease Subordinate Companion Loans without the consent of the holders of the related Caplease Subordinate Companion Loans. The holders of the related Caplease Subordinate Companion Loans will be entitled to advise the Special Servicer with respect to certain matters related to each Caplease Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event either Caplease Loan becomes 90 days or more delinquent, an acceleration of the Caplease Whole Loan after an event of default under the related Mortgage Loan documents occurs, the principal balance of either Caplease Whole Loan is not paid at maturity, or the related borrower files a petition for bankruptcy, the holders of the related Caplease Subordinate Companion Loans will be entitled to purchase the related Caplease Loan from the Trust Fund, pursuant to the related Caplease Intercreditor Agreement, for a purchase price equal to the sum of (i) the principal balance of the related Caplease Loan, together with accrued and unpaid interest thereon up to (but not exceeding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related Mortgage Loan documents.

Applications of Payments.    Pursuant to each Caplease Intercreditor Agreement, to the extent described below, the rights of the holders of the related Caplease Subordinate Companion Loans to receive payments with respect to the related Caplease Subordinate Companion Loans (other than payments in respect of Defaulted Lease Claims) are subordinated to the payment rights of the Trust Fund to receive payments with respect to the related Caplease Loan. For purposes of this section, the Caplease Subordinate Companion Loans are sometimes referred to herein as the ‘‘Caplease Senior Subordinate Companion Loan’’ and the ‘‘Caplease Junior Subordinate Companion Loan’’. All payments and proceeds of each Caplease Loan and the related Caplease Subordinate Companion Loans (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the related Caplease Loan, will be applied, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first, to the holder of the related Caplease Loan, for reimbursement of servicing advances together with interest thereon and second, to the holders of the related Caplease Subordinate Companion Loans, for reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the related Caplease Loan, in an amount equal to interest due with respect to such Caplease Loan at the pre default interest rate thereon;

Second, to the holder of the related Caplease Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of such Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Loan (including, following acceleration, the full principal balance thereof);

Third, if the related borrower is an affiliate of the holder of the related Caplease Senior Subordinate Companion Loan, to the holder of such Caplease Senior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of such Caplease Senior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Fourth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to interest due with respect to such Caplease Senior Subordinate Companion Loan at the pre default interest rate thereon;

Fifth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Senior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the related Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Senior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Sixth, following any lease acceleration or termination, but only prior to any reinstatement of such credit lease following any cure or waiver of the default permitting such lease acceleration or termination, to the holder of the related Caplease Loan for any outstanding advances and any other unreimbursed costs made by or on behalf of such holder of the Caplease Loan;

Seventh, to fund any applicable reserves under the terms of the Mortgage Loan documents for the related Caplease Whole Loan;

Eighth, if the related borrower is an affiliate of the holder of the related Caplease Junior Subordinate Companion Loan, to the holder of such Caplease Junior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related Mortgage Loan or related Mortgaged Property or upon any earlier determination by the holder of such Caplease Junior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Ninth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to interest due with respect to such Caplease Junior Subordinate Companion Loan at the pre default interest rate thereon;

Tenth, to the holder of the related Caplease Junior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to such Caplease Junior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the related Caplease Loan and the related Caplease Subordinate Companion Loans) of any unscheduled payments allocable to such Caplease Junior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Eleventh, to reimburse the Master Servicer, Special Servicer or the holders of the related Caplease Subordinate Companion Loans for any outstanding advances made by either such party on the related Caplease Loan or such Caplease Subordinate Companion Loans, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Twelfth, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid);

Thirteenth, to the holder of the related Caplease Loan, in an amount equal to the default interest accrued on such Caplease Loan;

Fourteenth, to the holder of the related Caplease Senior Subordinate Companion Loan, in an amount equal to the default interest accrued on such Caplease Senior Subordinate Companion Loan;

Fifteenth, to the holder of the related Caplease Junior Subordinate Companion Loan, in an amount equal to the default interest accrued on such Caplease Junior Subordinate Companion Loan; and

Sixteenth, any remaining amounts to be paid to the related borrower or as otherwise specified in the related Mortgage Loan documents.

Proceeds of Defaulted Lease Claims will generally be applied first, to payment of amounts due under the related Caplease Junior Subordinate Companion Loan, second, to payment of amounts due to the holder of the related Caplease Loan, and thereafter, to payment of amounts due under the related Caplease Senior Subordinate Companion Loan.

Application of Amounts Paid to Trust Fund.    On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Companion Loans will be distributed to such holders net of fees and expenses on such Companion Loans; and in the case of the State Street Financial Center Loan, such amounts will be applied and distributed in accordance with the LB-UBS 2007-C1 Pooling and Servicing Agreement.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related Intercreditor Agreements, the holders of the subordinate loans secured by the related Mortgaged Property (the ‘‘Subordinate Loans’’) with respect to 13 Mortgage Loans (loan numbers 2, 7, 14, 18, 29, 33, 43, 45, 80, 85, 159, 171 and 218) generally have a right to payment that is subordinate to the right to payment of the holder of the related Mortgage Loan.

In addition, the holders of the Subordinate Loans generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the related Mortgage Loan documents with respect to such Subordinate Loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related Intercreditor Agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the foregoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, Annex B, Annex D and Annex E to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, Annex B, Annex D and Annex E unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans and assumes that no future Pari Passu Companion Loans are advanced. For purposes of the calculation of the DSC Ratio, the LTV Ratio and Cut-Off Date Balance per Sq. Ft. or unit, with respect to the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Loan, the Five Times Square Loan and the Five Times Square Pari Passu Loan, the State Street Financial Center Loan and the State Street Financial Center Pari Passu Loan (but not the State Street Subordinate Companion Loan) and the 485 Lexington Avenue Loan and the 485 Lexington Avenue Pari Passu Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, Annex B, Annex D and Annex E to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, Annex B, Annex D and Annex E:

(i)    References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls

(as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 97 Mortgage Loans, representing 22.3% of the Cut-Off Date Pool Balance (87 Mortgage Loans in Loan Group 1 or 28.9% of the Cut-Off Date Group 1 Balance and 10 Mortgage Loans in Loan Group 2 or 6.2% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 14 Mortgage Loans (loan numbers 18, 21, 58, 62, 98, 124, 125, 151, 154, 172, 176, 190, 222 and 244), representing 2.9% of the Cut-Off Date Pool Balance (10 Mortgage Loans in Loan Group 1 or 3.3% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 2.0% of the Cut-Off Date Group 2 Balance) such ratio was adjusted by taking into account amounts available under certain letters of credit or cash reserves; (iii) with respect to Mortgage Loans that are interest only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis with respect to all Mortgage Loans except those originated by Artesia; and (iv) with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage Loans or 1.4% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan or 0.9% of the Cut-Off Date Group 2 Balance), such ratio was derived by using the average monthly debt service during the period in which amortization is due according to the related payment schedule mortgage, as described in Annex A-6, A-7, A-8, to this prospectus supplement; provided, further, for purposes of calculating the DSCR’s provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account, but it will be assumed that no future Pari Passu Companion Loans are advanced. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In the case of the certain Mortgage Loans, with respect to which a portion of the related Mortgaged Property has been leased to an affiliate of the related borrower (or to the related borrower itself), as tenant, but the related Mortgaged Property is not used by such tenant for business operations but instead is master leased in order to increase property net cash flow, the net cash flow for purposes of calculating DSCR includes the rent under such master lease.

In general, ‘‘Net Cash Flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining underwritten Net Cash Flow because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related mortgaged property appraisal in determining Net Cash Flow. However, with respect to 1 Mortgage Loan (loan number 1), representing 19.0% of the Cut-Off Date Pool Balance (65.5% of the Cut-Off Date Group 2 Balance), underwritten Net Cash Flow was determined using future cash flow projections that include various assumptions including the following: (1) an annual rate of conversion of units from rent-stabilized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the Mortgaged Property, resulting in 6,397 deregulated units in existence by January 1, 2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses, based on the appraisal’s projections for 2011. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the underwritten DSCR. See ‘‘RISK FACTORS—Litigation May Have Adverse Effect on Borrowers’’ in the prospectus supplement.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘—Wachovia’s Underwriting Standards—Escrow Requirements—Replacement Reserves’’ and ‘‘—Artesia’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii)    References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or, in the case of the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, or the related Whole Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 20 Mortgaged Properties securing, in whole or in part, 20 Mortgage Loans (loan numbers 9, 19.01, 21, 27, 32, 33, 36, 37, 38, 43, 67, 109, 123, 124, 125, 130, 133, 145, 184 and 190), representing, by allocated loan amount, approximately 7.8% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 8.4% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 6.3% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Cut-Off Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 20 Mortgage Loans:

Loan Name	Mortgage Loan Number		‘‘As-Is’’ Cut-Off Date LTV	‘‘As-Is’’ Date	‘‘As-Stabilized’’ Cut-Off Date LTV	As-Stabilized Date
Bank One Center	9		83.3%	10/4/2006	72.9%	10/1/2009
211 Grove Street	19.01	*	83.0%	11/24/2006	80.0%	12/1/2007
Gateway Crossing Center	21		83.3%	11/17/2006	79.4%	5/1/2007
The Aetna Building	27		87.7%	1/5/2007	73.5%	8/1/2008
Park Plaza Apartments	32		76.2%	10/19/2006	70.5%	10/19/2007
Eastland Center	33		71.0%	9/1/2006	65.7%	9/1/2007
Waterstone At The Grove	36		82.4%	11/22/2006	69.9%	11/22/2008
Southern Center	37		94.5%	12/14/2006	78.8%	12/1/2007
Marina Square	38		81.3%	11/16/2006	80.0%	6/1/2007
The Morgan Apartments	43		88.4%	10/19/2006	77.1%	11/1/2007
Storbox Self Storage	67		67.4%	12/12/2006	58.7%	12/12/2006
Paradise Foothills Apartments	109		77.8%	11/21/2006	71.0%	11/21/2007
Arbor Park Apartments	123		93.0%	11/20/2006	73.3%	5/1/2008
Crossroads Professional Center	124		80.6%	11/14/2006	71.2%	5/14/2007
Turnpike Business Park	125		78.8%	11/10/2006	68.9%	12/1/2008
Northwest Professional Center	130		84.6%	11/1/2006	79.7%	5/1/2007
The Bent Tree Apartments	133		79.9%	11/15/2006	71.4%	11/15/2007
BMG Warehouse	145		68.3%	11/1/2006	61.7%	11/1/2007
Lakeside at College Park	184		82.3%	10/6/2006	74.3%	10/1/2008
Ahwatukee Retail	190		74.6%	11/8/2006	68.5%	11/1/2007

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.

(iii)    References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, or the related Whole Loan) on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 20 Mortgaged Properties securing in whole or in part 20 Mortgage Loans (loan numbers 9, 19.01, 21, 27, 32, 33, 36, 37, 38, 43, 67, 109, 123, 124, 125, 130, 133, 145, 184 and 190), representing, by allocated loan amount, approximately 7.8% of the Cut-Off Date Pool Balance (14 Mortgage Loans in Loan Group 1 or 8.4% of the Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 6.3% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. The table below shows the Maturity Date LTV Ratios calculated using the ‘‘as-is’’ appraised values and the ‘‘as-stabilized’’ appraised values for the 20 Mortgage Loans:

Loan Name	Mortgage Loan Number		‘‘As-Is’’ Maturity Date LTV	‘‘As-Is’’ Date	‘‘As-Stabilized’’ Maturity Date LTV	As-Stabilized Date
Bank One Center	9		77.7%	10/4/2006	68.0%	10/1/2009
211 Grove Street	19.01	*	83.0%	11/24/2006	80.0%	12/1/2007
Gateway Crossing Center	21		77.5%	11/17/2006	73.8%	5/1/2007
The Aetna Building	27		87.7%	1/5/2007	73.5%	8/1/2008
Park Plaza Apartments	32		76.2%	10/19/2006	70.5%	10/19/2007
Eastland Center	33		65.8%	9/1/2006	60.9%	9/1/2007
Waterstone At The Grove	36		82.4%	11/22/2006	69.9%	11/22/2008
Southern Center	37		94.5%	12/14/2006	78.8%	12/1/2007
Marina Square	38		81.3%	11/16/2006	80.0%	6/1/2007
The Morgan Apartments	43		88.4%	10/19/2006	77.1%	11/1/2007
Storbox Self Storage	67		60.5%	12/12/2006	52.7%	12/12/2006
Paradise Foothills Apartments	109		77.8%	11/21/2006	71.0%	11/21/2007
Arbor Park Apartments	123		93.0%	11/20/2006	73.3%	5/1/2008
Crossroads Professional Center	124		75.0%	11/14/2006	66.3%	5/14/2007
Turnpike Business Park	125		73.5%	11/10/2006	64.3%	12/1/2008
Northwest Professional Center	130		71.7%	11/1/2006	67.5%	5/1/2007
The Bent Tree Apartments	133		79.9%	11/15/2006	71.4%	11/15/2007
BMG Warehouse	145		61.5%	11/1/2006	55.5%	11/1/2007
Lakeside at College Park	184		76.8%	10/6/2006	69.3%	10/1/2008
Ahwatukee Retail	190		65.8%	11/8/2006	60.4%	11/1/2007

*	Loan-to-value ratios as shown reflect the loan-to-value ratio based on an allocated loan amount for the Mortgage Loan.

(iv)    References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, mobile home park, hospitality property or assisted living facility or other healthcare property or student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, or the related Whole Loan) divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or, in the case of the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, or the related Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

(v)    References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi)    References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii)    References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii)    References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan and (b) 0.00028%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix)    References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x)    References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi)    References to ‘‘L ( )’’ or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii)    References to ‘‘D ( )’’ or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii)    References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv)    References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv)    References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi)    References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii)    References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii)    References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix)    References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx)     References to ‘‘Contract Rent’’ means the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules generally have been applied:

(a)	The average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property or as completed by the appraiser based upon information provided by the borrower.

(b)	Rent concessions were not considered (i.e., Contract Rent was not reduced by any rent concessions). Contract rent also has not been reduced by any policeman’s discount.

(c)	Where the tenant pays a portion of the rent and the remainder is paid by a federal, state, or local rental assistance program, the Contract Rent is the amount of the rent payment by the tenant, and the payment from the assistance program has been disregarded.

(d)	In computing average Contract Rent for units of each bedroom type, the units described in the following table have been treated as indicated in the table:

Unit Type	Included in Computation?	Contract Rent Used in Computation
Vacant unit being offered for rent	Yes	Contract Rent being asked for that unit
Unit that is vacant because undergoing renovation	No	Not applicable
Unit being used as a rental office or model unit	Yes	Not applicable
Unit occupied by an employee at a discounted rent	Yes	Contract Rent being asked for comparable units
Unit shared by multiple tenants under their own leases (e.g., student housing or seniors housing)	Yes, as a single unit	The aggregate Contract Rent being paid by the tenants sharing the unit

(xxi)    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex B to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’ and ‘‘—Artesia’s Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’. Certain Mortgage Loans, set forth on Annex E, have scheduled principal payments that, assuming no prepayments are made prior to their related maturity dates and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in this prospectus supplement, are expected to support distributions to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-PB Certificates.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans/ Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Cut-Off Date Balance Per SF/ Unit Room(1)	Weighted Average DSCR(1)(2)	Cut-Off Date LTV Ratio(1)(2)	LTV Ratio at Maturity or ARD(1)(2)	Weighted Average Mortgage Rate
Peter Cooper Village & Stuyvesant Town(3)	Wachovia	1 / 2	2	$1,500,000,000	19.0%	65.5%	Multifamily — Conventional	$267,213	1.73x	55.6%	55.6%	6.434%
Five Times Square	Wachovia	1 / 1	1	536,000,000	6.8	9.5%	Office — CBD	$973	1.11x	80.0%	80.0%	5.423%
350 Park Avenue	Wachovia	1 / 1	1	430,000,000	5.4	7.7%	Office — CBD	$799	1.21x	78.2%	78.2%	5.482%
State Street Financial Center	Wachovia	1 / 1	1	387,500,000	4.9	6.9%	Office — CBD	$756	1.16x	87.2%	87.2%	5.659%
485 Lexington Avenue	Wachovia	1 / 1	1	315,000,000	4.0	5.6%	Office — CBD	$492	1.20x	70.9%	70.9%	5.608%
One South Dearborn	Wachovia	1 / 1	1	280,000,000	3.5	5.0%	Office — CBD	$333	1.21x	80.0%	80.0%	6.136%
One Congress Street	Artesia	1 / 1	1	190,000,000	2.4	3.4%	Mixed Use — Parking Garage/Office/Retail	$158	1.30x	73.7%	73.7%	6.074%
Four Seasons Aviara Resort - Carlsbad, CA	Wachovia	1 / 1	1	186,500,000	2.4	3.3%	Hospitality — Full Service	$566,869	1.31x	74.3%	74.3%	5.940%
Bank One Center	Wachovia	1 / 1	1	180,000,000	2.3	3.2%	Office — CBD	$118	1.33x	72.9%	68.0%	5.767%
9 West 57th Street	Wachovia	1 / 1	1	100,000,000	1.3	1.8%	Land — Office(4)	$72	2.18x	43.9%	43.9%	5.450%
		10/ 11		$4,105,000,000	51.9%				1.42x	69.1%	68.9%	5.953%

New York Marriott at the Brooklyn Bridge	Wachovia	1 / 1	1	$95,000,000	1.2%	1.7%	Hospitality — Full Service	$144,817	1.98x	53.4%	46.9%	5.640%
One & Two Eldridge Place	Wachovia	1 / 1	1	75,000,000	0.9	1.3%	Office — Suburban	$145	1.28x	74.3%	68.9%	5.410%
NJ Office Pool	Wachovia	1 / 4	1	62,118,000	0.8	1.1%	Office — Suburban	$116	1.39x	60.8%	60.8%	6.170%
PNC Corporate Plaza	Wachovia	1 / 1	1	61,000,000	0.8	1.1%	Office — CBD	$105	1.22x	77.8%	72.8%	5.996%
1384 Broadway	Wachovia	1 / 1	1	60,000,000	0.8	1.1%	Office — CBD	$294	1.21x	77.1%	69.3%	5.700%
Duane Reade - 661 Eighth Avenue, New York, NY	Wachovia	1 / 1	1	60,000,000	0.8	1.1%	Retail — Single Tenant	$4,688	1.06x	75.0%	75.0%	5.850%
818 West 7th Street	Wachovia	1 / 1	1	59,915,357	0.8	1.1%	Office — CBD	$159	1.32x	70.5%	58.8%	5.430%
Spring Mill Corporate Center	Wachovia	1 / 1	1	57,100,000	0.7	1.0%	Mixed Use — Office/Industrial	$92	1.34x	70.8%	65.5%	5.810%
Wildcat Self Storage Pool	Wachovia	1 / 9	1	53,200,000	0.7	0.9%	Self Storage	$67	1.37x	80.0%	80.0%	5.700%
Sealy C Pool	Wachovia	1 / 14	1	53,025,000	0.7	0.9%	Industrial — Flex	$53	1.24x	75.0%	70.0%	5.830%
		10 / 34		$636,358,357	8.1%				1.38x	70.4%	65.6%	5.741%

		20 / 45		$4,741,358,357	60.0%				1.41x	69.3%	68.5%	5.925%

(1)	The Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund. With respect to these Mortgage Loans, unless otherwise specified, the calculation of LTV Ratios, DSC Ratios and Cut-Off Date Balance per square foot/unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.

(2)	Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an ‘‘as-stabilized’’ basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See ‘‘Additional Mortgage Loan Information’’ herein. Also, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ and ‘‘—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

(3)	The underwritten net cash flow used to calculate the DSC Ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The DSC Ratio for the related Mortgaged Property calculated based on the net operating income for year 2006 is 0.58x. See ‘‘RISK FACTORS—Risks Relating to Net Cash Flow’’ in this prospectus supplement.

(4)	The Mortgaged Property related to the 9 West 57th Street Loan is improved by an office building that is not part of the collateral for the Mortgage Loan.

Detailed descriptions of loan numbers 1 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex D. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, originated or acquired and underwrote 195 Mortgage Loans included in the Trust Fund (including 1 Mortgage Loan which Wachovia co-originated and co-underwrote with Column). Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of October 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $57.0 billion. Approximately $53.7 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of October 1, 2006, Wachovia securitized approximately $55.3 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios.    Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with an LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of DSC Ratios and LTV Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio and the LTV Ratio disclosed in this prospectus supplement. For specific details on the calculations of the DSC Ratio and the LTV Ratio, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ and ‘‘RISK FACTORS—The Mortgage Loans—Risks Related to Property Inspections and Certain Assumptions in Appraisals’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The DSC Ratios and LTV Ratios described above under ‘‘—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business.    Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a Sponsor of this securitization and originated and underwrote 68 Mortgage Loans included in the Trust Fund. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 509 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program.    Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards —and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2006, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, to approximately $1.5 billion in 2005, and to approximately $2.0 billion in 2006.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia’s Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia’s Underwriting Standards’’ section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia’s Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships

The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo Bank, N.A. acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing all but 1 of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligors

The Peter Cooper Village & Stuyvesant Town Loan represents 19.0% of the Cut-Off Date Pool Balance (65.5% of the Cut-Off Date Group 2 Balance) and is a ‘‘significant obligor’’ with respect to this offering. The borrowers under the Peter Cooper Village & Stuyvesant Town mortgage loan are PCV ST Owner LP and ST Owner LP. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligors’’, ‘‘—Twenty Largest Mortgage Loans’’ and Annex D in this prospectus supplement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

One hundred ninety-five (195) of the Mortgage Loans (the ‘‘Wachovia Mortgage Loans’’), representing 88.7% of the Cut-Off Date Pool Balance (156 Mortgage Loans in Loan Group 1 or 86.4% of the Cut-Off Date Group 1 Balance and 39 Mortgage Loans in Loan Group 2 or 94.4% of the Cut-Off Date Group 2 Balance), were originated by Wachovia, 1 of which Mortgage Loans was co-underwritten and co-originated with Column and Morgan Stanley Mortgage Capital Inc (in which Wachovia retained a 40% interest).

Sixty-eight (68) of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 9.5% of the Cut-Off Date Pool Balance (56 Mortgage Loans in Loan Group 1 or 11.2% of the Cut-Off Date Group 1 Balance and 12 Mortgage Loans in Loan Group 2 or 5.6% of the Cut-Off Date Group 2 Balance), were originated by Artesia.

One (1) of the Mortgage Loans (the ‘‘Column Mortgage Loan’’), representing 1.7% of the Cut-Off Date Pool Balance (2.4% of the Cut-Off Date Group 1 Balance), was co-underwritten and co-originated by Column, Wachovia and Morgan Stanley Mortgage Capital Inc (in which Column retained a 30% interest).

Wachovia has no obligation to repurchase or substitute any of the Artesia Mortgage Loans or the Column Mortgage Loan. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Column Mortgage Loan. Column has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia Mortgage Loans.

All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia.

Originators

Each of the Mortgage Loan Sellers are originators with respect to this offering. Morgan Stanley Mortgage Capital Inc. co-originated a portion of the 485 Lexington Loan. UBS Real Estate Investments Inc. co-originated a portion of the State Street Financial Center Loan. GIT Trading Corp. is the originator of 1 mortgage loan (loan number 147), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance).

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the State Street Financial Center Loan, the LB-UBS 2007-C1 Trustee will hold the original documents related to the State Street Financial Center Loan for the benefit of the LB-UBS 2007-C1 Trust Fund and the Trust Fund, other than the related Mortgage Note which will be held by the Trustee under the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan and the 485 Lexington Avenue Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided, further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the ‘‘Core Material Documents’’)) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, the initial 90-day cure period described herein will not be reduced.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible for holding and safeguarding the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo Bank was acting as custodian of more than 43,000 commercial mortgage loan files.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan or the 485 Lexington Avenue Loan.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i)    the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(ii)    as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iii)    immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(iv)    the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(v)    each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

(vii)    each related assignment of Mortgage and assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(viii)    the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(ix)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(x)    as of the date of origination, there was no proceeding pending, and subsequent to that date, the applicable Mortgage Loan Seller has not received notice of any pending or threatening proceeding for the condemnation of all or any material portion of such Mortgaged Property;

(xi)    each Mortgaged Property was covered by (1) a fire and extended perils included within the classification ‘‘All Risk of Physical Loss’’ insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller’s knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

(xii)    other than payments due but not yet 30 days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(xiii)    as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv)    one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv)    an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the ‘‘Appraisal Standards Board of the Appraisal Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan (or in the case of certain representations and warranties, is deemed to materially and adversely affect the value of a Mortgage Loan), the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the Peter Cooper Village & Stuyvesant Town Loan, the Five Times Square Loan, the State Street Financial Center Loan or the 485 Lexington Avenue Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third-party set forth in the Pooling and Servicing Agreement (a ‘‘Determination Party’’) as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related

Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the State Street Financial Center Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the State Street Financial Center Pari Passu Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans and that the related Pari Passu Companion Loans are pari passu in right of entitlement to payment with the related Pari Passu Loans, to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the State Street Financial Center Loan. See ‘‘—Servicing of the State Street Financial Center Loan’’ below for a description of the servicing of the State Street Financial Center Loan.

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below, following the subsection captioned ‘‘—Servicing of the State Street Financial Center Loan’’, is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the State Street Financial Center Loan and its Pari Passu Companion Loan). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time; provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Under the terms of the Pooling and Servicing Agreement, if a successor to the Master Servicer is not appointed, the Trustee will function as the Master Servicer until a successor is appointed. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will act as the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on EnableUs software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
By Approximate Number	10,015	15,531	17,641	20,725
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$262.1

Within this portfolio, as of December 31, 2006, are approximately 17,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $207.1 billion related to commercial mortgage backed securities (or commercial real estate collateralized debt obligation securities).

In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of December 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account within the time described in this prospectus supplement. On the day any amount is to be disbursed by the Master Servicer, that amount is transferred to a common disbursement account prior to disbursement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving Mortgage Loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

There are no legal proceedings pending against Wachovia Bank, National Association, or to which any property of Wachovia Bank, National Association is subject, that are material to the Certificateholders, nor does Wachovia Bank, National Association have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company, will initially be appointed as Special Servicer of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 700 Twelfth Street, N.W., Suite 700, Washington, D.C. 20005 and its telephone number is (888) 880-8958. CWCAM and its affiliates are involved in the real estate investment, finance and management business, including:

•    originating commercial and multifamily real estate loans;

•    investing in high yielding real estate loans and other commercial real estate debt instruments; and

•    investing in, surveilling and managing as special servicer, unrated and non investment grade rated securities issued pursuant to CMBS and CRE CDO transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. (‘‘CMAE’’) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the Non Offered Certificates. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2003, or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2 Canadian CMBS pool containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM provides special servicing activities for investments in over 88 markets throughout the United States. As of December 31, 2006, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations among other things in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the

Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM is not an affiliate of the Depositor, the Trust Fund, the Master Servicer or the Trustee. However, CWCAM is an affiliate of CWCapital LLC, a Sponsor under this transaction and an affiliate of Cadim TACH inc., the anticipated initial holder of certain Non Offered Certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction— between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time to time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth herein regarding the Special Servicer has been provided by CWCAM.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the State Street Financial Center Loan, the rights of the Controlling Class Representative to advise on certain servicing actions are shared with the LB-UBS 2007-C1 Controlling Class Representative, however in the event the two parties are not able to agree on such servicing actions the LB-UBS 2007-C1 Controlling Class Representative shall control the decisions. Additionally, the LB-UBS 2007-C1 Special Servicer may be removed at any time, with or without cause, by the LB-UBS 2007-C1 Controlling Class Representative, without the consent of the Controlling Class Representative. See ‘‘—Servicing of the State Street Financial Center Loan’’ below. With respect to the Five Times Square Loan and the 485 Lexington Avenue Loan, if either of the related Pari Passu Companion Loans is included in a securitization, the rights of the Controlling Class Representative to advise on certain servicing actions will be shared with the controlling class representative with respect to such securitization. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below including, with respect to the One Congress Street Loan, the Tyco International Building Loan, the Morgan Apartments Loan, the Five Times Square Loan, the PNC Corporate Plaza Loan, the Spring Mill Corporate Center Loan and the Eastland Center Loan, the right to replace the Special Servicer solely with respect to the related Mortgage Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the State Street Financial Center Loan) or Companion Loan (other than the State Street Financial Center Pari Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make any Balloon Payment; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the Master Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days)) to refinance such Mortgage Loan, 120 days following such default) (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan (other than the State Street Financial Center Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the State Street Financial Center Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the State Street Financial Center Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the State Street Financial Center Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan (other than the State Street Financial Center Loan) or Companion Loan (other than the State Street Financial Center Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a)    with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b)    with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c)    with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d)    with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer), either directly or through sub-servicers, will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Servicing of the State Street Financial Center Loan

The State Street Financial Center Loan, and any related REO Property, is being serviced under the pooling and servicing agreement which governs the LB-UBS 2007-C1 Transaction (the ‘‘LB-UBS 2007-C1 Pooling and Servicing Agreement’’). Accordingly, the master servicer under the LB-UBS 2007-C1 Pooling and Servicing Agreement (the ‘‘LB-UBS 2007-C1 Master Servicer’’) will generally make servicing advances (but not principal interest advances with respect to the State Street Financial Center Loan) and remit collections on the State Street Financial Center Loan to or on behalf of the Trust Fund. However, the Master Servicer will generally be obligated to compile reports, that include information on the State Street Financial Center Loan, and to enforce the terms the State Street Financial Center Intercreditor Agreement and make certain principal and interest advances with respect to the State Street Financial Center Loan, subject to its non-recoverability determination. The servicing arrangements under the LB-UBS 2007-C1 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	KeyCorp Real Estate Capital Markets, Inc. is the LB-UBS 2007-C1 Master Servicer under the LB-UBS 2007-C1 Pooling and Servicing Agreement. The special servicer under the LB-UBS 2007-C1 Pooling and Servicing Agreement with respect to each of the mortgage loans serviced under the LB-UBS 2007-C1 Pooling and Servicing Agreement is Midland Loan Services, Inc. (the ‘‘LB-UBS 2007-C1 Special Servicer’’). The controlling class representative under the LB-UBS 2007-C1 Transaction is entitled to remove and replace the LB-UBS 2007-C1 Special Servicer without cause and without the consent of the Controlling Class Representative.

•	The trustee under the LB-UBS 2007-C1 Pooling and Servicing Agreement is LaSalle Bank National Association (the ‘‘LB-UBS 2007-C1 Trustee’’), who will be the mortgagee of record for the State Street Financial Center Loan.

•	The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the LB-UBS 2007-C1 Master Servicer, the LB-UBS 2007-C1 Special Servicer or the LB-UBS 2007-C1 Trustee or (b) except as described below, make servicing advances with respect to the State Street Financial Center Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the State Street Financial Center Loan is dependent on its receipt of the corresponding information and collection from the LB-UBS 2007-C1 Master Servicer or the LB-UBS 2007-C1 Special Servicer.

•	Pursuant to the LB-UBS 2007-C1 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the State Street Financial Center Loan will be generally the same as under the Pooling and Servicing Agreement.

•	The LB-UBS 2007 C-1 Master Servicer will have a property inspection performed at least once every two years for each mortgaged property with allocated loan amounts of $2,000,000 or less, and at least once a year for all other mortgaged properties.

•	The Master Servicer will be required to make P&I Advances with respect to the State Street Financial Center Loan, unless the Master Servicer, after receiving the necessary information from the LB-UBS 2007-C1 Master Servicer, has determined that such advance would not be recoverable from collections on the State Street Financial Center Loan.

•	If the LB-UBS 2007-C1 Master Servicer determines that a servicing advance it made with respect to the State Street Financial Center Loan, or the Mortgaged Property, as applicable, is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

•	In connection with the sale of a defaulted mortgage loan under the LB-UBS 2007 C-1 Pooling and Servicing Agreement, the LB-UBS 2007-C1 Special Servicer and the holder(s) of a majority of the voting rights of the controlling class under the LB-UBS 2007-C1 Pooling and Servicing Agreement are granted purchase options with respect to the defaulted mortgage loan and may submit competing bids within ten days following notice that the LB-UBS 2007 C-1 Special Servicer has received a fair value bid. If a bid is accepted by the LB-UBS 2007 C-1 Special Servicer, such purchase option holder will have ten days to purchase the default mortgage loan. If the LB-UBS 2007 C-1 Special Servicer has not accepted a fair value bid within 120 days, then a purchase option holder can request updated fair value bid, which the LB-UBS 2007 C-1 Special Servicer will have 45 days to re-calculate.

•	The LB-UBS 2007-C1 Master Servicer is responsible for any request made by the applicable borrower under the State Street Financial Center Whole Loan to approve certain leasing activities other than granting or entering into any subordination, non-disturbance or attornment agreement (an ‘‘SNDA’’), it being agreed pursuant to the terms of the LB-UBS 2007-C1 Pooling and Servicing Agreement, that the LB-UBS 2007-C1 Master Servicer shall not grant, but shall forward to the LB-UBS 2007-C1 Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith).

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate (4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan or, with respect to the Peter Cooper Village & Stuyvesant Town Loan, the lesser of (i) 0.50% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan, and (ii) $15,000,000 .	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest) or, with respect to the Peter Cooper Village & Stuyvesant Town Loan, the lesser of (i) 0.50% of any whole or partial cash payments of liquidation proceeds received in respect thereof and (ii) $15,000,000.	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Distribution Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	The LB-UBS 2007-C1 Master Servicer and the LB-UBS 2007-C1 Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the State Street Financial Center Loan pursuant to the LB-UBS 2007-C1 Pooling and Servicing Agreement. See ‘‘—Servicing of the State Street Financial Center Loan’’ in this prospectus supplement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(4)	The Master Servicing Fee for each Mortgage Loan will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0700% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.25% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.00028% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.0200% to 0.0700%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.02105% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The State Street Financial Center Loan will be serviced by the LB-UBS 2007-C1 Master Servicer.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.25% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof or, with respect to the Peter Cooper Village & Stuyvesant Town Loan, the lesser of

(i) 0.50% of any whole or partial cash payments of liquidation proceeds received in respect thereof and (ii) $15,000,000; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan or, with respect to the Peter Cooper Village & Stuyvesant Town Loan, the lesser of (i) 0.50% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan, and (ii) $15,000,000. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees and any additional servicing compensation of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan and subject to the Master Servicer’s right to approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale and due-on-encumbrance provisions for certain Mortgage Loans as described below) to modify, waive or amend any term of any Mortgage Loan (other than the State Street Financial Center Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. As provided in the Pooling and Servicing Agreement, the Master Servicer may approve certain transfers of the equity interests in the related borrowers and waivers regarding due-on-sale or due-on-encumbrance provisions relating to Mortgage Loans with tenants-in-common borrowing entities, subject to the Servicing Standard, the related Mortgage Loan documents and certain limiting conditions as set forth in the Pooling and Servicing Agreement, including Rating Agency approval of any such waivers for Mortgage Loans with certain outstanding Stated Principal Balances and that meet certain other financial thresholds.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the State Street Financial Center Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-P, Class X-C or Class X-W Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans (other than the State Street Financial Center Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or the State Street Financial Center Loan, and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs, and other than with respect to the State Street Financial Center Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i)    any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield

Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix)    any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x)    any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi)    any determination to allow a borrower not to maintain terrorism or, to the extent provided in the Pooling and Servicing Agreement, windstorm insurance; and

(xii)    any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Cadim TACH inc. or an affiliate, will be the initial Controlling Class Representative.

Pursuant to the LB-UBS 2007-C1 Pooling and Servicing Agreement and the State Street Financial Center Intercreditor Agreement, with respect to the State Street Financial Center Loan, the Controlling Class Representative will have certain consultation rights it exercises with the controlling class representative under the LB-UBS 2007-C1 Pooling and Servicing Agreement (the ‘‘LB-UBS 2007-C1 Controlling Class Representative’’) in connection with the rights given to the LB-UBS 2007-C1 Controlling Class Representative under the LB-UBS 2007-C1 Pooling and Servicing Agreement to direct the LB-UBS 2007-C1 Master Servicer and/or LB-UBS 2007-C1 Special Servicer with respect to the servicing of the State Street Financial Center Loan and the related Pari Passu Companion Loan. Anthracite Capital, Inc. is the LB-UBS 2007-C1 Controlling Class Representative. In general, in the event that the LB-UBS 2007-C1 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the State Street Financial Center Loan, the LB-UBS 2007-C1 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the LB-UBS 2007-C1 Controlling Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the State Street Financial Center Intercreditor Agreement and the LB-UBS 2007-C1

Pooling and Servicing Agreement provide that the decision of the LB-UBS 2007-C1 Controlling Class Representative will control in the event such disagreement is not resolved within 10 Business Days.

Notwithstanding the foregoing, provided no One Congress Street Control Appraisal Period is in effect under the One Congress Street Intercreditor Agreement, the holder of the One Congress Street Subordinate Companion Loan will have the right to consult with and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the One Congress Street Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights otherwise described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the actions described below with the applicable Special Servicer. Generally, provided no One Congress Street Control Appraisal Period is in effect under the One Congress Street Intercreditor Agreement, the holder of the One Congress Street Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the One Congress Street Whole Loan that are the same as or similar to those of the Controlling Class Representative otherwise described above and must be notified of, and give its prior written approval to (and will be entitled to advise with respect to) the following additional actions in accordance with the One Congress Street Intercreditor Agreement: (A) any acceptance of a discounted payoff with respect to the One Congress Street Loan or the One Congress Street Subordinate Companion Loan; (B) any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related Mortgage Loan documents or any material waiver, modification or amendment of any material insurance requirements under the related Mortgage Loan documents (in each case if the mortgagee’s approval or determination is required by the related Mortgage Loan documents); (C) any modification, execution, termination or renewal of any material lease (to the extent mortgagee’s approval is required by the related Mortgage Loan documents), including any master lease of the parking garage portion of the related mortgaged property; (D) the voting of any plan or reorganization, restructuring or similar plan in the bankruptcy of the related borrower; (E) any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee’s approval is required under the related Mortgage Loan documents); (F) any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower; (G) any release of the related borrower or any guarantor of any of the obligations of the borrower from liability; (H) any transfer of the related Mortgaged Property or any portion thereof or any transfer of any direct or indirect ownership interest in the related borrower or any consent to an assignment and assumption of the related One Congress Street Whole Loan pursuant to the related Mortgage Loan documents; (I) any exercise of any right of mortgagee under the related Mortgage Loan documents to terminate a property management agreement for the related Mortgaged Property or any approval rights with respect to any change of the property manager for the related Mortgaged Property; (J) any material reduction or material waiver of the related borrower’s obligations to pay any reserve amounts under the related Mortgage Loan documents (except for reductions that occur according to the express terms of the related Mortgage Loan documents); (K) the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the One Congress Street Whole Loan, if such settlement would result in a shortfall of amounts due and payable to the holder of the One Congress Street Subordinate Companion Loan; (L) following the occurrence of an event of default under the One Congress Street Whole Loan, any initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents not otherwise described or referred to above; (M) the release to the borrower of any escrow for which the borrower is not entitled expressly entitled to under the loan documents or under applicable law, (N) the approval of significant repair or renovation projects or tenant build-out work or reimbursement to tenant therefor (other than in connection with a casualty or condemnation event) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the related Mortgaged Loan documents (to the extent the mortgagee’s consent is required by the related Mortgaged Loan documents), (O) any determination that one or more specified leasing achievement release criteria have been satisfied for purposes of releases from the leasing achievement reserve established under the One Congress Street Whole Loan and any determination that certain release criteria have been satisfied for purposes of releases from the debt service reserve established under the One Congress Street Whole Loan; (P) the approval or adoption of any budget for, or any material alteration to, the related mortgaged property (if the mortgagee’s approval is required by the related Mortgaged Loan documents and, if so, notwithstanding anything to the contrary set forth herein, subject to the same standard of approval as is set forth in the applicable related Mortgaged Loan documents); and (Q) the designation of any replacement Special Servicer for the One Congress Street Whole Loan or the appointment or removal of any sub-servicer for the One Congress Street Whole Loan (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling and Servicing Agreement).

Notwithstanding the foregoing, provided no Tyco International Building Control Appraisal Period is in effect under the Tyco International Building Intercreditor Agreement, the holder of the Tyco International Building Subordinate Companion Loan will have the right to advise on and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Tyco International Building Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the Tyco International Building Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Tyco International Building Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the related borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Tyco International Building Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Tyco International Building Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Tyco International Building Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Tyco International Building Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Tyco International Building Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Tyco International Building Whole Loan or a modification or waiver of any other monetary term of the Tyco International Building Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Tyco International Building Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Tyco International Building Whole Loan that would result in a discounted pay-off of the Tyco International Building Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Tyco International Building Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Tyco International Building Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Tyco International Building Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Tyco International Building Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Tyco International Building Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; (J) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrowers.

Further, notwithstanding the foregoing, provided no Morgan Apartments Control Appraisal Period is in effect under the Morgan Apartments Intercreditor Agreement, the holder of the Morgan Apartments Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Morgan Apartments Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicer. Generally, the holder of the Morgan Apartments Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Morgan Apartments Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Morgan Apartments Whole Loan to the borrower not expressly required by the terms of the related Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Morgan Apartments, prepay next premium Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Morgan Apartments Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Morgan Apartments Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Morgan Apartments Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Morgan Apartments Whole Loan or a modification or waiver of any other monetary term of the Morgan Apartments Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the Morgan Apartments Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Morgan Apartments Whole Loan that would result in a discounted pay-off of the Morgan Apartments Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Morgan Apartments Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Morgan Apartments Whole Loan (other than pursuant to a purchase option contained in the Morgan Apartments Intercreditor Agreement or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Morgan Apartments Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Morgan Apartments Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Morgan Apartments Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, the holder of the Five Times Square Subordinate Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Five Times Square Whole Loan and the Controlling Class, and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Five Times Square Subordinate Companion Loan will be entitled to such rights. These rights include that (i) so long as a Five Times Square Control Appraisal Period does not exist, the Special Servicer and/or the Master Servicer will be required to consult with the holder of such Five Times Square Subordinate Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee’s approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the Five Times Square Whole Loan to the borrower not expressly required by the terms of the related Mortgage Loan documents or under applicable law; (D) alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F) the waiver of any notice provisions related to prepayment; and (ii) the holder of the Five Times Square Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Five Times Square Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the Five Times Square Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or Prepayment Premium payable thereon or a deferral or a forgiveness of interest on or principal of the Five Times Square Whole Loan or a modification or waiver of any other monetary term of the Five Times Square Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Five Times Square Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Five Times Square Whole Loan that would result in a discounted pay off of the Five Times Square Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure; (D) any sale of the Five Times Square Whole Loan or the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower; (E) any action to bring the related Mortgaged Property or related REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Five Times Square Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Five Times Square Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the Five Times Square Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements set forth in the related Mortgage Loan documents; and (J) any incurrence of additional debt by the related borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, pursuant to the Five Times Square Intercreditor Agreement, with respect to the Five Times Square Loan, the Controlling Class Representative will generally share with the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan the rights with respect to the servicing of the Five Times Square Loan and the Five Times Square Pari Passu Companion Loan. In general, in the event that the Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the Five Times Square Loan, the Controlling Class Representative will generally be required to confer with the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Five Times Square Intercreditor Agreement provides that the Controlling Class Representative and the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan will contract with a third party designated under the Five Times Square Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the controlling class representative with respect to the Five Times Square Pari Passu Companion Loan in accordance with the Five Times Square Intercreditor Agreement.

Notwithstanding the foregoing, provided no PNC Corporate Plaza Control Appraisal Period is in effect under the PNC Corporate Plaza Intercreditor Agreement, the holder of the PNC Corporate Plaza Subordinate Companion Loan will have the right to advise on and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the PNC Corporate Plaza Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the PNC Corporate Plaza Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the PNC Corporate Plaza Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the PNC Corporate Plaza Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the PNC Corporate Plaza Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the PNC Corporate Plaza Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the PNC Corporate Plaza Intercreditor Agreement: (A) any modification of, or waiver with respect to, the PNC Corporate Plaza Building Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the PNC Corporate Plaza Whole Loan or a modification or waiver of any other monetary term of the PNC Corporate Plaza Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the PNC Corporate Plaza Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the PNC Corporate Plaza Whole Loan that would result in a discounted pay-off of the PNC Corporate Plaza Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the PNC Corporate Plaza Building Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the PNC Corporate Plaza Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the PNC Corporate Plaza Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the PNC Corporate Plaza Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the PNC Corporate Plaza Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; (J) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower.

Notwithstanding the foregoing, provided no Spring Mill Corporate Center Control Appraisal Period is in effect under the Spring Mill Corporate Center Intercreditor Agreement, the holder of the Spring Mill Corporate Center Subordinate Companion Loan will have the right to consult with and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Spring Mill Corporate Center Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the Spring Mill Corporate Center

Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Spring Mill Corporate Center Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Spring Mill Corporate Center Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Spring Mill Corporate Center Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Spring Mill Corporate Center Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Spring Mill Corporate Center Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Spring Mill Corporate Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Spring Mill Corporate Center Whole Loan or a modification or waiver of any other monetary term of the Spring Mill Corporate Center Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Spring Mill Corporate Center Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Spring Mill Corporate Center Whole Loan that would result in a discounted pay-off of the Spring Mill Corporate Center Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Spring Mill Corporate Center Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Spring Mill Corporate Center Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Spring Mill Corporate Center Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Spring Mill Corporate Center Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Spring Mill Corporate Center Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Notwithstanding the foregoing, provided no Eastland Center Control Appraisal Period is in effect under the Eastland Center Intercreditor Agreement, the holder of the Eastland Center Subordinate Companion Loan will have the right to consult with and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the Eastland Center Whole Loan and the Controlling Class, and the Controlling Class Representative, will not have the consent and advice rights described in this prospectus supplement; provided, however, the Controlling Class Representative will be entitled to discuss (without any consent right) any of the following actions with the Special Servicer. Generally, the holder of the Eastland Center Subordinate Companion Loan will be entitled to rights including that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of the Eastland Center Subordinate Companion Loan or its designee in connection with any adoption or implementation of a business plan submitted by the borrower with respect to the related Mortgaged Property, the execution or renewal of any lease, the release of any escrow held in conjunction with the Eastland Center Whole Loan to the borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law, alterations on the related Mortgaged Property if approval by the mortgagee is required by the related Mortgage Loan documents, material change in any ancillary Mortgage Loan documents or the waiver of any notice provisions related to prepayment; and (ii) the holder of the Eastland Center Subordinate Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Eastland Center Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions in accordance with the Eastland Center Intercreditor Agreement: (A) any modification of, or waiver with respect to, the Eastland Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, prepayment premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Eastland Center Whole Loan or a modification or waiver of any other monetary term of the Eastland Center Whole Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan documents or a modification or waiver of any provision of the Eastland Center Whole Loan which restricts the borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Eastland Center Whole Loan that would result in a discounted pay-off of the Eastland Center Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the related Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the Eastland Center Intercreditor Agreement or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the related Mortgage Loan documents, the transfer of any direct or indirect interest in the borrower or any sale of the Eastland Center Whole Loan; (E) any action to bring the related Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Eastland Center Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Eastland Center Whole Loan); (G) any release of the borrower or any guarantor from liability with respect to the Eastland Center Whole Loan; (H) any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower); (I) any material changes to or waivers of any of the insurance requirements under the related Mortgage Loan documents; and (J) any incurrence of additional debt by the borrower to the extent such incurrence requires the consent of the mortgagee under the related Mortgage Loan documents.

Further, notwithstanding the foregoing, the holder of the Mezz Cap Subordinate Companion Loan may exercise certain approval rights relating to a modification of the Mezz Cap Loan or the Mezz Cap Subordinate Companion Loan that materially and adversely affects the holder of the Mezz Cap Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—The Mezz Cap Loan— Servicing Provisions of the Mezz Cap Intercreditor Agreement’’ in this prospectus supplement.

In addition, the holders of the related Caplease Subordinate Companion Loans may exercise certain approval rights relating to modification of the related Caplease Subordinate Companion Loans that materially and adversely affects the holders of the related Caplease Subordinate Companion Loans prior to the expiration of the related repurchase period. In addition, the holders of the related Caplease Subordinate Companion Loans may exercise certain approval rights relating to a modification of the related Caplease Loan or related Caplease Subordinate Companion Loans that materially and adversely affects the holders of the related Caplease Subordinate Companion Loans and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co Lender Loans—The Caplease Loans—Servicing Provisions of the Caplease Intercreditor Agreement’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative.    The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the State Street Financial Center Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The State Street Financial Center Loan will be serviced under the LB-UBS 2007-C1 Pooling and Servicing Agreement and any actions taken following a default will be in accordance with the terms thereof. See ‘‘—Servicing of the State Street Financial Center Loan’’ in this prospectus supplement. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent 60 days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, such Mortgage Loan shall not be considered a Defaulted Mortgage Loan until 60 days following such default (or, if the Master Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days)) to refinance such Mortgage Loan, 120 days following such default) (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for 15 days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such 15 day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than 3 years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than 5 days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; provided, further, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of

(x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the State Street Financial Center

Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the State Street Financial Center Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans but other than the State Street Financial Center Loan) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; provided, however, with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2008, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the State Street Financial Center Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the State Street Financial Center Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Available Information’’ in this prospectus supplement.

 DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of March 1, 2007, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS — Certificate Account’’ in the prospectus); (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans; and (v) certain rights under the swap contract with respect to the Class A-MFL Regular Interest.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-P, Class X-C and Class X-W Certificates (collectively, the ‘‘Class X Certificates’’ and together with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (together, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class A-MFL, Class X-P, Class X-C, Class X-W, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a Sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

On the Closing Date, the ‘‘Class A-MFL Regular Interest’’ will also be issued by the Trust Fund as an uncertificated regular interest in one of the REMICs. The Class A-MFL Regular Interest and the Class A-MFL Certificates are not being offered by this prospectus supplement. The Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in exchange for the A-MFL Certificates. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-MFL Regular Interest, the Floating Rate Account and the swap contract with respect to the Class A-MFL Regular Interest.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Issuing Entity is also sometimes referred to herein as the Trust Fund. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

Accordingly, although the transfer of the underlying Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund has been structured as a sale, there can be no assurance that the sale of the underlying Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Trust Fund is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See ‘‘RISK FACTORS—The Offered Certificates— The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans’’ in this prospectus supplement.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$35,195,000	0.445%
Class A-2 Certificates	$100,000,000	1.265%
Class A-3 Certificates	$908,744,000	11.498%
Class A-4 Certificates	$195,542,000	2.474%
Class A-PB Certificates	$126,906,000	1.606%
Class A-5 Certificates	$1,876,383,000	23.741%
Class A-1A Certificates	$2,289,679,000	28.970%
Class A-M Certificates	$540,349,000	6.837%
Class A-J Certificates	$671,798,000	8.500%
Class B Certificates	$49,397,000	0.625%
Class C Certificates	$79,035,000	1.000%
Class D Certificates	$69,155,000	0.875%
Class E Certificates	$59,277,000	0.750%
Class F Certificates	$69,155,000	0.875%
Non-Offered Certificates (other than the Class X-P Class X-C, Class X-W, Class R-I, Class R-II and Class Z Certificates)	$832,883,737	10.538%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates or the Class A-MFL Regular Interest on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates or the Class A-MFL Regular Interest on such Distribution Date. The Certificate Balance of the Class A-MFL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class A-MFL Regular Interest.

The Class X-P, Class X-C and Class X-W Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the ‘‘Notional Amount’’). The Class X-P, Class X-C and Class X-W Certificates have separate components (each, a ‘‘Component’’), each corresponding to a different Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest. Each such Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates or the Class A-MFL Regular Interest, as applicable. The component balance (the ‘‘Component Balance’’) of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates or the Class A-MFL Regular Interest, as applicable, outstanding from time to time.

On each Distribution Date, the Notional Amount of the Class X-W Certificates generally will be equal to 75% of the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class X-W Certificates will equal approximately $5,927,624,052 (subject to a permitted variance of plus or minus 5.0%).

On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to 25% of the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class X-C Certificates will equal approximately $1,975,874,684 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(1)	until the Distribution Date in September 2007, 25% of the sum of (a) the lesser of $18,802,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $2,289,501,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest;

(2)	after the Distribution Date in September 2007, through and including the Distribution Date in March 2008, 25% of the sum of (a) the lesser of $16,695,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $2,289,285,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest;

(3)	after the Distribution Date in March 2008, through and including the Distribution Date in September 2008, 25% of the sum of (a) the lesser of $21,770,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $2,251,186,000 and the Certificate Balance of the Class A-1A Certificates, and (c) the aggregate Certificate Balances of Class A-3, Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest;

(4)	after the Distribution Date in September 2008, through and including the Distribution Date in March 2009, 25% of the sum of (a) the lesser of $820,241,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $2,206,800,000 and the Certificate Balance of the Class A-lA Certificates, and (c) the aggregate Certificate Balances of Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest;

(5)	after the Distribution Date in March 2009, through and including the Distribution Date in September 2009, 25% of the sum of (a) the lesser of $712,186,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $2,163,707,000 and the Certificate Balance of the Class A-lA Certificates, and (c) the aggregate Certificate Balances of Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-MFL Regular Interest;

(6)	after the Distribution Date in September 2009, through and including the Distribution Date in March 2010, 25% of the sum of (a) the lesser of $593,772,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $2,114,420,000 and the Certificate Balance of the Class A-lA Certificates, and (c) the aggregate Certificate Balances of Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $7,506,000 and the Certificate Balance of the Class K Certificates;

(7)	after the Distribution Date in March 2010, through and including the Distribution Date in September 2010, 25% of the sum of (a) the lesser of $491,004,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $2,073,584,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $21,821,000 and the Certificate Balance of the Class J Certificates;

(8)	after the Distribution Date in September 2010, through and including the Distribution Date in March 2011, 25% of the sum of (a) the lesser of $391,619,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $2,004,006,000 and the Certificate Balance of the

Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $28,617,000 and the Certificate Balance of the Class H Certificates;

(9)	after the Distribution Date in March 2011, through and including the Distribution Date in September 2011, 25% of the sum of (a) the lesser of $252,598,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $1,965,660,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-4, Class A-PB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $57,594,000 and the Certificate Balance of the Class G Certificates;

(10)	after the Distribution Date in September 2011, through and including the Distribution Date in March 2012, 25% of the sum of (a) the lesser of $1,625,527,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of $1,838,480,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $60,153,000 and the Certificate Balance of the Class F Certificates;

(11)	after the Distribution Date in March 2012, through and including the Distribution Date in September 2012, 25% of the sum of (a) the lesser of $1,545,468,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of $1,804,658,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $4,095,000 and the Certificate Balance of the Class F Certificates;

(12)	after the Distribution Date in September 2012, through and including the Distribution Date in March 2013, 25% of the sum of (a) the lesser of $1,468,259,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of $1,771,897,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $9,136,000 and the Certificate Balance of the Class E Certificates;

(13)	after the Distribution Date in March 2013 through and including the Distribution Date in September 2013, 25% of the sum of (a) the lesser of $1,388,565,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of $1,740,077,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B and Class C Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $25,786,000 and the Certificate Balance of the Class D Certificates;

(14)	after the Distribution Date in September 2013, through and including the Distribution Date in March 2014, 25% of the sum of (a) the lesser of $1,184,480,000 and the Certificate Balance of the Class A-5 Certificates, (b) the lesser of $1,709,219,000 and the Certificate Balance of the Class A-lA Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J and Class B Certificates and the Class A-MFL Regular Interest, and (d) the lesser of $54,029,000 and the Certificate Balance of the Class C Certificates; and

(15)	after the Distribution Date in March 2014, $0.

The initial Notional Amount of the Class X-P Certificates will be $1,912,455,500.

The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5 and Class A-1A Certificates, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates or the Class A-MFL Regular Interest to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) will result in an increase in the Notional Amount of the Class X-W and Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates or the Class A-MFL Regular Interest and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest,. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately 0.627% per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the notional balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of 25% of the Certificate Balance of a specified Class of Sequential Pay Certificates and the Class A-MFL Regular Interest. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates or the Class A-MFL Regular Interest is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then 25% of that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in March 2014, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex G to this prospectus supplement for such Distribution

Date minus 0.03% per annum, minus (y) the Pass-Through Rate for the applicable Class of Sequential Pay Certificates or the Class A-MFL Regular Interest (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in March 2014, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.060% per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding notional balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of 25% of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest. In general, the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in March 2014, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of 25% of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and such 25% of the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates or the Class A-MFL Regular Interest;

(2)	if such Class X-C Component consists of a designated portion (but not all) of 25% of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if the designated portion of such 25% of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates or the Class A-MFL Regular Interest;

(3)	if such Class X-C Component consists of a designated portion (but not all) of 25% of the Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if the designated portion of such 25% of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates or the Class A-MFL Regular Interest; and

(4)	if such Class X-C Component consists of 25% of the entire Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, and if such 25% of the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates or the Class A-MFL Regular Interest.

For each Distribution Date after the Distribution Date in March 2014, 25% of the entire Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates or the Class A-MFL Regular Interest.

The Pass-Through Rate applicable to the Class X-W Certificates for the initial Distribution Date will equal approximately 0.667% per annum.

The Pass-Through Rate applicable to the Class X-W Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Class X-W Strip Rates for the components (the ‘‘Class X-W Components’’) for such Distribution Date (weighted on the basis of the respective notional balances of such Class X-W Components outstanding immediately prior to such Distribution Date). Each Class X-W Component will be comprised of 75% of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. The Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will constitute a separate Class X-W Component. The ‘‘Class X-W Strip Rate’’ in respect of any Class of Class X-W Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest, as applicable, corresponding to such Class X-W Component (but in no event will any Class X-W Strip Rate be less than zero).

In the case of each Class of REMIC Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the Notional Amount) of such Class of Certificates or the Class A-MFL Regular Interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 1 Mortgage Loan (loan number 93), representing 0.2% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note, unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year (January if the final Distribution Date occurs in February) will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2007.

Distributions

General.    Except as described below with respect to the Class Z Certificates, distributions on the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Certificates may receive distributions will be the Distribution Date occurring in April, 2007. The amount allocated to the Class A-MFL Regular Interest on each Distribution Date will be deposited into the Floating Rate Account, less the portion of such amount, if any, due to the swap counterparty with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the swap counterparty with respect to the Distribution Date will be deposited into the Floating Rate Account.

The Available Distribution Amount.    The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class A-MFL, Class R-I, Class R-II and Class Z Certificateholders) and the Class A-MFL Regular Interest on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (without regard to any payments made to or received by the swap counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i)    any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii)    any Prepayment Premiums and Yield Maintenance Charges;

(iii)    all amounts in the Certificate Account or Distribution Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv)    any amounts deposited in the Certificate Account in error;

(v)    any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi)    if such Distribution Date occurs in February of any year or during January of any year that is not a leap year unless the final Distribution Date occurs in January or February immediately following such December or January, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

(b)    all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date (other than, in the case of the Master Servicer, any P&I Advances allocable to a Pari Passu Companion Loan and all P&I Advances made by the LB-UBS 2007-C1 Master Servicer with respect to such Distribution Date and the State Street Financial Center Loan);

(c)    any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan); and

(d)    if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless the final Distribution Date occurs in January or February immediately following such December or January, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account.    The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Certificate Accounts’’ in the prospectus.

Distribution Account.    The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest.

Gain-on-Sale Reserve Account.    The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account.    The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Floating Rate Account.    On or before the Closing Date, the Trustee will establish and maintain a ‘‘Floating Rate Account’’ in trust for the benefit of the holders of the Class A-MFL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. The Floating Rate Account may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-MFL Regular Interest or the swap contract, the Trustee will deposit the same into the Floating Rate Account.

Other than the Assessment of Compliance and the Attestation Report, as such terms are defined in the accompanying prospectus, required to be delivered by certain parties, as described in the accompanying prospectus, there will be no independent certification of the account activity with respect to any of the Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Additional Interest Account or the Gain-on-Sale Reserve Account.

Application of the Available Distribution Amount.    On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-5 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-P Certificates, the Class X-C Certificates and the Class X-W Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex F to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan

Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal, to the holders of the Class A-3 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, and the Class A-3 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal, to the holders of the Class A-4 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date.

(7)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on such Distribution Date;

(8)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates as set forth in clauses (2), (3), (4), (5), (6) and (7) above, to distributions of principal to the holders of the Class A-5 Certificates, in an amount (not to exceed the then outstanding Certificate Balance of the Class A-5 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such

Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on such Distribution Date;

(9)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates have been made on such Distribution Date;

(10)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(11)	to distributions of interest, to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of the Class A-M Certificates and the Class A-MFL Regular Interest on such Distribution Date, in amounts equal to all Distributable Certificate Interest in respect of such Class A-M Certificates and the Class A-MFL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(12)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal, pro rata, to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest in an aggregate amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates and the Class A-MFL Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-M Certificates and the Class A-MFL Regular Interest for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(13)	to distributions to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and the Class A-MFL Regular Interest, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates or the Class A-MFL Regular Interest and for which no reimbursement has previously been received;

(14)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class A-J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(15)	after all Classes of Certificates or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of payment;

(16)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(17)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(18)	after all Classes of Certificates or the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(19)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class B Certificates and for which no reimbursement has previously been received;

(20)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(21)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(22)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class C Certificates and for which no reimbursement has previously been received;

(23)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(24)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(25)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class D Certificates and for which no reimbursement has previously been received;

(26)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(27)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(28)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class E Certificates and for which no reimbursement has previously been received;

(29)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(30)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(31)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class F Certificates and for which no reimbursement has previously been received;

(32)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(33)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(34)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class G Certificates and for which no reimbursement has previously been received;

(35)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(36)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(37)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class H Certificates and for which no reimbursement has previously been received;

(38)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(39)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the

Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(40)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class J Certificates and for which no reimbursement has previously been received;

(41)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(42)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(43)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class K Certificates and for which no reimbursement has previously been received;

(44)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(45)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(46)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class L Certificates and for which no reimbursement has previously been received;

(47)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(48)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(49)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class M Certificates and for which no reimbursement has previously been received;

(50)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(51)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(52)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class N Certificates and for which no reimbursement has previously been received;

(53)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(54)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(55)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class O Certificates and for which no reimbursement has previously been received;

(56)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(57)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(58)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has previously been received;

(59)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(60)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Dates;

(61)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class P Certificates and for which no reimbursement has been previously been received;

(62)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(63)	after all Classes of Certificates and the Class A-MFL Regular Interest with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount in respect of such Class S Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or the Class A-MFL Regular Interest with an earlier priority of distribution on such Distribution Date;

(64)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(65)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (64) above;

provided that on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7), (8) and (9) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-PB Certificates, the Class A-5 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates and the Class A-MFL Regular Interest for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of Sequential Pay Certificates or the Class A-MFL Regular Interest.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates and the Class A-MFL Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of the Class X Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of each Class of Class X Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the applicable Class or Classes of Certificates or to the Class A-MFL Regular Interest, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, to the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the State Street Financial Center Whole Loan, which shall be allocated, pro rata, among the State Street Financial Center Pari Passu Companion Loan and the State Street Financial Center Loan, with any Prepayment Interest Shortfall allocated to the State Street Financial Center Loan, net of amounts payable to the LB-UBS 2007-C1 Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Five Times Square Whole Loan, which shall be allocated, first to the Five Times Square Subordinate Companion Loan and then, pro rata, among the Five Times Square Pari Passu Companion Loan, if applicable, and the Five Times Square Loan, with any Prepayment Interest Shortfall allocated to the Five Times Square Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the Peter Cooper Village & Stuyvesant Town Whole Loan, which shall be allocated, pro rata, among the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans, with any Prepayment Interest Shortfall allocated to the Peter Cooper Village & Stuyvesant Town Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the 485 Lexington Avenue Whole Loan, which shall be allocated, pro rata, among the 485 Lexington Avenue Pari Passu Companion Loan, if applicable, and the 485 Lexington Avenue Loan, with any Prepayment Interest Shortfall allocated to the 485 Lexington Avenue Loan, net of amounts payable to the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount.    So long as the Class A-PB Certificates or Class A-5 Certificates and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of (i) the Class A-PB Certificates and the Class A-5 Certificates or (ii) the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the LB-UBS 2007-C1 Master Servicer or the LB-UBS 2007-C1 Trustee, as applicable:

(a)    the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee, the LB-UBS 2007-C1 Master Servicer or the LB-UBS 2007-C1 Trustee, as applicable, prior to such Collection Period;

(b)    the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c)    with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d)    the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e)    if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance.    The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property (other than the Mortgaged Property related to the State Street Financial Center Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges.    In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates, the Class A-MFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided that in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates, the Class A-MFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates or the Class A-MFL Regular Interest over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates or the Class A-MFL Regular Interest on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

If there is more than one such Class of Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates or the Class A-MFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class X-P, Class X-C and Class X-W Certificates as follows: (a) on or before the Distribution Date in March 2014, 7.0% to the holders of the Class X-P Certificates, 18.0% to the holders of the Class X-C Certificates and 75.0% to the holders of the Class X-W Certificates and (b) thereafter, 25.0% to the holders of the Class X-C Certificates and 75.0% to the holders of the Class X-W Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates, the Class A-MFL Regular Interest and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest.    On each Distribution Date, any Additional Interest collected on an ARD Loan, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates and the Class X Certificates and each other such Class of Subordinate Certificates or the Class A-MFL Regular Interest, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and the Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates and the Class A-MFL Regular Interest on each Distribution Date and the ultimate receipt by the holders of such Certificates or Class A-MFL Regular Interest of, in the case of each such Class or Class A-MFL Regular Interest, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates and the Class A-MFL Regular Interest), (b) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates and the Class A-MFL Regular Interest) and the Class F Certificates, (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-MFL Regular Interest), (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-MFL Regular Interest), (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-MFL Regular Interest), (f) to the holders of the Class A-J Certificates, by means of the subordination of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates and the Class A-MFL Regular Interest), (g) to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, by means of the subordination of the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates) and (h) to the holders of the Class A Certificates and the Class X Certificates by means of the subordination of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest has been reduced to zero, the Class A-5 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-PB Certificates has been reduced to zero, the Class A-PB will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to Class A-PB Planned Principal Balance, the Class A-3 will receive principal payments only after the Certificate Balance of each of the Class A-1 Certificates and the

Class A-2 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest have been reduced to zero, the Class A Certificates, to the extent such Classes of Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest.

On each Distribution Date, following all distributions on the Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and therefore the Class A-MFL Certificates), in each case, in reduction of their respective Certificate Balances as follows, but, with respect to the Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;

fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balance of such Class of Certificates and the Class A-MFL Regular Interest is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Peter Cooper Village & Stuyvesant Town Whole Loan will be allocated pro rata to the Peter Cooper Village & Stuyvesant Town Loan, and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans. Any losses and expenses with respect to the Five Times Square Whole Loan will be allocated, first, to the Five Time Square Subordinate Companion Loan, and then pro rata to the Five Times Square Loan, and the Five Times Square Pari Passu Companion Loan. Any losses and expenses with respect to the State Street Financial Center Whole Loan will be allocated pro rata to the State Street Financial Center Loan, and the State Street Financial Center Pari Passu Companion Loan. Any losses and expenses with respect to the 485 Lexington Avenue Whole Loan will be allocated pro rata to the 485 Lexington Avenue Loan, and the 485 Lexington Avenue Pari Passu Companion Loan.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses shall not include costs or fees incurred with respect to any swap contract. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans (other than the State Street Financial Center Loan, as provided below, that are being serviced by the Master Servicer and the Special Servicer, as applicable and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in each such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. The Master Servicer and Trustee will be required to make P&I Advances with respect to the State Street Financial Center Loan, subject to the same limitations, and with the same rights, as described above.

The Master Servicer or the Trustee if the Master Servicer fails to do so, will be required to make P&I Advances with respect to the State Street Financial Center Loan under the Pooling and Servicing Agreement. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the

Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P, Moody’s and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Other than with respect to the State Street Financial Center Loan, upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date; provided, however, if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, such Mortgage Loan will not become a Required Appraisal Loan until 60 days following such default or, if the Master Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment (which is reasonably acceptable to the Special Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days)) to refinance such Mortgage Loan, 120 days following such default (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer on a monthly basis as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Master Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, plus, with respect to any Pari Passu Companion Loan (other than the State Street Financial Center Pari Passu Companion Loan), similar fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided that such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest in reverse order of payment priorities. With respect to the State Street Financial Center Loan, the appraisal reduction amount will be calculated under the LB-UBS 2007-C1 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. ‘‘—Servicing of the State Street Financial Center Loan’’ in this prospectus supplement.

Reports to Certificateholders; Available Information

Trustee Reports.    Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.ctslink.com) on each Distribution Date to the general public:

(a)    A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex C to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest in reduction of the Certificate Balance thereof;

(ii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest allocable to Distributable Certificate Interest and the applicable Interest Distribution Amount;

(iii)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv)    the amount of the distribution to the holders of each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v)    the Available Distribution Amount for such Distribution Date;

(vi)    (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii)    the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii)    the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix)    the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x)    the number of Mortgage Loans and the aggregate Stated Principal Balance (immediately after such Distribution Date) of the Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan’s status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi)    as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii)    with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii)    with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv)    the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest for such Distribution Date;

(xv)    any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest after giving effect to the distributions made on such Distribution Date;

(xvi)    the Pass-Through Rate for each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest for such Distribution Date;

(xvii)    the Principal Distribution Amount;

(xviii)    the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix)    the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx)    the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates and the Class A-MFL Regular Interest on such Distribution Date;

(xxi)    the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-P Certificates, the Class X-C Certificates and the Class X-W Certificates) and the Class

A-MFL Regular Interest and the Notional Amount of each Class of Class X Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii)    the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii)    the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and on an aggregate basis with respect to each Loan Group during the related Collection Period;

(xxiv)    the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee (or the LB-UBS 2007-C1 Master Servicer) with respect to the Mortgage Pool and each on an aggregate basis with respect to Loan Group during the related Collection Period;

(xxv)    the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi)    the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii)    the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii)    the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix)    the original and, thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx)    the original and, thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi)    the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii)    the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii)    the value of any REO Property included in the Trust Fund as of the end of the Collection Period, based on the most recent appraisal or valuation.

(b)    A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c)    A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d)    A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a)    CMSA Delinquent Loan Status Report;

(b)    CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c)    CMSA REO Status Report;

(d)    CMSA Servicer Watch List/Portfolio Review Guidelines;

(e)    CMSA Operating Statement Analysis Report;

(f)    CMSA NOI Adjustment Worksheet;

(g)    CMSA Comparative Financial Status Report;

(h)    CMSA Loan Level Reserve/LOC Report; and

(i)    CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (h) and (i) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (d), (e), (f) and (g) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

The Trustee is responsible for the preparation of tax returns on behalf of the Trust Fund and the preparation of monthly reports on Form 10-D (based on information included in the monthly Distribution Date Statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund.

The Trustee will make the Distribution Date Statement available each month to the general public via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The Trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

Book-Entry Certificates.    Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry

Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically.    On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website, initially located at www.ctslink.com, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information.    The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the

Closing Date, (c) all officers’ certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	November 15, 2011
Class A-2	January 15, 2012
Class A-3	March 15, 2012
Class A-4	March 15, 2014
Class A-PB	September 15, 2016
Class A-5	January 15, 2017
Class A-1A	January 15, 2017
Class A-M	February 15, 2017
Class A-J	February 15, 2017
Class B	February 15, 2017
Class C	February 15, 2017
Class D	March 15, 2017
Class E	March 15, 2017
Class F	March 15, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in December 2043, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4.0% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96.0% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither the Master Servicer nor Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer, the Special Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, except that the distributions of principal on any Class of Sequential Pay Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (and, consequently, the Class A-MFL Certificates) described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-MFL Regular Interest (and, consequently, the Class A-MFL Certificates) remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the Class A-MFL Regular Interest have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

For purposes of the foregoing provisions relating to termination of the Trust Fund, with respect to the State Street Financial Center Loan, the term REO Property refers to the Trust Fund’s beneficial interest in the related REO Property under the LB-UBS 2007-C1 Pooling and Servicing Agreement.

The Trustee

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING

AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360 day year consisting of twelve 30 day months), accrued at the ‘‘Trustee Fee Rate’’ on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out of pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

Wells Fargo Bank will act as Trustee and Custodian under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company, a diversified financial services company with approximately $483 billion in assets, over 23 million customers and 167,000 employees as of September 30, 2006. Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Mortgage Loan Sellers, the Master Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee has served as loan file custodian for various mortgage loans owned by the Sponsors, including for Mortgage Loans included in the Trust Fund. The terms of the custodial agreements are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the Pooling and Servicing Agreement with respect to the custody of the Mortgage Loans supersede any such custodial agreement. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage backed and asset backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on more than 285 series of commercial mortgage backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust Fund. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage backed securities.

There have been no material changes to Wells Fargo Bank’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage backed securities.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Additional Interest Account and the Gain on Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

 YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment.    The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and then to the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and then the Non-Offered Certificates (other than the Class A-MFL, Class X, Class R and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates or the Class A-MFL Regular Interest is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the LB-UBS 2007-C1 Master Servicer or the LB-UBS 2007-C1 Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-5 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will generally be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata, and other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest to the extent of amounts otherwise distributable in respect of such Certificates and the Class A-MFL Regular Interest, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates and Class A-1A Certificates, and other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates and the Class A-MFL Regular Interest, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates and Class A-1A Certificates (and the Class X-P, Class X-C and Class X-W Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class A-MFL, Class X-P, Class X-C and Class X-W Certificates) and the Class A-MFL Regular Interest on a pro rata basis.

Pass-Through Rate.    The yield on the Class A-1A Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, manufactured housing pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 17 Mortgage Loans, representing 4.9% of the Cut-Off Date Pool Balance, which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge.

A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

See ‘‘—Weighted Average Life’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination.    Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES —Termination’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PB Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Offered Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-5 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and then to the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates and the Class A-MFL Regular Interest, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-PB Certificates, the Class A-5 Certificates, the Class A-1A Certificates, the Class A-M Certificates, the Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and the Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Balance for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed to the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates are reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge (assuming that the lenders under loan numbers 108, 130 and 208 do not apply holdback or reserve escrows to partially prepay the related Mortgage Loan or to accelerate the maturity date pursuant to the related Mortgage Loan documents and that the borrowers under loan numbers 13 and 23 exercise their prepayment rights to prepay up to $8,842,000 and $5,908,000, respectively, both subject to a 1.5% prepayment premium as stated in the related Mortgage Loan documents), (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April, 2007 and (xiv) the Closing Date for the sale of the Offered Certificates is March 28, 2007.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	88	77	67	56	46
03/15/09	73	55	42	34	31
03/15/10	50	21	4	0	0
03/15/11	19	0	0	0	0
03/15/12	0	0	0	0	0
Weighted Average Life (in years)	2.79	2.01	1.64	1.39	1.09

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	97	87
03/15/11	100	91	83	78	76
03/15/12	0	0	0	0	0
Weighted Average Life (in years)	4.77	4.51	4.32	4.21	4.03

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	0	0	0	0	0
Weighted Average Life (in years)	4.84	4.83	4.82	4.79	4.56

Percentages of the Closing Date Certificate Balance of the Class A-4 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	94	93	92	92
03/15/13	100	94	93	92	92
03/15/14	0	0	0	0	0
Weighted Average Life (in years)	6.96	6.83	6.79	6.78	6.63

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	81	81	81	81	81
03/15/14	59	49	48	48	48
03/15/15	36	26	25	25	25
03/15/16	10	0	0	0	0
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	7.36	7.12	7.10	7.10	7.08

Percentages of the Closing Date Certificate Balance of the Class A-5 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.77	9.75	9.73	9.70	9.53

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	99	99	98
03/15/12	93	93	93	93	93
03/15/13	93	93	93	93	93
03/15/14	93	93	93	93	93
03/15/15	92	92	92	92	92
03/15/16	92	92	92	92	92
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.35	9.34	9.32	9.30	9.10

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.85	9.84	9.82	9.80	9.63

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.68

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.71

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.71

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.90	9.88	9.88	9.88	9.71

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.94	9.88	9.88	9.76

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	100	100	100	100	100
03/15/17	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.88	9.80

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PB and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the LB-UBS 2007-C1 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (excluding the Class A-MFL Certificates) and the Class A-MFL Regular Interest will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates — REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as part of a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such portion of the grantor trust. Futhermore, the portions of the Trust Fund consisting of the Class A-MFL Regular Interest, the swap contract and the floating rate account will be treated as part of a grantor trust for federal income tax puposes, and Class A-MFL Certificates will represent undivided beneficial interests in such portion of the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Offered Certificates will be treated as having been issued at a premium for federal income tax purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL

INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates — REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 29.0% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

 ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a ‘‘Plan’’) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law (‘‘Similar Law’’).

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 89-90 (October 17, 1989) to Credit Suisse Securities (USA) LLC (‘‘Credit Suisse’’), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. (‘‘Goldman’’), and PTE 90-29 (May 24, 1990) to Merrill Lynch & Co. (‘‘Merrill’’) (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which, generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined; provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Credit Suisse, (c) Goldman, (d) Merrill, (e) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Credit Suisse, Goldman or Merrill and (f) any member of the underwriting syndicate or selling group of which Wachovia Securities, Credit Suisse, Goldman and Merrill or a person described in (e) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Swap Counterparty, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements, (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Persons who have an ongoing relationship with the California Public Employees Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Peter Cooper Village & Stuyvesant Town Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

 LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ‘‘Underwriting Agreement’’) among the Depositor and Wachovia Securities, Credit Suisse, Goldman and Merrill (collectively, the ‘‘Underwriters’’) and Wachovia, the Depositor has agreed to sell to each of the Underwriters, and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or Notional Amount, as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%.

Class	Wachovia Securities	Credit Suisse	Goldman	Merrill
Class A-1	$35,195,000
Class A-2	$100,000,000
Class A-3	$908,744,000
Class A-4	$195,542,000
Class A-PB	$126,906,000
Class A-5	$1,739,383,000	$135,000,000	$1,000,000	$1,000,000
Class A-1A	$2,289,679,000
Class A-M	$540,349,000
Class A-J	$671,798,000
Class B	$49,397,000
Class C	$79,035,000
Class D	$69,155,000
Class E	$59,277,000
Class F	$69,155,000

Wachovia Securities is acting as lead manager for this offering and Credit Suisse, Goldman and Merrill Lynch are acting as co-managers for this offering. Credit Suisse is acting as sole bookrunner with respect to 7.2% of the Class A-5 Certificates. Wachovia Securities is acting as sole bookrunner with respect to the remainder of the Class A-5 Certificates and all other Classes of Offered Certificates. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Securities in certain jurisdictions. Wachovia Securities Iinternational Limited is a United Kingdom firm and is regulated by the Financial Services Authority.

Procceds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $7,133,298,637 which includes accrued interest.

Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. in connection with the purchase and sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See ‘‘RISK FACTORS—Liquidity for Certificates May Be Limited’’ in this, prospectus supplement and ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offer and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank National Association, which is one of the Mortgage Loan Sellers, a Sponsor, the Master Servicer and the swap counterparty.

 CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and of Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holders of the Certificates. Credit Suisse, one of the Underwriters, is an affiliate of Column Financial, Inc., which is one of the Mortgage Loan Sellers. This may result in a conflict of interest between the interests of Credit Suisse and/or its affiliate and the interests of the holders of the Certificates.

Wachovia Bank, National Association and its affiliates, through a series of market value swaps and other agreements, has assumed the risk relating to an indirect ownership interest in approximately 41% of the equity in the borrower under 1 mortgage loan (identified as loan number 1 on Annex A-1 to this prospectus supplement) which is owned by an unaffiliated specialty finance special purpose entity. An affiliate of Merrill Lynch Mortgage Lending, Inc., a co-originator of such mortgage loan, also owns an indirect interest in such borrower.

 LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

 RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody’s and Fitch (together, the ‘‘Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s/ Fitch
Class A-1	AAA/Aaa/AAA
Class A-2	AAA/Aaa/AAA
Class A-3	AAA/Aaa/AAA
Class A-4	AAA/Aaa/AAA
Class A-PB	AAA/Aaa/AAA
Class A-5	AAA/Aaa/AAA
Class A-1A	AAA/Aaa/AAA
Class A-M	AAA/Aaa/AAA
Class A-J	AAA/Aaa/AAA
Class B	AA+/Aa1/AA+
Class C	AA/Aa2/AA
Class D	AA−/Aa3/AA−
Class E	A+/A1/A+
Class F	A/A2/A

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of net default interest or Additional Interest, (iv) whether and to what extent payments of Yield Maintenance Charges or Prepayment Premiums will be received or the corresponding effect on yield to investors, or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

30/360 basis	S-90
30/360 Mortgage Loans	S-90
485 Lexington Avenue Intercreditor Agreement	S-103
485 Lexington Avenue Loan	S-99
485 Lexington Avenue Pari Passu Companion Loan	S-100
Accrued Certificate Interest	S-212
Actions	S-83
Actual/360 basis	S-90
Additional Interest	S-91
Additional Interest Account	S-204
Additional Trust Fund Expenses	S-219
Administrative Cost Rate	S-139
Advance	S-222
Anticipated Repayment Date	S-91
Appraisal Reduction Amount	S-223
ARD Loans	S-91
Artesia	S-90, S-148
Artesia Mortgage Loans	S-153
Assumed Final Distribution Date	S-229
Assumed Scheduled Payment	S-215
Available Distribution Amount	S-203
Balloon Loans	S-91
Balloon Payment	S-91
Breach	S-160
Capital Imp. Reserve	S-139
Caplease	S-101
Caplease Intercreditor Agreement	S-103
Caplease Junior Subordinate Companion Loan	S-131
Caplease Loans	S-101
Caplease Senior Subordinate Companion Loan	S-131
Caplease Subordinate Companion Loans	S-101
Caplease Whole Loan	S-102
Certificate Account	S-204
Certificate Balance	S-196
Certificate Deferred Interest	S-199
Certificateholders	S-203
Certificates	S-194
Class	S-194
Class A Certificates	S-194
Class A-PB Planned Principal Balance	S-214
Class X Certificates	S-194
Class X-C Components	S-200
Class X-C Strip Rate	S-200
Class X-P Components	S-199
Class X-P Strip Rate	S-199
Class X-W Components	S-201
Class X-W Strip Rate	S-201
CMAE	S-166
CMSA	S-227
CMSA Bond File	S-226
CMSA Collateral Summary File	S-226
CMSA Loan Periodic Update File	S-226
CMSA Property File	S-226
CMSA Reconciliation of Funds Report	S-226
Code	S-155
Co-Lender Loans	S-99
Collection Period	S-202
Column	S-90
Column Mortgage Loan	S-153
Companion Loans	S-102
Compensating Interest Payment	S-178
Component	S-196
Component Balance	S-196
Constant Prepayment Rate	S-238
Contract Rent	S-140
Controlling Class	S-168
Controlling Class Representative	S-167
Core Material Documents	S-156
Corrected Mortgage Loan	S-169
CPR	S-238
Credit Suisse	S-247
Cross Collateralized and Cross Defaulted Loan Flag	S-134
Crossed Group	S-160
Crossed Loan	S-160
Custodian	S-154
Cut-Off Date Group 1 Balance	S-88
Cut-Off Date Group 2 Balance	S-88
Cut-Off Date Group Balances	S-88
Cut-Off Date LTV	S-137
Cut-Off Date LTV Ratio	S-137
Cut-Off Date Pool Balance	S-88
CWCAM	S-166
Defaulted Lease Claim	S-101
Defaulted Mortgage Loan	S-190
Defeasance	S-139
Defeasance Collateral	S-92
Defect	S-160
Depositor	S-142
Determination Date	S-202
Determination Party	S-160
Discount Rate	S-216

Distributable Certificate Interest	S-212
Distribution Account	S-204
Distribution Date	S-203
Distribution Date Statement	S-224
DSC Ratio	S-134
DSCR	S-134
DTC	S-195
Due Date	S-90
Eastland Center Control Appraisal Period	S-116
Eastland Center Intercreditor Agreement	S-103
Eastland Center Loan	S-99
Eastland Center Special Event of Default	S-117
Eastland Center Subordinate Companion Loan	S-100
Eastland Center Whole Loan	S-101
Environmental Technologies Loan	S-99
ERISA	S-246
Excess Cash Flow	S-91
Excluded Plan	S-248
Exemptions	S-247
February Action	S-83
Final Recovery Determination	S-225
Fitch	S-247
Five Times Square Control Appraisal Period	S-105
Five Times Square Intercreditor Agreements	S-103
Five Times Square Loan	S-99
Five Times Square Pari Passu Companion Loans #1 and #2	S-99
Five Times Square Pari Passu Intercreditor Agreement	S-103
Five Times Square Special Event of Default	S-106
Five Times Square Subordinate Companion Loan	S-99
Five Times Square Subordinate Intercreditor Agreement	S-103
Five Times Square Whole Loan	S-100
Form 8-K	S-161
FSMA	S-2
Gain-on-Sale Reserve Account	S-204
Gateway Executive Center Loan	S-99
Goldman	S-247
Intercreditor Agreement	S-104
Intercreditor Agreements	S-104
Interest Accrual Period	S-201
Interest Reserve Account	S-204
Interest Reserve Amount	S-204
Interest Reserve Loans	S-204
IRS	S-246
January Action	S-83
LB-UBS 2007-C1 Controlling Class Representative	S-182
LB-UBS 2007-C1 Master Servicer	S-170
LB-UBS 2007-C1 Pooling and Servicing Agreement	S-170
LB-UBS 2007-C1 Special Servicer	S-170
LB-UBS 2007-C1 Transaction	S-102
LB-UBS 2007-C1 Trust Fund	S-102
LB-UBS 2007-C1 Trustee	S-170
Liquidation Fee	S-177
Loan Group 1	S-88
Loan Group 2	S-88
Loan Group 2 Principal Distribution Amount	S-213
Loan Groups	S-88
Loan Pair	S-162
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-138
Lockout	S-139
Lockout Period	S-139
LTV at ARD or Maturity	S-137
Majority Subordinate Certificateholder	S-231
Master Servicer	S-163
Master Servicing Fee	S-177
Master Servicing Fee Rate	S-177
Maturity Date LTV Ratio	S-137
Merrill	S-247
Mezz Cap Intercreditor Agreement	S-103
Mezz Cap Loans	S-101
Mezz Cap Subordinate Companion Loans	S-101
Mezz Cap Whole Loan	S-102
Moody’s	S-247
Morgan Apartments Intercreditor Agreement	S-103
Morgan Apartments Loan	S-99
Morgan Apartments Subordinate Companion Loan	S-101
Morgan Stanley	S-90
Mortgage	S-88
Mortgage File	S-154
Mortgage Loan	S-215
Mortgage Loan Purchase Agreement	S-153
Mortgage Loan Purchase Agreements	S-153

Mortgage Loans	S-88, S-177, S-215
Mortgage Note	S-88
Mortgage Pool	S-88
Mortgage Rate	S-90
Mortgaged Property	S-88
NA	S-139
NAV	S-139
Net Aggregate Prepayment Interest Shortfall	S-212
Net Cash Flow	S-134
Net Mortgage Rate	S-202
Non-Offered Certificates	S-194
Nonrecoverable P&I Advance	S-221
Notional Amount	S-196
NRSRO	S-247
Occupancy Percentage	S-139
Offered Certificates	S-194
OID Regulations	S-246
One Congress Street Control Appraisal Period	S-109
One Congress Street Intercreditor Agreement	S-103
One Congress Street Loan	S-99
One Congress Street Special Event of Default	S-111
One Congress Street Subordinate Companion Loan	S-100
One Congress Street Whole Loan	S-108
Open Period	S-139
Option Price	S-190
Original Term to Maturity	S-139
Pari Passu Companion Loans	S-102
Pari Passu Loans	S-102
Periodic Payments	S-90
Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan	S-99, S-101
Peter Cooper Village & Stuyvesant Town Intercreditor Agreement	S-102
Peter Cooper Village & Stuyvesant Town Loan	S-99
Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans	S-99
Peter Cooper Village & Stuyvesant Town Whole Loan	S-99, S-102
Plan	S-247
PNC Corporate Plaza Control Appraisal Period	S-126
PNC Corporate Plaza Intercreditor Agreement	S-103
PNC Corporate Plaza Loan	S-99
PNC Corporate Plaza Special Event of Default	S-127
PNC Corporate Plaza Subordinate Companion Loan	S-101
Pooling and Servicing Agreement	S-194
PPA	S-164
Prepayment Interest Excess	S-178
Prepayment Interest Shortfall	S-178
Prepayment Premiums	S-216
Primary Collateral	S-161
Privileged Person	S-228
Prospectus Directive	S-2
PTE	S-247
Purchase Option	S-190
Purchase Price	S-155
P&I	S-164
P&I Advance	S-220
Qualified Appraiser	S-223
Qualified Substitute Mortgage Loan	S-156
Rated Final Distribution Date	S-230
Rating Agencies	S-251
Realized Losses	S-219
Reimbursement Rate	S-222
REIT	S-246
Related Proceeds	S-221
Relevant Implementation Date	S-1
Relevant Member State	S-1
Relevant Persons	S-2
Remaining Amortization Term	S-139
Remaining Term to Maturity	S-139
REMIC	S-35
REMIC Administrator	S-232
REMIC I	S-35, S-245
REMIC II	S-35, S-245
REMIC Regular Certificates	S-194
REMIC Regulations	S-245
REMIC Residual Certificates	S-194
Rental Property	S-135
REO Extension	S-191
REO Loan	S-215
REO Property	S-169
Replacement Reserve	S-140
Required Appraisal Date	S-223
Required Appraisal Loan	S-223
Reserve Collateral	S-110
Restricted Group	S-247

Restricted Servicer Reports	S-227
Sandy Retail Center Loan	S-99
Scenario	S-238
Scheduled Payment	S-215
Sealy B Pool Loan	S-99
SEC	S-226
Securities Act	S-194
Sequential Pay Certificates	S-194
Servicing Fees	S-177
Servicing Standard	S-162
Servicing Transfer Event	S-169
Similar Law	S-247
SMMEA	S-36
SNDA	S-171
Special Servicing Fee	S-177
Special Servicing Fee Rate	S-177
Specially Serviced Mortgage Loans	S-169
Spring Mill Corporate Center Control Appraisal Period	S-113
Spring Mill Corporate Center Intercreditor Agreement	S-103
Spring Mill Corporate Center Loan	S-99
Spring Mill Corporate Center Special Event of Default	S-114
Spring Mill Corporate Center Subordinate Companion Loan	S-100
Spring Mill Corporate Center Whole Loan	S-100
State Street Financial Center Loan	S-99
State Street Financial Center Pari Passu Companion Loan	S-100
State Street Financial Center Pari Passu Intercreditor Agreement	S-103
Stated Principal Balance	S-202
Subordinate Certificates	S-194
Subordinate Companion Loans	S-102
Subordinate Loans	S-133
Substitution Shortfall Amount	S-155
S&P	S-247
Table Assumptions	S-229, S-238
TI/LC Reserve	S-140
Time Warner Building Loan	S-99
Transfer Affidavit and Agreement	S-194
Trust Fund	S-194
Trustee	S-232
Trustee Fee	S-177, S-232
Trustee Fee Rate	S-232
Tyco International Building Intercreditor Agreement	S-103
Tyco International Building Loan	S-99
Tyco International Building Subordinate Companion Loan	S-100
Underwriter	S-247
Underwritten Replacement Reserves	S-139
Unrestricted Servicer Reports	S-227
UPB	S-164
Virginia Village Apartments Loan	S-99
Voting Rights	S-230
WA	S-138
Wachovia	S-90, S-142
Wachovia Mortgage Loans	S-153
Wachovia Securities	S-247
Weighted Average Net Mortgage Rate	S-201
Wells Fargo Bank	S-232
Whole Loan	S-102
Whole Loans	S-102
Workout Fee	S-178
Workout-Delayed Reimbursement Amount	S-221
Year Built	S-138
Yield Maintenance Charges	S-215

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                LOAN
MORTGAGE LOAN   GROUP
    NUMBER     NUMBER                         PROPERTY NAME
-------------------------------------------------------------------------------------

      1          2     Peter Cooper Village & Stuyvesant Town Pool(1)(2)
     1.01              Stuyvesant Town
     1.02              Peter Cooper Village
      2          1     Five Times Square(1)
      3          1     350 Park Avenue
      4          1     State Street Financial Center(1)
      5          1     485 Lexington Avenue(1)
      6          1     One South Dearborn
      7          1     One Congress Street
      8          1     Four Seasons Aviara Resort - Carlsbad, CA
      9          1     Bank One Center
      10         1     9 West 57th Street
      11         1     New York Marriott at the Brooklyn Bridge
      12         1     One & Two Eldridge Place
      13         1     NJ Office Pool(3)
    13.01              1255 Broad Street
    13.02              72 Eagle Rock Avenue
    13.03              99 Cherry Hill Road
    13.04              119 Cherry Hill Road
      14         1     PNC Corporate Plaza
      15         1     1384 Broadway
      16         1     Duane Reade - 661 Eighth Avenue, New York, NY
      17         1     818 West 7th Street
      18         1     Spring Mill Corporate Center
      19         1     Wildcat Self Storage Pool
    19.01              211 Grove Street
    19.02              4125 Hempstead Station Drive
    19.03              4900 Franklin Avenue
    19.04              5318 Fields Ertel Road
    19.05              2201 Moellering Avenue
    19.06              2140 Stapleton Court
    19.07              4820 Trinity Church Road
    19.08              8900 Rossash Road
    19.09              7888 Wildcat Road
      20         1     Sealy C Pool
    20.01              7402-7648 Reindeer Trail
    20.02              520-524 Elmwood Park Boulevard
    20.03              5405 Bandera Road
    20.04              6565 Exchequer Drive
    20.05              1700 Grandstand Drive
    20.06              150 Teal Street
    20.07              120 Mallard Street
    20.08              11441 Industriplex Boulevard
    20.09              11301 Industriplex Boulevard
    20.10              107 Mallard Street
    20.11              100 James Drive
    20.12              7042 Alamo Downs Parkway
    20.13              143 Mallard Street
    20.14              150 Canvasback Drive
      21         1     Gateway Crossing Center
      22         2     Sherwood Apartments
      23         1     NJ Industrial & Office Pool(3)
    23.01              3 University Plaza
    23.02              40 Cragwood Road
    23.03              200 Forge Way
    23.04              400 Forge Way
    23.05              100 Forge Way
    23.06              300 Forge Way
      24         1     Deerfield Beach Shopping Center
      25         1     Marshall B. Coyne Building(4)
      26         2     North Constitution Apartments
      27         1     The Aetna Building
      28         1     One Citizens Plaza
      29         1     Sealy B Pool
    29.01              6735 Exchequer Drive
    29.02              11955-11965 Lakeland Park Boulevard
    29.03              11200 Industriplex Boulevard
    29.04              150 James Drive East
    29.05              115 Canvasback Drive
    29.06              110 Widgeon Drive
    29.07              125 James Drive West
    29.08              190 James Drive East
    29.09              161 James Drive West
    29.10              125 Mallard Street
    29.11              115 James Drive West
    29.12              160 James Drive East
    29.13              110 James Drive West
      30         2     San Pedregal Apartments
      31         1     Sterling Regency
      32         2     Park Plaza Apartments
      33         1     Eastland Center
      34         2     Entrata di Paradiso Apartments
      35         1     Grande Promenade
      36         2     Waterstone At The Grove
      37         1     Southern Center
      38         1     Marina Square
      39         1     390 Fifth Avenue
      40         1     Concord Square Shopping Center
      41         1     Governor's Square
      42         1     Cameron Crossing
      43         2     The Morgan Apartments
      44         1     Hacienda de Las Palmas
      45         1     Tyco International Building
      46         1     1901 Newport Plaza
      47         1     Buffalo TOPS Pool
    47.01              Tops Plaza - Niagra Falls, NY
    47.02              Tops Plaza - Springville, NY
    47.03              Tops Plaza - Alden, NY
    47.04              Tops Plaza - Medina, NY
      48         1     10950 Washington Boulevard
      49         1     1620 Eye Street(4)
      50         2     Lakeridge East Apartment Complex
      51         2     Mandalay on the Lake Apartments
      52         1     404 Fifth Avenue
      53         1     Oak View Plaza
      54         1     Hilton - Dedham, MA
      55         1     Patriot Greenville Campus
      56         1     Mercedes-Benz Central Parts Warehouse
      57         1     239 Greenwich Avenue
      58         2     Quail Cove Apartments
      59         2     Camden Pool
    59.01              Camden Wyndham Apartments
    59.02              Camden Crossing Apartments
      60         1     Dardenne Town Square
      61         2     Newport Village Apartments
      62         1     Opus Office Pool
    62.01              Highlands Corporate Campus I
    62.02              Southcreek Corporate Center III
      63         1     Kleinwood Center
      64         1     Stockton Industrial Park
      65         2     Trails at Mount Moriah Apartments
      66         1     North County Square - South
      67         1     Storbox Self Storage
      68         1     Riverview Plaza
      69         2     Campus Lodge Apartments
      70         2     Waters Edge Apartments(4)
      71         1     Twin Oaks Pool
    71.01              Twin Oaks II
    71.02              Twin Oaks I
      72         1     Valley View Phase I
      73         1     Sterling Bank Pool
    73.01              6895 Highway 6 North
    73.02              15000 Northwest Freeway
    73.03              6333 FM 1960 West
    73.04              111 1960 East Bypass
    73.05              16211 Space Center Boulevard
    73.06              5006 Verde Valley Lane
    73.07              414 West 19th Street
    73.08              2201 Mangum Road
    73.09              855 FM 1960 Road West
    73.10              1500 Center Street
    73.11              12727 East Freeway
    73.12              338 South Cedar Ridge
    73.13              12850 Bandero Road
    73.14              8117 East Freeway
      74         2     Hidden Lake Apartments
      75         1     Hampton Inn - San Diego, CA
      76         1     1600 Parkwood
      77         1     Charter One Office Property
      78         1     Good Hope Shopping Center
      79         1     Lathrop Industrial Building
      80         1     Time Warner Building
      81         2     Dynasty Point Apartments
      82         1     Advance Auto Parts - Norton, MA
      83         1     Southland Mall
      84         1     BJ's Wholesale Club - Miami, FL
      85         1     Environmental Technologies
      86         1     Silver Oak - Medical Office Building
      87         1     Superior Pointe
      88         2     The Exchange at Tucson
      89         1     GSA - Anaheim, CA
      90         1     Parachute Apartments
      91         1     Berkshire Square
      92         2     Casa Mediterrania Apartments
      93         1     Manor Shopping Center
      94         2     Twin Pines Apartments
      95         1     Delle Donne Corporate Center I
      96         1     Pines Plaza Shopping Center
      97         1     Everett Mall Office Park II & III
      98         1     Holiday Inn - Everett, WA
      99         1     600 Sable Oaks Drive
     100         1     El Toro Square
     101         1     280 Fore Street Office Building
     102         1     Tyson's Pond II
     103         2     Hartland Apartments
     104         1     Colonial Shoppes College Parkway
     105         1     Vineyard Marketplace Shopping Center
     106         1     Athalon Center
     107         2     Arbor Ridge Apartments
     108         1     North County Square - North
     109         2     Paradise Foothills Apartments
     110         1     Peachtree Dunwoody GSA Building
     111         1     Three Davol Square
     112         1     Marriott Courtyard - Boise, ID
     113         1     Time & Temperature Building and Monument Square Parking Garage
     114         1     State of Washington Office Buildings
     115         1     The Covenant Buildings
     116         1     Extra Space Storage - Inwood Road
     117         2     Sterling University Providence
     118         1     Extra Space Storage - Fort Washington, MD
     119         1     Owensmouth Corporate Center
     120         1     Castaic Town Center
     121         2     Winoka Manor Apartments
     122         1     Fifty West
     123         2     Arbor Park Apartments
     124         1     Crossroads Professional Center
     125         1     Turnpike Business Park
     126         2     Woodbridge Apartments
     127         1     Residence Inn - Beavercreek, OH
     128         1     Santa Monica Physicians Center
     129         1     Winslow Building
     130         1     Northwest Professional Center(5)
     131         1     Royal 400
     132         2     Ponderosa Park Apartments
     133         2     The Bent Tree Apartments
     134         1     Belmont Self Storage Phase I
     135         1     Brandywine Corporate Center
     136         2     Dearborn Apartments
     137         2     Rosillo Creek
     138         1     Creekside Oaks
     139         1     Uptown Row
     140         1     Bernstein Pool
    140.01             Bay Colony
    140.02             Colony Center
     141         1     Military Crossing
     142         1     Creekside Plaza
     143         2     Gardner Street Apartments
     144         1     Huntsville Commons
     145         1     BMG Warehouse
     146         1     Cave Creek Marketplace
     147         1     174 Broadway(6)
     148         2     Palm Club Apartments
     149         1     Sardis Crossing Shopping Center
     150         1     Metro Executive Park
     151         2     Summerglen Apartments
     152         1     Riverview Business Plaza
     153         1     Courtyard by Marriott - Beavercreek, OH
     154         2     Wells Street Apartments
     155         1     Snoqualmie Ridge Phase V
     156         1     Southport Centre
     157         1     Macey's Shopping Center
     158         1     Atrium Office Building
     159         1     Gateway Executive Center
     160         2     Slauson Apartments
     161         1     Ten Fortune Park
     162         2     2046 North Orleans Street
     163         1     Vineyard Shopping Center
     164         1     CVS Plaza
     165         2     Graduate Court Pool
    165.01             Graduate Court
    165.02             Montebello Pointe
     166         1     Murray Landing Shopping Center
     167         1     Medical Two Building
     168         1     Coolidge Corner
     169         2     Prince George's Tower
     170         1     Reads Way Two
     171         1     Sandy Retail Center
     172         2     Village Apartments Phase II
     173         1     Extra Space Storage - West Avenue
     174         1     OB New Jersey Pool
    174.01             Storage One
    174.02             Harbor Mini Self Storage
     175         1     Rivergate Center II
     176         1     Burnside Commons II Retail Center
     177         1     Hinesville Central
     178         1     Shoppes at Whiskey
     179         2     Minuteman Apartments
     180         1     Walgreens - Independence, MO
     181         2     Applewood Village Apartments
     182         1     Hampton Inn - Richland, WA
     183         1     Texas State Agencies Building
     184         1     Lakeside at College Park
     185         2     Shenandoah Villas
     186         1     Fairway Center
     187         1     Spalding Station
     188         1     2513-2515 South Holt Road
     189         1     1801 Purdy Avenue
     190         1     Ahwatukee Retail
     191         1     Belmont Self Storage Phase II
     192         1     Walgreens - Forest Hill, MD
     193         1     8 Winter Street
     194         1     6600 Building
     195         1     Rancho Pacific Center
     196         1     Harbor Inn - Edmonds, WA
     197         1     Extra Space Storage - Plain Street
     198         1     Holiday Inn - Charlottesville, VA
     199         1     Superior Products Warehouse
     200         1     150-170 Crossways Park Drive
     201         1     Boyer Center
     202         1     Alaska Legal Center
     203         1     Amelia Plaza
     204         1     Citizens/Brooks Retail Center
     205         1     Walgreens - Hanover Township, PA
     206         1     Hilton Garden Inn - Sharonville, OH
     207         1     Riverton Retail Center
     208         1     Florida Department of Agriculture(7)
     209         1     Indian Creek Crossing
     210         2     Vista Palms
     211         2     Aspen Chase Apartments
     212         1     Campbell Westheimer Retail Pool
    212.01             Campbell - Collins Retail Building
    212.02             Highway 6/Westheimer Center
     213         1     678 South Tippecanoe - Building 1
     214         1     The Plazas at Park 10
     215         1     Sleep Inn - Beaufort, SC
     216         2     Lancer Apartments
     217         1     Gazebo Square Shopping Center
     218         2     Virginia Village Apartments
     219         1     Walgreens - Eureka, MO
     220         1     Eclectic Industrial
     221         1     Towne Square Retail Center
     222         1     696 South Tippecanoe - Building 3
     223         1     Walgreens - Grandview, MO
     224         1     Walgreens - Richmond, VA
     225         1     Rivermont Shopping Center
     226         1     Gold's Gym - O'Fallon, IL
     227         1     165 Ledge Street
     228         1     Walgreens - Morgantown, WV
     229         1     Walgreens - Forks Township, PA
     230         1     Extra Space Storage - North Cave Creek Road
     231         2     Camelot Apartments
     232         1     Lyons Tech VI
     233         1     Van Buren Office Building
     234         1     Hampton Inn - Danville, VA
     235         1     Sleep Inn - Tupelo, MS
     236         1     McClamroch Hall
     237         1     Bulverde Business Park
     238         1     Central Square Shopping Center
     239         1     Microtel - Sandston, VA
     240         1     Lynnhaven Corporate Center I
     241         1     Extra Space Storage - Charlotte Pike
     242         1     Sunny Waters Mobile Home Park
     243         2     614-618 Hinman Avenue
     244         1     Best Western - Danville, VA
     245         1     South Baldwin Center
     246         1     Gillette Retail
     247         1     Snoqualmie Ridge II
     248         1     Walgreens - Picayune, MS
     249         1     Plaza Two at Wellington Green
     250         1     Country Inn and Suites - Albert Lea, MN
     251         1     Hilltop Plaza Shopping Center
     252         1     The North Ranch Medical Center
     253         1     Kmart - Logan, UT
     254         1     Kmart - Spanish Fork, UT
     255         1     Extra Space Storage - East 21st Street North
     256         1     Lanier Electronic - Melbourne, FL
     257         1     Extra Space Storage - Garland Road
     258         1     CVS - Clinton, NY
     259         1     Apache Retail
     260         1     Dysart
     261         1     Comerica Ground Lease
     262         2     Kaeding Apartments
     263         1     Advance Auto Parts - Duluth, MN

MORTGAGE LOAN
    NUMBER                                                ADDRESS
----------------------------------------------------------------------------------------------------------------

      1        Various
     1.01      317 Avenue C (General Management Office); Various Others
     1.02      4 Peter Cooper Road (Security Office); Various Others
      2        Five Times Square
      3        350 Park Avenue
      4        One Lincoln Street
      5        485 Lexington Avenue
      6        1 South Dearborn Street
      7        50 New Sudbury Street
      8        7100 Four Seasons Point
      9        1717 Main Street
      10       9 West 57th Street
      11       333 Adams Street
      12       757 and 777 North Eldridge Parkway
      13       Various
    13.01      1255 Broad Street
    13.02      72 Eagle Rock Avenue
    13.03      99 Cherry Hill Road
    13.04      119 Cherry Hill Road
      14       500 West Jefferson Street
      15       1384 Broadway
      16       661 Eighth Avenue
      17       818 West 7th Street
      18       1100 East Hector Street
      19       Various
    19.01      211 Grove Street
    19.02      4125 Hempstead Station Drive
    19.03      4900 Franklin Avenue
    19.04      5318 Fields Ertel Road
    19.05      2201 Moellering Avenue
    19.06      2140 Stapleton Court
    19.07      4820 Trinity Church Road
    19.08      8900 Rossash Road
    19.09      7888 Wildcat Road
      20       Various
    20.01      7402-7648 Reindeer Trail
    20.02      520-524 Elmwood Park Boulevard
    20.03      5405 Bandera Road
    20.04      6565 Exchequer Drive
    20.05      1700 Grandstand Drive
    20.06      150 Teal Street
    20.07      120 Mallard Street
    20.08      11441 Industriplex Boulevard
    20.09      11301 Industriplex Boulevard
    20.10      107 Mallard Street
    20.11      100 James Drive
    20.12      7042 Alamo Downs Parkway
    20.13      143 Mallard Street
    20.14      150 Canvasback Drive
      21       9915, 9925, 9945, 9975, 9995, 10005, 10025, 10035, 10045, 10055, 10115 & 10125 West McDowell Road
      22       14500 McNab Avenue
      23       Various
    23.01      3 University Plaza
    23.02      40 Cragwood Road
    23.03      200 Forge Way
    23.04      400 Forge Way
    23.05      100 Forge Way
    23.06      300 Forge Way
      24       3660-3990 WEST HILLSBORO BOULEVARD
      25       1156 15th Street NW
      26       1 Fourteenth Street
      27       841 Prudential Drive
      28       One Citizens Plaza
      29       Various
    29.01      6735 Exchequer Drive
    29.02      11955-11965 Lakeland Park Boulevard
    29.03      11200 Industriplex Boulevard
    29.04      150 James Drive East
    29.05      115 Canvasback Drive
    29.06      110 Widgeon Drive
    29.07      125 James Drive West
    29.08      190 James Drive East
    29.09      161 James Drive West
    29.10      125 Mallard Street
    29.11      115 James Drive West
    29.12      160 James Drive East
    29.13      110 James Drive West
      30       16601 North 12th Street
      31       11000 & 9000 Regency Parkway
      32       805 West Stevens Avenue
      33       18000 Vernier Road
      34       2701 North Rainbow Boulevard
      35       230 East WT Harris Boulevard
      36       9155 Central Avenue
      37       10101 Southern Boulevard
      38       4700 - 4720 Lincoln Boulevard
      39       390 Fifth Avenue
      40       4431-4441 Concord Pike
      41       201-1101 Governor Place
      42       1515-1787 North Central Expressway
      43       12000 Chase Crossing Circle
      44       24962 Calle Aragon
      45       260 Industrial Way West
      46       1901 Newport Boulevard
      47       Various
    47.01      810 & 1000 Portage Road
    47.02      US Highway 219 & Waverly Street
    47.03      12775 Broadway Street
    47.04      11200 Maple Ridge Road
      48       10950 Washington Boulevard
      49       1620 Eye Street NW
      50       6002 - 6080 Plumas Street
      51       692 Lake Carolyn Parkway
      52       404 Fifth Avenue
      53       3309-3139 Oak View Drive
      54       25 Allied Drive
      55       2000 Wade Hampton Boulevard
      56       11146 Will Walker Road
      57       239 Greenwich Avenue
      58       332 West Antelope Drive
      59       Various
    59.01      905 Cypress Station
    59.02      2475 Gray Falls
      60       7805-7959 Highway North
      61       5601 North 37th Street
      62       Various
    62.01      10740 Nall Avenue
    62.02      12900 Foster Street
      63       7312 Louetta Road
      64       1488-1625 Tillie Lewis Road
      65       3048 Moriah Trails
      66       1711-1861 University Drive
      67       2161, 2181 & 2233 East Foothills Boulevard
      68       16000, 16040, 16300 Christensen Road
      69       1800 Beaumont Drive
      70       5000 Whitestone Lane
      71       Various
    71.01      5800 Lake Wright Drive
    71.02      5700 Lake Wright Drive
      72       6280 South Valley View Boulevard
      73       Various
    73.01      6895 Highway 6 North
    73.02      15000 Northwest Freeway
    73.03      6333 FM 1960 West
    73.04      111 1960 East Bypass
    73.05      16211 Space Center Boulevard
    73.06      5006 Verde Valley Lane
    73.07      414 West 19th Street
    73.08      2201 Mangum Road
    73.09      855 FM 1960 Road West
    73.10      1500 Center Street
    73.11      12727 East Freeway
    73.12      338 South Cedar Ridge
    73.13      12850 Bandero Road
    73.14      8117 East Freeway
      74       8910 North Loop 1604 West
      75       5434 Kearny Mesa Road
      76       1600 Parkwood Circle
      77       10561 Telegraph Road
      78       2845 Alabama Avenue, SE
      79       17500 Shideler Parkway
      80       1320 North Dr. Martin Luther King Jr. Drive
      81       7612 Woodward Avenue
      82       192 Mansfield Avenue
      83       1215 Southland Mall
      84       16200 SW 88th Street
      85       6750 Bryan Dairy Road
      86       5900 Lake Wright Drive
      87       1000-1100 South McCaslin Boulevard
      88       2800 West Broadway Boulevard
      89       1585 South Manchester Avenue
      90       300 Decatur Street
      91       1183 Berkshire Boulevard
      92       1043 Santo Antonio Drive
      93       1234 Millersville Pike
      94       2880 West Ball Road
      95       1011 Centre Road
      96       11330-11360 PINES BOULEVARD
      97       906 & 1000 SE Everett Mall Way
      98       3105 Pine Street
      99       600 Sable Oaks Drive
     100       24280-24400 Swartz Drive
     101       280 Fore Street
     102       1604 Spring Hill Road
     103       1616 West Snow Queen Place
     104       7091 College Parkway
     105       5325 William D. Tate Avenue
     106       9227 and 9267 Haven Avenue
     107       13702-13729 Via Del Palma Avenue
     108       1711-1861 University Drive
     109       12231 North 19th Street
     110       6655 Peachtree Dunwoody Road
     111       Three Davol Square
     112       222 South Broadway Avenue
     113       477-481 Congress Street; 22 Preble Street and 45 Brown Street
     114       1300 & 1400 Evergreen Park Drive SW and 2404 & 2411 Chandler Court SW
     115       11330 Lakefield Drive
     116       12190 Inwood Road
     117       3904 Buttonwood Drive
     118       9211 Livingston Road
     119       6800 Owensmouth Avenue
     120       27911-27977 Sloan Canyon Road
     121       156 East Pulaski Road
     122       8801 Folsom Boulevard
     123       604 & 605 SE 121st Avenue
     124       3110 Chino Avenue
     125       7100 North Broadway
     126       3500 Oakgate Drive
     127       2779 Fairfield Commons Boulevard
     128       1304 15th Street
     129       10710 Ballantyne Corporate Place
     130       2351 Connecticut Avenue
     131       3155, 3157 & 3159 Royal Drive
     132       1201 East Ponderosa Parkway
     133       4801 Gus Eckert Road
     134       151 Industrial Road
     135       650 Naamans Road
     136       1430 & 1504 North  Dearborn Street
     137       5239 Eisenhauer Road
     138       1440, 1450, 1460, 1470 Maria Lane
     139       1221 West Lake Street
     140       Various
    140.01     6620 Bay Circle Drive
    140.02     7000 Peachtree Industrial Boulevard; 3130 & 3150 Gateway Drive
     141       4801 Military Trail
     142       20311 52nd Avenue West
     143       75-90 Gardner Street
     144       2250 Sparkman Drive
     145       6550 East 30th Street
     146       20235 North Cave Creek Road
     147       174 Broadway
     148       111 South Palm Drive
     149       1606-1727 Sardis Road North
     150       10220-10240 North 31st Avenue
     151       1608-1630 North 26th Street
     152       276, 296, 314, 334 Chester Street & 380, 264 Lafayette Road East
     153       2777 Fairfield Commons Boulevard
     154       3103, 3104, 3010, 3110, 3118-3124 and 3210 West Wells Street
     155       7713 Center Boulevard SE and 34929 SE Ridge Street
     156       4525 South Boulevard
     157       325 36th Street and 3601 South Washington Boulevard
     158       1295 Bandana Boulevard North
     159       1048 North 44th Street
     160       4715 South Slauson Avenue
     161       3905 West Vincennes Road
     162       2046 North Orleans Street
     163       6615 Mahan Drive
     164       1615-1635 East Baseline Road
     165       Various
    165.01     304 14th Street NW
    165.02     106 Montebello Court
     166       2732 N. Lake Drive
     167       15830 John J. Delaney Drive
     168       1329-1337 Beacon Street & 256-258 Harvard Street
     169       5902 31st Avenue
     170       12 Reads Way
     171       10585 South State Street
     172       490 Pioneer Road
     173       1722 West Avenue J-8
     174       Various
    174.01     6312 Black Horse Pike
    174.02     421 Route 9
     175       4975 Lacrosse Road
     176       1600-1880 NW Fairview Drive
     177       751 West Oglethorpe Highway
     178       161 South Aiken Lane
     179       1 April Lane
     180       3915 South Nolan Road
     181       4301-4537 West Ramsey Avenue
     182       486 Bradley Boulevard
     183       4601 South 1st Street
     184       8777 Purdue Road
     185       101 Conestoga Drive
     186       9117 SW Oleson Road
     187       3425 & 3435 Medlock Bridge Road
     188       2513-2515 South Holt Road
     189       1801 Purdy Avenue
     190       4647 East Chandler Boulevard
     191       120 Industrial Road
     192       2016 Rock Spring Road
     193       4-10 Winter Street
     194       6600 SW 92nd Avenue
     195       8300 Utica Avenue
     196       130 West Dayton Street
     197       634 Plain Street
     198       1200 Fifth Street
     199       1120 West 130th Street
     200       150-170 Crossways Park Drive
     201       10822 SE 82nd Avenue
     202       1016 West 6th Avenue
     203       1722 South 8th Street
     204       71-77 Lowell Road
     205       2240 Schoenersville Road
     206       11149 Dowlin Drive
     207       14227 Tukwila International Boulevard and 3742 South 144th Street
     208       2005 Apalachee Parkway
     209       4100-4112 Redan Road
     210       1162 and 1172 Saranap Avenue
     211       615 Main Street
     212       Various
    212.01     377 Campbell Road
    212.02     2505 Highway 6 South
     213       678 South Tippecanoe Avenue
     214       1029 Highway 6 North
     215       2523 Boundary Street
     216       701 - 717 South 12th Street; 1209 - 1313 Willow Lane and 1310 - 1370 Lancer Village Drive
     217       7802, 7808 and 7814 Orangethorpe Avenue
     218       1645 Harding Drive
     219       250 East 4th Street
     220       41625 Eclectic Street
     221       32018-32050 23rd Avenue South
     222       696 South Tippecanoe Avenue
     223       13000 US 71 Highway
     224       4845-4851 South Laburnum Avenue
     225       3600 Hixson Pike
     226       1206 Central Park Drive
     227       165 Ledge Street
     228       897 Chestnut Ridge Road
     229       1955 Sullivan Trail
     230       15626  North Cave Creek Road
     231       530-540 Rockingham and 1212 Hampshire Lane
     232       6855 Lyons Technology Circle
     233       4130 East Van Buren Street
     234       2130 Riverside Drive
     235       1721 N. Gloster Street
     236       88 VilCom Circle
     237       14829 Bulverde Road
     238       131 - 157 Central Square Drive
     239       6000 Audubon Drive
     240       770 Lynnhaven Parkway
     241       5845 Charlotte Pike
     242       242 and 252 Old Canterbury Turnpike
     243       614-618 Hinman Avenue
     244       1292 South Boston Road
     245       1409, 1413-1427 & 1429-1435 South Baldwin Avenue
     246       2005 South Douglas Highway
     247       7715-7729 Center Boulevard SE
     248       2209 Highway 11 North
     249       2515 State Road 7
     250       2214 East Main Street
     251       2148-2150 East Midland Trail
     252       6345 East Bell Road
     253       1750 North Main Street
     254       900 East Expressway Lane
     255       5010 East 21st Street North
     256       755 West Nasa Boulevard
     257       10740 Garland Road
     258       39 Meadow Street
     259       10749 East Apache Trail
     260       1440 North Dysart Road
     261       1503 Eldridge Parkway
     262       309-343 14th Avenue South
     263       5514 Grand Avenue

MORTGAGE LOAN                                          CROSS COLLATERALIZED AND CROSS      LOAN       MORTGAGE        GENERAL
    NUMBER              CITY         STATE   ZIP CODE      DEFAULTED LOAN FLAG           PURPOSE    LOAN SELLER    PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------

      1        New York                NY     Various                                  Acquisition   Wachovia       Multifamily
     1.01      New York                NY      10009                                                                Multifamily
     1.02      New York                NY      10016                                                                Multifamily
      2        New York                NY      10036                                   Acquisition   Wachovia         Office
      3        New York                NY      10022                                   Acquisition   Wachovia         Office
      4        Boston                  MA      02111                                   Acquisition   Wachovia         Office
      5        New York                NY      10017                                    Refinance    Wachovia         Office
      6        Chicago                 IL      60603                                   Acquisition   Wachovia         Office
      7        Boston                  MA      02114                                   Acquisition    Artesia        Mixed Use
      8        Carlsbad                CA      92011                                   Acquisition   Wachovia       Hospitality
      9        Dallas                  TX      75201                                   Acquisition   Wachovia         Office
      10       New York                NY      10019                                    Refinance    Wachovia          Land
      11       Brooklyn                NY      11201                                    Refinance    Wachovia       Hospitality
      12       Houston                 TX      77079                                   Acquisition   Wachovia         Office
      13       Various                 NJ     Various                                  Acquisition   Wachovia         Office
    13.01      Clifton                 NJ      07013                                   Acquisition                    Office
    13.02      East Hanover            NJ      07936                                   Acquisition                    Office
    13.03      Parsippany              NJ      07054                                   Acquisition                    Office
    13.04      Parsippany              NJ      07054                                   Acquisition                    Office
      14       Louisville              KY      40202                                   Acquisition   Wachovia         Office
      15       New York                NY      10018                                    Refinance    Wachovia         Office
      16       New York                NY      10036                                    Refinance    Wachovia         Retail
      17       Los Angeles             CA      90017                                    Refinance    Wachovia         Office
      18       Conshohocken            PA      19428                                   Acquisition   Wachovia        Mixed Use
      19       Various              Various   Various                                  Acquisition   Wachovia      Self Storage
    19.01      Bloomfield Township     NJ      07003                                   Acquisition                 Self Storage
    19.02      Kettering               OH      45429                                   Acquisition                 Self Storage
    19.03      Norwood                 OH      45212                                   Acquisition                 Self Storage
    19.04      Cincinnati              OH      45249                                   Acquisition                 Self Storage
    19.05      Cincinnati              OH      45214                                   Acquisition                 Self Storage
    19.06      Forest Park             OH      45240                                   Acquisition                 Self Storage
    19.07      Dayton                  OH      45415                                   Acquisition                 Self Storage
    19.08      Cincinnati              OH      45236                                   Acquisition                 Self Storage
    19.09      Dayton                  OH      45424                                   Acquisition                 Self Storage
      20       Various              Various   Various                                  Acquisition   Wachovia       Industrial
    20.01      San Antonio             TX      78238                                                                Industrial
    20.02      Harahan                 LA      70123                                                                Industrial
    20.03      Leon Valley             TX      78238                                                                Industrial
    20.04      Baton Rouge             LA      70809                                                                Industrial
    20.05      San Antonio             TX      78238                                                                Industrial
    20.06      New Orleans             LA      70087                                                                Industrial
    20.07      New Orleans             LA      70087                                                                Industrial
    20.08      Baton Rouge             LA      70809                                                                Industrial
    20.09      Baton Rouge             LA      70809                                                                Industrial
    20.10      New Orleans             LA      70087                                                                Industrial
    20.11      New Orleans             LA      70087                                                                Industrial
    20.12      San Antonio             TX      78238                                                                Industrial
    20.13      New Orleans             LA      70087                                                                Industrial
    20.14      New Orleans             LA      70087                                                                Industrial
      21       Avondale                AZ      85323                                    Refinance     Artesia         Retail
      22       Bellflower              CA      90706                                    Refinance    Wachovia       Multifamily
      23       Various                 NJ     Various                                  Acquisition   Wachovia         Various
    23.01      Hackensack              NJ      07601                                   Acquisition                    Office
    23.02      South Plainfield        NJ      08070                                   Acquisition                    Office
    23.03      Rockaway Township       NJ      07866                                   Acquisition                  Industrial
    23.04      Rockaway Township       NJ      07866                                   Acquisition                  Industrial
    23.05      Rockaway Township       NJ      07866                                   Acquisition                  Industrial
    23.06      Rockaway Township       NJ      07866                                   Acquisition                  Industrial
      24       Deerfield Beach         FL      33442                                    Refinance    Wachovia         Retail
      25       Washington              DC      20005                                   Acquisition   Wachovia         Office
      26       Hoboken                 NJ      07030                                    Refinance    Wachovia       Multifamily
      27       Jacksonville            FL      32207                                    Refinance    Wachovia         Office
      28       Providence              RI      02903                                    Refinance    Wachovia         Office
      29       Various                 LA     Various                                  Acquisition   Wachovia       Industrial
    29.01      Baton Rouge             LA      70809                                                                Industrial
    29.02      Baton Rouge             LA      70809                                                                Industrial
    29.03      Baton Rouge             LA      70809                                                                Industrial
    29.04      New Orleans             LA      70087                                                                Industrial
    29.05      New Orleans             LA      70087                                                                Industrial
    29.06      New Orleans             LA      70087                                                                Industrial
    29.07      New Orleans             LA      70087                                                                Industrial
    29.08      New Orleans             LA      70087                                                                Industrial
    29.09      New Orleans             LA      70087                                                                Industrial
    29.10      New Orleans             LA      70087                                                                Industrial
    29.11      New Orleans             LA      70087                                                                Industrial
    29.12      New Orleans             LA      70087                                                                Industrial
    29.13      New Orleans             LA      70087                                                                Industrial
      30       Phoenix                 AZ      85022                                    Refinance     Artesia       Multifamily
      31       Cary                    NC      27518                                   Acquisition   Wachovia         Office
      32       Santa Ana               CA      92707                                    Refinance    Wachovia       Multifamily
      33       Harper Woods            MI      48225                                    Refinance    Wachovia         Retail
      34       Las Vegas               NV      89108                                   Acquisition   Wachovia       Multifamily
      35       Charlotte               NC      28262                                   Acquisition   Wachovia         Retail
      36       Garden Grove            CA      92844                                   Acquisition   Wachovia       Multifamily
      37       West Palm Beach         FL      33411                                   Acquisition   Wachovia         Retail
      38       Marina Del Ray          CA      90292                                   Acquisition   Wachovia        Mixed Use
      39       New York                NY      10018                                    Refinance    Wachovia         Office
      40       Wilmington              DE      19803                                    Refinance    Wachovia         Retail
      41       Bear                    DE      19701                                    Refinance    Wachovia         Retail
      42       McKinney                TX      75070                                   Acquisition   Wachovia         Retail
      43       North Bethesda          MD      20852                                    Refinance    Wachovia       Multifamily
      44       Laguna Woods            CA      92637                                   Acquisition   Wachovia       Healthcare
      45       Eatontown               NJ      07724                                   Acquisition   Wachovia         Office
      46       Costa Mesa              CA      92672                                   Acquisition   Wachovia         Office
      47       Various                 NY     Various                                  Acquisition   Wachovia         Retail
    47.01      Niagara Falls           NY      14301                                                                  Retail
    47.02      Springville             NY      14141                                                                  Retail
    47.03      Alden                   NY      14004                                                                  Retail
    47.04      Medina                  NY      14103                                                                  Retail
      48       Culver City             CA      90232                                    Refinance    Wachovia         Office
      49       Washington              DC      20006                                   Acquisition   Wachovia         Office
      50       Reno                    NV      89519                                    Refinance    Wachovia       Multifamily
      51       Irving                  TX      75039                                   Acquisition   Wachovia       Multifamily
      52       New York                NY      10018                                    Refinance    Wachovia         Office
      53       Omaha                   NE      68144                                   Acquisition   Wachovia         Retail
      54       Dedham                  MA      02026                                    Refinance    Wachovia       Hospitality
      55       Greenville              SC      29615                                   Acquisition   Wachovia         Office
      56       Vance                   AL      35490                                   Acquisition   Wachovia       Industrial
      57       Greenwich               CT      06830                                    Refinance    Wachovia        Mixed Use
      58       Layton                  UT      84041                                    Refinance     Artesia       Multifamily
      59       Houston                 TX     Various                                  Acquisition   Wachovia       Multifamily
    59.01      Houston                 TX      77090                                   Acquisition                  Multifamily
    59.02      Houston                 TX      77077                                   Acquisition                  Multifamily
      60       Dardenne Prairie        MO      63366                                   Acquisition   Wachovia         Retail
      61       Tacoma                  WA      98407                                   Acquisition   Wachovia       Multifamily
      62       Overland Park           KS     Various                                  Acquisition    Artesia         Office
    62.01      Overland Park           KS      66211                                                                  Office
    62.02      Overland Park           KS      66213                                                                  Office
      63       Spring                  TX      77379         MCW III Portfolio         Acquisition   Wachovia         Retail
      64       Stockton                CA      95206                                   Acquisition   Wachovia       Industrial
      65       Memphis                 TN      38115                                   Acquisition   Wachovia       Multifamily
      66       Vista                   CA      92083   North County Square Portfolio   Acquisition   Wachovia         Retail
      67       Pasadena                CA      91107                                    Refinance     Artesia      Self Storage
      68       Tukwila                 WA      98188                                   Acquisition   Wachovia         Office
      69       Norman                  OK      73071                                   Acquisition   Wachovia       Multifamily
      70       Plano                   TX      75024                                   Acquisition   Wachovia       Multifamily
      71       Norfolk                 VA      23502                                   Acquisition   Wachovia         Office
    71.01      Norfolk                 VA      23502                                                                  Office
    71.02      Norfolk                 VA      23502                                                                  Office
      72       Las Vegas               NV      89118                                    Refinance     Artesia       Industrial
      73       Various                 TX     Various                                  Acquisition   Wachovia         Retail
    73.01      Houston                 TX      77084                                                                  Retail
    73.02      Houston                 TX      77049                                                                  Retail
    73.03      Houston                 TX      77069                                                                  Retail
    73.04      Houston                 TX      77338                                                                  Retail
    73.05      Houston                 TX      77062                                                                  Retail
    73.06      Dallas                  TX      75254                                                                  Retail
    73.07      Houston                 TX      77008                                                                  Retail
    73.08      Houston                 TX      77092                                                                  Retail
    73.09      Houston                 TX      77090                                                                  Retail
    73.10      Deer Park               TX      77536                                                                  Retail
    73.11      Houston                 TX      77015                                                                  Retail
    73.12      Dallas                  TX      75116                                                                  Retail
    73.13      Helotes                 TX      78023                                                                  Retail
    73.14      Houston                 TX      77029                                                                  Retail
      74       San Antonio             TX      78249                                   Acquisition   Wachovia       Multifamily
      75       San Diego               CA      92111                                    Refinance    Wachovia       Hospitality
      76       Atlanta                 GA      30339                                   Acquisition   Wachovia         Office
      77       Glen Allen              VA      23059                                    Refinance    Wachovia         Office
      78       Washington              DC      20020                                    Refinance    Wachovia         Retail
      79       Lathrop                 CA      95330                                    Refinance     Artesia       Industrial
      80       Milwaukee               WI      53212                                   Acquisition   Wachovia         Office
      81       Woodridge               IL      60517                                    Refinance    Wachovia       Multifamily
      82       Norton                  MA      02766                                   Acquisition   Wachovia       Industrial
      83       Memphis                 TN      38116                                   Acquisition   Wachovia         Retail
      84       Miami                   FL      33196                                   Acquisition   Wachovia         Retail
      85       Pinellas Park           FL      33782                                   Acquisition   Wachovia       Industrial
      86       Norfolk                 VA      23502                                   Acquisition   Wachovia         Office
      87       Superior                CO      80027                                    Refinance     Artesia         Office
      88       Tucson                  AZ      85745                                   Acquisition   Wachovia       Multifamily
      89       Anaheim                 CA      92802                                    Refinance     Artesia         Office
      90       Richmond                VA      23224                                    Refinance    Wachovia        Mixed Use
      91       Wyomissing              PA      19601                                    Refinance    Wachovia         Retail
      92       Colton                  CA      92324                                    Refinance    Wachovia       Multifamily
      93       Lancaster               PA      17603                                    Refinance    Wachovia         Retail
      94       Anaheim                 CA      92804                                    Refinance    Wachovia       Multifamily
      95       Wilmington              DE      19805                                    Refinance    Wachovia         Office
      96       Pembroke Pines          FL      33026                                    Refinance    Wachovia         Retail
      97       Everett                 WA      98208                                    Refinance     Artesia         Office
      98       Everett                 WA      98201                                    Refinance     Artesia       Hospitality
      99       South Portland          ME      04106                                   Acquisition   Wachovia         Office
     100       Lake Forest             CA      92630                                    Refinance    Wachovia         Retail
     101       Portland                ME      04101                                    Refinance    Wachovia         Office
     102       Vienna                  VA      22182                                   Acquisition   Wachovia         Office
     103       Salt Lake City          UT      84104                                   Acquisition   Wachovia       Multifamily
     104       Fort Myers              FL      33907                                    Refinance    Wachovia         Retail
     105       Grapevine               TX      76051                                   Acquisition   Wachovia         Retail
     106       Rancho Cucamonga        CA      91730                                    Refinance     Artesia         Office
     107       Whittier                CA      90602                                    Refinance     Artesia       Multifamily
     108       Vista                   CA      92083   North County Square Portfolio   Acquisition   Wachovia         Retail
     109       Phoenix                 AZ      85022                                   Acquisition   Wachovia       Multifamily
     110       Sandy Springs           GA      30328                                   Acquisition   Wachovia         Office
     111       Providence              RI      02903                                    Refinance    Wachovia         Office
     112       Boise                   ID      83702                                    Refinance     Artesia       Hospitality
     113       Portland                ME      04101                                   Acquisition   Wachovia         Office
     114       Olympia                 WA      98502                                   Acquisition    Artesia         Office
     115       Duluth                  GA      30097                                    Refinance    Wachovia         Office
     116       Dallas                  TX      75244      Extra Space Portfolio #7     Acquisition   Wachovia      Self Storage
     117       Columbia                MO      65201                                   Acquisition   Wachovia       Multifamily
     118       Fort Washington         MD      20744                                   Acquisition   Wachovia      Self Storage
     119       Canoga Park             CA      91303                                   Acquisition   Wachovia         Office
     120       Castaic                 CA      91384                                   Acquisition   Wachovia         Retail
     121       Huntington Station      NY      11746                                   Acquisition   Wachovia       Multifamily
     122       Sacramento              CA      95826                                   Acquisition   Wachovia         Office
     123       Vancouver               WA      98683                                   Acquisition   Wachovia       Multifamily
     124       Chino Hills             CA      91709                                    Refinance     Artesia         Office
     125       Denver                  CO      80221                                   Acquisition    Artesia       Industrial
     126       San Antonio             TX      78230                                   Acquisition   Wachovia       Multifamily
     127       Beavercreek             OH      45431                                    Refinance     Artesia       Hospitality
     128       Santa Monica            CA      90404                                    Refinance    Wachovia         Office
     129       Charlotte               NC      28277                                    Refinance    Wachovia         Office
     130       Sartell                 MN      56377                                    Refinance     Artesia         Office
     131       Alpharetta              GA      30022                                   Acquisition   Wachovia         Office
     132       Flagstaff               AZ      86001                                    Refinance     Artesia       Multifamily
     133       San Antonio             TX      78240                                   Acquisition   Wachovia       Multifamily
     134       San Carlos              CA      94070   Belmont Self Storage Portfolio   Refinance    Wachovia      Self Storage
     135       Claymont                DE      19703                                    Refinance    Wachovia         Office
     136       Chicago                 IL      60610                                    Refinance    Wachovia       Multifamily
     137       San Antonio             TX      78218                                   Acquisition   Wachovia       Multifamily
     138       Walnut Creek            CA      94596                                   Acquisition   Wachovia         Office
     139       Minneapolis             MN      55408                                    Refinance     Artesia        Mixed Use
     140       Norcross                GA     Various                                  Acquisition   Wachovia       Industrial
    140.01     Norcross                GA      30071                                                                Industrial
    140.02     Norcross                GA      30071                                                                Industrial
     141       Greenacres              FL      33463                                   Acquisition   Wachovia         Retail
     142       Lynnwood                WA      98036                                    Refinance     Artesia         Office
     143       Boston                  MA      02134                                    Refinance    Wachovia       Multifamily
     144       Huntsville              AL      35810                                   Acquisition   Wachovia         Retail
     145       Indianapolis            IN      46219                                    Refinance    Wachovia       Industrial
     146       Phoenix                 AZ      85024                                   Acquisition   Wachovia         Retail
     147       New York                NY      10038                                    Refinance    Wachovia         Office
     148       Brunswick               GA      31525                                   Acquisition   Wachovia       Multifamily
     149       Charlotte               NC      28270                                    Refinance    Wachovia         Retail
     150       Phoenix                 AZ      85051                                   Acquisition   Wachovia         Office
     151       Mount Vernon            WA      98273                                   Acquisition    Artesia       Multifamily
     152       Saint Paul              MN      55107                                    Refinance    Wachovia       Industrial
     153       Beavercreek             OH      45431                                    Refinance     Artesia       Hospitality
     154       Milwaukee               WI      53208                                    Refinance     Artesia       Multifamily
     155       Snoqualmie              WA      98065                                    Refinance     Artesia         Retail
     156       Virginia Beach          VA      23452                                   Acquisition   Wachovia         Office
     157       South Ogden             UT      84405                                   Acquisition    Artesia         Retail
     158       Saint Paul              MN      55108                                    Refinance    Wachovia         Office
     159       Phoenix                 AZ      85008                                    Refinance    Wachovia         Office
     160       Los Angeles             CA      90230                                    Refinance    Wachovia       Multifamily
     161       Indianapolis            IN      46268   Indianapolis Office Portfolio    Refinance    Wachovia         Office
     162       Chicago                 IL      60614                                    Refinance    Wachovia       Multifamily
     163       Tallahassee             FL      32308         MCW III Portfolio         Acquisition   Wachovia         Retail
     164       Phoenix                 AZ      85042                                   Acquisition    Artesia         Retail
     165       Charlottesville         VA      22903                                    Refinance    Wachovia       Multifamily
    165.01     Charlottesville         VA      22903                                    Refinance                   Multifamily
    165.02     Charlottesville         VA      22903                                    Refinance                   Multifamily
     166       Irmo                    SC      29212         MCW III Portfolio         Acquisition   Wachovia         Retail
     167       Charlotte               NC      28277                                    Refinance    Wachovia         Office
     168       Brookline               MA      02446                                    Refinance    Wachovia         Retail
     169       Hyattsville             MD      20782                                   Acquisition   Wachovia       Multifamily
     170       New Castle Hundred      DE      19720                                    Refinance    Wachovia         Office
     171       Sandy                   UT      84070                                    Refinance    Wachovia         Retail
     172       Rexburg                 ID      83440                                    Refinance     Artesia       Multifamily
     173       Lancaster               CA      93534      Extra Space Portfolio #7      Refinance    Wachovia      Self Storage
     174       Various                 NJ     Various                                  Acquisition   Wachovia      Self Storage
    174.01     Egg Harbor Township     NJ      08234                                                               Self Storage
    174.02     West Creek              NJ      08092                                                               Self Storage
     175       Charleston              SC      29406                                   Acquisition   Wachovia         Office
     176       Gresham                 OR      97030                                    Refinance     Artesia         Retail
     177       Hinesville              GA      31313                                   Acquisition   Wachovia         Retail
     178       Aiken                   SC      29803                                    Refinance    Wachovia         Retail
     179       Lexington               MA      02324                                    Refinance    Wachovia       Multifamily
     180       Independence            MO      64055     Walgreens Monroe Portfolio     Refinance    Wachovia         Retail
     181       Greendale               WI      53129                                    Refinance    Wachovia       Multifamily
     182       Richland                WA      99352                                    Refinance    Wachovia       Hospitality
     183       Abilene                 TX      79605                                   Acquisition    Artesia         Office
     184       Indianapolis            IN      46268   Indianapolis Office Portfolio    Refinance    Wachovia         Office
     185       Carson City             NV      89706                                    Refinance     Artesia       Multifamily
     186       Beaverton               OR      97223                                   Acquisition   Wachovia         Office
     187       Norcross                GA      30092                                    Refinance     Artesia         Retail
     188       Indianapolis            IN      46241                                   Acquisition   Wachovia       Industrial
     189       Miami                   FL      33139                                    Refinance    Wachovia        Mixed Use
     190       Phoenix                 AZ      85048                                    Refinance     Artesia         Retail
     191       Belmont                 CA      94070   Belmont Self Storage Portfolio   Refinance    Wachovia      Self Storage
     192       Forest Hill             MD      21050                                   Acquisition   Wachovia         Retail
     193       Boston                  MA      02108                                    Refinance    Wachovia         Office
     194       Beaverton               OR      97223                                   Acquisition   Wachovia         Office
     195       Rancho Cucamonga        CA      91730                                    Refinance     Artesia         Office
     196       Edmonds                 WA      98020                                    Refinance     Artesia       Hospitality
     197       Marshfield              MA      02050      Extra Space Portfolio #7      Refinance    Wachovia      Self Storage
     198       Charlottesville         VA      22902                                    Refinance    Wachovia       Hospitality
     199       Brunswick               OH      44212                                   Acquisition   Wachovia       Industrial
     200       Woodbury                NY      11797                                    Refinance     Artesia       Industrial
     201       Happy Valley            OR      97086                                    Refinance     Artesia         Retail
     202       Anchorage               AK      99501                                    Refinance     Artesia         Office
     203       Fernandina Beach        FL      32034                                   Acquisition   Wachovia         Retail
     204       Hudson                  NH      03051                                    Refinance    Wachovia         Retail
     205       Hanover Township        PA      18705                                    Refinance    Wachovia         Retail
     206       Sharonville             OH      45241                                    Refinance    Wachovia       Hospitality
     207       Tukwila                 WA      98168                                   Acquisition    Artesia         Retail
     208       Tallahassee             FL      32301                                   Acquisition    Artesia         Office
     209       Stone Mountain          GA      30083                                   Acquisition   Wachovia         Retail
     210       Walnut Creek            CA      94595                                    Refinance     Artesia       Multifamily
     211       Amherst                 MA      01002                                    Refinance    Wachovia       Multifamily
     212       Various                 TX     Various                                  Acquisition    Artesia         Retail
    212.01     Richardson              TX      75080                                                                  Retail
    212.02     Houston                 TX      77077                                                                  Retail
     213       San Bernardino          CA      92408                                    Refinance     Artesia       Industrial
     214       Houston                 TX      77079                                   Acquisition    Artesia         Retail
     215       Beaufort                SC      29906                                   Acquisition    Artesia       Hospitality
     216       La Crescent             MN      55947                                    Refinance     Artesia       Multifamily
     217       Buena Park              CA      90621                                    Refinance     Artesia         Retail
     218       Appleton                WI      54915                                    Refinance    Wachovia       Multifamily
     219       Eureka                  MO      63025     Walgreens Monroe Portfolio     Refinance    Wachovia         Retail
     220       Palm Desert             CA      92260                                    Refinance     Artesia       Industrial
     221       Federal Way             WA      98003                                    Refinance     Artesia         Retail
     222       San Bernardino          CA      92408                                    Refinance     Artesia         Office
     223       Grandview               MO      64030                                   Acquisition   Wachovia         Retail
     224       Richmond                VA      23231                                   Acquisition   Wachovia         Retail
     225       Chattanooga             TN      37415                                   Acquisition   Wachovia         Retail
     226       O'Fallon                IL      62269       Cole Retail Portfolio       Acquisition   Wachovia         Retail
     227       Nashua                  NH      03060                                    Refinance     Artesia       Industrial
     228       Morgantown              WV      26505                                   Acquisition   Wachovia         Retail
     229       Forks Township          PA      18040                                    Refinance    Wachovia         Retail
     230       Phoenix                 AZ      85032      Extra Space Portfolio #7      Refinance    Wachovia      Self Storage
     231       Richardson              TX      75080                                    Refinance     Artesia       Multifamily
     232       Coconut Creek           FL      33073                                    Refinance    Wachovia       Industrial
     233       Phoenix                 AZ      85008                                   Acquisition    Artesia         Office
     234       Danville                VA      24540                                    Refinance     Artesia       Hospitality
     235       Tupelo                  MS      38804                                    Refinance     Artesia       Hospitality
     236       Chapel Hill             NC      27514                                    Refinance    Wachovia         Office
     237       San Antonio             TX      78247                                    Refinance     Artesia       Industrial
     238       Prince Frederick        MD      20678                                    Refinance     Artesia         Retail
     239       Sandston                VA      23150                                    Refinance    Wachovia       Hospitality
     240       Virginia Beach          VA      23452                                   Acquisition   Wachovia         Office
     241       Nashville               TN      37209      Extra Space Portfolio #7      Refinance    Wachovia      Self Storage
     242       Norwich                 CT      06360                                   Acquisition   Wachovia    Mobile Home Park
     243       Evanston                IL      60202                                    Refinance    Wachovia       Multifamily
     244       Danville                VA      24540                                    Refinance     Artesia       Hospitality
     245       Arcadia                 CA      91007                                    Refinance     Artesia         Retail
     246       Gillette                WY      82718                                    Refinance     Artesia         Retail
     247       Snoqualmie              WA      98065                                    Refinance     Artesia         Retail
     248       Picayune                MS      39466       Cole Retail Portfolio       Acquisition   Wachovia         Retail
     249       Wellington              FL      33414                                    Refinance    Wachovia        Mixed Use
     250       Albert Lea              MN      56007                                    Refinance    Wachovia       Hospitality
     251       Buena Vista             VA      24416                                    Refinance    Wachovia         Retail
     252       Scottsdale              AZ      85254                                    Refinance    Wachovia         Office
     253       Logan                   UT      84341                                    Refinance    Wachovia         Retail
     254       Spanish Fork            UT      84660                                    Refinance    Wachovia         Retail
     255       Wichita                 KS      67208      Extra Space Portfolio #7      Refinance    Wachovia      Self Storage
     256       Melbourne               FL      32901                                    Refinance     Artesia         Office
     257       Dallas                  TX      75218      Extra Space Portfolio #7     Acquisition   Wachovia      Self Storage
     258       Clinton                 NY      13323       Cole Retail Portfolio       Acquisition   Wachovia         Retail
     259       Apache Junction         AZ      85220                                    Refinance     Artesia         Retail
     260       Avondale                AZ      85323                                    Refinance     Artesia         Retail
     261       Houston                 TX      77077                                    Refinance     Artesia          Land
     262       Devil's Lake            ND      58301                                    Refinance     Artesia       Multifamily
     263       Duluth                  MN      55807                                    Refinance    Wachovia         Retail

                                                                                  % OF AGGREGATE   % OF AGGREGATE  % OF AGGREGATE
MORTGAGE LOAN            SPECIFIC             ORIGINAL LOAN    CUT-OFF DATE LOAN   CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
   NUMBER             PROPERTY TYPE             BALANCE ($)        BALANCE ($)        BALANCE     GROUP 1 BALANCE  GROUP 2 BALANCE
----------------------------------------------------------------------------------------------------------------------------------

      1                Conventional          1,500,000,000.00   1,500,000,000.00       18.98%                          65.51%
     1.01              Conventional          1,160,377,358.53
     1.02              Conventional            339,622,641.48
      2                    CBD                 536,000,000.00     536,000,000.00        6.78%          9.55%
      3                    CBD                 430,000,000.00     430,000,000.00        5.44%          7.66%
      4                    CBD                 387,500,000.00     387,500,000.00        4.90%          6.90%
      5                    CBD                 315,000,000.00     315,000,000.00        3.99%          5.61%
      6                    CBD                 280,000,000.00     280,000,000.00        3.54%          4.99%
      7        Parking Garage/Office/Retail    190,000,000.00     190,000,000.00        2.40%          3.38%
      8                Full Service            186,500,000.00     186,500,000.00        2.36%          3.32%
      9                    CBD                 180,000,000.00     180,000,000.00        2.28%          3.21%
      10                  Office               100,000,000.00     100,000,000.00        1.27%          1.78%
      11               Full Service             95,000,000.00      95,000,000.00        1.20%          1.69%
      12                 Suburban               75,000,000.00      75,000,000.00        0.95%          1.34%
      13                 Suburban               62,118,000.00      62,118,000.00        0.79%          1.11%
    13.01                Suburban               26,196,534.00
    13.02                Suburban               15,742,233.00
    13.03                Suburban               10,818,986.00
    13.04                Suburban                9,360,247.00
      14                   CBD                  61,000,000.00      61,000,000.00        0.77%          1.09%
      15                   CBD                  60,000,000.00      60,000,000.00        0.76%          1.07%
      16              Single Tenant             60,000,000.00      60,000,000.00        0.76%          1.07%
      17                   CBD                  60,000,000.00      59,915,357.06        0.76%          1.07%
      18            Office/Industrial           57,100,000.00      57,100,000.00        0.72%          1.02%
      19               Self Storage             53,200,000.00      53,200,000.00        0.67%          0.95%
    19.01              Self Storage             15,280,000.00
    19.02              Self Storage              7,520,000.00
    19.03              Self Storage              6,880,000.00
    19.04              Self Storage              5,120,000.00
    19.05              Self Storage              4,480,000.00
    19.06              Self Storage              3,840,000.00
    19.07              Self Storage              3,760,000.00
    19.08              Self Storage              3,200,000.00
    19.09              Self Storage              3,120,000.00
      20                   Flex                 53,025,000.00      53,025,000.00        0.67%          0.94%
    20.01                  Flex                  9,375,000.00
    20.02                  Flex                  7,912,500.00
    20.03                  Flex                  5,475,000.00
    20.04                  Flex                  4,462,500.00
    20.05                  Flex                  3,975,000.00
    20.06                  Flex                  3,787,500.00
    20.07                  Flex                  3,112,500.00
    20.08                  Flex                  2,962,500.00
    20.09                  Flex                  2,662,500.00
    20.10                  Flex                  2,062,500.00
    20.11                  Flex                  2,025,000.00
    20.12                  Flex                  1,837,500.00
    20.13                  Flex                  1,762,500.00
    20.14                  Flex                  1,612,500.00
      21                 Anchored               50,000,000.00      50,000,000.00        0.63%          0.89%
      22               Conventional             50,000,000.00      50,000,000.00        0.63%                           2.18%
      23                 Various                48,552,000.00      48,552,000.00        0.61%          0.86%
    23.01                Suburban               26,464,543.69
    23.02                Suburban               10,302,990.29
    23.03                  Flex                  4,915,805.83
    23.04                  Flex                  4,175,067.96
    23.05                  Flex                  1,346,796.12
    23.06                  Flex                  1,346,796.12
      24                 Anchored               48,500,000.00      48,500,000.00        0.61%          0.86%
      25                   CBD                  47,000,000.00      47,000,000.00        0.59%          0.84%
      26               Conventional             46,000,000.00      46,000,000.00        0.58%                           2.01%
      27                   CBD                  45,000,000.00      45,000,000.00        0.57%          0.80%
      28                   CBD                  43,500,000.00      43,500,000.00        0.55%          0.77%
      29                   Flex                 42,960,000.00      42,960,000.00        0.54%          0.77%
    29.01                  Flex                  7,200,000.00
    29.02                  Flex                  6,680,000.00
    29.03                  Flex                  4,280,000.00
    29.04                  Flex                  4,200,000.00
    29.05                  Flex                  3,640,000.00
    29.06                  Flex                  3,280,000.00
    29.07                  Flex                  2,960,000.00
    29.08                  Flex                  2,520,000.00
    29.09                  Flex                  2,120,000.00
    29.10                  Flex                  1,840,000.00
    29.11                  Flex                  1,720,000.00
    29.12                  Flex                  1,360,000.00
    29.13                  Flex                  1,160,000.00
      30               Conventional             42,000,000.00      42,000,000.00        0.53%                           1.83%
      31                 Suburban               40,373,000.00      40,373,000.00        0.51%          0.72%
      32               Conventional             40,000,000.00      40,000,000.00        0.51%                           1.75%
      33                 Anchored               39,500,000.00      39,500,000.00        0.50%          0.70%
      34               Conventional             39,000,000.00      39,000,000.00        0.49%                           1.70%
      35                 Anchored               38,525,000.00      38,525,000.00        0.49%          0.69%
      36               Conventional             38,000,000.00      38,000,000.00        0.48%                           1.66%
      37                 Anchored               37,500,000.00      37,500,000.00        0.47%          0.67%
      38              Office/Retail             36,000,000.00      36,000,000.00        0.46%          0.64%
      39                   CBD                  35,000,000.00      35,000,000.00        0.44%          0.62%
      40                 Anchored               35,000,000.00      35,000,000.00        0.44%          0.62%
      41                 Anchored               34,320,000.00      34,320,000.00        0.43%          0.61%
      42                 Anchored               33,500,000.00      33,500,000.00        0.42%          0.60%
      43               Conventional             33,250,000.00      33,250,000.00        0.42%                           1.45%
      44             Assisted Living            32,500,000.00      32,500,000.00        0.41%          0.58%
      45                 Suburban               31,200,000.00      31,200,000.00        0.39%          0.56%
      46                 Suburban               31,000,000.00      31,000,000.00        0.39%          0.55%
      47                 Various                30,960,000.00      30,960,000.00        0.39%          0.55%
    47.01                Anchored               10,080,000.00
    47.02                Anchored                9,040,000.00
    47.03                Anchored                6,480,000.00
    47.04             Single Tenant              5,360,000.00
      48                 Suburban               30,000,000.00      30,000,000.00        0.38%          0.53%
      49                   CBD                  30,000,000.00      30,000,000.00        0.38%          0.53%
      50               Conventional             30,000,000.00      30,000,000.00        0.38%                           1.31%
      51               Conventional             29,250,000.00      29,250,000.00        0.37%                           1.28%
      52                   CBD                  28,000,000.00      28,000,000.00        0.35%          0.50%
      53                 Anchored               27,500,000.00      27,500,000.00        0.35%          0.49%
      54               Full Service             27,250,000.00      27,250,000.00        0.34%          0.49%
      55                 Suburban               27,040,000.00      27,040,000.00        0.34%          0.48%
      56                   Flex                 26,640,000.00      26,640,000.00        0.34%          0.47%
      57            Retail/Multifamily          26,000,000.00      26,000,000.00        0.33%          0.46%
      58               Conventional             25,500,000.00      25,500,000.00        0.32%                           1.11%
      59               Conventional             24,100,000.00      24,100,000.00        0.30%                           1.05%
    59.01              Conventional
    59.02              Conventional
      60                 Anchored               24,000,000.00      24,000,000.00        0.30%          0.43%
      61               Conventional             24,000,000.00      24,000,000.00        0.30%                           1.05%
      62                 Suburban               24,000,000.00      24,000,000.00        0.30%          0.43%
    62.01                Suburban
    62.02                Suburban
      63                 Anchored               23,640,000.00      23,640,000.00        0.30%          0.42%
      64          Warehouse/Distribution        23,000,000.00      23,000,000.00        0.29%          0.41%
      65               Conventional             22,875,000.00      22,875,000.00        0.29%                           1.00%
      66                 Anchored               22,000,000.00      22,000,000.00        0.28%          0.39%
      67               Self Storage             22,000,000.00      22,000,000.00        0.28%          0.39%
      68                 Suburban               21,850,000.00      21,850,000.00        0.28%          0.39%
      69             Student Housing            21,000,000.00      21,000,000.00        0.27%                           0.92%
      70               Conventional             20,650,000.00      20,650,000.00        0.26%                           0.90%
      71                 Suburban               20,160,000.00      20,160,000.00        0.26%          0.36%
    71.01                Suburban
    71.02                Suburban
      72                   Flex                 20,000,000.00      19,966,068.06        0.25%          0.36%
      73                 Various                19,900,000.00      19,900,000.00        0.25%          0.35%
    73.01             Single Tenant              2,668,028.87
    73.02             Single Tenant              2,546,408.87
    73.03             Single Tenant              1,983,918.90
    73.04             Single Tenant              1,938,311.90
    73.05             Single Tenant              1,869,900.91
    73.06             Single Tenant              1,809,090.91
    73.07             Single Tenant              1,611,458.92
    73.08             Single Tenant              1,413,826.93
    73.09             Single Tenant              1,079,373.95
    73.10             Single Tenant                722,115.96
    73.11             Single Tenant                706,913.96
    73.12               Unanchored                 676,508.97
    73.13             Single Tenant                638,502.97
    73.14             Single Tenant                235,637.99
      74               Conventional             19,218,000.00      19,218,000.00        0.24%                           0.84%
      75             Limited Service            19,200,000.00      19,157,047.62        0.24%          0.34%
      76                 Suburban               18,250,000.00      18,250,000.00        0.23%          0.33%
      77                 Suburban               18,000,000.00      18,000,000.00        0.23%          0.32%
      78                 Anchored               18,000,000.00      18,000,000.00        0.23%          0.32%
      79                Warehouse               17,500,000.00      17,500,000.00        0.22%          0.31%
      80                   CBD                  17,500,000.00      17,500,000.00        0.22%          0.31%
      81               Conventional             17,500,000.00      17,460,269.53        0.22%                           0.76%
      82          Warehouse/Distribution        17,200,000.00      17,200,000.00        0.22%          0.31%
      83                 Anchored               17,000,000.00      16,964,202.00        0.21%          0.30%
      84              Single Tenant             16,742,000.00      16,742,000.00        0.21%          0.30%
      85                   Flex                 16,200,000.00      16,200,000.00        0.20%          0.29%
      86                 Medical                16,200,000.00      16,200,000.00        0.20%          0.29%
      87                 Suburban               16,000,000.00      16,000,000.00        0.20%          0.29%
      88             Student Housing            15,827,500.00      15,827,500.00        0.20%                           0.69%
      89                 Suburban               15,400,000.00      15,400,000.00        0.19%          0.27%
      90            Multifamily/Office          15,200,000.00      15,135,863.13        0.19%          0.27%
      91                 Anchored               15,100,000.00      15,100,000.00        0.19%          0.27%
      92               Conventional             15,000,000.00      15,000,000.00        0.19%                           0.66%
      93                 Anchored               15,000,000.00      15,000,000.00        0.19%          0.27%
      94               Conventional             15,000,000.00      15,000,000.00        0.19%                           0.66%
      95                 Suburban               14,600,000.00      14,600,000.00        0.18%          0.26%
      96                 Anchored               14,100,000.00      14,100,000.00        0.18%          0.25%
      97                 Suburban               14,000,000.00      14,000,000.00        0.18%          0.25%
      98               Full Service             14,000,000.00      14,000,000.00        0.18%          0.25%
      99                 Suburban               13,760,000.00      13,760,000.00        0.17%          0.25%
     100                 Anchored               13,659,000.00      13,659,000.00        0.17%          0.24%
     101                   CBD                  13,600,000.00      13,600,000.00        0.17%          0.24%
     102                 Suburban               13,520,000.00      13,520,000.00        0.17%          0.24%
     103               Conventional             13,500,000.00      13,500,000.00        0.17%                           0.59%
     104                 Anchored               13,300,000.00      13,300,000.00        0.17%          0.24%
     105                 Anchored               13,160,000.00      13,160,000.00        0.17%          0.23%
     106                 Suburban               13,050,000.00      13,050,000.00        0.17%          0.23%
     107               Conventional             13,000,000.00      13,000,000.00        0.16%                           0.57%
     108                 Anchored               13,000,000.00      13,000,000.00        0.16%          0.23%
     109               Conventional             13,000,000.00      13,000,000.00        0.16%                           0.57%
     110                 Suburban               13,000,000.00      13,000,000.00        0.16%          0.23%
     111                 Suburban               12,450,000.00      12,450,000.00        0.16%          0.22%
     112             Limited Service            12,000,000.00      12,000,000.00        0.15%          0.21%
     113                   CBD                  12,000,000.00      12,000,000.00        0.15%          0.21%
     114                 Suburban               11,880,000.00      11,853,105.97        0.15%          0.21%
     115                 Suburban               11,750,000.00      11,750,000.00        0.15%          0.21%
     116               Self Storage             11,700,000.00      11,700,000.00        0.15%          0.21%
     117             Student Housing            11,570,000.00      11,570,000.00        0.15%                           0.51%
     118               Self Storage             11,280,000.00      11,280,000.00        0.14%          0.20%
     119                 Suburban               11,280,000.00      11,280,000.00        0.14%          0.20%
     120                 Anchored               11,250,000.00      11,250,000.00        0.14%          0.20%
     121               Conventional             11,200,000.00      11,200,000.00        0.14%                           0.49%
     122                 Suburban               10,960,000.00      10,960,000.00        0.14%          0.20%
     123               Conventional             10,700,000.00      10,700,000.00        0.14%                           0.47%
     124                 Medical                10,400,000.00      10,400,000.00        0.13%          0.19%
     125                   Flex                 10,400,000.00      10,400,000.00        0.13%          0.19%
     126               Conventional              9,750,000.00       9,750,000.00        0.12%                           0.43%
     127              Extended Stay              9,650,000.00       9,628,447.26        0.12%          0.17%
     128                 Medical                 9,500,000.00       9,500,000.00        0.12%          0.17%
     129                 Medical                 9,500,000.00       9,500,000.00        0.12%          0.17%
     130                 Medical                 9,500,000.00       9,479,058.28        0.12%          0.17%
     131                 Suburban                9,400,000.00       9,400,000.00        0.12%          0.17%
     132               Conventional              9,300,000.00       9,300,000.00        0.12%                           0.41%
     133               Conventional              9,010,000.00       9,010,000.00        0.11%                           0.39%
     134               Self Storage              9,000,000.00       9,000,000.00        0.11%          0.16%
     135                 Suburban                9,000,000.00       9,000,000.00        0.11%          0.16%
     136               Conventional              9,000,000.00       9,000,000.00        0.11%                           0.39%
     137               Conventional              9,000,000.00       9,000,000.00        0.11%                           0.39%
     138                 Suburban                8,750,000.00       8,750,000.00        0.11%          0.16%
     139              Retail/Office              8,750,000.00       8,735,433.78        0.11%          0.16%
     140                   Flex                  8,720,000.00       8,720,000.00        0.11%          0.16%
    140.01                 Flex
    140.02                 Flex
     141                 Anchored                8,655,000.00       8,655,000.00        0.11%          0.15%
     142                 Suburban                8,625,000.00       8,625,000.00        0.11%          0.15%
     143               Conventional              8,500,000.00       8,500,000.00        0.11%                           0.37%
     144             Shadow Anchored             8,320,000.00       8,320,000.00        0.11%          0.15%
     145                Warehouse                8,200,000.00       8,200,000.00        0.10%          0.15%
     146             Shadow Anchored             8,200,000.00       8,200,000.00        0.10%          0.15%
     147                   CBD                   8,000,000.00       8,000,000.00        0.10%          0.14%
     148               Conventional              8,000,000.00       8,000,000.00        0.10%                           0.35%
     149                 Anchored                8,000,000.00       8,000,000.00        0.10%          0.14%
     150                 Suburban                7,700,000.00       7,700,000.00        0.10%          0.14%
     151               Conventional              7,550,000.00       7,550,000.00        0.10%                           0.33%
     152                   Flex                  7,500,000.00       7,500,000.00        0.09%          0.13%
     153             Limited Service             7,500,000.00       7,483,249.16        0.09%          0.13%
     154               Conventional              7,440,000.00       7,440,000.00        0.09%                           0.32%
     155                Unanchored               7,120,000.00       7,120,000.00        0.09%          0.13%
     156                 Suburban                7,070,000.00       7,070,000.00        0.09%          0.13%
     157                 Anchored                6,825,000.00       6,802,963.90        0.09%          0.12%
     158                 Suburban                6,800,000.00       6,800,000.00        0.09%          0.12%
     159                 Suburban                6,800,000.00       6,800,000.00        0.09%          0.12%
     160               Conventional              6,700,000.00       6,700,000.00        0.08%                           0.29%
     161                 Suburban                6,650,000.00       6,650,000.00        0.08%          0.12%
     162               Conventional              6,600,000.00       6,600,000.00        0.08%                           0.29%
     163                 Anchored                6,600,000.00       6,600,000.00        0.08%          0.12%
     164                Unanchored               6,600,000.00       6,588,823.71        0.08%          0.12%
     165             Student Housing             6,400,000.00       6,400,000.00        0.08%                           0.28%
    165.01           Student Housing
    165.02           Student Housing
     166                 Anchored                6,330,000.00       6,330,000.00        0.08%          0.11%
     167                 Medical                 6,100,000.00       6,100,000.00        0.08%          0.11%
     168                Unanchored               6,000,000.00       6,000,000.00        0.08%          0.11%
     169               Conventional              6,000,000.00       6,000,000.00        0.08%                           0.26%
     170                 Suburban                6,000,000.00       6,000,000.00        0.08%          0.11%
     171                Unanchored               5,900,000.00       5,886,757.81        0.07%          0.10%
     172               Conventional              5,850,000.00       5,841,973.14        0.07%                           0.26%
     173               Self Storage              5,840,000.00       5,840,000.00        0.07%          0.10%
     174               Self Storage              5,720,000.00       5,720,000.00        0.07%          0.10%
    174.01             Self Storage
    174.02             Self Storage
     175                 Suburban                5,679,000.00       5,679,000.00        0.07%          0.10%
     176             Shadow Anchored             5,625,000.00       5,625,000.00        0.07%          0.10%
     177             Shadow Anchored             5,600,000.00       5,600,000.00        0.07%          0.10%
     178                 Anchored                5,600,000.00       5,600,000.00        0.07%          0.10%
     179               Conventional              5,500,000.00       5,500,000.00        0.07%                           0.24%
     180              Single Tenant              5,410,000.00       5,410,000.00        0.07%          0.10%
     181               Conventional              5,400,000.00       5,400,000.00        0.07%                           0.24%
     182             Limited Service             5,425,000.00       5,389,618.44        0.07%          0.10%
     183                 Suburban                5,360,000.00       5,350,496.60        0.07%          0.10%
     184                 Suburban                5,350,000.00       5,350,000.00        0.07%          0.10%
     185               Conventional              5,300,000.00       5,300,000.00        0.07%                           0.23%
     186                 Suburban                5,290,000.00       5,290,000.00        0.07%          0.09%
     187                Unanchored               5,300,000.00       5,288,449.76        0.07%          0.09%
     188          Warehouse/Distribution         5,094,240.00       5,094,240.00        0.06%          0.09%
     189              Retail/Office              5,000,000.00       5,000,000.00        0.06%          0.09%
     190             Shadow Anchored             5,000,000.00       5,000,000.00        0.06%          0.09%
     191               Self Storage              5,000,000.00       5,000,000.00        0.06%          0.09%
     192              Single Tenant              5,000,000.00       5,000,000.00        0.06%          0.09%
     193                   CBD                   5,000,000.00       4,984,217.92        0.06%          0.09%
     194                 Suburban                4,960,000.00       4,960,000.00        0.06%          0.09%
     195                 Suburban                4,950,000.00       4,950,000.00        0.06%          0.09%
     196             Limited Service             4,800,000.00       4,785,298.48        0.06%          0.09%
     197               Self Storage              4,776,000.00       4,776,000.00        0.06%          0.09%
     198               Full Service              4,700,000.00       4,612,440.45        0.06%          0.08%
     199          Warehouse/Distribution         4,475,000.00       4,475,000.00        0.06%          0.08%
     200                   Flex                  4,400,000.00       4,400,000.00        0.06%          0.08%
     201                Unanchored               4,400,000.00       4,400,000.00        0.06%          0.08%
     202                   CBD                   4,400,000.00       4,390,172.86        0.06%          0.08%
     203                 Anchored                4,370,000.00       4,370,000.00        0.06%          0.08%
     204                Unanchored               4,300,000.00       4,300,000.00        0.05%          0.08%
     205              Single Tenant              4,300,000.00       4,294,143.04        0.05%          0.08%
     206               Full Service              4,300,000.00       4,286,703.76        0.05%          0.08%
     207                Unanchored               4,300,000.00       4,282,195.64        0.05%          0.08%
     208                 Suburban                4,225,000.00       4,225,000.00        0.05%          0.08%
     209                 Anchored                4,080,000.00       4,080,000.00        0.05%          0.07%
     210               Conventional              4,000,000.00       4,000,000.00        0.05%                           0.17%
     211             Student Housing             4,000,000.00       3,994,540.27        0.05%                           0.17%
     212                 Various                 4,000,000.00       3,990,992.81        0.05%          0.07%
    212.01              Unanchored
    212.02           Shadow Anchored
     213                Warehouse                3,930,000.00       3,930,000.00        0.05%          0.07%
     214             Shadow Anchored             3,925,000.00       3,925,000.00        0.05%          0.07%
     215             Limited Service             3,925,000.00       3,918,105.48        0.05%          0.07%
     216          Conventional/Townhomes         3,875,000.00       3,866,130.20        0.05%                           0.17%
     217                Unanchored               3,850,000.00       3,850,000.00        0.05%          0.07%
     218               Conventional              3,840,000.00       3,840,000.00        0.05%                           0.17%
     219              Single Tenant              3,840,000.00       3,840,000.00        0.05%          0.07%
     220                   Flex                  3,800,000.00       3,800,000.00        0.05%          0.07%
     221             Shadow Anchored             3,800,000.00       3,794,724.90        0.05%          0.07%
     222                 Suburban                3,770,000.00       3,770,000.00        0.05%          0.07%
     223              Single Tenant              3,700,000.00       3,700,000.00        0.05%          0.07%
     224              Single Tenant              3,700,000.00       3,700,000.00        0.05%          0.07%
     225                 Anchored                3,680,000.00       3,680,000.00        0.05%          0.07%
     226              Single Tenant              3,650,000.00       3,650,000.00        0.05%          0.07%
     227                   Flex                  3,600,000.00       3,600,000.00        0.05%          0.06%
     228              Single Tenant              3,563,000.00       3,563,000.00        0.05%          0.06%
     229              Single Tenant              3,500,000.00       3,495,232.71        0.04%          0.06%
     230               Self Storage              3,440,000.00       3,440,000.00        0.04%          0.06%
     231               Conventional              3,400,000.00       3,386,212.74        0.04%                           0.15%
     232                   Flex                  3,300,000.00       3,300,000.00        0.04%          0.06%
     233                 Suburban                3,300,000.00       3,300,000.00        0.04%          0.06%
     234             Limited Service             3,300,000.00       3,289,809.80        0.04%          0.06%
     235             Limited Service             3,300,000.00       3,289,782.01        0.04%          0.06%
     236                 Suburban                3,228,000.00       3,223,732.15        0.04%          0.06%
     237                   Flex                  3,200,000.00       3,190,404.61        0.04%          0.06%
     238                Unanchored               3,200,000.00       3,130,574.87        0.04%          0.06%
     239             Limited Service             3,000,000.00       2,994,655.94        0.04%          0.05%
     240                 Suburban                2,975,000.00       2,975,000.00        0.04%          0.05%
     241               Self Storage              2,960,000.00       2,960,000.00        0.04%          0.05%
     242             Mobile Home Park            2,944,000.00       2,944,000.00        0.04%          0.05%
     243               Conventional              2,900,000.00       2,900,000.00        0.04%                           0.13%
     244             Limited Service             2,850,000.00       2,850,000.00        0.04%          0.05%
     245             Shadow Anchored             2,800,000.00       2,800,000.00        0.04%          0.05%
     246                 Anchored                2,800,000.00       2,796,225.56        0.04%          0.05%
     247                Unanchored               2,775,000.00       2,775,000.00        0.04%          0.05%
     248              Single Tenant              2,766,000.00       2,766,000.00        0.03%          0.05%
     249              Retail/Office              2,725,000.00       2,725,000.00        0.03%          0.05%
     250             Limited Service             2,700,000.00       2,684,497.63        0.03%          0.05%
     251                 Anchored                2,640,000.00       2,634,103.71        0.03%          0.05%
     252                 Medical                 2,620,000.00       2,620,000.00        0.03%          0.05%
     253              Single Tenant              2,400,000.00       2,392,481.74        0.03%          0.04%
     254              Single Tenant              2,400,000.00       2,392,481.74        0.03%          0.04%
     255               Self Storage              2,154,000.00       2,154,000.00        0.03%          0.04%
     256                 Suburban                2,100,000.00       2,100,000.00        0.03%          0.04%
     257               Self Storage              2,080,000.00       2,080,000.00        0.03%          0.04%
     258              Single Tenant              1,983,000.00       1,983,000.00        0.03%          0.04%
     259             Shadow Anchored             1,500,000.00       1,498,028.72        0.02%          0.03%
     260             Shadow Anchored             1,500,000.00       1,498,028.72        0.02%          0.03%
     261                  Retail                 1,400,000.00       1,396,893.58        0.02%          0.02%
     262               Conventional              1,300,000.00       1,300,000.00        0.02%                           0.06%
     263              Single Tenant                860,000.00         860,000.00        0.01%          0.02%

                                                                                              INTEREST    ORIGINAL     REMAINING
                                            MATURITY                 LOAN         INTEREST     ACCURAL     TERM TO      TERM TO
MORTGAGE LOAN  ORIGINATION                    DATE     MORTGAGE  ADMINISTRATIVE    ACCRUAL     METHOD    MATURITY OR  MATURITY OR
    NUMBER         DATE     FIRST PAY DATE   OR ARD      RATE      COST RATE       METHOD     DURING IO   ARD (MOS.)  ARD (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

      1          11/17/06      01/08/07     12/08/16    6.4340%      0.02028%    Actual/360  Actual/360      120          117
     1.01
     1.02
      2          02/15/07      04/11/07     03/11/17  5.423125%      0.02028%    Actual/360  Actual/360      120          120
      3          12/13/06      02/11/07     01/11/12    5.4820%      0.02028%    Actual/360  Actual/360       60           58
      4          12/27/06      02/11/07     01/11/17    5.6590%      0.02028%    Actual/360  Actual/360      120          118
      5          01/22/07      03/11/07     02/11/17    5.6080%      0.02028%    Actual/360  Actual/360      120          119
      6          01/10/07      02/11/07     01/11/17    6.1355%      0.02028%    Actual/360  Actual/360      120          118
      7          02/28/07      04/11/07     03/11/14    6.0739%      0.02028%    Actual/360  Actual/360       84           84
      8          02/05/07      03/11/07     02/11/12    5.9400%      0.02028%    Actual/360  Actual/360       60           59
      9          12/14/06      02/11/07     01/11/17    5.7670%      0.02028%    Actual/360  Actual/360      120          118
      10         01/29/07      03/11/07     02/11/12    5.4500%      0.02028%    Actual/360  Actual/360       60           59
      11         12/15/06      02/11/07     01/11/17    5.6400%      0.02028%    Actual/360  Actual/360      120          118
      12         12/13/06      02/11/07     01/11/17    5.4100%      0.02028%    Actual/360  Actual/360      120          118
      13         01/25/07      03/11/07     02/11/17    6.1700%      0.02028%    Actual/360  Actual/360      120          119
    13.01
    13.02
    13.03
    13.04
      14         03/01/07      04/11/07     03/11/17   5.99582%      0.02028%    Actual/360  Actual/360      120          120
      15         12/21/06      02/11/07     01/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          118
      16         12/20/06      02/11/07     01/11/17    5.8500%      0.02028%    Actual/360  Actual/360      120          118
      17         02/06/07      03/11/07     02/11/17    5.4300%      0.02028%    Actual/360                  120          119
      18         12/21/06      02/11/07     01/11/17    5.8100%      0.02028%    Actual/360  Actual/360      120          118
      19         01/24/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
    19.01
    19.02
    19.03
    19.04
    19.05
    19.06
    19.07
    19.08
    19.09
      20         02/01/07      03/11/07     02/11/17    5.8300%      0.02028%    Actual/360  Actual/360      120          119
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
    20.09
    20.10
    20.11
    20.12
    20.13
    20.14
      21         12/27/06      03/11/07     02/11/17    5.5700%      0.02028%    Actual/360  Actual/360      120          119
      22         01/17/07      03/11/07     02/11/17    5.6700%      0.03028%    Actual/360  Actual/360      120          119
      23         01/25/07      03/11/07     02/11/17    6.2700%      0.02028%    Actual/360  Actual/360      120          119
    23.01
    23.02
    23.03
    23.04
    23.05
    23.06
      24         12/13/06      02/11/07     01/11/17    5.7700%      0.02028%    Actual/360  Actual/360      120          118
      25         02/05/07      03/11/07     02/11/17    5.4850%      0.02028%    Actual/360  Actual/360      120          119
      26         02/28/07      04/11/07     03/11/17    5.6600%      0.02028%    Actual/360  Actual/360      120          120
      27         03/08/07      04/11/07     03/11/12    5.9900%      0.02028%    Actual/360  Actual/360       60           60
      28         12/22/06      02/11/07     01/11/12    5.7030%      0.02028%    Actual/360  Actual/360       60           58
      29         02/01/07      03/11/07     02/11/17    5.8300%      0.02028%    Actual/360  Actual/360      120          119
    29.01
    29.02
    29.03
    29.04
    29.05
    29.06
    29.07
    29.08
    29.09
    29.10
    29.11
    29.12
    29.13
      30         12/28/06      02/11/07     01/11/17    5.5200%      0.02028%    Actual/360  Actual/360      120          118
      31         12/13/06      02/11/07     01/11/12    5.5270%      0.02028%    Actual/360  Actual/360       60           58
      32         11/30/06      01/11/07     12/11/16    5.6600%      0.03028%    Actual/360  Actual/360      120          117
      33         09/20/06      11/11/06     10/11/16    6.4400%      0.02028%    Actual/360  Actual/360      120          115
      34         02/01/07      03/11/07     02/11/12    5.7300%      0.02028%    Actual/360  Actual/360       60           59
      35         01/09/07      02/11/07     01/11/17    5.8200%      0.02028%    Actual/360  Actual/360      120          118
      36         12/20/06      02/11/07     01/11/12    6.0000%      0.02028%    Actual/360  Actual/360       60           58
      37         02/01/07      03/11/07     02/11/17    6.3700%      0.02028%    Actual/360  Actual/360      120          119
      38         12/15/06      02/11/07     01/11/17    5.8400%      0.02028%    Actual/360  Actual/360      120          118
      39         12/06/06      01/11/07     12/11/16    5.5900%      0.02028%    Actual/360  Actual/360      120          117
      40         12/04/06      01/11/07     12/11/16    5.4100%      0.02028%    Actual/360  Actual/360      120          117
      41         02/06/07      03/11/07     02/11/17    5.7500%      0.02028%    Actual/360  Actual/360      120          119
      42         02/01/07      03/11/07     02/11/17    5.6100%      0.04528%    Actual/360  Actual/360      120          119
      43         12/28/06      02/11/07     01/11/12    5.8510%      0.02028%    Actual/360  Actual/360       60           58
      44         01/19/07      03/11/07     02/11/17    5.7900%      0.02028%    Actual/360  Actual/360      120          119
      45         12/21/06      02/11/07     01/11/17    5.7425%      0.02028%    Actual/360  Actual/360      120          118
      46         12/22/06      02/11/07     01/11/17    5.6800%      0.02028%    Actual/360  Actual/360      120          118
      47         01/30/07      03/11/07     02/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          119
    47.01
    47.02
    47.03
    47.04
      48         02/02/07      03/11/07     02/11/12    5.9400%      0.02028%    Actual/360  Actual/360       60           59
      49         02/05/07      03/11/07     02/11/17    5.4850%      0.02028%    Actual/360  Actual/360      120          119
      50         11/30/06      01/11/07     12/11/16    5.9900%      0.04028%    Actual/360  Actual/360      120          117
      51         12/14/06      02/11/07     01/11/17    5.8000%      0.02028%    Actual/360  Actual/360      120          118
      52         12/21/06      02/11/07     01/11/17    5.6000%      0.02028%    Actual/360  Actual/360      120          118
      53         12/21/06      02/11/07     01/11/17    5.4900%      0.02028%    Actual/360  Actual/360      120          118
      54         11/16/06      01/11/07     12/11/16    6.3200%      0.06028%    Actual/360  Actual/360      120          117
      55         12/27/06      02/11/07     01/11/17    5.7100%      0.02028%    Actual/360  Actual/360      120          118
      56         12/22/06      02/11/07     01/11/17    5.5700%      0.02028%    Actual/360  Actual/360      120          118
      57         01/25/07      03/11/07     02/11/17    5.4200%      0.02028%    Actual/360  Actual/360      120          119
      58         11/28/06      01/11/07     12/11/16    5.8100%      0.02028%    Actual/360  Actual/360      120          117
      59         12/18/06      02/11/07     01/11/17    5.1800%      0.02028%    Actual/360  Actual/360      120          118
    59.01
    59.02
      60         12/21/06      02/11/07     01/11/17    5.5000%      0.06028%    Actual/360  Actual/360      120          118
      61         12/01/06      01/11/07     12/11/16    5.7300%      0.02028%    Actual/360  Actual/360      120          117
      62         12/21/06      02/11/07     01/11/17    5.6300%      0.02028%    Actual/360  Actual/360      120          118
    62.01
    62.02
      63         12/14/06      02/11/07     01/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          118
      64         01/04/07      02/11/07     01/11/17    5.7200%      0.02028%    Actual/360  Actual/360      120          118
      65         12/28/06      02/11/07     01/11/17    5.4600%      0.02028%    Actual/360  Actual/360      120          118
      66         01/24/07      03/11/07     02/11/17    5.3600%      0.02028%    Actual/360  Actual/360      120          119
      67         02/08/07      03/11/07     02/11/17    5.6900%      0.02028%    Actual/360  Actual/360      120          119
      68         01/11/07      02/11/07     01/11/12    5.8800%      0.02028%    Actual/360  Actual/360       60           58
      69         11/30/06      01/11/07     12/11/16    5.7900%      0.02028%    Actual/360  Actual/360      120          117
      70         10/03/06      11/11/06     10/11/16    5.4350%      0.02028%    Actual/360  Actual/360      120          115
      71         01/12/07      03/11/07     02/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          119
    71.01
    71.02
      72         12/18/06      02/11/07     01/11/17    5.6000%      0.02028%    Actual/360                  120          118
      73         12/15/06      02/11/07     01/11/17    5.5650%      0.02028%    Actual/360  Actual/360      120          118
    73.01
    73.02
    73.03
    73.04
    73.05
    73.06
    73.07
    73.08
    73.09
    73.10
    73.11
    73.12
    73.13
    73.14
      74         12/28/06      02/11/07     01/11/17    5.3400%      0.02028%    Actual/360  Actual/360      120          118
      75         12/19/06      02/11/07     01/11/17    5.7900%      0.02028%    Actual/360                  120          118
      76         12/28/06      02/11/07     01/11/17    5.7020%      0.02028%    Actual/360  Actual/360      120          118
      77         12/22/06      02/11/07     01/11/17    5.6820%      0.02028%    Actual/360  Actual/360      120          118
      78         11/27/06      01/11/07     12/11/16    5.7900%      0.02028%    Actual/360  Actual/360      120          117
      79         02/16/07      04/11/07     03/11/17    5.7100%      0.02028%    Actual/360  Actual/360      120          120
      80         11/28/06      01/11/07     12/11/16    5.5500%      0.02028%    Actual/360  Actual/360      120          117
      81         12/29/06      02/11/07     01/11/17    5.7000%      0.02028%    Actual/360                  120          118
      82         01/26/07      03/11/07     02/11/17    5.8000%      0.02028%    Actual/360  Actual/360      120          119
      83         01/11/07      02/11/07     01/11/12    6.1600%      0.02028%    Actual/360                   60           58
      84         10/03/06      11/11/06     10/11/16    5.5700%      0.02028%    Actual/360  Actual/360      120          115
      85         12/12/06      02/11/07     01/11/17    5.4800%      0.02028%    Actual/360  Actual/360      120          118
      86         01/12/07      03/11/07     02/11/17    5.8100%      0.02028%    Actual/360  Actual/360      120          119
      87         11/28/06      01/11/07     12/11/16    5.5500%      0.02028%    Actual/360  Actual/360      120          117
      88         12/27/06      02/11/07     01/11/17    5.9200%      0.02028%    Actual/360  Actual/360      120          118
      89         12/27/06      02/11/07     01/11/17    5.6500%      0.02028%    Actual/360  Actual/360      120          118
      90         11/10/06      12/11/06     11/11/16    5.7300%      0.02028%    Actual/360                  120          116
      91         02/01/07      03/01/07     02/01/17    5.9600%      0.02028%    Actual/360  Actual/360      120          119
      92         12/01/06      01/11/07     12/11/16    5.4200%      0.02028%    Actual/360  Actual/360      120          117
      93         12/13/06      02/11/07     01/11/17    5.7300%      0.02028%      30/360      30/360        120          118
      94         11/30/06      01/11/07     12/11/16    5.6600%      0.04028%    Actual/360  Actual/360      120          117
      95         12/29/06      02/11/07     01/11/17    5.5100%      0.02028%    Actual/360  Actual/360      120          118
      96         12/05/06      01/11/07     12/11/16    5.8300%      0.02028%    Actual/360  Actual/360      120          117
      97         03/08/07      04/11/07     03/11/17    6.5300%      0.02028%    Actual/360  Actual/360      120          120
      98         12/12/06      02/11/07     01/11/17    5.8300%      0.02028%    Actual/360  Actual/360      120          118
      99         01/23/07      03/11/07     02/11/17    5.8300%      0.02028%    Actual/360  Actual/360      120          119
     100         02/22/07      04/11/07     03/11/17    5.5400%      0.02028%    Actual/360  Actual/360      120          120
     101         02/02/07      03/11/07     02/11/17    5.8100%      0.02028%    Actual/360  Actual/360      120          119
     102         01/16/07      03/11/07     02/11/17    5.8700%      0.02028%    Actual/360  Actual/360      120          119
     103         01/30/07      03/11/07     02/11/17    5.6700%      0.02028%    Actual/360  Actual/360      120          119
     104         12/05/06      01/11/07     12/11/16    5.8300%      0.02028%    Actual/360  Actual/360      120          117
     105         01/08/07      02/11/07     01/11/17    5.7100%      0.02028%    Actual/360  Actual/360      120          118
     106         11/29/06      01/11/07     12/11/16    5.7100%      0.02028%    Actual/360  Actual/360      120          117
     107         12/20/06      02/11/07     01/11/17    5.5000%      0.02028%    Actual/360  Actual/360      120          118
     108         01/24/07      03/11/07     02/11/17    5.3600%      0.02028%    Actual/360  Actual/360      120          119
     109         01/10/07      02/11/07     01/11/12    6.1100%      0.02028%    Actual/360  Actual/360       60           58
     110         12/06/06      01/11/07     12/11/11    5.4000%      0.02028%    Actual/360  Actual/360       60           57
     111         12/29/06      02/11/07     01/11/17    5.6300%      0.02028%    Actual/360  Actual/360      120          118
     112         12/07/06      01/11/07     12/11/16    5.8000%      0.02028%    Actual/360  Actual/360      120          117
     113         12/05/06      01/11/07     12/11/16    5.8120%      0.02028%    Actual/360  Actual/360      120          117
     114         11/12/06      01/11/07     12/11/16    5.7000%      0.02028%    Actual/360                  120          117
     115         02/05/07      03/11/07     02/11/17    6.0700%      0.02028%    Actual/360  Actual/360      120          119
     116         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     117         01/25/07      03/11/07     02/11/17    6.0100%      0.02028%    Actual/360  Actual/360      120          119
     118         01/11/07      02/11/07     01/11/12    5.7600%      0.02028%    Actual/360  Actual/360       60           58
     119         01/30/07      03/11/07     02/11/12    6.0000%      0.02028%    Actual/360  Actual/360       60           59
     120         11/30/06      01/11/07     12/11/16    5.9900%      0.02028%    Actual/360  Actual/360      120          117
     121         01/09/07      02/11/07     01/11/12    5.7000%      0.02028%    Actual/360  Actual/360       60           58
     122         01/23/07      03/11/07     02/11/17    5.8800%      0.04028%    Actual/360  Actual/360      120          119
     123         12/27/06      02/11/07     01/11/12    5.9700%      0.02028%    Actual/360  Actual/360       60           58
     124         12/12/06      02/11/07     01/11/17    5.5800%      0.02028%    Actual/360  Actual/360      120          118
     125         02/02/07      04/11/07     03/11/17    5.8300%      0.02028%    Actual/360  Actual/360      120          120
     126         01/16/07      03/11/07     02/11/17    5.3100%      0.02028%    Actual/360  Actual/360      120          119
     127         12/12/06      02/11/07     01/11/17    5.8000%      0.02028%    Actual/360                  120          118
     128         12/19/06      02/11/07     01/11/17    5.8700%      0.02028%    Actual/360  Actual/360      120          118
     129         12/18/06      02/11/07     01/11/17    5.5100%      0.02028%    Actual/360  Actual/360      120          118
     130         12/11/06      02/11/07     01/11/17    5.8800%      0.02028%    Actual/360                  120          118
     131         12/29/06      02/11/07     01/11/17    6.1200%      0.02028%    Actual/360  Actual/360      120          118
     132         11/28/06      01/11/07     12/11/16    5.7200%      0.02028%    Actual/360  Actual/360      120          117
     133         12/20/06      02/11/07     01/11/17    5.5200%      0.07028%    Actual/360  Actual/360      120          118
     134         01/31/07      03/11/07     02/11/17    5.5100%      0.02028%    Actual/360  Actual/360      120          119
     135         12/01/06      01/11/07     12/11/16    5.3500%      0.02028%    Actual/360  Actual/360      120          117
     136         12/14/06      02/11/07     01/11/17    5.5300%      0.02028%    Actual/360  Actual/360      120          118
     137         01/03/07      02/11/07     01/11/12    6.1100%      0.02028%    Actual/360  Actual/360       60           58
     138         02/27/07      04/11/07     03/11/17    5.6500%      0.07028%    Actual/360  Actual/360      120          120
     139         12/20/06      02/11/07     01/11/17    5.7000%      0.02028%    Actual/360                  120          118
     140         02/15/07      04/11/07     03/11/17    5.9700%      0.02028%    Actual/360  Actual/360      120          120
    140.01
    140.02
     141         12/22/06      02/11/07     01/11/12    5.3900%      0.02028%    Actual/360  Actual/360       60           58
     142         01/31/07      03/11/07     02/11/17    5.4700%      0.02028%    Actual/360  Actual/360      120          119
     143         12/21/06      02/11/07     01/11/17    5.6900%      0.02028%    Actual/360  Actual/360      120          118
     144         01/05/07      02/11/07     01/11/17    5.7200%      0.02028%    Actual/360  Actual/360      120          118
     145         12/12/06      02/11/07     01/11/17    5.7700%      0.02028%    Actual/360  Actual/360      120          118
     146         12/27/06      02/11/07     01/11/17    5.6100%      0.07028%    Actual/360  Actual/360      120          118
     147         10/18/06      12/11/06     11/11/16    6.8300%      0.02028%    Actual/360  Actual/360      120          116
     148         02/02/07      03/11/07     02/11/17    5.7900%      0.07028%    Actual/360  Actual/360      120          119
     149         01/31/07      03/11/07     02/11/17    5.9500%      0.02028%    Actual/360  Actual/360      120          119
     150         12/20/06      02/11/07     01/11/12    5.7200%      0.02028%    Actual/360  Actual/360       60           58
     151         12/28/06      02/11/07     01/11/12    5.8400%      0.02028%    Actual/360  Actual/360       60           58
     152         12/21/06      02/11/07     01/11/17    5.7700%      0.07028%    Actual/360  Actual/360      120          118
     153         12/12/06      02/11/07     01/11/17    5.8000%      0.02028%    Actual/360                  120          118
     154         01/25/07      03/11/07     02/11/17    5.9500%      0.02028%    Actual/360  Actual/360      120          119
     155         12/15/06      02/11/07     01/11/17    6.0550%      0.02028%    Actual/360  Actual/360      120          118
     156         01/12/07      03/11/07     02/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          119
     157         11/20/06      01/11/07     12/11/16    5.6100%      0.02028%    Actual/360                  120          117
     158         01/05/07      02/11/07     01/11/17    5.8400%      0.07028%    Actual/360  Actual/360      120          118
     159         02/16/07      04/11/07     03/11/17    5.8700%      0.02028%    Actual/360                  120          120
     160         11/21/06      01/11/07     12/11/16    5.7000%      0.02028%    Actual/360  Actual/360      120          117
     161         11/21/06      01/11/07     12/11/16    5.8100%      0.07028%    Actual/360  Actual/360      120          117
     162         11/29/06      01/11/07     12/11/16    5.6300%      0.02028%    Actual/360  Actual/360      120          117
     163         12/14/06      02/11/07     01/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          118
     164         12/13/06      02/11/07     01/11/17    5.6100%      0.02028%    Actual/360                  120          118
     165         02/09/07      03/11/07     02/11/17    5.8000%      0.02028%    Actual/360  Actual/360      120          119
    165.01
    165.02
     166         12/14/06      02/11/07     01/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          118
     167         12/13/06      02/11/07     01/11/17    5.4800%      0.02028%    Actual/360  Actual/360      120          118
     168         01/09/07      02/11/07     01/11/17    5.7100%      0.02028%    Actual/360  Actual/360      120          118
     169         01/29/07      03/11/07     02/11/17    5.6700%      0.02028%    Actual/360  Actual/360      120          119
     170         12/28/06      02/11/07     01/11/12    5.5100%      0.02028%    Actual/360  Actual/360       60           58
     171         12/22/06      02/11/07     01/11/17    5.7700%      0.02028%    Actual/360                  120          118
     172         01/10/07      03/11/07     02/11/16    5.6900%      0.02028%    Actual/360                  108          107
     173         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     174         02/02/07      03/11/07     02/11/17    5.8500%      0.02028%    Actual/360  Actual/360      120          119
    174.01
    174.02
     175         11/17/06      01/11/07     12/11/13    5.8400%      0.02028%    Actual/360  Actual/360       84           81
     176         12/11/06      02/11/07     01/11/17    5.6900%      0.02028%    Actual/360  Actual/360      120          118
     177         12/07/06      01/11/07     12/11/16    5.6600%      0.02028%    Actual/360  Actual/360      120          117
     178         02/20/07      04/11/07     03/11/17    5.7700%      0.02028%    Actual/360  Actual/360      120          120
     179         01/09/07      02/11/07     01/11/17    5.6700%      0.02028%    Actual/360  Actual/360      120          118
     180         01/23/07      03/11/07     02/11/17    5.9100%      0.02028%    Actual/360  Actual/360      120          119
     181         02/05/07      03/11/07     02/11/17    6.4000%      0.02028%    Actual/360  Actual/360      120          119
     182         11/30/06      01/11/07     12/11/16    6.0000%      0.02028%    Actual/360                  120          117
     183         02/06/07      03/11/07     02/11/17    6.0200%      0.02028%    Actual/360                  120          119
     184         11/21/06      01/11/07     12/11/16    5.8100%      0.07028%    Actual/360  Actual/360      120          117
     185         12/29/06      02/11/07     01/11/17    5.6000%      0.02028%    Actual/360  Actual/360      120          118
     186         01/31/07      03/11/07     02/11/12    6.1700%      0.02028%    Actual/360  Actual/360       60           59
     187         12/18/06      02/11/07     01/11/17    5.9500%      0.07028%    Actual/360                  120          118
     188         12/21/06      02/11/07     01/11/17    5.5600%      0.02028%    Actual/360  Actual/360      120          118
     189         02/16/07      04/11/07     03/11/17    5.7300%      0.02028%    Actual/360                  120          120
     190         12/15/06      02/11/07     01/11/17    5.7900%      0.02028%    Actual/360  Actual/360      120          118
     191         01/31/07      03/11/07     02/11/17    5.5100%      0.02028%    Actual/360  Actual/360      120          119
     192         02/22/07      04/11/07     03/11/17    5.8200%      0.02028%    Actual/360  Actual/360      120          120
     193         12/06/06      01/11/07     12/11/11    5.7300%      0.02028%    Actual/360                   60           57
     194         01/31/07      03/11/07     02/11/12    6.1700%      0.02028%    Actual/360  Actual/360       60           59
     195         11/29/06      01/11/07     12/11/16    5.7100%      0.02028%    Actual/360  Actual/360      120          117
     196         12/04/06      02/11/07     01/11/17    5.9900%      0.02028%    Actual/360                  120          118
     197         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     198         12/07/06      01/11/07     12/11/16    5.7600%      0.02028%    Actual/360                  120          117
     199         12/18/06      02/11/07     01/11/17    5.7800%      0.02028%    Actual/360  Actual/360      120          118
     200         10/10/06      11/11/06     10/11/16    6.1900%      0.02028%    Actual/360  Actual/360      120          115
     201         01/26/07      03/11/07     02/11/17    5.9600%      0.02028%    Actual/360  Actual/360      120          119
     202         12/04/06      02/11/07     01/11/17    5.8000%      0.02028%    Actual/360                  120          118
     203         11/07/06      12/11/06     11/11/11    6.0200%      0.02028%    Actual/360  Actual/360       60           56
     204         12/22/06      02/11/07     01/11/17    5.6200%      0.02028%    Actual/360  Actual/360      120          118
     205         01/12/07      03/11/07     02/11/17    5.7600%      0.02028%    Actual/360                  120          119
     206         12/13/06      02/11/07     01/11/17    5.9200%      0.02028%    Actual/360                  120          118
     207         11/09/06      12/11/06     11/11/16    5.8300%      0.02028%    Actual/360                  120          116
     208         12/18/06      02/11/07     01/11/12    5.9900%      0.02028%    Actual/360  Actual/360       60           58
     209         11/07/06      12/11/06     11/11/11    6.0200%      0.02028%    Actual/360  Actual/360       60           56
     210         12/05/06      01/11/07     12/11/16    6.0200%      0.02028%    Actual/360  Actual/360      120          117
     211         01/17/07      03/11/07     02/11/17    5.7400%      0.02028%    Actual/360                  120          119
     212         12/11/06      02/11/07     01/11/17    5.7500%      0.02028%    Actual/360                  120          118
    212.01
    212.02
     213         02/20/07      04/11/07     03/11/17    6.0700%      0.02028%    Actual/360  Actual/360      120          120
     214         12/05/06      02/11/07     01/11/17    5.7400%      0.02028%    Actual/360  Actual/360      120          118
     215         01/25/07      03/11/07     02/11/17    6.1200%      0.02028%    Actual/360                  120          119
     216         12/22/06      02/11/07     01/11/17    5.6500%      0.02028%    Actual/360                  120          118
     217         12/08/06      02/11/07     01/11/17    5.8800%      0.02028%    Actual/360  Actual/360      120          118
     218         02/01/07      03/11/07     02/11/17    5.8200%      0.02028%    Actual/360  Actual/360      120          119
     219         01/23/07      03/11/07     02/11/17    5.9100%      0.02028%    Actual/360  Actual/360      120          119
     220         01/17/07      03/11/07     02/11/17    5.6100%      0.02028%    Actual/360  Actual/360      120          119
     221         01/19/07      03/11/07     02/11/17    5.5800%      0.02028%    Actual/360                  120          119
     222         02/20/07      04/11/07     03/11/17    6.0000%      0.02028%    Actual/360  Actual/360      120          120
     223         09/13/06      11/11/06     10/11/16    5.4700%      0.02028%    Actual/360  Actual/360      120          115
     224         01/18/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     225         02/07/07      03/11/07     02/11/17    5.7400%      0.02028%    Actual/360  Actual/360      120          119
     226         09/29/06      11/11/06     10/11/16    5.8300%      0.02028%    Actual/360  Actual/360      120          115
     227         12/26/06      02/11/07     01/11/17    5.6800%      0.02028%    Actual/360  Actual/360      120          118
     228         09/11/06      10/11/06     09/11/16    5.2800%      0.02028%    Actual/360  Actual/360      120          114
     229         01/12/07      03/11/07     02/11/17    5.7600%      0.02028%    Actual/360                  120          119
     230         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     231         10/05/06      12/11/06     11/11/16    5.9400%      0.02028%    Actual/360                  120          116
     232         12/18/06      02/11/07     01/11/17    5.8700%      0.02028%    Actual/360  Actual/360      120          118
     233         01/03/07      02/11/07     01/11/12    5.9700%      0.02028%    Actual/360  Actual/360       60           58
     234         01/02/07      02/11/07     01/11/17    5.9300%      0.02028%    Actual/360                  120          118
     235         12/13/06      02/11/07     01/11/17    5.9100%      0.02028%    Actual/360                  120          118
     236         01/30/07      03/11/07     02/11/17    6.0500%      0.02028%    Actual/360                  120          119
     237         12/04/06      01/11/07     12/11/16    6.0000%      0.02028%    Actual/360                  120          117
     238         11/03/05      01/11/06     12/11/15    5.9600%      0.02028%    Actual/360                  120          105
     239         02/01/07      03/11/07     02/11/17    5.9700%      0.02028%    Actual/360                  120          119
     240         01/12/07      03/11/07     02/11/17    5.5500%      0.02028%    Actual/360  Actual/360      120          119
     241         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     242         12/22/06      02/11/07     01/11/17    5.6000%      0.02028%    Actual/360  Actual/360      120          118
     243         11/29/06      01/11/07     12/11/16    5.6200%      0.02028%    Actual/360  Actual/360      120          117
     244         01/02/07      02/11/07     01/11/17    5.9300%      0.02028%    Actual/360  Actual/360      120          118
     245         12/08/06      02/11/07     01/11/17    5.8800%      0.02028%    Actual/360  Actual/360      120          118
     246         01/16/07      03/11/07     02/11/17    5.8600%      0.02028%    Actual/360                  120          119
     247         12/18/06      02/11/07     01/11/17    5.8100%      0.02028%    Actual/360  Actual/360      120          118
     248         09/15/06      11/11/06     10/11/16    5.5300%      0.02028%    Actual/360  Actual/360      120          115
     249         11/22/06      01/11/07     12/11/16    5.8100%      0.02028%    Actual/360  Actual/360      120          117
     250         11/10/06      12/11/06     11/11/16    6.0800%      0.02028%    Actual/360                  120          116
     251         12/21/06      02/11/07     01/11/17    5.8000%      0.02028%    Actual/360                  120          118
     252         12/21/06      02/11/07     01/11/17    5.6500%      0.07028%    Actual/360  Actual/360      120          118
     253         11/22/06      01/11/07     12/11/16    5.7700%      0.02028%    Actual/360                  120          117
     254         11/22/06      01/11/07     12/11/16    5.7700%      0.02028%    Actual/360                  120          117
     255         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     256         02/21/07      04/11/07     03/11/18    6.0100%      0.02028%    Actual/360                  132          132
     257         01/17/07      03/11/07     02/11/17    5.7000%      0.02028%    Actual/360  Actual/360      120          119
     258         08/24/06      10/11/06     09/11/16    5.7400%      0.02028%    Actual/360  Actual/360      120          114
     259         01/12/07      03/11/07     02/11/17    6.1100%      0.02028%    Actual/360                  120          119
     260         01/12/07      03/11/07     02/11/17    6.1100%      0.02028%    Actual/360                  120          119
     261         12/18/06      02/11/07     01/11/17    5.8400%      0.02028%    Actual/360                  120          118
     262         01/31/07      04/11/07     03/11/17    6.1800%      0.02028%    Actual/360                  120          120
     263         09/22/06      11/11/06     10/11/16    5.8700%      0.02028%    Actual/360  Actual/360      120          115

                          ORIGINAL  REMAINING
               REMAINING    AMORT     AMORT                  MATURITY DATE OR
MORTGAGE LOAN  IO PERIOD    TERM       TERM     MONTHLY P&I     ARD BALLOON     ARD
    NUMBER       (MOS.)    (MOS.)     (MOS.)   PAYMENTS ($)     BALANCE ($)    LOAN  PREPAYMENT PROVISIONS
-----------------------------------------------------------------------------------------------------------------------------------

      1            117       IO        IO           IO       1,500,000,000.00    N   L(27),D(89),O(4)
     1.01
     1.02
      2            120       IO        IO           IO         536,000,000.00    N   L(24),D(93),O(3)
      3             58       IO        IO           IO         430,000,000.00    N   L(26),D(29),O(5)
      4            118       IO        IO           IO         387,500,000.00    N   L(26),D(91),O(3)
      5            119       IO        IO           IO         315,000,000.00    N   L(25),D(91),O(4)
      6            118       IO        IO           IO         280,000,000.00    N   L(26),D(91),O(3)
      7             84       IO        IO           IO         190,000,000.00    N   L(24),D(57),O(3)
      8             59       IO        IO           IO         186,500,000.00    N   L(23),GRTR1%orYM(33),O(4)
      9             58      360        360     1,052,337.70    167,876,591.28    N   L(26),D(90),O(4)
      10            59       IO        IO           IO         100,000,000.00    N   L(25),D(32),O(3)
      11            22      360        360      547,773.61      83,485,772.10    N   L(26),D(91),O(3)
      12            58      360        360      421,616.38      69,596,886.72    N   L(26),D(90),O(4) or GRTR1%orYM(116),O(4)
      13           119       IO        IO           IO          62,118,000.00    N   L(25),D(91)or(GRTR1%orYM(91)),O(4)
    13.01
    13.02
    13.03
    13.04
      14            60      360        360      365,561.90      57,061,701.96    N   L(24),D(93),O(3)
      15            34      360        360      348,240.26      53,897,004.91    N   L(26),D(91),O(3)
      16           118       IO        IO           IO          60,000,000.00    N   L(26),D(90),o(4) or GRTR1%orYM(116),O(4)
      17                    360        359      338,042.94      50,006,880.72    N   L(25),D(92),O(3)
      18            58      360        360      335,399.69      53,284,776.59    N   L(26),D(91),O(3)
      19           119       IO        IO           IO          53,200,000.00    N   L(25),D(92),O(3)
    19.01
    19.02
    19.03
    19.04
    19.05
    19.06
    19.07
    19.08
    19.09
      20            59      360        360      312,139.54      49,493,635.18    N   L(25),D(89),O(6)
    20.01
    20.02
    20.03
    20.04
    20.05
    20.06
    20.07
    20.08
    20.09
    20.10
    20.11
    20.12
    20.13
    20.14
      21            59      360        360      286,094.33      46,502,138.10    N   L(25),D(92),O(3)
      22           119       IO        IO           IO          50,000,000.00    N   L(25),D(92),O(3)
      23           119       IO        IO           IO          48,552,000.00    N   L(25),D(91)or(GRTR1%orYM(91)),O(4)
    23.01
    23.02
    23.03
    23.04
    23.05
    23.06
      24           118       IO        IO           IO          48,500,000.00    N   L(26),D(89),O(5)
      25           119       IO        IO           IO          47,000,000.00    N   L(25),D(91),O(4)
      26            36      360        360      265,819.32      41,295,806.10    N   L(24),D(92),O(4)
      27            60       IO        IO           IO          45,000,000.00    N   L(24),D(33),O(3)
      28            58       IO        IO           IO          43,500,000.00    N   L(26),D(30),O(4)
      29            59      360        360      252,890.42      40,098,945.16    N   L(25),D(89),O(6)
    29.01
    29.02
    29.03
    29.04
    29.05
    29.06
    29.07
    29.08
    29.09
    29.10
    29.11
    29.12
    29.13
      30           118       IO        IO           IO          42,000,000.00    N   L(36),GRTR1%orYM(81),O(3) or L(26),D(91),O(3)
      31            58       IO        IO           IO          40,373,000.00    N   L(11),GRTR1%orYM(42),O(7)
      32           117       IO        IO           IO          40,000,000.00    N   L(27),D(90),O(3)
      33            43      360        360      248,110.28      36,600,905.56    N   L(29),D(87),O(4)
      34            59       IO        IO           IO          39,000,000.00    N   GRTR1%orYM(56),O(4)
      35            58      360        360      226,537.51      35,955,810.62    N   L(26),D(91),O(3)
      36            58       IO        IO           IO          38,000,000.00    N   GRTR1%orYM(48),O(12)
      37           119       IO        IO           IO          37,500,000.00    N   L(25),D(92),O(3)
      38           118       IO        IO           IO          36,000,000.00    N   L(26),D(89),O(5)
      39           117       IO        IO           IO          35,000,000.00    N   L(27),D(87),O(6)
      40            33      360        360      196,754.31      31,255,745.61    N   L(27),D(89),O(4)
      41           119       IO        IO           IO          34,320,000.00    N   L(25),D(92),O(3)
      42            71      360        360      192,527.75      31,689,283.44    N   L(25),D(92),O(3)
      43            58       IO        IO           IO          33,250,000.00    N   L(26),D(30),O(4)
      44            83      360        360      190,487.82      31,267,124.77    N   GRTR1%orYM(113),O(7)
      45            76      360        360      181,926.11      29,793,887.83    N   L(26),D(91),O(3)
      46            58      360        360      179,531.43      28,876,841.55    N   L(26),D(89),O(5)
      47            59      360        360      176,759.94      28,785,997.01    N   L(25),D(92),O(3)
    47.01
    47.02
    47.03
    47.04
      48            59       IO        IO           IO          30,000,000.00    N   L(25),D(32),O(3)
      49           119       IO        IO           IO          30,000,000.00    N   L(25),D(91),O(4)
      50           117       IO        IO           IO          30,000,000.00    N   L(27),D(89),O(4)
      51           118       IO        IO           IO          29,250,000.00    Y   L(26),GRTR1%orYM(91),O(3)
      52            34      360        360      160,742.11      25,101,134.69    N   L(26),D(91),O(3)
      53            58      360        360      155,969.48      25,548,112.28    N   L(26),D(91),O(3)
      54            33      360        360      169,025.50      24,775,804.84    N   L(6),GRTR1%orYM(111),O(3)
      55            58      360        360      157,111.67      25,198,553.06    N   L(48),D(68),O(4)
      56            70      360        360      152,431.06      25,189,681.22    N   L(26),D(91),O(3)
      57           119       IO        IO           IO          26,000,000.00    N   L(25),D(92),O(3)
      58           117       IO        IO           IO          25,500,000.00    N   L(27),D(90),O(3)
      59           118       IO        IO           IO          24,100,000.00    N   L(26),D(91),O(3)
    59.01
    59.02
      60            58      360        360      136,269.36      22,299,709.75    N   L(26),D(91),O(3)
      61           117       IO        IO           IO          24,000,000.00    N   GRTR1%orYM(116),O(4)
      62           118       IO        IO           IO          24,000,000.00    N   L(26),D(90),O(4)
    62.01
    62.02
      63           118       IO        IO           IO          23,640,000.00    N   L(26),D(90)or(GRTR1%orYM(90)),O(4)
      64            58      360        360      133,783.75      21,436,649.48    N   L(26),D(90),O(4)
      65            58      360        360      129,308.23      21,242,284.42    N   L(26),D(90),O(4)
      66           119       IO        IO           IO          22,000,000.00    N   GRTR1%orYM(116),O(4)
      67            35      360        360      127,548.71      19,757,087.33    N   L(25),D(92),O(3)
      68            58       IO        IO           IO          21,850,000.00    N   GRTR1%orYM(56),O(4)
      69           117       IO        IO           IO          21,000,000.00    N   L(12),GRTR1%orYM(105),O(3) or L(27),D(90),O(3)
      70            79      360        360      122,945.55      19,890,243.65    N   L(29),D(87),O(4)
      71           119       IO        IO           IO          20,160,000.00    N   L(25),D(91),O(4)
    71.01
    71.02
      72                    420        418      108,717.02      17,741,024.06    N   L(26),D(90),O(4)
      73           118       IO        IO           IO          19,900,000.00    N   L(26),D(90),O(4)
    73.01
    73.02
    73.03
    73.04
    73.05
    73.06
    73.07
    73.08
    73.09
    73.10
    73.11
    73.12
    73.13
    73.14
      74           118       IO        IO           IO          19,218,000.00    N   L(26),D(90),O(4)
      75                    360        358      112,534.35      16,181,302.17    N   L(26),D(91),O(3)
      76            58      360        360      105,946.21      17,005,272.94    N   L(26),D(90),O(4)
      77            58      360        360      104,266.85      16,767,664.81    N   L(26),D(90),O(4)
      78           117       IO        IO           IO          18,000,000.00    N   L(27),D(90),O(3)
      79            24      360        360      101,681.00      15,407,874.35    N   L(24),D(93),O(3)
      80           117       IO        IO           IO          17,500,000.00    N   L(27),D(90),O(3)
      81                    360        358      101,570.07      14,708,508.55    N   L(48),D(69),O(3)
      82           119       IO        IO           IO          17,200,000.00    N   L(25),D(92),O(3)
      83                    360        358      103,678.87      15,935,415.49    N   L(26),D(30),O(4)
      84           115       IO        IO           IO          16,742,000.00    Y   L(48),D(68),O(4)
      85           118       IO        IO           IO          16,200,000.00    N   L(26),D(91),O(3)
      86           119       IO        IO           IO          16,200,000.00    N   L(25),D(91),O(4)
      87           117       IO        IO           IO          16,000,000.00    N   L(36),D(81),O(3)
      88           118       IO        IO           IO          15,827,500.00    Y   L(26),GRTR1%orYM(91),O(3)
      89            22      360        360       88,894.31      13,536,667.31    N   L(26),D(91),O(3)
      90                    360        356       88,510.05      12,787,295.83    N   L(48),D(69),O(3)
      91            59      360        360       90,144.17      14,119,174.09    N   L(25),D(92),O(3)
      92           117       IO        IO           IO          15,000,000.00    N   L(27),D(89),O(4)
      93           118       IO        IO           IO          15,000,000.00    N   L(26),D(91),O(3)
      94           117       IO        IO           IO          15,000,000.00    N   L(27),D(90),O(3)
      95            58      360        360       82,988.82      13,567,586.32    N   L(26),D(91),O(3)
      96           117       IO        IO           IO          14,100,000.00    N   L(27),D(88),O(5)
      97            60      360        360       88,765.92      13,186,736.71    N   L(24),D(93),O(3)
      98            22      300        300       88,752.97      11,581,673.13    N   L(26),D(91),O(3)
      99           119       IO        IO           IO          13,760,000.00    N   L(25),D(92),O(3)
     100           120       IO        IO           IO          13,659,000.00    N   L(24),D(93),O(3)
     101            11      360        360       79,885.04      11,742,563.33    N   L(25),D(92),O(3)
     102           119       IO        IO           IO          13,520,000.00    N   L(25),D(91),O(4)
     103           119       IO        IO           IO          13,500,000.00    N   GRTR1%orYM(116),O(4)
     104            57      360        360       78,292.43      12,415,219.26    N   L(27),D(88),O(5)
     105            58      360        360       76,464.11      12,263,792.84    N   GRTR2%orYM(26),D(91),O(3)
     106            57      420        420       71,885.83      12,435,141.92    N   L(27),D(90),O(3)
     107            34      360        360       73,812.57      11,630,280.96    N   L(24),GRTR1%orYM(93),O(3)
     108           119       IO        IO           IO          13,000,000.00    N   GRTR1%orYM(116),O(4)
     109            58       IO        IO           IO          13,000,000.00    N   L(26),GRTR1%orYM(30),O(4)
     110            57       IO        IO           IO          13,000,000.00    N   L(27),D(30),O(3)
     111           118       IO        IO           IO          12,450,000.00    N   L(36),D(80),O(4)
     112           117       IO        IO           IO          12,000,000.00    N   L(27),D(90),O(3)
     113            57      360        360       70,502.09      11,198,944.15    N   L(27),D(90),O(3)
     114                    420        417       65,362.25      10,567,356.79    N   L(27),D(90),O(3)
     115            23      360        360       70,976.86      10,427,522.27    N   L(25),D(92),O(3)
     116            59      360        360       67,906.85      10,901,295.44    N   L(37),GRTR1%orYM(76),O(7)
     117           119       IO        IO           IO          11,570,000.00    Y   L(25),GRTR1%orYM(92),O(3)
     118            58       IO        IO           IO          11,280,000.00    N   L(25),GRTR1%orYM(31),O(4)
     119            59       IO        IO           IO          11,280,000.00    N   L(25),D(32),O(3)
     120            57      360        360       67,377.12      10,524,343.17    N   L(27),D(89),O(4)
     121            58       IO        IO           IO          11,200,000.00    N   L(26),D(31),O(3)
     122           119       IO        IO           IO          10,960,000.00    N   L(25),GRTR1%orYM(90),O(5)
     123            58       IO        IO           IO          10,700,000.00    N   L(26),GRTR1%orYM(30),O(4)
     124            58      360        360       59,573.12       9,674,160.45    N   L(26),D(91),O(3)
     125            60      360        360       61,221.14       9,706,802.29    N   L(24),D(93),O(3)
     126            47      360        360       54,202.77       8,865,665.18    N   L(25),D(91),O(4)
     127                    360        358       56,621.67       8,135,235.81    N   L(26),D(91),O(3)
     128            34      360        360       56,165.73       8,562,607.61    Y   L(26),GRTR1%orYM(84),O(10)
     129           118       IO        IO           IO           9,500,000.00    Y   L(24),GRTR1%orYM(93),O(3)
     130                    360        358       56,226.45       8,027,982.12    N   L(36),D(81),O(3)
     131            46      360        360       57,085.00       8,665,644.75    N   L(26),D(90),O(4)
     132           117       IO        IO           IO           9,300,000.00    N   L(27),D(90),O(3)
     133           118       IO        IO           IO           9,010,000.00    N   L(26),D(91),O(3)
     134            59      360        360       51,157.49       8,363,281.65    N   L(25),D(91),O(4)
     135            57      360        360       50,257.23       8,344,672.68    N   L(27),D(90),O(3)
     136           118       IO        IO           IO           9,000,000.00    N   L(26),D(91),O(3)
     137            58       IO        IO           IO           9,000,000.00    N   L(26),D(10),O(24)
     138           120       IO        IO           IO           8,750,000.00    N   L(24),D(93),O(3)
     139                    420        418       48,141.39       7,782,505.02    N   L(26),D(91),O(3)
     140            24      360        360       52,112.74       7,723,735.75    N   L(24),D(93),O(3)
    140.01
    140.02
     141            58       IO        IO           IO           8,655,000.00    N   L(26),D(27),O(7) or GRTR1%orYM(53),O(7)
     142           119       IO        IO           IO           8,625,000.00    N   L(25),D(92),O(3)
     143           118       IO        IO           IO           8,500,000.00    N   L(24),GRTR1%orYM(89),O(7)
     144            58      360        360       48,394.82       7,754,474.94    N   L(26),D(91),O(3)
     145            34      360        360       47,957.21       7,376,251.69    Y   L(26),D(91),O(3)
     146           118       IO        IO           IO           8,200,000.00    N   L(26),D(91),O(3)
     147            19      360        360       52,313.98       7,207,877.17    N   L(28),D(89),O(3)
     148           119       IO        IO           IO           8,000,000.00    N   L(25),D(92),O(3)
     149            59      360        360       47,707.18       7,479,353.13    N   L(25),D(92),O(3)
     150            58       IO        IO           IO           7,700,000.00    N   GRTR1%orYM(35),O(25)
     151            58       IO        IO           IO           7,550,000.00    N   L(26),D(31),O(3)
     152           118       IO        IO           IO           7,500,000.00    N   L(26),D(90),O(4)
     153                    360        358       44,006.48       6,322,722.00    N   L(26),D(91),O(3)
     154            23      360        360       44,367.67       6,584,784.85    N   L(25),D(92),O(3)
     155            10      360        360       42,940.09       6,187,668.26    N   L(36),D(81),O(3)
     156           119       IO        IO           IO           7,070,000.00    N   L(25),D(91),O(4)
     157                    360        357       39,223.94       5,721,135.60    N   L(27),D(90),O(3)
     158           118       IO        IO           IO           6,800,000.00    N   L(26),D(90),O(4)
     159                    360        360       40,202.84       5,746,639.01    N   L(24),D(93),O(3)
     160           117       IO        IO           IO           6,700,000.00    N   L(27),D(89),O(4)
     161            57      360        360       39,061.44       6,205,911.57    N   L(27),D(90),O(3)
     162           117       IO        IO           IO           6,600,000.00    N   L(27),D(90),O(3)
     163           118       IO        IO           IO           6,600,000.00    N   L(26),D(90)or(GRTR1%orYM(90)),O(4)
     164                    420        418       35,920.09       5,856,115.22    N   L(26),D(91),O(3)
     165            35      360        360       37,552.19       5,760,158.19    N   L(25),D(92),O(3)
    165.01
    165.02
     166           118       IO        IO           IO           6,330,000.00    N   L(26),D(90)or(GRTR1%orYM(90)),O(4)
     167           118       IO        IO           IO           6,100,000.00    Y   L(25),GRTR1%orYM(92),O(3)
     168            58      360        360       34,862.06       5,591,394.91    N   L(24),GRTR1%orYM(89),O(7)
     169           119       IO        IO           IO           6,000,000.00    N   L(25),D(92),O(3)
     170            58       IO        IO           IO           6,000,000.00    N   L(26),D(30),O(4)
     171                    360        358       34,505.80       4,969,384.75    N   L(26),D(91),O(3)
     172                    360        359       33,916.36       5,033,840.71    N   L(25),D(80),O(3)
     173            59      360        360       33,895.38       5,441,330.37    N   L(37),GRTR1%orYM(76),O(7)
     174           119       IO        IO           IO           5,720,000.00    N   L(25),D(92),O(3)
    174.01
    174.02
     175            57      360        360       33,466.50       5,541,623.23    N   GRTR1%orYM(77),O(7)
     176            22      360        360       32,611.89       4,949,040.75    N   L(26),D(91),O(3)
     177           117       IO        IO           IO           5,600,000.00    N   L(27),D(90),O(3)
     178            48      360        360       32,751.26       5,133,754.42    N   L(24),D(93),O(3)
     179            58      360        360       31,817.54       5,122,597.42    N   L(24),GRTR1%orYM(89),O(7)
     180           119       IO        IO           IO           5,410,000.00    Y   L(25),D(92),O(3)
     181            35      360        360       33,777.32       4,916,292.88    N   L(25),D(92),O(3)
     182                    240        237       38,866.38       3,557,063.48    N   L(48),D(69),O(3)
     183                    300        299       34,600.11       4,152,829.83    N   L(25),D(92),O(3)
     184            57      360        360       31,425.37       4,992,725.85    N   L(27),D(90),O(3)
     185           118       IO        IO           IO           5,300,000.00    N   L(26),D(91),O(3)
     186            59       IO        IO           IO           5,290,000.00    N   GRTR1%orYM(55),O(5)
     187                    360        358       31,606.00       4,488,090.10    N   L(26),D(91),O(3)
     188            58      360        360       29,116.60       4,737,364.71    Y   L(26),D(89),O(5)
     189                    360        360       29,115.15       4,207,664.41    N   L(24),D(92)or(GRTR1%orYM(92)),O(4)
     190            22      360        360       29,305.82       4,409,396.83    N   L(26),D(91),O(3)
     191            59      360        360       28,420.83       4,646,267.59    N   L(25),D(91),O(4)
     192           120       IO        IO           IO           5,000,000.00    N   L(24),D(93),O(3)
     193                    360        357       29,115.15       4,660,106.39    N   L(24),GRTR1%orYM(29),O(7)
     194            59       IO        IO           IO           4,960,000.00    N   GRTR1%orYM(55),O(5)
     195            57      420        420       27,267.04       4,716,777.94    N   L(27),D(90),O(3)
     196                    300        298       30,897.13       3,715,673.97    N   L(60),GRTR1%orYM(57),O(3)
     197            59      360        360       27,719.92       4,449,964.70    N   L(37),GRTR1%orYM(76),O(7)
     198                    120        117       51,614.98          32,015.98    N   L(27),D(90),O(3)
     199            58      360        360       26,200.23       4,174,278.68    Y   L(26),D(89),O(5)
     200            55      360        360       26,920.09       4,127,115.61    N   L(29),D(86),O(5)
     201            23      360        360       26,267.18       3,895,110.15    N   L(25),D(92),O(3)
     202                    360        358       25,817.13       3,709,331.05    N   L(26),D(91),O(3)
     203            56       IO        IO           IO           4,370,000.00    N   L(28),D(7),O(25)
     204            34      360        360       24,739.65       3,856,383.54    N   L(26),D(91),O(3)
     205                    360        359       25,120.96       3,620,295.19    Y   L(25),D(92),O(3)
     206                    300        298       27,495.06       3,320,750.20    N   L(26),D(91),O(3)
     207                    360        356       25,312.59       3,628,373.58    N   L(28),D(89),O(3)
     208            58       IO        IO           IO           4,225,000.00    N   L(26),D(31),O(3)
     209            56       IO        IO           IO           4,080,000.00    N   L(28),D(7),O(25)
     210           117       IO        IO           IO           4,000,000.00    N   L(27),D(90),O(3)
     211                    360        359       23,317.51       3,365,684.00    N   L(25),D(91),O(4)
     212                    360        358       23,342.91       3,367,041.79    N   L(36),D(81),O(3)
    212.01
    212.02
     213            24      360        360       23,739.49       3,488,876.44    N   L(24),D(93),O(3)
     214            34      360        360       22,880.31       3,528,591.00    N   L(26),D(91),O(3)
     215                    300        299       25,577.52       3,051,220.03    N   L(25),D(92),O(3)
     216                    360        358       22,367.89       3,251,928.07    N   L(26),D(91),O(3)
     217            58      360        360       22,786.51       3,596,184.38    N   L(60),GRTR1%orYM(57),O(3)
     218            59      360        360       22,580.25       3,583,774.13    N   L(25),D(92),O(3)
     219           119       IO        IO           IO           3,840,000.00    N   L(25),D(92),O(3)
     220           119       IO        IO           IO           3,800,000.00    N   L(60),GRTR1%orYM(57),O(3)
     221                    360        359       21,767.10       3,181,849.42    N   L(25),D(92),O(3)
     222            24      360        360       22,603.05       3,341,551.41    N   L(24),D(93),O(3)
     223           115       IO        IO           IO           3,700,000.00    Y   L(48),D(68),O(4)
     224            59      360        360       21,474.82       3,447,418.22    N   L(48),D(69),O(3)
     225            35      360        360       21,452.11       3,308,135.77    N   L(25),D(89)or(GRTR1%orYM(89)),O(6)
     226           115       IO        IO           IO           3,650,000.00    Y   L(48),D(68),O(4)
     227            34      360        360       20,848.81       3,232,519.23    N   L(26),D(91),O(3)
     228           114       IO        IO           IO           3,563,000.00    Y   L(48),D(68),O(4)
     229                    360        359       20,447.29       2,946,751.90    N   L(25),D(92),O(3)
     230            59      360        360       19,965.77       3,205,167.21    N   L(37),GRTR1%orYM(76),O(7)
     231                    360        356       20,253.75       2,878,365.64    N   L(28),D(89),O(3)
     232            34      360        360       19,510.20       2,974,379.48    N   L(26),D(91),O(3)
     233            58       IO        IO           IO           3,300,000.00    N   L(26),D(31),O(3)
     234                    300        298       21,120.96       2,549,347.85    N   L(26),D(91),O(3)
     235                    300        298       21,080.77       2,547,617.39    N   L(26),D(91),O(3)
     236                    360        359       19,457.38       2,741,254.20    N   L(25),D(92),O(3)
     237                    360        357       19,185.62       2,714,085.37    N   L(27),D(90),O(3)
     238                    300        285       20,539.47       2,474,357.66    N   L(39),D(78),O(3)
     239                    300        299       19,274.06       2,320,432.56    N   L(25),D(92),O(3)
     240           119       IO        IO           IO           2,975,000.00    N   L(25),D(91),O(4)
     241            59      360        360       17,179.85       2,757,934.57    N   L(37),GRTR1%orYM(76),O(7)
     242            22      360        360       16,900.89       2,584,739.86    N   L(26),D(90),O(4)
     243           117       IO        IO           IO           2,900,000.00    N   L(27),D(90),O(3)
     244            22      300        300       18,240.83       2,363,879.89    N   L(26),D(91),O(3)
     245            58      360        360       16,572.01       2,615,406.61    N   L(60),GRTR1%orYM(57),O(3)
     246                    360        359       16,536.22       2,364,483.86    N   L(36),D(81),O(3)
     247            10      360        360       16,300.07       2,396,210.13    N   L(26),D(91),O(3)
     248           115       IO        IO           IO           2,766,000.00    Y   L(48),D(68),O(4)
     249            57      360        360       16,006.38       2,543,023.92    N   L(27),D(90),O(3)
     250                    300        296       17,528.41       2,096,459.78    N   GRTR1%orYM(117),O(3)
     251                    360        358       15,490.28       2,225,598.27    N   L(26),GRTR1%orYM(90),O(4)
     252            58      360        360       15,123.58       2,439,538.52    N   L(26),D(91),O(3)
     253                    360        357       14,036.26       2,021,649.36    N   L(27),D(89),O(4)
     254                    360        357       14,036.26       2,021,649.36    N   L(27),D(89),O(4)
     255            59      360        360       12,501.83       2,006,956.44    N   L(37),GRTR1%orYM(76),O(7)
     256                    132        132       21,880.20                       N   L(24),D(105),O(3)
     257            59      360        360       12,072.33       1,938,008.08    N   L(37),GRTR1%orYM(76),O(7)
     258           114       IO        IO           IO           1,983,000.00    Y   L(48),D(68),O(4)
     259                    360        359       9,099.61        1,276,047.62    N   L(48),GRTR1%orYM(69),O(3)
     260                    360        359       9,099.61        1,276,047.62    N   L(48),GRTR1%orYM(69),O(3)
     261                    360        358       8,250.24        1,181,658.17    N   L(60),GRTR1%orYM(57),O(3)
     262                    300        300       8,519.54        1,013,206.99    N   L(24),D(93),O(3)
     263           115       IO        IO           IO             860,000.00    Y   L(48),D(68),O(4)

                                                                                   LTV RATIO AT
MORTGAGE LOAN                                                    CUT-OFF DATE LTV   MATURITY OR      YEAR
    NUMBER     APPRAISED VALUE ($)  APPRAISAL DATE  DSCR (x)(8)       RATIO(8)       ARD(8)         BUILT    YEAR RENOVATED
---------------------------------------------------------------------------------------------------------------------------

      1           5,400,000,000        11/01/06         1.73          55.56%          55.56%        1945          2006
     1.01                                                                                           1945          2006
     1.02                                                                                           1945          2006
      2           1,340,000,000        12/01/06         1.11          80.00%          80.00%        2002
      3             550,000,000        12/01/06         1.21          78.18%          78.18%        1960          2002
      4             889,000,000        11/20/06         1.16          87.18%          87.18%        2003
      5             635,000,000        02/01/07         1.20          70.87%          70.87%        1956          2006
      6             350,000,000        07/27/06         1.21          80.00%          80.00%        2005
      7             257,850,000        02/14/07         1.30          73.69%          73.69%        1967          2006
      8             251,000,000        01/16/07         1.31          74.30%          74.30%        1997          2006
      9             247,000,000        10/01/09         1.33          72.87%          67.97%        1987
      10            228,000,000        10/09/06         2.18          43.86%          43.86%        1972
      11            178,000,000        10/03/06         1.98          53.37%          46.90%        1998
      12            101,000,000        11/20/06         1.28          74.26%          68.91%        1986
      13            102,200,000         Various         1.39          60.78%          60.78%       Various      Various
    13.01            43,100,000        11/01/06                                                     1963          1998
    13.02            25,900,000        12/01/06                                                     1986
    13.03            17,800,000        11/07/06                                                     1980
    13.04            15,400,000        11/07/06                                                     1981
      14             78,400,000        01/16/07         1.22          77.81%          72.78%        1972          2003
      15             77,800,000        11/20/06         1.21          77.12%          69.28%        1928
      16             80,000,000        12/18/06         1.06          75.00%          75.00%        1972          1999
      17             85,000,000        12/01/06         1.32          70.49%          58.83%        1926          1980
      18             72,000,000        12/13/06         1.34          70.83%          65.53%        1910          2003
      19             66,500,000         Various         1.37          80.00%          80.00%       Various      Various
    19.01            19,100,000        12/01/07                                                     1915          1994
    19.02             9,400,000        12/21/06                                                     1998
    19.03             8,600,000        12/22/06                                                     1997
    19.04             6,400,000        12/21/06                                                     1994
    19.05             5,600,000        12/22/06                                                     1994
    19.06             4,800,000        12/21/06                                                  1989, 1996
    19.07             4,700,000        12/21/06                                                  2000, 2003
    19.08             4,000,000        12/21/06                                                  1999, 2003
    19.09             3,900,000        12/21/06                                                     1988
      20             70,700,000         Various         1.24          75.00%          70.01%       Various
    20.01            12,500,000        12/15/06                                                     1975
    20.02            10,550,000        12/13/06                                                     1986
    20.03             7,300,000        12/15/06                                                     1982
    20.04             5,950,000        12/14/06                                                     1986
    20.05             5,300,000        12/15/06                                                     1986
    20.06             5,050,000        12/13/06                                                     2000
    20.07             4,150,000        12/13/06                                                     1981
    20.08             3,950,000        12/14/06                                                     1987
    20.09             3,550,000        12/14/06                                                     1985
    20.10             2,750,000        12/13/06                                                     1985
    20.11             2,700,000        12/13/06                                                     1980
    20.12             2,450,000        12/15/06                                                     1982
    20.13             2,350,000        12/13/06                                                     1982
    20.14             2,150,000        12/13/06                                                     1986
      21             63,000,000        05/01/07         1.16          79.37%          73.81%        2006
      22             63,600,000        12/08/06         1.45          78.62%          78.62%        1973
      23             72,100,000         Various         1.32          67.34%          67.34%       Various
    23.01            39,300,000        11/17/06                                                     1988
    23.02            15,300,000        11/07/06                                                     1971
    23.03             7,300,000        11/22/06                                                     1986
    23.04             6,200,000        11/22/06                                                     1986
    23.05             2,000,000        11/22/06                                                     1986
    23.06             2,000,000        11/22/06                                                     1986
      24             61,500,000        09/07/06         1.40          78.86%          78.86%        1988          2001
      25             71,600,000        12/04/06         1.23          65.64%          65.64%        1967          2002
      26             78,000,000        12/11/06         1.22          58.97%          52.94%        1999
      27             61,200,000        08/01/08         1.33          73.53%          73.53%        1955          2006
      28             61,000,000        11/22/06         1.36          71.31%          71.31%        1990
      29             53,700,000         Various         1.19          80.00%          74.67%       Various
    29.01             9,000,000        12/14/06                                                     2003
    29.02             8,350,000        12/14/06                                                     2000
    29.03             5,350,000        12/14/06                                                     1986
    29.04             5,250,000        12/13/06                                                     1985
    29.05             4,550,000        12/13/06                                                     2004
    29.06             4,100,000        12/13/06                                                     2004
    29.07             3,700,000        12/13/06                                                     1990
    29.08             3,150,000        12/13/06                                                     1987
    29.09             2,650,000        12/13/06                                                     1986
    29.10             2,300,000        12/13/06                                                     1984
    29.11             2,150,000        12/13/06                                                     1986
    29.12             1,700,000        12/13/06                                                     1981
    29.13             1,450,000        12/13/06                                                     1983
      30             53,200,000        11/21/06         1.20          78.95%          78.95%        2002
      31             53,850,000        11/06/06         1.70          74.97%          74.97%        1985
      32             56,700,000        10/19/07         1.47          70.55%          70.55%        1972          2006
      33             60,100,000        09/01/07         1.43          65.72%          60.90%        1957          1993
      34             55,100,000        12/14/06         1.20          70.78%          70.78%        1989          2006
      35             55,700,000        08/28/06         1.26          69.17%          64.55%        2000          2005
      36             54,400,000        11/22/08         1.21          69.85%          69.85%        1967
      37             47,600,000        12/01/07         1.20          78.78%          78.78%        1989
      38             45,000,000        06/01/07         1.25          80.00%          80.00%        1981          2006
      39             54,500,000        11/01/06         1.63          64.22%          64.22%        1903          2004
      40             80,800,000        11/09/06         2.07          43.32%          38.68%        1995
      41             42,900,000        11/20/06         1.35          80.00%          80.00%        1991
      42             45,000,000        11/19/06         1.20          74.44%          70.42%        1999
      43             43,100,000        11/01/07         1.28          77.15%          77.15%        1996
      44             49,250,000        10/23/06         1.29          65.99%          63.49%        1986          2005
      45             39,000,000        12/11/06         1.22          80.00%          76.39%        2002
      46             40,400,000        11/27/06         1.23          76.73%          71.48%        1982          2001
      47             38,700,000        09/15/06         1.41          80.00%          74.38%       Various      Various
    47.01            12,600,000        09/15/06                                                     1991
    47.02            11,300,000        09/15/06                                                     1980          2004
    47.03             8,100,000        09/15/06                                                     1999
    47.04             6,700,000        09/15/06                                                     1996
      48             42,500,000        12/20/06         1.34          70.59%          70.59%        1974          1998
      49             48,900,000        12/04/06         1.20          61.35%          61.35%        1971
      50             42,500,000        11/08/06         1.20          70.59%          70.59%        1979
      51             45,000,000        10/31/06         1.41          65.00%          65.00%        2006
      52             41,850,000        11/21/06         1.25          66.91%          59.98%        1914          2005
      53             36,100,000        10/27/06         1.17          76.18%          70.77%        1999
      54             37,800,000        10/02/06         1.35          72.09%          65.54%        1989          2005
      55             31,800,000        12/18/06         1.26          85.03%          79.24%        1954          2006
      56             35,650,000        12/18/06         1.20          74.73%          70.66%        2005
      57             34,000,000        12/20/06         1.20          76.47%          76.47%        1910          1999
      58             32,500,000        11/04/06         1.26          78.46%          78.46%        1987
      59             33,700,000        11/16/06         1.58          71.51%          71.51%       Various
    59.01            18,800,000        11/16/06                                                     1979
    59.02            14,900,000        11/16/06                                                     1981
      60             31,600,000        11/20/06         1.26          75.95%          70.57%        2006
      61             32,000,000        10/16/06         1.32          75.00%          75.00%        1986          2006
      62             34,000,000        12/01/06         1.30          70.59%          70.59%       Various
    62.01            17,300,000        12/01/06                                                     1999
    62.02            16,700,000        12/01/06                                                     1998
      63             39,400,000        09/20/06         1.58          60.00%          60.00%        2003
      64             30,500,000        12/09/06         1.20          75.41%          70.28%      1975-1989
      65             30,500,000        11/16/06         1.30          75.00%          69.65%        1990
      66             27,500,000        01/01/07         1.33          80.00%          80.00%        1995
      67             37,500,000        12/12/06         1.21          58.67%          52.69%        2001          2006
      68             28,300,000        12/14/06         1.26          77.21%          77.21%        1981
      69             28,000,000        10/10/06         1.46          75.00%          75.00%        2004
      70             29,900,000        08/03/06         1.25          69.06%          66.52%        1998
      71             28,800,000        11/30/06         1.66          70.00%          70.00%        1999
    71.01            14,700,000        11/30/06                                                     1999
    71.02            14,100,000        11/30/06                                                     1999
      72             25,500,000        11/08/06         1.22          78.30%          69.57%        1998
      73             26,180,000         Various         1.62          76.01%          76.01%       Various      Various
    73.01             3,510,000        11/29/06                                                     1997
    73.02             3,350,000        11/29/06                                                     1981
    73.03             2,610,000        11/29/06                                                     1996
    73.04             2,550,000        11/29/06                                                     1998
    73.05             2,460,000        11/29/06                                                     1981          2005
    73.06             2,380,000        11/30/06                                                     1980
    73.07             2,120,000        11/29/06                                                     1993
    73.08             1,860,000        11/29/06                                                     1974
    73.09             1,420,000        11/29/06                                                     1981
    73.10               950,000        11/29/06                                                     1990
    73.11               930,000        11/29/06                                                     1995
    73.12               890,000        11/30/06                                                     1980
    73.13               840,000        11/28/06                                                     1982
    73.14               310,000        11/29/06                                                     1980
      74             32,200,000        12/12/06         1.67          59.68%          59.68%        2004
      75             25,600,000        11/09/06         1.34          74.83%          63.21%        1989          1999
      76             25,400,000        12/05/06         1.27          71.85%          66.95%        1985
      77             26,000,000        12/10/06         1.32          69.23%          64.49%        2001
      78             23,900,000        09/21/06         1.32          75.31%          75.31%        1997
      79             25,000,000        11/27/06         1.28          70.00%          61.63%        2006
      80             28,800,000        11/10/06         1.55          60.76%          60.76%        1903          2001
      81             22,000,000        09/21/06         1.19          79.36%          66.86%        1979          2005
      82             24,500,000        10/16/06         1.46          70.20%          70.20%        1999
      83             21,300,000        11/09/06         1.23          79.64%          74.81%        1966          2004
      84             25,800,000        08/29/06         1.75          64.89%          64.89%        2006
      85             27,300,000        11/14/06         2.10          59.34%          59.34%        1963          1990
      86             19,200,000        11/30/06         1.20          84.38%          84.38%        2004
      87             25,100,000        11/06/06         1.53          63.75%          63.75%        1999
      88             24,400,000        11/17/06         1.56          64.87%          64.87%        2005
      89             19,250,000        11/14/06         1.21          80.00%          70.32%        1957          2005
      90             19,900,000        10/20/06         1.28          76.06%          64.26%        1937          2006
      91             19,300,000        12/15/06         1.21          78.24%          73.16%        1992          1998
      92             23,000,000        11/15/06         1.27          65.22%          65.22%        1980
      93             33,500,000        11/02/06         2.42          44.78%          44.78%        1966          1986
      94             23,900,000        10/19/06         1.41          62.76%          62.76%        1975          2006
      95             18,500,000        11/13/06         1.28          78.92%          73.34%        1986
      96             17,700,000        09/18/06         1.43          79.66%          79.66%        1989
      97             30,500,000        09/12/06         1.90          45.90%          43.24%        1986
      98             20,900,000        11/16/06         1.51          66.99%          55.41%        1981          2005
      99             17,200,000        11/30/06         1.55          80.00%          80.00%        1993
     100             17,100,000        12/17/06         1.38          79.88%          79.88%        1967          2006
     101             18,000,000        11/30/06         1.22          75.56%          65.24%        2004
     102             16,900,000        12/18/06         1.31          80.00%          80.00%        1989
     103             18,000,000        11/10/06         1.51          75.00%          75.00%        1987
     104             18,000,000        09/18/06         1.26          73.89%          68.97%        1995
     105             16,700,000        10/01/06         1.46          78.80%          73.44%        1998
     106             17,000,000        07/26/06         1.22          76.76%          73.15%        1988
     107             18,000,000        11/10/06         1.16          72.22%          64.61%        1972          2004
     108             16,250,000        01/01/07         1.44          80.00%          80.00%        1995
     109             18,300,000        11/21/07         1.21          71.04%          71.04%        1985
     110             16,900,000        11/13/06         1.71          76.92%          76.92%        2001
     111             17,000,000        11/22/06         1.47          73.24%          73.24%        1875          2000
     112             22,400,000        01/01/07         2.25          53.57%          53.57%        1996          2004
     113             15,000,000        11/03/06         1.20          80.00%          74.66%        1924          1994
     114             14,850,000        10/16/06         1.22          79.82%          71.16%        1985
     115             15,500,000        12/04/06         1.29          75.81%          67.27%        1997
     116             14,650,000        08/15/06         1.22          79.86%          74.41%        1998          2002
     117             19,000,000        11/27/06         1.70          60.89%          60.89%        2006
     118             14,100,000        12/16/06         1.55          80.00%          80.00%        1994
     119             15,100,000        12/29/06         1.35          74.70%          74.70%        1986
     120             16,500,000        11/03/06         1.31          68.18%          63.78%        2005
     121             14,350,000        10/31/06         1.34          78.05%          78.05%        1952          2000
     122             13,800,000        12/13/06         1.28          79.42%          79.42%        1979          1997
     123             14,600,000        05/01/08         1.32          73.29%          73.29%        1987
     124             14,600,000        05/14/07         1.24          71.23%          66.26%        2006
     125             15,100,000        12/01/08         1.21          68.87%          64.28%        1974
     126             13,000,000        12/19/06         1.40          75.00%          68.20%        1980
     127             13,700,000        11/16/06         1.42          70.28%          59.38%        2002
     128             15,700,000        11/08/06         1.28          60.51%          54.54%        1972          1993
     129             14,200,000        03/01/07         1.71          66.90%          66.90%        2006
     130             11,900,000        05/01/07         1.21          79.66%          67.46%        2006
     131             13,500,000        12/04/06         1.37          69.63%          64.19%        1998
     132             12,500,000        11/06/06         1.27          74.40%          74.40%        1986
     133             12,625,000        11/15/07         1.30          71.37%          71.37%        1978
     134             12,300,000        12/06/06         1.33          73.17%          67.99%        1996
     135             11,500,000        10/19/06         1.35          78.26%          72.56%        1990
     136             11,800,000        11/08/06         1.44          76.27%          76.27%        1929          1989
     137             11,500,000        11/01/06         1.20          78.26%          78.26%        2000
     138             16,200,000        12/11/06         1.92          54.01%          54.01%        1980
     139             11,800,000        11/17/06         1.25          74.03%          65.95%        2004
     140             10,900,000         Various         1.36          80.00%          70.86%       Various
    140.01            5,700,000        01/02/07                                                     1986
    140.02            5,200,000        12/21/06                                                     1982
     141             14,600,000        11/21/06         1.94          59.28%          59.28%        2003
     142             15,830,000        12/13/06         1.75          54.49%          54.49%        1999
     143             20,400,000        11/01/06         2.36          41.67%          41.67%        1965          1998
     144             10,300,000        10/13/06         1.29          80.78%          75.29%        2003
     145             13,300,000        11/01/07         1.41          61.65%          55.46%        1960          2006
     146             10,270,000        10/24/06         1.50          79.84%          79.84%        2005
     147             10,400,000        09/28/06         1.06          76.92%          69.31%        1884          1989
     148             10,000,000        12/13/06         1.25          80.00%          80.00%        1999
     149             10,000,000        10/24/06         1.20          80.00%          74.79%        1985
     150             10,000,000        04/01/07         1.33          77.00%          77.00%        1982
     151              9,460,000        11/08/06         1.29          79.81%          79.81%        1996
     152             11,850,000        11/17/06         1.70          63.29%          63.29%        1979          1994
     153             11,300,000        11/16/06         1.43          66.22%          55.95%        2002
     154              9,300,000        11/20/06         1.19          80.00%          70.80%        1908          2005
     155             11,700,000        03/01/07         1.39          60.85%          52.89%        2006
     156              9,100,000        11/30/06         1.69          77.69%          77.69%        1997
     157              9,100,000        10/13/06         1.32          74.76%          62.87%        1997
     158              9,600,000        10/30/06         1.58          70.83%          70.83%        1885          1986
     159              9,000,000        11/01/06         1.41          75.56%          63.85%        2006
     160              8,400,000        10/03/06         1.33          79.76%          79.76%        1964          2006
     161              9,000,000        10/06/06         1.33          73.89%          68.95%        1987
     162              9,700,000        10/31/06         1.39          68.04%          68.04%        1933          2006
     163             11,000,000        09/14/06         1.72          60.00%          60.00%        2002
     164              8,250,000        11/13/06         1.23          79.86%          70.98%        2005
     165              8,600,000        12/01/06         1.21          74.42%          66.98%       Various
    165.01            6,700,000        12/01/06                                                     1986
    165.02            1,900,000        12/01/06                                                     1999
     166             10,550,000        09/21/06         1.79          60.00%          60.00%        2003
     167             10,000,000        11/16/06         1.72          61.00%          61.00%        2005
     168              8,340,000        11/27/06         1.30          71.94%          67.04%        1959
     169              7,700,000        12/12/06         1.48          77.92%          77.92%        1962          2003
     170             16,500,000        12/15/06         3.47          36.36%          36.36%        1987
     171              7,400,000        02/04/07         1.33          79.55%          67.15%        2006
     172              7,325,000        11/22/06         1.22          79.75%          68.72%        2006
     173              7,300,000        08/25/06         1.19          80.00%          74.54%        2004
     174              7,150,000        12/15/06         1.34          80.00%          80.00%        1992
    174.01            4,680,000        12/15/06                                                     1992
    174.02            2,470,000        12/15/06                                                     1992
     175              7,300,000        09/22/06         1.29          77.79%          75.91%        1986
     176              9,350,000        11/10/06         1.26          60.16%          52.93%        2001
     177              7,000,000        10/23/06         1.48          80.00%          80.00%        2000
     178              7,300,000        12/16/06         1.21          76.71%          70.33%        2005
     179              7,360,000        10/19/06         1.20          74.73%          69.60%        1976
     180              6,900,000        11/06/06         1.35          78.41%          78.41%        2000
     181              6,750,000        04/12/06         1.20          80.00%          72.83%        1969          2006
     182             11,300,000        10/17/06         1.47          47.70%          31.48%        1996
     183              6,800,000        12/12/06         1.22          78.68%          61.07%        1959          2002
     184              7,200,000        10/01/08         1.36          74.31%          69.34%        1982
     185              7,550,000        10/16/06         1.51          70.20%          70.20%        1972          2002
     186              6,900,000        04/01/07         1.38          76.67%          76.67%        1981
     187              6,750,000        11/13/06         1.24          78.35%          66.49%        2004
     188              6,600,000        11/28/06         1.22          77.19%          71.78%        1991
     189              7,000,000        12/11/06         1.27          71.43%          60.11%        1940          2001
     190              7,300,000        11/01/07         1.20          68.49%          60.40%        2003
     191              7,430,000        12/06/06         1.43          67.29%          62.53%        1997
     192              6,300,000        12/04/06         1.36          79.37%          79.37%        2006
     193              7,800,000        10/20/06         1.20          63.90%          59.74%        1899          1993
     194              6,200,000        04/01/07         1.37          80.00%          80.00%        1982
     195              6,200,000        07/26/06         1.27          79.84%          76.08%        1988
     196              7,000,000        10/01/06         1.51          68.36%          53.08%        1984
     197              5,970,000        08/21/06         1.33          80.00%          74.54%        2001
     198              9,100,000        11/01/06         1.21          50.69%           0.35%        1974          2003
     199              5,750,000        11/07/06         1.26          77.83%          72.60%        2000
     200              6,800,000        07/11/06         1.26          64.71%          60.69%        1965          1989
     201              6,000,000        12/08/06         1.21          73.33%          64.92%        1999
     202              5,950,000        07/25/06         1.20          73.78%          62.34%        1969
     203              6,300,000        08/14/06         1.72          69.37%          69.37%        1978
     204              5,800,000        11/16/06         1.41          74.14%          66.49%        1965          2005
     205              6,400,000        11/29/06         1.32          67.10%          56.57%        2000
     206              7,200,000        11/01/06         1.40          59.54%          46.12%        2001
     207              6,150,000        10/14/06         1.25          69.63%          59.00%        1978          1993
     208              5,610,000        11/08/06         1.48          75.31%          75.31%        1973          2001
     209              5,500,000        08/16/06         1.91          74.18%          74.18%        1994
     210              6,700,000        10/12/06         1.26          59.70%          59.70%        1963          2005
     211              5,000,000        11/01/06         1.29          79.89%          67.31%        1965
     212              5,785,000         Various         1.23          68.99%          58.20%       Various      Various
    212.01            3,025,000        11/06/06                                                     1981          2006
    212.02            2,760,000        12/01/06                                                     2004
     213              5,800,000        10/01/06         1.15          67.76%          60.15%        2006
     214              4,910,000        11/15/06         1.23          79.94%          71.87%        2001
     215              5,250,000        10/20/06         1.41          74.63%          58.12%        1999
     216              5,100,000        11/28/06         1.32          75.81%          63.76%        1978          2006
     217              6,460,000        10/20/06         1.33          59.60%          55.67%        1987
     218              4,800,000        12/27/06         1.26          80.00%          74.66%        1972          2006
     219              4,800,000        11/06/06         1.31          80.00%          80.00%        2004
     220              6,400,000        12/14/06         1.63          59.38%          59.38%        1988
     221              5,700,000        12/10/06         1.38          66.57%          55.82%        1986
     222              4,850,000        10/01/06         1.17          77.73%          68.90%        2006
     223              6,150,000        08/02/06         2.02          60.16%          60.16%        2005
     224              5,200,000        11/22/06         1.26          71.15%          66.30%        2006
     225              4,600,000        01/04/07         1.25          80.00%          71.92%        1986          1999
     226              7,400,000        08/21/06         2.44          49.32%          49.32%        2005
     227              4,830,000        11/16/06         1.36          74.53%          66.93%        1984          2000
     228              5,500,000        07/08/06         1.94          64.78%          64.78%        2006
     229              5,150,000        11/29/06         1.29          67.87%          57.22%        2006
     230              4,300,000        08/24/06         1.20          80.00%          74.54%        2001
     231              4,260,000        09/15/06         1.26          79.49%          67.57%        1970          2006
     232              4,350,000        09/01/06         1.20          75.86%          68.38%        2006
     233              4,395,000        11/21/06         1.25          75.09%          75.09%        1987
     234              4,400,000        12/01/06         1.39          74.77%          57.94%        1997          2005
     235              4,800,000        11/20/06         1.56          68.54%          53.08%        2004
     236              4,100,000        09/11/06         1.20          78.63%          66.86%        1978          1994
     237              5,500,000        10/25/06         1.73          58.01%          49.35%        2006
     238              4,250,000        07/19/05         1.28          73.66%          58.22%        1989
     239              4,000,000        11/28/06         1.70          74.87%          58.01%        1988
     240              3,800,000        11/30/06         1.82          78.29%          78.29%        1985
     241              3,700,000        08/23/06         1.35          80.00%          74.54%        1979          1996
     242              3,700,000        11/10/06         1.58          79.57%          69.86%        1960
     243              3,935,000        10/31/06         1.20          73.70%          73.70%        1916          2006
     244              4,200,000        12/01/06         1.34          67.86%          56.28%        2004
     245              5,120,000        10/23/06         1.22          54.69%          51.08%        1970
     246              3,970,000        02/01/07         1.29          70.43%          59.56%        1978          2006
     247              4,000,000        11/20/06         1.23          69.38%          59.91%        2003
     248              4,200,000        08/11/06         1.59          65.86%          65.86%        2006
     249              3,800,000        10/14/06         1.24          71.71%          66.92%        2006
     250              4,800,000        10/11/06         1.36          55.93%          43.68%        2000          2006
     251              3,300,000        11/30/06         1.35          79.82%          67.44%        1997
     252              3,275,000        11/29/06         1.24          80.00%          74.49%        1999
     253              3,360,000        10/18/06         1.31          71.20%          60.17%        1980
     254              3,270,000        10/19/06         1.27          73.16%          61.82%        1980
     255              3,150,000        08/16/06         1.24          68.38%          63.71%        1977          1999
     256              3,800,000        01/01/07         1.15          55.26%                        2007
     257              2,600,000        08/15/06         1.82          80.00%          74.54%        1960          1999
     258              3,050,000        07/24/06         1.93          65.02%          65.02%        2006
     259              2,000,000        11/27/06         1.22          74.90%          63.80%        1975          2005
     260              2,100,000        11/27/06         1.22          71.33%          60.76%        2004
     261              2,525,000        11/15/06         1.51          55.32%          46.80%        2006
     262              1,700,000        11/02/06         1.23          76.47%          59.60%        1987
     263              1,450,000        06/15/06         2.01          59.31%          59.31%        2006

                                        CUT-OFF DATE
MORTGAGE LOAN    NUMBER       UNIT       LOAN AMOUNT   OCCUPANCY    OCCUPANCY                                   MOST RECENT
    NUMBER      OF UNITS   OF MEASURE  PER (UNIT) ($)     RATE    "AS OF" DATE        MOST RECENT PERIOD       REVENUES ($)
---------------------------------------------------------------------------------------------------------------------------

      1           11,227      Units      267,212.97       98.35%     11/10/06               2006                238,592,470
     1.01          8,746      Units                       98.53%     11/10/06               2006                181,967,659
     1.02          2,481      Units                       97.70%     11/10/06               2006                 56,624,810
      2        1,101,779     Sq. Ft.       972.97        100.00%     01/31/07               2005                 62,415,473
      3          538,424     Sq. Ft.       798.63        100.00%     11/30/06           YTD-10/31 Ann            31,222,364
      4        1,024,998     Sq. Ft.       756.10        100.00%     12/01/06               2005                 71,898,498
      5          914,807     Sq. Ft.       491.91         89.43%     02/28/07
      6          841,498     Sq. Ft.       332.74         98.18%     01/01/07          As Is - Jan-07            24,022,908
      7        1,200,000     Sq. Ft.       158.33         82.30%     01/01/07          Statement 2006            19,707,041
      8              329      Rooms      566,869.30       64.47%     12/31/06               2006                 71,638,800
      9        1,530,957     Sq. Ft.       117.57         79.01%     09/15/06             T-12 8/06              30,428,110
      10       1,393,200     Sq. Ft.        71.78        100.00%     09/05/06
      11             656      Rooms      144,817.07       81.40%     12/29/06             2006 Ann.              46,739,713
      12         518,746     Sq. Ft.       144.58         92.67%     12/04/06               T-12                  8,847,451
      13         533,937     Sq. Ft.       116.34         75.77%     01/18/07            Trailing 12              7,620,212
    13.01        198,818     Sq. Ft.                     100.00%     01/18/07            Trailing 12              3,007,799
    13.02        146,448     Sq. Ft.                      56.18%     01/18/07            Trailing 12              1,881,866
    13.03         93,411     Sq. Ft.                      84.90%     01/18/07            Trailing 12              1,642,791
    13.04         95,260     Sq. Ft.                      46.38%     01/18/07            Trailing 12              1,087,756
      14         581,430     Sq. Ft.       104.91         91.85%     01/01/07
      15         203,767     Sq. Ft.       294.45         70.76%     11/20/06
      16          12,800     Sq. Ft.      4,687.50       100.00%     12/14/06
      17         377,400     Sq. Ft.       158.76         84.96%     01/16/07         Nov-06 Annualized           8,125,126
      18         620,531     Sq. Ft.        92.02         82.07%     12/31/06          T12 Ending 9/06            7,920,827
      19         797,232     Sq. Ft.        66.73         86.25%      Various         Trailing 12 (Nov)           6,581,814
    19.01         82,240     Sq. Ft.                      87.70%     11/21/06         Trailing 12 (Nov)           1,624,690
    19.02         89,575     Sq. Ft.                      94.06%     12/30/06         Trailing 12 (Nov)             894,185
    19.03        104,335     Sq. Ft.                      88.45%     12/30/06         Trailing 12 (Nov)             849,737
    19.04         92,326     Sq. Ft.                      94.77%     12/30/06         Trailing 12 (Nov)             662,151
    19.05         94,547     Sq. Ft.                      88.39%     12/30/06         Trailing 12 (Nov)             681,584
    19.06        106,265     Sq. Ft.                      69.02%     12/30/06         Trailing 12 (Nov)             485,567
    19.07         79,200     Sq. Ft.                      94.76%     01/17/07         Trailing 12 (Nov)             540,737
    19.08         76,489     Sq. Ft.                      83.79%     12/30/06         Trailing 12 (Nov)             466,930
    19.09         72,255     Sq. Ft.                      76.68%     11/30/06         Trailing 12 (Nov)             376,233
      20       1,006,752     Sq. Ft.        52.67         93.43%     11/28/06             FYE 2006                7,649,177
    20.01        251,125     Sq. Ft.                      94.70%     11/28/06             FYE 2006                1,341,804
    20.02        102,209     Sq. Ft.                      81.07%     11/28/06             FYE 2006                  885,639
    20.03        145,394     Sq. Ft.                      94.33%     11/28/06             FYE 2006                  729,449
    20.04        108,800     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  564,752
    20.05         59,754     Sq. Ft.                      84.14%     11/28/06             FYE 2006                  528,427
    20.06         53,544     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  559,089
    20.07         53,520     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  900,755
    20.08         35,596     Sq. Ft.                      87.61%     11/28/06             FYE 2006                  355,207
    20.09         38,396     Sq. Ft.                      79.56%     11/28/06             FYE 2006                  259,505
    20.10         23,436     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  284,680
    20.11         43,055     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  645,113
    20.12         27,987     Sq. Ft.                      88.12%     11/28/06             FYE 2006                  164,094
    20.13         23,436     Sq. Ft.                      99.02%     11/28/06             FYE 2006                  234,766
    20.14         40,500     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  195,897
      21         223,738     Sq. Ft.       223.48         92.19%     12/19/06
      22             297      Units      168,350.17       89.90%     01/09/07               2006                  4,716,775
      23         543,952     Sq. Ft.        89.26         74.96%     01/18/07            Trailing 12              8,071,337
    23.01        223,687     Sq. Ft.                      85.01%     01/18/07            Trailing 12              4,419,019
    23.02        130,793     Sq. Ft.                      64.88%     01/18/07            Trailing 12              1,756,289
    23.03         72,118     Sq. Ft.                      88.13%     01/18/07            Trailing 12                921,950
    23.04         73,000     Sq. Ft.                      67.12%     01/18/07            Trailing 12                737,890
    23.05         20,154     Sq. Ft.                      39.71%     01/18/07            Trailing 12                 79,600
    23.06         24,200     Sq. Ft.                      50.41%     01/18/07            Trailing 12                156,589
      24         378,747     Sq. Ft.       128.05         98.31%     10/31/06      03/06-08/06 Annualized         6,068,956
      25         165,933     Sq. Ft.       283.25         90.29%     01/30/07               2005                  5,391,472
      26             138      Units      333,333.33      100.00%     01/01/07               2006                  5,325,261
      27         488,976     Sq. Ft.        92.03         84.91%     01/10/07             In Place                5,964,321
      28         224,089     Sq. Ft.       194.12         99.11%     12/01/06        Ann'l 06 (thru Oct)          7,620,969
      29         657,999     Sq. Ft.        65.29         96.39%     11/28/06             FYE 2006                5,638,299
    29.01        144,000     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  846,316
    29.02         90,662     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  817,187
    29.03         42,355     Sq. Ft.                      95.48%     11/28/06             FYE 2006                  514,942
    29.04         49,275     Sq. Ft.                      55.62%     11/28/06             FYE 2006                  446,602
    29.05         64,750     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  452,261
    29.06         49,800     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  394,921
    29.07         38,692     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  425,308
    29.08         36,357     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  335,256
    29.09         47,474     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  303,748
    29.10         23,436     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  171,278
    29.11         21,408     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  211,485
    29.12         25,772     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  356,241
    29.13         24,018     Sq. Ft.                     100.00%     11/28/06             FYE 2006                  362,754
      30             348      Units      120,689.66       94.25%     01/18/07     Trailing-12 (12/05-11/06)       4,103,863
      31         372,355     Sq. Ft.       108.43         91.52%     02/01/07          2006 Annualized            5,704,671
      32             242      Units      165,289.26       91.74%     10/11/06            09/06 Ann.               3,851,485
      33         632,536     Sq. Ft.        62.45         78.23%     07/11/06            Trailing 12             12,565,868
      34             480      Units       81,250.00       88.54%     12/31/06            T3 12/2006               4,566,556
      35         202,742     Sq. Ft.       190.02         85.72%     01/05/07          2006 (Ann. 9/06)           4,372,364
      36             245      Units      155,102.04       94.29%     12/15/06            T-3 11/2006              3,820,108
      37         285,611     Sq. Ft.       131.30         97.08%     01/31/07             In-Place                3,587,135
      38          72,644     Sq. Ft.       495.57         82.74%     12/31/06             In-Place                3,228,593
      39         135,000     Sq. Ft.       259.26        100.00%     03/01/06               2005                  3,937,212
      40         236,107     Sq. Ft.       148.24         98.77%     12/01/06             2006 Ann.               5,492,140
      41         272,804     Sq. Ft.       125.80        100.00%     09/29/06               2005                  4,506,775
      42         366,908     Sq. Ft.        91.30        100.00%     01/30/07          2006 Annualized            3,454,706
      43             127      Units      261,811.02       59.06%     02/01/07             In-Place                1,904,486
      44             200       Beds      162,500.00       73.90%     09/15/06               2006                  7,136,371
      45         130,670     Sq. Ft.       238.77        100.00%     12/06/06
      46         140,098     Sq. Ft.       221.27         98.34%     12/31/06            Ann. 10/06               3,457,547
      47         370,670     Sq. Ft.        83.52         96.31%     01/11/07          T-12 Thru 8/06             3,997,041
    47.01        117,014     Sq. Ft.                     100.00%     01/11/07          T-12 Thru 8/06             1,292,139
    47.02        105,636     Sq. Ft.                      94.07%     01/11/07          T-12 Thru 8/06             1,195,968
    47.03         67,992     Sq. Ft.                      89.09%     01/11/07          T-12 Thru 7/06               964,398
    47.04         80,028     Sq. Ft.                     100.00%     01/11/07          T-12 Thru 8/06               544,536
      48         159,267     Sq. Ft.       188.36        100.00%     01/01/07               2006                  3,987,942
      49         108,338     Sq. Ft.       276.91         96.78%     01/30/07               2005                  3,482,988
      50             312      Units       96,153.85       96.15%     11/01/06         10/06 Annualized            3,181,000
      51             367      Units       79,700.27       79.84%     01/11/07         In Place 11/2006            3,547,661
      52          98,999     Sq. Ft.       282.83         96.92%     12/01/06          2006 Annualized            4,091,602
      53         177,303     Sq. Ft.       155.10         97.24%     12/19/06           Year End 2005             2,797,492
      54             256      Rooms      106,445.31       66.14%     10/31/06          TTM 11/05-10/06           10,692,604
      55         348,442     Sq. Ft.        77.60         94.32%     12/31/06
      56         518,400     Sq. Ft.        51.39        100.00%     12/20/06             In-Place                2,362,596
      57          31,929     Sq. Ft.       814.31         98.45%     01/11/07               2006                  1,985,753
      58             420      Units       60,714.29       94.05%     11/16/06     Trailing-12 (11/05-10/06)       3,191,878
      59             814      Units       29,606.88       93.36%     11/12/06            T12 3/31/06              5,445,505
    59.01            448      Units                       93.30%     11/12/06            T12 3/31/06              3,075,205
    59.02            366      Units                       93.44%     11/12/06            T12 3/31/06              2,370,300
      60         153,791     Sq. Ft.       156.06        100.00%     12/01/06
      61             402      Units       59,701.49       97.01%     11/27/06            11/05-10/06              3,088,717
      62         234,478     Sq. Ft.       102.36         81.18%     01/01/07   Annualized 2006 (01/01-09/30)     4,033,208
    62.01        112,678     Sq. Ft.                      85.53%     01/01/07   Annualized 2006 (01/01-09/30)     2,090,701
    62.02        121,800     Sq. Ft.                      77.15%     01/01/07   Annualized 2006 (01/01-09/30)     1,942,507
      63         153,963     Sq. Ft.       153.54         87.88%     10/03/06          1/06-9/06 Ann.             2,876,346
      64         877,648     Sq. Ft.        26.21        100.00%     01/01/07         YTD 11/06 Ann'l.            2,658,495
      65             630      Units       36,309.52       89.52%     12/20/06        T12 (thru July-06)           4,078,936
      66         103,059     Sq. Ft.       213.47        100.00%     01/01/07
      67         188,643     Sq. Ft.       116.62         62.05%     12/31/06          Statement 2006             2,068,030
      68         171,157     Sq. Ft.       127.66         90.23%     01/02/07               2006                  2,864,779
      69             192      Units      109,375.00       77.73%     11/15/06         TR12 11/05-10/06            2,530,255
      70             300      Units       68,833.33       92.67%     07/24/06          2006 Ann. 8/06             3,216,179
      71         166,725     Sq. Ft.       120.92         98.79%     12/28/06             2006 Ann.               3,094,107
    71.01         84,749     Sq. Ft.                     100.00%     12/28/06             2006 Ann.               1,684,557
    71.02         81,976     Sq. Ft.                      97.53%     12/28/06             2006 Ann.               1,409,550
      72         126,879     Sq. Ft.       157.36        100.00%     12/18/06   Annualized 2006 (01/01-10/31)     2,084,870
      73         120,793     Sq. Ft.       164.74        100.00%     12/15/06
    73.01          6,130     Sq. Ft.                     100.00%     12/15/06
    73.02         34,776     Sq. Ft.                     100.00%     12/15/06
    73.03          7,433     Sq. Ft.                     100.00%     12/15/06
    73.04          7,568     Sq. Ft.                     100.00%     12/15/06
    73.05          7,651     Sq. Ft.                     100.00%     12/15/06
    73.06          6,500     Sq. Ft.                     100.00%     12/15/06
    73.07          6,309     Sq. Ft.                     100.00%     12/15/06
    73.08         13,522     Sq. Ft.                     100.00%     12/15/06
    73.09          5,306     Sq. Ft.                     100.00%     12/15/06
    73.10          2,600     Sq. Ft.                     100.00%     12/15/06
    73.11          3,180     Sq. Ft.                     100.00%     12/15/06
    73.12          6,403     Sq. Ft.                     100.00%     12/15/06
    73.13          2,615     Sq. Ft.                     100.00%     12/15/06
    73.14         10,800     Sq. Ft.                     100.00%     12/15/06
      74             380      Units       50,573.68       97.89%     12/08/06            T-3 Oct-06               3,218,272
      75             147      Rooms      130,320.05       72.87%     11/30/06             2006 TTM                4,848,460
      76         151,141     Sq. Ft.       120.75         98.36%     01/31/07          2006 11-mo ann.            2,586,014
      77         163,920     Sq. Ft.       109.81        100.00%     12/20/06     2006 Annl'd (thru 10/06)        2,969,889
      78          97,113     Sq. Ft.       185.35        100.00%     09/30/06           TTM Thru 9/06             2,189,128
      79         407,820     Sq. Ft.        42.91        100.00%     02/07/07
      80         154,849     Sq. Ft.       113.01        100.00%     11/14/06
      81             270      Units       64,667.66       96.30%     12/31/06                T12                  2,312,204
      82         347,500     Sq. Ft.        49.50        100.00%     01/18/07
      83         219,934     Sq. Ft.        77.13         77.48%     11/03/06       Annualized YTD 10/06          3,571,815
      84         113,000     Sq. Ft.       148.16        100.00%     09/05/06
      85         307,275     Sq. Ft.        52.72        100.00%     12/04/06
      86          78,261     Sq. Ft.       207.00        100.00%     12/28/06             2006 Ann.               1,799,419
      87         148,430     Sq. Ft.       107.79         97.99%     11/28/06     Trailing-12 (10/05-09/06)       3,008,091
      88             188      Units       84,188.83       96.74%     12/20/06            T12 11/2006              2,741,022
      89          67,424     Sq. Ft.       228.41         87.77%     12/01/06   Annualized 2006 (01/01-07/31)     1,081,090
      90         156,264     Sq. Ft.        96.86         97.50%     11/06/06
      91         112,119     Sq. Ft.       134.68        100.00%     01/01/07               2006                  1,692,017
      92             200      Units       75,000.00       95.00%     11/28/06                T12                  2,086,265
      93         242,852     Sq. Ft.        61.77         98.96%     10/09/06           1/06-9/06 Ann             3,022,862
      94             115      Units      130,434.78       87.83%     10/11/06           09/2006 Ann.              1,517,967
      95          89,427     Sq. Ft.       163.26         90.33%     09/22/06               2005                  2,281,464
      96          68,170     Sq. Ft.       206.84        100.00%     10/31/06      03/06-08/06 Annualized         1,679,116
      97         188,277     Sq. Ft.        74.36         94.03%     12/31/06          Statement 2006             3,564,111
      98             243      Rooms       57,613.17       57.80%     09/30/06
      99          97,376     Sq. Ft.       141.31        100.00%     12/15/06         09/06 annualized            1,798,516
     100          49,750     Sq. Ft.       274.55         96.26%     01/25/07
     101          69,979     Sq. Ft.       194.34        100.00%     11/27/06               2006                  1,818,820
     102          66,106     Sq. Ft.       204.52         94.38%     01/10/07
     103             300      Units       45,000.00       97.03%     12/12/06               2006                  1,965,479
     104          78,879     Sq. Ft.       168.61        100.00%     08/25/06         07/06 Annualized            1,784,912
     105         121,228     Sq. Ft.       108.56         88.79%     12/27/06           Year End 2005             1,500,358
     106          79,159     Sq. Ft.       164.86         91.02%     12/01/06   Annualized 2006 (01/01-11/30)     1,749,678
     107              95      Units      136,842.11       94.74%     10/12/06     Trailing-12 (11/05-10/06)       1,506,553
     108          71,286     Sq. Ft.       182.36         94.39%     01/01/07
     109             180      Units       72,222.22       96.67%     12/14/06             T3 11/06                1,557,568
     110          99,134     Sq. Ft.       131.14         88.58%     04/27/06               2005                  2,206,702
     111         113,867     Sq. Ft.       109.34         99.03%     01/01/07               2005                  2,350,484
     112             162      Rooms       74,074.07       79.20%     10/31/06     Trailing-12 (11/05-10/06)       5,079,631
     113         150,991     Sq. Ft.        79.47         90.40%     09/01/06          2006 Annualized            2,169,447
     114          92,975     Sq. Ft.       127.49        100.00%     11/01/06   Annualized 2006 (01/01-09/30)     1,344,521
     115         111,643     Sq. Ft.       105.25         92.02%     12/18/06               2006                  1,920,464
     116          84,050     Sq. Ft.       139.20         92.30%     08/08/06          T-12 @ 9/30/06             1,430,696
     117             138      Units       83,840.58       96.00%     01/02/07             T-3 2006                2,015,920
     118          70,195     Sq. Ft.       160.70         91.08%     10/22/06            T-12 9/2006              1,247,092
     119          76,921     Sq. Ft.       146.64         93.57%     01/01/07    11 mos 2006 excluding 10/06      1,685,059
     120          40,055     Sq. Ft.       280.86         82.87%     12/31/06
     121             100      Units      112,000.00       99.00%     10/04/06
     122          72,539     Sq. Ft.       151.09         92.72%     01/18/07         11/06 Annualized            1,059,754
     123             166      Units       64,457.83       93.37%     12/01/06          2006 Ann. 11/06            1,211,962
     124          40,142     Sq. Ft.       259.08         91.45%     02/07/07
     125         186,699     Sq. Ft.        55.70         88.17%     01/10/07   Annualized 2006 (01/01-09/30)     1,513,731
     126             253      Units       38,537.55       94.47%     01/15/07            T-12 Nov-06              1,840,392
     127             100      Rooms       96,284.47       76.78%     09/30/06     Trailing-12 (10/05-09/06)       2,748,893
     128          36,765     Sq. Ft.       258.40        100.00%     11/17/06            10/2006 Ann              1,511,336
     129          49,105     Sq. Ft.       193.46        100.00%     12/01/06
     130          58,332     Sq. Ft.       162.50         98.50%     12/28/06
     131         139,297     Sq. Ft.        67.48         82.81%     12/01/06       2006 9-mo annualized          1,502,417
     132             120      Units       77,500.00      100.00%     09/30/06     Trailing-12 (10/05-09/06)       1,069,393
     133             272      Units       33,125.00       95.22%     11/29/06                T12                  1,729,912
     134          59,725     Sq. Ft.       150.69         97.93%     02/18/07               2006                  1,156,948
     135          73,911     Sq. Ft.       121.77         92.60%     10/12/06          1/06-6/06 Ann.             1,818,206
     136             118      Units       76,271.19       97.58%     12/05/06         TTM (10/05-9/06)            1,005,777
     137             192      Units       46,875.00       93.23%     12/14/06       T-12 (ending Oct 06)          1,500,222
     138          90,406     Sq. Ft.        96.79        100.00%     02/08/07      2006-6 Mos. Annualized         3,020,710
     139          36,851     Sq. Ft.       237.05         86.29%     12/01/06   Annualized 2006 (01/01-11/30)     1,139,370
     140         120,965     Sq. Ft.        72.09         81.51%      Various
    140.01        52,968     Sq. Ft.                      57.78%     12/28/06
    140.02        67,997     Sq. Ft.                     100.00%     12/18/06
     141          64,052     Sq. Ft.       135.12        100.00%     12/31/06          2006 Annualized            1,578,797
     142          70,371     Sq. Ft.       122.56         90.72%     12/20/06          Statement 2006             1,457,217
     143             112      Units       75,892.86       99.11%     12/01/06          T-12 Mos Oct-06            1,956,444
     144          63,810     Sq. Ft.       130.39         97.00%     01/04/07
     145         590,022     Sq. Ft.        13.90         82.28%     11/15/06
     146          22,622     Sq. Ft.       362.48         75.80%     12/07/06
     147          15,388     Sq. Ft.       519.89         83.00%     10/31/06
     148             132      Units       60,606.06       96.21%     01/09/07               2006                  1,127,409
     149          80,962     Sq. Ft.        98.81         95.77%     01/24/07               2006                    977,578
     150          74,880     Sq. Ft.       102.83         77.12%     11/01/06        11/2006 Annualized           1,005,989
     151             153      Units       49,346.41       96.08%     11/10/06     Trailing-12 (10/05-09/06)       1,184,411
     152         199,305     Sq. Ft.        37.63         89.32%     10/19/06            9 Mo. 2006               1,526,940
     153              94      Rooms       79,609.03       73.11%     09/30/06     Trailing-12 (10/05-09/06)       2,452,050
     154             212      Units       35,094.34       95.75%     10/02/06   Annualized 2006 (01/01-11/30)     1,202,848
     155          32,151     Sq. Ft.       221.46         97.66%     12/12/06
     156          61,594     Sq. Ft.       114.78         95.42%     12/28/06             2006 Ann.                 993,440
     157          75,347     Sq. Ft.        90.29         98.40%     01/19/07          Statement 2005               769,528
     158          87,865     Sq. Ft.        77.39         93.23%     12/04/06               2006                  1,408,973
     159          40,060     Sq. Ft.       169.75         92.11%     01/31/07
     160              72      Units       93,055.56       98.61%     01/12/07               2006                    670,981
     161         100,784     Sq. Ft.        65.98         86.67%     11/01/06               2005                  1,282,618
     162              70      Units       94,285.71      100.00%     11/06/06
     163          62,821     Sq. Ft.       105.06         94.21%     09/28/06          1/06-9/06 Ann.               793,962
     164          27,813     Sq. Ft.       236.90        100.00%     12/12/06   Annualized 2006 (01/01-07/31)       570,657
     165              34      Units      188,235.29      100.00%     12/31/06         T-12 ending 11/06             807,545
    165.01            27      Units                      100.00%     12/31/06         T-12 ending 11/06             636,091
    165.02             7      Units                      100.00%     12/31/06         T-12 ending 11/06             171,454
     166          64,359     Sq. Ft.        98.35         93.44%     09/12/06          1/06-9/06 Ann.               919,268
     167          36,661     Sq. Ft.       166.39         85.43%     12/05/06
     168          10,489     Sq. Ft.       572.03        100.00%     01/05/07            YTD Aug-06                 739,085
     169              91      Units       65,934.07       93.41%     11/30/06            T12 12/2006                944,238
     170         106,878     Sq. Ft.        56.14        100.00%     12/27/06                TTM                  1,360,313
     171          16,592     Sq. Ft.       354.79        100.00%     12/20/06
     172             105      Units       55,637.84       93.33%     12/18/06
     173          67,808     Sq. Ft.        86.13         84.01%     03/31/06
     174          76,576     Sq. Ft.        74.70         75.50%     01/24/07               2006                    778,201
    174.01        48,150     Sq. Ft.                      71.81%     01/24/07               2006                    497,019
    174.02        28,426     Sq. Ft.                      81.75%     01/24/07               2006                    281,182
     175          71,711     Sq. Ft.        79.19         81.16%     09/25/06               2005                    935,357
     176          38,053     Sq. Ft.       147.82         79.05%     12/15/06     Trailing-12 (12/05-11/06)         408,826
     177          42,000     Sq. Ft.       133.33        100.00%     10/31/06        Ann'l 06 (thru Oct)            617,345
     178          40,000     Sq. Ft.       140.00        100.00%     01/04/07               2006                    605,487
     179              42      Units      130,952.38       92.86%     12/01/06            T-6 Oct-06                 713,960
     180          15,120     Sq. Ft.       357.80        100.00%     12/14/06             T12 5/05                  436,800
     181              96      Units       56,250.00       98.96%     12/17/06                T12                    766,961
     182             130      Rooms       41,458.60       69.51%     09/30/06               T-12                  3,072,463
     183          89,645     Sq. Ft.        59.69         96.26%     12/01/06          Statement 2006               745,572
     184          83,528     Sq. Ft.        64.05         70.84%     11/01/06               As-Is                   954,581
     185              78      Units       67,948.72       98.72%     11/30/06     Trailing-12 (09/05-08/06)         746,387
     186          46,879     Sq. Ft.       112.84         91.50%     01/01/07               2006                    733,960
     187          27,085     Sq. Ft.       195.25         89.57%     02/28/07   Annualized 2006 (01/01-10/31)       281,325
     188         139,200     Sq. Ft.        36.60        100.00%     12/08/06             2006 7M0.                 597,480
     189          18,704     Sq. Ft.       267.32         91.72%     01/01/07         Annualized 11/06              565,358
     190          20,040     Sq. Ft.       249.50         93.91%     11/28/06
     191          37,360     Sq. Ft.       133.83         97.99%     02/18/07               2006                    706,304
     192          14,820     Sq. Ft.       337.38        100.00%     01/31/07
     193          34,465     Sq. Ft.       144.62         98.98%     12/06/06         Aug-06 Annualized           1,064,637
     194          38,256     Sq. Ft.       129.65         96.01%     01/01/07               2006                    656,433
     195          34,658     Sq. Ft.       142.82        100.00%     11/30/06   Annualized 2006 (01/01-03/31)       700,000
     196              91      Rooms       52,585.70       55.74%     12/31/06     Trailing-12 (10/05-09/06)       1,762,991
     197          49,285     Sq. Ft.        96.91         90.49%     12/19/06          T-12 @ 9/30/06               640,762
     198             130      Rooms       35,480.31       73.34%     08/31/06          T12 Ending 8/06            3,108,925
     199         100,301     Sq. Ft.        44.62        100.00%     12/11/06
     200          40,059     Sq. Ft.       109.84        100.00%     01/05/07     Trailing-12 (06/05-05/06)         358,270
     201          23,192     Sq. Ft.       189.72        100.00%     12/22/06   Annualized 2006 (01/01-09/30)       346,765
     202          37,658     Sq. Ft.       116.58         94.74%     02/01/07     Trailing-12 (10/05-09/06)         608,592
     203          91,727     Sq. Ft.        47.64         96.77%     02/21/07               2005                    902,942
     204          37,266     Sq. Ft.       115.39         97.19%     12/01/06            10/05-9/06                 577,576
     205          15,120     Sq. Ft.       284.00        100.00%     12/04/06          1/06-9/06 Ann.               408,000
     206              90      Rooms       47,630.04       64.60%     08/31/06          TTM (9/05-8/06)            2,126,064
     207          31,375     Sq. Ft.       136.48        100.00%     11/01/06
     208          50,022     Sq. Ft.        84.46        100.00%     01/01/07   Annualized 2006 (01/01-09/30)       780,899
     209          63,650     Sq. Ft.        64.10         94.50%     12/31/06               2005                    730,217
     210              45      Units       88,888.89       95.56%     11/01/06     Trailing-12 (11/05-10/06)         528,960
     211              65      Units       61,454.47      100.00%     10/18/06          1/06-6/06 Ann.               685,702
     212          14,245     Sq. Ft.       280.17        100.00%      Various              Various                  251,420
    212.01         6,245     Sq. Ft.                     100.00%     12/19/06
    212.02         8,000     Sq. Ft.                     100.00%     11/20/06   Annualized 2006 (01/01-09/30)       251,420
     213          64,800     Sq. Ft.        60.65        100.00%     02/16/07
     214          17,902     Sq. Ft.       219.25        100.00%     11/29/06   Annualized 2006 (01/01-09/30)       503,284
     215              86      Rooms       45,559.37       55.43%     09/30/06     Trailing-12 (10/05-09/06)       1,307,976
     216              96      Units       40,272.19       93.75%     11/19/06   Annualized 2006 (01/01-11/30)       397,200
     217          20,266     Sq. Ft.       189.97        100.00%     12/08/06   Annualized 2006 (01/01-09/30)       564,702
     218             120      Units       32,000.00       95.00%     01/18/07               2006                    619,507
     219          14,560     Sq. Ft.       263.74        100.00%     12/14/06             T12 11/05                 305,000
     220          39,842     Sq. Ft.        95.38         95.78%     01/04/07          Statement 2006               473,147
     221          27,895     Sq. Ft.       136.04        100.00%     12/14/06     Trailing-12 (12/05-11/06)         499,947
     222          25,000     Sq. Ft.       150.80        100.00%     02/16/07
     223          14,490     Sq. Ft.       255.35        100.00%     09/05/06
     224          14,820     Sq. Ft.       249.66        100.00%     01/11/07
     225          73,481     Sq. Ft.        50.08         93.88%     01/23/07               2006                    490,909
     226          40,792     Sq. Ft.        89.48        100.00%     09/22/06
     227         101,600     Sq. Ft.        35.43         91.14%     12/13/06   Annualized 2006 (01/01-11/30)       506,689
     228          16,218     Sq. Ft.       219.69        100.00%     09/06/06
     229          14,820     Sq. Ft.       235.85        100.00%     01/03/07
     230          48,235     Sq. Ft.        71.32         94.40%     12/19/06           T-3 @ 9/30/06               455,822
     231             117      Units       28,941.99       87.18%     01/22/07     Trailing-12 (11/05-11/06)         778,681
     232          36,481     Sq. Ft.        90.46         85.14%     11/30/06         In Place 12/18/06             443,438
     233          31,433     Sq. Ft.       104.99         89.75%     01/02/07   Annualized 2006 (01/01-09/30)       438,705
     234              58      Rooms       56,720.86       70.20%     10/31/06     Trailing-12 (11/05-10/06)       1,232,552
     235              66      Rooms       49,845.18       67.20%     08/31/06     Trailing-12 (09/05-08/06)       1,110,018
     236          34,311     Sq. Ft.        93.96         97.48%     12/11/06     06 annualized (thru Oct)          607,052
     237          35,700     Sq. Ft.        89.37        100.00%     08/17/06
     238          23,524     Sq. Ft.       133.08         92.96%     02/07/07          Statement 2005               359,380
     239             100      Rooms       29,946.56       48.40%     10/31/06            T-12 (Dec)               1,020,136
     240          30,845     Sq. Ft.        96.45         94.63%     12/28/06             2006 Ann.                 485,327
     241          49,658     Sq. Ft.        59.61         86.91%     12/19/06          T-12 @ 9/30/06               549,226
     242             121       Pads       24,330.58       96.69%     10/31/06
     243              25      Units      116,000.00      100.00%     11/06/06          T-12 mos Oct-06              277,877
     244              74      Rooms       38,513.51       41.40%     10/31/06     Trailing-12 (11/05-10/06)         904,570
     245          11,701     Sq. Ft.       239.30         94.49%     12/08/06   Annualized 2006 (01/01-09/30)       337,403
     246          27,526     Sq. Ft.       101.58        100.00%     01/09/07
     247          10,336     Sq. Ft.       268.48        100.00%     12/07/06   Annualized 2006 (01/01-11/22)       333,398
     248          14,820     Sq. Ft.       186.64        100.00%     09/11/06
     249           9,600     Sq. Ft.       283.85        100.00%     01/01/07             In Place                  273,624
     250              77      Rooms       34,863.61       60.69%     08/31/06             T12 7/06                1,218,083
     251          37,450     Sq. Ft.        70.34        100.00%     11/16/06
     252           9,900     Sq. Ft.       264.65        100.00%     12/07/06
     253          97,100     Sq. Ft.        24.64        100.00%     06/26/06          Annualized '06               282,000
     254          92,786     Sq. Ft.        25.78        100.00%     10/20/06          2006 Annualized              283,000
     255          49,940     Sq. Ft.        43.13         90.56%     12/19/06          T-12 @ 9/30/06               471,634
     256          17,000     Sq. Ft.       123.53        100.00%     12/01/06
     257          63,929     Sq. Ft.        32.54         86.78%     12/19/06          T-12 @ 9/30/06               561,839
     258          10,055     Sq. Ft.       197.22        100.00%     07/28/06
     259           5,050     Sq. Ft.       296.64        100.00%     01/01/07          Statement 2006               114,131
     260           5,816     Sq. Ft.       257.57        100.00%     01/01/07          Statement 2006               181,070
     261           9,000     Sq. Ft.       155.21        100.00%     11/07/06
     262              38      Units       34,210.53      100.00%     02/01/07     Trailing-12 (11/05-10/06)         233,827
     263           7,000     Sq. Ft.       122.86        100.00%     03/14/06

                                                                                    UW NET
MORTGAGE LOAN  MOST RECENT   MOST RECENT  MOST RECENT  UW REVENUES  UW EXPENSES   OPERATING      UW NET
    NUMBER     EXPENSES ($)    NOI ($)      NCF ($)        ($)          ($)       INCOME ($)  CASH FLOW ($)
-----------------------------------------------------------------------------------------------------------

      1         126,349,996  112,242,474           0   481,725,392  145,569,012  336,156,380   333,909,980
     1.01        97,840,141   84,127,518
     1.02        28,509,855   28,114,956
      2          10,479,240   51,936,233  51,881,144    77,789,438   13,349,014   64,440,424    64,298,257
      3          12,024,463   19,197,901  19,090,144    44,586,759   15,966,851   28,619,908    28,512,223
      4          20,194,482   51,704,016  51,499,016    68,779,881   17,548,838   51,231,043    51,026,043
      5                                                 53,589,506   22,340,087   31,249,419    30,305,426
      6           6,953,618   17,069,290  16,985,140    36,357,752   15,378,733   20,979,019    20,719,841
      7           6,450,782   13,256,260  13,256,260    21,401,314    6,233,062   15,168,252    15,168,252
      8          57,927,238   13,711,562  11,562,398    80,446,690   63,497,354   16,949,336    14,491,706
      9          15,316,739   15,111,371  14,413,173    33,009,167   14,663,707   18,345,461    16,737,995
      10                                                12,000,000      100,000   11,900,000    11,900,000
      11         37,668,245    9,071,468   7,257,694    64,071,200   48,483,609   15,587,591    13,024,743
      12          4,663,481    4,183,970   4,106,158    12,162,345    5,157,387    7,004,958     6,497,834
      13          4,576,062    3,044,150   2,992,215    10,428,410    4,555,927    5,872,483     5,330,659
    13.01         1,780,462    1,227,337   1,223,361     4,086,371    1,832,182    2,254,189     2,017,591
    13.02         1,049,239      832,627     809,195     2,690,964      960,281    1,730,683     1,599,662
    13.03           922,930      719,861     707,718     1,912,778      920,860      991,917       883,270
    13.04           823,431      264,325     251,941     1,738,297      842,604      895,693       830,137
      14                                                 9,000,026    3,098,245    5,901,781     5,368,883
      15                                                 8,041,767    2,956,856    5,084,911     5,044,158
      16                                                 3,972,672      239,623    3,733,049     3,733,049
      17          2,773,378    5,351,748   5,314,008     8,944,657    3,221,825    5,722,832     5,371,894
      18          3,539,146    4,381,681   4,245,164     8,955,723    3,616,808    5,338,915     4,826,211
      19          2,662,255    3,919,559   3,919,559     6,866,511    2,607,381    4,259,131     4,169,333
    19.01           573,116    1,051,574   1,051,574     1,727,918      588,158    1,139,760     1,127,419
    19.02           276,958      617,227     617,227       932,121      285,293      646,828       636,430
    19.03           318,814      530,923     530,923       981,062      315,061      666,001       654,508
    19.04           246,104      416,047     416,047       720,552      239,749      480,804       471,568
    19.05           337,426      344,158     344,158       669,238      308,748      360,490       351,031
    19.06           280,969      204,598     204,598       476,374      273,744      202,631       192,000
    19.07           232,776      307,961     307,961       509,754      219,764      289,991       280,116
    19.08           217,106      249,824     249,824       501,648      203,533      298,115       291,254
    19.09           178,986      197,247     197,247       347,843      173,331      174,512       165,007
      20          2,911,884    4,737,293   4,586,280     7,923,254    2,770,956    5,152,299     4,647,705
    20.01           433,139      908,665     870,996     1,260,428      419,638      840,790       714,123
    20.02           279,521      606,118     590,787     1,049,301      264,405      784,896       733,385
    20.03           283,922      445,527     423,718       760,638      281,438      479,200       406,045
    20.04           137,635      427,117     410,797       558,883      146,136      412,748       358,348
    20.05           188,640      339,787     330,824       544,683      183,018      361,666       331,943
    20.06           156,866      402,223     394,191       519,185      146,324      372,861       346,089
    20.07           448,272      452,483     444,455       868,186      409,135      459,051       433,006
    20.08            80,673      274,534     269,195       385,131       79,898      305,233       287,389
    20.09            80,630      178,875     173,116       313,869       82,958      230,911       211,599
    20.10            93,734      190,946     187,431       276,925       83,316      193,609       181,891
    20.11           440,321      204,792     198,334       667,467      406,239      261,228       239,703
    20.12           123,882       40,212      36,014       268,725      106,989      161,736       147,685
    20.13            64,698      170,068     166,553       232,215       80,028      152,187       140,565
    20.14            99,951       95,946      89,871       217,618       81,436      136,183       115,933
      21                                                 4,843,716    1,163,320    3,680,396     3,587,213
      22          1,739,608    2,977,167   2,902,917     5,715,496    1,534,108    4,181,388     4,107,138
      23          3,927,643    4,143,694   4,089,299     8,071,056    3,585,851    4,485,206     4,012,896
    23.01         2,271,664    2,147,355   2,124,986     4,488,447    2,039,518    2,448,928     2,162,510
    23.02         1,013,929      742,360     729,281     1,496,520      956,099      540,422       462,175
    23.03           242,104      679,846     672,634       829,758      181,221      648,538       594,658
    23.04           234,996      502,894     495,594       741,797      178,442      563,355       529,370
    23.05            80,259         -659      -2,674       232,680      115,353      117,326       109,201
    23.06            84,691       71,898      69,478       281,854      115,218      166,637       154,982
      24          2,354,924    3,714,032   3,566,321     6,498,291    2,429,815    4,068,477     3,920,765
      25          2,532,038    2,859,434   2,816,291     5,909,819    2,490,167    3,419,652     3,171,494
      26          1,339,451    3,985,810   3,958,210     5,355,714    1,434,643    3,921,072     3,893,472
      27          3,858,134    2,106,187   2,052,400     7,874,943    3,915,452    3,959,491     3,588,461
      28          3,881,206    3,739,763   3,717,354     7,328,772    3,637,883    3,690,889     3,365,669
      29          1,890,850    3,747,449   3,648,749     5,749,613    1,803,870    3,948,748     3,624,233
    29.01           234,981      611,335     589,735       831,034      208,495      622,539       551,088
    29.02           193,236      623,951     610,352       813,651      212,740      600,912       555,343
    29.03            90,605      424,337     417,984       513,712       98,047      415,665       395,156
    29.04           142,209      304,393     297,002       497,341      125,591      371,750       346,745
    29.05           153,237      299,024     289,312       457,501      137,993      319,508       287,055
    29.06           137,789      257,132     249,662       452,245      118,192      334,053       309,123
    29.07           113,609      311,699     305,895       327,191       95,520      234,671       217,985
    29.08           106,802      228,454     223,000       334,151       99,775      234,377       216,208
    29.09           124,228      179,520     172,399       322,364      110,956      211,408       187,772
    29.10            73,756       97,522      94,007       234,331       86,743      147,589       137,030
    29.11            86,955      124,530     121,319       235,223       63,866      171,357       160,653
    29.12           218,142      138,099     134,233       349,750      209,575      140,176       127,342
    29.13           215,301      147,453     143,850       381,119      236,377      144,743       132,733
      30          1,446,717    2,657,146   2,657,146     4,349,478    1,460,665    2,888,812     2,809,816
      31          2,028,135    3,676,536   3,613,236     6,247,429    2,165,217    4,082,212     3,786,258
      32          1,205,706    2,645,779   2,585,029     4,673,118    1,286,643    3,386,475     3,325,725
      33         10,016,626    2,549,242   2,422,735    13,684,591    9,270,953    4,413,639     4,270,547
      34          2,144,976    2,421,580   2,301,580     4,830,627    2,026,512    2,804,115     2,684,115
      35          1,011,734    3,360,630   3,340,356     4,919,151    1,404,200    3,514,951     3,425,531
      36          1,298,196    2,521,912   2,460,662     4,190,343    1,363,928    2,826,415     2,765,165
      37          1,025,922    2,561,213   2,478,386     4,368,588    1,296,313    3,072,275     2,870,244
      38          1,001,104    2,227,489   2,220,225     3,719,665    1,015,836    2,703,829     2,627,196
      39          1,899,291    2,037,921   1,996,071     5,353,058    1,981,352    3,371,706     3,184,907
      40            507,200    4,984,940   4,911,747     5,904,595      705,619    5,198,976     4,887,403
      41          1,195,162    3,311,613   3,257,120     3,940,271    1,027,763    2,912,508     2,661,049
      42          1,119,833    2,334,873   2,323,307     3,965,542    1,072,022    2,893,520     2,778,463
      43            818,124    1,086,362   1,067,312     3,240,785      739,172    2,501,613     2,482,563
      44          5,013,135    2,123,236   2,046,908     8,045,800    5,029,998    3,015,802     2,939,474
      45                                                 2,717,015       27,170    2,689,845     2,672,858
      46          1,487,803    1,969,744   1,954,333     4,221,578    1,437,421    2,784,157     2,644,817
      47            838,224    3,158,817   3,121,761     3,713,529      609,628    3,103,901     2,984,620
    47.01           286,314    1,005,825     994,135     1,146,231      100,047    1,046,184     1,019,128
    47.02           237,121      958,847     948,283     1,129,116      219,717      909,398       882,123
    47.03           232,169      732,229     725,430       881,583      238,465      643,117       626,054
    47.04            82,620      461,916     453,913       556,600       51,398      505,202       457,315
      48          1,865,955    2,121,987   2,098,097     5,124,777    2,570,182    2,554,595     2,381,688
      49          1,769,953    1,713,035   1,682,700     3,833,427    1,697,563    2,135,864     1,974,520
      50            934,425    2,246,575   2,168,575     3,277,780    1,035,003    2,242,777     2,164,777
      51          1,990,355    1,557,306   1,518,771     5,046,242    2,615,064    2,431,178     2,392,643
      52            903,312    3,188,290   3,168,490     4,044,399    1,422,608    2,621,791     2,403,549
      53            675,715    2,121,777   2,104,070     3,030,609      739,909    2,290,700     2,184,740
      54          8,632,423    2,060,181   1,632,477    11,589,931    8,385,625    3,204,306     2,740,709
      55                                                 4,787,706    2,078,858    2,708,848     2,372,938
      56                       2,362,596   2,336,676     2,244,466       22,445    2,222,022     2,196,102
      57            347,290    1,638,463   1,638,463     2,051,521      324,418    1,727,103     1,696,655
      58          1,447,919    1,743,959   1,534,906     3,315,865    1,323,840    1,992,025     1,868,618
      59          2,937,293    2,508,212   2,284,362     5,542,006    3,340,529    2,201,477     1,977,627
    59.01         1,640,164    1,435,041   1,311,841     3,140,366    1,867,937    1,272,429     1,149,229
    59.02         1,297,129    1,073,171     972,521     2,401,640    1,472,593      929,047       828,397
      60                                                 2,987,178      861,092    2,126,086     2,067,389
      61          1,538,526    1,550,191   1,550,191     3,257,064    1,443,206    1,813,858     1,813,858
      62          1,838,603    2,194,605   2,194,605     4,184,726    2,119,568    2,065,158     1,728,751
    62.01           941,726    1,148,975   1,148,975     2,262,859    1,048,784    1,214,075     1,040,943
    62.02           896,877    1,045,630   1,045,630     1,921,866    1,070,784      851,083       687,808
      63            834,260    2,042,086   2,015,657     3,011,289      856,705    2,154,584     2,077,748
      64            602,705    2,055,790   1,853,931     3,031,202      705,112    2,326,090     1,921,626
      65          1,890,968    2,187,968   2,031,098     4,034,406    1,862,903    2,171,503     2,014,633
      66                                                 2,481,464      819,821    1,661,643     1,574,005
      67            701,581    1,366,449   1,366,449     2,730,247      851,464    1,878,783     1,857,303
      68          1,468,095    1,396,684   1,364,460     3,163,500    1,352,313    1,811,187     1,612,448
      69          1,393,776    1,136,479   1,037,407     3,207,082    1,335,948    1,871,134     1,772,062
      70          1,794,438    1,421,741   1,421,741     3,487,409    1,648,833    1,838,576     1,838,576
      71            978,836    2,115,271   2,090,262     3,164,915    1,071,451    2,093,464     1,856,990
    71.01           500,775    1,183,782   1,171,070     1,619,983      544,245    1,075,739       979,191
    71.02           478,061      931,489     919,193     1,544,932      527,207    1,017,725       877,799
      72            423,992    1,660,878   1,660,878     2,088,532      394,264    1,694,269     1,587,764
      73                                                 1,908,852       45,766    1,863,086     1,792,948
    73.01                                                  248,633        2,486      246,147       245,534
    73.02                                                  241,671        2,417      239,254       211,652
    73.03                                                  185,528        1,855      183,673       182,929
    73.04                                                  181,027        1,810      179,217       178,460
    73.05                                                  175,055        1,751      173,304       172,539
    73.06                                                  169,000        1,690      167,310       166,660
    73.07                                                  150,912        1,509      149,403       148,772
    73.08                                                  133,598        1,336      132,262       130,910
    73.09                                                  103,998        1,040      102,958        96,458
    73.10                                                   67,600          676       66,924        66,664
    73.11                                                   66,144          661       65,483        65,165
    73.12                                                   99,925       27,677       72,248        60,835
    73.13                                                   59,831          598       59,233        58,971
    73.14                                                   25,931          259       25,671         7,399
      74          1,794,940    1,423,332   1,337,832     3,472,078    1,675,866    1,796,212     1,710,712
      75          2,681,275    2,167,185   1,973,247     4,756,995    2,761,722    1,995,272     1,804,992
      76          1,083,990    1,502,024   1,487,012     2,819,646    1,195,307    1,624,339     1,609,327
      77            877,281    2,092,608   2,059,824     2,763,432      904,089    1,859,344     1,657,842
      78            669,609    1,519,519   1,509,808     2,120,373      679,821    1,440,552     1,380,359
      79                                                 2,097,868      493,457    1,604,411     1,558,305
      80                                                 3,140,631    1,457,221    1,683,410     1,502,237
      81            851,700    1,460,504   1,393,004     2,442,600      929,151    1,513,449     1,445,949
      82                                                 1,640,721       16,407    1,624,314     1,456,754
      83          1,888,096    1,683,719   1,624,337     3,572,980    1,790,007    1,782,973     1,531,720
      84                                                 1,663,925       16,639    1,647,286     1,635,986
      85                                                 2,007,861       20,079    1,987,783     1,861,032
      86            535,393    1,264,026   1,256,200     1,787,492      577,729    1,209,763     1,132,202
      87          1,263,524    1,744,567   1,744,567     2,864,220    1,345,201    1,519,019     1,374,422
      88          1,365,347    1,375,675   1,323,235     2,772,589    1,256,838    1,515,751     1,463,311
      89            268,217      812,873     812,873     1,780,788      475,478    1,305,310     1,291,825
      90                                                 1,829,244      438,360    1,390,884     1,359,634
      91            561,683    1,130,334   1,113,516     1,906,237      575,713    1,330,524     1,313,706
      92          1,032,660    1,053,605   1,004,205     2,130,291    1,052,302    1,077,989     1,028,589
      93            940,060    2,082,802   2,043,946     3,238,274      942,971    2,295,303     2,079,161
      94            575,194      942,773     914,023     1,846,757      624,673    1,222,085     1,193,335
      95            752,195    1,529,269   1,511,336     2,177,051      765,165    1,411,886     1,270,409
      96            576,715    1,102,401   1,095,584     1,783,373      588,434    1,194,939     1,172,234
      97          1,376,627    2,187,483   1,393,306     3,621,463    1,446,063    2,175,400     2,027,036
      98                                                 8,398,266    6,838,953    1,559,313     1,259,451
      99            229,527    1,568,989   1,551,461     2,044,376      731,759    1,312,617     1,239,439
     100                                                 1,448,075      342,921    1,105,154     1,048,032
     101            613,761    1,205,059   1,198,117     1,832,680      606,509    1,226,171     1,167,503
     102                                                 1,632,197      555,376    1,076,821     1,036,718
     103            960,098    1,005,381   1,005,381     2,064,023      906,534    1,157,490     1,157,490
     104            478,710    1,306,202   1,292,004     1,726,887      485,542    1,241,345     1,185,465
     105            424,609    1,075,748   1,063,626     2,029,334      607,319    1,422,015     1,340,329
     106            589,096    1,160,582   1,140,734     1,727,813      571,935    1,155,878     1,053,252
     107            633,923      872,630     838,289     1,701,529      642,848    1,058,681     1,029,991
     108                                                 1,552,932      497,853    1,055,079     1,004,629
     109            650,579      906,989     861,989     1,628,588      624,827    1,003,761       958,761
     110            739,720    1,466,982   1,320,264     2,034,294      733,413    1,300,881     1,200,607
     111          1,290,322    1,060,162   1,060,162     2,254,756    1,117,398    1,137,359     1,033,025
     112          3,521,120    1,558,511   1,558,511     5,030,192    3,243,426    1,786,766     1,585,558
     113          1,283,406      886,041     848,293     2,329,092    1,156,751    1,172,341     1,016,736
     114            434,172      910,349     910,349     1,446,669      384,749    1,061,919       954,034
     115            707,030    1,213,434   1,196,688     1,962,427      704,194    1,258,232     1,099,419
     116            447,105      983,591     970,982     1,477,701      467,164    1,010,537       997,928
     117            758,208    1,257,712   1,217,212     1,971,826      748,019    1,223,807     1,183,307
     118            363,236      883,856     883,856     1,379,265      372,126    1,007,139     1,007,031
     119            691,173      993,886     976,963     1,693,290      686,110    1,007,180       914,935
     120                                                 1,580,161      508,313    1,071,848     1,056,053
     121                                                 1,560,077      683,081      876,996       854,496
     122            355,175      704,579     685,719     1,441,294      544,933      896,361       824,081
     123            743,347      468,615     427,115     1,531,584      644,634      886,950       845,450
     124                                                 1,208,611      323,378      885,233       836,228
     125            646,618      867,113     854,617     1,593,434      639,690      953,743       844,495
     126            931,724      908,668     845,418     1,879,070      904,150      974,919       911,669
     127          1,617,386    1,131,507   1,021,550     2,747,685    1,672,640    1,075,045       965,138
     128            626,398      884,938     881,262     1,538,832      609,615      929,217       861,130
     129                                                 1,393,429      446,178      947,251       894,862
     130                                                 1,508,417      636,725      871,692       819,457
     131            766,301      736,116     708,075     1,795,603      828,819      966,784       938,744
     132            323,603      745,790     724,764     1,083,754      359,588      724,166       685,286
     133            996,977      732,935     664,935     1,753,978    1,039,921      714,057       646,057
     134            266,496      890,452     873,013     1,165,711      330,062      835,649       818,211
     135            769,280    1,048,926   1,034,128     1,561,083      654,805      906,279       813,585
     136            283,509      722,268     692,768       972,790      226,964      745,826       716,326
     137            820,889      679,333     631,333     1,506,482      801,119      705,363       657,363
     138          1,203,190    1,817,520   1,794,911     2,566,253    1,455,504    1,110,750       951,557
     139            378,802      760,568     756,667     1,156,397      396,735      759,662       719,789
     140                                                 1,269,024      328,124      940,901       853,169
    140.01                                                 699,586      161,927      537,659       494,083
    140.02                                                 569,438      166,197      403,241       359,086
     141            262,782    1,316,016   1,314,094     1,458,890      544,598      914,293       902,922
     142            424,245    1,032,971   1,032,971     1,409,392      459,300      950,093       835,552
     143            751,680    1,204,764   1,176,764     1,901,140      731,667    1,169,473     1,141,473
     144                                                   988,801      191,208      797,593       747,948
     145                                                 1,854,078      880,379      973,699       809,563
     146                                                   837,608      124,018      713,589       687,912
     147                                                   913,263      231,061      682,202       666,934
     148            593,384      534,025     501,025     1,138,945      526,447      612,498       579,498
     149            250,928      726,650     716,125     1,017,495      263,046      754,449       684,498
     150            551,579      454,410     437,936     1,123,096      521,853      601,243       584,770
     151            604,270      580,141     436,311     1,133,736      522,263      611,472       573,222
     152            719,373      807,567     781,696     1,573,718      708,156      865,562       736,279
     153          1,555,290      896,760     896,760     2,450,101    1,597,815      852,286       754,282
     154            329,796      873,052     873,052     1,191,676      509,587      682,089       629,089
     155                                                   945,453      201,270      744,183       717,062
     156            303,805      689,635     680,396     1,100,012      371,263      728,748       663,141
     157            115,049      654,479     654,479       871,514      218,805      652,710       620,467
     158            717,236      691,737     668,013     1,471,199      775,351      695,848       628,095
     159                                                   903,608      199,570      704,038       678,786
     160            230,081      440,900     419,444       749,194      220,027      529,167       507,711
     161            631,731      650,887     628,715     1,385,311      683,174      702,137       625,353
     162                                                   637,392      107,170      530,222       516,222
     163            208,716      585,246     576,451       852,085      195,644      656,442       628,756
     164            128,162      442,495     442,495       758,603      209,563      549,040       531,391
     165            170,934      636,611     618,661       789,265      224,479      564,786       546,836
    165.01          128,190      507,901     492,751       621,096      176,554      444,542       429,392
    165.02           42,744      128,710     125,910       168,169       47,925      120,244       117,444
     166            259,017      660,251     650,597       866,690      213,073      653,617       628,348
     167                                                   960,695      349,187      611,508       576,014
     168            165,225      573,860     572,579       722,602      165,692      556,910       543,819
     169            500,357      443,881     418,492     1,004,794      475,075      529,719       504,330
     170            327,415    1,032,898   1,015,798     1,615,618      343,940    1,271,678     1,146,096
     171                                                   663,200       99,679      563,522       551,022
     172                                                   729,695      261,297      468,398       444,773
     173                                                   773,743      275,692      498,051       483,969
     174            243,692      534,509     534,509       727,308      272,255      455,052       448,194
    174.01          155,901      341,118     341,118       447,837      169,937      277,900       273,541
    174.02           87,791      193,391     193,391       279,471      102,319      177,152       174,652
     175            484,465      450,892     435,833     1,061,527      462,583      598,944       517,210
     176            104,560      304,266     304,266       595,761       92,960      502,801       468,730
     177            108,910      508,435     504,235       615,961      105,330      510,631       468,170
     178            154,150      451,337     447,337       684,494      158,475      526,019       474,769
     179            241,794      472,166     461,666       712,562      243,049      469,513       459,013
     180                         436,800     435,288       436,800        4,368      432,432       430,920
     181            254,227      512,734     485,278       796,092      282,436      513,656       486,200
     182          2,271,106      801,357     774,757     3,072,507    2,264,762      807,744       684,844
     183            172,269      573,303     573,303       742,261      209,764      532,497       505,955
     184            497,318      457,263     435,546     1,150,766      573,654      577,112       513,649
     185            317,970      428,417     428,417       787,417      308,165      479,252       455,852
     186            341,242      392,718     385,686       754,621      296,918      457,704       450,672
     187            138,304      143,021     118,218       591,632      101,470      490,162       469,072
     188            132,142      465,338     451,418       598,451      158,477      439,974       426,054
     189            174,636      390,722     388,103       665,701      219,688      446,013       443,394
     190                                                   563,729      136,401      427,327       411,101
     191            191,761      514,543     503,666       711,549      212,841      498,708       487,831
     192                                                   406,000        8,120      397,880       396,398
     193            620,489      444,148     434,917     1,039,988      583,156      456,833       417,681
     194            242,280      414,153     408,415       696,834      231,777      465,057       419,833
     195            189,364      510,636     510,236       676,274      214,609      461,665       414,955
     196          1,013,835      749,156     739,501     1,747,858    1,118,280      629,578       559,664
     197            221,351      419,411     414,483       679,836      233,901      445,934       441,006
     198          2,253,423      855,502     855,502     3,120,757    2,244,852      875,905       751,075
     199                                                   429,018       23,888      405,130       395,100
     200            268,945       89,325      89,325       742,336      301,371      440,965       405,581
     201             84,275      262,490     262,490       490,152       96,584      393,567       381,762
     202            273,828      334,764      88,696       732,312      323,096      409,215       371,954
     203            253,281      649,661     635,902       787,792      248,594      539,198       452,042
     204            117,657      459,919     456,192       567,820      126,358      441,463       417,380
     205              1,405      406,595     405,083       408,000        8,160      399,840       398,328
     206          1,622,722      503,342     418,299     2,197,787    1,646,600      551,186       463,275
     207                                                   537,538      147,678      389,859       380,176
     208            340,747      440,152     440,152       762,094      356,223      405,871       380,873
     209            142,516      587,701     578,154       675,914      174,708      501,207       468,190
     210            345,107      183,853     149,031       556,320      236,534      319,786       308,641
     211            305,912      379,790     363,540       689,930      313,390      376,541       360,291
     212             45,385      206,035     206,035       466,676      108,312      358,364       344,962
    212.01                                                 236,696       58,719      177,977       174,402
    212.02           45,385      206,035     206,035       229,980       49,593      180,387       170,560
     213                                                   444,600      103,373      341,227       327,467
     214            151,223      352,061     352,061       499,275      154,244      345,031       336,434
     215            844,914      463,062     463,062     1,337,000      850,829      486,171       432,691
     216            177,023      220,178     205,961       585,506      205,909      379,596       353,676
     217            156,453      408,250     408,250       545,503      157,432      388,071       364,893
     218            311,675      307,832     277,832       681,643      310,252      371,391       341,391
     219                         305,000     302,816       301,760        3,018      298,742       296,558
     220            129,160      343,987     324,788       499,199      114,394      384,805       352,690
     221            134,517      365,430     360,919       550,766      154,708      396,059       361,361
     222                                                   491,108      171,379      319,729       300,834
     223                                                   415,000        4,150      410,850       409,401
     224                                                   330,000        3,300      326,700       325,218
     225            165,544      325,365     317,282       514,012      156,671      357,340       323,034
     226                                                   529,200        5,292      523,908       519,829
     227            149,222      357,467     354,423       581,531      186,766      394,766       340,326
     228                                                   370,000        3,700      366,300       364,678
     229                                                   325,000        6,500      318,500       317,018
     230            210,514      245,308     239,692       460,309      168,039      292,269       286,653
     231            451,674      327,007     181,178       794,760      454,187      340,573       305,473
     232            154,711      288,727     257,201       471,057      155,815      315,241       281,633
     233            240,137      198,568     174,904       530,818      256,077      274,741       250,430
     234            844,717      387,835     387,835     1,166,952      767,053      399,899       353,221
     235            574,493      535,525     535,525     1,128,337      689,560      438,777       393,643
     236            277,175      329,877     326,446       585,944      273,711      312,233       280,173
     237                                                   551,649      140,544      411,104       398,624
     238             73,277      286,103     266,472       412,705       80,184      332,521       315,773
     239            562,645      457,491     416,686     1,020,136      585,179      434,957       394,152
     240            176,171      309,156     303,295       498,195      180,516      317,679       300,076
     241            322,662      226,564     206,653       602,585      303,484      299,100       279,190
     242                                                   477,516      152,597      324,919       321,289
     243             96,089      181,788     176,163       302,315      101,013      201,302       195,677
     244            537,997      366,573     366,573       812,030      506,762      305,268       272,787
     245             77,195      260,208     140,563       329,384       71,692      257,691       242,512
     246                                                   353,926       75,373      278,553       255,170
     247             70,166      263,232     263,232       323,809       72,286      251,523       239,613
     248                                                   291,385        2,914      288,471       242,529
     249            110,658      162,966     152,245       359,832      110,328      249,504       238,782
     250            870,300      347,783     282,330     1,218,145      883,115      335,030       286,304
     251                                                   333,256       75,979      257,277       250,567
     252                                                   317,656       82,906      234,750       225,281
     253             18,650      263,350     253,640       276,360       21,764      254,596       220,514
     254             31,119      251,881     242,602       277,340       30,773      246,567       213,999
     255            292,675      178,959     131,607       528,910      296,024      232,886       185,533
     256                                                   404,335      100,711      303,624       301,074
     257            301,992      259,847     246,409       552,783      275,626      277,157       263,720
     258                                                   222,661        2,227      220,434       219,429
     259             28,142       85,989      85,989       168,790       32,384      136,407       132,899
     260             75,582      105,488     105,488       185,922       47,317      138,605       133,288
     261                                                   152,250        3,045      149,205       149,205
     262             84,912      148,915     148,915       232,313       91,730      140,583       126,067
     263                                                   103,431        1,034      102,397       101,697

                                                                           LARGEST
MORTGAGE LOAN                                                               TENANT   LARGEST TENANT   LARGEST TENANT
    NUMBER                       LARGEST TENANT NAME                       SQ. FT.      % OF NRA        EXP. DATE
--------------------------------------------------------------------------------------------------------------------

      1
     1.01
     1.02
      2        Ernst & Young LLP                                          1,064,939      96.66%        05/30/2022
      3        Ziff Brothers Investments                                    113,095      21.00%         04/30/21
      4        State Street                                               1,024,998     100.00%         09/30/23
      5        Citibank, N.A.                                               297,126      32.48%         02/28/17
      6        Sidley Austin LLP                                            576,472      68.51%         12/31/20
      7        United States of America (GSA)                               238,999      19.92%         01/31/10
      8
      9        Bank One Texas, N.A.                                         348,163      22.74%         01/31/10
      10       Solow Building Company, L.L.C. (Ground Lease)              1,393,200     100.00%         05/22/98
      11
      12       McDermott International Inc.                                 210,396      40.56%      Multiple Spaces
      13       Various                                                      Various     Various          Various
    13.01      Hoffman-La Roche Inc.                                        193,574      97.36%      Multiple Spaces
    13.02      Pliva Incorporated                                            59,418      40.57%        07/31/2013
    13.03      York Claims Services Inc.                                     22,246      23.82%        07/31/2015
    13.04      Williams Real Estate of NJ                                    18,604      19.53%        08/31/2009
      14       The PNC Financial Services Group, Inc.                       149,474      25.71%         02/28/17
      15       Internet Broadcasting System                                  11,300      5.55%         04/30/2010
      16       Duane Reade                                                   12,800     100.00%        12/31/2021
      17       Level 3 Communications                                        75,031      19.88%        02/29/2016
      18       National Label Company                                        54,386      8.76%          12/31/10
      19
    19.01
    19.02
    19.03
    19.04
    19.05
    19.06
    19.07
    19.08
    19.09
      20       Various                                                      Various     Various          Various
    20.01      Allegro, Ltd.                                                 27,528      10.96%            MTM
    20.02      Direct buy of New Orleans                                     14,003      13.70%        03/31/2011
    20.03      Plan B, Inc.                                                  17,539      12.06%      Multiple Spaces
    20.04      Luffey Medical & Surgical Supply                              33,485      30.78%         03/31/07
    20.05      Caremark, Inc.                                                18,200      30.46%        01/31/2009
    20.06      Seimens Real Estate, Inc.                                     22,948      42.86%        04/30/2010
    20.07      Wink Incorporated                                             27,559      51.49%        05/31/2010
    20.08      Laboratory Corp. of America                                    9,206      25.86%        11/30/2009
    20.09      Enterprises Rent A Car                                        15,746      41.01%        08/31/2012
    20.10      Wink Incorporated                                             13,754      58.69%        05/31/2010
    20.11      Bollinger Shipyards, Inc.                                     16,909      39.27%        12/31/2009
    20.12      Coram Alternate Site Services                                  3,926      14.03%        11/30/2008
    20.13      Diebold, Inc.                                                  7,784      33.21%        12/31/2008
    20.14      PSS World Medical, Inc.                                       40,500     100.00%        08/31/2008
      21       Hobby Lobby                                                   55,022      24.59%         10/31/21
      22
      23       Various                                                      Various     Various          Various
    23.01      Acosta Sales & Marketing                                      38,438      17.18%        05/31/2017
    23.02      Fiserv Solutions Inc.                                         44,981      34.39%        05/31/2009
    23.03      Household International                                       36,059      50.00%        08/31/2007
    23.04      X10 Wireless Technology                                       24,926      34.15%        07/31/2011
    23.05      Electron Tubes Inc.                                            4,150      20.59%        11/30/2010
    23.06      Sodick Inc.                                                    6,358      26.27%        05/31/2011
      24       T.J.  Maxx                                                    78,823      20.81%         11/30/12
      25       NARAL Pro-Choice America                                      18,472      11.13%        11/30/2012
      26
      27       Aetna Life Insurance Co                                      210,000      42.95%         12/31/16
      28       Citizens Bank of Rhode Island                                 94,600      42.22%         10/31/15
      29       Various                                                      Various     Various          Various
    29.01      United States Postal Service                                  67,500      46.88%        08/31/2007
    29.02      John Crane                                                    26,058      28.74%        02/28/2013
    29.03      Angelo Iafrate Construction                                   27,243      64.32%        12/31/2007
    29.04      Wink Incorporated                                             13,318      27.03%        05/31/2010
    29.05      Ostler International, Inc.                                    27,752      42.86%        08/31/2009
    29.06      C&C Wholesale Distributors Inc                                13,086      26.28%        11/30/2010
    29.07      Hussman Corporation                                           12,870      33.26%        01/31/2010
    29.08      Anixter, Inc.                                                  9,523      26.19%        09/30/2010
    29.09      Matress Firm, Inc.                                            18,352      38.66%        08/31/2016
    29.10      Mactec Engineering/Consulting                                  7,842      33.46%        03/31/2007
    29.11      Coram Alternative Site Service                                 9,387      43.85%        10/31/2009
    29.12      Caleb Brett USA, Inc.                                         15,226      59.08%      Multiple Spaces
    29.13      NSA Agencies, Inc.                                             7,338      30.55%        03/31/2009
      30
      31       Global Knowledge                                              79,175      21.26%      Multiple Spaces
      32
      33       Sears                                                        160,407      25.36%         10/31/13
      34
      35       Ashley Furniture                                              45,457      22.42%        03/13/2020
      36
      37       Kmart                                                         86,479      30.28%        06/30/2015
      38       State of California - Dept. of Indust. Rel.                   38,794      53.40%         11/30/14
      39       City Sports                                                   19,500      14.44%         07/30/20
      40       Stop & Shop Supermarket                                       64,885      27.48%         08/31/15
      41       Kmart                                                         91,266      33.45%        10/31/2017
      42       Home Depot (Ground Lease)                                    129,987      35.43%        01/31/2029
      43
      44
      45       Tycom                                                        130,670     100.00%         10/09/29
      46       Turnip Rose                                                   22,738      16.23%         09/30/11
      47       Tops Market                                                  Various     Various          Various
    47.01      Tops Market                                                   86,205      73.67%        03/31/2013
    47.02      Tops Market                                                   49,000      46.39%         03/31/08
    47.03      Tops Market                                                   47,475      69.82%         10/31/09
    47.04      Tops Market                                                   80,028     100.00%        11/30/2016
      48       NFL Enterprises LLC                                           69,995      43.95%        03/31/2013
      49       United States Conference of Mayors                            23,369      21.57%        12/31/2014
      50
      51
      52       Mainspring Comm./IBM                                          24,750      25.00%         01/31/10
      53       Dicks Sporting Goods                                          45,000      25.38%         01/31/18
      54
      55       IBM Real Estate Operations                                   200,781      57.62%        12/31/2011
      56       Mercedes-Benz U.S. International, Inc.                       518,400     100.00%         10/31/20
      57       Restoration Hardware                                          12,293      38.50%         04/30/15
      58
      59
    59.01
    59.02
      60       Shop N Save                                                   70,290      45.70%         10/31/21
      61
      62       Various                                                      Various     Various          Various
    62.01      Verizon Wireless (VAW), LLC                                   49,076      43.55%         04/30/09
    62.02      Gentiva Health Services, Inc.                                 52,966      43.49%         02/28/13
      63       H.E.B.                                                        80,925      52.56%         10/31/23
      64       Silgan                                                       169,449      19.31%      Multiple Spaces
      65
      66       Ross Dress for Less                                           27,200      26.39%         01/31/11
      67
      68       Wilbur Ellis Company                                          24,032      14.04%         10/31/09
      69
      70
      71       Various                                                      Various     Various          Various
    71.01      Booz Allen Hamilton                                           38,164      45.03%         04/30/10
    71.02      HDR Engineering, Inc.                                         13,566      16.55%         05/31/13
      72       ProColor                                                      11,555      9.11%          12/31/06
      73       Sterling Bank                                                Various     Various          Various
    73.01      Sterling Bank                                                  6,130     100.00%         12/31/26
    73.02      Sterling Bank                                                 34,776     100.00%      Multiple Spaces
    73.03      Sterling Bank                                                  7,433     100.00%         12/31/26
    73.04      Sterling Bank                                                  7,568     100.00%         12/31/26
    73.05      Sterling Bank                                                  7,651     100.00%         12/31/26
    73.06      Sterling Bank                                                  6,500     100.00%         12/31/26
    73.07      Sterling Bank                                                  6,309     100.00%         12/31/26
    73.08      Sterling Bank                                                 13,522     100.00%         12/31/26
    73.09      Sterling Bank                                                  5,306     100.00%         12/31/11
    73.10      Sterling Bank                                                  2,600     100.00%         12/31/26
    73.11      Sterling Bank                                                  3,180     100.00%         12/31/26
    73.12      Sterling Bank                                                  2,387      37.28%         12/31/11
    73.13      Sterling Bank                                                  2,615     100.00%         12/31/26
    73.14      Sterling Bank                                                 10,800     100.00%         12/31/09
      74
      75
      76       OneSource Management                                          30,468      20.16%         01/31/15
      77       Charter One Mortgage Corp.                                   117,142      71.46%         03/31/14
      78       Safeway                                                       55,816      57.48%         12/31/22
      79       Pflug Packaging & Fulfillment                                407,820     100.00%         10/31/15
      80       Time Warner Entertainment Company, L.P.                      154,849     100.00%         12/31/16
      81
      82       Advance Auto Parts                                           347,500     100.00%         03/31/17
      83       School Uniform Central                                        13,511      6.14%          12/31/08
      84       BJ's Wholesale Club                                          113,000     100.00%         01/31/27
      85       Johnson Controls, Inc.                                       307,275     100.00%         08/31/16
      86       AOR Management Co./ US Oncology                               73,603      94.05%      Multiple Spaces
      87       KeyCorp                                                       90,236      60.79%         02/28/11
      88
      89       United States of America (GSA)                                59,180      87.77%         04/07/20
      90       River City Real Estate Inc.                                   64,000      40.96%         10/01/18
      91       Redner's                                                      51,335      45.79%         11/30/11
      92
      93       Regal Cinemas                                                 61,450      25.30%         05/31/14
      94
      95       Belfint, Lyons, & Shuman P.A.                                 20,422      22.84%        07/31/2014
      96       CompUSA                                                       28,500      41.81%         05/31/18
      97       Verizon                                                       69,179      36.74%         04/30/09
      98
      99       Seligman Data                                                 34,913      35.85%         09/30/15
     100       Sonshine Bookstore                                            12,000      24.12%        08/31/2016
     101       Baker, Newman & Noyes                                         30,368      43.40%         11/30/14
     102       East West Mortgage                                            47,850      72.38%        01/31/2022
     103
     104       Office Depot                                                  25,600      32.45%         02/28/09
     105       Hobby Lobby                                                   61,644      50.85%         11/30/19
     106       Marina Mortgage                                                8,606      10.87%         02/28/07
     107
     108       Office Depot                                                  28,799      40.40%         12/31/09
     109
     110       GSA                                                           87,817      88.58%         10/31/11
     111       Brown University                                              35,353      31.05%         12/31/08
     112
     113       Executive Office Centers, LLC                                 13,200      8.74%          04/30/15
     114       State of WA-Utilities and Transportation                      52,754      56.74%         01/31/11
     115       J. Smith Lanier                                               36,332      32.54%        01/31/2011
     116
     117
     118
     119       Foot Locker, Inc.                                              8,518      11.07%        04/30/2008
     120       Walgreens                                                     13,650      34.08%         11/30/30
     121
     122       Eastfield Ming Quong, Inc.                                    17,883      24.65%         01/31/12
     123
     124       Pomona Valley Hospital Medical Center                         15,917      39.65%      Multiple Spaces
     125       SVN Equities, LLC                                             18,680      10.01%         12/31/09
     126
     127
     128       Regents of the University of C                                 4,035      10.98%         04/30/08
     129       Novant Health                                                 49,105     100.00%         02/28/17
     130       Adult & Pediatric Urology                                     20,704      35.49%         06/30/21
     131       North Point Community Ministries, Inc.                        28,554      20.50%      Multiple Spaces
     132
     133
     134
     135       Cigna                                                         15,803      21.38%         09/30/11
     136
     137
     138       Kaiser Foundation Hospitals                                   27,259      30.15%        11/01/2007
     139       Allina Healthcare                                              6,506      17.65%         10/31/15
     140       Various                                                      Various     Various          Various
    140.01     Infocrossing                                                  30,607      57.78%        07/31/2015
    140.02     Immucor, Inc.                                                 67,997     100.00%        06/30/2016
     141       Publix Supermarkets                                           54,379      84.90%         09/20/23
     142       State of Washington, Department of General Administration     63,839      90.72%      Multiple Spaces
     143
     144       Anna's Linens                                                 10,000      15.67%         07/31/11
     145       Kid Glove Services, Inc.                                     324,370      54.98%      Multiple Spaces
     146       Monarch Dental Corporation                                     3,022      13.36%         06/30/16
     147       Master Lease                                                   5,232      34.00%      Multiple Spaces
     148
     149       Harris Teeter                                                 35,928      44.38%        04/24/2016
     150       Value Options                                                 18,840      25.16%      Multiple Spaces
     151
     152       BW Systems                                                    25,109      12.60%         07/31/12
     153
     154
     155       Snoqualmie Ridge Athletic Club                                12,006      37.34%         11/30/26
     156       Towne Bank Mortgage                                           17,199      27.92%         09/30/09
     157       Macey's                                                       64,110      85.09%         05/24/16
     158       Prosource Educational Services                                15,530      17.67%      Multiple Spaces
     159       V3 Landmark Engineering                                       19,124      47.74%         11/01/11
     160
     161       ABG                                                           21,810      21.64%         12/31/10
     162
     163       Publix                                                        44,271      70.47%         11/30/22
     164       CVS                                                           13,813      49.66%         05/07/25
     165
    165.01
    165.02
     166       Publix                                                        44,840      69.67%         10/31/23
     167       Carolinas Hematology-Oncology                                 10,093      27.53%         09/30/15
     168       Gourmet India                                                  2,185      20.83%         07/31/12
     169
     170       Discover Bank                                                106,878     100.00%         12/31/09
     171       Johnny Carino's Italian                                        6,842      41.24%         02/28/20
     172
     173
     174
    174.01
    174.02
     175       O'Neal                                                         8,328      11.61%         09/30/09
     176       Cost Cutter Foods                                             13,800      36.27%         12/31/19
     177       Hibbett Sporting Goods                                         7,440      17.71%         07/31/10
     178       Dollar Tree                                                   10,000      25.00%        10/31/2010
     179
     180       Walgreens                                                     15,120     100.00%         01/31/20
     181
     182
     183       State of Texas                                                82,841      92.41%         01/31/13
     184       Medical Excess                                                10,860      13.00%         11/30/11
     185
     186       Shamrock Building Materials Inc                                5,362      11.44%        07/31/2010
     187       Francis Fong Academy                                           6,068      22.40%         09/01/18
     188       ADS Logistics, LLC                                           139,200     100.00%         06/30/23
     189       Energy                                                         8,000      42.77%         12/31/08
     190       VaBene Ristorante                                              5,500      27.45%         05/01/19
     191
     192       Walgreens                                                     14,820     100.00%         10/31/30
     193       So Good Jewelery Soho, Inc.                                    4,175      12.11%         02/01/17
     194       National Psoriasis Foundation                                 14,373      37.57%        08/31/2010
     195       Rancho Pacific                                                 9,398      27.12%         01/31/20
     196
     197
     198
     199       Superior Pool                                                100,301     100.00%         09/30/13
     200       Hitachi Kokusai Electric                                      21,044      52.53%         12/31/07
     201       Kelley's Furniture Showcase, Inc.                              9,106      39.26%         04/01/09
     202       State of Alaska                                               16,208      43.04%         07/31/12
     203       Winn Dixie                                                    45,965      50.11%         07/22/12
     204       Brooks Pharmacy                                               16,000      42.93%         12/20/19
     205       Walgreens                                                     15,120     100.00%         03/31/26
     206
     207       Bartells                                                      16,063      51.20%         09/30/08
     208       Florida Department of Agriculture                             43,157      86.28%         10/14/10
     209       Supersave Foods                                               44,000      69.13%         07/20/14
     210
     211
     212       Various                                                      Various     Various          Various
    212.01     Sovereign Bank, NA                                             3,800      60.85%         02/28/16
    212.02     Mattress Firm                                                  6,000      75.00%         10/31/09
     213       Community Action Partnership of San Bernardino County         64,800     100.00%         09/30/16
     214       Charcoal Chicken #2                                            4,527      25.29%         09/30/11
     215
     216
     217       Fuddruckers                                                    6,600      32.57%         11/23/15
     218
     219       Walgreens                                                     14,560     100.00%         09/30/29
     220       Guthy-Renker                                                   7,306      18.34%      Multiple Spaces
     221       UW Physicians Network                                          7,624      27.33%         03/30/08
     222       Community Action Partnership of San Bernardino County         25,000     100.00%         09/30/16
     223       Walgreens                                                     14,490     100.00%         03/31/31
     224       Walgreens                                                     14,820     100.00%         12/31/31
     225       Bi-Lo                                                         39,250      53.42%        11/30/2011
     226       Gold's Gym                                                    40,792     100.00%         09/30/19
     227       The Ferrite Company                                           76,000      74.80%         04/30/10
     228       Walgreens                                                     16,218     100.00%         07/31/31
     229       Walgreens                                                     14,820     100.00%         12/31/31
     230
     231
     232       World Cosmetics, LLC                                           7,340      20.12%         08/31/11
     233       Mygeek Inc.                                                    7,675      24.42%         11/30/08
     234
     235
     236       University Directories, LLC                                   10,458      30.48%        07/31/2018
     237       2Wire, Inc.                                                   35,700     100.00%         10/31/11
     238       Ledo Pizza                                                     3,356      14.27%         06/30/09
     239
     240       Michael Baker                                                 21,335      69.17%         12/31/07
     241
     242
     243
     244
     245       Moffitt's Restaurant                                           2,356      20.14%         04/20/11
     246       Office Depot                                                  17,844      64.83%         01/31/17
     247       Mike's Cascade Grill                                           2,517      24.35%         04/30/10
     248       Walgreens                                                     14,820     100.00%         03/31/31
     249       EKM Partners, LLC                                              5,748      59.88%      Multiple Spaces
     250
     251       Food Lion                                                     29,000      77.44%         10/21/17
     252       Perfect Teeth Arizona, PC                                      4,300      43.43%         08/31/08
     253       Kmart                                                         97,100     100.00%         07/31/11
     254       Kmart                                                         92,786     100.00%         11/30/10
     255
     256       Lanier Worldwide, Inc                                         17,000     100.00%         01/14/17
     257
     258       CVS                                                           10,055     100.00%         01/31/32
     259       CitiFinancial, Inc.                                            2,550      50.50%         09/30/11
     260       Avondale Compadres, LLC                                        2,544      43.74%         09/30/16
     261       Comerica Bank (Pad Lease)                                      9,000     100.00%         05/31/26
     262
     263       Advance Auto Parts                                             7,000     100.00%         02/28/21

                                                                                                              2ND
                                                                                           2ND LARGEST      LARGEST
MORTGAGE LOAN                                                                2ND LARGEST      TENANT         TENANT
    NUMBER                            2ND LARGEST TENANT NAME              TENANT SQ. FT.    % OF NRA      EXP. DATE
-----------------------------------------------------------------------------------------------------------------------

      1
     1.01
     1.02
      2        Red Lobster                                                     14,513          1.32%       05/31/13
      3        Manufacturers & Traders Trust Company                           65,153         12.10%       03/30/13
      4
      5        Travelers Insurance                                            214,978         23.50%       08/31/16
      6        Barton Brands, Ltd                                             112,066         13.32%       06/30/21
      7        Kaplan, Inc.                                                    17,030          1.42%       11/30/09
      8
      9        TXU Business Services Company                                  131,482          8.59%       09/14/11
      10
      11
      12       Pegasus International Inc.                                      40,970          7.90%       09/30/11
      13       Various                                                        Various        Various        Various
    13.01      Health Club-Fitness Center                                       2,703          1.36%      12/31/2050
    13.02      Selective Insurance                                             17,488         11.94%      07/31/2010
    13.03      Bayada Nurses Inc.                                              13,032         13.95%      07/31/2012
    13.04      American Medical Associates                                      7,227          7.59%      08/31/2007
      14       Hilliard Lyons                                                 115,621         19.89%       02/28/17
      15       InGear Swimwear                                                  9,038          4.44%      06/30/2017
      16
      17       Southern California Association of Govenors                     50,513         13.38%      12/31/2009
      18       Covance Periapproval Services, Inc.                             46,392          7.48%       10/31/16
      19
    19.01
    19.02
    19.03
    19.04
    19.05
    19.06
    19.07
    19.08
    19.09
      20       Various                                                        Various        Various        Various
    20.01      Plant Interscape, Inc.                                          13,500          5.38%          MTM
    20.02      UniCopy Corp of LA                                              10,000          9.78%      11/30/2009
    20.03      Texace                                                          15,750         10.83%      05/31/2011
    20.04      Fed Ex Ground                                                   33,115         30.44%       12/31/11
    20.05      United Refrigeration. Inc.                                      12,922         21.63%      06/30/2009
    20.06      Hill Rom Company, Inc.                                          10,601         19.80%      04/30/2010
    20.07      General Services Administration                                 10,084         18.84%      11/18/2008
    20.08      Surveyors Services, Inc.                                         4,875         13.70%      07/31/2011
    20.09      Exide Corporation                                               14,800         38.55%      06/30/2008
    20.10      Patterson Dental Supply, Inc.                                    9,682         41.31%      09/30/2010
    20.11      The Welling Truck Services, Inc                                  6,949         16.14%      07/31/2009
    20.12      Southern Star, Inc.                                              3,791         13.55%      10/31/2007
    20.13      BISYS Education Services                                         6,696         28.57%      12/31/2009
    20.14
      21       Best Buy                                                        45,657         20.41%       10/31/16
      22
      23       Various                                                        Various        Various        Various
    23.01      Sequa Corporation                                               27,500         12.29%      06/30/2008
    23.02      Maxwhale                                                        26,509         20.27%      03/31/2018
    23.03      Simplex Grinnel LP                                              27,500         38.13%      10/31/2011
    23.04      Fette America Inc.                                              24,074         32.98%      03/31/2008
    23.05      Advance Display Technology                                       2,300         11.41%      11/30/2011
    23.06      Power Hawk Technology                                            5,842         24.14%      04/30/2010
      24       Publix                                                          42,112         11.12%       03/04/08
      25       Croplife America, Inc.                                          15,414          9.29%      12/31/2013
      26
      27       Medical Services Company                                        99,795         20.41%      11/30/2014
      28       Adler, Pollick & Sheenan, P.C.                                  38,714         17.28%       11/30/14
      29       Various                                                        Various        Various        Various
    29.01      Tyco Valves & Controls                                          31,500         21.88%      02/28/2015
    29.02      Mohawk Industries, Inc.                                         23,604         26.04%      08/31/2007
    29.03      Honeywell, Inc.                                                  6,045         14.27%      10/31/2008
    29.04      Creative Kitchens & Baths, LLC                                   7,552         15.33%      12/30/2009
    29.05      Transoceanic Shipping Co., Inc.                                 25,440         39.29%      01/31/2011
    29.06      Sears Home Improvement Product                                  10,671         21.43%      05/31/2009
    29.07      Pediatric Services of America                                   11,997         31.01%      04/30/2007
    29.08      Caleb Brett USA                                                  9,138         25.13%      09/30/2016
    29.09      ZF Inustries, Inc.                                              11,370         23.95%      10/30/2009
    29.10      Gai-Tronics Corp.                                                4,494         19.18%      11/30/2010
    29.11      St. Charles Sherrif's Dept.                                      6,837         31.94%      08/31/2007
    29.12      Telecorp Holding Corp.                                          10,546         40.92%      03/31/2008
    29.13      Holistic Home Health Care, Inc.                                  3,243         13.50%      08/31/2009
      30
      31       The Dialog Corp                                                 63,897         17.16%       12/30/08
      32
      33       Steve & Barry's                                                112,000         17.71%       01/31/18
      34
      35       Total Wine & More                                               10,605          5.23%      05/31/2015
      36
      37       Beall's Dept. Store                                             38,448         13.46%      06/30/2010
      38       Panera Bread                                                     4,258          5.86%       11/30/16
      39       Haskel Jewels Ltd                                               16,500         12.22%       04/30/13
      40       Borders Group, Inc.                                             28,800         12.20%       01/31/11
      41       Value City Furniture                                            51,154         18.75%      01/31/2010
      42       Best Buy                                                        45,000         12.26%      01/01/2017
      43
      44
      45
      46       Summer Suites III                                               18,134         12.94%       07/25/15
      47       Various                                                        Various        Various        Various
    47.01      Dollar Tree                                                     10,751          9.19%       11/30/11
    47.02      Salvation Army                                                  24,550         23.24%       07/31/07
    47.03      Blockbuster Video                                                5,000          7.35%       10/31/08
    47.04
      48       SDI Media USA, Inc.                                             30,300         19.02%      03/31/2016
      49       Management Options Inc                                          10,593          9.78%      04/30/2013
      50
      51
      52       North Fork Bank                                                 19,523         19.72%       01/31/11
      53       Babies R Us                                                     30,624         17.27%       01/31/15
      54
      55       Liberty Life Insurance Company                                 126,433         36.29%      06/30/2013
      56
      57       Coach                                                            4,541         14.22%       01/31/16
      58
      59
    59.01
    59.02
      60       Wehrenberg Theatres                                             43,920         28.56%       11/30/26
      61
      62       Various                                                        Various        Various        Various
    62.01      Massachusetts Mutual Life Insurance                              8,023          7.12%       10/31/13
    62.02      Accredo Health Group, Inc.                                      36,105         29.64%       02/28/11
      63       Spec's Liquors                                                   9,800          6.37%       10/31/13
      64       Malnove                                                        164,250         18.71%       12/31/11
      65
      66       Michael's                                                       17,556         17.03%       09/30/10
      67
      68       Northwest Hydraulics Consultants                                 8,126          4.75%       03/31/11
      69
      70
      71       Various                                                        Various        Various        Various
    71.01      Mantech Systems Engineers                                       13,206         15.58%       02/28/09
    71.02      Spirit Cruises                                                   6,746          8.23%       02/28/10
      72       CVL Consultants                                                  9,600          7.57%       03/31/07
      73       Various                                                        Various        Various        Various
    73.01
    73.02
    73.03
    73.04
    73.05
    73.06
    73.07
    73.08
    73.09
    73.10
    73.11
    73.12      Dr. Lyle Hodge                                                   2,016         31.49%       11/30/07
    73.13
    73.14
      74
      75
      76       Option One Mortgage Corporation                                 25,063         16.58%    Multiple Spaces
      77       Hometown Realty Services, Inc.                                  12,297          7.50%       09/11/09
      78       Us Post Office                                                   6,546          6.74%       08/04/12
      79
      80
      81
      82
      83       Holliday's Fashions                                             11,250          5.12%       10/31/11
      84
      85
      86       Kirven Orthopedic Group                                          4,658          5.95%       07/31/10
      87       Work Options                                                    18,453         12.43%       12/31/10
      88
      89
      90
      91       Staples                                                         23,144         20.64%      11/30/2008
      92
      93       Weis Market                                                     46,378         19.10%       08/31/12
      94
      95       Liberty Mutual                                                  20,290         22.69%      03/31/2008
      96       Office Depot                                                    21,040         30.86%       05/31/18
      97       Corinthian Colleges                                             24,244         12.88%       09/30/07
      98
      99       Reliance Standard                                               34,681         35.62%       09/30/13
     100       Big 5 Sporting Goods                                            10,000         20.10%      01/31/2009
     101       Bangor Savings Bank                                             17,221         24.61%       01/31/20
     102       Government Contracts Solutions, Inc.                             9,242         13.98%       03/31/10
     103
     104       Anthony's                                                       10,070         12.77%       10/31/12
     105       TIDC Imaging Center                                              7,669          6.33%       06/29/11
     106       Amini                                                            6,103          7.71%       09/30/08
     107
     108       Golfsmith                                                       17,892         25.10%       04/30/16
     109
     110
     111       DSF Inc.                                                        17,189         15.10%       06/30/13
     112
     113       Harron Communications                                           11,703          7.75%       12/31/09
     114       State of WA, Joint Legislative Systems Committee                15,514         16.69%       06/30/14
     115       TM Lakefield Enterprises                                        24,295         21.76%      07/14/2011
     116
     117
     118
     119       Department of Rehabilitation                                     5,630          7.32%      11/14/2011
     120       Oats n' Whey                                                     3,850          9.61%       01/31/16
     121
     122       Century 21 Landmark Real                                         5,157          7.11%       09/14/10
     123
     124       American Financial Network, Inc.                                 5,007         12.47%       12/31/13
     125       Kleen-Tech Services Corp                                        12,341          6.61%       05/31/10
     126
     127
     128       John S. Bettinger D.D.S.                                         2,183          5.94%       04/30/08
     129
     130       Master Lease                                                    12,102         20.75%       12/31/11
     131       Fulton County                                                   28,550         20.50%       12/31/16
     132
     133
     134
     135       Delle Donne & Associates, Inc.                                   9,100         12.31%          MTM
     136
     137
     138       DK Associates, Inc.                                              6,683          7.39%      07/01/2011
     139       Uptown Dermatology                                               3,924         10.65%       04/30/15
     140
    140.01
    140.02
     141       First Wok                                                        1,273          1.99%       12/06/13
     142
     143
     144       Dollar Tree                                                     10,000         15.67%       01/31/11
     145       BMG Direct, Inc.                                               100,551         17.04%       12/14/14
     146       Acrylic Spas International, Inc.                                 2,902         12.83%       07/31/11
     147       Drill to Live                                                    2,616         17.00%       12/31/08
     148
     149       Village Lake Emporium                                            6,000          7.41%          MTM
     150       Soutwest Behavioral Health Svcs                                  7,376          9.85%       09/30/11
     151
     152       Travel Management                                               20,176         10.12%    Multiple Spaces
     153
     154
     155       Snoqualmie Ridge Early Learning Center                           6,452         20.07%       09/30/16
     156       Shuttleworth, Ruloff                                            15,003         24.36%       07/31/09
     157       Fast Signs                                                       2,280          3.03%       10/31/08
     158       Wilder                                                          13,219         15.04%       05/31/08
     159       OneSource Employer Services                                      4,779         11.93%      10/01/2011
     160
     161       Alpha Executive Services                                         8,101          8.04%       02/28/11
     162
     163       Movie Gallery                                                    4,200          6.69%       02/29/08
     164       Legend Cleaners                                                  2,800         10.07%       05/03/15
     165
    165.01
    165.02
     166       Beef O'Brady's                                                   2,800          4.35%       12/31/13
     167       Charlotte Gastro and Hepatology                                  7,905         21.56%       12/24/15
     168       AT&T Wireless Services                                           1,600         15.25%       03/01/08
     169
     170
     171       Bajio                                                            3,200         19.29%       08/30/11
     172
     173
     174
    174.01
    174.02
     175       C.H. Robinson                                                    6,344          8.85%       07/11/09
     176       Juan Colorado                                                    4,000         10.51%       05/30/14
     177       Shoe Show/Shoe Dept.                                             5,000         11.90%       07/31/10
     178       Household Rentals                                                6,000         15.00%      10/31/2010
     179
     180
     181
     182
     183
     184       Performance Services                                             7,912          9.47%       04/30/09
     185
     186       Crump Insurance Services Northwest, Inc.                         4,020          8.58%      04/30/2008
     187       Gibraltar Real Estate Services                                   4,581         16.91%       11/01/18
     188
     189       Bar Brothers                                                     3,876         20.72%      12/31/2009
     190       Nettables                                                        3,350         16.72%       04/01/12
     191
     192
     193       Consumer Credit Counseling Service of Southern New England       4,127         11.97%       01/31/08
     194       AT&T Services, Inc                                               7,814         20.43%      10/31/2009
     195       Horizon                                                          4,842         13.97%          MTM
     196
     197
     198
     199
     200       Bright Horizons                                                 12,447         31.07%       01/31/17
     201       Sleep Country U.S.A., Inc.                                       6,984         30.11%       06/08/09
     202       Alaska Legal Services                                            5,370         14.26%       05/31/09
     203       Dollar Tree                                                     10,080         10.99%       05/31/09
     204       Citizens Bank                                                    6,880         18.46%       11/30/14
     205
     206
     207       Blockbuster                                                      5,643         17.99%       02/28/09
     208       LR Ambassador Associates, L.P.                                   6,865         13.72%       10/14/10
     209       CVS                                                              8,450         13.28%       07/31/09
     210
     211
     212       Various                                                        Various        Various        Various
    212.01     7-Eleven                                                         2,445         39.15%       06/30/21
    212.02     Nextel                                                           2,000         25.00%       09/20/09
     213
     214       Brothers Pizza                                                   2,000         11.17%       04/01/11
     215
     216
     217       Aria Restaurant                                                  4,400         21.71%       03/01/10
     218
     219
     220       Blixseth Group, Inc.                                             4,050         10.17%       02/28/08
     221       Apple Physical Therapy                                           3,916         14.04%       09/30/08
     222
     223
     224
     225       CVS                                                              8,450         11.50%      11/30/2011
     226
     227       Westminster Fiber                                                8,600          8.46%       12/31/11
     228
     229
     230
     231
     232       Power Brothers, Inc.                                             3,749         10.28%       01/31/10
     233       ASBA                                                             7,262         23.10%       12/31/10
     234
     235
     236       The Durham-Herald Co.                                            5,750         16.76%      08/31/2007
     237
     238       Renegade Classics                                                2,800         11.90%       07/31/09
     239
     240       Chartway Federal Credit Union                                    5,720         18.54%       02/28/13
     241
     242
     243
     244
     245       RadioShack                                                       2,100         17.95%       01/30/10
     246       Dollar Tree                                                      9,602         34.88%       12/31/13
     247       Snoqualmie Ridge Family Dental                                   1,990         19.25%       06/30/13
     248
     249       Palm Beach Laser Eye Institution                                 3,108         32.38%       01/31/14
     250
     251        CVS                                                             8,450         22.56%       11/30/07
     252       Jerome Riddle, DDS, PC                                           2,100         21.21%       02/28/08
     253
     254
     255
     256
     257
     258
     259       Kolb Companies Inc. / Filiberto's                                2,500         49.50%       10/31/20
     260       A-Affordable Insurance                                           1,192         20.50%       01/31/10
     261
     262
     263

                                                                                                   3RD
                                                                                3RD LARGEST      LARGEST
MORTGAGE LOAN                                                    3RD LARGEST       TENANT         TENANT
    NUMBER     3RD LARGEST TENANT NAME                          TENANT SQ. FT.    % OF NRA      EXP. DATE      LOCKBOX
-----------------------------------------------------------------------------------------------------------------------

      1                                                                                                         Day 1
     1.01
     1.02
      2        Disney Store                                         11,600         1.05%         11/30/18       Day 1
      3        ABN AMRO Bank, N.V.                                  62,600         11.63%        04/30/08       Day 1
      4                                                                                                         Day 1
      5        Cardinia Real Estate                                 67,976         7.43%         12/31/08       Day 1
      6        Arcelor Mittal                                       80,639         9.58%         11/30/16     Springing
      7        Bee Foods (Dunkin'  Donuts)                          1,395          0.12%         09/30/11       Day 1
      8                                                                                                       Springing
      9        Hughes & Luce LLP                                   113,922         7.44%     Multiple Spaces    Day 1
      10
      11
      12       PriceWaterHouse Coopers LLP                          40,970         7.90%         08/31/10       Day 1
      13       Various                                             Various        Various        Various        Day 1
    13.01      Broad Street Cafe                                    2,500          1.26%        12/31/2010
    13.02      Ajilon Professional Staff                            3,503          2.39%        07/31/2009
    13.03      CH2M Hill Inc.                                       11,322         12.12%       08/31/2007
    13.04      Volt Information Science                             5,467          5.74%        07/31/2008
      14       Wyatt, Tarrant & Combs, LLP                          74,494         12.81%       12/31/2019      Day 1
      15       Glorious Sun Enterprises Limited                     8,795          4.32%         05/31/11       Day 1
      16                                                                                                        Day 1
      17       XO Communications                                    45,551         12.07%    Multiple Spaces
      18       Library Video Company                                45,781         7.38%         07/31/09       Day 1
      19
    19.01
    19.02
    19.03
    19.04
    19.05
    19.06
    19.07
    19.08
    19.09
      20       Various                                             Various        Various        Various        Day 1
    20.01      Discount Digital                                     13,428         5.35%         08/31/09
    20.02      Infusion Partners, Inc.                              9,523          9.32%        11/30/2011
    20.03      Gulf & Basco, L.P.                                   13,471         9.27%        12/31/2007
    20.04      Houston Wire & Cable                                 22,200         20.40%        09/30/09
    20.05      Universal Hospital Services                          6,159          10.31%       09/30/2008
    20.06      Larson-Juhl                                          5,099          9.52%        08/31/2008
    20.07      Danzas Corporation                                   4,160          7.77%        03/31/2007
    20.08      NUVOX Communications, Inc.                           3,609          10.14%       11/30/2008
    20.09
    20.10
    20.11      Strategic Restaurants Acq.                           6,284          14.60%       12/31/2010
    20.12      Xpress Signs                                         2,877          10.28%       07/31/2011
    20.13      Guascor, Inc.                                        5,378          22.95%       02/28/2010
    20.14
      21       Old Navy                                             17,000         7.60%         10/31/11
      22                                                                                                      Springing
      23       Various                                             Various        Various        Various        Day 1
    23.01      S Goldberg & Company Inc.                            22,312         9.97%        05/31/2016
    23.02      Landmark Education LLC                               13,375         10.23%       08/31/2011
    23.03
    23.04
    23.05      Mountain View Layout                                 1,550          7.69%        10/31/2011
    23.06
      24       Harcourt General                                     32,368         8.55%         01/31/09       Day 1
      25       Krupin O'Brien LLC                                   13,357         8.05%        12/31/2007
      26                                                                                                        Day 1
      27       Southern Baptist Hospital of FL, Inc.                15,207         3.11%        09/30/2017
      28       UBS Financial Services, Inc.                         21,682         9.68%         02/28/10       Day 1
      29       Various                                             Various        Various        Various        Day 1
    29.01      Tire Centers, L.L.C.                                 27,000         18.75%       10/31/2011
    29.02      LA Health Service & Indemnity                        20,000         22.06%       06/30/2009
    29.03      Primekey Mortgage                                    3,975          9.38%        03/31/2011
    29.04      Renal Care Group                                     6,236          12.66%       08/31/2011
    29.05      MARCOR Remediation, Inc.                             11,558         17.85%       10/31/2010
    29.06      Wayne-Dalton Corp.                                   8,927          17.93%       05/31/2011
    29.07      Kongsberg Simrad, Inc.                               7,943          20.53%       11/30/2007
    29.08      SourceOne Systems, LLC                               7,620          20.96%       03/31/2008
    29.09      Amarr Garage Doors                                   11,360         23.93%       06/30/2009
    29.10      Gannett Satellite Information                        4,434          18.92%       04/30/2008
    29.11      Digimation, Inc.                                     3,456          16.14%       08/31/2009
    29.12
    29.13      Vulcan/ICA Distribution                              2,780          11.57%       04/30/2008
      30
      31       Black & Veatch                                       48,555         13.04%    Multiple Spaces    Day 1
      32                                                                                                      Springing
      33       K & G Fashion Superstore                             26,039         4.12%         05/31/16       Day 1
      34
      35       Chen's Bistro                                        9,987          4.93%        03/14/2011    Springing
      36
      37       United States Postal Service                         32,376         11.34%        01/08/10
      38       US Bank National Association                         3,604          4.96%         12/31/15       Day 1
      39       AGX Corp                                             15,000         11.11%        11/30/16
      40       Marshalls                                            27,560         11.67%        01/31/07
      41       Safeway (Genuardi's)                                 50,046         18.35%       01/31/2011
      42       Ross                                                 30,187         8.23%        01/31/2010    Springing
      43                                                                                                        Day 1
      44
      45                                                                                                        Day 1
      46       Giftime, LLC                                         15,113         10.79%        12/31/16       Day 1
      47       Various                                             Various        Various        Various        Day 1
    47.01      Blockbuster Video                                    7,812          6.68%         11/30/07
    47.02      Family Dollar                                        9,000          8.52%        12/31/2010
    47.03      McDonald's                                           3,397          5.00%         10/31/10
    47.04
      48       FOX Entertainment Group, Inc.                        24,621         15.46%    Multiple Spaces
      49       Mobile Video Services Ltd                            10,593         9.78%        02/28/2010
      50
      51                                                                                                        Day 1
      52       Chetrit Group LLC                                    12,375         12.50%        01/31/11       Day 1
      53       Petsmart                                             26,121         14.73%        01/31/15       Day 1
      54
      55       RBC Centura Bank                                     1,441          0.41%        10/31/2007      Day 1
      56                                                                                                        Day 1
      57
      58
      59
    59.01
    59.02
      60       Master Lease                                         20,174         13.12%          MTM        Springing
      61                                                                                                      Springing
      62       Various                                             Various        Various        Various
    62.01      Holman Hansen & Colville, PC                         7,939          7.05%         05/31/10
    62.02      Accounting Principle, Inc.                           4,897          4.02%         08/31/11
      63       Blockbuster Video                                    6,500          4.22%         09/30/08
      64       American Bldg Supply                                143,250         16.32%        07/31/11
      65                                                                                                      Springing
      66       Chuck E Cheese                                       16,608         16.12%        12/31/16
      67
      68       Fidelity Information Services                        5,265          3.08%         09/30/11
      69
      70                                                                                                      Springing
      71       Various                                             Various        Various        Various
    71.01      GSA-Transportation                                   10,967         12.94%        12/31/12
    71.02      ZIM American Integrated                              6,372          7.77%         06/14/09
      72       Schuff Steel Co.                                     7,680          6.05%         12/31/08
      73       Various                                             Various        Various        Various        Day 1
    73.01
    73.02
    73.03
    73.04
    73.05
    73.06
    73.07
    73.08
    73.09
    73.10
    73.11
    73.12      Kirby Dean McCord                                    2,000          31.24%        12/31/10
    73.13
    73.14
      74
      75
      76       Numerex Corporation                                  24,135         15.97%        12/25/11     Springing
      77       Affiliated Computer  Services                        6,581          4.01%         08/31/08       Day 1
      78       Rent A Center                                        3,604          3.71%         05/31/08
      79
      80                                                                                                        Day 1
      81
      82                                                                                                        Day 1
      83       Piccadilly Cafeteria                                 11,250         5.12%         06/30/12       Day 1
      84                                                                                                      Springing
      85                                                                                                        Day 1
      86
      87       SDL                                                  13,785         9.29%         01/01/12
      88                                                                                                        Day 1
      89
      90
      91       Once Upon A Child                                    5,120          4.57%        07/31/2011
      92
      93       Superpetz/Baschental                                 19,000         7.82%         10/31/09
      94                                                                                                      Springing
      95       Deutsche Bank Trust Company DE                       12,542         14.02%       08/31/2007
      96       Sound Advice                                         16,130         23.66%        11/30/14
      97       RC Co.                                               11,790         6.26%           MTM
      98
      99       Phillips-Van Heusen                                  27,782         28.53%        09/30/08
     100       The Wine Pavillion                                   6,910          13.89%       12/01/2011
     101       Powerplay, LLC                                       14,494         20.71%       12/31/2010
     102       Vitas Heathcare Corporation Atlantic                 5,297          8.01%        09/30/2012
     103                                                                                                      Springing
     104       Stonewood Tavern & Grill                             8,753          11.10%        10/31/10
     105       Washington Mutual Bank, F.A.                         5,101          4.21%         11/30/08       Day 1
     106       Arrowhead                                            5,942          7.51%         05/31/07
     107
     108       Firestone                                            9,756          13.69%        11/30/21
     109                                                                                                      Springing
     110
     111       Tazz Networks, Inc                                   15,486         13.60%        07/31/08
     112
     113       Lambert Coffin Rudman & Hochman                      11,495         7.61%         08/31/07       Day 1
     114       State of WA, Department of Information Services      9,156          9.85%         04/30/11     Springing
     115       AmTrust South                                        12,882         11.54%        03/31/09
     116                                                                                                      Springing
     117                                                                                                        Day 1
     118                                                                                                      Springing
     119       United Financial Mortgage                            5,500          7.15%        06/30/2010
     120       Maria and Miguel Sandoval                            3,202          7.99%         01/31/11     Springing
     121
     122       Ascent Builders                                      4,572          6.30%        06/30/2008
     123
     124       John Bottala, DDS (Orthodontist)                     4,370          10.89%        10/31/14
     125       Modular Interiors, Inc.                              9,931          5.32%         06/30/07
     126                                                                                                      Springing
     127
     128       Roger Katz M.D.                                      2,125          5.78%         10/31/07     Springing
     129                                                                                                      Springing
     130       CH Robinson                                          11,494         19.70%        09/30/12
     131       Incode Telecom Group, Inc.                           17,514         12.57%        08/31/13     Springing
     132
     133
     134
     135       JDL Services Corp (Frascella Enterprises, Inc.)      7,613          10.30%        07/31/11
     136
     137
     138       GSA - Dept of Defense                                4,212          4.66%         12/01/08
     139       RMF Entities/CountryHome Builder                     3,595          9.76%         03/31/10
     140
    140.01
    140.02
     141       Cash Plus                                            1,200          1.87%         05/19/11
     142                                                                                                      Springing
     143                                                                                                      Springing
     144       Seller Master Lease                                  6,876          10.78%        12/31/07
     145       Random House, Inc.                                   4,798          0.81%         02/28/09     Springing
     146       New Cingular Wireless PCS, LLC                       2,898          12.81%        07/31/11
     147       Aaron Integrated Care                                1,308          8.50%         01/31/09       Day 1
     148
     149       Miss Donna School of Dance                           5,400          6.67%        10/31/2007
     150       Randall  Ricardi & Ann Guthry                        2,901          3.87%         02/28/09
     151
     152       El Burrito                                           16,346         8.20%         11/30/07
     153
     154                                                                                                        Day 1
     155       Lawrence Mast, DDS                                   3,042          9.46%         11/25/11
     156       Atlantic Container Line                              12,025         19.52%        12/31/07
     157       Betos Mexican (Pad Lease)                            2,000          2.65%         07/31/11
     158       GSA                                                  9,131          10.39%        08/09/07
     159       Pinnacle Design                                      4,602          11.49%        07/01/11
     160
     161       Ohio Farmers Insurance                               7,141          7.09%         02/29/08
     162
     163       Paulina's Pizza                                      1,960          3.12%         06/30/11
     164       Grand Canyon Title Agency                            2,800          10.07%        04/23/11
     165
    165.01
    165.02
     166       Anytime Fitness                                      2,510          3.90%         08/31/10
     167       Wellnessmax                                          5,383          14.68%        04/30/13     Springing
     168       Best Cellars Massachusetts, Inc.                     1,600          15.25%        07/31/08     Springing
     169
     170                                                                                                        Day 1
     171       Cingular                                             2,650          15.97%        02/29/12
     172
     173                                                                                                      Springing
     174
    174.01
    174.02
     175       J.K. Harris                                          4,917          6.86%         01/31/10
     176       Windermere Real Estate                               3,840          10.09%        03/31/10
     177       CATO                                                 4,160          9.90%         01/31/11
     178       Ferrando's Pizza                                     2,700          6.75%        12/31/2010
     179                                                                                                      Springing
     180                                                                                                      Springing
     181
     182
     183                                                                                                        Day 1
     184       United Rentals & InfoManager                         5,043          6.04%         01/31/11
     185
     186       Katy Shandill Insurance Agency                       3,304          7.05%        06/30/2010
     187       Christ, Inc                                          3,914          14.45%        10/31/14
     188                                                                                                      Springing
     189       Restaurant                                           3,780          20.21%       02/28/2016
     190       Javelina Cycles                                      2,650          13.22%        12/01/11
     191
     192
     193       Moscardelli                                          3,490          10.13%        03/31/07     Springing
     194        Lending Resource Corp                               2,395          6.26%        11/30/2009
     195       Integrity Home Finance                               3,737          10.78%          MTM
     196
     197                                                                                                      Springing
     198
     199                                                                                                      Springing
     200       Precision Sports Physical Therapy                    6,568          16.40%        01/31/17
     201       Stanton Furniture                                    2,565          11.06%        04/30/09
     202       Yukon Delta Fisheries Development Association        4,368          11.60%        12/31/10
     203       Goodwill Industries                                  5,716          6.23%         12/05/07     Springing
     204       T-Bones Restaurant                                   5,737          15.39%        05/31/11
     205                                                                                                      Springing
     206
     207       Pacific Laundromat                                   3,759          11.98%        04/30/08     Springing
     208                                                                                                      Springing
     209       Metro Brokers                                        3,850          6.05%         06/30/09     Springing
     210
     211
     212
    212.01
    212.02
     213                                                                                                      Springing
     214       The UPS Store                                        1,650          9.22%         07/31/11
     215
     216
     217       Safari's Liquor                                      3,000          14.80%        03/01/09
     218
     219
     220       SIR Palm Springs                                     3,466          8.70%         03/31/10
     221       Music Centers, Inc                                   2,107          7.55%         02/28/09
     222                                                                                                      Springing
     223                                                                                                      Springing
     224
     225       Dollar General                                       6,889          9.38%        09/30/2008    Springing
     226                                                                                                      Springing
     227       Green Street                                         8,000          7.87%         05/31/11
     228                                                                                                      Springing
     229
     230                                                                                                      Springing
     231
     232       Valessence, LLC                                      3,634          9.96%         05/31/09
     233       eDonor                                               5,151          16.39%        10/31/09
     234
     235
     236       Dennis W. Ellis, DDS, PA                             3,447          10.05%        12/31/08
     237                                                                                                        Day 1
     238       Car Wash                                             2,340          9.95%         06/01/12       Day 1
     239
     240       Fuller Construction                                  2,135          6.92%         08/31/09
     241                                                                                                      Springing
     242
     243
     244
     245       Seoul Korean B.B.Q. Restaurant                       1,740          14.87%        06/25/11
     246       Mountain Coffee - Kiosk (Pad Lease)                    80           0.29%         08/31/11
     247       Snoqualmie Ridge Physical Therapy                    1,483          14.35%        09/14/08
     248                                                                                                      Springing
     249       Plaza II @ Wellington Green, LLP                      744           7.75%         08/31/16
     250
     251
     252       Your Neighborhood Doctor                             1,800          18.18%        04/30/09
     253
     254
     255                                                                                                      Springing
     256                                                                                                        Day 1
     257                                                                                                      Springing
     258                                                                                                      Springing
     259
     260       Avondale Nails                                       1,100          18.91%        10/31/09
     261                                                                                                      Springing
     262
     263                                                                                                      Springing

MORTGAGE LOAN                                     LARGEST AFFILIATED SPONSOR FLAG                                      MORTGAGE LOAN
    NUMBER                               (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)                                NUMBER
------------------------------------------------------------------------------------------------------------------------------------

      1                                  Tishman Speyer and BlackRock Realty Advisors, Inc.                                  1
     1.01                                                                                                                  1.01
     1.02                                                                                                                  1.02
      2                                                      AVR Realty                                                      2
      3                                                 Vornado Realty L.P.                                                  3
      4                                                                                                                      4
      5                                                SL Green Realty Corp.                                                 5
      6                                                                                                                      6
      7                                           National Electrical Benefit Fund                                           7
      8                                                 BRCP Realty II, L.P.                                                 8
      9                                                      Haim Revah                                                      9
      10                                                                                                                    10
      11                                                   Joshua L. Muss                                                   11
      12                                                                                                                    12
      13                                             Reckson Senior Management                                              13
    13.01                                                                                                                  13.01
    13.02                                                                                                                  13.02
    13.03                                                                                                                  13.03
    13.04                                                                                                                  13.04
      14                                                                                                                    14
      15                                                                                                                    15
      16                                                   Jeffrey Sutton                                                   16
      17                                                    Goodwin Gaw                                                     17
      18                                                   Kalmon Dolgin                                                    18
      19                                                                                                                    19
    19.01                                                                                                                  19.01
    19.02                                                                                                                  19.02
    19.03                                                                                                                  19.03
    19.04                                                                                                                  19.04
    19.05                                                                                                                  19.05
    19.06                                                                                                                  19.06
    19.07                                                                                                                  19.07
    19.08                                                                                                                  19.08
    19.09                                                                                                                  19.09
      20                                                                                                                    20
    20.01                                                                                                                  20.01
    20.02                                                                                                                  20.02
    20.03                                                                                                                  20.03
    20.04                                                                                                                  20.04
    20.05                                                                                                                  20.05
    20.06                                                                                                                  20.06
    20.07                                                                                                                  20.07
    20.08                                                                                                                  20.08
    20.09                                                                                                                  20.09
    20.10                                                                                                                  20.10
    20.11                                                                                                                  20.11
    20.12                                                                                                                  20.12
    20.13                                                                                                                  20.13
    20.14                                                                                                                  20.14
      21                                                 Joseph R. Walters                                                  21
      22                                                 Richard J. Julian                                                  22
      23                                             Reckson Senior Management                                              23
    23.01                                                                                                                  23.01
    23.02                                                                                                                  23.02
    23.03                                                                                                                  23.03
    23.04                                                                                                                  23.04
    23.05                                                                                                                  23.05
    23.06                                                                                                                  23.06
      24                                                  Robert Cornfeld                                                   24
      25                                     Kamran T. Elghanayan, Frederick Elghanayan                                     25
      26                                                   Michael Barry                                                    26
      27                                                                                                                    27
      28                                          American Financial Realty Trust                                           28
      29                                                                                                                    29
    29.01                                                                                                                  29.01
    29.02                                                                                                                  29.02
    29.03                                                                                                                  29.03
    29.04                                                                                                                  29.04
    29.05                                                                                                                  29.05
    29.06                                                                                                                  29.06
    29.07                                                                                                                  29.07
    29.08                                                                                                                  29.08
    29.09                                                                                                                  29.09
    29.10                                                                                                                  29.10
    29.11                                                                                                                  29.11
    29.12                                                                                                                  29.12
    29.13                                                                                                                  29.13
      30                                                  La Terraza, LLC                                                   30
      31                               Intercontinental Real Estate Investment Fund III, LLC                                31
      32                                                 Richard J. Julian                                                  32
      33                                                   Ben Ashkenazy                                                    33
      34                                   JB Matteson Investors IV, LLC, a Delaware LLC                                    34
      35                                                                                                                    35
      36                                           Matteson Real Estate Equities                                            36
      37                                                    Joseph Cogen                                                    37
      38                                                                                                                    38
      39                                                                                                                    39
      40                                                Louis J. Capano, Jr.                                                40
      41                                               Ernest F. Delle Donne                                                41
      42                                           Covington Realty Partners, LLC                                           42
      43                                                                                                                    43
      44                                                                                                                    44
      45                                                                                                                    45
      46                                                                                                                    46
      47                                                   Robert Gershon                                                   47
    47.01                                                  Robert Gershon                                                  47.01
    47.02                                                  Robert Gershon                                                  47.02
    47.03                                                  Robert Gershon                                                  47.03
    47.04                                                  Robert Gershon                                                  47.04
      48                                         Embarcadero Capital Investors, LP                                          48
      49                                     Kamran T. Elghanayan, Frederick Elghanayan                                     49
      50                                                                                                                    50
      51                                          SCI Real Estate Investments LLC                                           51
      52                                                                                                                    52
      53                                          Lightstone Value Plus Reit, Inc.                                          53
      54                                               James A. Procaccianti                                                54
      55                                                 Asher Roshanzamir                                                  55
      56                                                   Lloyd Goldman                                                    56
      57                                         Acadia Realty Limited Partnership                                          57
      58                                                  Scott C. Keller                                                   58
      59                                        Resource Real Estate Holdings, Inc.                                         59
    59.01                                       Resource Real Estate Holdings, Inc.                                        59.01
    59.02                                       Resource Real Estate Holdings, Inc.                                        59.02
      60                                           Covington Realty Partners, LLC                                           60
      61                                                   Mark Hamilton                                                    61
      62       Douglas L. Swenson; DBSI Housing Inc.; Christine C. Zavestoski; Michael A. Normandin; Michele A. Meyer       62
    62.01                                                                                                                  62.01
    62.02                                                                                                                  62.02
      63                                           Regency Centers and Macquarie                                            63
      64                                           Pacific Coast Capital Partners                                           64
      65                                             Triple Net Properties, LLC                                             65
      66                                                 William C. Valaika                                                 66
      67                                       Stephen N. Barnard & Brett D. Barnard                                        67
      68                                                BRCP Realty II, L.P.                                                68
      69                                                                                                                    69
      70                                                                                                                    70
      71                                       Guardian Fund II - Gee's Portfolio LLC                                       71
    71.01                                      Guardian Fund II - Gee's Portfolio LLC                                      71.01
    71.02                                      Guardian Fund II - Gee's Portfolio LLC                                      71.02
      72                                                  Terrall C. York                                                   72
      73                                                                                                                    73
    73.01                                                                                                                  73.01
    73.02                                                                                                                  73.02
    73.03                                                                                                                  73.03
    73.04                                                                                                                  73.04
    73.05                                                                                                                  73.05
    73.06                                                                                                                  73.06
    73.07                                                                                                                  73.07
    73.08                                                                                                                  73.08
    73.09                                                                                                                  73.09
    73.10                                                                                                                  73.10
    73.11                                                                                                                  73.11
    73.12                                                                                                                  73.12
    73.13                                                                                                                  73.13
    73.14                                                                                                                  73.14
      74                                             Triple Net Properties, LLC                                             74
      75                                                                                                                    75
      76                                             Triple Net Properties, LLC                                             76
      77                                          American Financial Realty Trust                                           77
      78                                                   Edmund Spivack                                                   78
      79                                                 Timothy J. Murphy                                                  79
      80                                               Capital Lease Funding                                                80
      81                                                Augustine Ponnezhan                                                 81
      82                                          Prescott Capital Management, LLC                                          82
      83                                                   Stanley Cayre                                                    83
      84                                                                                                                    84
      85                                               Capital Lease Funding                                                85
      86                                                  GR Holding LLLP                                                   86
      87                                                   L. Ted Prosser                                                   87
      88                                          SCI Real Estate Investments LLC                                           88
      89                  William H. McFarland; William T. White, III; Kenneth L. Beall; Anthony A. Allen                   89
      90                                                Bill Jefferson, Jr.                                                 90
      91                                      Bryan S. Weingarten and Randall C. Stein                                      91
      92                                                                                                                    92
      93                                                   Nathan Shmalo                                                    93
      94                                                 Richard J. Julian                                                  94
      95                                               Ernest F. Delle Donne                                                95
      96                                                                                                                    96
      97                                     Charles A. Pflueger & Tracy Pflueger Bryan                                     97
      98                                              Tommy Lu & Whei Jen Lin                                               98
      99                                          Thomas N Trkla; Thomas W. Brown                                           99
     100                                                  Michael H. Mugel                                                  100
     101                                                   Kevin Mahaney                                                    101
     102                                                      Doug Bui                                                      102
     103                                                   Mark Hamilton                                                    103
     104                                                  Robert Cornfeld                                                   104
     105                                        Henry S. Miller Investment Co., Inc.                                        105
     106                                                  William D. Angel                                                  106
     107                                            Arbor Ridge Apartments, LLC                                             107
     108                                                 William C. Valaika                                                 108
     109                                                                                                                    109
     110                                          Federal Acquisition Partners LLC                                          110
     111                                                                                                                    111
     112                                       Richard P. Clark & Kenneth L. Pursley                                        112
     113                                                   Kalmon Dolgin                                                    113
     114                                                    Lee M. Elman                                                    114
     115                                                  Craig Bernstein                                                   115
     116                                                                                                                    116
     117                                                                                                                    117
     118                                              Extra Space Storage Inc.                                              118
     119                                         Embarcadero Capital Investors, LP                                          119
     120                                             Triple Net Properties, LLC                                             120
     121                                                                                                                    121
     122                                                                                                                    122
     123                                                                                                                    123
     124                               Clayton M. Corwin; Pierre F. LaBand; CPC Manager, Inc.                               124
     125                                          SVN Equities, LLC & Burton Young                                          125
     126                                             NNN Realty Advisors, Inc.                                              126
     127                                                   Mark Labovitz                                                    127
     128                                        Secured California Investments, Inc.                                        128
     129                                                    H.C. Bissell                                                    129
     130                         James H. Illies; Chester Yanik; Henri Lanctin; William J. Eickhoff                         130
     131                                             NNN Realty Advisors, Inc.                                              131
     132                                                  Scott C. Keller                                                   132
     133                                                   Andrew Stewart                                                   133
     134                                                                                                                    134
     135                                               Ernest F. Delle Donne                                                135
     136                                                                                                                    136
     137                                         Warren & Chrsitie Weaver -Scoville                                         137
     138                                                                                                                    138
     139                                                   Ross Fefercorn                                                   139
     140                                                  Craig Bernstein                                                   140
    140.01                                                                                                                140.01
    140.02                                                                                                                140.02
     141                                               Prudential Real Estate                                               141
     142                                                 Michael J. Raskin                                                  142
     143                                                    Harold Brown                                                    143
     144                                                  Joseph Goldstein                                                  144
     145                                                                                                                    145
     146                                                   David Goldberg                                                   146
     147                                                    Jerry Natkin                                                    147
     148                                                   Andrew Stewart                                                   148
     149                                                  Carl Ricker, Jr                                                   149
     150                                        Kennedy Wilson Property Fund II, LP                                         150
     151                                   Darrel Dickson; Kulbushan Gupta; Kirk Trammel                                    151
     152                                                                                                                    152
     153                                                   Mark Labovitz                                                    153
     154                                                  James M. Crosbie                                                  154
     155                                                  Mark S. McDonald                                                  155
     156                                      Guardian Fund II - Gee's Portfolio, LLC                                       156
     157                                                    Roy W. Tonks                                                    157
     158                                             Stephen B. Wellington, Jr.                                             158
     159                                                   Gregory Gienko                                                   159
     160                                               Major Acquisition Corp                                               160
     161                                                  David J. Shipper                                                  161
     162                                                   Donal P. Barry                                                   162
     163                                           Regency Centers and Macquarie                                            163
     164                                                    Stefan Boros                                                    164
     165                                                   Keith Woodward                                                   165
    165.01                                                 Keith Woodward                                                 165.01
    165.02                                                 Keith Woodward                                                 165.02
     166                                           Regency Centers and Macquarie                                            166
     167                                                    H.C. Bissell                                                    167
     168                                                    Harold Brown                                                    168
     169                                             Arlene and Bernard Smadja                                              169
     170                                Carmen J. Facciolo, Robert H. Hill, R. Clayton Emory                                170
     171                                           The Fortis Property Group, LLC                                           171
     172                                 Sands McKinley; J. Brent McKinley; Camron McKinley                                 172
     173                                                                                                                    173
     174                                                                                                                    174
    174.01                                                                                                                174.01
    174.02                                                                                                                174.02
     175                                               The Commonwealth Group                                               175
     176                                  Jeffrey DeBois; Michael DeBois; Auranett DeBois                                   176
     177                                                  David Garfunkel                                                   177
     178                                                    Arthur Kepes                                                    178
     179                                                    Harold Brown                                                    179
     180                                                                                                                    180
     181                                                    Robert Bruss                                                    181
     182                                                                                                                    182
     183                                         Americus Real Estate Fund II, Ltd.                                         183
     184                                                  David J. Shipper                                                  184
     185                                                 H. William Walter                                                  185
     186                                                                                                                    186
     187                               R. Lindsey Warren; Francis Fong; Ron Zieve; Eugene Koh                               187
     188                                                  John E. Shaffer                                                   188
     189                                              Greenstreet Capital, LP                                               189
     190                                            Sasha Cosic & Dragana Cosic                                             190
     191                                                                                                                    191
     192                                                   Sheldon Nasar                                                    192
     193                                                    Harold Brown                                                    193
     194                                                                                                                    194
     195                                                  William D. Angel                                                  195
     196                                                     Mark Raden                                                     196
     197                                                                                                                    197
     198                                                  Kevin P. Mahaney                                                  198
     199                                                                                                                    199
     200                             Howard L. Parnes; Craig L. Koenigsberg; James J. Houlihan                              200
     201                                             Stefan Boros & Fivia Boros                                             201
     202                                        Karen C. Johnson & Steven A. Johnson                                        202
     203                                                    Adam Ifshin                                                     203
     204                                                    Steven Cohen                                                    204
     205                                                    Michael Dunn                                                    205
     206                                                                                                                    206
     207                                         Scott E. Grainger & Rune Harkestad                                         207
     208                                                    Lee M. Elman                                                    208
     209                                                    Adam Ifshin                                                     209
     210                                                     Brit Hahn                                                      210
     211                                         NEPSA Capital Limited Partnership                                          211
     212                   Eleanor C. Crim; Cassandra J. Leolani Abdul; Jared E. Abdul; Robert E. Chapman                   212
    212.01                                                                                                                212.01
    212.02                                                                                                                212.02
     213                                                  Alexander Moradi                                                  213
     214                                                    Bajis Katwan                                                    214
     215                                       Sunil Arora; Tarun Batra; Rahul Kumar                                        215
     216                                                   David W. Wise                                                    216
     217                                                     Tom Y. Lee                                                     217
     218                                                J. Peter Jungbacker                                                 218
     219                                                                                                                    219
     220                           John B. Bertram & John B. Bertram Trust Dated January 29, 1990                           220
     221                                        Robert E. Chapman & Jay S. Petersen                                         221
     222                                                  Alexander Moradi                                                  222
     223                                          Donald G. Soffer Revocable Trust                                          223
     224                                     David Shields, Victor Shields, Milton Snow                                     224
     225                                                 Robert M. Cornfeld                                                 225
     226                                        Cole Credit Property Trust II, Inc.                                         226
     227                                                  Peter M. Levine                                                   227
     228                                      Cole Capital Advisors; Christopher Cole                                       228
     229                                                    Michael Dunn                                                    229
     230                                                                                                                    230
     231                                              Y & O Investments, Inc.                                               231
     232                                                                                                                    232
     233                                           Gary Linhart & Steven Schwarz                                            233
     234                                            Pretty Govindji & Sapna Uka                                             234
     235                                      Robert D. Anderson & David H. Culpepper                                       235
     236                                                  James A. Heavner                                                  236
     237                                                  Charles B. Brown                                                  237
     238                                     Peter Mallios & Central Square Center LLC                                      238
     239                                                    Pramod Amin                                                     239
     240                                       Guardian Fund II - Gee's Portfolio LLC                                       240
     241                                                                                                                    241
     242                                                     Mark Coen                                                      242
     243                                                   Donal P. Barry                                                   243
     244                                            Pretty Govindji & Sapna Uka                                             244
     245                                                     Tom Y. Lee                                                     245
     246                                          Robert J. Moore & John H. Owens                                           246
     247                                                  Mark S. McDonald                                                  247
     248                                        Cole Credit Property Trust II, Inc.                                         248
     249                                                                                                                    249
     250                                        William J. Folkerts; James L. Berven                                        250
     251                                                   Kevin McFadden                                                   251
     252                                                   David Goldberg                                                   252
     253                                                   Ronald J. Oehl                                                   253
     254                                                   Ronald J. Oehl                                                   254
     255                                                                                                                    255
     256                                                   Fred E. Sutton                                                   256
     257                                                                                                                    257
     258                                        Cole Credit Property Trust II, Inc.                                         258
     259                                                L & G Apache, L.L.C.                                                259
     260                                                 L&G Dysart Pad LLC                                                 260
     261                                                   Melvin Jacobs                                                    261
     262                                     Carl Kaeding; Myron Kaeding; Rita Kaeding                                      262
     263                                         Cole Credit Property Trust II, Inc                                         263

See "DESCRIPTION OF THE MORTGAGED POOL--Additional Mortgage Loan Information" in
the prospectus supplement.

(1)  Four Mortgage Loans (loan numbers 1, 2, 4 and 5), representing 34.6% of the mortgage pool (3 Mortgage Loans in Loan Group 1 or 22.1% and 1 Mortgage
     Loan in Loan Group 2 or 65.5%) are part of a split loan structure and the related pari passu companion loans are not included in the Trust Fund with respect to the Mortgage Loan, unless otherwise specified.

(2)  The Peter Cooper Village & Stuyvesant Town Loan is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off
     Date Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loan, but not any related future pari passu companion loan.

(3)  With respect to the NJ Office Pool Mortgage Loan and the NJ Industrial and
     Office Pool Mortgage Loan (loan numbers 13 and 23), representing 1.4% of the Cut-Off Date Pool Balance or 2.0% of the Cut-Off Date Group 1 Balance,
     the related borrower may freely prepay $5,908,000 and $8,842,000, respectively, of the outstanding principal balance of each related Mortgage
     Loan, subject to a 1.5% prepayment premium.

(4)  The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the mortgage pool (2 Mortgage Loans in Loan
     Group 1 or 1.4% and 1 Mortgage Loan in Loan Group 2 or 0.9%) vary during the term of the Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE
     POOL--Additional Mortgage Loan Information" in the Prospectus Supplement.

(5)  With respect to the Northwest Professional Center Mortgage Loan (loan number 130), representing 0.1% of the Cut-Off Date Pool Balance or 0.2% of
     the Cut-Off Date Group 1 Balance, at Lender's option, if certain conditions exist with respect to debt service coverage ratio and/or occupancy levels at the Mortgaged Property, Lender may apply a master lease funds reserve
     (or the then remaining balance thereof; such reserve would consist of the proceeds of an initial $448,000 letter of credit and any additional supplemental letter of credit that may be provided by the borrower under the terms of the related loan documents) to pay down the outstanding principal balance of the Note with yield maintenance, and/or to pay accrued interest or other debt service. If the principal of the Note is prepaid, the monthly principal and interest payments will be decreased so as to adjust the payments such that the remaining loan balance amortizes in accordance with the original amortization period. The lender may also, after the lockout period, in the event the related Mortgaged Property fails to achieve certain debt service coverage or occupancy thresholds, require the balance of the Mortgage Loan to be repaid.

(6)  Approximately 5,232 square feet is master leased to an affiliate of the borrower and provides for annual rental payments of approximately $31.16 per square foot. As applicable, the master lease was included in the calculation of the occupancy percentage and was considered in determining the Net Cash Flow of the related Mortgaged Property. See RISK
     FACTORS--"Risks Relating to Net Cash Flow" in the Prospectus Supplement.

(7)  With respect to the Florida Department of Agriculture Mortgage Loan (loan number 208), representing 0.1% of the Cut-Off Date Pool Balance or 0.1% of
     the Cut-Off Date Group 1 Balance, at Lender's option, if Borrower has not leased certain vacant space by October 1, 2010, Lender may apply a
     $94,248.00 master lease funds reserve (or the then-remaining balance thereof) to pay down the outstanding principal balance of the Note with yield maintenance, and/or to pay accrued interest. If the principal of the
     Note is prepaid, the monthly principal and interest payments will be decreased so as to adjust the payments such that the remaining loan balance amortizes in accordance with the original amortization period.

(8)  Certain of the Mortgage Loans reflect loan-to-value ratios that have been calculated on an "as-stabilized" basis, or that have loan-to-value ratios or debt service coverage ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "DESCRIPTION OF THE
     MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
     FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and Appraisals
     May Not Accurately Reflect Value or Condition of Mortgaged Property" in the
     Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-2

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

                 LOAN
MORTGAGE LOAN   GROUP
   NUMBER      NUMBER  LOAN SELLER  PROPERTY NAME                                   PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1           2     Wachovia    Peter Cooper Village & Stuyvesant Town Pool(2)  Various
    1.01                            Stuyvesant Town                                 317 Avenue C (General Management Office);
                                       Deregulated - Stuyvesant Town                Various Others

                                       Stabilized - Stuyvesant Town

    1.02                            Peter Cooper Village                            4 Peter Cooper Road (Security Office);
                                       Deregulated - Peter Cooper Village           Various Others

                                       Stabilized - Peter Cooper Village

     22           2     Wachovia    Sherwood Apartments                             14500 McNab Avenue
     26           2     Wachovia    North Constitution Apartments                   1 Fourteenth Street
     30           2      Artesia    San Pedregal Apartments                         16601 North 12th Street
     32           2     Wachovia    Park Plaza Apartments                           805 West Stevens Avenue
     34           2     Wachovia    Entrata di Paradiso Apartments                  2701 North Rainbow Boulevard
     36           2     Wachovia    Waterstone At The Grove                         9155 Central Avenue
     43           2     Wachovia    The Morgan Apartments                           12000 Chase Crossing Circle
     50           2     Wachovia    Lakeridge East Apartment Complex                6002 - 6080 Plumas Street
     51           2     Wachovia    Mandalay on the Lake Apartments                 692 Lake Carolyn Parkway
     57           1     Wachovia    239 Greenwich Avenue                            239 Greenwich Avenue
     58           2      Artesia    Quail Cove Apartments                           332 West Antelope Drive
     59           2     Wachovia    Camden Pool                                     Various
    59.01                           Camden Wyndham Apartments                       905 Cypress Station
    59.02                           Camden Crossing Apartments                      2475 Gray Falls
     61           2     Wachovia    Newport Village Apartments                      5601 North 37th Street
     65           2     Wachovia    Trails at Mount Moriah Apartments               3048 Moriah Trails
     69           2     Wachovia    Campus Lodge Apartments                         1800 Beaumont Drive
     70           2     Wachovia    Waters Edge Apartments(3)                       5000 Whitestone Lane
     74           2     Wachovia    Hidden Lake Apartments                          8910 North Loop 1604 West
     81           2     Wachovia    Dynasty Point Apartments                        7612 Woodward Avenue
     88           2     Wachovia    The Exchange at Tucson                          2800 West Broadway Boulevard
     90           1     Wachovia    Parachute Apartments                            300 Decatur Street
     92           2     Wachovia    Casa Mediterrania Apartments                    1043 Santo Antonio Drive
     94           2     Wachovia    Twin Pines Apartments                           2880 West Ball Road
     103          2     Wachovia    Hartland Apartments                             1616 West Snow Queen Place
     107          2      Artesia    Arbor Ridge Apartments                          13702-13729 Via Del Palma Avenue
     109          2     Wachovia    Paradise Foothills Apartments                   12231 North 19th Street
     117          2     Wachovia    Sterling University Providence                  3904 Buttonwood Drive
     121          2     Wachovia    Winoka Manor Apartments                         156 East Pulaski Road
     123          2     Wachovia    Arbor Park Apartments                           604 & 605 SE 121st Avenue
     126          2     Wachovia    Woodbridge Apartments                           3500 Oakgate Drive
     132          2      Artesia    Ponderosa Park Apartments                       1201 East Ponderosa Parkway
     133          2     Wachovia    The Bent Tree Apartments                        4801 Gus Eckert Road
     136          2     Wachovia    Dearborn Apartments                             1430 & 1504 North  Dearborn Street
     137          2     Wachovia    Rosillo Creek                                   5239 Eisenhauer Road
     143          2     Wachovia    Gardner Street Apartments                       75-90 Gardner Street
     148          2     Wachovia    Palm Club Apartments                            111 South Palm Drive
     151          2      Artesia    Summerglen Apartments                           1608-1630 North 26th Street
     154          2      Artesia    Wells Street Apartments                         3103, 3104, 3010, 3110, 3118-3124 and 3210
                                                                                    West Wells Street
     160          2     Wachovia    Slauson Apartments                              4715 South Slauson Avenue
     162          2     Wachovia    2046 North Orleans Street                       2046 North Orleans Street
     165          2     Wachovia    Graduate Court Pool                             Various
   165.01                           Graduate Court                                  304 14th Street NW
   165.02                           Montebello Pointe                               106 Montebello Court
     169          2     Wachovia    Prince George's Tower                           5902 31st Avenue
     172          2      Artesia    Village Apartments Phase II                     490 Pioneer Road
     179          2     Wachovia    Minuteman Apartments                            1 April Lane
     181          2     Wachovia    Applewood Village Apartments                    4301-4537 West Ramsey Avenue
     185          2      Artesia    Shenandoah Villas                               101 Conestoga Drive
     210          2      Artesia    Vista Palms                                     1162 and 1172 Saranap Avenue
     211          2     Wachovia    Aspen Chase Apartments                          615 Main Street
     216          2      Artesia    Lancer Apartments                               701 - 717 South 12th Street; 1209 - 1313
                                                                                    Willow Lane and 1310 - 1370 Lancer Village Drive
     218          2     Wachovia    Virginia Village Apartments                     1645 Harding Drive
     231          2      Artesia    Camelot Apartments                              530-540 Rockingham and 1212 Hampshire Lane
     242          1     Wachovia    Sunny Waters Mobile Home Park                   242 and 252 Old Canterbury Turnpike
     243          2     Wachovia    614-618 Hinman Avenue                           614-618 Hinman Avenue
     262          2      Artesia    Kaeding Apartments                              309-343 14th Avenue South

MORTGAGE LOAN                                            PROPERTY  PROPERTY     GENERAL
   NUMBER      PROPERTY CITY       COUNTY                  STATE   ZIP CODE  PROPERTY TYPE   SPECIFIC PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------

      1        New York            New York                 NY      Various     Multifamily         Conventional
    1.01       New York            New York                 NY       10009      Multifamily         Conventional

    1.02       New York            New York                 NY       10016      Multifamily         Conventional

     22        Bellflower          Los Angeles              CA       90706      Multifamily         Conventional
     26        Hoboken             Hudson                   NJ       07030      Multifamily         Conventional
     30        Phoenix             Maricopa                 AZ       85022      Multifamily         Conventional
     32        Santa Ana           Orange                   CA       92707      Multifamily         Conventional
     34        Las Vegas           Clark                    NV       89108      Multifamily         Conventional
     36        Garden Grove        Orange                   CA       92844      Multifamily         Conventional
     43        North Bethesda      Montgomery               MD       20852      Multifamily         Conventional
     50        Reno                Washoe                   NV       89519      Multifamily         Conventional
     51        Irving              Dallas                   TX       75039      Multifamily         Conventional
     57        Greenwich           Fairfield                CT       6830        Mixed Use       Retail/Multifamily
     58        Layton              Davis                    UT       84041      Multifamily         Conventional
     59        Houston             Harris                   TX      Various     Multifamily         Conventional
    59.01      Houston             Harris                   TX       77090      Multifamily         Conventional
    59.02      Houston             Harris                   TX       77077      Multifamily         Conventional
     61        Tacoma              Pierce                   WA       98407      Multifamily         Conventional
     65        Memphis             Shelby                   TN       38115      Multifamily         Conventional
     69        Norman              Cleveland                OK       73071      Multifamily       Student Housing
     70        Plano               Collin                   TX       75024      Multifamily         Conventional
     74        San Antonio         Bexar                    TX       78249      Multifamily         Conventional
     81        Woodridge           Dupage                   IL       60517      Multifamily         Conventional
     88        Tucson              Pima                     AZ       85745      Multifamily       Student Housing
     90        Richmond            Richmond City            VA       23224       Mixed Use       Multifamily/Office
     92        Colton              San Bernardino           CA       92324      Multifamily         Conventional
     94        Anaheim             Orange                   CA       92804      Multifamily         Conventional
     103       Salt Lake City      Salt Lake                UT       84104      Multifamily         Conventional
     107       Whittier            Los Angeles              CA       90602      Multifamily         Conventional
     109       Phoenix             Maricopa                 AZ       85022      Multifamily         Conventional
     117       Columbia            Boone                    MO       65201      Multifamily       Student Housing
     121       Huntington Station  Suffolk                  NY       11746      Multifamily         Conventional
     123       Vancouver           Clark                    WA       98683      Multifamily         Conventional
     126       San Antonio         Bexar                    TX       78230      Multifamily         Conventional
     132       Flagstaff           Coconino                 AZ       86001      Multifamily         Conventional
     133       San Antonio         Bexar                    TX       78240      Multifamily         Conventional
     136       Chicago             Cook                     IL       60610      Multifamily         Conventional
     137       San Antonio         Bexar                    TX       78218      Multifamily         Conventional
     143       Boston              Suffolk                  MA       02134      Multifamily         Conventional
     148       Brunswick           Glynn                    GA       31525      Multifamily         Conventional
     151       Mount Vernon        Skagit                   WA       98273      Multifamily         Conventional
     154       Milwaukee           Milwaukee                WI       53208      Multifamily         Conventional
     160       Los Angeles         Los Angeles              CA       90230      Multifamily         Conventional
     162       Chicago             Cook                     IL       60614      Multifamily         Conventional
     165       Charlottesville     Charlottesville City     VA       22903      Multifamily       Student Housing
   165.01      Charlottesville     Charlottesville City     VA       22903      Multifamily       Student Housing
   165.02      Charlottesville     Charlottesville City     VA       22903      Multifamily       Student Housing
     169       Hyattsville         Prince Georges           MD       20782      Multifamily         Conventional
     172       Rexburg             Madison                  ID       83440      Multifamily         Conventional
     179       Lexington           Middlesex                MA       2324       Multifamily         Conventional
     181       Greendale           Milwaukee                WI       53129      Multifamily         Conventional
     185       Carson City         Carson City              NV       89706      Multifamily         Conventional
     210       Walnut Creek        Contra Costa             CA       94595      Multifamily         Conventional
     211       Amherst             Hampshire                MA       1002       Multifamily       Student Housing
     216       La Crescent         Houston                  MN       55947      Multifamily    Conventional/Townhomes
     218       Appleton            Calumet                  WI       54915      Multifamily         Conventional
     231       Richardson          Dallas                   TX       75080      Multifamily         Conventional
     242       Norwich             New London               CT       6360    Mobile Home Park     Mobile Home Park
     243       Evanston            Cook                     IL       60202      Multifamily         Conventional
     262       Devil's Lake        Ramsey                   ND       58301      Multifamily         Conventional

MORTGAGE LOAN    CUT-OFF DATE      CUT-OFF DATE LOAN    MORTGAGE  ORIGINATION   UW NOI
    NUMBER     LOAN BALANCE ($)  AMOUNT PER (UNIT) ($)    RATE       DATE      DSCR (x)  UW NCF DSCR (x)  CUT-OFF DATE LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------

       1         1,500,000,000           $267,213        6.4340%    11/17/06     1.74x         1.73                55.56%
     1.01

     1.02

      22          50,000,000             $168,350        5.6700%    01/17/07     1.47x         1.45                78.62%
      26          46,000,000             $333,333        5.6600%    02/28/07     1.23x         1.22                58.97%
      30          42,000,000             $120,690        5.5200%    12/28/06     1.23x         1.20                78.95%
      32          40,000,000             $165,289        5.6600%    11/30/06     1.50x         1.47                70.55%
      34          39,000,000             $81,250         5.7300%    02/01/07     1.25x         1.20                70.78%
      36          38,000,000             $155,102        6.0000%    12/20/06     1.24x         1.21                69.85%
      43          33,250,000             $261,811        5.8510%    12/28/06     1.29x         1.28                77.15%
      50          30,000,000             $96,154         5.9900%    11/30/06     1.25x         1.20                70.59%
      51          29,250,000             $79,700         5.8000%    12/14/06     1.43x         1.41                65.00%
      57          26,000,000               $814          5.4200%    01/25/07     1.23x         1.20                76.47%
      58          25,500,000             $60,714         5.8100%    11/28/06     1.34x         1.26                78.46%
      59          24,100,000             $29,607         5.1800%    12/18/06     1.76x         1.58                71.51%
     59.01
     59.02
      61          24,000,000             $59,701         5.7300%    12/01/06     1.32x         1.32                75.00%
      65          22,875,000             $36,310         5.4600%    12/28/06     1.40x         1.30                75.00%
      69          21,000,000             $109,375        5.7900%    11/30/06     1.54x         1.46                75.00%
      70          20,650,000             $68,833         5.4350%    10/03/06     1.25x         1.25                69.06%
      74          19,218,000             $50,574         5.3400%    12/28/06     1.75x         1.67                59.68%
      81          17,460,270             $64,668         5.7000%    12/29/06     1.24x         1.19                79.36%
      88          15,827,500             $84,189         5.9200%    12/27/06     1.62x         1.56                64.87%
      90          15,135,863               $97           5.7300%    11/10/06     1.31x         1.28                76.06%
      92          15,000,000             $75,000         5.4200%    12/01/06     1.33x         1.27                65.22%
      94          15,000,000             $130,435        5.6600%    11/30/06     1.44x         1.41                62.76%
      103         13,500,000             $45,000         5.6700%    01/30/07     1.51x         1.51                75.00%
      107         13,000,000             $136,842        5.5000%    12/20/06     1.20x         1.16                72.22%
      109         13,000,000             $72,222         6.1100%    01/10/07     1.26x         1.21                71.04%
      117         11,570,000             $83,841         6.0100%    01/25/07     1.76x         1.70                60.89%
      121         11,200,000             $112,000        5.7000%    01/09/07     1.37x         1.34                78.05%
      123         10,700,000             $64,458         5.9700%    12/27/06     1.39x         1.32                73.29%
      126          9,750,000             $38,538         5.3100%    01/16/07     1.50x         1.40                75.00%
      132          9,300,000             $77,500         5.7200%    11/28/06     1.34x         1.27                74.40%
      133          9,010,000             $33,125         5.5200%    12/20/06     1.44x         1.30                71.37%
      136          9,000,000             $76,271         5.5300%    12/14/06     1.50x         1.44                76.27%
      137          9,000,000             $46,875         6.1100%    01/03/07     1.28x         1.20                78.26%
      143          8,500,000             $75,893         5.6900%    12/21/06     2.42x         2.36                41.67%
      148          8,000,000             $60,606         5.7900%    02/02/07     1.32x         1.25                80.00%
      151          7,550,000             $49,346         5.8400%    12/28/06     1.38x         1.29                79.81%
      154          7,440,000             $35,094         5.9500%    01/25/07     1.29x         1.19                80.00%
      160          6,700,000             $93,056         5.7000%    11/21/06     1.39x         1.33                79.76%
      162          6,600,000             $94,286         5.6300%    11/29/06     1.43x         1.39                68.04%
      165          6,400,000             $188,235        5.8000%    02/09/07     1.25x         1.21                74.42%
    165.01
    165.02
      169          6,000,000             $65,934         5.6700%    01/29/07     1.56x         1.48                77.92%
      172          5,841,973             $55,638         5.6900%    01/10/07     1.28x         1.22                79.75%
      179          5,500,000             $130,952        5.6700%    01/09/07     1.23x         1.20                74.73%
      181          5,400,000             $56,250         6.4000%    02/05/07     1.27x         1.20                80.00%
      185          5,300,000             $67,949         5.6000%    12/29/06     1.59x         1.51                70.20%
      210          4,000,000             $88,889         6.0200%    12/05/06     1.31x         1.26                59.70%
      211          3,994,540             $61,454         5.7400%    01/17/07     1.35x         1.29                79.89%
      216          3,866,130             $40,272         5.6500%    12/22/06     1.41x         1.32                75.81%
      218          3,840,000             $32,000         5.8200%    02/01/07     1.37x         1.26                80.00%
      231          3,386,213             $28,942         5.9400%    10/05/06     1.40x         1.26                79.49%
      242          2,944,000             $24,331         5.6000%    12/22/06     1.60x         1.58                79.57%
      243          2,900,000             $116,000        5.6200%    11/29/06     1.24x         1.20                73.70%
      262          1,300,000             $34,211         6.1800%    01/31/07     1.38x         1.23                76.47%

                 ORIGINAL
                 TERM TO      ORIGINAL                               AVERAGE                       AVERAGE
MORTGAGE LOAN  MATURITY OR  AMORT TERM    NUMBER     NUMBER OF  CONTRACT RENT -    NUMBER OF  CONTRACT RENT -    NUMBER OF
   NUMBER       ARD (MOS.)    (MOS.)    OF UNITS  STUDIO UNITS  STUDIO UNITS(1)  1 BR UNITS    1 BR UNITS(1)   2 BR UNITS
--------------------------------------------------------------------------------------------------------------------------

      1            120          IO       11,227                                     5,740         Various         4,976
    1.01                                  8,746                                     4,531          1,566          3,725
                                          2,459                                     1,435          2,518           946
                                          6,287                                     3,096          1,125          2,779
    1.02                                  2,481                                     1,209          1,771          1,251
                                           730                                       433           2,825           294
                                          1,751                                      776           1,183           957
     22            120          IO         297                                        1            1,100           156
     26            120         360         138          8            1,722           69            2,130           40
     30            120          IO         348                                       125            941            167
     32            120          IO         242                                                                     217
     34            60           IO         480                                       104            743            208
     36            60           IO         245                                       154           1,200           90
     43            60           IO         127                                                                     127
     50            120          IO         312                                                                     312
     51            120          IO         367         24             936            224           1,120           119
     57            120          IO       31,929         6            1,845           13            2,579            2
     58            120          IO         420                                       102            587            237
     59            120          IO         814                                     Various        Various        Various
    59.01                                  448                                       328            528            120
    59.02                                  366                                       298            526            68
     61            120          IO         402                                       220            589            182
     65            120         360         630                                       420            635            210
     69            120          IO         192
     70            120         360         300                                       169            927            131
     74            120          IO         380                                       204            734            164
     81            120         360         270                                       45             739            225
     88            120          IO         188                                       24             800            48
     90            120         360       156,264                                                                   95
     92            120          IO         200         24             720            112            850            64
     94            120          IO         115          1            1,175           64            1,285           37
     103           120          IO         300                                       60             506            144
     107           120         360         95                                        20             1300           75
     109           60           IO         180                                       94             629            86
     117           120          IO         138                                                                     24
     121           60           IO         100                                                                     87
     123           60           IO         166                                       18             593            124
     126           120         360         253                                       144            672            109
     132           120          IO         120                                       68             730            52
     133           120          IO         272         20             430            182            504            70
     136           120          IO         118         90             645            25             817             1
     137           60           IO         192                                       96             619            96
     143           120          IO         112                                       48            1,250           64
     148           120          IO         132                                       32             630            76
     151           60           IO         153         10             515            38             535            80
     154           120         360         212         24             396            151            465            31
     160           120          IO         72           4             570            55             767            13
     162           120          IO         70          69             694                                           1
     165           120         360         34                                         2           Various
   165.01                                  27                                         2             850
   165.02                                   7
     169           120          IO         91                                        35             895            50
     172           108         360         105                                       36             543            69
     179           120         360         42                                         2            1,350           40
     181           120         360         96                                        32             600            64
     185           120          IO         78                                        12             750            56
     210           120          IO         45                                        15             950            30
     211           120         360         65                                        47             852            16
     216           120         360         96                                         6             412            89
     218           120         360         120                                       73             450            38
     231           120         360         117                                       67             554            38
     242           120         360         121
     243           120          IO         25                                        12             919            13
     262           120         300         38                                                                       5

                   AVERAGE                      AVERAGE                      AVERAGE                       AVERAGE
MORTGAGE LOAN  CONTRACT RENT -   NUMBER OF  CONTRACT RENT -   NUMBER OF  CONTRACT RENT -   NUMBER OF   CONTRACT RENT -
   NUMBER       2 BR UNITS(1)   3 BR UNITS   3 BR UNITS(1)   4 BR UNITS   4 BR UNITS(1)   4+ BR UNITS   4+ BR UNITS(1)
----------------------------------------------------------------------------------------------------------------------

      1            Various          472         Various           2          Various           37         Various
    1.01            1,809           452          1,949            1           4,950            37          2,574
                    3,068           71           4,120            1           4,950             6          5,754
                    1,380           381          1,544                                         31          1,958
    1.02            2,014           20           2,354            1           2,705
                    3,829            3           6,520
                    1,457           17           1,619            1           2,705
     22             1,379           140          1,600
     26             2,926           21           3,704
     30              1103           56            1305
     32             1,596           25           1,895
     34              895            168          1,025
     36             1,632            1           1,850
     43             1,952
     50              910
     51             1,584
     57             4,000
     58              690            81            797
     59            Various
    59.01            777
    59.02            733
     61              727
     65              818
     69                                                          192           429
     70             1,276
     74              935            12           1,241
     81              839
     88              550            32            475            84            405
     90             1,107
     92             1,064
     94             1,550           13           1,775
     103             606            84            688            12            723
     107             1628
     109             782
     117             950            54           1,245           60           1,612
     121            1,335           13           1,696
     123             620            24            776
     126             909
     132             865
     133             678
     136            1,200            2           2,350
     137             767
     143            1,550
     148             735            24            830
     151             635            25            705
     154             584             6            650
     160             941
     162            1,400
     165                             1          Various          31          Various
   165.01                            1           1,050           24           2,050
   165.02                                                         7           2,100
     169            1,001            6           1,324
     172             648
     179            1,550
     181             700
     185             848            10            945
     210             1150
     211            1,057            2           1,495
     216             542             1            750
     218             543             9            635
     231             687            12            795
     242
     243            1,058
     262             425            33            533

               NUMBER OF UNDER                                                  AVERAGE
                 RENOVATION,                                          TOTAL    CONTRACT             TOTAL GROSS
MORTGAGE LOAN  MODEL OR RENTAL   OCCUPANCY   UTILITIES              NUMBER OF  RENT PER  NUMBER OF  INCOME FROM
   NUMBER       OFFICE UNITS       RATE     TENANT PAYS  ELEVATORS     PADS      PADS    RV SITES    RV SITES
----------------------------------------------------------------------------------------------------------------

      1                            98.35%       E,G          Y
    1.01                           98.53%       E,G          Y

    1.02                           97.70%       E,G          Y

     22                            89.90%        E           N
     26                           100.00%      E,W,G         Y
     30                            94.25%      E,G,W         N
     32                            91.74%       E,G          N
     34                            88.54%       E,G          N
     36                            94.29%     E,G,W,T        N
     43                            59.06%    E,G,W,S,T       N
     50                            96.15%     E,G,W,S        N
     51                            79.84%     E,W,S,T        Y
     57                            98.45%        E           Y
     58                            94.05%    E,G,W,S,T       N
     59                            93.36%      E,W,S         N
    59.01                          93.30%      E,W,S         N
    59.02                          93.44%      E,W,S         N
     61                            97.01%     E,W,S,T        N
     65                            89.52%     E,W,S,T        N
     69                            77.73%        E           N
     70                            92.67%       E,W          N
     74                            97.89%     E,W,S,T        N
     81                            96.30%        E           N
     88                            96.74%        E           N
     90                            97.50%       E,W          Y
     92                            95.00%       E,G          N
     94                            87.83%       E,G          N
     103                           97.03%       E,G          N
     107                           94.74%     E,W,S,T        N
     109                           96.67%     E,W,S,T        N
     117                           96.00%      E,G,T         N
     121                           99.00%        E           N
     123                           93.37%       E,G          N
     126                           94.47%     E,G,W,T        N
     132                          100.00%       E,G          N
     133                           95.22%      E,W,S         N
     136                           97.58%       None         Y
     137                           93.23%     E,G,W,S        N
     143                           99.11%       E,T          N
     148                           96.21%        E           N
     151                           96.08%        E           N
     154                           95.75%       E,G          Y
     160                           98.61%       E,G          N
     162                          100.00%      E,W,S         Y
     165                          100.00%        E           N
   165.01                         100.00%        E           N
   165.02                         100.00%        E           N
     169                           93.41%        E           Y
     172                           93.33%       E,G          N
     179                           92.86%        E           N
     181                           98.96%        E           N
     185                           98.72%        E           N
     210                           95.56%      E,G,T         N
     211                          100.00%        E           N
     216                           93.75%     E,G,W,S        N
     218                           95.00%        E           N
     231                           87.18%       E,W          N
     242                           96.69%                              121        338         0            $0
     243                          100.00%        E           N
     262                          100.00%       E,W          N

MORTGAGE LOAN    UW TOTAL
   NUMBER        REVENUES    MORTGAGE LOAN NUMBER
-------------------------------------------------

      1        $481,725,392          1
    1.01                            1.01

    1.02                            1.02

     22          $5,715,496          22
     26          $5,355,714          26
     30          $4,349,478          30
     32          $4,673,118          32
     34          $4,830,627          34
     36          $4,190,343          36
     43          $3,240,785          43
     50          $3,277,780          50
     51          $5,046,242          51
     57          $2,051,521          57
     58          $3,315,865          58
     59          $5,542,006          59
    59.01        $3,140,366        59.01
    59.02        $2,401,640        59.02
     61          $3,257,064          61
     65          $4,034,406          65
     69          $3,207,082          69
     70          $3,487,409          70
     74          $3,472,078          74
     81          $2,442,600          81
     88          $2,772,589          88
     90          $1,829,244          90
     92          $2,130,291          92
     94          $1,846,757          94
     103         $2,064,023         103
     107         $1,701,529         107
     109         $1,628,588         109
     117         $1,971,826         117
     121         $1,560,077         121
     123         $1,531,584         123
     126         $1,879,070         126
     132         $1,083,754         132
     133         $1,753,978         133
     136           $972,790         136
     137         $1,506,482         137
     143         $1,901,140         143
     148         $1,138,945         148
     151         $1,133,736         151
     154         $1,191,676         154
     160           $749,194         160
     162           $637,392         162
     165           $789,265         165
   165.01          $621,096        165.01
   165.02          $168,169        165.02
     169         $1,004,794         169
     172           $729,695         172
     179           $712,562         179
     181           $796,092         181
     185           $787,417         185
     210           $556,320         210
     211           $689,930         211
     216           $585,506         216
     218           $681,643         218
     231           $794,760         231
     242           $477,516         242
     243           $302,315         243
     262           $232,313         262

(1)  In determining the average rent for units in a multifamily property having a given number of bedrooms, the rent used is the "Contract Rent", as defined as the total rent that is, or is anticipated to be, specified in the lease or other rental contract as payable by the tenant to the property owner for the rental of a dwelling unit, including fees or charges for management and maintenance services. In determining Contract Rent for each unit, the following rules have been applied: (i) the average Contract Rent for each unit type was based upon a rent roll certified by the owner of the property, or was computed by the appraiser of the mortgaged property based upon a borrower-certified rent roll and (ii) rent concessions were not considered (Contract Rent was not reduced by any rent concessions delineated in the borrower rent-roll).

(2)  The Peter Cooper Village & Stuyvesant Town Loan is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratio and Cut-Off
     Date Balance per unit are based on the aggregate indebtedness of or debt service on, as applicable, the related Mortgage Loan and the related pari passu companion loans, but not any related future pari passu companion loan.

(3)  The interest rate with respect to the Waters Edge Apartments Mortgage Loan
     (loan number 70), representing 0.3% of the Cut-Off Date Pool Balance or
     0.9% of the Cut-Off Date Group 2 Balance, varies during the term of the
     Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL-Additional Mortgage
     Loan Information" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-3

                          RESERVE ACCOUNT INFORMATION

              LOAN
  MORTGAGE    GROUP
LOAN NUMBER  NUMBER  PROPERTY NAME                                                   GENERAL PROPERTY TYPE
------------------------------------------------------------------------------------------------------------

     1         2     Peter Cooper Village & Stuyvesant Town Pool                          Multifamily
   1.01              Stuyvesant Town                                                      Multifamily
   1.02              Peter Cooper Village                                                 Multifamily
     2         1     Five Times Square(2)                                                    Office
     3         1     350 Park Avenue                                                         Office
     4         1     State Street Financial Center                                           Office
     5         1     485 Lexington Avenue                                                    Office
     6         1     One South Dearborn                                                      Office
     7         1     One Congress Street                                                   Mixed Use
     8         1     Four Seasons Aviara Resort - Carlsbad, CA(3)                         Hospitality
     9         1     Bank One Center                                                         Office
    10         1     9 West 57th Street                                                       Land
    11         1     New York Marriott at the Brooklyn Bridge                             Hospitality
    12         1     One & Two Eldridge Place                                                Office
    13         1     NJ Office Pool                                                          Office
   13.01             1255 Broad Street                                                       Office
   13.02             72 Eagle Rock Avenue                                                    Office
   13.03             99 Cherry Hill Road                                                     Office
   13.04             119 Cherry Hill Road                                                    Office
    14         1     PNC Corporate Plaza                                                     Office
    15         1     1384 Broadway(4)                                                        Office
    16         1     Duane Reade - 661 Eighth Avenue, New York, NY                           Retail
    17         1     818 West 7th Street                                                     Office
    18         1     Spring Mill Corporate Center                                          Mixed Use
    19         1     Wildcat Self Storage Pool                                            Self Storage
   19.01             211 Grove Street                                                     Self Storage
   19.02             4125 Hempstead Station Drive                                         Self Storage
   19.03             4900 Franklin Avenue                                                 Self Storage
   19.04             5318 Fields Ertel Road                                               Self Storage
   19.05             2201 Moellering Avenue                                               Self Storage
   19.06             2140 Stapleton Court                                                 Self Storage
   19.07             4820 Trinity Church Road                                             Self Storage
   19.08             8900 Rossash Road                                                    Self Storage
   19.09             7888 Wildcat Road                                                    Self Storage
    20         1     Sealy C Pool                                                          Industrial
   20.01             7402-7648 Reindeer Trail                                              Industrial
   20.02             520-524 Elmwood Park Boulevard                                        Industrial
   20.03             5405 Bandera Road                                                     Industrial
   20.04             6565 Exchequer Drive                                                  Industrial
   20.05             1700 Grandstand Drive                                                 Industrial
   20.06             150 Teal Street                                                       Industrial
   20.07             120 Mallard Street                                                    Industrial
   20.08             11441 Industriplex Boulevard                                          Industrial
   20.09             11301 Industriplex Boulevard                                          Industrial
   20.10             107 Mallard Street                                                    Industrial
   20.11             100 James Drive                                                       Industrial
   20.12             7042 Alamo Downs Parkway                                              Industrial
   20.13             143 Mallard Street                                                    Industrial
   20.14             150 Canvasback Drive                                                  Industrial
    21         1     Gateway Crossing Center                                                 Retail
    22         2     Sherwood Apartments(5)                                               Multifamily
    23         1     NJ Industrial & Office Pool                                            Various
   23.01             3 University Plaza                                                      Office
   23.02             40 Cragwood Road                                                        Office
   23.03             200 Forge Way                                                         Industrial
   23.04             400 Forge Way                                                         Industrial
   23.05             100 Forge Way                                                         Industrial
   23.06             300 Forge Way                                                         Industrial
    24         1     Deerfield Beach Shopping Center                                         Retail
    25         1     Marshall B. Coyne Building                                              Office
    26         2     North Constitution Apartments                                        Multifamily
    27         1     The Aetna Building                                                      Office
    28         1     One Citizens Plaza                                                      Office
    29         1     Sealy B Pool                                                          Industrial
   29.01             6735 Exchequer Drive                                                  Industrial
   29.02             11955-11965 Lakeland Park Boulevard                                   Industrial
   29.03             11200 Industriplex Boulevard                                          Industrial
   29.04             150 James Drive East                                                  Industrial
   29.05             115 Canvasback Drive                                                  Industrial
   29.06             110 Widgeon Drive                                                     Industrial
   29.07             125 James Drive West                                                  Industrial
   29.08             190 James Drive East                                                  Industrial
   29.09             161 James Drive West                                                  Industrial
   29.10             125 Mallard Street                                                    Industrial
   29.11             115 James Drive West                                                  Industrial
   29.12             160 James Drive East                                                  Industrial
   29.13             110 James Drive West                                                  Industrial
    30         2     San Pedregal Apartments                                              Multifamily
    31         1     Sterling Regency(6)                                                     Office
    32         2     Park Plaza Apartments(7)                                             Multifamily
    33         1     Eastland Center                                                         Retail
    34         2     Entrata di Paradiso Apartments                                       Multifamily
    35         1     Grande Promenade                                                        Retail
    36         2     Waterstone At The Grove(8)                                           Multifamily
    37         1     Southern Center                                                         Retail
    38         1     Marina Square                                                         Mixed Use
    39         1     390 Fifth Avenue                                                        Office
    40         1     Concord Square Shopping Center                                          Retail
    41         1     Governor's Square(9)                                                    Retail
    42         1     Cameron Crossing                                                        Retail
    43         2     The Morgan Apartments                                                Multifamily
    44         1     Hacienda de Las Palmas                                                Healthcare
    45         1     Tyco International Building                                             Office
    46         1     1901 Newport Plaza                                                      Office
    47         1     Buffalo TOPS Pool                                                       Retail
   47.01             Tops Plaza - Niagra Falls, NY                                           Retail
   47.02             Tops Plaza - Springville, NY                                            Retail
   47.03             Tops Plaza - Alden, NY                                                  Retail
   47.04             Tops Plaza - Medina, NY                                                 Retail
    48         1     10950 Washington Boulevard                                              Office
    49         1     1620 Eye Street                                                         Office
    50         2     Lakeridge East Apartment Complex                                     Multifamily
    51         2     Mandalay on the Lake Apartments                                      Multifamily
    52         1     404 Fifth Avenue                                                        Office
    53         1     Oak View Plaza                                                          Retail
    54         1     Hilton - Dedham, MA(10)                                              Hospitality
    55         1     Patriot Greenville Campus                                               Office
    56         1     Mercedes-Benz Central Parts Warehouse                                 Industrial
    57         1     239 Greenwich Avenue                                                  Mixed Use
    58         2     Quail Cove Apartments                                                Multifamily
    59         2     Camden Pool(11)                                                      Multifamily
   59.01             Camden Wyndham Apartments                                            Multifamily
   59.02             Camden Crossing Apartments                                           Multifamily
    60         1     Dardenne Town Square                                                    Retail
    61         2     Newport Village Apartments                                           Multifamily
    62         1     Opus Office Pool                                                        Office
   62.01             Highlands Corporate Campus I                                            Office
   62.02             Southcreek Corporate Center III                                         Office
    63         1     Kleinwood Center                                                        Retail
    64         1     Stockton Industrial Park                                              Industrial
    65         2     Trails at Mount Moriah Apartments                                    Multifamily
    66         1     North County Square - South                                             Retail
    67         1     Storbox Self Storage                                                 Self Storage
    68         1     Riverview Plaza                                                         Office
    69         2     Campus Lodge Apartments                                              Multifamily
    70         2     Waters Edge Apartments                                               Multifamily
    71         1     Twin Oaks Pool                                                          Office
   71.01             Twin Oaks II                                                            Office
   71.02             Twin Oaks I                                                             Office
    72         1     Valley View Phase I                                                   Industrial
    73         1     Sterling Bank Pool                                                      Retail
   73.01             6895 Highway 6 North                                                    Retail
   73.02             15000 Northwest Freeway                                                 Retail
   73.03             6333 FM 1960 West                                                       Retail
   73.04             111 1960 East Bypass                                                    Retail
   73.05             16211 Space Center Boulevard                                            Retail
   73.06             5006 Verde Valley Lane                                                  Retail
   73.07             414 West 19th Street                                                    Retail
   73.08             2201 Mangum Road                                                        Retail
   73.09             855 FM 1960 Road West                                                   Retail
   73.10             1500 Center Street                                                      Retail
   73.11             12727 East Freeway                                                      Retail
   73.12             338 South Cedar Ridge                                                   Retail
   73.13             12850 Bandero Road                                                      Retail
   73.14             8117 East Freeway                                                       Retail
    74         2     Hidden Lake Apartments                                               Multifamily
    75         1     Hampton Inn - San Diego, CA                                          Hospitality
    76         1     1600 Parkwood                                                           Office
    77         1     Charter One Office Property                                             Office
    78         1     Good Hope Shopping Center                                               Retail
    79         1     Lathrop Industrial Building                                           Industrial
    80         1     Time Warner Building                                                    Office
    81         2     Dynasty Point Apartments                                             Multifamily
    82         1     Advance Auto Parts - Norton, MA                                       Industrial
    83         1     Southland Mall                                                          Retail
    84         1     BJ's Wholesale Club - Miami, FL                                         Retail
    85         1     Environmental Technologies                                            Industrial
    86         1     Silver Oak - Medical Office Building                                    Office
    87         1     Superior Pointe                                                         Office
    88         2     The Exchange at Tucson                                               Multifamily
    89         1     GSA - Anaheim, CA                                                       Office
    90         1     Parachute Apartments                                                  Mixed Use
    91         1     Berkshire Square                                                        Retail
    92         2     Casa Mediterrania Apartments                                         Multifamily
    93         1     Manor Shopping Center                                                   Retail
    94         2     Twin Pines Apartments(12)                                            Multifamily
    95         1     Delle Donne Corporate Center I                                          Office
    96         1     Pines Plaza Shopping Center                                             Retail
    97         1     Everett Mall Office Park II & III                                       Office
    98         1     Holiday Inn - Everett, WA(13)                                        Hospitality
    99         1     600 Sable Oaks Drive                                                    Office
    100        1     El Toro Square                                                          Retail
    101        1     280 Fore Street Office Building                                         Office
    102        1     Tyson's Pond II                                                         Office
    103        2     Hartland Apartments                                                  Multifamily
    104        1     Colonial Shoppes College Parkway                                        Retail
    105        1     Vineyard Marketplace Shopping Center                                    Retail
    106        1     Athalon Center                                                          Office
    107        2     Arbor Ridge Apartments                                               Multifamily
    108        1     North County Square - North                                             Retail
    109        2     Paradise Foothills Apartments                                        Multifamily
    110        1     Peachtree Dunwoody GSA Building                                         Office
    111        1     Three Davol Square                                                      Office
    112        1     Marriott Courtyard - Boise, ID                                       Hospitality
    113        1     Time & Temperature Building and Monument Square Parking Garage          Office
    114        1     State of Washington Office Buildings                                    Office
    115        1     The Covenant Buildings                                                  Office
    116        1     Extra Space Storage - Inwood Road                                    Self Storage
    117        2     Sterling University Providence                                       Multifamily
    118        1     Extra Space Storage - Fort Washington, MD                            Self Storage
    119        1     Owensmouth Corporate Center                                             Office
    120        1     Castaic Town Center                                                     Retail
    121        2     Winoka Manor Apartments                                              Multifamily
    122        1     Fifty West                                                              Office
    123        2     Arbor Park Apartments                                                Multifamily
    124        1     Crossroads Professional Center                                          Office
    125        1     Turnpike Business Park                                                Industrial
    126        2     Woodbridge Apartments                                                Multifamily
    127        1     Residence Inn - Beavercreek, OH                                      Hospitality
    128        1     Santa Monica Physicians Center                                          Office
    129        1     Winslow Building                                                        Office
    130        1     Northwest Professional Center                                           Office
    131        1     Royal 400                                                               Office
    132        2     Ponderosa Park Apartments                                            Multifamily
    133        2     The Bent Tree Apartments                                             Multifamily
    134        1     Belmont Self Storage Phase I                                         Self Storage
    135        1     Brandywine Corporate Center                                             Office
    136        2     Dearborn Apartments                                                  Multifamily
    137        2     Rosillo Creek                                                        Multifamily
    138        1     Creekside Oaks                                                          Office
    139        1     Uptown Row                                                            Mixed Use
    140        1     Bernstein Pool                                                        Industrial
  140.01             Bay Colony                                                            Industrial
  140.02             Colony Center                                                         Industrial
    141        1     Military Crossing                                                       Retail
    142        1     Creekside Plaza                                                         Office
    143        2     Gardner Street Apartments                                            Multifamily
    144        1     Huntsville Commons                                                      Retail
    145        1     BMG Warehouse                                                         Industrial
    146        1     Cave Creek Marketplace(14)                                              Retail
    147        1     174 Broadway                                                            Office
    148        2     Palm Club Apartments                                                 Multifamily
    149        1     Sardis Crossing Shopping Center                                         Retail
    150        1     Metro Executive Park                                                    Office
    151        2     Summerglen Apartments                                                Multifamily
    152        1     Riverview Business Plaza                                              Industrial
    153        1     Courtyard by Marriott - Beavercreek, OH                              Hospitality
    154        2     Wells Street Apartments                                              Multifamily
    155        1     Snoqualmie Ridge Phase V                                                Retail
    156        1     Southport Centre                                                        Office
    157        1     Macey's Shopping Center                                                 Retail
    158        1     Atrium Office Building                                                  Office
    159        1     Gateway Executive Center                                                Office
    160        2     Slauson Apartments                                                   Multifamily
    161        1     Ten Fortune Park                                                        Office
    162        2     2046 North Orleans Street                                            Multifamily
    163        1     Vineyard Shopping Center                                                Retail
    164        1     CVS Plaza                                                               Retail
    165        2     Graduate Court Pool                                                  Multifamily
  165.01             Graduate Court                                                       Multifamily
  165.02             Montebello Pointe                                                    Multifamily
    166        1     Murray Landing Shopping Center                                          Retail
    167        1     Medical Two Building                                                    Office
    168        1     Coolidge Corner                                                         Retail
    169        2     Prince George's Tower                                                Multifamily
    170        1     Reads Way Two                                                           Office
    171        1     Sandy Retail Center                                                     Retail
    172        2     Village Apartments Phase II                                          Multifamily
    173        1     Extra Space Storage - West Avenue                                    Self Storage
    174        1     OB New Jersey Pool                                                   Self Storage
  174.01             Storage One                                                          Self Storage
  174.02             Harbor Mini Self Storage                                             Self Storage
    175        1     Rivergate Center II                                                     Office
    176        1     Burnside Commons II Retail Center                                       Retail
    177        1     Hinesville Central                                                      Retail
    178        1     Shoppes at Whiskey                                                      Retail
    179        2     Minuteman Apartments                                                 Multifamily
    180        1     Walgreens - Independence, MO                                            Retail
    181        2     Applewood Village Apartments                                         Multifamily
    182        1     Hampton Inn - Richland, WA(15)                                       Hospitality
    183        1     Texas State Agencies Building                                           Office
    184        1     Lakeside at College Park                                                Office
    185        2     Shenandoah Villas                                                    Multifamily
    186        1     Fairway Center                                                          Office
    187        1     Spalding Station                                                        Retail
    188        1     2513-2515 South Holt Road                                             Industrial
    189        1     1801 Purdy Avenue                                                     Mixed Use
    190        1     Ahwatukee Retail                                                        Retail
    191        1     Belmont Self Storage Phase II                                        Self Storage
    192        1     Walgreens - Forest Hill, MD                                             Retail
    193        1     8 Winter Street                                                         Office
    194        1     6600 Building                                                           Office
    195        1     Rancho Pacific Center                                                   Office
    196        1     Harbor Inn - Edmonds, WA                                             Hospitality
    197        1     Extra Space Storage - Plain Street                                   Self Storage
    198        1     Holiday Inn - Charlottesville, VA(16)                                Hospitality
    199        1     Superior Products Warehouse                                           Industrial
    200        1     150-170 Crossways Park Drive                                          Industrial
    201        1     Boyer Center                                                            Retail
    202        1     Alaska Legal Center                                                     Office
    203        1     Amelia Plaza                                                            Retail
    204        1     Citizens/Brooks Retail Center                                           Retail
    205        1     Walgreens - Hanover Township, PA                                        Retail
    206        1     Hilton Garden Inn - Sharonville, OH(17)                              Hospitality
    207        1     Riverton Retail Center                                                  Retail
    208        1     Florida Department of Agriculture                                       Office
    209        1     Indian Creek Crossing                                                   Retail
    210        2     Vista Palms                                                          Multifamily
    211        2     Aspen Chase Apartments                                               Multifamily
    212        1     Campbell Westheimer Retail Pool                                         Retail
  212.01             Campbell - Collins Retail Building                                      Retail
  212.02             Highway 6/Westheimer Center                                             Retail
    213        1     678 South Tippecanoe - Building 1                                     Industrial
    214        1     The Plazas at Park 10                                                   Retail
    215        1     Sleep Inn - Beaufort, SC                                             Hospitality
    216        2     Lancer Apartments                                                    Multifamily
    217        1     Gazebo Square Shopping Center                                           Retail
    218        2     Virginia Village Apartments                                          Multifamily
    219        1     Walgreens - Eureka, MO                                                  Retail
    220        1     Eclectic Industrial                                                   Industrial
    221        1     Towne Square Retail Center(18)                                          Retail
    222        1     696 South Tippecanoe - Building 3                                       Office
    223        1     Walgreens - Grandview, MO                                               Retail
    224        1     Walgreens - Richmond, VA                                                Retail
    225        1     Rivermont Shopping Center                                               Retail
    226        1     Gold's Gym - O'Fallon, IL                                               Retail
    227        1     165 Ledge Street                                                      Industrial
    228        1     Walgreens - Morgantown, WV                                              Retail
    229        1     Walgreens - Forks Township, PA                                          Retail
    230        1     Extra Space Storage - North Cave Creek Road                          Self Storage
    231        2     Camelot Apartments                                                   Multifamily
    232        1     Lyons Tech VI                                                         Industrial
    233        1     Van Buren Office Building                                               Office
    234        1     Hampton Inn - Danville, VA                                           Hospitality
    235        1     Sleep Inn - Tupelo, MS                                               Hospitality
    236        1     McClamroch Hall                                                         Office
    237        1     Bulverde Business Park                                                Industrial
    238        1     Central Square Shopping Center                                          Retail
    239        1     Microtel - Sandston, VA                                              Hospitality
    240        1     Lynnhaven Corporate Center I                                            Office
    241        1     Extra Space Storage - Charlotte Pike                                 Self Storage
    242        1     Sunny Waters Mobile Home Park                                      Mobile Home Park
    243        2     614-618 Hinman Avenue                                                Multifamily
    244        1     Best Western - Danville, VA                                          Hospitality
    245        1     South Baldwin Center                                                    Retail
    246        1     Gillette Retail                                                         Retail
    247        1     Snoqualmie Ridge II                                                     Retail
    248        1     Walgreens - Picayune, MS                                                Retail
    249        1     Plaza Two at Wellington Green                                         Mixed Use
    250        1     Country Inn and Suites - Albert Lea, MN                              Hospitality
    251        1     Hilltop Plaza Shopping Center                                           Retail
    252        1     The North Ranch Medical Center(19)                                      Office
    253        1     Kmart - Logan, UT                                                       Retail
    254        1     Kmart - Spanish Fork, UT                                                Retail
    255        1     Extra Space Storage - East 21st Street North                         Self Storage
    256        1     Lanier Electronic - Melbourne, FL                                       Office
    257        1     Extra Space Storage - Garland Road                                   Self Storage
    258        1     CVS - Clinton, NY                                                       Retail
    259        1     Apache Retail                                                           Retail
    260        1     Dysart                                                                  Retail
    261        1     Comerica Ground Lease                                                    Land
    262        2     Kaeding Apartments                                                   Multifamily
    263        1     Advance Auto Parts - Duluth, MN                                         Retail

  MORTGAGE
LOAN NUMBER     SPECIFIC PROPERTY TYPE        MONTHLY TAX ESCROW    MONTHLY INSURANCE ESCROW  ANNUAL DEPOSIT TO REPLACEMENT RESERVES
------------------------------------------------------------------------------------------------------------------------------------

     1               Conventional                 3,539,035                 493,599                          2,808,000
   1.01              Conventional
   1.02              Conventional
     2                   CBD                        32,170                  215,678                           57,638
     3                   CBD
     4                   CBD
     5                   CBD                       606,556                   66,590                           91,481
     6                   CBD                        77,747                   11,113
     7       Parking Garage/Office/Retail          277,159                   28,007
     8               Full Service                  137,723                   61,649                3.0% of Yearly Gross Revenue
     9                   CBD                       332,266                   26,616                           398,049
    10                  Office
    11               Full Service                   5,770                    31,163
    12                 Suburban
    13                 Suburban                    107,927                   14,185
   13.01               Suburban
   13.02               Suburban
   13.03               Suburban
   13.04               Suburban
    14                   CBD                        44,345                   7,447                            87,215
    15                   CBD                       103,320                   13,935                           30,565
    16              Single Tenant                   16,658
    17                   CBD                        39,049                   28,064                           37,740
    18            Office/Industrial                 40,450                   10,050                           142,131
    19               Self Storage                   63,300                   5,650                            89,785
   19.01             Self Storage
   19.02             Self Storage
   19.03             Self Storage
   19.04             Self Storage
   19.05             Self Storage
   19.06             Self Storage
   19.07             Self Storage
   19.08             Self Storage
   19.09             Self Storage
    20                   Flex                       59,133                   12,582                           151,013
   20.01                 Flex
   20.02                 Flex
   20.03                 Flex
   20.04                 Flex
   20.05                 Flex
   20.06                 Flex
   20.07                 Flex
   20.08                 Flex
   20.09                 Flex
   20.10                 Flex
   20.11                 Flex
   20.12                 Flex
   20.13                 Flex
   20.14                 Flex
    21                 Anchored                     19,444                   3,003
    22               Conventional                   17,212                   7,721                            74,000
    23                 Various                      87,169                   13,935
   23.01               Suburban
   23.02               Suburban
   23.03                 Flex
   23.04                 Flex
   23.05                 Flex
   23.06                 Flex
    24                 Anchored
    25                   CBD
    26               Conventional                   41,833                   3,534                            38,400
    27                   CBD                        45,018                   20,941                           53,787
    28                   CBD
    29                   Flex                       32,934                   9,766                            98,700
   29.01                 Flex
   29.02                 Flex
   29.03                 Flex
   29.04                 Flex
   29.05                 Flex
   29.06                 Flex
   29.07                 Flex
   29.08                 Flex
   29.09                 Flex
   29.10                 Flex
   29.11                 Flex
   29.12                 Flex
   29.13                 Flex
    30               Conventional                   15,212                   7,518
    31                 Suburban                     37,384                                                    63,300
    32               Conventional                   7,992                    7,290                            60,750
    33                 Anchored                    188,321                   16,795                           126,507
    34               Conventional                   24,883                   4,917
    35                 Anchored                     22,528                   2,162                             8,126
    36               Conventional                   36,214                   14,317                           28,510
    37                 Anchored                     10,770                   30,149
    38              Office/Retail                   15,105                   1,733
    39                   CBD                        80,392
    40                 Anchored
    41                 Anchored                     20,698                   4,014                            55,413
    42                 Anchored                     52,472                   7,866                            11,565
    43               Conventional                   31,740                   3,620                            25,400
    44             Assisted Living                  13,799                   11,250                           76,328
    45                 Suburban
    46                 Suburban                     24,611                   3,598                            15,411
    47                 Various                      27,324                   4,973                            37,056
   47.01               Anchored
   47.02               Anchored
   47.03               Anchored
   47.04            Single Tenant
    48                 Suburban                     22,806                   2,238                            23,843
    49                   CBD
    50               Conventional                   16,273                   8,036                            78,000
    51               Conventional                   77,636                   6,542                            38,544
    52                   CBD                        73,906                   5,333                            14,850
    53                 Anchored                     33,744                   3,305                            17,708
    54               Full Service                   33,457                   8,195                            474,176
    55                 Suburban                     34,160                   9,348                            52,266
    56                   Flex
    57            Retail/Multifamily                10,192                                                     7,775
    58               Conventional                   11,167                   6,746                            123,407
    59               Conventional                   54,114                   29,141                           227,434
   59.01             Conventional
   59.02             Conventional
    60                 Anchored                     8,498                    3,024                             7,690
    61               Conventional                   22,857                   4,391
    62                 Suburban                     59,706
   62.01               Suburban
   62.02               Suburban
    63                 Anchored
    64          Warehouse/Distribution              22,028                   6,040                            201,859
    65               Conventional                   43,942                   4,974                            157,500
    66                 Anchored                     32,321                   2,192                            10,308
    67               Self Storage                   10,300                   2,450                            21,480
    68                 Suburban                     21,802                   9,684                            32,192
    69             Student Housing                  17,410                   6,217                            99,072
    70               Conventional                   51,703                   5,816
    71                 Suburban                     19,139                   6,686                            25,009
   71.01               Suburban
   71.02               Suburban
    72                   Flex
    73                 Various
   73.01            Single Tenant
   73.02            Single Tenant
   73.03            Single Tenant
   73.04            Single Tenant
   73.05            Single Tenant
   73.06            Single Tenant
   73.07            Single Tenant
   73.08            Single Tenant
   73.09            Single Tenant
   73.10            Single Tenant
   73.11            Single Tenant
   73.12              Unanchored
   73.13            Single Tenant
   73.14            Single Tenant
    74               Conventional                   41,556                   3,499                            85,500
    75             Limited Service                  10,773                   3,170                 4.0% of Yearly Gross Revenue
    76                 Suburban                     20,618                   3,448                            22,518
    77                 Suburban                                                                               32,784
    78                 Anchored                     21,742                   1,285
    79                Warehouse                     22,825                   3,980                            40,782
    80                   CBD                        32,955                   2,799                            15,485
    81               Conventional                   31,339                   2,612                            67,500
    82          Warehouse/Distribution
    83                 Anchored                     20,573                   3,822                            55,675
    84              Single Tenant
    85                   Flex
    86                 Medical                      11,059                   3,921                             7,826
    87                 Suburban                                                                               16,327
    88             Student Housing                  9,788                    3,433                            52,370
    89                 Suburban                     7,734                    1,765
    90            Multifamily/Office                2,411                    2,543                            23,750
    91                 Anchored                     16,346                   1,092                            22,424
    92               Conventional                   12,841                                                    49,303
    93                 Anchored
    94               Conventional                   12,646                   2,486                            28,750
    95                 Suburban                     24,524                   1,223                            17,933
    96                 Anchored
    97                 Suburban                     18,532                   7,289
    98               Full Service                   12,149                   7,030                            299,862
    99                 Suburban                     16,398                   1,738                            17,528
    100                Anchored                     7,854                    1,387                             5,472
    101                  CBD                        17,507                   1,430                            10,413
    102                Suburban                     10,378                    973                             12,560
    103              Conventional                   7,261                    3,899
    104                Anchored
    105                Anchored                     24,324                   1,970                            12,123
    106                Suburban                     9,242                     948                             12,021
    107              Conventional
    108                Anchored                     21,773                   1,287                             7,128
    109              Conventional                   6,222                    3,288                            44,640
    110                Suburban                                                                               47,584
    111                Suburban                     36,140                   2,690                            23,810
    112            Limited Service
    113                  CBD                        13,602                   2,705
    114                Suburban                     8,951                    1,346                            18,595
    115                Suburban                     14,462                    835                             16,746
    116              Self Storage                   11,105                    524                             10,344
    117            Student Housing                  1,305                    2,855                            21,360
    118              Self Storage                   6,613                     625                             14,177
    119                Suburban                     11,546                    954                             17,128
    120                Anchored                     7,981                    1,116                             4,002
    121              Conventional                   18,219                   3,914                            20,700
    122                Suburban                     5,886                    1,135                            18,860
    123              Conventional                   7,964                    2,641                            34,362
    124                Medical                      6,732                     585
    125                  Flex                       14,829                   2,067                            39,207
    126              Conventional                   23,704                   1,682                            63,250
    127             Extended Stay                   10,406                   2,682                            111,875
    128                Medical                      10,044                   5,705
    129                Medical
    130                Medical                      13,766                    655                             11,666
    131                Suburban                     14,202                   1,389                            28,041
    132              Conventional                   3,066                    1,738                            38,838
    133              Conventional                   17,068                                                    68,000
    134              Self Storage                   3,744                     481                             15,333
    135                Suburban                     9,844                    1,004                            14,798
    136              Conventional                   9,375                    2,045                            29,500
    137              Conventional                   19,373                   4,687                            48,000
    138                Suburban
    139             Retail/Office                   15,427                   1,068                             7,370
    140                  Flex                       7,198                     802                             34,550
  140.01                 Flex
  140.02                 Flex
    141                Anchored
    142                Suburban                     7,600                    1,913                            14,074
    143              Conventional
    144            Shadow Anchored                  1,276                    1,059                             6,381
    145               Warehouse                     10,126                   2,475                            53,428
    146            Shadow Anchored                   878                      417                              2,262
    147                  CBD               1/12 of annual premiums  1/12 of annual premiums                  $0.15/SF
    148              Conventional                   4,526                                                     33,000
    149                Anchored                     7,024                    1,172                            10,525
    150                Suburban                     12,976                   1,767
    151              Conventional                   7,506                    2,539                            38,250
    152                  Flex                       19,789                   3,560                            25,910
    153            Limited Service                  10,406                   2,341                            97,000
    154              Conventional                   10,524                   4,040                            53,000
    155               Unanchored                     667                      753                              4,853
    156                Suburban                     6,207                    2,375                             9,239
    157                Anchored                     1,240                     870                             11,302
    158                Suburban                     15,769                   1,881                            23,724
    159                Suburban                     1,753                     867                              4,006
    160              Conventional                   3,234                                                     21,454
    161                Suburban                     11,392                   2,712                            22,173
    162              Conventional                   3,955                    1,603                            14,000
    163                Anchored
    164               Unanchored                    8,780                     667                              4,172
    165            Student Housing                  3,804                     670                             15,150
  165.01           Student Housing
  165.02           Student Housing
    166                Anchored
    167                Medical
    168               Unanchored                    7,553                    1,448
    169              Conventional                   4,505                    1,707                            25,389
    170                Suburban                     10,817                                                    17,100
    171               Unanchored                    3,205                                                       830
    172              Conventional                    656                     1,629                            23,625
    173              Self Storage                   3,809                    1,376                            14,076
    174              Self Storage                   4,228                     631                              6,861
  174.01             Self Storage
  174.02             Self Storage
    175                Suburban                     5,163
    176            Shadow Anchored
    177            Shadow Anchored                  3,205                    1,081                             4,200
    178                Anchored                     4,934                     487                              4,000
    179              Conventional                   4,341                    1,528
    180             Single Tenant                                                                              1,512
    181              Conventional                   9,918                    1,437                            27,456
    182            Limited Service                  8,594                    2,079                            120,640
    183                Suburban                     6,910                    1,092                            17,929
    184                Suburban                     9,766                    2,376                            21,717
    185              Conventional                   1,864                    2,743                            23,400
    186                Suburban                     4,214                     559                              5,152
    187               Unanchored                    3,211                     567                              4,063
    188         Warehouse/Distribution
    189             Retail/Office                   8,209                    1,642                             2,620
    190            Shadow Anchored                  3,680                     709
    191              Self Storage                   2,341                     580                              9,533
    192             Single Tenant
    193                  CBD                        15,131                   1,416
    194                Suburban                     2,244                     495                              3,443
    195                Suburban                     3,511                     621                              5,194
    196            Limited Service                  1,880                    2,519                            69,914
    197              Self Storage                   2,215                     426                              4,932
    198              Full Service                   4,243                    1,639                            123,600
    199         Warehouse/Distribution               943                                                      10,030
    200                  Flex                       17,794                                                     6,000
    201               Unanchored                    3,980                     577                              3,479
    202                  CBD                        5,831                    3,058                             7,081
    203                Anchored                     6,680                                                      8,256
    204               Unanchored                    5,357                     828                              3,727
    205             Single Tenant
    206              Full Service                   6,421                    2,213                            42,968
    207               Unanchored                    5,632                     731                              8,011
    208                Suburban                     7,573                    1,150                            10,004
    209                Anchored                     7,536                                                      9,548
    210              Conventional                   5,600                    2,266                            10,800
    211            Student Housing                  3,393                                                     16,250
    212                Various                      4,893                     854                              2,849
  212.01              Unanchored
  212.02           Shadow Anchored
    213               Warehouse                     6,110                     678                              6,480
    214            Shadow Anchored                  6,665                    1,035                             2,685
    215            Limited Service                  2,560                    2,463                            53,480
    216         Conventional/Townhomes
    217               Unanchored                    5,301                     544                              5,916
    218              Conventional                   7,009                    3,384                            30,000
    219             Single Tenant
    220                  Flex                       3,361                     379
    221            Shadow Anchored                  3,734                    1,047                            10,321
    222                Suburban                     5,096                     367                              5,004
    223             Single Tenant
    224             Single Tenant
    225                Anchored
    226             Single Tenant
    227                  Flex                       7,250                    1,706                            15,240
    228             Single Tenant
    229             Single Tenant
    230              Self Storage                   3,236                     430                              5,616
    231              Conventional                   9,644                    1,939                            35,100
    232                  Flex                       1,572                                                      3,648
    233                Suburban                     6,473                    1,150                             8,175
    234            Limited Service                  1,264                     881                             46,197
    235            Limited Service                  2,548                    2,548                            45,000
    236                Suburban                     5,935                    1,289                             3,431
    237                  Flex                       4,106                     564                              5,355
    238               Unanchored                    2,493                     746                              5,895
    239            Limited Service                  2,247                     724                             40,800
    240                Suburban                     2,342                    1,303                             5,861
    241              Self Storage                   5,472                     466                             19,908
    242            Mobile Home Park                 3,150                    1,808                             3,630
    243              Conventional                   3,644                     725                              6,250
    244            Limited Service                  1,962                    1,278                            32,493
    245            Shadow Anchored                  2,175                     414                              5,152
    246                Anchored                      559                      833                              7,410
    247               Unanchored                    1,517                     268                              1,514
    248             Single Tenant
    249             Retail/Office                    848                     1,728                              960
    250            Limited Service                  4,552                                                     36,620
    251                Anchored                     2,100                     433                              4,119
    252                Medical                      3,056                     113                              1,881
    253             Single Tenant                                             866                              4,855
    254             Single Tenant                                             996                              4,639
    255              Self Storage                   4,296                     443                             47,352
    256                Suburban
    257              Self Storage                   5,255                     440                             13,440
    258             Single Tenant
    259            Shadow Anchored                   916                      112                               765
    260            Shadow Anchored                  1,250                     334                               872
    261                 Retail
    262              Conventional                   2,532                     585                             10,184
    263             Single Tenant

              INITIAL DEPOSIT TO                                                   MORTGAGE
  MORTGAGE   CAPITAL IMPROVEMENTS                                                LOAN NUMBER
LOAN NUMBER         RESERVE        INITIAL TI/LC ESCROW  ONGOING TI/LC FOOTNOTE
--------------------------------------------------------------------------------------------

     1                                                                               1
   1.01                                                                            1.01
   1.02                                                                            1.02
     2                                                                               2
     3                                                                               3
     4             190,000                                                           4
     5              7,875              10,173,115                                    5
     6                                  5,299,298                                    6
     7                                  6,100,000                                    7
     8                                                                               8
     9                                 15,000,000                                    9
    10                                                                              10
    11                                                                              11
    12                                  4,519,899                                   12
    13                                                                              13
   13.01                                                                           13.01
   13.02                                                                           13.02
   13.03                                                                           13.03
   13.04                                                                           13.04
    14                                   741,715                                    14
    15                                  4,000,000                (1)                15
    16                                                                              16
    17                                                           (1)                17
    18             41,406               1,300,000                                   18
    19                                                                              19
   19.01                                                                           19.01
   19.02                                                                           19.02
   19.03                                                                           19.03
   19.04                                                                           19.04
   19.05                                                                           19.05
   19.06                                                                           19.06
   19.07                                                                           19.07
   19.08                                                                           19.08
   19.09                                                                           19.09
    20             843,241                                       (1)                20
   20.01                                                                           20.01
   20.02                                                                           20.02
   20.03                                                                           20.03
   20.04                                                                           20.04
   20.05                                                                           20.05
   20.06                                                                           20.06
   20.07                                                                           20.07
   20.08                                                                           20.08
   20.09                                                                           20.09
   20.10                                                                           20.10
   20.11                                                                           20.11
   20.12                                                                           20.12
   20.13                                                                           20.13
   20.14                                                                           20.14
    21                                                           (1)                21
    22             93,750                                                           22
    23                                                                              23
   23.01                                                                           23.01
   23.02                                                                           23.02
   23.03                                                                           23.03
   23.04                                                                           23.04
   23.05                                                                           23.05
   23.06                                                                           23.06
    24                                   650,000                 (1)                24
    25                                                                              25
    26                                                                              26
    27                                                                              27
    28              7,750                                        (1)                28
    29             241,713                                       (1)                29
   29.01                                                                           29.01
   29.02                                                                           29.02
   29.03                                                                           29.03
   29.04                                                                           29.04
   29.05                                                                           29.05
   29.06                                                                           29.06
   29.07                                                                           29.07
   29.08                                                                           29.08
   29.09                                                                           29.09
   29.10                                                                           29.10
   29.11                                                                           29.11
   29.12                                                                           29.12
   29.13                                                                           29.13
    30                                                                              30
    31                                  2,819,000                                   31
    32             72,331                                                           32
    33                                  3,000,000                                   33
    34                                                                              34
    35                                   750,000                                    35
    36             25,500                                                           36
    37                                                                              37
    38                                                                              38
    39              6,750                                                           39
    40                                                                              40
    41                                                           (1)                41
    42             36,875                                                           42
    43                                                                              43
    44                                                                              44
    45                                                                              45
    46                                   300,000                 (1)                46
    47                                                           (1)                47
   47.01                                                                           47.01
   47.02                                                                           47.02
   47.03                                                                           47.03
   47.04                                                                           47.04
    48                                                           (1)                48
    49                                                                              49
    50                                                                              50
    51                                                                              51
    52                                                           (1)                52
    53                                                           (1)                53
    54             24,075                                                           54
    55             47,500               2,000,000                                   55
    56                                                                              56
    57              5,250                                                           57
    58             21,875                                                           58
    59             58,938                                                           59
   59.01                                                                           59.01
   59.02                                                                           59.02
    60                                                                              60
    61             27,613                                                           61
    62                                   725,995                                    62
   62.01                                                                           62.01
   62.02                                                                           62.02
    63                                                                              63
    64             300,000                                       (1)                64
    65                                                                              65
    66                                                                              66
    67                                                                              67
    68                                   259,000                                    68
    69                                                                              69
    70             306,621                                                          70
    71             20,349                400,000                 (1)                71
   71.01                                                                           71.01
   71.02                                                                           71.02
    72                                                                              72
    73                                                                              73
   73.01                                                                           73.01
   73.02                                                                           73.02
   73.03                                                                           73.03
   73.04                                                                           73.04
   73.05                                                                           73.05
   73.06                                                                           73.06
   73.07                                                                           73.07
   73.08                                                                           73.08
   73.09                                                                           73.09
   73.10                                                                           73.10
   73.11                                                                           73.11
   73.12                                                                           73.12
   73.13                                                                           73.13
   73.14                                                                           73.14
    74                                                                              74
    75                                                                              75
    76              8,750               1,650,000                                   76
    77                                                           (1)                77
    78                                                                              78
    79                                   500,000                                    79
    80                                                           (1)                80
    81                                                                              81
    82                                                                              82
    83                                                           (1)                83
    84                                                                              84
    85                                                                              85
    86                                   475,000                 (1)                86
    87                                                           (1)                87
    88                                                                              88
    89                                                                              89
    90                                                                              90
    91                                                           (1)                91
    92             117,250                                                          92
    93             28,858                                                           93
    94                                                                              94
    95                                                           (1)                95
    96                                                           (1)                96
    97                                  1,000,000                (1)                97
    98                                                                              98
    99              7,813                760,000                 (1)                99
    100                                  63,000                                     100
    101                                                          (1)                101
    102                                                          (1)                102
    103            142,138                                                          103
    104                                  300,000                 (1)                104
    105                                                          (1)                105
    106                                                          (1)                106
    107             5,000                                                           107
    108                                                                             108
    109                                                                             109
    110                                                                             110
    111                                  250,000                 (1)                111
    112                                                                             112
    113            27,525               1,000,000                                   113
    114                                                          (1)                114
    115                                                                             115
    116            22,500                                                           116
    117                                                                             117
    118            10,563                                                           118
    119            198,988                                       (1)                119
    120                                  110,694                 (1)                120
    121            19,085                                                           121
    122                                  650,000                                    122
    123                                                                             123
    124                                                          (1)                124
    125                                                          (1)                125
    126                                                                             126
    127                                                                             127
    128                                  300,000                                    128
    129                                                                             129
    130                                                          (1)                130
    131            46,875               1,500,000                (1)                131
    132            67,813                                                           132
    133                                                                             133
    134                                                                             134
    135                                                          (1)                135
    136                                                                             136
    137             5,625                                                           137
    138            21,000                                                           138
    139                                                          (1)                139
    140                                                                             140
  140.01                                                                          140.01
  140.02                                                                          140.02
    141                                                                             141
    142                                                                             142
    143                                                                             143
    144                                                          (1)                144
    145                                                          (1)                145
    146                                                          (1)                146
    147            258,125               100,000                 (1)                147
    148                                                                             148
    149                                                                             149
    150                                 1,286,000                                   150
    151                                                                             151
    152                                                                             152
    153                                                                             153
    154                                                                             154
    155                                                          (1)                155
    156                                  200,000                 (1)                156
    157                                                                             157
    158                                  150,000                 (1)                158
    159                                  48,000                  (1)                159
    160                                                                             160
    161                                  400,000                 (1)                161
    162                                                                             162
    163                                                                             163
    164                                                                             164
    165                                                                             165
  165.01                                                                          165.01
  165.02                                                                          165.02
    166                                                                             166
    167                                                                             167
    168                                                                             168
    169            144,188                                                          169
    170                                                                             170
    171            13,813                                                           171
    172                                                                             172
    173                                                                             173
    174                                                                             174
  174.01                                                                          174.01
  174.02                                                                          174.02
    175             3,188                200,000                                    175
    176                                                                             176
    177                                  42,000                                     177
    178                                                          (1)                178
    179                                                                             179
    180                                                                             180
    181                                                                             181
    182                                                                             182
    183                                  360,000                 (1)                183
    184                                                          (1)                184
    185             7,500                                                           185
    186            87,816                                        (1)                186
    187                                                          (1)                187
    188                                                                             188
    189                                  200,000                 (1)                189
    190                                                          (1)                190
    191                                                                             191
    192                                                                             192
    193                                                                             193
    194                                                          (1)                194
    195                                                          (1)                195
    196                                                                             196
    197                                                                             197
    198             5,625                                                           198
    199                                  210,000                                    199
    200                                                                             200
    201                                  50,000                  (1)                201
    202                                                          (1)                202
    203            36,600                225,000                                    203
    204                                                          (1)                204
    205                                                                             205
    206                                                                             206
    207                                                          (1)                207
    208            12,750                225,000                                    208
    209                                                                             209
    210                                                                             210
    211                                                                             211
    212                                                          (1)                212
  212.01                                                                          212.01
  212.02                                                                          212.02
    213                                                          (1)                213
    214                                  50,000                  (1)                214
    215                                                                             215
    216                                                                             216
    217                                                          (1)                217
    218                                                                             218
    219                                                                             219
    220                                                                             220
    221                                  75,000                  (1)                221
    222                                                          (1)                222
    223                                                                             223
    224                                                                             224
    225                                  75,000                  (1)                225
    226                                                                             226
    227                                                          (1)                227
    228                                                                             228
    229                                                                             229
    230            63,125                                                           230
    231            13,750                                                           231
    232                                                          (1)                232
    233            57,246                                        (1)                233
    234                                                                             234
    235                                                                             235
    236            225,000                                       (1)                236
    237                                  320,000                 (1)                237
    238                                  50,000                  (1)                238
    239                                                                             239
    240            14,939                350,000                                    240
    241             7,500                                                           241
    242                                                                             242
    243                                                                             243
    244                                                                             244
    245                                                          (1)                245
    246                                                          (1)                246
    247                                                          (1)                247
    248                                                                             248
    249                                                          (1)                249
    250                                                                             250
    251            10,625                                                           251
    252                                                          (1)                252
    253            28,125                                                           253
    254            295,000                                                          254
    255            27,750                                                           255
    256                                                                             256
    257            14,688                                                           257
    258                                                                             258
    259                                                          (1)                259
    260                                                          (1)                260
    261                                                                             261
    262                                                                             262
    263                                                                             263

(1)  In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  Annual deposit to replacement reserves is $57,638 through the first year, adjusted for CPI as of November 2006 thereafter.

(3)  Commencing March 11, 2007, the initial deposit to replacement reserves is
     $204,803 and 3.0% of yearly gross revenues thereafter.

(4)  Commencing February 11, 2009, annual deposit to replacement reserves is
     $30,565.

(5)  Commencing March 11, 2010, annual deposit to replacement reserves is
     $74,000.

(6)  Commencing January 11, 2009, annual deposit to replacement reserves is
     $63,300.

(7)  Commencing January 11, 2010, annual deposit to replacement reserves is
     $60,750.

(8)  Commencing February 11, 2009, annual deposit to replacement reserves is
     $28,510.

(9)  Annual deposit to replacement reserves is $55,413 through February 11,
     2010.

(10) Annual deposit to replacement reserves is $474,176 through December 11,
     2007 and 4.0% of yearly gross revenues thereafter.

(11) Commencing February 11, 2009, annual deposit to replacement reserves is
     $227,434.

(12) Commencing January 11, 2010, annual deposit to replacement reserves is
     $28,750.

(13) Commencing June 11, 2007, annual deposit to replacement reserves is
     $299,862.

(14) Annual deposit to replacement reserves is $2,262 through January 11, 2010.

(15) Annual deposit to replacement reserves is $120,640 through December 11,
     2007 and 4.0% of yearly gross revenues thereafter (adjusted on January 11,
     2008 and January 11, 2009).

(16) Annual Deposit to repalcement reserve is the greater of (i) 4% of yearly gross revenues or (ii) 123,600.

(17) Annual deposit to replacement reserves is $42,968 through December 11,
     2007, 3.0% of yearly gross revenues in 2008 and 4.0% of yearly gross revenues thereafter.

(18) Annual deposit to replacement reserves is $10,321 through February 11,
     2011. Annual deposit to replacement reserves thereafter will be $4,184 if the reserve balance falls below $41,285.

(19) Annual deposit to replacement reserves is $1,881 through January 11, 2010.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

                LOAN                                                                     GENERAL
MORTGAGE LOAN   GROUP                                                                   PROPERTY
    NUMBER     NUMBER                           PROPERTY NAME                             TYPE        SPECIFIC PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------------

      2          1     Five Times Square                                                 Office                 CBD
      3          1     350 Park Avenue                                                   Office                 CBD
      4          1     State Street Financial Center                                     Office                 CBD
      5          1     485 Lexington Avenue                                              Office                 CBD
      6          1     One South Dearborn                                                Office                 CBD
      7          1     One Congress Street                                             Mixed Use   Parking Garage/Office/Retail
      9          1     Bank One Center                                                   Office                 CBD
      10         1     9 West 57th Street                                                 Land                Office
      12         1     One & Two Eldridge Place                                          Office              Suburban
      13         1     NJ Office Pool                                                    Office              Suburban
    13.01              1255 Broad Street                                                 Office              Suburban
    13.02              72 Eagle Rock Avenue                                              Office              Suburban
    13.03              99 Cherry Hill Road                                               Office              Suburban
    13.04              119 Cherry Hill Road                                              Office              Suburban
      14         1     PNC Corporate Plaza                                               Office                 CBD
      15         1     1384 Broadway                                                     Office                 CBD
      16         1     Duane Reade - 661 Eighth Avenue, New York, NY                     Retail            Single Tenant
      17         1     818 West 7th Street                                               Office                 CBD
      18         1     Spring Mill Corporate Center                                    Mixed Use         Office/Industrial
      20         1     Sealy C Pool                                                    Industrial              Flex
    20.01              7402-7648 Reindeer Trail                                        Industrial              Flex
    20.02              520-524 Elmwood Park Boulevard                                  Industrial              Flex
    20.03              5405 Bandera Road                                               Industrial              Flex
    20.04              6565 Exchequer Drive                                            Industrial              Flex
    20.05              1700 Grandstand Drive                                           Industrial              Flex
    20.06              150 Teal Street                                                 Industrial              Flex
    20.07              120 Mallard Street                                              Industrial              Flex
    20.08              11441 Industriplex Boulevard                                    Industrial              Flex
    20.09              11301 Industriplex Boulevard                                    Industrial              Flex
    20.10              107 Mallard Street                                              Industrial              Flex
    20.11              100 James Drive                                                 Industrial              Flex
    20.12              7042 Alamo Downs Parkway                                        Industrial              Flex
    20.13              143 Mallard Street                                              Industrial              Flex
    20.14              150 Canvasback Drive                                            Industrial              Flex
      21         1     Gateway Crossing Center                                           Retail              Anchored
      23         1     NJ Industrial & Office Pool                                      Various               Various
    23.01              3 University Plaza                                                Office              Suburban
    23.02              40 Cragwood Road                                                  Office              Suburban
    23.03              200 Forge Way                                                   Industrial              Flex
    23.04              400 Forge Way                                                   Industrial              Flex
    23.05              100 Forge Way                                                   Industrial              Flex
    23.06              300 Forge Way                                                   Industrial              Flex
      24         1     Deerfield Beach Shopping Center                                   Retail              Anchored
      25         1     Marshall B. Coyne Building                                        Office                 CBD
      27         1     The Aetna Building                                                Office                 CBD
      28         1     One Citizens Plaza                                                Office                 CBD
      29         1     Sealy B Pool                                                    Industrial              Flex
    29.01              6735 Exchequer Drive                                            Industrial              Flex
    29.02              11955-11965 Lakeland Park Boulevard                             Industrial              Flex
    29.03              11200 Industriplex Boulevard                                    Industrial              Flex
    29.04              150 James Drive East                                            Industrial              Flex
    29.05              115 Canvasback Drive                                            Industrial              Flex
    29.06              110 Widgeon Drive                                               Industrial              Flex
    29.07              125 James Drive West                                            Industrial              Flex
    29.08              190 James Drive East                                            Industrial              Flex
    29.09              161 James Drive West                                            Industrial              Flex
    29.10              125 Mallard Street                                              Industrial              Flex
    29.11              115 James Drive West                                            Industrial              Flex
    29.12              160 James Drive East                                            Industrial              Flex
    29.13              110 James Drive West                                            Industrial              Flex
      31         1     Sterling Regency                                                  Office              Suburban
      33         1     Eastland Center                                                   Retail              Anchored
      35         1     Grande Promenade                                                  Retail              Anchored
      37         1     Southern Center                                                   Retail              Anchored
      38         1     Marina Square                                                   Mixed Use           Office/Retail
      39         1     390 Fifth Avenue                                                  Office                 CBD
      40         1     Concord Square Shopping Center                                    Retail              Anchored
      41         1     Governor's Square                                                 Retail              Anchored
      42         1     Cameron Crossing                                                  Retail              Anchored
      45         1     Tyco International Building                                       Office              Suburban
      46         1     1901 Newport Plaza                                                Office              Suburban
      47         1     Buffalo TOPS Pool                                                 Retail               Various
    47.01              Tops Plaza - Niagra Falls, NY                                     Retail              Anchored
    47.02              Tops Plaza - Springville, NY                                      Retail              Anchored
    47.03              Tops Plaza - Alden, NY                                            Retail              Anchored
    47.04              Tops Plaza - Medina, NY                                           Retail            Single Tenant
      48         1     10950 Washington Boulevard                                        Office              Suburban
      49         1     1620 Eye Street                                                   Office                 CBD
      52         1     404 Fifth Avenue                                                  Office                 CBD
      53         1     Oak View Plaza                                                    Retail              Anchored
      55         1     Patriot Greenville Campus                                         Office              Suburban
      56         1     Mercedes-Benz Central Parts Warehouse                           Industrial              Flex
      57         1     239 Greenwich Avenue                                            Mixed Use        Retail/Multifamily
      60         1     Dardenne Town Square                                              Retail              Anchored
      62         1     Opus Office Pool                                                  Office              Suburban
    62.01              Highlands Corporate Campus I                                      Office              Suburban
    62.02              Southcreek Corporate Center III                                   Office              Suburban
      63         1     Kleinwood Center                                                  Retail              Anchored
      64         1     Stockton Industrial Park                                        Industrial     Warehouse/Distribution
      66         1     North County Square - South                                       Retail              Anchored
      68         1     Riverview Plaza                                                   Office              Suburban
      71         1     Twin Oaks Pool                                                    Office              Suburban
    71.01              Twin Oaks II                                                      Office              Suburban
    71.02              Twin Oaks I                                                       Office              Suburban
      72         1     Valley View Phase I                                             Industrial              Flex
      73         1     Sterling Bank Pool                                                Retail               Various
    73.01              6895 Highway 6 North                                              Retail            Single Tenant
    73.02              15000 Northwest Freeway                                           Retail            Single Tenant
    73.03              6333 FM 1960 West                                                 Retail            Single Tenant
    73.04              111 1960 East Bypass                                              Retail            Single Tenant
    73.05              16211 Space Center Boulevard                                      Retail            Single Tenant
    73.06              5006 Verde Valley Lane                                            Retail            Single Tenant
    73.07              414 West 19th Street                                              Retail            Single Tenant
    73.08              2201 Mangum Road                                                  Retail            Single Tenant
    73.09              855 FM 1960 Road West                                             Retail            Single Tenant
    73.10              1500 Center Street                                                Retail            Single Tenant
    73.11              12727 East Freeway                                                Retail            Single Tenant
    73.12              338 South Cedar Ridge                                             Retail             Unanchored
    73.13              12850 Bandero Road                                                Retail            Single Tenant
    73.14              8117 East Freeway                                                 Retail            Single Tenant
      76         1     1600 Parkwood                                                     Office              Suburban
      77         1     Charter One Office Property                                       Office              Suburban
      78         1     Good Hope Shopping Center                                         Retail              Anchored
      79         1     Lathrop Industrial Building                                     Industrial            Warehouse
      80         1     Time Warner Building                                              Office                 CBD
      82         1     Advance Auto Parts - Norton, MA                                 Industrial     Warehouse/Distribution
      83         1     Southland Mall                                                    Retail              Anchored
      84         1     BJ's Wholesale Club - Miami, FL                                   Retail            Single Tenant
      85         1     Environmental Technologies                                      Industrial              Flex
      86         1     Silver Oak - Medical Office Building                              Office               Medical
      87         1     Superior Pointe                                                   Office              Suburban
      89         1     GSA - Anaheim, CA                                                 Office              Suburban
      90         1     Parachute Apartments                                            Mixed Use        Multifamily/Office
      91         1     Berkshire Square                                                  Retail              Anchored
      93         1     Manor Shopping Center                                             Retail              Anchored
      95         1     Delle Donne Corporate Center I                                    Office              Suburban
      96         1     Pines Plaza Shopping Center                                       Retail              Anchored
      97         1     Everett Mall Office Park II & III                                 Office              Suburban
      99         1     600 Sable Oaks Drive                                              Office              Suburban
     100         1     El Toro Square                                                    Retail              Anchored
     101         1     280 Fore Street Office Building                                   Office                 CBD
     102         1     Tyson's Pond II                                                   Office              Suburban
     104         1     Colonial Shoppes College Parkway                                  Retail              Anchored
     105         1     Vineyard Marketplace Shopping Center                              Retail              Anchored
     106         1     Athalon Center                                                    Office              Suburban
     108         1     North County Square - North                                       Retail              Anchored
     110         1     Peachtree Dunwoody GSA Building                                   Office              Suburban
     111         1     Three Davol Square                                                Office              Suburban
     113         1     Time & Temperature Building and Monument Square Parking Garage    Office                 CBD
     114         1     State of Washington Office Buildings                              Office              Suburban
     115         1     The Covenant Buildings                                            Office              Suburban
     119         1     Owensmouth Corporate Center                                       Office              Suburban
     120         1     Castaic Town Center                                               Retail              Anchored
     122         1     Fifty West                                                        Office              Suburban
     124         1     Crossroads Professional Center                                    Office               Medical
     125         1     Turnpike Business Park                                          Industrial              Flex
     128         1     Santa Monica Physicians Center                                    Office               Medical
     129         1     Winslow Building                                                  Office               Medical
     130         1     Northwest Professional Center                                     Office               Medical
     131         1     Royal 400                                                         Office              Suburban
     135         1     Brandywine Corporate Center                                       Office              Suburban
     138         1     Creekside Oaks                                                    Office              Suburban
     139         1     Uptown Row                                                      Mixed Use           Retail/Office
     140         1     Bernstein Pool                                                  Industrial              Flex
    140.01             Bay Colony                                                      Industrial              Flex
    140.02             Colony Center                                                   Industrial              Flex
     141         1     Military Crossing                                                 Retail              Anchored
     142         1     Creekside Plaza                                                   Office              Suburban
     144         1     Huntsville Commons                                                Retail           Shadow Anchored
     145         1     BMG Warehouse                                                   Industrial            Warehouse
     146         1     Cave Creek Marketplace                                            Retail           Shadow Anchored
     147         1     174 Broadway                                                      Office                 CBD
     149         1     Sardis Crossing Shopping Center                                   Retail              Anchored
     150         1     Metro Executive Park                                              Office              Suburban
     152         1     Riverview Business Plaza                                        Industrial              Flex
     155         1     Snoqualmie Ridge Phase V                                          Retail             Unanchored
     156         1     Southport Centre                                                  Office              Suburban
     157         1     Macey's Shopping Center                                           Retail              Anchored
     158         1     Atrium Office Building                                            Office              Suburban
     159         1     Gateway Executive Center                                          Office              Suburban
     161         1     Ten Fortune Park                                                  Office              Suburban
     163         1     Vineyard Shopping Center                                          Retail              Anchored
     164         1     CVS Plaza                                                         Retail             Unanchored
     166         1     Murray Landing Shopping Center                                    Retail              Anchored
     167         1     Medical Two Building                                              Office               Medical
     168         1     Coolidge Corner                                                   Retail             Unanchored
     170         1     Reads Way Two                                                     Office              Suburban
     171         1     Sandy Retail Center                                               Retail             Unanchored
     175         1     Rivergate Center II                                               Office              Suburban
     176         1     Burnside Commons II Retail Center                                 Retail           Shadow Anchored
     177         1     Hinesville Central                                                Retail           Shadow Anchored
     178         1     Shoppes at Whiskey                                                Retail              Anchored
     180         1     Walgreens - Independence, MO                                      Retail            Single Tenant
     183         1     Texas State Agencies Building                                     Office              Suburban
     184         1     Lakeside at College Park                                          Office              Suburban
     186         1     Fairway Center                                                    Office              Suburban
     187         1     Spalding Station                                                  Retail             Unanchored
     188         1     2513-2515 South Holt Road                                       Industrial     Warehouse/Distribution
     189         1     1801 Purdy Avenue                                               Mixed Use           Retail/Office
     190         1     Ahwatukee Retail                                                  Retail           Shadow Anchored
     192         1     Walgreens - Forest Hill, MD                                       Retail            Single Tenant
     193         1     8 Winter Street                                                   Office                 CBD
     194         1     6600 Building                                                     Office              Suburban
     195         1     Rancho Pacific Center                                             Office              Suburban
     199         1     Superior Products Warehouse                                     Industrial     Warehouse/Distribution
     200         1     150-170 Crossways Park Drive                                    Industrial              Flex
     201         1     Boyer Center                                                      Retail             Unanchored
     202         1     Alaska Legal Center                                               Office                 CBD
     203         1     Amelia Plaza                                                      Retail              Anchored
     204         1     Citizens/Brooks Retail Center                                     Retail             Unanchored
     205         1     Walgreens - Hanover Township, PA                                  Retail            Single Tenant
     207         1     Riverton Retail Center                                            Retail             Unanchored
     208         1     Florida Department of Agriculture                                 Office              Suburban
     209         1     Indian Creek Crossing                                             Retail              Anchored
     212         1     Campbell Westheimer Retail Pool                                   Retail               Various
    212.01             Campbell - Collins Retail Building                                Retail             Unanchored
    212.02             Highway 6/Westheimer Center                                       Retail           Shadow Anchored
     213         1     678 South Tippecanoe - Building 1                               Industrial            Warehouse
     214         1     The Plazas at Park 10                                             Retail           Shadow Anchored
     217         1     Gazebo Square Shopping Center                                     Retail             Unanchored
     219         1     Walgreens - Eureka, MO                                            Retail            Single Tenant
     220         1     Eclectic Industrial                                             Industrial              Flex
     221         1     Towne Square Retail Center                                        Retail           Shadow Anchored
     222         1     696 South Tippecanoe - Building 3                                 Office              Suburban
     223         1     Walgreens - Grandview, MO                                         Retail            Single Tenant
     224         1     Walgreens - Richmond, VA                                          Retail            Single Tenant
     225         1     Rivermont Shopping Center                                         Retail              Anchored
     226         1     Gold's Gym - O'Fallon, IL                                         Retail            Single Tenant
     227         1     165 Ledge Street                                                Industrial              Flex
     228         1     Walgreens - Morgantown, WV                                        Retail            Single Tenant
     229         1     Walgreens - Forks Township, PA                                    Retail            Single Tenant
     232         1     Lyons Tech VI                                                   Industrial              Flex
     233         1     Van Buren Office Building                                         Office              Suburban
     236         1     McClamroch Hall                                                   Office              Suburban
     237         1     Bulverde Business Park                                          Industrial              Flex
     238         1     Central Square Shopping Center                                    Retail             Unanchored
     240         1     Lynnhaven Corporate Center I                                      Office              Suburban
     245         1     South Baldwin Center                                              Retail           Shadow Anchored
     246         1     Gillette Retail                                                   Retail              Anchored
     247         1     Snoqualmie Ridge II                                               Retail             Unanchored
     248         1     Walgreens - Picayune, MS                                          Retail            Single Tenant
     249         1     Plaza Two at Wellington Green                                   Mixed Use           Retail/Office
     251         1     Hilltop Plaza Shopping Center                                     Retail              Anchored
     252         1     The North Ranch Medical Center                                    Office               Medical
     253         1     Kmart - Logan, UT                                                 Retail            Single Tenant
     254         1     Kmart - Spanish Fork, UT                                          Retail            Single Tenant
     256         1     Lanier Electronic - Melbourne, FL                                 Office              Suburban
     258         1     CVS - Clinton, NY                                                 Retail            Single Tenant
     259         1     Apache Retail                                                     Retail           Shadow Anchored
     260         1     Dysart                                                            Retail           Shadow Anchored
     261         1     Comerica Ground Lease                                              Land                Retail
     263         1     Advance Auto Parts - Duluth, MN                                   Retail            Single Tenant

MORTGAGE LOAN  CUT-OFF DATE LOAN  NUMBER OF UNITS  UNIT OF
    NUMBER        BALANCE ($)         (UNITS)      MEASURE  LARGEST TENANT
-----------------------------------------------------------------------------------------------------------------------

      2          536,000,000.00       1,101,779    Sq. Ft.  Ernst & Young LLP
      3          430,000,000.00        538,424     Sq. Ft.  Ziff Brothers Investments
      4          387,500,000.00       1,024,998    Sq. Ft.  State Street
      5          315,000,000.00        914,807     Sq. Ft.  Citibank, N.A.
      6          280,000,000.00        841,498     Sq. Ft.  Sidley Austin LLP
      7          190,000,000.00       1,200,000    Sq. Ft.  United States of America (GSA)
      9          180,000,000.00       1,530,957    Sq. Ft.  Bank One Texas, N.A.
      10         100,000,000.00       1,393,200    Sq. Ft.  Solow Building Company, L.L.C. (Ground Lease)
      12          75,000,000.00        518,746     Sq. Ft.  McDermott International Inc.
      13          62,118,000.00        533,937     Sq. Ft.  Various
    13.01                              198,818     Sq. Ft.  Hoffman-La Roche Inc.
    13.02                              146,448     Sq. Ft.  Pliva Incorporated
    13.03                              93,411      Sq. Ft.  York Claims Services Inc.
    13.04                              95,260      Sq. Ft.  Williams Real Estate of NJ
      14          61,000,000.00        581,430     Sq. Ft.  The PNC Financial Services Group, Inc.
      15          60,000,000.00        203,767     Sq. Ft.  Internet Broadcasting System
      16          60,000,000.00        12,800      Sq. Ft.  Duane Reade
      17          59,915,357.06        377,400     Sq. Ft.  Level 3 Communications
      18          57,100,000.00        620,531     Sq. Ft.  National Label Company
      20          53,025,000.00       1,006,752    Sq. Ft.  Various
    20.01                              251,125     Sq. Ft.  Allegro, Ltd.
    20.02                              102,209     Sq. Ft.  Direct buy of New Orleans
    20.03                              145,394     Sq. Ft.  Plan B, Inc.
    20.04                              108,800     Sq. Ft.  Luffey Medical & Surgical Supply
    20.05                              59,754      Sq. Ft.  Caremark, Inc.
    20.06                              53,544      Sq. Ft.  Seimens Real Estate, Inc.
    20.07                              53,520      Sq. Ft.  Wink Incorporated
    20.08                              35,596      Sq. Ft.  Laboratory Corp. of America
    20.09                              38,396      Sq. Ft.  Enterprises Rent A Car
    20.10                              23,436      Sq. Ft.  Wink Incorporated
    20.11                              43,055      Sq. Ft.  Bollinger Shipyards, Inc.
    20.12                              27,987      Sq. Ft.  Coram Alternate Site Services
    20.13                              23,436      Sq. Ft.  Diebold, Inc.
    20.14                              40,500      Sq. Ft.  PSS World Medical, Inc.
      21          50,000,000.00        223,738     Sq. Ft.  Hobby Lobby
      23          48,552,000.00        543,952     Sq. Ft.  Various
    23.01                              223,687     Sq. Ft.  Acosta Sales & Marketing
    23.02                              130,793     Sq. Ft.  Fiserv Solutions Inc.
    23.03                              72,118      Sq. Ft.  Household International
    23.04                              73,000      Sq. Ft.  X10 Wireless Technology
    23.05                              20,154      Sq. Ft.  Electron Tubes Inc.
    23.06                              24,200      Sq. Ft.  Sodick Inc.
      24          48,500,000.00        378,747     Sq. Ft.  T.J.  Maxx
      25          47,000,000.00        165,933     Sq. Ft.  NARAL Pro-Choice America
      27          45,000,000.00        488,976     Sq. Ft.  Aetna Life Insurance Co
      28          43,500,000.00        224,089     Sq. Ft.  Citizens Bank of Rhode Island
      29          42,960,000.00        657,999     Sq. Ft.  Various
    29.01                              144,000     Sq. Ft.  United States Postal Service
    29.02                              90,662      Sq. Ft.  John Crane
    29.03                              42,355      Sq. Ft.  Angelo Iafrate Construction
    29.04                              49,275      Sq. Ft.  Wink Incorporated
    29.05                              64,750      Sq. Ft.  Ostler International, Inc.
    29.06                              49,800      Sq. Ft.  C&C Wholesale Distributors Inc
    29.07                              38,692      Sq. Ft.  Hussman Corporation
    29.08                              36,357      Sq. Ft.  Anixter, Inc.
    29.09                              47,474      Sq. Ft.  Matress Firm, Inc.
    29.10                              23,436      Sq. Ft.  Mactec Engineering/Consulting
    29.11                              21,408      Sq. Ft.  Coram Alternative Site Service
    29.12                              25,772      Sq. Ft.  Caleb Brett USA, Inc.
    29.13                              24,018      Sq. Ft.  NSA Agencies, Inc.
      31          40,373,000.00        372,355     Sq. Ft.  Global Knowledge
      33          39,500,000.00        632,536     Sq. Ft.  Sears
      35          38,525,000.00        202,742     Sq. Ft.  Ashley Furniture
      37          37,500,000.00        285,611     Sq. Ft.  Kmart
      38          36,000,000.00        72,644      Sq. Ft.  State of California - Dept. of Indust. Rel.
      39          35,000,000.00        135,000     Sq. Ft.  City Sports
      40          35,000,000.00        236,107     Sq. Ft.  Stop & Shop Supermarket
      41          34,320,000.00        272,804     Sq. Ft.  Kmart
      42          33,500,000.00        366,908     Sq. Ft.  Home Depot (Ground Lease)
      45          31,200,000.00        130,670     Sq. Ft.  Tycom
      46          31,000,000.00        140,098     Sq. Ft.  Turnip Rose
      47          30,960,000.00        370,670     Sq. Ft.  Tops Market
    47.01                              117,014     Sq. Ft.  Tops Market
    47.02                              105,636     Sq. Ft.  Tops Market
    47.03                              67,992      Sq. Ft.  Tops Market
    47.04                              80,028      Sq. Ft.  Tops Market
      48          30,000,000.00        159,267     Sq. Ft.  NFL Enterprises LLC
      49          30,000,000.00        108,338     Sq. Ft.  United States Conference of Mayors
      52          28,000,000.00        98,999      Sq. Ft.  Mainspring Comm./IBM
      53          27,500,000.00        177,303     Sq. Ft.  Dicks Sporting Goods
      55          27,040,000.00        348,442     Sq. Ft.  IBM Real Estate Operations
      56          26,640,000.00        518,400     Sq. Ft.  Mercedes-Benz U.S. International, Inc.
      57          26,000,000.00        31,929      Sq. Ft.  Restoration Hardware
      60          24,000,000.00        153,791     Sq. Ft.  Shop N Save
      62          24,000,000.00        234,478     Sq. Ft.  Various
    62.01                              112,678     Sq. Ft.  Verizon Wireless (VAW), LLC
    62.02                              121,800     Sq. Ft.  Gentiva Health Services, Inc.
      63          23,640,000.00        153,963     Sq. Ft.  H.E.B.
      64          23,000,000.00        877,648     Sq. Ft.  Silgan
      66          22,000,000.00        103,059     Sq. Ft.  Ross Dress for Less
      68          21,850,000.00        171,157     Sq. Ft.  Wilbur Ellis Company
      71          20,160,000.00        166,725     Sq. Ft.  Various
    71.01                              84,749      Sq. Ft.  Booz Allen Hamilton
    71.02                              81,976      Sq. Ft.  HDR Engineering, Inc.
      72          19,966,068.06        126,879     Sq. Ft.  ProColor
      73          19,900,000.00        120,793     Sq. Ft.  Sterling Bank
    73.01                               6,130      Sq. Ft.  Sterling Bank
    73.02                              34,776      Sq. Ft.  Sterling Bank
    73.03                               7,433      Sq. Ft.  Sterling Bank
    73.04                               7,568      Sq. Ft.  Sterling Bank
    73.05                               7,651      Sq. Ft.  Sterling Bank
    73.06                               6,500      Sq. Ft.  Sterling Bank
    73.07                               6,309      Sq. Ft.  Sterling Bank
    73.08                              13,522      Sq. Ft.  Sterling Bank
    73.09                               5,306      Sq. Ft.  Sterling Bank
    73.10                               2,600      Sq. Ft.  Sterling Bank
    73.11                               3,180      Sq. Ft.  Sterling Bank
    73.12                               6,403      Sq. Ft.  Sterling Bank
    73.13                               2,615      Sq. Ft.  Sterling Bank
    73.14                              10,800      Sq. Ft.  Sterling Bank
      76          18,250,000.00        151,141     Sq. Ft.  OneSource Management
      77          18,000,000.00        163,920     Sq. Ft.  Charter One Mortgage Corp.
      78          18,000,000.00        97,113      Sq. Ft.  Safeway
      79          17,500,000.00        407,820     Sq. Ft.  Pflug Packaging & Fulfillment
      80          17,500,000.00        154,849     Sq. Ft.  Time Warner Entertainment Company, L.P.
      82          17,200,000.00        347,500     Sq. Ft.  Advance Auto Parts
      83          16,964,202.00        219,934     Sq. Ft.  School Uniform Central
      84          16,742,000.00        113,000     Sq. Ft.  BJ's Wholesale Club
      85          16,200,000.00        307,275     Sq. Ft.  Johnson Controls, Inc.
      86          16,200,000.00        78,261      Sq. Ft.  AOR Management Co./ US Oncology
      87          16,000,000.00        148,430     Sq. Ft.  KeyCorp
      89          15,400,000.00        67,424      Sq. Ft.  United States of America (GSA)
      90          15,135,863.13        156,264     Sq. Ft.  River City Real Estate Inc.
      91          15,100,000.00        112,119     Sq. Ft.  Redner's
      93          15,000,000.00        242,852     Sq. Ft.  Regal Cinemas
      95          14,600,000.00        89,427      Sq. Ft.  Belfint, Lyons, & Shuman P.A.
      96          14,100,000.00        68,170      Sq. Ft.  CompUSA
      97          14,000,000.00        188,277     Sq. Ft.  Verizon
      99          13,760,000.00        97,376      Sq. Ft.  Seligman Data
     100          13,659,000.00        49,750      Sq. Ft.  Sonshine Bookstore
     101          13,600,000.00        69,979      Sq. Ft.  Baker, Newman & Noyes
     102          13,520,000.00        66,106      Sq. Ft.  East West Mortgage
     104          13,300,000.00        78,879      Sq. Ft.  Office Depot
     105          13,160,000.00        121,228     Sq. Ft.  Hobby Lobby
     106          13,050,000.00        79,159      Sq. Ft.  Marina Mortgage
     108          13,000,000.00        71,286      Sq. Ft.  Office Depot
     110          13,000,000.00        99,134      Sq. Ft.  GSA
     111          12,450,000.00        113,867     Sq. Ft.  Brown University
     113          12,000,000.00        150,991     Sq. Ft.  Executive Office Centers, LLC
     114          11,853,105.97        92,975      Sq. Ft.  State of WA-Utilities and Transportation
     115          11,750,000.00        111,643     Sq. Ft.  J. Smith Lanier
     119          11,280,000.00        76,921      Sq. Ft.  Foot Locker, Inc.
     120          11,250,000.00        40,055      Sq. Ft.  Walgreens
     122          10,960,000.00        72,539      Sq. Ft.  Eastfield Ming Quong, Inc.
     124          10,400,000.00        40,142      Sq. Ft.  Pomona Valley Hospital Medical Center
     125          10,400,000.00        186,699     Sq. Ft.  SVN Equities, LLC
     128           9,500,000.00        36,765      Sq. Ft.  Regents of the University of C
     129           9,500,000.00        49,105      Sq. Ft.  Novant Health
     130           9,479,058.28        58,332      Sq. Ft.  Adult & Pediatric Urology
     131           9,400,000.00        139,297     Sq. Ft.  North Point Community Ministries, Inc.
     135           9,000,000.00        73,911      Sq. Ft.  Cigna
     138           8,750,000.00        90,406      Sq. Ft.  Kaiser Foundation Hospitals
     139           8,735,433.78        36,851      Sq. Ft.  Allina Healthcare
     140           8,720,000.00        120,965     Sq. Ft.  Various
    140.01                             52,968      Sq. Ft.  Infocrossing
    140.02                             67,997      Sq. Ft.  Immucor, Inc.
     141           8,655,000.00        64,052      Sq. Ft.  Publix Supermarkets
     142           8,625,000.00        70,371      Sq. Ft.  State of Washington, Department of General Administration
     144           8,320,000.00        63,810      Sq. Ft.  Anna's Linens
     145           8,200,000.00        590,022     Sq. Ft.  Kid Glove Services, Inc.
     146           8,200,000.00        22,622      Sq. Ft.  Monarch Dental Corporation
     147           8,000,000.00        15,388      Sq. Ft.  Master Lease
     149           8,000,000.00        80,962      Sq. Ft.  Harris Teeter
     150           7,700,000.00        74,880      Sq. Ft.  Value Options
     152           7,500,000.00        199,305     Sq. Ft.  BW Systems
     155           7,120,000.00        32,151      Sq. Ft.  Snoqualmie Ridge Athletic Club
     156           7,070,000.00        61,594      Sq. Ft.  Towne Bank Mortgage
     157           6,802,963.90        75,347      Sq. Ft.  Macey's
     158           6,800,000.00        87,865      Sq. Ft.  Prosource Educational Services
     159           6,800,000.00        40,060      Sq. Ft.  V3 Landmark Engineering
     161           6,650,000.00        100,784     Sq. Ft.  ABG
     163           6,600,000.00        62,821      Sq. Ft.  Publix
     164           6,588,823.71        27,813      Sq. Ft.  CVS
     166           6,330,000.00        64,359      Sq. Ft.  Publix
     167           6,100,000.00        36,661      Sq. Ft.  Carolinas Hematology-Oncology
     168           6,000,000.00        10,489      Sq. Ft.  Gourmet India
     170           6,000,000.00        106,878     Sq. Ft.  Discover Bank
     171           5,886,757.81        16,592      Sq. Ft.  Johnny Carino's Italian
     175           5,679,000.00        71,711      Sq. Ft.  O'Neal
     176           5,625,000.00        38,053      Sq. Ft.  Cost Cutter Foods
     177           5,600,000.00        42,000      Sq. Ft.  Hibbett Sporting Goods
     178           5,600,000.00        40,000      Sq. Ft.  Dollar Tree
     180           5,410,000.00        15,120      Sq. Ft.  Walgreens
     183           5,350,496.60        89,645      Sq. Ft.  State of Texas
     184           5,350,000.00        83,528      Sq. Ft.  Medical Excess
     186           5,290,000.00        46,879      Sq. Ft.  Shamrock Building Materials Inc
     187           5,288,449.76        27,085      Sq. Ft.  Francis Fong Academy
     188           5,094,240.00        139,200     Sq. Ft.  ADS Logistics, LLC
     189           5,000,000.00        18,704      Sq. Ft.  Energy
     190           5,000,000.00        20,040      Sq. Ft.  VaBene Ristorante
     192           5,000,000.00        14,820      Sq. Ft.  Walgreens
     193           4,984,217.92        34,465      Sq. Ft.  So Good Jewelery Soho, Inc.
     194           4,960,000.00        38,256      Sq. Ft.  National Psoriasis Foundation
     195           4,950,000.00        34,658      Sq. Ft.  Rancho Pacific
     199           4,475,000.00        100,301     Sq. Ft.  Superior Pool
     200           4,400,000.00        40,059      Sq. Ft.  Hitachi Kokusai Electric
     201           4,400,000.00        23,192      Sq. Ft.  Kelley's Furniture Showcase, Inc.
     202           4,390,172.86        37,658      Sq. Ft.  State of Alaska
     203           4,370,000.00        91,727      Sq. Ft.  Winn Dixie
     204           4,300,000.00        37,266      Sq. Ft.  Brooks Pharmacy
     205           4,294,143.04        15,120      Sq. Ft.  Walgreens
     207           4,282,195.64        31,375      Sq. Ft.  Bartells
     208           4,225,000.00        50,022      Sq. Ft.  Florida Department of Agriculture
     209           4,080,000.00        63,650      Sq. Ft.  Supersave Foods
     212           3,990,992.81        14,245      Sq. Ft.  Various
    212.01                              6,245      Sq. Ft.  Sovereign Bank, NA
    212.02                              8,000      Sq. Ft.  Mattress Firm
     213           3,930,000.00        64,800      Sq. Ft.  Community Action Partnership of San Bernardino County
     214           3,925,000.00        17,902      Sq. Ft.  Charcoal Chicken #2
     217           3,850,000.00        20,266      Sq. Ft.  Fuddruckers
     219           3,840,000.00        14,560      Sq. Ft.  Walgreens
     220           3,800,000.00        39,842      Sq. Ft.  Guthy-Renker
     221           3,794,724.90        27,895      Sq. Ft.  UW Physicians Network
     222           3,770,000.00        25,000      Sq. Ft.  Community Action Partnership of San Bernardino County
     223           3,700,000.00        14,490      Sq. Ft.  Walgreens
     224           3,700,000.00        14,820      Sq. Ft.  Walgreens
     225           3,680,000.00        73,481      Sq. Ft.  Bi-Lo
     226           3,650,000.00        40,792      Sq. Ft.  Gold's Gym
     227           3,600,000.00        101,600     Sq. Ft.  The Ferrite Company
     228           3,563,000.00        16,218      Sq. Ft.  Walgreens
     229           3,495,232.71        14,820      Sq. Ft.  Walgreens
     232           3,300,000.00        36,481      Sq. Ft.  World Cosmetics, LLC
     233           3,300,000.00        31,433      Sq. Ft.  Mygeek Inc.
     236           3,223,732.15        34,311      Sq. Ft.  University Directories, LLC
     237           3,190,404.61        35,700      Sq. Ft.  2Wire, Inc.
     238           3,130,574.87        23,524      Sq. Ft.  Ledo Pizza
     240           2,975,000.00        30,845      Sq. Ft.  Michael Baker
     245           2,800,000.00        11,701      Sq. Ft.  Moffitt's Restaurant
     246           2,796,225.56        27,526      Sq. Ft.  Office Depot
     247           2,775,000.00        10,336      Sq. Ft.  Mike's Cascade Grill
     248           2,766,000.00        14,820      Sq. Ft.  Walgreens
     249           2,725,000.00         9,600      Sq. Ft.  EKM Partners, LLC
     251           2,634,103.71        37,450      Sq. Ft.  Food Lion
     252           2,620,000.00         9,900      Sq. Ft.  Perfect Teeth Arizona, PC
     253           2,392,481.74        97,100      Sq. Ft.  KMart
     254           2,392,481.74        92,786      Sq. Ft.  KMart
     256           2,100,000.00        17,000      Sq. Ft.  Lanier Worldwide, Inc
     258           1,983,000.00        10,055      Sq. Ft.  CVS
     259           1,498,028.72         5,050      Sq. Ft.  CitiFinancial, Inc.
     260           1,498,028.72         5,816      Sq. Ft.  Avondale Compadres, LLC
     261           1,396,893.58         9,000      Sq. Ft.  Comerica Bank (Pad Lease)
     263             860,000.00         7,000      Sq. Ft.  Advance Auto Parts

                                                                                                                 2ND
MORTGAGE LOAN  LARGEST TENANT   LARGEST TENANT                                                              LARGEST TENANT
    NUMBER        % OF NRA        EXP. DATE     2ND LARGEST TENANT NAME                                        % OF NRA
----------------------------------------------------------------------------------------------------------------------------

      2            96.66%          05/30/22     Red Lobster                                                     1.32%
      3            21.00%          04/30/21     Manufacturers & Traders Trust Company                           12.10%
      4           100.00%          09/30/23
      5            32.48%          02/28/17     Travelers Insurance                                             23.50%
      6            68.51%          12/31/20     Barton Brands, Ltd                                              13.32%
      7            19.92%          01/31/10     Kaplan, Inc.                                                    1.42%
      9            22.74%          01/31/10     TXU Business Services Company                                   8.59%
      10          100.00%          05/22/98
      12           40.56%      Multiple Spaces  Pegasus International Inc.                                      7.90%
      13          Various          Various      Various                                                        Various
    13.01          97.36%      Multiple Spaces  Health Club-Fitness Center                                      1.36%
    13.02          40.57%          07/31/13     Selective Insurance                                             11.94%
    13.03          23.82%          07/31/15     Bayada Nurses Inc.                                              13.95%
    13.04          19.53%          08/31/09     American Medical Associates                                     7.59%
      14           25.71%          02/28/17     Hilliard Lyons                                                  19.89%
      15           5.55%           04/30/10     InGear Swimwear                                                 4.44%
      16          100.00%          12/31/21
      17           19.88%          02/29/16     Southern California Association of Govenors                     13.38%
      18           8.76%           12/31/10     Covance Periapproval Services, Inc.                             7.48%
      20          Various          Various      Various                                                        Various
    20.01          10.96%            MTM        Plant Interscape, Inc.                                          5.38%
    20.02          13.70%          03/31/11     UniCopy Corp of LA                                              9.78%
    20.03          12.06%      Multiple Spaces  Texace                                                          10.83%
    20.04          30.78%          03/31/07     Fed Ex Ground                                                   30.44%
    20.05          30.46%          01/31/09     United Refrigeration. Inc.                                      21.63%
    20.06          42.86%          04/30/10     Hill Rom Company, Inc.                                          19.80%
    20.07          51.49%          05/31/10     General Services Administration                                 18.84%
    20.08          25.86%          11/30/09     Surveyors Services, Inc.                                        13.70%
    20.09          41.01%          08/31/12     Exide Corporation                                               38.55%
    20.10          58.69%          05/31/10     Patterson Dental Supply, Inc.                                   41.31%
    20.11          39.27%          12/31/09     The Welling Truck Services, Inc                                 16.14%
    20.12          14.03%          11/30/08     Southern Star, Inc.                                             13.55%
    20.13          33.21%          12/31/08     BISYS Education Services                                        28.57%
    20.14         100.00%          08/31/08
      21           24.59%          10/31/21     Best Buy                                                        20.41%
      23          Various          Various      Various                                                        Various
    23.01          17.18%          05/31/17     Sequa Corporation                                               12.29%
    23.02          34.39%          05/31/09     Maxwhale                                                        20.27%
    23.03          50.00%          08/31/07     Simplex Grinnel LP                                              38.13%
    23.04          34.15%          07/31/11     Fette America Inc.                                              32.98%
    23.05          20.59%          11/30/10     Advance Display Technology                                      11.41%
    23.06          26.27%          05/31/11     Power Hawk Technology                                           24.14%
      24           20.81%          11/30/12     Publix                                                          11.12%
      25           11.13%          11/30/12     Croplife America, Inc.                                          9.29%
      27           42.95%          12/31/16     Medical Services Company                                        20.41%
      28           42.22%          10/31/15     Adler, Pollick & Sheenan, P.C.                                  17.28%
      29          Various          Various      Various                                                        Various
    29.01          46.88%          08/31/07     Tyco Valves & Controls                                          21.88%
    29.02          28.74%          02/28/13     Mohawk Industries, Inc.                                         26.04%
    29.03          64.32%          12/31/07     Honeywell, Inc.                                                 14.27%
    29.04          27.03%          05/31/10     Creative Kitchens & Baths, LLC                                  15.33%
    29.05          42.86%          08/31/09     Transoceanic Shipping Co., Inc.                                 39.29%
    29.06          26.28%          11/30/10     Sears Home Improvement Product                                  21.43%
    29.07          33.26%          01/31/10     Pediatric Services of America                                   31.01%
    29.08          26.19%          09/30/10     Caleb Brett USA                                                 25.13%
    29.09          38.66%          08/31/16     ZF Inustries, Inc.                                              23.95%
    29.10          33.46%          03/31/07     Gai-Tronics Corp.                                               19.18%
    29.11          43.85%          10/31/09     St. Charles Sherrif's Dept.                                     31.94%
    29.12          59.08%      Multiple Spaces  Telecorp Holding Corp.                                          40.92%
    29.13          30.55%          03/31/09     Holistic Home Health Care, Inc.                                 13.50%
      31           21.26%      Multiple Spaces  The Dialog Corp                                                 17.16%
      33           25.36%          10/31/13     Steve & Barry's                                                 17.71%
      35           22.42%          03/13/20     Total Wine & More                                               5.23%
      37           30.28%          06/30/15     Beall's Dept. Store                                             13.46%
      38           53.40%          11/30/14     Panera Bread                                                    5.86%
      39           14.44%          07/30/20     Haskel Jewels Ltd                                               12.22%
      40           27.48%          08/31/15     Borders Group, Inc.                                             12.20%
      41           33.45%          10/31/17     Value City Furniture                                            18.75%
      42           35.43%          01/31/29     Best Buy                                                        12.26%
      45          100.00%          10/09/29
      46           16.23%          09/30/11     Summer Suites III                                               12.94%
      47          Various          Various      Various                                                        Various
    47.01          73.67%          03/31/13     Dollar Tree                                                     9.19%
    47.02          46.39%          03/31/08     Salvation Army                                                  23.24%
    47.03          69.82%          10/31/09     Blockbuster Video                                               7.35%
    47.04         100.00%          11/30/16
      48           43.95%          03/31/13     SDI Media USA, Inc.                                             19.02%
      49           21.57%          12/31/14     Management Options Inc                                          9.78%
      52           25.00%          01/31/10     North Fork Bank                                                 19.72%
      53           25.38%          01/31/18     Babies R Us                                                     17.27%
      55           57.62%          12/31/11     Liberty Life Insurance Company                                  36.29%
      56          100.00%          10/31/20
      57           38.50%          04/30/15     Coach                                                           14.22%
      60           45.70%          10/31/21     Wehrenberg Theatres                                             28.56%
      62          Various          Various      Various                                                        Various
    62.01          43.55%          04/30/09     Massachusetts Mutual Life Insurance                             7.12%
    62.02          43.49%          02/28/13     Accredo Health Group, Inc.                                      29.64%
      63           52.56%          10/31/23     Spec's Liquors                                                  6.37%
      64           19.31%      Multiple Spaces  Malnove                                                         18.71%
      66           26.39%          01/31/11     Michael's                                                       17.03%
      68           14.04%          10/31/09     Northwest Hydraulics Consultants                                4.75%
      71          Various          Various      Various                                                        Various
    71.01          45.03%          04/30/10     Mantech Systems Engineers                                       15.58%
    71.02          16.55%          05/31/13     Spirit Cruises                                                  8.23%
      72           9.11%           12/31/06     CVL Consultants                                                 7.57%
      73          Various          Various      Various                                                        Various
    73.01         100.00%          12/31/26
    73.02         100.00%      Multiple Spaces
    73.03         100.00%          12/31/26
    73.04         100.00%          12/31/26
    73.05         100.00%          12/31/26
    73.06         100.00%          12/31/26
    73.07         100.00%          12/31/26
    73.08         100.00%          12/31/26
    73.09         100.00%          12/31/11
    73.10         100.00%          12/31/26
    73.11         100.00%          12/31/26
    73.12          37.28%          12/31/11     Dr. Lyle Hodge                                                  31.49%
    73.13         100.00%          12/31/26
    73.14         100.00%          12/31/09
      76           20.16%          01/31/15     Option One Mortgage Corporation                                 16.58%
      77           71.46%          03/31/14     Hometown Realty Services, Inc.                                  7.50%
      78           57.48%          12/31/22     Us Post Office                                                  6.74%
      79          100.00%          10/31/15
      80          100.00%          12/31/16
      82          100.00%          03/31/17
      83           6.14%           12/31/08     Holliday's Fashions                                             5.12%
      84          100.00%          01/31/27
      85          100.00%          08/31/16
      86           94.05%      Multiple Spaces  Kirven Orthopedic Group                                         5.95%
      87           60.79%          02/28/11     Work Options                                                    12.43%
      89           87.77%          04/07/20
      90           40.96%          10/01/18
      91           45.79%          11/30/11     Staples                                                         20.64%
      93           25.30%          05/31/14     Weis Market                                                     19.10%
      95           22.84%          07/31/14     Liberty Mutual                                                  22.69%
      96           41.81%          05/31/18     Office Depot                                                    30.86%
      97           36.74%          04/30/09     Corinthian Colleges                                             12.88%
      99           35.85%          09/30/15     Reliance Standard                                               35.62%
     100           24.12%          08/31/16     Big 5 Sporting Goods                                            20.10%
     101           43.40%          11/30/14     Bangor Savings Bank                                             24.61%
     102           72.38%          01/31/22     Government Contracts Solutions, Inc.                            13.98%
     104           32.45%          02/28/09     Anthony's                                                       12.77%
     105           50.85%          11/30/19     TIDC Imaging Center                                             6.33%
     106           10.87%          02/28/07     Amini                                                           7.71%
     108           40.40%          12/31/09     Golfsmith                                                       25.10%
     110           88.58%          10/31/11
     111           31.05%          12/31/08     DSF Inc.                                                        15.10%
     113           8.74%           04/30/15     Harron Communications                                           7.75%
     114           56.74%          01/31/11     State of WA, Joint Legislative Systems Committee                16.69%
     115           32.54%          01/31/11     TM Lakefield Enterprises                                        21.76%
     119           11.07%          04/30/08     Department of Rehabilitation                                    7.32%
     120           34.08%          11/30/30     Oats n' Whey                                                    9.61%
     122           24.65%          01/31/12     Century 21 Landmark Real                                        7.11%
     124           39.65%      Multiple Spaces  American Financial Network, Inc.                                12.47%
     125           10.01%          12/31/09     Kleen-Tech Services Corp                                        6.61%
     128           10.98%          04/30/08     John S. Bettinger D.D.S.                                        5.94%
     129          100.00%          02/28/17
     130           35.49%          06/30/21     Master Lease                                                    20.75%
     131           20.50%      Multiple Spaces  Fulton County                                                   20.50%
     135           21.38%          09/30/11     Delle Donne & Associates, Inc.                                  12.31%
     138           30.15%          11/01/07     DK Associates, Inc.                                             7.39%
     139           17.65%          10/31/15     Uptown Dermatology                                              10.65%
     140          Various          Various
    140.01         57.78%          07/31/15
    140.02        100.00%          06/30/16
     141           84.90%          09/20/23     First Wok                                                       1.99%
     142           90.72%      Multiple Spaces
     144           15.67%          07/31/11     Dollar Tree                                                     15.67%
     145           54.98%      Multiple Spaces  BMG Direct, Inc.                                                17.04%
     146           13.36%          06/30/16     Acrylic Spas International, Inc.                                12.83%
     147           34.00%      Multiple Spaces  Drill to Live                                                   17.00%
     149           44.38%          04/24/16     Village Lake Emporium                                           7.41%
     150           25.16%      Multiple Spaces  Soutwest Behavioral Health Svcs                                 9.85%
     152           12.60%          07/31/12     Travel Management                                               10.12%
     155           37.34%          11/30/26     Snoqualmie Ridge Early Learning Center                          20.07%
     156           27.92%          09/30/09     Shuttleworth, Ruloff                                            24.36%
     157           85.09%          05/24/16     Fast Signs                                                      3.03%
     158           17.67%      Multiple Spaces  Wilder                                                          15.04%
     159           47.74%          11/01/11     OneSource Employer Services                                     11.93%
     161           21.64%          12/31/10     Alpha Executive Services                                        8.04%
     163           70.47%          11/30/22     Movie Gallery                                                   6.69%
     164           49.66%          05/07/25     Legend Cleaners                                                 10.07%
     166           69.67%          10/31/23     Beef O'Brady's                                                  4.35%
     167           27.53%          09/30/15     Charlotte Gastro and Hepatology                                 21.56%
     168           20.83%          07/31/12     AT&T Wireless Services                                          15.25%
     170          100.00%          12/31/09
     171           41.24%          02/28/20     Bajio                                                           19.29%
     175           11.61%          09/30/09     C.H. Robinson                                                   8.85%
     176           36.27%          12/31/19     Juan Colorado                                                   10.51%
     177           17.71%          07/31/10     Shoe Show/Shoe Dept.                                            11.90%
     178           25.00%          10/31/10     Household Rentals                                               15.00%
     180          100.00%          01/31/20
     183           92.41%          01/31/13
     184           13.00%          11/30/11     Performance Services                                            9.47%
     186           11.44%          07/31/10     Crump Insurance Services Northwest, Inc.                        8.58%
     187           22.40%          09/01/18     Gibraltar Real Estate Services                                  16.91%
     188          100.00%          06/30/23
     189           42.77%          12/31/08     Bar Brothers                                                    20.72%
     190           27.45%          05/01/19     Nettables                                                       16.72%
     192          100.00%          10/31/30
     193           12.11%          02/01/17     Consumer Credit Counseling Service of Southern New England      11.97%
     194           37.57%          08/31/10     AT&T Services, Inc                                              20.43%
     195           27.12%          01/31/20     Horizon                                                         13.97%
     199          100.00%          09/30/13
     200           52.53%          12/31/07     Bright Horizons                                                 31.07%
     201           39.26%          04/01/09     Sleep Country U.S.A., Inc.                                      30.11%
     202           43.04%          07/31/12     Alaska Legal Services                                           14.26%
     203           50.11%          07/22/12     Dollar Tree                                                     10.99%
     204           42.93%          12/20/19     Citizens Bank                                                   18.46%
     205          100.00%          03/31/26
     207           51.20%          09/30/08     Blockbuster                                                     17.99%
     208           86.28%          10/14/10     LR Ambassador Associates, L.P.                                  13.72%
     209           69.13%          07/20/14     CVS                                                             13.28%
     212          Various          Various      Various                                                        Various
    212.01         60.85%          02/28/16     7-Eleven                                                        39.15%
    212.02         75.00%          10/31/09     Nextel                                                          25.00%
     213          100.00%          09/30/16
     214           25.29%          09/30/11     Brothers Pizza                                                  11.17%
     217           32.57%          11/23/15     Aria Restaurant                                                 21.71%
     219          100.00%          09/30/29
     220           18.34%      Multiple Spaces  Blixseth Group, Inc.                                            10.17%
     221           27.33%          03/30/08     Apple Physical Therapy                                          14.04%
     222          100.00%          09/30/16
     223          100.00%          03/31/31
     224          100.00%          12/31/31
     225           53.42%          11/30/11     CVS                                                             11.50%
     226          100.00%          09/30/19
     227           74.80%          04/30/10     Westminster Fiber                                               8.46%
     228          100.00%          07/31/31
     229          100.00%          12/31/31
     232           20.12%          08/31/11     Power Brothers, Inc.                                            10.28%
     233           24.42%          11/30/08     ASBA                                                            23.10%
     236           30.48%          07/31/18     The Durham-Herald Co.                                           16.76%
     237          100.00%          10/31/11
     238           14.27%          06/30/09     Renegade Classics                                               11.90%
     240           69.17%          12/31/07     Chartway Federal Credit Union                                   18.54%
     245           20.14%          04/20/11     RadioShack                                                      17.95%
     246           64.83%          01/31/17     Dollar Tree                                                     34.88%
     247           24.35%          04/30/10     Snoqualmie Ridge Family Dental                                  19.25%
     248          100.00%          03/31/31
     249           59.88%      Multiple Spaces  Palm Beach Laser Eye Institution                                32.38%
     251           77.44%          10/21/17      CVS                                                            22.56%
     252           43.43%          08/31/08     Jerome Riddle, DDS, PC                                          21.21%
     253          100.00%          07/31/11
     254          100.00%          11/30/10
     256          100.00%          01/14/17
     258          100.00%          01/31/32
     259           50.50%          09/30/11     Kolb Companies Inc. / Filiberto's                               49.50%
     260           43.74%          09/30/16     A-Affordable Insurance                                          20.50%
     261          100.00%          05/31/26
     263          100.00%          02/28/21

                    2ND                                                               3RD             3RD
MORTGAGE LOAN  LARGEST TENANT                                                   LARGEST TENANT   LARGEST TENANT    MORTGAGE
    NUMBER       EXP. DATE     3RD LARGEST TENANT NAME                             % OF NRA        EXP. DATE     LOAN NUMBER
----------------------------------------------------------------------------------------------------------------------------

      2           05/31/13     Disney Store                                          1.05%          11/30/18          2
      3           03/30/13     ABN AMRO Bank, N.V.                                  11.63%          04/30/08          3
      4                                                                                                               4
      5           08/31/16     Cardinia Real Estate                                  7.43%          12/31/08          5
      6           06/30/21     Arcelor Mittal                                        9.58%          11/30/16          6
      7           11/30/09     Bee Foods (Dunkin'  Donuts)                           0.12%          09/30/11          7
      9           09/14/11     Hughes & Luce LLP                                     7.44%      Multiple Spaces       9
      10                                                                                                              10
      12          09/30/11     PriceWaterHouse Coopers LLP                           7.90%          08/31/10          12
      13          Various      Various                                              Various         Various           13
    13.01         12/31/50     Broad Street Cafe                                     1.26%          12/31/10        13.01
    13.02         07/31/10     Ajilon Professional Staff                             2.39%          07/31/09        13.02
    13.03         07/31/12     CH2M Hill Inc.                                       12.12%          08/31/07        13.03
    13.04         08/31/07     Volt Information Science                              5.74%          07/31/08        13.04
      14          02/28/17     Wyatt, Tarrant & Combs, LLP                          12.81%          12/31/19          14
      15          06/30/17     Glorious Sun Enterprises Limited                      4.32%          05/31/11          15
      16                                                                                                              16
      17          12/31/09     XO Communications                                    12.07%      Multiple Spaces       17
      18          10/31/16     Library Video Company                                 7.38%          07/31/09          18
      20          Various      Various                                              Various         Various           20
    20.01           MTM        Discount Digital                                      5.35%          08/31/09        20.01
    20.02         11/30/09     Infusion Partners, Inc.                               9.32%          11/30/11        20.02
    20.03         05/31/11     Gulf & Basco, L.P.                                    9.27%          12/31/07        20.03
    20.04         12/31/11     Houston Wire & Cable                                 20.40%          09/30/09        20.04
    20.05         06/30/09     Universal Hospital Services                          10.31%          09/30/08        20.05
    20.06         04/30/10     Larson-Juhl                                           9.52%          08/31/08        20.06
    20.07         11/18/08     Danzas Corporation                                    7.77%          03/31/07        20.07
    20.08         07/31/11     NUVOX Communications, Inc.                           10.14%          11/30/08        20.08
    20.09         06/30/08                                                                                          20.09
    20.10         09/30/10                                                                                          20.10
    20.11         07/31/09     Strategic Restaurants Acq.                           14.60%          12/31/10        20.11
    20.12         10/31/07     Xpress Signs                                         10.28%          07/31/11        20.12
    20.13         12/31/09     Guascor, Inc.                                        22.95%          02/28/10        20.13
    20.14                                                                                                           20.14
      21          10/31/16     Old Navy                                              7.60%          10/31/11          21
      23          Various      Various                                              Various         Various           23
    23.01         06/30/08     S Goldberg & Company Inc.                             9.97%          05/31/16        23.01
    23.02         03/31/18     Landmark Education LLC                               10.23%          08/31/11        23.02
    23.03         10/31/11                                                                                          23.03
    23.04         03/31/08                                                                                          23.04
    23.05         11/30/11     Mountain View Layout                                  7.69%          10/31/11        23.05
    23.06         04/30/10                                                                                          23.06
      24          03/04/08     Harcourt General                                      8.55%          01/31/09          24
      25          12/31/13     Krupin O'Brien LLC                                    8.05%          12/31/07          25
      27          11/30/14     Southern Baptist Hospital of FL, Inc.                 3.11%          09/30/17          27
      28          11/30/14     UBS Financial Services, Inc.                          9.68%          02/28/10          28
      29          Various      Various                                              Various         Various           29
    29.01         02/28/15     Tire Centers, L.L.C.                                 18.75%          10/31/11        29.01
    29.02         08/31/07     LA Health Service & Indemnity                        22.06%          06/30/09        29.02
    29.03         10/31/08     Primekey Mortgage                                     9.38%          03/31/11        29.03
    29.04         12/30/09     Renal Care Group                                     12.66%          08/31/11        29.04
    29.05         01/31/11     MARCOR Remediation, Inc.                             17.85%          10/31/10        29.05
    29.06         05/31/09     Wayne-Dalton Corp.                                   17.93%          05/31/11        29.06
    29.07         04/30/07     Kongsberg Simrad, Inc.                               20.53%          11/30/07        29.07
    29.08         09/30/16     SourceOne Systems, LLC                               20.96%          03/31/08        29.08
    29.09         10/30/09     Amarr Garage Doors                                   23.93%          06/30/09        29.09
    29.10         11/30/10     Gannett Satellite Information                        18.92%          04/30/08        29.10
    29.11         08/31/07     Digimation, Inc.                                     16.14%          08/31/09        29.11
    29.12         03/31/08                                                                                          29.12
    29.13         08/31/09     Vulcan/ICA Distribution                              11.57%          04/30/08        29.13
      31          12/30/08     Black & Veatch                                       13.04%      Multiple Spaces       31
      33          01/31/18     K & G Fashion Superstore                              4.12%          05/31/16          33
      35          05/31/15     Chen's Bistro                                         4.93%          03/14/11          35
      37          06/30/10     United States Postal Service                         11.34%          01/08/10          37
      38          11/30/16     US Bank National Association                          4.96%          12/31/15          38
      39          04/30/13     AGX Corp                                             11.11%          11/30/16          39
      40          01/31/11     Marshalls                                            11.67%          01/31/07          40
      41          01/31/10     Safeway (Genuardi's)                                 18.35%          01/31/11          41
      42          01/01/17     Ross                                                  8.23%          01/31/10          42
      45                                                                                                              45
      46          07/25/15     Giftime, LLC                                         10.79%          12/31/16          46
      47          Various      Various                                              Various         Various           47
    47.01         11/30/11     Blockbuster Video                                     6.68%          11/30/07        47.01
    47.02         07/31/07     Family Dollar                                         8.52%          12/31/10        47.02
    47.03         10/31/08     McDonald's                                            5.00%          10/31/10        47.03
    47.04                                                                                                           47.04
      48          03/31/16     FOX Entertainment Group, Inc.                        15.46%      Multiple Spaces       48
      49          04/30/13     Mobile Video Services Ltd                             9.78%          02/28/10          49
      52          01/31/11     Chetrit Group LLC                                    12.50%          01/31/11          52
      53          01/31/15     Petsmart                                             14.73%          01/31/15          53
      55          06/30/13     RBC Centura Bank                                      0.41%          10/31/07          55
      56                                                                                                              56
      57          01/31/16                                                                                            57
      60          11/30/26     Master Lease                                         13.12%            MTM             60
      62          Various      Various                                              Various         Various           62
    62.01         10/31/13     Holman Hansen & Colville, PC                          7.05%          05/31/10        62.01
    62.02         02/28/11     Accounting Principle, Inc.                            4.02%          08/31/11        62.02
      63          10/31/13     Blockbuster Video                                     4.22%          09/30/08          63
      64          12/31/11     American Bldg Supply                                 16.32%          07/31/11          64
      66          09/30/10     Chuck E Cheese                                       16.12%          12/31/16          66
      68          03/31/11     Fidelity Information Services                         3.08%          09/30/11          68
      71          Various      Various                                              Various         Various           71
    71.01         02/28/09     GSA-Transportation                                   12.94%          12/31/12        71.01
    71.02         02/28/10     ZIM American Integrated                               7.77%          06/14/09        71.02
      72          03/31/07     Schuff Steel Co.                                      6.05%          12/31/08          72
      73          Various      Various                                              Various         Various           73
    73.01                                                                                                           73.01
    73.02                                                                                                           73.02
    73.03                                                                                                           73.03
    73.04                                                                                                           73.04
    73.05                                                                                                           73.05
    73.06                                                                                                           73.06
    73.07                                                                                                           73.07
    73.08                                                                                                           73.08
    73.09                                                                                                           73.09
    73.10                                                                                                           73.10
    73.11                                                                                                           73.11
    73.12         11/30/07     Kirby Dean McCord                                    31.24%          12/31/10        73.12
    73.13                                                                                                           73.13
    73.14                                                                                                           73.14
      76       ultiple Spaces  Numerex Corporation                                  15.97%          12/25/11          76
      77          09/11/09     Affiliated Computer  Services                         4.01%          08/31/08          77
      78          08/04/12     Rent A Center                                         3.71%          05/31/08          78
      79                                                                                                              79
      80                                                                                                              80
      82                                                                                                              82
      83          10/31/11     Piccadilly Cafeteria                                  5.12%          06/30/12          83
      84                                                                                                              84
      85                                                                                                              85
      86          07/31/10                                                                                            86
      87          12/31/10     SDL                                                   9.29%          01/01/12          87
      89                                                                                                              89
      90                                                                                                              90
      91          11/30/08     Once Upon A Child                                     4.57%          07/31/11          91
      93          08/31/12     Superpetz/Baschental                                  7.82%          10/31/09          93
      95          03/31/08     Deutsche Bank Trust Company DE                       14.02%          08/31/07          95
      96          05/31/18     Sound Advice                                         23.66%          11/30/14          96
      97          09/30/07     RC Co.                                                6.26%            MTM             97
      99          09/30/13     Phillips-Van Heusen                                  28.53%          09/30/08          99
     100          01/31/09     The Wine Pavillion                                   13.89%          12/01/11         100
     101          01/31/20     Powerplay, LLC                                       20.71%          12/31/10         101
     102          03/31/10     Vitas Heathcare Corporation Atlantic                  8.01%          09/30/12         102
     104          10/31/12     Stonewood Tavern & Grill                             11.10%          10/31/10         104
     105          06/29/11     Washington Mutual Bank, F.A.                          4.21%          11/30/08         105
     106          09/30/08     Arrowhead                                             7.51%          05/31/07         106
     108          04/30/16     Firestone                                            13.69%          11/30/21         108
     110                                                                                                             110
     111          06/30/13     Tazz Networks, Inc                                   13.60%          07/31/08         111
     113          12/31/09     Lambert Coffin Rudman & Hochman                       7.61%          08/31/07         113
     114          06/30/14     State of WA, Department of Information Services       9.85%          04/30/11         114
     115          07/14/11     AmTrust South                                        11.54%          03/31/09         115
     119          11/14/11     United Financial Mortgage                             7.15%          06/30/10         119
     120          01/31/16     Maria and Miguel Sandoval                             7.99%          01/31/11         120
     122          09/14/10     Ascent Builders                                       6.30%          06/30/08         122
     124          12/31/13     John Bottala, DDS (Orthodontist)                     10.89%          10/31/14         124
     125          05/31/10     Modular Interiors, Inc.                               5.32%          06/30/07         125
     128          04/30/08     Roger Katz M.D.                                       5.78%          10/31/07         128
     129                                                                                                             129
     130          12/31/11     CH Robinson                                          19.70%          09/30/12         130
     131          12/31/16     Incode Telecom Group, Inc.                           12.57%          08/31/13         131
     135            MTM        JDL Services Corp (Frascella Enterprises, Inc.)      10.30%          07/31/11         135
     138          07/01/11     GSA - Dept of Defense                                 4.66%          12/01/08         138
     139          04/30/15     RMF Entities/CountryHome Builder                      9.76%          03/31/10         139
     140                                                                                                             140
    140.01                                                                                                          140.01
    140.02                                                                                                          140.02
     141          12/06/13     Cash Plus                                             1.87%          05/19/11         141
     142                                                                                                             142
     144          01/31/11     Seller Master Lease                                  10.78%          12/31/07         144
     145          12/14/14     Random House, Inc.                                    0.81%          02/28/09         145
     146          07/31/11     New Cingular Wireless PCS, LLC                       12.81%          07/31/11         146
     147          12/31/08     Aaron Integrated Care                                 8.50%          01/31/09         147
     149            MTM        Miss Donna School of Dance                            6.67%          10/31/07         149
     150          09/30/11     Randall  Ricardi & Ann Guthry                         3.87%          02/28/09         150
     152       ultiple Spaces  El Burrito                                            8.20%          11/30/07         152
     155          09/30/16     Lawrence Mast, DDS                                    9.46%          11/25/11         155
     156          07/31/09     Atlantic Container Line                              19.52%          12/31/07         156
     157          10/31/08     Betos Mexican (Pad Lease)                             2.65%          07/31/11         157
     158          05/31/08     GSA                                                  10.39%          08/09/07         158
     159          10/01/11     Pinnacle Design                                      11.49%          07/01/11         159
     161          02/28/11     Ohio Farmers Insurance                                7.09%          02/29/08         161
     163          02/29/08     Paulina's Pizza                                       3.12%          06/30/11         163
     164          05/03/15     Grand Canyon Title Agency                            10.07%          04/23/11         164
     166          12/31/13     Anytime Fitness                                       3.90%          08/31/10         166
     167          12/24/15     Wellnessmax                                          14.68%          04/30/13         167
     168          03/01/08     Best Cellars Massachusetts, Inc.                     15.25%          07/31/08         168
     170                                                                                                             170
     171          08/30/11     Cingular                                             15.97%          02/29/12         171
     175          07/11/09     J.K. Harris                                           6.86%          01/31/10         175
     176          05/30/14     Windermere Real Estate                               10.09%          03/31/10         176
     177          07/31/10     CATO                                                  9.90%          01/31/11         177
     178          10/31/10     Ferrando's Pizza                                      6.75%          12/31/10         178
     180                                                                                                             180
     183                                                                                                             183
     184          04/30/09     United Rentals & InfoManager                          6.04%          01/31/11         184
     186          04/30/08     Katy Shandill Insurance Agency                        7.05%          06/30/10         186
     187          11/01/18     Christ, Inc                                          14.45%          10/31/14         187
     188                                                                                                             188
     189          12/31/09     Restaurant                                           20.21%          02/28/16         189
     190          04/01/12     Javelina Cycles                                      13.22%          12/01/11         190
     192                                                                                                             192
     193          01/31/08     Moscardelli                                          10.13%          03/31/07         193
     194          10/31/09     Lending Resource Corp                                 6.26%          11/30/09         194
     195            MTM        Integrity Home Finance                               10.78%            MTM            195
     199                                                                                                             199
     200          01/31/17     Precision Sports Physical Therapy                    16.40%          01/31/17         200
     201          06/08/09     Stanton Furniture                                    11.06%          04/30/09         201
     202          05/31/09     Yukon Delta Fisheries Development Association        11.60%          12/31/10         202
     203          05/31/09     Goodwill Industries                                   6.23%          12/05/07         203
     204          11/30/14     T-Bones Restaurant                                   15.39%          05/31/11         204
     205                                                                                                             205
     207          02/28/09     Pacific Laundromat                                   11.98%          04/30/08         207
     208          10/14/10                                                                                           208
     209          07/31/09     Metro Brokers                                         6.05%          06/30/09         209
     212          Various                                                                                            212
    212.01        06/30/21                                                                                          212.01
    212.02        09/20/09                                                                                          212.02
     213                                                                                                             213
     214          04/01/11     The UPS Store                                         9.22%          07/31/11         214
     217          03/01/10     Safari's Liquor                                      14.80%          03/01/09         217
     219                                                                                                             219
     220          02/28/08     SIR Palm Springs                                      8.70%          03/31/10         220
     221          09/30/08     Music Centers, Inc                                    7.55%          02/28/09         221
     222                                                                                                             222
     223                                                                                                             223
     224                                                                                                             224
     225          11/30/11     Dollar General                                        9.38%          09/30/08         225
     226                                                                                                             226
     227          12/31/11     Green Street                                          7.87%          05/31/11         227
     228                                                                                                             228
     229                                                                                                             229
     232          01/31/10     Valessence, LLC                                       9.96%          05/31/09         232
     233          12/31/10     eDonor                                               16.39%          10/31/09         233
     236          08/31/07     Dennis W. Ellis, DDS, PA                             10.05%          12/31/08         236
     237                                                                                                             237
     238          07/31/09     Car Wash                                              9.95%          06/01/12         238
     240          02/28/13     Fuller Construction                                   6.92%          08/31/09         240
     245          01/30/10     Seoul Korean B.B.Q. Restaurant                       14.87%          06/25/11         245
     246          12/31/13     Mountain Coffee - Kiosk (Pad Lease)                   0.29%          08/31/11         246
     247          06/30/13     Snoqualmie Ridge Physical Therapy                    14.35%          09/14/08         247
     248                                                                                                             248
     249          01/31/14     Plaza II @ Wellington Green, LLP                      7.75%          08/31/16         249
     251          11/30/07                                                                                           251
     252          02/28/08     Your Neighborhood Doctor                             18.18%          04/30/09         252
     253                                                                                                             253
     254                                                                                                             254
     256                                                                                                             256
     258                                                                                                             258
     259          10/31/20                                                                                           259
     260          01/31/10     Avondale Nails                                       18.91%          10/31/09         260
     261                                                                                                             261
     263                                                                                                             263

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

MORTGAGE    LOAN                                                                                          CROSS COLLATERALIZED
  LOAN      GROUP                                                                                               AND CROSS
 NUMBER    NUMBER                  PROPERTY NAME                            CITY            STATE          DEFAULTED LOAN FLAG
-----------------------------------------------------------------------------------------------------------------------------------

    1         2     Peter Cooper Village & Stuyvesant Town Pool(1)        New York            NY
-----------------------------------------------------------------------------------------------------------------------------------
  1.01              Stuyvesant Town                                       New York            NY
  1.02              Peter Cooper Village                                  New York            NY
   13         1     NJ Office Pool                                         Various            NJ
-----------------------------------------------------------------------------------------------------------------------------------
  13.01             1255 Broad Street                                      Clifton            NJ
  13.02             72 Eagle Rock Avenue                                East Hanover          NJ
  13.03             99 Cherry Hill Road                                  Parsippany           NJ
  13.04             119 Cherry Hill Road                                 Parsippany           NJ
   19         1     Wildcat Self Storage Pool                              Various         Various
-----------------------------------------------------------------------------------------------------------------------------------
  19.01             211 Grove Street                                 Bloomfield Township      NJ
  19.02             4125 Hempstead Station Drive                          Kettering           OH
  19.03             4900 Franklin Avenue                                   Norwood            OH
  19.04             5318 Fields Ertel Road                               Cincinnati           OH
  19.05             2201 Moellering Avenue                               Cincinnati           OH
  19.06             2140 Stapleton Court                                 Forest Park          OH
  19.07             4820 Trinity Church Road                               Dayton             OH
  19.08             8900 Rossash Road                                    Cincinnati           OH
  19.09             7888 Wildcat Road                                      Dayton             OH
   20         1     Sealy C Pool                                           Various         Various
-----------------------------------------------------------------------------------------------------------------------------------
  20.01             7402-7648 Reindeer Trail                             San Antonio          TX
  20.02             520-524 Elmwood Park Boulevard                         Harahan            LA
  20.03             5405 Bandera Road                                    Leon Valley          TX
  20.04             6565 Exchequer Drive                                 Baton Rouge          LA
  20.05             1700 Grandstand Drive                                San Antonio          TX
  20.06             150 Teal Street                                      New Orleans          LA
  20.07             120 Mallard Street                                   New Orleans          LA
  20.08             11441 Industriplex Boulevard                         Baton Rouge          LA
  20.09             11301 Industriplex Boulevard                         Baton Rouge          LA
  20.10             107 Mallard Street                                   New Orleans          LA
  20.11             100 James Drive                                      New Orleans          LA
  20.12             7042 Alamo Downs Parkway                             San Antonio          TX
  20.13             143 Mallard Street                                   New Orleans          LA
  20.14             150 Canvasback Drive                                 New Orleans          LA
   23         1     NJ Industrial & Office Pool                            Various            NJ
-----------------------------------------------------------------------------------------------------------------------------------
  23.01             3 University Plaza                                   Hackensack           NJ
  23.02             40 Cragwood Road                                  South Plainfield        NJ
  23.03             200 Forge Way                                     Rockaway Township       NJ
  23.04             400 Forge Way                                     Rockaway Township       NJ
  23.05             100 Forge Way                                     Rockaway Township       NJ
  23.06             300 Forge Way                                     Rockaway Township       NJ
   29         1     Sealy B Pool                                           Various            LA
-----------------------------------------------------------------------------------------------------------------------------------
  29.01             6735 Exchequer Drive                                 Baton Rouge          LA
  29.02             11955-11965 Lakeland Park Boulevard                  Baton Rouge          LA
  29.03             11200 Industriplex Boulevard                         Baton Rouge          LA
  29.04             150 James Drive East                                 New Orleans          LA
  29.05             115 Canvasback Drive                                 New Orleans          LA
  29.06             110 Widgeon Drive                                    New Orleans          LA
  29.07             125 James Drive West                                 New Orleans          LA
  29.08             190 James Drive East                                 New Orleans          LA
  29.09             161 James Drive West                                 New Orleans          LA
  29.10             125 Mallard Street                                   New Orleans          LA
  29.11             115 James Drive West                                 New Orleans          LA
  29.12             160 James Drive East                                 New Orleans          LA
  29.13             110 James Drive West                                 New Orleans          LA
 Various      1     MCW III Portfolio                                      Various         Various          MCW III Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   63         1     Kleinwood Center                                       Spring             TX            MCW III Portfolio
   163        1     Vineyard Shopping Center                             Tallahassee          FL            MCW III Portfolio
   166        1     Murray Landing Shopping Center                          Irmo              SC            MCW III Portfolio
 Various      1     North County Square Portfolio                           Vista             CA      North County Square Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   66         1     North County Square - South                             Vista             CA      North County Square Portfolio
   108        1     North County Square - North                             Vista             CA      North County Square Portfolio
 Various      1     Extra Space Portfolio #7                               Various         Various      Extra Space Portfolio #7
-----------------------------------------------------------------------------------------------------------------------------------
   116        1     Extra Space Storage - Inwood Road                      Dallas             TX        Extra Space Portfolio #7
   173        1     Extra Space Storage - West Avenue                     Lancaster           CA        Extra Space Portfolio #7
   197        1     Extra Space Storage - Plain Street                   Marshfield           MA        Extra Space Portfolio #7
   230        1     Extra Space Storage - North Cave Creek Road            Phoenix            AZ        Extra Space Portfolio #7
   241        1     Extra Space Storage - Charlotte Pike                  Nashville           TN        Extra Space Portfolio #7
   255        1     Extra Space Storage - East 21st Street North           Wichita            KS        Extra Space Portfolio #7
   257        1     Extra Space Storage - Garland Road                     Dallas             TX        Extra Space Portfolio #7
   47         1     Buffalo TOPS Pool                                      Various            NY
-----------------------------------------------------------------------------------------------------------------------------------
  47.01             Tops Plaza - Niagra Falls, NY                       Niagara Falls         NY
  47.02             Tops Plaza - Springville, NY                         Springville          NY
  47.03             Tops Plaza - Alden, NY                                  Alden             NY
  47.04             Tops Plaza - Medina, NY                                Medina             NY
   59         2     Camden Pool                                            Houston            TX
-----------------------------------------------------------------------------------------------------------------------------------
  59.01             Camden Wyndham Apartments                              Houston            TX
  59.02             Camden Crossing Apartments                             Houston            TX
   62         1     Opus Office Pool                                    Overland Park         KS
-----------------------------------------------------------------------------------------------------------------------------------
  62.01             Highlands Corporate Campus I                        Overland Park         KS
  62.02             Southcreek Corporate Center III                     Overland Park         KS
   71         1     Twin Oaks Pool                                         Norfolk            VA
-----------------------------------------------------------------------------------------------------------------------------------
  71.01             Twin Oaks II                                           Norfolk            VA
  71.02             Twin Oaks I                                            Norfolk            VA
   73         1     Sterling Bank Pool                                     Various            TX
-----------------------------------------------------------------------------------------------------------------------------------
  73.01             6895 Highway 6 North                                   Houston            TX
  73.02             15000 Northwest Freeway                                Houston            TX
  73.03             6333 FM 1960 West                                      Houston            TX
  73.04             111 1960 East Bypass                                   Houston            TX
  73.05             16211 Space Center Boulevard                           Houston            TX
  73.06             5006 Verde Valley Lane                                 Dallas             TX
  73.07             414 West 19th Street                                   Houston            TX
  73.08             2201 Mangum Road                                       Houston            TX
  73.09             855 FM 1960 Road West                                  Houston            TX
  73.10             1500 Center Street                                    Deer Park           TX
  73.11             12727 East Freeway                                     Houston            TX
  73.12             338 South Cedar Ridge                                  Dallas             TX
  73.13             12850 Bandero Road                                     Helotes            TX
  73.14             8117 East Freeway                                      Houston            TX
 Various      1     Belmont Self Storage Portfolio                         Various            CA     Belmont Self Storage Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   134        1     Belmont Self Storage Phase I                         San Carlos           CA     Belmont Self Storage Portfolio
   191        1     Belmont Self Storage Phase II                          Belmont            CA     Belmont Self Storage Portfolio
 Various      1     Indianapolis Office Portfolio                       Indianapolis          IN      Indianapolis Office Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   161        1     Ten Fortune Park                                    Indianapolis          IN      Indianapolis Office Portfolio
   184        1     Lakeside at College Park                            Indianapolis          IN      Indianapolis Office Portfolio
 Various      1     Walgreens Monroe Portfolio                             Various            MO       Walgreens Monroe Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   180        1     Walgreens - Independence, MO                        Independence          MO       Walgreens Monroe Portfolio
   219        1     Walgreens - Eureka, MO                                 Eureka             MO       Walgreens Monroe Portfolio
   140        1     Bernstein Pool                                        Norcross            GA
-----------------------------------------------------------------------------------------------------------------------------------
 140.01             Bay Colony                                            Norcross            GA
 140.02             Colony Center                                         Norcross            GA
 Various      1     Cole Retail Portfolio                                  Various         Various        Cole Retail Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
   226        1     Gold's Gym - O'Fallon, IL                             O'Fallon            IL          Cole Retail Portfolio
   248        1     Walgreens - Picayune, MS                              Picayune            MS          Cole Retail Portfolio
   258        1     CVS - Clinton, NY                                      Clinton            NY          Cole Retail Portfolio
   165        2     Graduate Court Pool                                Charlottesville        VA
-----------------------------------------------------------------------------------------------------------------------------------
 165.01             Graduate Court                                     Charlottesville        VA
 165.02             Montebello Pointe                                  Charlottesville        VA
   174        1     OB New Jersey Pool                                     Various            NJ
-----------------------------------------------------------------------------------------------------------------------------------
 174.01             Storage One                                      Egg Harbor Township      NJ
 174.02             Harbor Mini Self Storage                             West Creek           NJ
   212        1     Campbell Westheimer Retail Pool                        Various            TX
-----------------------------------------------------------------------------------------------------------------------------------
 212.01             Campbell - Collins Retail Building                   Richardson           TX
 212.02             Highway 6/Westheimer Center                            Houston            TX

                                                    % OF                         REMAINING
                                                 AGGREGATE       ORIGINAL         TERM TO                    ORIGINAL   REMAINING
MORTGAGE        ORIGINAL        CUT-OFF DATE      CUT-OFF    TERM TO MATURITY   MATURITY OR                   AMORT       AMORT
  LOAN            LOAN              LOAN           DATE           OR ARD            ARD        REMAINING IO    TERM        TERM
 NUMBER       BALANCE ($)       BALANCE ($)       BALANCE         (MOS.)          (MOS.)      PERIOD (MOS.)   (MOS.)      (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

    1      1,500,000,000.00   1,500,000,000.00     18.98%           120             117            117          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  1.01     1,160,377,358.53
  1.02       339,622,641.48
   13         62,118,000.00      62,118,000.00      0.79%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  13.01       26,196,534.00
  13.02       15,742,233.00
  13.03       10,818,986.00
  13.04        9,360,247.00
   19         53,200,000.00      53,200,000.00      0.67%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  19.01       15,280,000.00
  19.02        7,520,000.00
  19.03        6,880,000.00
  19.04        5,120,000.00
  19.05        4,480,000.00
  19.06        3,840,000.00
  19.07        3,760,000.00
  19.08        3,200,000.00
  19.09        3,120,000.00
   20         53,025,000.00      53,025,000.00      0.67%           120             119             59         360         360
---------------------------------------------------------------------------------------------------------------------------------
  20.01        9,375,000.00
  20.02        7,912,500.00
  20.03        5,475,000.00
  20.04        4,462,500.00
  20.05        3,975,000.00
  20.06        3,787,500.00
  20.07        3,112,500.00
  20.08        2,962,500.00
  20.09        2,662,500.00
  20.10        2,062,500.00
  20.11        2,025,000.00
  20.12        1,837,500.00
  20.13        1,762,500.00
  20.14        1,612,500.00
   23         48,552,000.00      48,552,000.00      0.61%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  23.01       26,464,543.69
  23.02       10,302,990.29
  23.03        4,915,805.83
  23.04        4,175,067.96
  23.05        1,346,796.12
  23.06        1,346,796.12
   29         42,960,000.00      42,960,000.00      0.54%           120             119             59         360         360
---------------------------------------------------------------------------------------------------------------------------------
  29.01        7,200,000.00
  29.02        6,680,000.00
  29.03        4,280,000.00
  29.04        4,200,000.00
  29.05        3,640,000.00
  29.06        3,280,000.00
  29.07        2,960,000.00
  29.08        2,520,000.00
  29.09        2,120,000.00
  29.10        1,840,000.00
  29.11        1,720,000.00
  29.12        1,360,000.00
  29.13        1,160,000.00
 Various      36,570,000.00      36,570,000.00      0.46%           120             118            118          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
   63         23,640,000.00      23,640,000.00      0.30%           120             118            118          IO          IO
   163         6,600,000.00       6,600,000.00      0.08%           120             118            118          IO          IO
   166         6,330,000.00       6,330,000.00      0.08%           120             118            118          IO          IO
 Various      35,000,000.00      35,000,000.00      0.44%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
   66         22,000,000.00      22,000,000.00      0.28%           120             119            119          IO          IO
   108        13,000,000.00      13,000,000.00      0.16%           120             119            119          IO          IO
 Various      32,950,000.00      32,950,000.00      0.42%           120             119             59         360         360
---------------------------------------------------------------------------------------------------------------------------------
   116        11,700,000.00      11,700,000.00      0.15%           120             119             59         360         360
   173         5,840,000.00       5,840,000.00      0.07%           120             119             59         360         360
   197         4,776,000.00       4,776,000.00      0.06%           120             119             59         360         360
   230         3,440,000.00       3,440,000.00      0.04%           120             119             59         360         360
   241         2,960,000.00       2,960,000.00      0.04%           120             119             59         360         360
   255         2,154,000.00       2,154,000.00      0.03%           120             119             59         360         360
   257         2,080,000.00       2,080,000.00      0.03%           120             119             59         360         360
   47         30,960,000.00      30,960,000.00      0.39%           120             119             59         360         360
---------------------------------------------------------------------------------------------------------------------------------
  47.01       10,080,000.00
  47.02        9,040,000.00
  47.03        6,480,000.00
  47.04        5,360,000.00
   59         24,100,000.00      24,100,000.00      0.30%           120             118            118          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  59.01
  59.02
   62         24,000,000.00      24,000,000.00      0.30%           120             118            118          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  62.01
  62.02
   71         20,160,000.00      20,160,000.00      0.26%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  71.01
  71.02
   73         19,900,000.00      19,900,000.00      0.25%           120             118            118          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
  73.01        2,668,028.87
  73.02        2,546,408.87
  73.03        1,983,918.90
  73.04        1,938,311.90
  73.05        1,869,900.91
  73.06        1,809,090.91
  73.07        1,611,458.92
  73.08        1,413,826.93
  73.09        1,079,373.95
  73.10          722,115.96
  73.11          706,913.96
  73.12          676,508.97
  73.13          638,502.97
  73.14          235,637.99
 Various      14,000,000.00      14,000,000.00      0.18%           120             119             59         360         360
---------------------------------------------------------------------------------------------------------------------------------
   134         9,000,000.00       9,000,000.00      0.11%           120             119             59         360         360
   191         5,000,000.00       5,000,000.00      0.06%           120             119             59         360         360
 Various      12,000,000.00      12,000,000.00      0.15%           120             117             57         360         360
---------------------------------------------------------------------------------------------------------------------------------
   161         6,650,000.00       6,650,000.00      0.08%           120             117             57         360         360
   184         5,350,000.00       5,350,000.00      0.07%           120             117             57         360         360
 Various       9,250,000.00       9,250,000.00      0.12%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
   180         5,410,000.00       5,410,000.00      0.07%           120             119            119          IO          IO
   219         3,840,000.00       3,840,000.00      0.05%           120             119            119          IO          IO
   140         8,720,000.00       8,720,000.00      0.11%           120             120             24         360         360
---------------------------------------------------------------------------------------------------------------------------------
 140.01
 140.02
 Various       8,399,000.00       8,399,000.00      0.11%           120           Various        Various        IO          IO
---------------------------------------------------------------------------------------------------------------------------------
   226         3,650,000.00       3,650,000.00      0.05%           120             115            115          IO          IO
   248         2,766,000.00       2,766,000.00      0.03%           120             115            115          IO          IO
   258         1,983,000.00       1,983,000.00      0.03%           120             114            114          IO          IO
   165         6,400,000.00       6,400,000.00      0.08%           120             119             35         360         360
---------------------------------------------------------------------------------------------------------------------------------
 165.01
 165.02
   174         5,720,000.00       5,720,000.00      0.07%           120             119            119          IO          IO
---------------------------------------------------------------------------------------------------------------------------------
 174.01
 174.02
   212         4,000,000.00       3,990,992.81      0.05%           120             118             0          360         358
---------------------------------------------------------------------------------------------------------------------------------
 212.01
 212.02

                            MATURITY DATE
MORTGAGE                        OR ARD                                          CUT-OFF    LTV RATIO
  LOAN     MONTHLY P&I         BALLOON           APPRAISED                     DATE LTV   AT MATURITY     NUMBER OF     UNIT OF
 NUMBER    PAYMENTS ($)      BALANCE ($)         VALUE ($)        DSCR (X)       RATIO       OR ARD     UNITS (UNITS)   MEASURE
-------------------------------------------------------------------------------------------------------------------------------

    1           IO        1,500,000,000.00   5,400,000,000.00           1.73     55.56%      55.56%           11,227     Units
-------------------------------------------------------------------------------------------------------------------------------
  1.01                                                                                                         8,746     Units
  1.02                                                                                                         2,481     Units
   13           IO           62,118,000.00     102,200,000.00           1.39     60.78%      60.78%          533,937    Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  13.01                                         43,100,000.00                                                198,818    Sq. Ft.
  13.02                                         25,900,000.00                                                146,448    Sq. Ft.
  13.03                                         17,800,000.00                                                 93,411    Sq. Ft.
  13.04                                         15,400,000.00                                                 95,260    Sq. Ft.
   19           IO           53,200,000.00      66,500,000.00           1.37     80.00%      80.00%          797,232    Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  19.01                                         19,100,000.00                                                 82,240    Sq. Ft.
  19.02                                          9,400,000.00                                                 89,575    Sq. Ft.
  19.03                                          8,600,000.00                                                104,335    Sq. Ft.
  19.04                                          6,400,000.00                                                 92,326    Sq. Ft.
  19.05                                          5,600,000.00                                                 94,547    Sq. Ft.
  19.06                                          4,800,000.00                                                106,265    Sq. Ft.
  19.07                                          4,700,000.00                                                 79,200    Sq. Ft.
  19.08                                          4,000,000.00                                                 76,489    Sq. Ft.
  19.09                                          3,900,000.00                                                 72,255    Sq. Ft.
   20       312,139.54       49,493,635.18      70,700,000.00           1.24     75.00%      70.01%        1,006,752    Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  20.01                                         12,500,000.00                                               251,125     Sq. Ft.
  20.02                                         10,550,000.00                                               102,209     Sq. Ft.
  20.03                                          7,300,000.00                                               145,394     Sq. Ft.
  20.04                                          5,950,000.00                                               108,800     Sq. Ft.
  20.05                                          5,300,000.00                                                59,754     Sq. Ft.
  20.06                                          5,050,000.00                                                53,544     Sq. Ft.
  20.07                                          4,150,000.00                                                53,520     Sq. Ft.
  20.08                                          3,950,000.00                                                35,596     Sq. Ft.
  20.09                                          3,550,000.00                                                38,396     Sq. Ft.
  20.10                                          2,750,000.00                                                23,436     Sq. Ft.
  20.11                                          2,700,000.00                                                43,055     Sq. Ft.
  20.12                                          2,450,000.00                                                27,987     Sq. Ft.
  20.13                                          2,350,000.00                                                23,436     Sq. Ft.
  20.14                                          2,150,000.00                                                40,500     Sq. Ft.
   23           IO           48,552,000.00      72,100,000.00           1.32     67.34%      67.34%         543,952     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  23.01                                         39,300,000.00                                               223,687     Sq. Ft.
  23.02                                         15,300,000.00                                               130,793     Sq. Ft.
  23.03                                          7,300,000.00                                                72,118     Sq. Ft.
  23.04                                          6,200,000.00                                                73,000     Sq. Ft.
  23.05                                          2,000,000.00                                                20,154     Sq. Ft.
  23.06                                          2,000,000.00                                                24,200     Sq. Ft.
   29       252,890.42       40,098,945.16      53,700,000.00           1.19     80.00%      74.67%         657,999     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  29.01                                          9,000,000.00                                               144,000     Sq. Ft.
  29.02                                          8,350,000.00                                                90,662     Sq. Ft.
  29.03                                          5,350,000.00                                                42,355     Sq. Ft.
  29.04                                          5,250,000.00                                                49,275     Sq. Ft.
  29.05                                          4,550,000.00                                                64,750     Sq. Ft.
  29.06                                          4,100,000.00                                                49,800     Sq. Ft.
  29.07                                          3,700,000.00                                                38,692     Sq. Ft.
  29.08                                          3,150,000.00                                                36,357     Sq. Ft.
  29.09                                          2,650,000.00                                                47,474     Sq. Ft.
  29.10                                          2,300,000.00                                                23,436     Sq. Ft.
  29.11                                          2,150,000.00                                                21,408     Sq. Ft.
  29.12                                          1,700,000.00                                                25,772     Sq. Ft.
  29.13                                          1,450,000.00                                                24,018     Sq. Ft.
 Various        IO           36,570,000.00      60,950,000.00           1.64     60.00%      60.00%         281,143     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   63           IO           23,640,000.00      39,400,000.00           1.58     60.00%      60.00%         153,963     Sq. Ft.
   163          IO            6,600,000.00      11,000,000.00           1.72     60.00%      60.00%          62,821     Sq. Ft.
   166          IO            6,330,000.00      10,550,000.00           1.79     60.00%      60.00%          64,359     Sq. Ft.
 Various        IO           35,000,000.00      43,750,000.00           1.37     80.00%      80.00%         174,345     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   66           IO           22,000,000.00      27,500,000.00           1.33     80.00%      80.00%         103,059     Sq. Ft.
   108          IO           13,000,000.00      16,250,000.00           1.44     80.00%      80.00%          71,286     Sq. Ft.
 Various    191,241.94       30,700,656.81      41,670,000.00           1.28     79.07%      73.68%         412,905     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   116      67,906.85        10,901,295.44      14,650,000.00           1.22     79.86%      74.41%          84,050     Sq. Ft.
   173      33,895.38         5,441,330.37       7,300,000.00           1.19     80.00%      74.54%          67,808     Sq. Ft.
   197      27,719.92         4,449,964.70       5,970,000.00           1.33     80.00%      74.54%          49,285     Sq. Ft.
   230      19,965.77         3,205,167.21       4,300,000.00           1.20     80.00%      74.54%          48,235     Sq. Ft.
   241      17,179.85         2,757,934.57       3,700,000.00           1.35     80.00%      74.54%          49,658     Sq. Ft.
   255      12,501.83         2,006,956.44       3,150,000.00           1.24     68.38%      63.71%          49,940     Sq. Ft.
   257      12,072.33         1,938,008.08       2,600,000.00           1.82     80.00%      74.54%          63,929     Sq. Ft.
   47       176,759.94       28,785,997.01      38,700,000.00           1.41     80.00%      74.38%         370,670     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  47.01                                         12,600,000.00                                               117,014     Sq. Ft.
  47.02                                         11,300,000.00                                               105,636     Sq. Ft.
  47.03                                          8,100,000.00                                                67,992     Sq. Ft.
  47.04                                          6,700,000.00                                                80,028     Sq. Ft.
   59           IO           24,100,000.00      33,700,000.00           1.58     71.51%      71.51%           814        Units
-------------------------------------------------------------------------------------------------------------------------------
  59.01                                         18,800,000.00                                                 448        Units
  59.02                                         14,900,000.00                                                 366        Units
   62           IO           24,000,000.00      34,000,000.00           1.30     70.59%      70.59%         234,478     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  62.01                                         17,300,000.00                                               112,678     Sq. Ft.
  62.02                                         16,700,000.00                                               121,800     Sq. Ft.
   71           IO           20,160,000.00      28,800,000.00           1.66     70.00%      70.00%         166,725     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  71.01                                         14,700,000.00                                                84,749     Sq. Ft.
  71.02                                         14,100,000.00                                                81,976     Sq. Ft.
   73           IO           19,900,000.00      26,180,000.00           1.62     76.01%      76.01%         120,793     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
  73.01                                          3,510,000.00                                                6,130      Sq. Ft.
  73.02                                          3,350,000.00                                                34,776     Sq. Ft.
  73.03                                          2,610,000.00                                                7,433      Sq. Ft.
  73.04                                          2,550,000.00                                                7,568      Sq. Ft.
  73.05                                          2,460,000.00                                                7,651      Sq. Ft.
  73.06                                          2,380,000.00                                                6,500      Sq. Ft.
  73.07                                          2,120,000.00                                                6,309      Sq. Ft.
  73.08                                          1,860,000.00                                                13,522     Sq. Ft.
  73.09                                          1,420,000.00                                                5,306      Sq. Ft.
  73.10                                           950,000.00                                                 2,600      Sq. Ft.
  73.11                                           930,000.00                                                 3,180      Sq. Ft.
  73.12                                           890,000.00                                                 6,403      Sq. Ft.
  73.13                                           840,000.00                                                 2,615      Sq. Ft.
  73.14                                           310,000.00                                                 10,800     Sq. Ft.
 Various    79,578.32        13,009,549.24      19,730,000.00           1.37     70.96%      65.94%          97,085     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   134      51,157.49         8,363,281.65      12,300,000.00           1.33     73.17%      67.99%          59,725     Sq. Ft.
   191      28,420.83         4,646,267.59       7,430,000.00           1.43     67.29%      62.53%          37,360     Sq. Ft.
 Various    70,486.81        11,198,637.42      16,200,000.00           1.35     74.07%      69.13%         184,312     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   161      39,061.44         6,205,911.57       9,000,000.00           1.33     73.89%      68.95%         100,784     Sq. Ft.
   184      31,425.37         4,992,725.85       7,200,000.00           1.36     74.31%      69.34%          83,528     Sq. Ft.
 Various        IO            9,250,000.00      11,700,000.00           1.33     79.06%      79.06%          29,680     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   180          IO            5,410,000.00       6,900,000.00           1.35     78.41%      78.41%          15,120     Sq. Ft.
   219          IO            3,840,000.00       4,800,000.00           1.31     80.00%      80.00%          14,560     Sq. Ft.
   140      52,112.74         7,723,735.75      10,900,000.00           1.36     80.00%      70.86%         120,965     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
 140.01                                          5,700,000.00                                                52,968     Sq. Ft.
 140.02                                          5,200,000.00                                                67,997     Sq. Ft.
 Various        IO            8,399,000.00      14,650,000.00           2.05     57.33%      57.33%          65,667     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
   226          IO            3,650,000.00       7,400,000.00           2.44     49.32%      49.32%          40,792     Sq. Ft.
   248          IO            2,766,000.00       4,200,000.00           1.59     65.86%      65.86%          14,820     Sq. Ft.
   258          IO            1,983,000.00       3,050,000.00           1.93     65.02%      65.02%          10,055     Sq. Ft.
   165      37,552.19         5,760,158.19       8,600,000.00           1.21     74.42%      66.98%            34        Units
-------------------------------------------------------------------------------------------------------------------------------
 165.01                                          6,700,000.00                                                  27        Units
 165.02                                          1,900,000.00                                                  7         Units
   174          IO            5,720,000.00       7,150,000.00           1.34     80.00%      80.00%          76,576     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
 174.01                                          4,680,000.00                                                48,150     Sq. Ft.
 174.02                                          2,470,000.00                                                28,426     Sq. Ft.
   212      23,342.91         3,367,041.79       5,785,000.00           1.23     68.99%      58.20%          14,245     Sq. Ft.
-------------------------------------------------------------------------------------------------------------------------------
 212.01                                          3,025,000.00                                                 6,245     Sq. Ft.
 212.02                                          2,760,000.00                                                 8,000     Sq. Ft.

               CUT-OFF
MORTGAGE      DATE LOAN
  LOAN         AMOUNT         UW NET CASH    MORTGAGE LOAN
 NUMBER    PER (UNIT) ($)       FLOW ($)        NUMBER
----------------------------------------------------------

    1        133,606.48     333,909,980.08        1
----------------------------------------------------------
  1.01                                          1.01
  1.02                                          1.02
   13          116.34        5,330,659.44        13
----------------------------------------------------------
  13.01                      2,017,591.00       13.01
  13.02                      1,599,661.66       13.02
  13.03                       883,270.05        13.03
  13.04                       830,136.73        13.04
   19           66.73        4,169,332.74        19
----------------------------------------------------------
  19.01                      1,127,418.85       19.01
  19.02                       636,429.74        19.02
  19.03                       654,508.30        19.03
  19.04                       471,567.81        19.04
  19.05                       351,031.03        19.05
  19.06                       192,000.46        19.06
  19.07                       280,116.06        19.07
  19.08                       291,253.60        19.08
  19.09                       165,006.89        19.09
   20           52.67        4,647,704.66        20
----------------------------------------------------------
  20.01                       714,122.50        20.01
  20.02                       733,384.68        20.02
  20.03                       406,045.46        20.03
  20.04                       358,347.70        20.04
  20.05                       331,943.18        20.05
  20.06                       346,088.85        20.06
  20.07                       433,005.51        20.07
  20.08                       287,389.46        20.08
  20.09                       211,599.41        20.09
  20.10                       181,891.07        20.10
  20.11                       239,703.45        20.11
  20.12                       147,685.30        20.12
  20.13                       140,565.24        20.13
  20.14                       115,932.85        20.14
   23           89.26        4,012,895.83        23
----------------------------------------------------------
  23.01                      2,162,510.18       23.01
  23.02                       462,175.01        23.02
  23.03                       594,657.93        23.03
  23.04                       529,369.60        23.04
  23.05                       109,201.34        23.05
  23.06                       154,981.77        23.06
   29           65.29        3,624,233.00        29
----------------------------------------------------------
  29.01                       551,088.00        29.01
  29.02                       555,343.00        29.02
  29.03                       395,156.00        29.03
  29.04                       346,745.00        29.04
  29.05                       287,055.00        29.05
  29.06                       309,123.00        29.06
  29.07                       217,985.00        29.07
  29.08                       216,208.00        29.08
  29.09                       187,772.00        29.09
  29.10                       137,030.00        29.10
  29.11                       160,653.00        29.11
  29.12                       127,342.00        29.12
  29.13                       132,733.00        29.13
 Various       130.08        3,334,850.94      Various
----------------------------------------------------------
   63          153.54        2,077,747.74        63
   163         105.06         628,755.62         163
   166          98.35         628,347.58         166
 Various       200.75        2,578,633.22      Various
----------------------------------------------------------
   66          213.47        1,574,004.58        66
   108         182.36        1,004,628.64        108
 Various        79.80        2,937,998.66      Various
----------------------------------------------------------
   116         139.20         997,928.11         116
   173          86.13         483,968.83         173
   197          96.91         441,006.06         197
   230          71.32         286,653.25         230
   241          59.61         279,189.77         241
   255          43.13         185,533.13         255
   257          32.54         263,719.51         257
   47           83.52        2,984,619.92        47
----------------------------------------------------------
  47.01                      1,019,128.14       47.01
  47.02                       882,123.24        47.02
  47.03                       626,053.50        47.03
  47.04                       457,315.04        47.04
   59         29,606.88      1,977,626.76        59
----------------------------------------------------------
  59.01                      1,149,229.36       59.01
  59.02                       828,397.40        59.02
   62          102.36        1,728,750.93        62
----------------------------------------------------------
  62.01                      1,040,943.28       62.01
  62.02                       687,807.65        62.02
   71          120.92        1,856,990.22        71
----------------------------------------------------------
  71.01                       979,191.41        71.01
  71.02                       877,798.81        71.02
   73          164.74        1,792,947.67        73
----------------------------------------------------------
  73.01                       245,533.67        73.01
  73.02                       211,651.53        73.02
  73.03                       182,929.42        73.03
  73.04                       178,459.93        73.04
  73.05                       172,539.35        73.05
  73.06                       166,660.00        73.06
  73.07                       148,771.98        73.07
  73.08                       130,909.82        73.08
  73.09                        96,457.72        73.09
  73.10                        66,664.00        73.10
  73.11                        65,164.56        73.11
  73.12                        60,835.41        73.12
  73.13                        58,971.19        73.13
  73.14                        7,399.09         73.14
 Various       144.20        1,306,041.37      Various
----------------------------------------------------------
   134         150.69         818,210.51         134
   191         133.83         487,830.86         191
 Various        65.11        1,139,002.17      Various
----------------------------------------------------------
   161          65.98         625,353.12         161
   184          64.05         513,649.05         184
 Various       311.66         727,478.40       Various
----------------------------------------------------------
   180         357.80         430,920.00         180
   219         263.74         296,558.40         219
   140          72.09         853,169.19         140
----------------------------------------------------------
 140.01                       494,082.72       140.01
 140.02                       359,086.47       140.02
 Various       127.90         981,786.84       Various
----------------------------------------------------------
   226          89.48         519,828.80         226
   248         186.64         242,529.15         248
   258         197.22         219,428.89         258
   165       188,235.29       546,836.02         165
----------------------------------------------------------
 165.01                       429,391.78       165.01
 165.02                       117,444.24       165.02
   174          74.70         448,193.72         174
----------------------------------------------------------
 174.01                       273,541.39       174.01
 174.02                       174,652.33       174.02
   212         280.17         344,962.06         212
----------------------------------------------------------
 212.01                       174,402.45       212.01
 212.02                       170,559.61       212.02

(1)  The Peter  Cooper  Village &  Stuyvesant  Town Loan is part of a split loan structure that includes one or more pari passu companion loans that are not included in the Trust Fund.  With  respect to this  Mortgage  Loan,  unless otherwise specified,  the calculations of LTV Ratios, DSC Ratio and Cut-Off
     Date Balance per unit are based on the  aggregate  indebtedness  of or debt service on, as applicable,  the related  Mortgage Loan and the related pari passu  companion  loans,  but not any related  future pari passu  companion loan.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-6

       DEBT SERVICE PAYMENT SCHEDULE FOR THE 1620 EYE STREET MORTGAGE LOAN

LOAN PAY                               MONTHLY DEBT  MORTGAGE  LOAN PAY                                MONTHLY DEBT  MORTGAGE
 PERIOD   PRINCIPAL ($)  INTEREST ($)   SERVICE ($)  RATE (%)   PERIOD   PRINCIPAL ($)  INTEREST ($)    SERVICE ($)  RATE (%)
-----------------------------------------------------------------------------------------------------------------------------

   1           --          122,500.00    122,500.00   5.2500%     61                --    138,233.33     138,233.33   5.7200%
   2           --          135,625.00    135,625.00   5.2500%     62                --    147,766.67     147,766.67   5.7200%
   3           --          131,250.00    131,250.00   5.2500%     63                --    143,000.00     143,000.00   5.7200%
   4           --          135,625.00    135,625.00   5.2500%     64                --    147,766.67     147,766.67   5.7200%
   5           --          131,250.00    131,250.00   5.2500%     65                --    143,000.00     143,000.00   5.7200%
   6           --          135,625.00    135,625.00   5.2500%     66                --    147,766.67     147,766.67   5.7200%
   7           --          135,625.00    135,625.00   5.2500%     67                --    147,766.67     147,766.67   5.7200%
   8           --          131,250.00    131,250.00   5.2500%     68                --    143,000.00     143,000.00   5.7200%
   9           --          135,625.00    135,625.00   5.2500%     69                --    147,766.67     147,766.67   5.7200%
   10          --          131,250.00    131,250.00   5.2500%     70                --    143,000.00     143,000.00   5.7200%
   11          --          135,625.00    135,625.00   5.2500%     71                --    147,766.67     147,766.67   5.7200%
   12          --          135,625.00    135,625.00   5.2500%     72                --    147,766.67     147,766.67   5.7200%
   13          --          126,875.00    126,875.00   5.2500%     73                --    133,466.67     133,466.67   5.7200%
   14          --          135,625.00    135,625.00   5.2500%     74                --    147,766.67     147,766.67   5.7200%
   15          --          131,250.00    131,250.00   5.2500%     75                --    143,000.00     143,000.00   5.7200%
   16          --          135,625.00    135,625.00   5.2500%     76                --    147,766.67     147,766.67   5.7200%
   17          --          131,250.00    131,250.00   5.2500%     77                --    143,000.00     143,000.00   5.7200%
   18          --          135,625.00    135,625.00   5.2500%     78                --    147,766.67     147,766.67   5.7200%
   19          --          135,625.00    135,625.00   5.2500%     79                --    147,766.67     147,766.67   5.7200%
   20          --          131,250.00    131,250.00   5.2500%     80                --    143,000.00     143,000.00   5.7200%
   21          --          135,625.00    135,625.00   5.2500%     81                --    147,766.67     147,766.67   5.7200%
   22          --          131,250.00    131,250.00   5.2500%     82                --    143,000.00     143,000.00   5.7200%
   23          --          135,625.00    135,625.00   5.2500%     83                --    147,766.67     147,766.67   5.7200%
   24          --          135,625.00    135,625.00   5.2500%     84                --    147,766.67     147,766.67   5.7200%
   25          --          122,500.00    122,500.00   5.2500%     85                --    133,466.67     133,466.67   5.7200%
   26          --          135,625.00    135,625.00   5.2500%     86                --    147,766.67     147,766.67   5.7200%
   27          --          131,250.00    131,250.00   5.2500%     87                --    143,000.00     143,000.00   5.7200%
   28          --          135,625.00    135,625.00   5.2500%     88                --    147,766.67     147,766.67   5.7200%
   29          --          131,250.00    131,250.00   5.2500%     89                --    143,000.00     143,000.00   5.7200%
   30          --          135,625.00    135,625.00   5.2500%     90                --    147,766.67     147,766.67   5.7200%
   31          --          135,625.00    135,625.00   5.2500%     91                --    147,766.67     147,766.67   5.7200%
   32          --          131,250.00    131,250.00   5.2500%     92                --    143,000.00     143,000.00   5.7200%
   33          --          135,625.00    135,625.00   5.2500%     93                --    147,766.67     147,766.67   5.7200%
   34          --          131,250.00    131,250.00   5.2500%     94                --    143,000.00     143,000.00   5.7200%
   35          --          135,625.00    135,625.00   5.2500%     95                --    147,766.67     147,766.67   5.7200%
   36          --          135,625.00    135,625.00   5.2500%     96                --    147,766.67     147,766.67   5.7200%
   37          --          122,500.00    122,500.00   5.2500%     97                --    133,466.67     133,466.67   5.7200%
   38          --          135,625.00    135,625.00   5.2500%     98                --    147,766.67     147,766.67   5.7200%
   39          --          131,250.00    131,250.00   5.2500%     99                --    143,000.00     143,000.00   5.7200%
   40          --          135,625.00    135,625.00   5.2500%    100                --    147,766.67     147,766.67   5.7200%
   41          --          131,250.00    131,250.00   5.2500%    101                --    143,000.00     143,000.00   5.7200%
   42          --          135,625.00    135,625.00   5.2500%    102                --    147,766.67     147,766.67   5.7200%
   43          --          135,625.00    135,625.00   5.2500%    103                --    147,766.67     147,766.67   5.7200%
   44          --          131,250.00    131,250.00   5.2500%    104                --    143,000.00     143,000.00   5.7200%
   45          --          135,625.00    135,625.00   5.2500%    105                --    147,766.67     147,766.67   5.7200%
   46          --          131,250.00    131,250.00   5.2500%    106                --    143,000.00     143,000.00   5.7200%
   47          --          135,625.00    135,625.00   5.2500%    107                --    147,766.67     147,766.67   5.7200%
   48          --          135,625.00    135,625.00   5.2500%    108                --    147,766.67     147,766.67   5.7200%
   49          --          122,500.00    122,500.00   5.2500%    109                --    138,233.33     138,233.33   5.7200%
   50          --          135,625.00    135,625.00   5.2500%    110                --    147,766.67     147,766.67   5.7200%
   51          --          131,250.00    131,250.00   5.2500%    111                --    143,000.00     143,000.00   5.7200%
   52          --          135,625.00    135,625.00   5.2500%    112                --    147,766.67     147,766.67   5.7200%
   53          --          131,250.00    131,250.00   5.2500%    113                --    143,000.00     143,000.00   5.7200%
   54          --          135,625.00    135,625.00   5.2500%    114                --    147,766.67     147,766.67   5.7200%
   55          --          135,625.00    135,625.00   5.2500%    115                --    147,766.67     147,766.67   5.7200%
   56          --          131,250.00    131,250.00   5.2500%    116                --    143,000.00     143,000.00   5.7200%
   57          --          135,625.00    135,625.00   5.2500%    117                --    147,766.67     147,766.67   5.7200%
   58          --          131,250.00    131,250.00   5.2500%    118                --    143,000.00     143,000.00   5.7200%
   59          --          135,625.00    135,625.00   5.2500%    119                --    147,766.67     147,766.67   5.7200%
   60          --          135,625.00    135,625.00   5.2500%    120     30,000,000.00    147,766.67  30,147,766.67   5.7200%

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-7

 DEBT SERVICE PAYMENT SCHEDULE FOR THE MARSHALL B. COYNE BUILDING MORTGAGE LOAN

LOAN PAY                               MONTHLY DEBT  MORTGAGE  LOAN PAY                                MONTHLY DEBT  MORTGAGE
 PERIOD   PRINCIPAL ($)  INTEREST ($)   SERVICE ($)  RATE (%)   PERIOD   PRINCIPAL ($)  INTEREST ($)    SERVICE ($)  RATE (%)
-----------------------------------------------------------------------------------------------------------------------------

  1                  --  191,916.67    191,916.67    5.2500%         61             --  216,565.56       216,565.56  5.7200%
  2                  --  212,479.17    212,479.17    5.2500%         62             --  231,501.11       231,501.11  5.7200%
  3                  --  205,625.00    205,625.00    5.2500%         63             --  224,033.33       224,033.33  5.7200%
  4                  --  212,479.17    212,479.17    5.2500%         64             --  231,501.11       231,501.11  5.7200%
  5                  --  205,625.00    205,625.00    5.2500%         65             --  224,033.33       224,033.33  5.7200%
  6                  --  212,479.17    212,479.17    5.2500%         66             --  231,501.11       231,501.11  5.7200%
  7                  --  212,479.17    212,479.17    5.2500%         67             --  231,501.11       231,501.11  5.7200%
  8                  --  205,625.00    205,625.00    5.2500%         68             --  224,033.33       224,033.33  5.7200%
  9                  --  212,479.17    212,479.17    5.2500%         69             --  231,501.11       231,501.11  5.7200%
  10                 --  205,625.00    205,625.00    5.2500%         70             --  224,033.33       224,033.33  5.7200%
  11                 --  212,479.17    212,479.17    5.2500%         71             --  231,501.11       231,501.11  5.7200%
  12                 --  212,479.17    212,479.17    5.2500%         72             --  231,501.11       231,501.11  5.7200%
  13                 --  198,770.83    198,770.83    5.2500%         73             --  209,097.78       209,097.78  5.7200%
  14                 --  212,479.17    212,479.17    5.2500%         74             --  231,501.11       231,501.11  5.7200%
  15                 --  205,625.00    205,625.00    5.2500%         75             --  224,033.33       224,033.33  5.7200%
  16                 --  212,479.17    212,479.17    5.2500%         76             --  231,501.11       231,501.11  5.7200%
  17                 --  205,625.00    205,625.00    5.2500%         77             --  224,033.33       224,033.33  5.7200%
  18                 --  212,479.17    212,479.17    5.2500%         78             --  231,501.11       231,501.11  5.7200%
  19                 --  212,479.17    212,479.17    5.2500%         79             --  231,501.11       231,501.11  5.7200%
  20                 --  205,625.00    205,625.00    5.2500%         80             --  224,033.33       224,033.33  5.7200%
  21                 --  212,479.17    212,479.17    5.2500%         81             --  231,501.11       231,501.11  5.7200%
  22                 --  205,625.00    205,625.00    5.2500%         82             --  224,033.33       224,033.33  5.7200%
  23                 --  212,479.17    212,479.17    5.2500%         83             --  231,501.11       231,501.11  5.7200%
  24                 --  212,479.17    212,479.17    5.2500%         84             --  231,501.11       231,501.11  5.7200%
  25                 --  191,916.67    191,916.67    5.2500%         85             --  209,097.78       209,097.78  5.7200%
  26                 --  212,479.17    212,479.17    5.2500%         86             --  231,501.11       231,501.11  5.7200%
  27                 --  205,625.00    205,625.00    5.2500%         87             --  224,033.33       224,033.33  5.7200%
  28                 --  212,479.17    212,479.17    5.2500%         88             --  231,501.11       231,501.11  5.7200%
  29                 --  205,625.00    205,625.00    5.2500%         89             --  224,033.33       224,033.33  5.7200%
  30                 --  212,479.17    212,479.17    5.2500%         90             --  231,501.11       231,501.11  5.7200%
  31                 --  212,479.17    212,479.17    5.2500%         91             --  231,501.11       231,501.11  5.7200%
  32                 --  205,625.00    205,625.00    5.2500%         92             --  224,033.33       224,033.33  5.7200%
  33                 --  212,479.17    212,479.17    5.2500%         93             --  231,501.11       231,501.11  5.7200%
  34                 --  205,625.00    205,625.00    5.2500%         94             --  224,033.33       224,033.33  5.7200%
  35                 --  212,479.17    212,479.17    5.2500%         95             --  231,501.11       231,501.11  5.7200%
  36                 --  212,479.17    212,479.17    5.2500%         96             --  231,501.11       231,501.11  5.7200%
  37                 --  191,916.67    191,916.67    5.2500%         97             --  209,097.78       209,097.78  5.7200%
  38                 --  212,479.17    212,479.17    5.2500%         98             --  231,501.11       231,501.11  5.7200%
  39                 --  205,625.00    205,625.00    5.2500%         99             --  224,033.33       224,033.33  5.7200%
  40                 --  212,479.17    212,479.17    5.2500%        100             --  231,501.11       231,501.11  5.7200%
  41                 --  205,625.00    205,625.00    5.2500%        101             --  224,033.33       224,033.33  5.7200%
  42                 --  212,479.17    212,479.17    5.2500%        102             --  231,501.11       231,501.11  5.7200%
  43                 --  212,479.17    212,479.17    5.2500%        103             --  231,501.11       231,501.11  5.7200%
  44                 --  205,625.00    205,625.00    5.2500%        104             --  224,033.33       224,033.33  5.7200%
  45                 --  212,479.17    212,479.17    5.2500%        105             --  231,501.11       231,501.11  5.7200%
  46                 --  205,625.00    205,625.00    5.2500%        106             --  224,033.33       224,033.33  5.7200%
  47                 --  212,479.17    212,479.17    5.2500%        107             --  231,501.11       231,501.11  5.7200%
  48                 --  212,479.17    212,479.17    5.2500%        108             --  231,501.11       231,501.11  5.7200%
  49                 --  191,916.67    191,916.67    5.2500%        109             --  216,565.56       216,565.56  5.7200%
  50                 --  212,479.17    212,479.17    5.2500%        110             --  231,501.11       231,501.11  5.7200%
  51                 --  205,625.00    205,625.00    5.2500%        111             --  224,033.33       224,033.33  5.7200%
  52                 --  212,479.17    212,479.17    5.2500%        112             --  231,501.11       231,501.11  5.7200%
  53                 --  205,625.00    205,625.00    5.2500%        113             --  224,033.33       224,033.33  5.7200%
  54                 --  212,479.17    212,479.17    5.2500%        114             --  231,501.11       231,501.11  5.7200%
  55                 --  212,479.17    212,479.17    5.2500%        115             --  231,501.11       231,501.11  5.7200%
  56                 --  205,625.00    205,625.00    5.2500%        116             --  224,033.33       224,033.33  5.7200%
  57                 --  212,479.17    212,479.17    5.2500%        117             --  231,501.11       231,501.11  5.7200%
  58                 --  205,625.00    205,625.00    5.2500%        118             --  224,033.33       224,033.33  5.7200%
  59                 --  212,479.17    212,479.17    5.2500%        119             --  231,501.11       231,501.11  5.7200%
  60                 --  212,479.17    212,479.17    5.2500%        120  47,000,000.00  231,501.11    47,231,501.11  5.7200%

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

                                    ANNEX A-8

   DEBT SERVICE PAYMENT SCHEDULE FOR THE WATERS EDGE APARTMENTS MORTGAGE LOAN

LOAN PAY                               MONTHLY DEBT  MORTGAGE  LOAN PAY                                MONTHLY DEBT  MORTGAGE
 PERIOD   PRINCIPAL ($)  INTEREST ($)   SERVICE ($)  RATE (%)   PERIOD   PRINCIPAL ($)  INTEREST ($)    SERVICE ($)  RATE (%)
-----------------------------------------------------------------------------------------------------------------------------

    1          --          83,308.41     83,308.41    4.6850%     61                --    98,867.61       98,867.61   5.5600%
    2          --          80,621.04     80,621.04    4.6850%     62                --    95,678.33       95,678.33   5.5600%
    3          --          83,308.41     83,308.41    4.6850%     63                --    98,867.61       98,867.61   5.5600%
    4          --          83,308.41     83,308.41    4.6850%     64                --    98,867.61       98,867.61   5.5600%
    5          --          75,246.31     75,246.31    4.6850%     65                --    92,489.06       92,489.06   5.5600%
    6          --          83,308.41     83,308.41    4.6850%     66                --    98,867.61       98,867.61   5.5600%
    7          --          80,621.04     80,621.04    4.6850%     67                --    95,678.33       95,678.33   5.5600%
    8          --          83,308.41     83,308.41    4.6850%     68                --    98,867.61       98,867.61   5.5600%
    9          --          80,621.04     80,621.04    4.6850%     69                --    95,678.33       95,678.33   5.5600%
   10          --          83,308.41     83,308.41    4.6850%     70                --    98,867.61       98,867.61   5.5600%
   11          --          83,308.41     83,308.41    4.6850%     71                --    98,867.61       98,867.61   5.5600%
   12          --          80,621.04     80,621.04    4.6850%     72                --    95,678.33       95,678.33   5.5600%
   13          --          87,753.90     87,753.90    4.9350%     73                --   101,090.35      101,090.35   5.6850%
   14          --          84,923.13     84,923.13    4.9350%     74                --    97,829.38       97,829.38   5.6850%
   15          --          87,753.90     87,753.90    4.9350%     75                --   101,090.35      101,090.35   5.6850%
   16          --          87,753.90     87,753.90    4.9350%     76                --   101,090.35      101,090.35   5.6850%
   17          --          82,092.35     82,092.35    4.9350%     77                --    91,307.42       91,307.42   5.6850%
   18          --          87,753.90     87,753.90    4.9350%     78                --   101,090.35      101,090.35   5.6850%
   19          --          84,923.13     84,923.13    4.9350%     79                --    97,829.38       97,829.38   5.6850%
   20          --          87,753.90     87,753.90    4.9350%     80                --   101,090.35      101,090.35   5.6850%
   21          --          84,923.13     84,923.13    4.9350%     81                --    97,829.38       97,829.38   5.6850%
   22          --          87,753.90     87,753.90    4.9350%     82                --   101,090.35      101,090.35   5.6850%
   23          --          87,753.90     87,753.90    4.9350%     83                --   101,090.35      101,090.35   5.6850%
   24          --          84,923.13     84,923.13    4.9350%     84                --    97,829.38       97,829.38   5.6850%
   25          --          89,976.64     89,976.64    5.0600%     85         17,409.71   105,535.84      122,945.55   5.9350%
   26          --          87,074.17     87,074.17    5.0600%     86         20,900.20   102,045.35      122,945.55   5.9350%
   27          --          89,976.64     89,976.64    5.0600%     87         17,605.50   105,340.05      122,945.55   5.9350%
   28          --          89,976.64     89,976.64    5.0600%     88         17,695.48   105,250.07      122,945.55   5.9350%
   29          --          81,269.22     81,269.22    5.0600%     89         27,962.65    94,982.90      122,945.55   5.9350%
   30          --          89,976.64     89,976.64    5.0600%     90         17,928.82   105,016.73      122,945.55   5.9350%
   31          --          87,074.17     87,074.17    5.0600%     91         21,405.13   101,540.42      122,945.55   5.9350%
   32          --          89,976.64     89,976.64    5.0600%     92         18,129.84   104,815.71      122,945.55   5.9350%
   33          --          87,074.17     87,074.17    5.0600%     93         21,600.66   101,344.89      122,945.55   5.9350%
   34          --          89,976.64     89,976.64    5.0600%     94         18,332.90   104,612.65      122,945.55   5.9350%
   35          --          89,976.64     89,976.64    5.0600%     95         18,426.59   104,518.96      122,945.55   5.9350%
   36          --          87,074.17     87,074.17    5.0600%     96         21,889.30   101,056.25      122,945.55   5.9350%
   37          --          92,199.38     92,199.38    5.1850%     97         18,632.63   104,312.92      122,945.55   5.9350%
   38          --          89,225.21     89,225.21    5.1850%     98         22,089.72   100,855.83      122,945.55   5.9350%
   39          --          92,199.38     92,199.38    5.1850%     99         18,840.75   104,104.80      122,945.55   5.9350%
   40          --          92,199.38     92,199.38    5.1850%    100         18,937.04   104,008.51      122,945.55   5.9350%
   41          --          83,276.86     83,276.86    5.1850%    101         29,089.80    93,855.75      122,945.55   5.9350%
   42          --          92,199.38     92,199.38    5.1850%    102         19,182.49   103,763.06      122,945.55   5.9350%
   43          --          89,225.21     89,225.21    5.1850%    103         22,624.56   100,320.99      122,945.55   5.9350%
   44          --          92,199.38     92,199.38    5.1850%    104         19,396.15   103,549.40      122,945.55   5.9350%
   45          --          89,225.21     89,225.21    5.1850%    105         22,832.39   100,113.16      122,945.55   5.9350%
   46          --          92,199.38     92,199.38    5.1850%    106         19,611.97   103,333.58      122,945.55   5.9350%
   47          --          92,199.38     92,199.38    5.1850%    107         19,712.20   103,233.35      122,945.55   5.9350%
   48          --          89,225.21     89,225.21    5.1850%    108         23,139.80    99,805.75      122,945.55   5.9350%
   49          --          96,644.87     96,644.87    5.4350%    109         19,931.21   103,014.34      122,945.55   5.9350%
   50          --          93,527.29     93,527.29    5.4350%    110         23,352.82    99,592.73      122,945.55   5.9350%
   51          --          96,644.87     96,644.87    5.4350%    111         20,152.42   102,793.13      122,945.55   5.9350%
   52          --          96,644.87     96,644.87    5.4350%    112         20,255.41   102,690.14      122,945.55   5.9350%
   53          --          87,292.14     87,292.14    5.4350%    113         26,977.42    95,968.13      122,945.55   5.9350%
   54          --          96,644.87     96,644.87    5.4350%    114         20,496.80   102,448.75      122,945.55   5.9350%
   55          --          93,527.29     93,527.29    5.4350%    115         23,902.97    99,042.58      122,945.55   5.9350%
   56          --          96,644.87     96,644.87    5.4350%    116         20,723.72   102,221.83      122,945.55   5.9350%
   57          --          93,527.29     93,527.29    5.4350%    117         24,123.69    98,821.86      122,945.55   5.9350%
   58          --          96,644.87     96,644.87    5.4350%    118         20,952.92   101,992.63      122,945.55   5.9350%
   59          --          96,644.87     96,644.87    5.4350%    119         21,060.00   101,885.55      122,945.55   5.9350%
   60          --          93,527.29     93,527.29    5.4350%    120     19,914,694.44    98,494.76   20,013,189.20   5.9350%

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                 % OF                                   WTD. AVG.
                                                               CUT-OFF     AVERAGE         MAXIMUM       CUT-OFF     WTD. AVG.
                                  NUMBER OF      AGGREGATE       DATE      CUT-OFF         CUT-OFF         DATE         LTV
                                  MORTGAGED       CUT-OFF        POOL        DATE            DATE          LTV        RATIO AT
        PROPERTY TYPE            PROPERTIES    DATE BALANCE    BALANCE     BALANCE         BALANCE      RATIO (2)   MATURITY (2)
--------------------------------------------------------------------------------------------------------------------------------

Office                                82      $3,397,538,675     43.0%   $41,433,398   $  536,000,000      76.3%        74.8%
Multifamily                           54       2,289,679,626     29.0    $42,401,475   $1,160,377,359      61.2%        60.6%
Retail                                90         895,588,411     11.3    $ 9,950,982   $   60,000,000      72.6%        69.3%
   Retail - Anchored                  36         642,666,495      8.1    $17,851,847   $   50,000,000      72.6%        69.6%
   Retail - Single Tenant             30         148,371,830      1.9    $ 4,945,728   $   60,000,000      72.3%        71.1%
   Retail - Unanchored                13          56,385,217      0.7    $ 4,337,324   $    7,120,000      72.0%        63.0%
   Retail - Shadow Anchored(4)        11          48,164,869      0.6    $ 4,378,624   $    8,320,000      73.2%        67.8%
Hospitality                           18         409,119,656      5.2    $22,728,870   $  186,500,000      67.2%        62.1%
Mixed Use                              8         340,696,297      4.3    $42,587,037   $  190,000,000      74.2%        72.3%
Industrial                            50         294,885,179      3.7    $ 5,897,704   $   26,640,000      72.9%        68.2%
Self Storage                          22         139,150,000      1.8    $ 6,325,000   $   22,000,000      75.5%        72.8%
Land (5)                               2         101,396,894      1.3    $50,698,447   $  100,000,000      44.0%        43.9%
Healthcare                             1          32,500,000      0.4    $32,500,000   $   32,500,000      66.0%        63.5%
Mobile Home Park                       1           2,944,000      0.0    $ 2,944,000   $    2,944,000      79.6%        69.9%
                                     ---      --------------    -----
                                     328      $7,903,498,737    100.0%   $24,096,033   $1,160,377,359      70.4%        68.6%
                                     ===      ==============    =====

                                 WTD. AVG.
                                   STATED    WTD. AVG.    MINIMUM     MAXIMUM
                                 REMAINING    CUT-OFF     CUT-OFF     CUT-OFF
                                  TERM TO       DATE        DATE        DATE     WTD. AVG.   WTD. AVG.
                                  MATURITY      DSC         DSC         DSC      OCCUPANCY    MORTGAGE
        PROPERTY TYPE              (MOS.)    RATIO (2)   RATIO (2)   RATIO (2)    RATE (3)      RATE
------------------------------------------------------------------------------------------------------

Office                               107       1.25x       1.06x       3.47x        94.5%      5.672%
Multifamily                          113       1.60x       1.16x       2.36x        96.2%      6.183%
Retail                               116       1.39x       1.06x       2.44x        95.5%      5.752%
   Retail - Anchored                 115       1.40x       1.16x       2.42x        94.4%      5.753%
   Retail - Single Tenant            118       1.38x       1.06x       2.44x       100.0%      5.731%
   Retail - Unanchored               117       1.30x       1.21x       1.62x        98.1%      5.823%
   Retail - Shadow Anchored(4)       118       1.32x       1.20x       1.50x        92.0%      5.723%
Hospitality                           91       1.52x       1.21x       2.25x          NA       5.877%
Mixed Use                             99       1.29x       1.20x       1.34x        84.6%      5.923%
Industrial                           119       1.32x       1.15x       2.10x        94.6%      5.774%
Self Storage                         114       1.34x       1.19x       1.82x        84.9%      5.690%
Land (5)                              60       2.17x       1.51x       2.18x       100.0%      5.455%
Healthcare                           119       1.29x       1.29x       1.29x        73.9%      5.790%
Mobile Home Park                     118       1.58x       1.58x       1.58x        96.7%      5.600%

                                     108       1.40x       1.06x       3.47x        94.5%      5.852%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  Occupancy Rates exclude 18 hospitality properties, representing 5.2% of the
     Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(5)  As of origination of the related Mortgaged Loan, one Mortgaged Property was improved with an office building and the other was improved with a retail bank branch; however, the improvements are not part of the collateral for the related Mortgaged Property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                 % OF                                   WTD. AVG.
                                                               CUT-OFF     AVERAGE         MAXIMUM       CUT-OFF     WTD. AVG.
                                  NUMBER OF      AGGREGATE       DATE      CUT-OFF         CUT-OFF         DATE         LTV
                                  MORTGAGED       CUT-OFF      GROUP 1       DATE           DATE           LTV        RATIO AT
        PROPERTY TYPE            PROPERTIES    DATE BALANCE    BALANCE     BALANCE         BALANCE      RATIO (2)   MATURITY (2)
--------------------------------------------------------------------------------------------------------------------------------

Office                                82      $3,397,538,675     60.5%   $41,433,398    $536,000,000       76.3%        74.8%
Retail                                90         895,588,411     16.0    $ 9,950,982    $ 60,000,000       72.6%        69.3%
   Retail - Anchored                  36         642,666,495     11.4    $17,851,847    $ 50,000,000       72.6%        69.6%
   Retail - Single Tenant             30         148,371,830      2.6    $ 4,945,728    $ 60,000,000       72.3%        71.1%
   Retail - Unanchored                13          56,385,217      1.0    $ 4,337,324    $  7,120,000       72.0%        63.0%
   Retail - Shadow Anchored(4)        11          48,164,869      0.9    $ 4,378,624    $  8,320,000       73.2%        67.8%
Hospitality                           18         409,119,656      7.3    $22,728,870    $186,500,000       67.2%        62.1%
Mixed Use                              8         340,696,297      6.1    $42,587,037    $190,000,000       74.2%        72.3%
Industrial                            50         294,885,179      5.3    $ 5,897,704    $ 26,640,000       72.9%        68.2%
Self Storage                          22         139,150,000      2.5    $ 6,325,000    $ 22,000,000       75.5%        72.8%
Land (5)                               2         101,396,894      1.8    $50,698,447    $100,000,000       44.0%        43.9%
Healthcare                             1          32,500,000      0.6    $32,500,000    $ 32,500,000       66.0%        63.5%
Mobile Home Park                       1           2,944,000      0.1    $ 2,944,000    $  2,944,000       79.6%        69.9%
                                     ---      --------------    -----
                                     274      $5,613,819,111    100.0%   $20,488,391    $536,000,000       74.1%        71.8%
                                     ===      ==============    =====

                                 WTD. AVG.
                                   STATED    WTD. AVG.    MINIMUM     MAXIMUM
                                 REMAINING    CUT-OFF     CUT-OFF     CUT-OFF
                                  TERM TO       DATE        DATE       DATE      WTD. AVG.   WTD. AVG.
                                  MATURITY      DSC         DSC         DSC      OCCUPANCY   MORTGAGE
        PROPERTY TYPE              (MOS.)    RATIO (2)   RATIO (2)   RATIO (2)    RATE (3)     RATE
------------------------------------------------------------------------------------------------------

Office                              107        1.25x       1.06x       3.47x        94.5%      5.672%
Retail                              116        1.39x       1.06x       2.44x        95.5%      5.752%
   Retail - Anchored                115        1.40x       1.16x       2.42x        94.4%      5.753%
   Retail - Single Tenant           118        1.38x       1.06x       2.44x       100.0%      5.731%
   Retail - Unanchored              117        1.30x       1.21x       1.62x        98.1%      5.823%
   Retail - Shadow Anchored(4)      118        1.32x       1.20x       1.50x        92.0%      5.723%
Hospitality                          91        1.52x       1.21x       2.25x          NA       5.877%
Mixed Use                            99        1.29x       1.20x       1.34x        84.6%      5.923%
Industrial                          119        1.32x       1.15x       2.10x        94.6%      5.774%
Self Storage                        114        1.34x       1.19x       1.82x        84.9%      5.690%
Land (5)                             60        2.17x       1.51x       2.18x       100.0%      5.455%
Healthcare                          119        1.29x       1.29x       1.29x        73.9%      5.790%
Mobile Home Park                    118        1.58x       1.58x       1.58x        96.7%      5.600%

                                    107        1.32x       1.06x       3.47x        93.8%      5.717%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  Occupancy Rates exclude 18 hospitality properties, representing 7.3% of the
     Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(5)  As of origination of the related Mortgaged Loan, one Mortgaged Property was improved with an office building and the other was improved with a retail bank branch; however, the improvements are not part of the collateral for the related Mortgaged Property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                % OF                                    WTD. AVG.
                                                               CUT-OFF     AVERAGE         MAXIMUM       CUT-OFF     WTD. AVG.
                                  NUMBER OF      AGGREGATE       DATE      CUT-OFF         CUT-OFF         DATE         LTV
                                  MORTGAGED       CUT-OFF      GROUP 2       DATE           DATE           LTV        RATIO AT
          PROPERTY TYPE          PROPERTIES    DATE BALANCE    BALANCE     BALANCE         BALANCE      RATIO (2)   MATURITY (2)
--------------------------------------------------------------------------------------------------------------------------------

Multifamily                          54       $2,289,679,626    100.0%   $42,401,475   $1,160,377,359     61.2%         60.6%
                                    ---       --------------    -----
                                     54       $2,289,679,626    100.0%   $42,401,475   $1,160,377,359     61.2%         60.6%
                                    ===       ==============    =====

                                  WTD. AVG.
                                   STATED    WTD. AVG.    MINIMUM     MAXIMUM
                                 REMAINING    CUT-OFF     CUT-OFF     CUT-OFF
                                  TERM TO       DATE        DATE       DATE      WTD. AVG.   WTD. AVG.
                                  MATURITY      DSC         DSC         DSC      OCCUPANCY    MORTGAGE
          PROPERTY TYPE            (MOS.)    RATIO (2)   RATIO (2)   RATIO (2)      RATE        RATE
------------------------------------------------------------------------------------------------------

Multifamily                         113        1.60x       1.16x       2.36x       96.2%       6.183%

                                    113        1.60x       1.16x       2.36x       96.2%       6.183%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                 AGGREGATE     CUT-OFF       AVERAGE          MAXIMUM
                                  NUMBER OF       CUT-OFF       DATE         CUT-OFF          CUT-OFF
         RANGE OF CUT-OFF          MORTGAGE         DATE        POOL           DATE             DATE
          DATE BALANCES             LOANS         BALANCE      BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------

$860,000 - $2,000,000                  6      $    8,535,951      0.1%   $    1,422,659   $    1,983,000
$2,000,001 - $3,000,000               19          50,543,446      0.6    $    2,660,181   $    2,994,656
$3,000,001 - $4,000,000               29         105,458,243      1.3    $    3,636,491   $    4,000,000
$4,000,001 - $5,000,000               21          96,571,172      1.2    $    4,598,627   $    5,000,000
$5,000,001 - $6,000,000               21         117,165,536      1.5    $    5,579,311   $    6,000,000
$6,000,001 - $7,000,000               11          72,371,788      0.9    $    6,579,253   $    6,802,964
$7,000,001 - $8,000,000               10          75,863,249      1.0    $    7,586,325   $    8,000,000
$8,000,001 - $9,000,000               13         112,705,434      1.4    $    8,669,649   $    9,000,000
$9,000,001 - $10,000,000               8          75,567,506      1.0    $    9,445,938   $    9,750,000
$10,000,001 - $15,000,000             34         432,042,106      5.5    $   12,707,121   $   15,000,000
$15,000,001 - $20,000,000             20         345,720,950      4.4    $   17,286,048   $   19,966,068
$20,000,001 - $25,000,000             13         293,275,000      3.7    $   22,559,615   $   24,100,000
$25,000,001 - $30,000,000             11         307,180,000      3.9    $   27,925,455   $   30,000,000
$30,000,001 - $35,000,000              9         296,730,000      3.8    $   32,970,000   $   35,000,000
$35,000,001 - $40,000,000              7         268,525,000      3.4    $   38,360,714   $   40,000,000
$40,000,001 - $45,000,000              5         213,833,000      2.7    $   42,766,600   $   45,000,000
$45,000,001 - $50,000,000              6         290,052,000      3.7    $   48,342,000   $   50,000,000
$50,000,001 - $55,000,000              2         106,225,000      1.3    $   53,112,500   $   53,200,000
$55,000,001 - $60,000,000              4         237,015,357      3.0    $   59,253,839   $   60,000,000
$60,000,001 - $65,000,000              2         123,118,000      1.6    $   61,559,000   $   62,118,000
$70,000,001 - $75,000,000              1          75,000,000      0.9    $   75,000,000   $   75,000,000
$90,000,001 - $100,000,000             2         195,000,000      2.5    $   97,500,000   $  100,000,000
$150,000,001 - $200,000,000            3         556,500,000      7.0    $  185,500,000   $  190,000,000
$200,000,001 - $300,000,000            1         280,000,000      3.5    $  280,000,000   $  280,000,000
$300,000,001 - $400,000,000            2         702,500,000      8.9    $  351,250,000   $  387,500,000
$400,000,001 - $500,000,000            1         430,000,000      5.4    $  430,000,000   $  430,000,000
$500,000,001 - $1,000,000,000          1         536,000,000      6.8    $  536,000,000   $  536,000,000
$1,000,000,001 - $1,500,000,000        1       1,500,000,000     19.0    $1,500,000,000   $1,500,000,000
                                     ---      --------------    -----
                                     263      $7,903,498,737    100.0%   $   30,051,326   $1,500,000,000
                                     ===      ==============    =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING   WTD. AVG.
                                   CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
         RANGE OF CUT-OFF          DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
          DATE BALANCES            RATIO *    AT MATURITY *     (MOS.)     RATIO *      RATE
-----------------------------------------------------------------------------------------------

$860,000 - $2,000,000               67.4%          59.7%         117        1.51x       5.966%
$2,000,001 - $3,000,000             71.2%          61.8%         118        1.39x       5.774%
$3,000,001 - $4,000,000             71.1%          63.5%         116        1.40x       5.814%
$4,000,001 - $5,000,000             70.9%          62.6%         104        1.36x       5.844%
$5,000,001 - $6,000,000             73.1%          67.5%         110        1.42x       5.803%
$6,000,001 - $7,000,000             70.9%          66.7%         118        1.45x       5.680%
$7,000,001 - $8,000,000             74.3%          70.3%         106        1.35x       5.932%
$8,000,001 - $9,000,000             68.7%          65.6%         109        1.54x       5.651%
$9,000,001 - $10,000,000            71.0%          65.7%         118        1.37x       5.716%
$10,000,001 - $15,000,000           72.2%          69.4%         108        1.44x       5.768%
$15,000,001 - $20,000,000           71.8%          67.7%         115        1.42x       5.698%
$20,000,001 - $25,000,000           71.8%          69.9%         113        1.36x       5.573%
$25,000,001 - $30,000,000           72.2%          69.7%         112        1.26x       5.742%
$30,000,001 - $35,000,000           71.0%          68.2%         111        1.42x       5.662%
$35,000,001 - $40,000,000           72.0%          70.6%         100        1.29x       5.979%
$40,000,001 - $45,000,000           75.7%          74.6%          82        1.35x       5.720%
$45,000,001 - $50,000,000           71.7%          69.8%         119        1.30x       5.738%
$50,000,001 - $55,000,000           77.5%          75.0%         119        1.31x       5.765%
$55,000,001 - $60,000,000           73.4%          67.2%         118        1.23x       5.696%
$60,000,001 - $65,000,000           69.2%          66.7%         119        1.31x       6.084%
$70,000,001 - $75,000,000           74.3%          68.9%         118        1.28x       5.410%
$90,000,001 - $100,000,000          48.5%          45.3%          88        2.09x       5.543%
$150,000,001 - $200,000,000         73.6%          72.0%          87        1.31x       5.930%
$200,000,001 - $300,000,000         80.0%          80.0%         118        1.21x       6.136%
$300,000,001 - $400,000,000         79.9%          79.9%         118        1.18x       5.636%
$400,000,001 - $500,000,000         78.2%          78.2%          58        1.21x       5.482%
$500,000,001 - $1,000,000,000       80.0%          80.0%         120        1.11x       5.423%
$1,000,000,001 - $1,500,000,000     55.6%          55.6%         117        1.73x       6.434%

                                    70.4%          68.6%         108        1.40x       5.852%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
       RANGE OF CUT-OFF           MORTGAGE         DATE       GROUP 1       DATE           DATE
        DATE BALANCES              LOANS         BALANCE      BALANCE      BALANCE        BALANCE
---------------------------------------------------------------------------------------------------

$860,000 - $2,000,000                 5      $    7,235,951      0.1%   $  1,447,190   $  1,983,000
$2,000,001 - $3,000,000              18          47,643,446      0.8    $  2,646,858   $  2,994,656
$3,000,001 - $4,000,000              24          86,371,359      1.5    $  3,598,807   $  3,990,993
$4,000,001 - $5,000,000              21          96,571,172      1.7    $  4,598,627   $  5,000,000
$5,000,001 - $6,000,000              16          89,123,563      1.6    $  5,570,223   $  6,000,000
$6,000,001 - $7,000,000               8          52,671,788      0.9    $  6,583,973   $  6,802,964
$7,000,001 - $8,000,000               7          52,873,249      0.9    $  7,553,321   $  8,000,000
$8,000,001 - $9,000,000              10          86,205,434      1.5    $  8,620,543   $  9,000,000
$9,000,001 - $10,000,000              5          47,507,506      0.8    $  9,501,501   $  9,628,447
$10,000,001 - $15,000,000            26         329,072,106      5.9    $ 12,656,619   $ 15,000,000
$15,000,001 - $20,000,000            17         293,215,181      5.2    $ 17,247,952   $ 19,966,068
$20,000,001 - $25,000,000             8         180,650,000      3.2    $ 22,581,250   $ 24,000,000
$25,000,001 - $30,000,000             8         222,430,000      4.0    $ 27,803,750   $ 30,000,000
$30,000,001 - $35,000,000             8         263,480,000      4.7    $ 32,935,000   $ 35,000,000
$35,000,001 - $40,000,000             4         151,525,000      2.7    $ 37,881,250   $ 39,500,000
$40,000,001 - $45,000,000             4         171,833,000      3.1    $ 42,958,250   $ 45,000,000
$45,000,001 - $50,000,000             4         194,052,000      3.5    $ 48,513,000   $ 50,000,000
$50,000,001 - $55,000,000             2         106,225,000      1.9    $ 53,112,500   $ 53,200,000
$55,000,001 - $60,000,000             4         237,015,357      4.2    $ 59,253,839   $ 60,000,000
$60,000,001 - $65,000,000             2         123,118,000      2.2    $ 61,559,000   $ 62,118,000
$70,000,001 - $75,000,000             1          75,000,000      1.3    $ 75,000,000   $ 75,000,000
$90,000,001 - $100,000,000            2         195,000,000      3.5    $ 97,500,000   $100,000,000
$150,000,001 - $200,000,000           3         556,500,000      9.9    $185,500,000   $190,000,000
$200,000,001 - $300,000,000           1         280,000,000      5.0    $280,000,000   $280,000,000
$300,000,001 - $400,000,000           2         702,500,000     12.5    $351,250,000   $387,500,000
$400,000,001 - $500,000,000           1         430,000,000      7.7    $430,000,000   $430,000,000
$500,000,001 - $536,000,000           1         536,000,000      9.5    $536,000,000   $536,000,000
                                    ---      --------------    -----
                                    212      $5,613,819,111    100.0%   $ 26,480,279   $536,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           DATE LTV     LTV RATIO     MATURITY     DATE DSC    MORTGAGE
        DATE BALANCES             RATIO *    AT MATURITY *     (MOS.)     RATIO *       RATE
----------------------------------------------------------------------------------------------

$860,000 - $2,000,000              65.8%         59.7%          117        1.56x       5.928%
$2,000,001 - $3,000,000            71.1%         61.0%          119        1.40x       5.783%
$3,000,001 - $4,000,000            70.2%         62.9%          115        1.43x       5.810%
$4,000,001 - $5,000,000            70.9%         62.6%          104        1.36x       5.844%
$5,000,001 - $6,000,000            72.0%         66.1%          108        1.45x       5.804%
$6,000,001 - $7,000,000            69.7%         64.9%          118        1.51x       5.669%
$7,000,001 - $8,000,000            71.9%         67.4%          109        1.39x       5.964%
$8,000,001 - $9,000,000            69.5%         65.5%          112        1.51x       5.612%
$9,000,001 - $10,000,000           69.4%         62.5%          118        1.40x       5.835%
$10,000,001 - $15,000,000          73.0%         69.7%          112        1.46x       5.777%
$15,000,001 - $20,000,000          72.5%         68.4%          114        1.40x       5.709%
$20,000,001 - $25,000,000          71.0%         68.9%          111        1.35x       5.609%
$25,000,001 - $30,000,000          72.7%         69.2%          110        1.25x       5.694%
$30,000,001 - $35,000,000          70.2%         67.1%          118        1.43x       5.638%
$35,000,001 - $40,000,000          73.2%         70.8%          117        1.29x       6.122%
$40,000,001 - $45,000,000          74.9%         73.6%           74        1.39x       5.769%
$45,000,001 - $50,000,000          72.9%         71.5%          119        1.28x       5.775%
$50,000,001 - $55,000,000          77.5%         75.0%          119        1.31x       5.765%
$55,000,001 - $60,000,000          73.4%         67.2%          118        1.23x       5.696%
$60,000,001 - $65,000,000          69.2%         66.7%          119        1.31x       6.084%
$70,000,001 - $75,000,000          74.3%         68.9%          118        1.28x       5.410%
$90,000,001 - $100,000,000         48.5%         45.3%           88        2.09x       5.543%
$150,000,001 - $200,000,000        73.6%         72.0%           87        1.31x       5.930%
$200,000,001 - $300,000,000        80.0%         80.0%          118        1.21x       6.136%
$300,000,001 - $400,000,000        79.9%         79.9%          118        1.18x       5.636%
$400,000,001 - $500,000,000        78.2%         78.2%           58        1.21x       5.482%
$500,000,001 - $536,000,000        80.0%         80.0%          120        1.11x       5.423%

                                   74.1%         71.8%          107        1.32x       5.717%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                                 AGGREGATE     CUT-OFF       AVERAGE          MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE        CUT-OFF          CUT-OFF
        RANGE OF CUT-OFF          MORTGAGE         DATE        GROUP 2         DATE            DATE
         DATE BALANCES              LOANS         BALANCE      BALANCE       BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------

$1,300,000 - $2,000,000                1      $    1,300,000      0.1%   $    1,300,000   $    1,300,000
$2,000,001 - $3,000,000                1           2,900,000      0.1    $    2,900,000   $    2,900,000
$3,000,001 - $4,000,000                5          19,086,883      0.8    $    3,817,377   $    4,000,000
$5,000,001 - $6,000,000                5          28,041,973      1.2    $    5,608,395   $    6,000,000
$6,000,001 - $7,000,000                3          19,700,000      0.9    $    6,566,667   $    6,700,000
$7,000,001 - $8,000,000                3          22,990,000      1.0    $    7,663,333   $    8,000,000
$8,000,001 - $9,000,000                3          26,500,000      1.2    $    8,833,333   $    9,000,000
$9,000,001 - $10,000,000               3          28,060,000      1.2    $    9,353,333   $    9,750,000
$10,000,001 - $15,000,000              8         102,970,000      4.5    $   12,871,250   $   15,000,000
$15,000,001 - $20,000,000              3          52,505,770      2.3    $   17,501,923   $   19,218,000
$20,000,001 - $25,000,000              5         112,625,000      4.9    $   22,525,000   $   24,100,000
$25,000,001 - $30,000,000              3          84,750,000      3.7    $   28,250,000   $   30,000,000
$30,000,001 - $35,000,000              1          33,250,000      1.5    $   33,250,000   $   33,250,000
$35,000,001 - $40,000,000              3         117,000,000      5.1    $   39,000,000   $   40,000,000
$40,000,001 - $45,000,000              1          42,000,000      1.8    $   42,000,000   $   42,000,000
$45,000,001 - $50,000,000              2          96,000,000      4.2    $   48,000,000   $   50,000,000
$1,000,000,001 - $1,500,000,000        1       1,500,000,000     65.5    $1,500,000,000   $1,500,000,000
                                     ---      --------------    -----
                                      51      $2,289,679,626    100.0%   $   44,895,679   $1,500,000,000
                                     ===      ==============    =====

                                                              WTD. AVG.
                                                                STATED
                                  WTD. AVG.                   REMAINING   WTD. AVG.
                                   CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
        RANGE OF CUT-OFF           DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
         DATE BALANCES             RATIO *    AT MATURITY *     (MOS.)     RATIO *       RATE
-----------------------------------------------------------------------------------------------

$1,300,000 - $2,000,000              76.5%         59.6%         120        1.23x       6.180%
$2,000,001 - $3,000,000              73.7%         73.7%         117        1.20x       5.620%
$3,000,001 - $4,000,000              74.8%         66.5%         118        1.28x       5.832%
$5,000,001 - $6,000,000              76.6%         71.9%         116        1.32x       5.802%
$6,000,001 - $7,000,000              74.1%         71.7%         118        1.31x       5.709%
$7,000,001 - $8,000,000              79.9%         77.0%          99        1.24x       5.858%
$8,000,001 - $9,000,000              65.8%         65.8%          98        1.65x       5.778%
$9,000,001 - $10,000,000             73.6%         71.3%         118        1.33x       5.513%
$10,000,001 - $15,000,000            69.5%         68.5%          98        1.36x       5.739%
$15,000,001 - $20,000,000            67.8%         63.6%         118        1.48x       5.635%
$20,000,001 - $25,000,000            73.2%         71.6%         117        1.38x       5.515%
$25,000,001 - $30,000,000            71.0%         71.0%         117        1.29x       5.870%
$30,000,001 - $35,000,000            77.1%         77.1%          58        1.28x       5.851%
$35,000,001 - $40,000,000            70.4%         70.4%          79        1.30x       5.794%
$40,000,001 - $45,000,000            78.9%         78.9%         118        1.20x       5.520%
$45,000,001 - $50,000,000            69.2%         66.3%         119        1.34x       5.665%
$1,000,000,001 - $1,500,000,000      55.6%         55.6%         117        1.73x       6.434%

                                     61.2%         60.6%         113        1.60x       6.183%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                  NUMBER OF       CUT-OFF       DATE        CUT-OFF         CUT-OFF
                                  MORTGAGED         DATE        POOL         DATE             DATE
STATE                            PROPERTIES       BALANCE      BALANCE      BALANCE         BALANCE
------------------------------------------------------------------------------------------------------

NY                                    19      $3,215,543,000     40.7%   $169,239,105   $1,160,377,359
CA                                    38         821,461,405     10.4    $ 21,617,405   $  186,500,000
   Southern(3)                        31         743,251,405      9.4    $ 23,975,852   $  186,500,000
   Northern(3)                         7          78,210,000      1.0    $ 11,172,857   $   23,000,000
MA                                    10         655,704,758      8.3    $ 65,570,476   $  387,500,000
TX                                    40         521,860,500      6.6    $ 13,046,513   $  180,000,000
IL                                     6         319,610,270      4.0    $ 53,268,378   $  280,000,000
FL                                    15         228,317,000      2.9    $ 15,221,133   $   48,500,000
NJ                                    15         208,870,000      2.6    $ 13,924,667   $   46,000,000
AZ                                    15         176,772,381      2.2    $ 11,784,825   $   50,000,000
WA                                    14         140,724,943      1.8    $ 10,051,782   $   24,000,000
VA                                    16         119,541,873      1.5    $  7,471,367   $   18,000,000
NC                                     6         105,721,732      1.3    $ 17,620,289   $   40,373,000
DE                                     5          98,920,000      1.3    $ 19,784,000   $   35,000,000
DC                                     3          95,000,000      1.2    $ 31,666,667   $   47,000,000
PA                                     5          94,989,376      1.2    $ 18,997,875   $   57,100,000
NV                                     4          94,266,068      1.2    $ 23,566,517   $   39,000,000
GA                                    10          84,088,450      1.1    $  8,408,845   $   18,250,000
LA                                    23          75,322,500      1.0    $  3,274,891   $    7,912,500
OH                                    12          63,793,400      0.8    $  5,316,117   $    9,628,447
KY                                     1          61,000,000      0.8    $ 61,000,000   $   61,000,000
MD                                     5          58,660,575      0.7    $ 11,732,115   $   33,250,000
UT                                     6          56,474,685      0.7    $  9,412,448   $   25,500,000
RI                                     2          55,950,000      0.7    $ 27,975,000   $   43,500,000
SC                                     5          48,567,105      0.6    $  9,713,421   $   27,040,000
MO                                     5          48,520,000      0.6    $  9,704,000   $   24,000,000
TN                                     4          46,479,202      0.6    $ 11,619,801   $   22,875,000
MN                                     7          39,925,120      0.5    $  5,703,589   $    9,479,058
MI                                     1          39,500,000      0.5    $ 39,500,000   $   39,500,000
ME                                     3          39,360,000      0.5    $ 13,120,000   $   13,760,000
AL                                     2          34,960,000      0.4    $ 17,480,000   $   26,640,000
WI                                     4          34,180,000      0.4    $  8,545,000   $   17,500,000
CT                                     2          28,944,000      0.4    $ 14,472,000   $   26,000,000
NE                                     1          27,500,000      0.3    $ 27,500,000   $   27,500,000
CO                                     2          26,400,000      0.3    $ 13,200,000   $   16,000,000
KS                                     3          26,154,000      0.3    $  8,718,000   $   12,211,765
IN                                     4          25,294,240      0.3    $  6,323,560   $    8,200,000
OK                                     1          21,000,000      0.3    $ 21,000,000   $   21,000,000
OR                                     4          20,275,000      0.3    $  5,068,750   $    5,625,000
ID                                     2          17,841,973      0.2    $  8,920,987   $   12,000,000
NH                                     2           7,900,000      0.1    $  3,950,000   $    4,300,000
MS                                     2           6,055,782      0.1    $  3,027,891   $    3,289,782
AK                                     1           4,390,173      0.1    $  4,390,173   $    4,390,173
WV                                     1           3,563,000      0.0    $  3,563,000   $    3,563,000
WY                                     1           2,796,226      0.0    $  2,796,226   $    2,796,226
ND                                     1           1,300,000      0.0    $  1,300,000   $    1,300,000
                                     ---      --------------    -----
                                     328      $7,903,498,737    100.0%   $ 24,096,033   $1,160,377,359
                                     ===      ==============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY   DATE DSC    MORTGAGE
STATE                            RATIO (2)   AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
------------------------------------------------------------------------------------------------

NY                                 65.1%          64.6%           108         1.49x      5.951%
CA                                 72.7%          70.0%            99         1.32x      5.751%
   Southern(3)                     72.9%          70.4%            97         1.31x      5.756%
   Northern(3)                     70.8%          66.5%           119         1.34x      5.710%
MA                                 81.1%          80.6%           108         1.24x      5.813%
TX                                 72.1%          68.2%           117         1.36x      5.631%
IL                                 79.2%          78.5%           118         1.23x      6.076%
FL                                 73.1%          71.9%           102         1.45x      5.875%
NJ                                 66.7%          64.8%           119         1.31x      5.974%
AZ                                 76.4%          73.5%           110         1.25x      5.685%
WA                                 68.4%          63.9%           101         1.42x      5.885%
VA                                 74.3%          68.2%           118         1.39x      5.726%
NC                                 71.8%          69.4%            95         1.49x      5.677%
DE                                 64.1%          61.1%           114         1.72x      5.543%
DC                                 66.1%          66.1%           119         1.24x      5.543%
PA                                 67.6%          62.8%           118         1.49x      5.817%
NV                                 72.3%          70.4%            93         1.22x      5.778%
GA                                 75.6%          71.1%           106         1.40x      5.818%
LA                                 77.9%          72.7%           119         1.21x      5.830%
OH                                 75.4%          71.3%           119         1.38x      5.747%
KY                                 77.8%          72.8%           120         1.22x      5.996%
MD                                 77.8%          77.0%            72         1.36x      5.818%
UT                                 76.8%          73.1%           118         1.34x      5.745%
RI                                 71.7%          71.7%            71         1.38x      5.687%
SC                                 79.1%          73.6%           114         1.34x      5.744%
MO                                 71.8%          69.1%           118         1.44x      5.697%
TN                                 77.4%          72.0%            96         1.27x      5.753%
MN                                 71.4%          64.8%           118         1.41x      5.804%
MI                                 65.7%          60.9%           115         1.43x      6.440%
ME                                 78.5%          73.3%           118         1.33x      5.818%
AL                                 76.2%          71.8%           118         1.22x      5.606%
WI                                 70.2%          66.4%           118         1.38x      5.802%
CT                                 76.8%          75.8%           119         1.24x      5.438%
NE                                 76.2%          70.8%           118         1.17x      5.490%
CO                                 65.8%          64.0%           118         1.40x      5.660%
KS                                 70.4%          70.0%           118         1.29x      5.636%
IN                                 70.7%          65.2%           118         1.34x      5.747%
OK                                 75.0%          75.0%           117         1.46x      5.790%
OR                                 72.2%          68.3%            88         1.31x      5.991%
ID                                 62.1%          58.5%           114         1.91x      5.764%
NH                                 74.3%          66.7%           118         1.39x      5.647%
MS                                 67.3%          58.9%           117         1.57x      5.736%
AK                                 73.8%          62.3%           118         1.20x      5.800%
WV                                 64.8%          64.8%           114         1.94x      5.280%
WY                                 70.4%          59.6%           119         1.29x      5.860%
ND                                 76.5%          59.6%           120         1.23x      6.180%
                                   70.4%          68.6%           108         1.40x      5.852%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                % OF
                                                 AGGREGATE     CUT-OFF       AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF       DATE         CUT-OFF        CUT-OFF
                                  MORTGAGED         DATE        POOL          DATE            DATE
STATE                            PROPERTIES       BALANCE      BALANCE       BALANCE        BALANCE
-----------------------------------------------------------------------------------------------------

NY                                   16       $1,704,343,000     30.4%    $106,521,438   $536,000,000
CA                                   30          639,761,405     11.4     $ 21,325,380   $186,500,000
   Southern(3)                       24          565,551,405     10.1     $ 23,564,642   $186,500,000
   Northern(3)                        6           74,210,000      1.3     $ 12,368,333   $ 23,000,000
MA                                    7          637,710,218     11.4     $ 91,101,460   $387,500,000
TX                                   31          397,496,288      7.1     $ 12,822,461   $180,000,000
IL                                    2          283,650,000      5.1     $141,825,000   $280,000,000
FL                                   15          228,317,000      4.1     $ 15,221,133   $ 48,500,000
NJ                                   14          162,870,000      2.9     $ 11,633,571   $ 31,200,000
VA                                   14          113,141,873      2.0     $  8,081,562   $ 18,000,000
NC                                    6          105,721,732      1.9     $ 17,620,289   $ 40,373,000
DE                                    5           98,920,000      1.8     $ 19,784,000   $ 35,000,000
WA                                   11           98,474,943      1.8     $  8,952,268   $ 21,850,000
AZ                                   11           96,644,881      1.7     $  8,785,898   $ 50,000,000
DC                                    3           95,000,000      1.7     $ 31,666,667   $ 47,000,000
PA                                    5           94,989,376      1.7     $ 18,997,875   $ 57,100,000
GA                                    9           76,088,450      1.4     $  8,454,272   $ 18,250,000
LA                                   23           75,322,500      1.3     $  3,274,891   $  7,912,500
OH                                   12           63,793,400      1.1     $  5,316,117   $  9,628,447
KY                                    1           61,000,000      1.1     $ 61,000,000   $ 61,000,000
RI                                    2           55,950,000      1.0     $ 27,975,000   $ 43,500,000
SC                                    5           48,567,105      0.9     $  9,713,421   $ 27,040,000
MI                                    1           39,500,000      0.7     $ 39,500,000   $ 39,500,000
ME                                    3           39,360,000      0.7     $ 13,120,000   $ 13,760,000
MO                                    4           36,950,000      0.7     $  9,237,500   $ 24,000,000
MN                                    6           36,058,990      0.6     $  6,009,832   $  9,479,058
AL                                    2           34,960,000      0.6     $ 17,480,000   $ 26,640,000
CT                                    2           28,944,000      0.5     $ 14,472,000   $ 26,000,000
NE                                    1           27,500,000      0.5     $ 27,500,000   $ 27,500,000
CO                                    2           26,400,000      0.5     $ 13,200,000   $ 16,000,000
KS                                    3           26,154,000      0.5     $  8,718,000   $ 12,211,765
IN                                    4           25,294,240      0.5     $  6,323,560   $  8,200,000
TN                                    3           23,604,202      0.4     $  7,868,067   $ 16,964,202
OR                                    4           20,275,000      0.4     $  5,068,750   $  5,625,000
NV                                    1           19,966,068      0.4     $ 19,966,068   $ 19,966,068
MD                                    3           19,410,575      0.3     $  6,470,192   $ 11,280,000
WI                                    1           17,500,000      0.3     $ 17,500,000   $ 17,500,000
UT                                    4           17,474,685      0.3     $  4,368,671   $  6,802,964
ID                                    1           12,000,000      0.2     $ 12,000,000   $ 12,000,000
NH                                    2            7,900,000      0.1     $  3,950,000   $  4,300,000
MS                                    2            6,055,782      0.1     $  3,027,891   $  3,289,782
AK                                    1            4,390,173      0.1     $  4,390,173   $  4,390,173
WV                                    1            3,563,000      0.1     $  3,563,000   $  3,563,000
WY                                    1            2,796,226      0.0     $  2,796,226   $  2,796,226
                                    ---       --------------    -----
                                    274       $5,613,819,111    100.0%    $ 20,488,391   $536,000,000
                                    ===       ==============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY   DATE DSC    MORTGAGE
STATE                            RATIO (2)   AT MATURITY (2)     (MOS.)    RATIO (2)     RATE
------------------------------------------------------------------------------------------------

NY                                 73.4%           72.5%           100       1.28x       5.528%
CA                                 73.0%           69.7%            97       1.30x       5.762%
   Southern(3)                     73.2%           70.0%            95       1.30x       5.771%
   Northern(3)                     71.4%           66.9%           119       1.35x       5.693%
MA                                 81.7%           81.3%           107       1.22x       5.816%
TX                                 73.1%           68.4%           118       1.34x       5.668%
IL                                 79.6%           79.6%           118       1.22x       6.132%
FL                                 73.1%           71.9%           102       1.45x       5.875%
NJ                                 68.9%           68.2%           119       1.33x       6.063%
VA                                 74.3%           68.3%           118       1.40x       5.722%
NC                                 71.8%           69.4%            95       1.49x       5.677%
DE                                 64.1%           61.1%           114       1.72x       5.543%
WA                                 65.4%           59.0%           105       1.46x       5.917%
AZ                                 78.1%           72.7%           112       1.23x       5.658%
DC                                 66.1%           66.1%           119       1.24x       5.543%
PA                                 67.6%           62.8%           118       1.49x       5.817%
GA                                 75.2%           70.1%           105       1.42x       5.821%
LA                                 77.9%           72.7%           119       1.21x       5.830%
OH                                 75.4%           71.3%           119       1.38x       5.747%
KY                                 77.8%           72.8%           120       1.22x       5.996%
RI                                 71.7%           71.7%            71       1.38x       5.687%
SC                                 79.1%           73.6%           114       1.34x       5.744%
MI                                 65.7%           60.9%           115       1.43x       6.440%
ME                                 78.5%           73.3%           118       1.33x       5.818%
MO                                 75.1%           71.7%           118       1.36x       5.600%
MN                                 71.0%           64.9%           118       1.42x       5.821%
AL                                 76.2%           71.8%           118       1.22x       5.606%
CT                                 76.8%           75.8%           119       1.24x       5.438%
NE                                 76.2%           70.8%           118       1.17x       5.490%
CO                                 65.8%           64.0%           118       1.40x       5.660%
KS                                 70.4%           70.0%           118       1.29x       5.636%
IN                                 70.7%           65.2%           118       1.34x       5.747%
TN                                 79.7%           74.3%            75       1.25x       6.037%
OR                                 72.2%           68.3%            88       1.31x       5.991%
NV                                 78.3%           69.6%           118       1.22x       5.600%
MD                                 78.8%           76.3%            82       1.46x       5.808%
WI                                 60.8%           60.8%           117       1.55x       5.550%
UT                                 75.7%           63.8%           117       1.31x       5.708%
ID                                 53.6%           53.6%           117       2.25x       5.800%
NH                                 74.3%           66.7%           118       1.39x       5.647%
MS                                 67.3%           58.9%           117       1.57x       5.736%
AK                                 73.8%           62.3%           118       1.20x       5.800%
WV                                 64.8%           64.8%           114       1.94x       5.280%
WY                                 70.4%           59.6%           119       1.29x       5.860%

                                   74.1%           71.8%           107       1.32x       5.717%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                 % OF
                                                 AGGREGATE      CUT-OFF      AVERAGE         MAXIMUM
                                  NUMBER OF       CUT-OFF        DATE        CUT-OFF         CUT-OFF
                                  MORTGAGED        DATE        GROUP 2        DATE            DATE
             STATE               PROPERTIES       BALANCE      BALANCE       BALANCE         BALANCE
-------------------------------------------------------------------------------------------------------

NY                                    3       $1,511,200,000      66.0%   $503,733,333   $1,160,377,359
CA                                    8          181,700,000       7.9    $ 22,712,500   $   50,000,000
   Southern(3)                        7          177,700,000       7.8    $ 25,385,714   $   50,000,000
   Northern(3)                        1            4,000,000       0.2    $  4,000,000   $    4,000,000
TX                                    9          124,364,213       5.4    $ 13,818,246   $   29,250,000
AZ                                    4           80,127,500       3.5    $ 20,031,875   $   42,000,000
NV                                    3           74,300,000       3.2    $ 24,766,667   $   39,000,000
NJ                                    1           46,000,000       2.0    $ 46,000,000   $   46,000,000
WA                                    3           42,250,000       1.8    $ 14,083,333   $   24,000,000
MD                                    2           39,250,000       1.7    $ 19,625,000   $   33,250,000
UT                                    2           39,000,000       1.7    $ 19,500,000   $   25,500,000
IL                                    4           35,960,270       1.6    $  8,990,067   $   17,460,270
TN                                    1           22,875,000       1.0    $ 22,875,000   $   22,875,000
OK                                    1           21,000,000       0.9    $ 21,000,000   $   21,000,000
MA                                    3           17,994,540       0.8    $  5,998,180   $    8,500,000
WI                                    3           16,680,000       0.7    $  5,560,000   $    7,440,000
MO                                    1           11,570,000       0.5    $ 11,570,000   $   11,570,000
GA                                    1            8,000,000       0.3    $  8,000,000   $    8,000,000
VA                                    2            6,400,000       0.3    $  3,200,000   $    4,986,047
ID                                    1            5,841,973       0.3    $  5,841,973   $    5,841,973
MN                                    1            3,866,130       0.2    $  3,866,130   $    3,866,130
ND                                    1            1,300,000       0.1    $  1,300,000   $    1,300,000
                                     --       --------------     -----
                                     54       $2,289,679,626     100.0%   $ 42,401,475   $1,160,377,359
                                     ==       ==============     =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING    WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO      CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY    DATE DSC     MORTGAGE
             STATE               RATIO (2)   AT MATURITY (2)     (MOS.)     RATIO (2)      RATE
-------------------------------------------------------------------------------------------------

NY                                  55.7%         55.7%           117         1.73x       6.429%
CA                                  71.8%         71.2%           105         1.36x       5.712%
   Southern(3)                      72.0%         71.5%           105         1.36x       5.705%
   Northern(3)                      59.7%         59.7%           117         1.26x       6.020%
TX                                  68.7%         67.4%           113         1.43x       5.516%
AZ                                  74.4%         74.4%           108         1.28x       5.718%
NV                                  70.7%         70.7%            87         1.22x       5.826%
NJ                                  59.0%         52.9%           120         1.22x       5.660%
WA                                  75.4%         75.4%            92         1.31x       5.810%
MD                                  77.3%         77.3%            67         1.31x       5.823%
UT                                  77.3%         77.3%           118         1.35x       5.762%
IL                                  76.1%         70.0%           118         1.29x       5.638%
TN                                  75.0%         69.6%           118         1.30x       5.460%
OK                                  75.0%         75.0%           117         1.46x       5.790%
MA                                  60.3%         55.9%           118         1.77x       5.695%
WI                                  80.0%         72.3%           119         1.21x       6.066%
MO                                  60.9%         60.9%           119         1.70x       6.010%
GA                                  80.0%         80.0%           119         1.25x       5.790%
VA                                  74.4%         67.0%           119         1.21x       5.800%
ID                                  79.8%         68.7%           107         1.22x       5.690%
MN                                  75.8%         63.8%           118         1.32x       5.650%
ND                                  76.5%         59.6%           120         1.23x       6.180%

                                    61.2%         60.6%           113         1.60x       6.183%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
     RANGE OF UNDERWRITTEN        MORTGAGE        DATE          POOL        DATE            DATE
        DSC RATIOS (X)             LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

1.06 - 1.09                           2      $   68,000,000      0.9%   $ 34,000,000   $   60,000,000
1.10 - 1.14                           1         536,000,000      6.8    $536,000,000   $  536,000,000
1.15 - 1.19                          11         561,500,270      7.1    $ 51,045,479   $  387,500,000
1.20 - 1.24                          65       2,020,578,031     25.6    $ 31,085,816   $  430,000,000
1.25 - 1.29                          43         602,342,760      7.6    $ 14,007,971   $   75,000,000
1.30 - 1.34                          35       1,081,107,881     13.7    $ 30,888,797   $  190,000,000
1.35 - 1.39                          23         331,140,136      4.2    $ 14,397,397   $   62,118,000
1.40 - 1.44                          17         258,676,506      3.3    $ 15,216,265   $   48,500,000
1.45 - 1.49                          10         175,024,618      2.2    $ 17,502,462   $   50,000,000
1.50 - 1.54                           7          63,182,192      0.8    $  9,026,027   $   16,000,000
1.55 - 1.59                          10         121,907,282      1.5    $ 12,190,728   $   24,100,000
1.60 - 1.64                           3          58,700,000      0.7    $ 19,566,667   $   35,000,000
1.65 - 1.69                           3          46,448,000      0.6    $ 15,482,667   $   20,160,000
1.70 - 1.74                          11       1,605,198,061     20.3    $145,927,096   $1,500,000,000
1.75 - 1.79                           3          31,697,000      0.4    $ 10,565,667   $   16,742,000
1.80 - 1.84                           2           5,055,000      0.1    $  2,527,500   $    2,975,000
1.90 - 1.94                           6          41,031,000      0.5    $  6,838,500   $   14,000,000
1.95 - 1.99                           1          95,000,000      1.2    $ 95,000,000   $   95,000,000
2.00 - 2.04                           2           4,560,000      0.1    $  2,280,000   $    3,700,000
2.05 - 2.09                           1          35,000,000      0.4    $ 35,000,000   $   35,000,000
2.10 - 2.14                           1          16,200,000      0.2    $ 16,200,000   $   16,200,000
2.15 - 2.19                           1         100,000,000      1.3    $100,000,000   $  100,000,000
2.25 - 2.29                           1          12,000,000      0.2    $ 12,000,000   $   12,000,000
2.30 - 3.47                           4          33,150,000      0.4    $  8,287,500   $   15,000,000
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $ 30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN       DATE LTV      LTV RATIO      MATURITY    DATE DSC    MORTGAGE
        DSC RATIOS (X)            RATIO *    AT MATURITY *     (MOS.)     RATIO *       RATE
----------------------------------------------------------------------------------------------

1.06 - 1.09                         75.2%         74.3%         118         1.06x      5.965%
1.10 - 1.14                         80.0%         80.0%         120         1.11x      5.423%
1.15 - 1.19                         84.3%         82.1%         118         1.17x      5.664%
1.20 - 1.24                         75.2%         73.0%         102         1.21x      5.736%
1.25 - 1.29                         74.0%         69.8%         111         1.27x      5.708%
1.30 - 1.34                         73.2%         70.6%          96         1.32x      5.852%
1.35 - 1.39                         72.8%         70.8%         107         1.37x      5.890%
1.40 - 1.44                         72.4%         68.8%         118         1.42x      5.805%
1.45 - 1.49                         74.1%         73.2%         117         1.46x      5.713%
1.50 - 1.54                         69.7%         65.8%         118         1.51x      5.689%
1.55 - 1.59                         68.6%         67.9%         112         1.57x      5.603%
1.60 - 1.64                         67.9%         67.9%         117         1.63x      5.583%
1.65 - 1.69                         66.9%         66.9%         119         1.67x      5.463%
1.70 - 1.74                         56.5%         56.4%         115         1.73x      6.381%
1.75 - 1.79                         61.1%         61.1%         117         1.76x      5.539%
1.80 - 1.84                         79.0%         76.7%         119         1.82x      5.612%
1.90 - 1.94                         55.8%         54.9%         100         1.92x      5.904%
1.95 - 1.99                         53.4%         46.9%         118         1.98x      5.640%
2.00 - 2.04                         60.0%         60.0%         115         2.02x      5.545%
2.05 - 2.09                         43.3%         38.7%         117         2.07x      5.410%
2.10 - 2.14                         59.3%         59.3%         118         2.10x      5.480%
2.15 - 2.19                         43.9%         43.9%          59         2.18x      5.450%
2.25 - 2.29                         53.6%         53.6%         117         2.25x      5.800%
2.30 - 3.47                         43.0%         43.0%         107         2.60x      5.691%

                                    70.4%         68.6%         108         1.40x      5.852%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
     RANGE OF UNDERWRITTEN        MORTGAGE         DATE       GROUP 1        DATE          DATE
        DSC RATIOS (x)             LOANS         BALANCE      BALANCE      BALANCE        BALANCE
---------------------------------------------------------------------------------------------------

1.06 - 1.09                           2      $   68,000,000      1.2%   $ 34,000,000   $ 60,000,000
1.10 - 1.14                           1         536,000,000      9.5    $536,000,000   $536,000,000
1.15 - 1.19                           8         523,600,000      9.3    $ 65,450,000   $387,500,000
1.20 - 1.24                          52       1,776,236,058     31.6    $ 34,158,386   $430,000,000
1.25 - 1.29                          32         467,872,007      8.3    $ 14,621,000   $ 75,000,000
1.30 - 1.34                          28         992,756,751     17.7    $ 35,455,598   $190,000,000
1.35 - 1.39                          22         324,540,136      5.8    $ 14,751,824   $ 62,118,000
1.40 - 1.44                          13         195,676,506      3.5    $ 15,052,039   $ 48,500,000
1.45 - 1.49                           6          58,024,618      1.0    $  9,670,770   $ 17,200,000
1.50 - 1.54                           5          44,382,192      0.8    $  8,876,438   $ 16,000,000
1.55 - 1.59                           8          81,979,782      1.5    $ 10,247,473   $ 23,640,000
1.60 - 1.64                           3          58,700,000      1.0    $ 19,566,667   $ 35,000,000
1.65 - 1.69                           2          27,230,000      0.5    $ 13,615,000   $ 20,160,000
1.70 - 1.74                           9          93,628,061      1.7    $ 10,403,118   $ 40,373,000
1.75 - 1.79                           3          31,697,000      0.6    $ 10,565,667   $ 16,742,000
1.80 - 1.84                           2           5,055,000      0.1    $  2,527,500   $  2,975,000
1.90 - 1.94                           6          41,031,000      0.7    $  6,838,500   $ 14,000,000
1.95 - 1.99                           1          95,000,000      1.7    $ 95,000,000   $ 95,000,000
2.00 - 2.04                           2           4,560,000      0.1    $  2,280,000   $  3,700,000
2.05 - 2.09                           1          35,000,000      0.6    $ 35,000,000   $ 35,000,000
2.10 - 2.14                           1          16,200,000      0.3    $ 16,200,000   $ 16,200,000
2.15 - 2.19                           1         100,000,000      1.8    $100,000,000   $100,000,000
2.25 - 2.29                           1          12,000,000      0.2    $ 12,000,000   $ 12,000,000
2.30 - 3.47                           3          24,650,000      0.4    $  8,216,667   $ 15,000,000
                                    ---      --------------    -----
                                    212      $5,613,819,111    100.0%   $ 26,480,279   $536,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN        DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
        DSC RATIOS (x)            RATIO *    AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------------------

1.06 - 1.09                        75.2%          74.3%         118         1.06x      5.965%
1.10 - 1.14                        80.0%          80.0%         120         1.11x      5.423%
1.15 - 1.19                        84.8%          83.2%         118         1.17x      5.663%
1.20 - 1.24                        75.8%          73.6%         103         1.21x      5.726%
1.25 - 1.29                        73.8%          68.7%         114         1.27x      5.704%
1.30 - 1.34                        73.0%          70.3%          96         1.32x      5.869%
1.35 - 1.39                        72.9%          70.9%         107         1.37x      5.896%
1.40 - 1.44                        73.9%          69.5%         118         1.42x      5.854%
1.45 - 1.49                        72.0%          69.3%         114         1.47x      5.762%
1.50 - 1.54                        68.0%          62.4%         118         1.51x      5.706%
1.55 - 1.59                        68.4%          67.4%         110         1.56x      5.666%
1.60 - 1.64                        67.9%          67.9%         117         1.63x      5.583%
1.65 - 1.69                        72.0%          72.0%         119         1.67x      5.550%
1.70 - 1.74                        70.7%          69.8%          81         1.71x      5.579%
1.75 - 1.79                        61.1%          61.1%         117         1.76x      5.539%
1.80 - 1.84                        79.0%          76.7%         119         1.82x      5.612%
1.90 - 1.94                        55.8%          54.9%         100         1.92x      5.904%
1.95 - 1.99                        53.4%          46.9%         118         1.98x      5.640%
2.00 - 2.04                        60.0%          60.0%         115         2.02x      5.545%
2.05 - 2.09                        43.3%          38.7%         117         2.07x      5.410%
2.10 - 2.14                        59.3%          59.3%         118         2.10x      5.480%
2.15 - 2.19                        43.9%          43.9%          59         2.18x      5.450%
2.25 - 2.29                        53.6%          53.6%         117         2.25x      5.800%
2.30 - 3.47                        43.4%          43.4%         103         2.68x      5.691%

                                   74.1%          71.8%         107         1.32x      5.717%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
     RANGE OF UNDERWRITTEN       MORTGAGE         DATE        GROUP 2        DATE            DATE
         DSC RATIOS (x)            LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

1.16 - 1.19                           3      $   37,900,270      1.7%   $ 12,633,423   $   17,460,270
1.20 - 1.24                          13         244,341,973     10.7    $ 18,795,536   $   46,000,000
1.25 - 1.29                          11         134,470,753      5.9    $ 12,224,614   $   33,250,000
1.30 - 1.34                           7          88,351,130      3.9    $ 12,621,590   $   24,000,000
1.35 - 1.39                           1           6,600,000      0.3    $  6,600,000   $    6,600,000
1.40 - 1.44                           4          63,000,000      2.8    $ 15,750,000   $   29,250,000
1.45 - 1.49                           4         117,000,000      5.1    $ 29,250,000   $   50,000,000
1.50 - 1.54                           2          18,800,000      0.8    $  9,400,000   $   13,500,000
1.55 - 1.64                           2          39,927,500      1.7    $ 19,963,750   $   24,100,000
1.65 - 1.69                           1          19,218,000      0.8    $ 19,218,000   $   19,218,000
1.70 - 1.74                           2       1,511,570,000     66.0    $755,785,000   $1,500,000,000
2.30 - 2.36                           1           8,500,000      0.4    $  8,500,000   $    8,500,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $ 44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN       DATE LTV      LTV RATIO     MATURITY     DATE DSC    MORTGAGE
         DSC RATIOS (x)           RATIO *    AT MATURITY *    (MOS.)      RATIO *       RATE
----------------------------------------------------------------------------------------------

1.16 - 1.19                         77.0%        66.9%          118        1.18x      5.680%
1.20 - 1.24                         70.8%        68.8%           94        1.21x      5.804%
1.25 - 1.29                         74.7%        73.4%           99        1.27x      5.721%
1.30 - 1.34                         75.2%        73.3%          103        1.32x      5.658%
1.35 - 1.39                         68.0%        68.0%          117        1.39x      5.630%
1.40 - 1.44                         67.6%        66.6%          118        1.41x      5.652%
1.45 - 1.49                         75.2%        75.2%          118        1.46x      5.688%
1.50 - 1.54                         73.6%        73.6%          119        1.51x      5.650%
1.55 - 1.64                         68.9%        68.9%          118        1.58x      5.473%
1.65 - 1.69                         59.7%        59.7%          118        1.67x      5.340%
1.70 - 1.74                         55.6%        55.6%          117        1.73x      6.431%
2.30 - 2.36                         41.7%        41.7%          118        2.36x      5.690%

                                    61.2%        60.6%          113        1.60x      6.183%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
RANGE OF CUT-OFF DATE             MORTGAGE         DATE         POOL         DATE            DATE
    LTV RATIOS (%)                 LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

36.36 - 40.00                         1      $    6,000,000      0.1%   $  6,000,000   $    6,000,000
40.01 - 50.00                         7         181,539,618      2.3    $ 25,934,231   $  100,000,000
50.01 - 55.00                         6         131,787,440      1.7    $ 21,964,573   $   95,000,000
55.01 - 60.00                        18       1,674,811,500     21.2    $ 93,045,083   $1,500,000,000
60.01 - 65.00                        20         309,699,718      3.9    $ 15,484,986   $   62,118,000
65.01 - 70.00                        35         490,780,619      6.2    $ 14,022,303   $   48,552,000
70.01 - 75.00                        67       1,963,247,815     24.8    $ 29,302,206   $  315,000,000
75.01 - 80.00                       105       2,706,572,027     34.2    $ 25,776,876   $  536,000,000
80.01 - 85.00                         2          24,520,000      0.3    $ 12,260,000   $   16,200,000
85.01 - 87.18                         2         414,540,000      5.2    $207,270,000   $  387,500,000
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $ 30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                          WTD. AVG.
                                                            STATED
                                 WTD. AVG.   WTD. AVG.    REMAINING   WTD. AVG.
                                  CUT-OFF    LTV RATIO     TERM TO     CUT-OFF    WTD. AVG.
RANGE OF CUT-OFF DATE             DATE LTV       AT         MATURITY   DATE DSC    MORTGAGE
    LTV RATIOS (%)                RATIO *    MATURITY *     (MOS.)     RATIO *      RATE
-------------------------------------------------------------------------------------------

36.36 - 40.00                      36.4%        36.4%         58        3.47x      5.510%
40.01 - 50.00                      44.1%        42.5%         85        2.15x      5.584%
50.01 - 55.00                      53.4%        46.9%        118        1.94x      5.653%
55.01 - 60.00                      55.9%        55.5%        117        1.71x      6.348%
60.01 - 65.00                      62.5%        61.7%        117        1.47x      5.780%
65.01 - 70.00                      67.7%        64.0%        113        1.33x      5.832%
70.01 - 75.00                      72.8%        70.4%        102        1.30x      5.758%
75.01 - 80.00                      78.9%        77.0%        106        1.23x      5.684%
80.01 - 85.00                      83.2%        81.3%        119        1.23x      5.779%
85.01 - 87.18                      87.0%        86.7%        118        1.17x      5.662%

                                   70.4%        68.6%        108        1.40x      5.852%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
RANGE OF CUT-OFF DATE            MORTGAGE          DATE       GROUP 1       DATE           DATE
    LTV RATIOS (%)                 LOANS         BALANCE      BALANCE      BALANCE        BALANCE
---------------------------------------------------------------------------------------------------

36.36 - 40.00                         1      $    6,000,000      0.1%   $  6,000,000   $  6,000,000
40.01 - 50.00                         6         173,039,618      3.1    $ 28,839,936   $100,000,000
50.01 - 55.00                         6         131,787,440      2.3    $ 21,964,573   $ 95,000,000
55.01 - 60.00                        14         105,593,500      1.9    $  7,542,393   $ 23,640,000
60.01 - 65.00                        16         238,052,218      4.2    $ 14,878,264   $ 62,118,000
65.01 - 70.00                        31         410,530,619      7.3    $ 13,242,923   $ 48,552,000
70.01 - 75.00                        49       1,663,912,815     29.6    $ 33,957,404   $315,000,000
75.01 - 80.00                        85       2,445,842,901     43.6    $ 28,774,622   $536,000,000
80.01 - 85.00                         2          24,520,000      0.4    $ 12,260,000   $ 16,200,000
85.01 - 87.18                         2         414,540,000      7.4    $207,270,000   $387,500,000
                                    ---      --------------    -----
                                    212      $5,613,819,111    100.0%   $ 26,480,279   $536,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
RANGE OF CUT-OFF DATE            DATE LTV      LTV RATIO     MATURITY    DATE DSC    MORTGAGE
    LTV RATIOS (%)                RATIO *    AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------------------

36.36 - 40.00                      36.4%         36.4%           58        3.47x      5.510%
40.01 - 50.00                      44.2%         42.6%           84        2.14x      5.579%
50.01 - 55.00                      53.4%         46.9%          118        1.94x      5.653%
55.01 - 60.00                      59.2%         55.5%          113        1.61x      5.627%
60.01 - 65.00                      62.1%         61.1%          116        1.47x      5.765%
65.01 - 70.00                      67.5%         63.2%          118        1.35x      5.855%
70.01 - 75.00                      72.8%         70.2%          102        1.29x      5.773%
75.01 - 80.00                      78.9%         77.0%          106        1.23x      5.678%
80.01 - 85.00                      83.2%         81.3%          119        1.23x      5.779%
85.01 - 87.18                      87.0%         86.7%          118        1.17x      5.662%

                                   74.1%         71.8%          107        1.32x      5.717%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
RANGE OF CUT-OFF DATE             MORTGAGE        DATE        GROUP 2       DATE            DATE
    LTV RATIOS (%)                 LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

41.67 - 50.00                         1      $    8,500,000      0.4%   $  8,500,000   $    8,500,000
55.01 - 60.00                         4       1,569,218,000     68.5    $392,304,500   $1,500,000,000
60.01 - 65.00                         4          71,647,500      3.1    $ 17,911,875   $   29,250,000
65.01 - 70.00                         4          80,250,000      3.5    $ 20,062,500   $   38,000,000
70.01 - 75.00                        18         299,335,000     13.1    $ 16,629,722   $   40,000,000
75.01 - 80.00                        20         260,729,126     11.4    $ 13,036,456   $   50,000,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $ 44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
RANGE OF CUT-OFF DATE             DATE LTV     LTV RATIO      MATURITY    DATE DSC    MORTGAGE
    LTV RATIOS (%)                RATIO *    AT MATURITY *     (MOS.)     RATIO *       RATE
----------------------------------------------------------------------------------------------

41.67 - 50.00                      41.7%         41.7%          118        2.36x       5.690%
55.01 - 60.00                      55.7%         55.5%          117        1.71x       6.397%
60.01 - 65.00                      63.8%         63.8%          118        1.49x       5.831%
65.01 - 70.00                      68.6%         68.0%           89        1.25x       5.716%
70.01 - 75.00                      72.5%         71.3%          105        1.34x       5.675%
75.01 - 80.00                      78.6%         76.4%          104        1.29x       5.738%

                                   61.2%         60.6%          113        1.60x       6.183%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
    RANGE OF MATURITY DATE        MORTGAGE         DATE         POOL         DATE            DATE
     OR ARD LTV RATIOS (%)         LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

0.00 - 5.00                           2      $    6,712,440      0.1%   $  3,356,220   $    4,612,440
30.01 - 40.00                         3          46,389,618      0.6    $ 15,463,206   $   35,000,000
40.01 - 50.00                        10         247,708,500      3.1    $ 24,770,850   $  100,000,000
50.01 - 55.00                        11         130,495,080      1.7    $ 11,863,189   $   46,000,000
55.01 - 60.00                        31       1,768,275,932     22.4    $ 57,041,159   $1,500,000,000
60.01 - 65.00                        41         559,113,195      7.1    $ 13,636,907   $   62,118,000
65.01 - 70.00                        48         870,991,599     11.0    $ 18,145,658   $  180,000,000
70.01 - 75.00                        65       1,848,884,372     23.4    $ 28,444,375   $  315,000,000
75.01 - 80.00                        50       2,021,228,000     25.6    $ 40,424,560   $  536,000,000
80.01 - 85.00                         1          16,200,000      0.2    $ 16,200,000   $   16,200,000
85.01 - 87.18                         1         387,500,000      4.9    $387,500,000   $  387,500,000
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $ 30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                              STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        DATE LTV      LTV RATIO     MATURITY    DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)        RATIO *    AT MATURITY *    (MOS.)      RATIO *      RATE
----------------------------------------------------------------------------------------------

0.00 - 5.00                        52.1%          0.2%           122       1.19x       5.838%
30.01 - 40.00                      42.9%         37.5%           109       2.18x       5.491%
40.01 - 50.00                      48.3%         45.2%            94       2.08x       5.639%
50.01 - 55.00                      58.6%         53.2%           119       1.43x       5.726%
55.01 - 60.00                      57.1%         56.0%           117       1.69x       6.309%
60.01 - 65.00                      66.4%         62.9%           118       1.40x       5.827%
65.01 - 70.00                      72.7%         67.7%           115       1.30x       5.746%
70.01 - 75.00                      74.3%         72.5%           101       1.28x       5.774%
75.01 - 80.00                      79.2%         79.1%           102       1.23x       5.658%
80.01 - 85.00                      84.4%         84.4%           119       1.20x       5.810%
85.01 - 87.18                      87.2%         87.2%           118       1.16x       5.659%

                                   70.4%         68.6%           108       1.40x       5.852%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

               RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
              AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF
RANGE OF MATURITY DATE            MORTGAGE         DATE       GROUP 1        DATE          DATE
OR ARD LTV RATIOS (%)              LOANS         BALANCE      BALANCE      BALANCE        BALANCE
---------------------------------------------------------------------------------------------------

0.00 - 5.00                          2       $    6,712,440      0.1%   $  3,356,220   $  4,612,440
30.01 - 40.00                        3           46,389,618      0.8    $ 15,463,206   $ 35,000,000
40.01 - 50.00                        9          239,208,500      4.3    $ 26,578,722   $100,000,000
50.01 - 55.00                       10           84,495,080      1.5    $  8,449,508   $ 22,000,000
55.01 - 60.00                       27          243,757,932      4.3    $  9,028,072   $ 59,915,357
60.01 - 65.00                       35          470,599,565      8.4    $ 13,445,702   $ 62,118,000
65.01 - 70.00                       36          715,533,604     12.7    $ 19,875,933   $180,000,000
70.01 - 75.00                       49        1,590,394,372     28.3    $ 32,457,028   $315,000,000
75.01 - 80.00                       39        1,813,028,000     32.3    $ 46,487,897   $536,000,000
80.01 - 85.00                        1           16,200,000      0.3    $ 16,200,000   $ 16,200,000
85.01 - 87.18                        1          387,500,000      6.9    $387,500,000   $387,500,000
                                   ---       --------------    -----
                                   212       $5,613,819,111    100.0%   $ 26,480,279   $536,000,000
                                   ===       ==============    =====

                                                            WTD. AVG.
                                                              STATED
                                 WTD. AVG.                  REMAINING   WTD. AVG.
                                  CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF    WTD. AVG.
RANGE OF MATURITY DATE            DATE LTV     LTV RATIO     MATURITY    DATE DSC   MORTGAGE
OR ARD LTV RATIOS (%)             RATIO *    AT MATURITY*     (MOS.)      RATIO*      RATE
---------------------------------------------------------------------------------------------

0.00 - 5.00                         52.1%          0.2%        122         1.19x      5.838%
30.01 - 40.00                       42.9%         37.5%        109         2.18x      5.491%
40.01 - 50.00                       48.6%         45.3%         93         2.07x      5.637%
50.01 - 55.00                       58.3%         53.4%        118         1.54x      5.762%
55.01 - 60.00                       66.2%         58.6%        115         1.46x      5.619%
60.01 - 65.00                       66.6%         62.7%        118         1.39x      5.837%
65.01 - 70.00                       72.7%         67.6%        118         1.31x      5.765%
70.01 - 75.00                       74.6%         72.6%        100         1.27x      5.780%
75.01 - 80.00                       79.3%         79.1%        102         1.22x      5.651%
80.01 - 85.00                       84.4%         84.4%        119         1.20x      5.810%
85.01 - 87.18                       87.2%         87.2%        118         1.16x      5.659%

                                    74.1%         71.8%        107         1.32x      5.717%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

               RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
              AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
RANGE OF MATURITY DATE            MORTGAGE         DATE       GROUP 2        DATE           DATE
OR ARD LTV RATIOS (%)              LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

41.67 - 50.00                         1      $    8,500,000      0.4%   $  8,500,000   $    8,500,000
50.01 - 55.00                         1          46,000,000      2.0    $ 46,000,000   $   46,000,000
55.01 - 60.00                         4       1,524,518,000     66.6    $381,129,500   $1,500,000,000
60.01 - 65.00                         6          88,513,630      3.9    $ 14,752,272   $   29,250,000
65.01 - 70.00                        12         155,457,996      6.8    $ 12,954,833   $   38,000,000
70.01 - 75.00                        16         258,490,000     11.3    $ 16,155,625   $   40,000,000
75.01 - 80.00                        11         208,200,000      9.1    $ 18,927,273   $   50,000,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $ 44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                            WTD. AVG.
                                                              STATED
                                 WTD. AVG.                  REMAINING   WTD. AVG.
                                  CUT-OFF     WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
RANGE OF MATURITY DATE            DATE LTV    LTV RATIO      MATURITY    DATE DSC    MORTGAGE
OR ARD LTV RATIOS (%)              RATIO*    AT MATURITY*     (MOS.)      RATIO*       RATE
---------------------------------------------------------------------------------------------

41.67 - 50.00                       41.7%        41.7%         118        2.36x       5.690%
50.01 - 55.00                       59.0%        52.9%         120        1.22x       5.660%
55.01 - 60.00                       55.6%        55.6%         117        1.73x       6.419%
60.01 - 65.00                       65.6%        63.9%         118        1.43x       5.775%
65.01 - 70.00                       72.6%        68.1%         102        1.25x       5.657%
70.01 - 75.00                       72.6%        72.1%         103        1.34x       5.739%
75.01 - 80.00                       78.4%        78.4%         101        1.31x       5.712%

                                    61.2%        60.6%         113        1.60x       6.183%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE        CUT-OFF        CUT-OFF
            RANGE OF              MORTGAGE         DATE        POOL         DATE           DATE
     MORTGAGE RATES (%) (1)        LOANS         BALANCE      BALANCE      BALANCE        BALANCE
-----------------------------------------------------------------------------------------------------

5.180 - 5.250                         1      $   24,100,000      0.3%   $ 24,100,000   $   24,100,000
5.251 - 5.500                        27       1,594,751,357     20.2    $ 59,064,865   $  536,000,000
5.501 - 5.750                       104       2,313,151,347     29.3    $ 22,241,840   $  387,500,000
5.751 - 6.000                        98       1,627,768,942     20.6    $ 16,609,887   $  186,500,000
6.001 - 6.250                        25         663,525,091      8.4    $ 26,541,004   $  280,000,000
6.251 - 6.500                         6       1,658,202,000     21.0    $276,367,000   $1,500,000,000
6.501 - 6.750                         1          14,000,000      0.2    $ 14,000,000   $   14,000,000
6.751 - 6.830                         1           8,000,000      0.1    $  8,000,000   $    8,000,000
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $ 30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                            WTD. AVG.
                                                             STATED
                                 WTD. AVG.     WTD. AVG.    REMAINING   WTD. AVG.
                                  CUT-OFF      LTV RATIO     TERM TO     CUT-OFF    WTD. AVG.
            RANGE OF              DATE LTV        AT        MATURITY     DATE DSC    MORTGAGE
     MORTGAGE RATES (%) (1)      RATIO (2)   MATURITY (2)     (MOS.)    RATIO (2)     RATE
---------------------------------------------------------------------------------------------

5.180 - 5.250                      71.5%         71.5%         118         1.58x      5.180%
5.251 - 5.500                      73.5%         72.3%          98         1.30x      5.444%
5.501 - 5.750                      74.3%         71.9%         114         1.34x      5.642%
5.751 - 6.000                      73.6%         70.3%         103         1.31x      5.861%
6.001 - 6.250                      74.7%         73.6%         103         1.28x      6.113%
6.251 - 6.500                      57.0%         56.8%         117         1.69x      6.426%
6.501 - 6.750                      45.9%         43.2%         120         1.90x      6.530%
6.751 - 6.830                      76.9%         69.3%         116         1.06x      6.830%

                                   70.4%         68.6%         108         1.40x      5.852%

----------
(1)  The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage
     Loans in Loan Group 1 or 1.4% of the Cut-Off Date Group 1 Balance and 1
     Mortgage Loan in Loan Group 2 or 0.9% of the Cut-Off Date Loan Group 2
     Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the
     Prospectus Supplement, the mortgage rate for was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION
     OF THE MORTGAGE POOL--Additional Mortgage Loan Information in the
     Prospectus Supplement.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF
           RANGE OF               MORTGAGE         DATE       GROUP 1      DATE           DATE
    MORTGAGE RATES (%) (1)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE
--------------------------------------------------------------------------------------------------

5.280 - 5.500                        21      $1,494,258,357     26.6%   $71,155,160   $536,000,000
5.501 - 5.750                        81       1,932,478,434     34.4    $23,857,758   $387,500,000
5.751 - 6.000                        84       1,387,625,229     24.7    $16,519,348   $186,500,000
6.001 - 6.250                        20         624,655,091     11.1    $31,232,755   $280,000,000
6.251 - 6.500                         4         152,802,000      2.7    $38,200,500   $ 48,552,000
6.501 - 6.750                         1          14,000,000      0.2    $14,000,000   $ 14,000,000
6.751 - 6.830                         1           8,000,000      0.1    $ 8,000,000   $  8,000,000
                                    ---      --------------    -----
                                    212      $5,613,819,111    100.0%   $26,480,279   $536,000,000
                                    ===      ==============    =====

                                                            WTD. AVG.
                                                              STATED
                                 WTD. AVG.     WTD. AVG.    REMAINING   WTD. AVG.
                                  CUT-OFF      LTV RATIO      TERM TO    CUT-OFF    WTD. AVG.
           RANGE OF               DATE LTV        AT         MATURITY    DATE DSC    MORTGAGE
    MORTGAGE RATES (%) (1)       RATIO (2)   MATURITY (2)     (MOS.)    RATIO (2)      RATE
---------------------------------------------------------------------------------------------

5.280 - 5.500                      73.8%         72.8%           97       1.30x       5.445%
5.501 - 5.750                      74.7%         72.2%          115       1.34x       5.638%
5.751 - 6.000                      73.7%         70.0%          105       1.32x       5.857%
6.001 - 6.250                      75.1%         74.0%          104       1.27x       6.115%
6.251 - 6.500                      70.6%         68.2%          118       1.33x       6.347%
6.501 - 6.750                      45.9%         43.2%          120       1.90x       6.530%
6.751 - 6.830                      76.9%         69.3%          116       1.06x       6.830%

                                   74.1%         71.8%          107       1.32x       5.717%

----------
(1)  The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage
     Loans in Loan Group 1 or 1.4% of the Cut-Off Date Group 1 Balance and 1
     Mortgage Loan in Loan Group 2 or 0.9% of the Cut-Off Date Loan Group 2
     Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the
     Prospectus Supplement, the mortgage rate for was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION
     OF THE MORTGAGE POOL--Additional Mortgage Loan Information in the
     Prospectus Supplement.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF      AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF       DATE        CUT-OFF         CUT-OFF
           RANGE OF               MORTGAGE         DATE       GROUP 2       DATE            DATE
    MORTGAGE RATES (%) (1)         LOANS         BALANCE      BALANCE      BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

5.180 - 5.250                         1      $   24,100,000      1.1%   $ 24,100,000   $   24,100,000
5.251 - 5.500                         6         100,493,000      4.4    $ 16,748,833   $   22,875,000
5.501 - 5.750                        23         380,672,913     16.6    $ 16,550,996   $   50,000,000
5.751 - 6.000                        14         240,143,713     10.5    $ 17,153,122   $   38,000,000
6.001 - 6.250                         5          38,870,000      1.7    $  7,774,000   $   13,000,000
6.251 - 6.434                         2       1,505,400,000     65.7    $752,700,000   $1,500,000,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $ 44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF              DATE LTV       LTV RATIO       MATURITY    DATE DSC    MORTGAGE
    MORTGAGE RATES (%) (1)       RATIO (2)   AT MATURITY (2)     (MOS.)    RATIO (2)      RATE
------------------------------------------------------------------------------------------------

5.180 - 5.250                       71.5%          71.5%          118         1.58x      5.180%
5.251 - 5.500                       69.0%          65.6%          117         1.35x      5.417%
5.501 - 5.750                       72.1%          70.3%          110         1.35x      5.657%
5.751 - 6.000                       72.9%          72.2%           95         1.30x      5.886%
6.001 - 6.250                       68.7%          68.1%           84         1.36x      6.073%
6.251 - 6.434                       55.6%          55.6%          117         1.73x      6.434%

                                    61.2%          60.6%          113         1.60x      6.183%

----------
(1)  The interest rates with respect to 3 Mortgage Loans (loan numbers 25, 49 and 70), representing 1.2% of the Cut-Off Date Pool Balance (2 Mortgage
     Loans in Loan Group 1 or 1.4% of the Cut-Off Date Group 1 Balance and 1
     Mortgage Loan in Loan Group 2 or 0.9% of the Cut-Off Date Loan Group 2
     Balance) may vary during the term of the related Mortgage Loan. For purposes of the table above as well as calculations throughout the
     Prospectus Supplement, the mortgage rate for was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION
     OF THE MORTGAGE POOL--Additional Mortgage Loan Information in the
     Prospectus Supplement.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

    RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE         MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF        DATE      CUT-OFF         CUT-OFF
   MATURITY OR ANTICIPATED        MORTGAGE         DATE         POOL        DATE            DATE
    REPAYMENT DATE (MONTHS)        LOANS         BALANCE      BALANCE     BALANCE         BALANCE
----------------------------------------------------------------------------------------------------

0 - 60                               30      $1,165,011,420     14.7%   $38,833,714   $  430,000,000
61 - 84                               2         195,679,000      2.5    $97,839,500   $  190,000,000
85 - 108                              1           5,841,973      0.1    $ 5,841,973   $    5,841,973
109 - 120                           229       6,534,866,344     82.7    $28,536,534   $1,500,000,000
121 - 132                             1           2,100,000      0.0    $ 2,100,000   $    2,100,000
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED        DATE LTV     LTV RATIO      MATURITY    DATE DSC   MORTGAGE
    REPAYMENT DATE (MONTHS)       RATIO *    AT MATURITY *     (MOS.)     RATIO *      RATE
---------------------------------------------------------------------------------------------

0 - 60                              72.7%         72.6%          58         1.38x      5.690%
61 - 84                             73.8%         73.8%          84         1.30x      6.067%
85 - 108                            79.8%         68.7%         107         1.22x      5.690%
109 - 120                           69.8%         67.7%         118         1.40x      5.875%
121 - 132                           55.3%          0.0%         132         1.15x      6.010%

                                    70.4%         68.6%         108         1.40x      5.852%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR
                           LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
   MATURITY OR ANTICIPATED        MORTGAGE         DATE       GROUP 1      DATE           DATE
   REPAYMENT DATE (MONTHS)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE
--------------------------------------------------------------------------------------------------

0 - 60                                 22    $1,003,311,420     17.9%   $45,605,065   $430,000,000
61 - 84                                 2       195,679,000      3.5    $97,839,500   $190,000,000
109 - 120                             187     4,412,728,691     78.6    $23,597,480   $536,000,000
121 - 132                               1         2,100,000      0.0    $ 2,100,000   $  2,100,000
                                      ---    --------------    -----
                                      212    $5,613,819,111    100.0%   $26,480,279   $536,000,000
                                      ===    ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED       DATE LTV     LTV RATIO       MATURITY    DATE DSC   MORTGAGE
   REPAYMENT DATE (MONTHS)        RATIO *    AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------------------

0 - 60                             72.6%         72.5%           58        1.40x       5.658%
61 - 84                            73.8%         73.8%           84        1.30x       6.067%
109 - 120                          74.5%         71.6%          118        1.30x       5.715%
121 - 132                          55.3%          0.0%          132        1.15x       6.010%

                                   74.1%         71.8%          107        1.32x       5.717%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR
                           LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                               AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM
  RANGE OF ORIGINAL TERMS TO     NUMBER OF      CUT-OFF        DATE       CUT-OFF         CUT-OFF
   MATURITY OR ANTICIPATED       MORTGAGE        DATE         GROUP 2       DATE            DATE
   REPAYMENT DATE (MONTHS)         LOANS        BALANCE       BALANCE     BALANCE         BALANCE
----------------------------------------------------------------------------------------------------

0 - 60                                8      $  161,700,000      7.1%   $20,212,500   $   39,000,000
85 - 108                              1           5,841,973      0.3    $ 5,841,973   $    5,841,973
109 - 120                            42       2,122,137,653     92.7    $50,527,087   $1,500,000,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                             WTD. AVG.
                                                               STATED
                                 WTD. AVG.                   REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      CUT-OFF      WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED       DATE LTV      LTV RATIO      MATURITY    DATE DSC   MORTGAGE
   REPAYMENT DATE (MONTHS)        RATIO *    AT MATURITY *     (MOS.)     RATIO *      RATE
----------------------------------------------------------------------------------------------

0 - 60                             73.4%          73.4%          58        1.24x       5.889%
85 - 108                           79.8%          68.7%         107        1.22x       5.690%
109 - 120                          60.2%          59.6%         117        1.62x       6.207%

                                   61.2%          60.6%         113        1.60x       6.183%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                      MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                   % OF
  RANGE OF REMAINING                 AGGREGATE    CUT-OFF    AVERAGE        MAXIMUM
 TERMS TO MATURITY OR  NUMBER OF      CUT-OFF      DATE      CUT-OFF        CUT-OFF
ANTICIPATED REPAYMENT   MORTGAGE        DATE       POOL        DATE           DATE
    DATE (MONTHS)        LOANS        BALANCE     BALANCE    BALANCE        BALANCE
--------------------------------------------------------------------------------------

56 - 60                    30     $1,165,011,420    14.7%  $38,833,714  $  430,000,000
61 - 84                     2        195,679,000     2.5   $97,839,500  $  190,000,000
85 - 108                    2          8,972,548     0.1   $ 4,486,274  $    5,841,973
109 - 120                 228      6,531,735,769    82.6   $28,647,964  $1,500,000,000
121 - 132                   1          2,100,000     0.0   $ 2,100,000  $    2,100,000
                          ---     --------------   -----
                          263     $7,903,498,737   100.0%  $30,051,326  $1,500,000,000
                          ===     ==============   =====

                                                 WTD. AVG.
                                                  STATED
  RANGE OF REMAINING   WTD. AVG.                 REMAINING  WTD. AVG.
 TERMS TO MATURITY OR   CUT-OFF     WTD. AVG.     TERM TO    CUT-OFF   WTD. AVG.
ANTICIPATED REPAYMENT  DATE LTV     LTV RATIO    MATURITY    DATE DSC  MORTGAGE
    DATE (MONTHS)       RATIO *   AT MATURITY *   (MOS.)     RATIO *     RATE
--------------------------------------------------------------------------------

56 - 60                  72.7%        72.6%         58        1.38x     5.690%
61 - 84                  73.8%        73.8%         84        1.30x     6.067%
85 - 108                 77.6%        65.1%         106       1.24x     5.784%
109 - 120                69.8%        67.7%         118       1.40x     5.875%
121 - 132                55.3%         0.0%         132       1.15x     6.010%

                         70.4%        68.6%         108       1.40x     5.852%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                   % OF
  RANGE OF REMAINING                 AGGREGATE    CUT-OFF    AVERAGE       MAXIMUM
 TERMS TO MATURITY OR  NUMBER OF      CUT-OFF      DATE      CUT-OFF       CUT-OFF
ANTICIPATED REPAYMENT   MORTGAGE        DATE       POOL        DATE          DATE
    DATE (MONTHS)        LOANS        BALANCE     BALANCE    BALANCE       BALANCE
------------------------------------------------------------------------------------

56 - 60                    22     $1,003,311,420    17.9%  $45,605,065  $430,000,000
61 - 84                     2        195,679,000     3.5   $97,839,500  $190,000,000
85 - 108                    1          3,130,575     0.1   $ 3,130,575  $  3,130,575
109 - 120                 186      4,409,598,117    78.5   $23,707,517  $536,000,000
121 - 132                   1          2,100,000     0.0   $ 2,100,000  $  2,100,000
                          ---     --------------   -----
                          212     $5,613,819,111   100.0%  $26,480,279  $536,000,000
                          ===     ==============   =====

                                                 WTD. AVG.
                                                  STATED
  RANGE OF REMAINING   WTD. AVG.                 REMAINING  WTD. AVG.
 TERMS TO MATURITY OR   CUT-OFF     WTD. AVG.     TERM TO    CUT-OFF   WTD. AVG.
ANTICIPATED REPAYMENT  DATE LTV     LTV RATIO    MATURITY    DATE DSC  MORTGAGE
    DATE (MONTHS)       RATIO *   AT MATURITY *   (MOS.)     RATIO *     RATE
--------------------------------------------------------------------------------

56 - 60                  72.6%        72.5%          58       1.40x      5.658%
61 - 84                  73.8%        73.8%          84       1.30x      6.067%
85 - 108                 73.7%        58.2%         105       1.28x      5.960%
109 - 120                74.5%        71.6%         118       1.30x      5.715%
121 - 132                55.3%         0.0%         132       1.15x      6.010%

                         74.1%        71.8%         107       1.32x      5.717%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

     RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR
               LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
      RANGE OF REMAINING                       AGGREGATE      CUT-OFF     AVERAGE        MAXIMUM
     TERMS TO MATURITY OR        NUMBER OF      CUT-OFF        DATE       CUT-OFF        CUT-OFF
    ANTICIPATED REPAYMENT         MORTGAGE        DATE        GROUP 2       DATE           DATE
        DATE (MONTHS)              LOANS        BALANCE       BALANCE     BALANCE        BALANCE
----------------------------------------------------------------------------------------------------

58 - 60                               8      $  161,700,000     7.1%    $20,212,500   $   39,000,000
85 - 108                              1           5,841,973      0.3    $ 5,841,973   $    5,841,973
109 - 120                            42       2,122,137,653     92.7    $50,527,087   $1,500,000,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                            WTD. AVG.
                                                             STATED
      RANGE OF REMAINING         WTD. AVG.                  REMAINING   WTD. AVG.
     TERMS TO MATURITY OR         CUT-OFF     WTD. AVG.      TERM TO     CUT-OFF    WTD. AVG.
    ANTICIPATED REPAYMENT        DATE LTV     LTV RATIO     MATURITY     DATE DSC   MORTGAGE
        DATE (MONTHS)             RATIO *   AT MATURITY *    (MOS.)      RATIO *      RATE
---------------------------------------------------------------------------------------------

58 - 60                            73.4%        73.4%           58        1.24x      5.889%
85 - 108                           79.8%        68.7%          107        1.22x      5.690%
109 - 120                          60.2%        59.6%          117        1.62x      6.207%

                                   61.2%        60.6%          113        1.60x      6.183%

----------
*    Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

     RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                               AGGREGATE      CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF      CUT-OFF         DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS          MORTGAGE       DATE           POOL       DATE            DATE
         (MONTHS) (1)              LOANS        BALANCE       BALANCE     BALANCE        BALANCE
----------------------------------------------------------------------------------------------------

117 - 120                             1      $    4,612,440      0.1%   $ 4,612,440   $    4,612,440
121 - 132                             1           2,100,000      0.0    $ 2,100,000   $    2,100,000
229 - 264                             1           5,389,618      0.1    $ 5,389,618   $    5,389,618
265 - 300                            12          51,879,925      0.7    $ 4,323,327   $   14,000,000
349 - 360                           126       1,983,011,822     25.1    $15,738,189   $  180,000,000
361 - 420                             6          65,143,432      0.8    $10,857,239   $   19,966,068
Non-Amortizing                      116       5,791,361,500     73.3    $49,925,530   $1,500,000,000
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS         DATE LTV       LTV RATIO      MATURITY    DATE DSC    MORTGAGE
         (MONTHS) (1)            RATIO (2)   AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------------------------------

117 - 120                          50.7%           0.4%           117        1.21x      5.760%
121 - 132                          55.3%           0.0%           132        1.15x      6.010%
229 - 264                          47.7%          31.5%           117        1.47x      6.000%
265 - 300                          69.4%          55.1%           117        1.43x      5.948%
349 - 360                          71.9%          65.7%           117        1.33x      5.740%
361 - 420                          78.0%          70.7%           118        1.23x      5.663%
Non-Amortizing                     69.8%          69.8%           105        1.42x      5.892%

                                   70.4%          68.6%           108        1.40x      5.852%

----------
(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS          MORTGAGE        DATE        GROUP 1       DATE          DATE
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
--------------------------------------------------------------------------------------------------

117 - 120                             1      $    4,612,440      0.1%   $ 4,612,440   $  4,612,440
121-132                               1           2,100,000      0.0    $ 2,100,000   $  2,100,000
229 - 264                             1           5,389,618      0.1    $ 5,389,618   $  5,389,618
265 - 300                            11          50,579,925      0.9    $ 4,598,175   $ 14,000,000
349 - 360                           111       1,807,607,696     32.2    $16,284,754   $180,000,000
361 - 420                             6          65,143,432      1.2    $10,857,239   $ 19,966,068
Non-Amortizing                       81       3,678,386,000     65.5    $45,412,173   $536,000,000
                                    ---      --------------    -----
                                    212      $5,613,819,111    100.0%   $26,480,279   $536,000,000
                                    ===      ==============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          DATE LTV      LTV RATIO       MATURITY    DATE DSC    MORTGAGE
         (MONTHS) (1)            RATIO (2)   AT MATURITY (2)     (MOS.)    RATIO (2)      RATE
------------------------------------------------------------------------------------------------

117 - 120                          50.7%           0.4%           117        1.21x       5.760%
121-132                            55.3%           0.0%           132        1.15x       6.010%
229 - 264                          47.7%          31.5%           117        1.47x       6.000%
265 - 300                          69.3%          55.0%           117        1.44x       5.942%
349 - 360                          72.0%          65.9%           117        1.33x       5.751%
361 - 420                          78.0%          70.7%           118        1.23x       5.663%
Non-Amortizing                     75.2%          75.2%           101        1.31x       5.698%

                                   74.1%          71.8%           107        1.32x       5.717%

----------
(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
      AMORTIZATION TERMS          MORTGAGE        DATE        GROUP 2       DATE          DATE
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE
----------------------------------------------------------------------------------------------------

0 - 300                               1      $    1,300,000      0.1%   $ 1,300,000   $    1,300,000
349 - 360                            15         175,404,126      7.7    $11,693,608   $   46,000,000
Non-Amortizing                       35       2,112,975,500     92.3    $60,370,729   $1,500,000,000
                                    ---      --------------    -----
                                     51      $2,289,679,626    100.0%   $44,895,679   $1,500,000,000
                                    ===      ==============    =====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
      RANGE OF REMAINING          CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS         DATE LTV       LTV RATIO       MATURITY    DATE DSC    MORTGAGE
         (MONTHS) (1)            RATIO (2)   AT MATURITY (2)     (MOS.)    RATIO (2)      RATE
------------------------------------------------------------------------------------------------

0 - 300                            76.5%           59.6%          120        1.23x       6.180%
349 - 360                          71.1%           64.1%          118        1.24x       5.632%
Non-Amortizing                     60.3%           60.3%          113        1.63x       6.229%

                                   61.2%           60.6%          113        1.60x       6.183%

----------
(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF         CUT-OFF
                                 MORTGAGE          DATE         POOL       DATE            DATE
          AMORTIZATION TYPES       LOANS         BALANCE      BALANCE     BALANCE         BALANCE
----------------------------------------------------------------------------------------------------

Interest-only                       103      $5,680,440,000     71.9%   $55,149,903   $1,500,000,000
Interest-only, Amortizing
   Balloon(2)                        93       1,738,248,000     22.0    $18,690,839   $  180,000,000
Amortizing Balloon                   47         335,613,414      4.2    $ 7,140,711   $   59,915,357
Interest-only, ARD                   13         110,921,500      1.4    $ 8,532,423   $   29,250,000
Interest-only, Amortizing
   ARD(2)                             4          27,269,240      0.3    $ 6,817,310   $    9,500,000
Fully Amortizing                      2           6,712,440      0.1    $ 3,356,220   $    4,612,440
Amortizing ARD                        1           4,294,143      0.1    $ 4,294,143   $    4,294,143
                                    ---      --------------    -----
                                    263      $7,903,498,737    100.0%   $30,051,326   $1,500,000,000
                                    ===      ==============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO       MATURITY    DATE DSC    MORTGAGE
          AMORTIZATION TYPES     RATIO (1)   AT MATURITY (1)     (MOS.)    RATIO (1)      RATE
------------------------------------------------------------------------------------------------

Interest-only                       69.9%          69.9%           105        1.42x       5.895%
Interest-only, Amortizing
   Balloon(2)                       71.8%          66.2%           118        1.33x       5.743%
Amortizing Balloon                  73.6%          62.4%           114        1.30x       5.746%
Interest-only, ARD                  64.4%          64.4%           117        1.64x       5.733%
Interest-only, Amortizing
   ARD(2)                           66.8%          61.0%           118        1.30x       5.767%
Fully Amortizing                    52.1%           0.2%           122        1.19x       5.838%
Amortizing ARD                      67.1%          56.6%           119        1.32x       5.760%

                                    70.4%          68.6%           108        1.40x       5.852%

----------
(1)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF
                                  MORTGAGE        DATE        GROUP 1      DATE           DATE
          AMORTIZATION TYPES       LOANS         BALANCE      BALANCE     BALANCE        BALANCE
--------------------------------------------------------------------------------------------------

Interest-only                        71      $3,624,112,000     64.6%   $51,043,831   $536,000,000
Interest-only, Amortizing
   Balloon(2)                        83       1,597,393,000     28.5    $19,245,699   $180,000,000
Amortizing Balloon                   41         299,764,288      5.3    $ 7,311,324   $ 59,915,357
Interest-only, ARD                   10          54,274,000      1.0    $ 5,427,400   $ 16,742,000
Interest-only, Amortizing
   ARD(2)                             4          27,269,240      0.5    $ 6,817,310   $  9,500,000
Fully Amortizing                      2           6,712,440      0.1    $ 3,356,220   $  4,612,440
Amortizing ARD                        1           4,294,143      0.1    $ 4,294,143   $  4,294,143
                                    ---      --------------    -----
                                    212      $5,613,819,111    100.0%   $26,480,279   $536,000,000
                                    ===      ==============    =====

                                                               WTD. AVG.
                                                                 STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV      LTV RATIO      MATURITY     DATE DSC   MORTGAGE
          AMORTIZATION TYPES     RATIO (1)   AT MATURITY (1)     (MOS.)    RATIO (1)     RATE
------------------------------------------------------------------------------------------------

Interest-only                       75.4%         75.4%           101         1.30x      5.700%
Interest-only, Amortizing
   Balloon(2)                       72.0%         66.5%           118         1.34x      5.754%
Amortizing Balloon                  72.9%         61.8%           114         1.31x      5.747%
Interest-only, ARD                  64.7%         64.7%           116         1.78x      5.584%
Interest-only, Amortizing
   ARD(2)                           66.8%         61.0%           118         1.30x      5.767%
Fully Amortizing                    52.1%          0.2%           122         1.19x      5.838%
Amortizing ARD                      67.1%         56.6%           119         1.32x      5.760%

                                    74.1%         71.8%           107         1.32x      5.717%

----------
(1)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE          MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF          CUT-OFF
                                  MORTGAGE         DATE       GROUP 2       DATE            DATE
      AMORTIZATION TYPES           LOANS         BALANCE      BALANCE     BALANCE          BALANCE
-----------------------------------------------------------------------------------------------------

Interest-only                       32       $2,056,328,000     89.8%    $64,260,250   $1,500,000,000
Interest-only, Amortizing
   Balloon(2)                       10          140,855,000      6.2     $14,085,500   $   46,000,000
Interest-only, ARD                   3           56,647,500      2.5     $18,882,500   $   29,250,000
Amortizing Balloon                   6           35,849,126      1.6     $ 5,974,854   $   17,460,270
                                   ---       --------------    -----
                                    51       $2,289,679,626    100.0%    $44,895,679   $1,500,000,000
                                   ===       ==============    =====

                                                            WTD. AVG.
                                                             STATED
                                 WTD. AVG.    WTD. AVG.     REMAINING   WTD. AVG.
                                  CUT-OFF     LTV RATIO      TERM TO     CUT-OFF    WTD. AVG.
                                  DATE LTV       AT          MATURITY   DATE DSC    MORTGAGE
      AMORTIZATION TYPES         RATIO (1)   MATURITY (1)     (MOS.)    RATIO (1)     RATE
---------------------------------------------------------------------------------------------

Interest-only                      60.2%         60.2%         113        1.63x       6.239%
Interest-only, Amortizing
   Balloon(2)                      69.2%         63.4%         118        1.24x       5.610%
Interest-only, ARD                 64.1%         64.1%         118        1.51x       5.876%
Amortizing Balloon                 79.0%         66.7%         116        1.23x       5.738%

                                   61.2%         60.6%         113        1.60x       6.183%

----------
(1)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

(2)  These Mortgage Loans require payments of interest only for a period of 24 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

     MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE      CUT-OFF     AVERAGE         MAXIMUM
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF         CUT-OFF
   RANGE OF OCCUPANCY            MORTGAGED         DATE         POOL         DATE           DATE
      RATES (%) (1)              PROPERTIES      BALANCE       BALANCE     BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

39.71 - 39.99                          1      $    1,346,796     0.0%    $ 1,346,796   $    1,346,796
40.00 - 49.99                          1           9,360,247     0.1     $ 9,360,247   $    9,360,247
50.00 - 59.99                          5          59,099,029     0.7     $11,819,806   $   33,250,000
60.00 - 69.99                          4          40,318,058     0.5     $10,079,515   $   22,000,000
70.00 - 74.99                          4         101,594,000     1.3     $25,398,500   $   60,000,000
75.00 - 84.99                         27         790,076,780    10.0     $29,262,103   $  190,000,000
85.00 - 89.99                         30         686,812,211     8.7     $22,893,740   $  315,000,000
90.00 - 94.99                         58         845,421,851    10.7     $14,576,239   $   75,000,000
95.00 - 99.99                         59       2,546,697,602    32.2     $43,164,366   $1,160,377,359
100.00 - 100.00                      121       2,413,652,507    30.5     $19,947,541   $  536,000,000
                                     ---      --------------
                                     310      $7,494,379,081    94.8%    $24,175,416   $1,160,377,359
                                     ===      ==============    ====

                                                               WTD. AVG.
                                                                STATED
                                 WTD. AVG.                     REMAINING   WTD. AVG.
                                  CUT-OFF       WTD. AVG.       TERM TO     CUT-OFF    WTD. AVG.
   RANGE OF OCCUPANCY             DATE LTV      LTV RATIO      MATURITY     DATE DSC   MORTGAGE
      RATES (%) (1)              RATIO (2)   AT MATURITY (2)    (MOS.)     RATIO (2)     RATE
------------------------------------------------------------------------------------------------

39.71 - 39.99                      67.3%         67.3%            119         1.32x      6.270%
40.00 - 49.99                      60.8%         60.8%            119         1.39x      6.170%
50.00 - 59.99                      73.0%         71.9%             85         1.31x      5.953%
60.00 - 69.99                      63.8%         60.5%            119         1.27x      5.899%
70.00 - 74.99                      73.5%         67.8%            118         1.25x      5.740%
75.00 - 84.99                      72.5%         69.3%            104         1.32x      5.898%
85.00 - 89.99                      71.8%         70.5%            114         1.29x      5.675%
90.00 - 94.99                      74.5%         71.6%            107         1.33x      5.679%
95.00 - 99.99                      62.8%         62.1%            115         1.57x      6.186%
100.00 - 100.00                    76.2%         74.9%            104         1.28x      5.593%

                                   70.5%         68.9%            109         1.39x      5.851%

----------
(1)  Occupancy Rates exclude 18 hospitality properties, representing 5.2% of the
     Cut-Off Date Pool Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM
                                  NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED        DATE        GROUP 1       DATE           DATE
        RATES (%) (1)            PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE
---------------------------------------------------------------------------------------------------

39.71 - 39.99                          1      $    1,346,796     0.0%    $ 1,346,796   $  1,346,796
40.00 - 49.99                          1           9,360,247     0.2     $ 9,360,247   $  9,360,247
50.00 - 59.99                          4          25,849,029     0.5     $ 6,462,257   $ 15,742,233
60.00 - 69.99                          4          40,318,058     0.7     $10,079,515   $ 22,000,000
70.00 - 74.99                          4         101,594,000     1.8     $25,398,500   $ 60,000,000
75.00 - 84.99                         25         739,826,780    13.2     $29,593,071   $190,000,000
85.00 - 89.99                         25         556,550,998     9.9     $22,262,040   $315,000,000
90.00 - 94.99                         43         591,513,748    10.5     $13,756,134   $ 75,000,000
95.00 - 99.99                         36         801,181,832    14.3     $22,255,051   $280,000,000
100.00 - 100.00                      113       2,337,157,967    41.6     $20,682,814   $536,000,000
                                     ---      --------------    ----
                                     256      $5,204,699,455    92.7%    $20,330,857   $536,000,000
                                     ===      ==============    ====

                                                            WTD. AVG.
                                                             STATED
                                 WTD. AVG.     WTD. AVG.    REMAINING   WTD. AVG.
                                  CUT-OFF      LTV RATIO     TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY         DATE LTV         AT        MATURITY    DATE DSC     MORTGAGE
        RATES (%) (1)            RATIO (2)   MATURITY (2)    (MOS.)     RATIO (2)      RATE
---------------------------------------------------------------------------------------------

39.71 - 39.99                      67.3%         67.3%         119        1.32x       6.270%
40.00 - 49.99                      60.8%         60.8%         119        1.39x       6.170%
50.00 - 59.99                      67.6%         65.2%         119        1.35x       6.085%
60.00 - 69.99                      63.8%         60.5%         119        1.27x       5.899%
70.00 - 74.99                      73.5%         67.8%         118        1.25x       5.740%
75.00 - 84.99                      72.7%         69.3%         103        1.32x       5.905%
85.00 - 89.99                      71.3%         70.0%         117        1.28x       5.679%
90.00 - 94.99                      74.8%         71.2%         109        1.34x       5.692%
95.00 - 99.99                      74.0%         72.0%         114        1.33x       5.850%
100.00 - 100.00                    76.6%         75.4%         104        1.28x       5.590%

                                   74.6%         72.6%         108        1.30x       5.705%

----------
(1)  Occupancy Rates exclude 18 hospitality properties, representing 7.3% of the
     Cut-Off Date Group 1 Balance. In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE         MAXIMUM
                                  NUMBER OF       CUT-OFF       DATE       CUT-OFF         CUT-OFF
      RANGE OF OCCUPANCY          MORTGAGED        DATE        GROUP 2       DATE            DATE
        RATES (%) (1)            PROPERTIES       BALANCE      BALANCE     BALANCE         BALANCE
-----------------------------------------------------------------------------------------------------

59.06 - 59.99                         1       $   33,250,000      1.5%   $33,250,000   $   33,250,000
75.00 - 84.99                         2           50,250,000      2.2    $25,125,000   $   29,250,000
85.00 - 89.99                         5          130,261,213      5.7    $26,052,243   $   50,000,000
90.00 - 94.99                        15          253,908,103     11.1    $16,927,207   $   42,000,000
95.00 - 99.99                        23        1,745,515,770     76.2    $75,891,990   $1,160,377,359
100.00 - 100.00                       8           76,494,540      3.3    $ 9,561,818   $   46,000,000
                                    ---       --------------    -----
                                     54       $2,289,679,626    100.0%   $42,401,475   $1,160,377,359
                                    ===       ==============    =====

                                                            WTD. AVG.
                                                              STATED
                                 WTD. AVG.     WTD. AVG.    REMAINING   WTD. AVG.
                                  CUT-OFF      LTV RATIO     TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY         DATE LTV         AT         MATURITY   DATE DSC    MORTGAGE
        RATES (%) (1)            RATIO (2)   MATURITY (2)     (MOS.)    RATIO (2)     RATE
---------------------------------------------------------------------------------------------

59.06 - 59.99                      77.1%         77.1%           58       1.28x       5.851%
75.00 - 84.99                      69.2%         69.2%          118       1.43x       5.796%
85.00 - 89.99                      73.8%         72.6%          101       1.34x       5.657%
90.00 - 94.99                      73.8%         72.4%          104       1.31x       5.647%
95.00 - 99.99                      57.7%         57.5%          116       1.68x       6.340%
100.00 - 100.00                    64.9%         59.7%          119       1.24x       5.688%

                                   61.2%         60.6%          113       1.60x       6.183%

----------
(1)  In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

(2)  Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves or letters of credit. See "Additional Mortgage Loan Information" herein. Also see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information"
     and "RISK FACTORS--Risks Relating to Net Cash Flow" and "-- Inspections and
     Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
     Property" in the Prospectus Supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION (1)(2)(3)(4)

PREPAYMENT RESTRICTION             MAR-07       MAR-08       MAR-09       MAR-10       MAR-11       MAR-12
------------------------------   ----------   ----------   ----------   ----------   ----------   ----------

Locked Out                           94.92%       93.79%        3.12%        1.52%        0.21%        0.00%
Defeasance                            0.00%        0.00%       84.55%       84.98%       86.24%       89.96%
Yield Maintenance                     4.90%        6.02%       12.14%       13.00%       12.56%        9.82%
Prepayment Premium                    0.19%        0.19%        0.19%        0.19%        0.19%        0.22%
Open                                  0.00%        0.00%        0.00%        0.32%        0.80%        0.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Total                               100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Mortgage Pool Balance
Outstanding (in millions)        $7,903.50    $7,898.77    $7,893.06    $7,884.30    $7,871.96    $6,693.05
                                 ---------    ---------    ---------    ---------    ---------    ---------
% of Initial Pool Balance           100.00%       99.94%       99.87%       99.76%       99.60%       84.68%

PREPAYMENT RESTRICTION             MAR-13       MAR-14       MAR-15       MAR-16       MAR-17
------------------------------   ----------   ----------   ----------   ----------   ----------

Locked Out                            0.00%        0.00%        0.00%        0.00%        0.00%
Defeasance                           89.96%       89.74%       89.74%       89.73%      100.00%
Yield Maintenance                     9.82%       10.03%       10.03%        9.90%        0.00%
Prepayment Premium                    0.22%        0.23%        0.23%        0.23%        0.00%
Open                                  0.00%        0.00%        0.00%        0.14%        0.00%
                                 ---------    ---------    ---------    ---------    ---------
Total                               100.00%      100.00%      100.00%      100.00%      100.00%
                                 ---------    ---------    ---------    ---------    ---------
Mortgage Pool Balance
Outstanding (in millions)        $6,666.18    $6,441.13    $6,409.31    $6,368.42    $    0.25
                                 ---------    ---------    ---------    ---------    ---------
% of Initial Pool Balance            84.34%       81.50%       81.09%       80.58%        0.00%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2017, the outstanding loan balances represent less than 0.003% of the Cut-Off
     Date Pool Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1)(2)(3)(4)

PREPAYMENT RESTRICTION             MAR-07       MAR-08       MAR-09       MAR-10       MAR-11       MAR-12
------------------------------   ----------   ----------   ----------   ----------   ----------   ----------

Locked Out                           94.88%       93.67%        3.35%        1.83%        0.29%        0.00%
Defeasance                            0.00%        0.00%       83.63%       84.39%       85.87%       89.31%
Yield Maintenance                     4.85%        6.06%       12.76%       13.22%       13.29%       10.37%
Prepayment Premium                    0.26%        0.26%        0.26%        0.26%        0.26%        0.32%
Open                                  0.00%        0.00%        0.00%        0.29%        0.29%        0.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Total                               100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Group 1 Balance
Outstanding (in millions)        $5,613.82    $5,609.53    $5,604.30    $5,596.17    $5,585.34    $4,569.88
                                 ---------    ---------    ---------    ---------    ---------    ---------
% of Initial Group 1  Balance    $    1.00    $    1.00    $    1.00    $    1.00    $    0.99    $    0.81
                                 ---------    ---------    ---------    ---------    ---------    ---------
Balance                             100.00%       99.94%       99.86%       99.74%       99.54%       88.47%

PREPAYMENT RESTRICTION             MAR-13       MAR-14       MAR-15       MAR-16      MAR-17
------------------------------   ----------   ----------   ----------   ----------   --------

Locked Out                            0.00%        0.00%        0.00%        0.00%      0.00%
Defeasance                           89.31%       88.95%       88.94%       88.93%    100.00%
Yield Maintenance                    10.37%       10.71%       10.71%       10.52%      0.00%
Prepayment Premium                    0.32%        0.34%        0.34%        0.35%      0.00%
Open                                  0.00%        0.00%        0.00%        0.20%      0.00%
                                 ---------    ---------    ---------    ---------    -------
Total                               100.00%      100.00%      100.00%      100.00%    100.00%
                                 ---------    ---------    ---------    ---------    -------
Group 1 Balance
Outstanding (in millions)        $4,545.21    $4,322.61    $4,293.52    $4,260.52    $  0.25
                                 ---------    ---------    ---------    ---------    -------
% of Initial Group 1  Balance    $    0.81    $    0.77    $    0.76    $    0.76    $  0.00
                                 ---------    ---------    ---------    ---------    -------
Balance                              88.10%       81.68%       81.25%       80.80%      0.00%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2017, the outstanding loan balances represent less than 0.005% of the Cut-Off
     Date Group 1 Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2007-C30

ANNEX B

         PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION (1)(2)(3)

PREPAYMENT RESTRICTION             MAR-07       MAR-08       MAR-09       MAR-10       MAR-11       MAR-12
------------------------------   ----------   ----------   ----------   ----------   ----------   ----------

Locked Out                           95.00%       94.08%        2.58%        0.73%        0.00%        0.00%
Defeasance                            0.00%        0.00%       86.81%       86.43%       87.16%       91.34%
Yield Maintenance                     5.00%        5.92%       10.61%       12.45%       10.79%        8.66%
Prepayment Premium                    0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Open                                  0.00%        0.00%        0.00%        0.39%        2.06%        0.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Total                               100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
                                 ---------    ---------    ---------    ---------    ---------    ---------
Group 2  Balance
Outstanding (in millions)        $2,289.68    $2,289.24    $2,288.76    $2,288.13    $2,286.63    $2,123.17
                                 ---------    ---------    ---------    ---------    ---------    ---------
% of Initial Group 2
Balance                             100.00%       99.95%       99.89%       99.82%       99.74%       79.45%

PREPAYMENT RESTRICTION             MAR-13       MAR-14       MAR-15       MAR-16     MAR-17
------------------------------   ----------   ----------   ----------   ----------   ------

Locked Out                            0.00%        0.00%        0.00%        0.00%    0.00%
Defeasance                           91.35%       91.35%       91.35%       91.33%    0.00%
Yield Maintenance                     8.65%        8.65%        8.65%        8.67%    0.00%
Prepayment Premium                    0.00%        0.00%        0.00%        0.00%    0.00%
Open                                  0.00%        0.00%        0.00%        0.00%    0.00%
                                 ---------    ---------    ---------    ---------    -----
Total                               100.00%      100.00%      100.00%      100.00%    0.00%
                                 ---------    ---------    ---------    ---------    -----
Group 2  Balance
Outstanding (in millions)        $2,120.96    $2,118.52    $2,115.79    $2,107.90    $0.00
                                 ---------    ---------    ---------    ---------    -----
% of Initial Group 2
Balance                              79.16%       78.83%       78.45%       78.05%    0.00%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(3)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
---------------------------------------------------------   -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 8
Current Mortgage Loan and Property Stratification Tables     8 - 16
Mortgage Loan Detail                                           17
NOI Detail                                                     18
Principal Prepayment Detail                                    19
Historical Detail                                              20
Delinquency Loan Detail                                        21
Specially Serviced Loan Detail                              22 - 23
Advance Summary                                                24
Modified Loan Detail                                           25
Historical Liquidated Loan Detail                              26
Historical Bond / Collateral Realized Loss Reconciliation      27
Interest Shortfall Reconciliation Detail                    28 - 29
Defeased Loan Detail                                           30
Supplemental Reporting                                         31

                                    DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, NC 28288-1016

Contact:        Charles Culbreth
Phone Number:   (704) 383-7716

                                 MASTER SERVICER

Wachovia Bank, National Association
8739 Research Drive
URP 4, NC1075
Charlotte, NC 28262

Contact:       Lea Land
Phone Number:  (704) 593-7950

                                SPECIAL SERVICER

CWCapital Asset Management LLC.
1919 Pennsylvania Avenue, NW
Suite 400
Washington, DC 20006-3434

Contact:        Kathleen Olin
Phone Number:   (202) 973-6375

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 1 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                    Pass-Through   Original   Beginning    Principal       Interest
Class     CUSIP        Rate        Balance     Balance    Distribution   Distribution
-------------------------------------------------------------------------------------

A-1                   0.000000%      0.00        0.00         0.00           0.00
A-2                   0.000000%      0.00        0.00         0.00           0.00
A-3                   0.000000%      0.00        0.00         0.00           0.00
A-4                   0.000000%      0.00        0.00         0.00           0.00
A-PB                  0.000000%      0.00        0.00         0.00           0.00
A-5                   0.000000%      0.00        0.00         0.00           0.00
A-1A                  0.000000%      0.00        0.00         0.00           0.00
A-M                   0.000000%      0.00        0.00         0.00           0.00
A-J                   0.000000%      0.00        0.00         0.00           0.00
B                     0.000000%      0.00        0.00         0.00           0.00
C                     0.000000%      0.00        0.00         0.00           0.00
D                     0.000000%      0.00        0.00         0.00           0.00
E                     0.000000%      0.00        0.00         0.00           0.00
F                     0.000000%      0.00        0.00         0.00           0.00
G                     0.000000%      0.00        0.00         0.00           0.00
H                     0.000000%      0.00        0.00         0.00           0.00
J                     0.000000%      0.00        0.00         0.00           0.00
K                     0.000000%      0.00        0.00         0.00           0.00
L                     0.000000%      0.00        0.00         0.00           0.00
M                     0.000000%      0.00        0.00         0.00           0.00
N                     0.000000%      0.00        0.00         0.00           0.00
O                     0.000000%      0.00        0.00         0.00           0.00
P                     0.000000%      0.00        0.00         0.00           0.00
Q                     0.000000%      0.00        0.00         0.00           0.00
S                     0.000000%      0.00        0.00         0.00           0.00
Z                     0.000000%      0.00        0.00         0.00           0.00
R-I                   0.000000%      0.00        0.00         0.00           0.00
R-II                  0.000000%      0.00        0.00         0.00           0.00
-------------------------------------------------------------------------------------
Totals                               0.00        0.00         0.00           0.00
-------------------------------------------------------------------------------------

                       Realized Loss/                                Current
         Prepayment   Additional Trust      Total        Ending   Subordination
Class      Premium     Fund Expenses     Distribution   Balance     Level (1)
-------------------------------------------------------------------------------

A-1         0.00            0.00             0.00         0.00        0.00
A-2         0.00            0.00             0.00         0.00        0.00
A-3         0.00            0.00             0.00         0.00        0.00
A-4         0.00            0.00             0.00         0.00        0.00
A-PB        0.00            0.00             0.00         0.00        0.00
A-5         0.00            0.00             0.00         0.00        0.00
A-1A        0.00            0.00             0.00         0.00        0.00
A-M         0.00            0.00             0.00         0.00        0.00
A-J         0.00            0.00             0.00         0.00        0.00
B           0.00            0.00             0.00         0.00        0.00
C           0.00            0.00             0.00         0.00        0.00
D           0.00            0.00             0.00         0.00        0.00
E           0.00            0.00             0.00         0.00        0.00
F           0.00            0.00             0.00         0.00        0.00
G           0.00            0.00             0.00         0.00        0.00
H           0.00            0.00             0.00         0.00        0.00
J           0.00            0.00             0.00         0.00        0.00
K           0.00            0.00             0.00         0.00        0.00
L           0.00            0.00             0.00         0.00        0.00
M           0.00            0.00             0.00         0.00        0.00
N           0.00            0.00             0.00         0.00        0.00
O           0.00            0.00             0.00         0.00        0.00
P           0.00            0.00             0.00         0.00        0.00
Q           0.00            0.00             0.00         0.00        0.00
S           0.00            0.00             0.00         0.00        0.00
Z           0.00            0.00             0.00         0.00        0.00
R-I         0.00            0.00             0.00         0.00        0.00
R-II        0.00            0.00             0.00         0.00        0.00
-------------------------------------------------------------------------------------
Totals      0.00            0.00             0.00         0.00        0.00
-------------------------------------------------------------------------------------

                               Original   Beginning                                               Ending
                Pass-Through   Notional   Notional      Interest     Prepayment       Total      Notional
Class   CUSIP      Rate         Amount     Amount     Distribution    Premium     Distribution    Amount
---------------------------------------------------------------------------------------------------------

X-C               0.000000       0.00        0.00         0.00          0.00          0.00         0.00
X-P               0.000000       0.00        0.00         0.00          0.00          0.00         0.00
X-W               0.000000       0.00        0.00         0.00          0.00          0.00         0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2007, Wells Fargo Bank, N.A.                              Page 2 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning    Principal       Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution    Premium      Fund Expenses       Balance
-----------------------------------------------------------------------------------------------------

A-1             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-3             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-4             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-PB            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-5             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-1A            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
B               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
C               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
D               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
E               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
F               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
G               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
H               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
J               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
K               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
L               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
M               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
N               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
O               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
P               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
Q               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
S               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
Z               0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-I             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
R-II            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                Beginning                                  Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium       Amount
-------------------------------------------------------------------
X-C             0.00000000    0.00000000    0.00000000   0.00000000
X-P             0.00000000    0.00000000    0.00000000   0.00000000
X-W             0.00000000    0.00000000    0.00000000   0.00000000

Copyright 2007, Wells Fargo Bank, N.A.                              Page 3 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

             Stated Beginning   Unpaid Beginning  Scheduled  Unscheduled   Principal
Loan Group  Principal Balance  Principal Balance  Principal   Principal   Adjustments
-------------------------------------------------------------------------------------

    1             0.00                0.00           0.00        0.00         0.00
    2             0.00                0.00           0.00        0.00         0.00
-------------------------------------------------------------------------------------
Total             0.00                0.00           0.00        0.00         0.00
-------------------------------------------------------------------------------------

            Realized    Stated Ending      Unpaid Ending     Current Principal
Loan Group    Loss    Principal Balance  Principal Balance  Distribution Amount
-------------------------------------------------------------------------------

    1          0.00          0.00               0.00                0.00
    2          0.00          0.00               0.00                0.00
-------------------------------------------------------------------------------
Total          0.00          0.00               0.00                0.00
-------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

                                   Net Aggregate               Distributable                                   Remaining Unpaid
                         Accrued    Prepayment   Distributable  Certificate            Additional                 Distributable
       Accrual Accrual Certificate   Interest     Certificate     Interest    WAC CAP  Trust Fund   Interest      Certificate
Class   Dates    Days   Interest     Shortfall      Interest     Adjustment  Shortfall  Expenses  Distribution     Interest
-------------------------------------------------------------------------------------------------------------------------------

 A-1      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-2      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-3      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-4      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-PB     0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-5      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-1A     0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-M      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 A-J      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 X-C      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 X-P      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
 X-W      0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  B       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  C       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  D       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  E       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  F       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  G       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  H       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  J       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  K       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  L       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  M       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  N       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  O       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  P       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  Q       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
  S       0       0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals            0        0.00         0.00          0.00          0.00        0.00      0.00        0.00           0.00
-------------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                              Page 4 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                           OTHER REQUIRED INFORMATION

 Available Distribution Amount (1)                                0.00
 Master Servicing Fee Summary
    Current Period Accrued Master Servicing Fees                  0.00
    Less Delinquent Master Servicing Fees                         0.00
    Less Reductions to Master Servicing Fees                      0.00
    Plus Master Servicing Fees for Delinquent Payments Received   0.00
    Plus Adjustments for Prior Master Servicing Calculation       0.00
    Total Master Servicing Fees Collected                         0.00

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount        Date
---------------------------------------------

---------------------------------------------
Total
---------------------------------------------

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 5 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                     ----
         TOTAL INTEREST COLLECTED                                    0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                     ----
         TOTAL PRINCIPAL COLLECTED                                   0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                     ----
         TOTAL OTHER COLLECTED                                       0.00
                                                                     ----
TOTAL FUNDS COLLECTED                                                0.00
                                                                     ====
TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                     ----
         TOTAL FEES                                                  0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                     ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                        0.00

   INTEREST RESERVE DEPOSIT                                          0.00
   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                     ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS               0.00
                                                                     ----
TOTAL FUNDS DISTRIBUTED                                              0.00
                                                                     ====

Copyright 2007, Wells Fargo Bank, N.A.                              Page 6 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
A-1
A-2
A-3
A-4
A-PB
A-5
A-1A
A-M
A-J
X-C
X-P
X-W
B
C
D
E
F
G
H
J
K
L
M
N
O
P
Q
S

NR  - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)   For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 2007, Wells Fargo Bank, N.A.                              Page 7 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                    STATE (3)

                              % of
          # of    Scheduled   Agg.   WAM           Weighted
State    Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
-------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 8 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                    NOTE RATE

                             % of
Note      # of   Scheduled   Agg.   WAM           Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------

------------------------------------------------------------
Totals
------------------------------------------------------------

                               PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAM   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
--------------------------------------------------------------------

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAM   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                              Page 9 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                       % of
Remaining Stated    # of   Scheduled   Agg.   WAM           Weighted
      Term         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                  % of
Age of Most    # of   Scheduled   Agg.   WAM           Weighted
 Recent NOI   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 10 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
---------------------------------------------------------------

                                    STATE (3)

                               % of
           # of    Scheduled   Agg.   WAM           Weighted
  State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
--------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 11 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

                                    NOTE RATE

                              % of
Note       # of   Scheduled   Agg.   WAM           Weighted
Rate      loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                     % of
                # of     Scheduled   Agg.   WAM          Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

                                    SEASONING

                                % of
             # of   Scheduled   Agg.   WAM           Weighted
Seasoning   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 12 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
   Remaining Stated      # of   Scheduled   Agg.   WAM           Weighted
         Term           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 13 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                 % of
Scheduled    # of    Scheduled   Agg.   WAM           Weighted
 Balance    loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

                                    STATE (3)

                                 % of
             # of    Scheduled   Agg.   WAM           Weighted
  State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 14 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                      % of
 Debt Service     # of    Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
 Totals
---------------------------------------------------------------------

                                    NOTE RATE

                                      % of
     Note         # of    Scheduled   Agg.   WAM           Weighted
     Rate        loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                      % of
                  # of    Scheduled   Agg.   WAM           Weighted
 Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

                                    SEASONING

                                       % of
                   # of    Scheduled   Agg.   WAM           Weighted
   Seasoning      loans     Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------

---------------------------------------------------------------------
Totals
---------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 15 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                            % of
Anticipated Remaining    # of   Scheduled   Agg.   WAM           Weighted
       Term (2)         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                             % of
Remaining Amortization    # of   Scheduled   Agg.   WAM           Weighted
         Term            loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
   Remaining Stated      # of   Scheduled   Agg.   WAM           Weighted
         Term           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                             % of
      Age of Most         # of   Scheduled   Agg.   WAM           Weighted
      Recent NOI         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
 Totals
----------------------------------------------------------------------------

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 16 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                              MORTGAGE LOAN DETAIL

                                                                          Anticipated
 Loan           Property                  Interest   Principal   Gross     Repayment
Number   ODCR   Type (1)   City   State    Payment    Payment    Coupon      Date
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------

                     Neg.   Beginning    Ending     Paid   Appraisal   Appraisal    Res.    Mod.
 Loan    Maturity   Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number     Date     (Y/N)    Balance     Balance    Date     Date        Amount     (2)      (3)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------

                             (1) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed Use

LO - Lodging

SS - Self Storage

OT - Other

                          (2) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

                              (3) Modification Code

1 - Maturity Date Extension

2 - Amortization Change

3 - Principal Write-Off

4 - Combination

Copyright 2007, Wells Fargo Bank, N.A.                             Page 17 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start      NOI End
Number   ODCR     Type     City   State     Balance   Fiscal NOI     NOI       Date           Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 18 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                   Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 19 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                                HISTORICAL DETAIL

                                           Delinquencies
--------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO      Modifications
    Date        # Balance    # Balance      # Balance       # Balance    # Balance     # Balance
--------------------------------------------------------------------------------------------------

                      Prepayments           Rate and Maturities
------------------------------------------------------------------
Distribution   Curtailments     Payoff    Next Weighted Avg.
    Date         # Balance    # Balance     Coupon   Remit     WAM
------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright 2007, Wells Fargo Bank, N.A.                             Page 20 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                             DELINQUENCY LOAN DETAIL

                  Offering        # of                   Current    Outstanding   Status of
                  Document       Months   Paid Through    P & I        P & I       Mortgage
Loan Number   Cross-Reference   Delinq.       Date       Advances   Advances **    Loan (1)
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------

              Resolution                                   Actual    Outstanding
               Strategy      Servicing     Foreclosure   Principal    Servicing    Bankruptcy    REO
Loan Number    Code (2)    Transfer Date      Date        Balance      Advances       Date      Date
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A  - Payments Not Received But Still in Grace Period

B  - Late Payment But Less Than 1 Month Delinquent

0  - Current

1  - One Month Delinquent

2  - Two Months Delinquent

3  - Three or More Months Delinquent

4  - Assumed Scheduled Payment (Performing Matured Loan)

7  - Foreclosure

9  - REO

                          (2) Resolution Strategy Code

1  - Modification

2  - Foreclosure

3  - Bankruptcy

4  - Extension

5  - Note Sale

6  - DPO

7  - REO

8  - Resolved

9  - Pending Return to Master Servicer

10 - Deed In Lieu Of Forclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

Copyright 2007, Wells Fargo Bank, N.A.                             Page 21 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property
   Date        Number   Cross-Reference      Date      Code (1)     Balance    Type (2) State
------------------------------------------------------------------------------------------------

                                       Net                                      Remaining
Distribution   Interest    Actual   Operating    NOI        Note   Maturity   Amortization
    Date         Rate     Balance     Income    Date DSCR   Date     Date         Term
------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 -  Deed In Lieu Of Foreclosure

11 -  Full Payoff

12 -  Reps and Warranties

13 -  Other or TBD

                             (2) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed use

LO - Lodging

SS - Self Storage

OT - Other

Copyright 2007, Wells Fargo Bank, N.A.                             Page 22 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue  CommentS
-----------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed In Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

Copyright 2007, Wells Fargo Bank, N.A.                             Page 23 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                              MODIFIED LOAN DETAIL

            Offering
 Loan       Document     Pre-Modification  Post-Modification  Pre-Modification  Post-Modification  Modification  Modification
Number  Cross-Reference       Balance            Balance        Interest Rate     Interest Rate        Date       Description
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 24 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                                 ADVANCE SUMMARY

                                             Outstanding   Current Period Interest
             Current P&I   Outstanding P&I    Servicing      on P&I and Servicing
Loan Group     Advances        Advances        Advances         Advances Paid
----------------------------------------------------------------------------------

   1             0.00            0.00            0.00                0.00
   2             0.00            0.00            0.00                0.00
----------------------------------------------------------------------------------
Totals           0.00            0.00            0.00                0.00
----------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 25 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                                                Most        Gross
                                                  Fees,        Recent       Sales         Net
                                  Beginning     Advances,    Appraised    Proceeds      Proceeds
Distribution                      Scheduled        and        Value or    or Other    Received on
    Date                  ODCR     Balance     Expenses *       BPO       Proceeds    Liquidation
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------

                                                       Date of
                          Net Proceeds                Current      Current                    Loss to
                            Available     Realized     Period      Period      Cumulative    Loan with
Distribution                   for         Loss to    Adj. to    Adjustment    Adjustment     Cum Adj.
    Date                  Distribution      Trust      Trust      to Trust      to Trust      to Trust
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2007, Wells Fargo Bank, N.A.                             Page 26 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                   Offering         Beginning       Aggregate      Prior Realized       Amounts        Interest
Distribution       Document          Balance      Realized Loss     Loss Applied      Covered by     (Shortages)/
    Date       Cross-Reference   at Liquidation      on Loans     to Certificates   Credit Support     Excesses
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------

                Modification     Additional        Realized Loss       Recoveries of        (Recoveries)/
Distribution     /Appraisal     (Recoveries)        Applied to        Realized Losses     Losses Applied to
    Date       Reduction Adj.     /Expenses    Certificates to Date     Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 27 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering      Stated Principal   Current Ending        Special Servicing Fees
    Document         Balance at        Scheduled      --------------------------------
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------

    Offering                      Non-Recoverable                 Modified Interest   Additional
    Document                        (Scheduled      Interest on   Rate (Reduction)    Trust Fund
Cross-Reference   (PPIS) Excess      Interest)        Advances        /Excess          Expense
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 28 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                      Reimb of Advances to the Servicer
    Offering      Stated Principal   Current Ending   ---------------------------------
    Document         Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total                        0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                        0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                  0.00
------------------------------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 29 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                              DEFEASED LOAN DETAIL

              Offering Document   Ending Scheduled
Loan Number    Cross-Reference        Balance        Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 30 of 31

                                                                           For Additional Information please contact
                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST               CTSLink Customer Service
                                                                                          (301) 815-6600
  [WELLS FARGO LOGO]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES    Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                  SERIES 2007-C30                  PAYMENT DATE:         04/17/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:          03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:   11/13/2006

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright 2007, Wells Fargo Bank, N.A.                             Page 31 of 31

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

            [PHOTO OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

                                       D-1

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

             [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

                                       D-2

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

             [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

                                       D-3

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                             $1,500,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   19.0%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSORS                                    Tishman Speyer and BlackRock Realty
                                                                 Advisors, Inc.
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE / PARTIAL DEFEASANCE(1)                                     Yes
MORTGAGE RATE                                                            6.434%
MATURITY DATE                                                  December 8, 2016
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          117 / IO
LOCKBOX                                                                     Yes
SHADOW RATING (FITCH / MOODY'S / S&P)(2)                     BBB- / Baa3 / BBB-

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                          $60,000,000
  INTEREST RESERVE(3)                 $400,000,000
  GENERAL RESERVE(4)                  $190,000,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(5)                         Springing

ADDITIONAL FINANCING(6)             Mezzanine Debt               $1,400,000,000
                                   Pari Passu Debt               $1,500,000,000

                                      PARI PASSU
                                       NOTES(7)                 TOTAL DEBT
                                    --------------          -----------------
CUT-OFF DATE BALANCE                $3,000,000,000            $4,400,000,000
CUT-OFF DATE BALANCE/UNIT              $267,213                  $391,912
CUT-OFF DATE LTV                        55.6%                     81.5%
MATURITY DATE LTV                       55.6%                     81.5%
UW DSCR ON NCF(8)                       1.73x                     1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                2
LOCATION                                                           New York, NY
PROPERTY TYPE                                       Multifamily -- Conventional
SIZE (UNITS)                                                             11,227
OCCUPANCY AS OF NOVEMBER 10, 2006                                         98.3%
YEAR BUILT / YEAR RENOVATED                                         1945 / 2006
APPRAISED VALUE AS OF NOVEMBER 1, 2006                           $5,400,000,000
APPRAISED VALUE AS OF JANUARY 1, 2011                            $6,900,000,000
APPRAISED VALUE OF LAND AS OF
     NOVEMBER 1, 2006                                            $3,800,000,000
PROPERTY MANAGEMENT(9)                                    Rose Associates, Inc.
UW ECONOMIC OCCUPANCY                                                     96.7%
UW REVENUES                                                        $481,725,392
UW TOTAL EXPENSES                                                  $145,569,012
UW NET OPERATING INCOME (NOI)                                      $336,156,380
UW NET CASH FLOW (NCF)(8)                                          $333,909,980
2006 NOI                                                           $112,242,474
2005 NOI                                                            $98,689,050
2004 NOI                                                            $92,631,844
--------------------------------------------------------------------------------

(1)   The Peter Cooper Village & Stuyvesant Town Loan permits the partial release and/or partial defeasance of certain of the properties comprising the Mortgaged Property under certain circumstances. See "Release" below.

(2)   Fitch, Moody's and S&P have confirmed that the Peter Cooper Village and
      Stuyvesant Town Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)   Interest reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used for the payment of mortgage and mezzanine loan debt service. On or after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant
      Town Loan is 1.00x or greater for 2 consecutive calendar quarters and upon other certain conditions as specified in the related Mortgage Loan documents the interest reserve will be converted to and become a part of the general reserve (discretionary component).

(4)   The general reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used at the discretion of the borrower to pay for expenses related to the Mortgaged Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the general reserve will be released to the borrower. Notwithstanding the foregoing, and in the event the interest reserve becomes part of the general reserve per the conditions of the related Mortgage Loan documents
      (See Footnote (3)) then the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to
      $95,000,000.

(5)   Deposits to the ongoing annual replacement reserve of $2,808,000 will be required to the extent there is available cash flow after the payment of debt service on the mortgage loan and mezzanine loan.

(6)   Additional future pari passu debt or debt secured by borrower's interests is permitted up to $300,000,000 any time between November 8, 2011 and May
      8, 2013 subject to (i) such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70%, (ii) the borrower must deliver rating agency confirmation and
      (iii) certain other conditions as specified in the related Mortgage Loan documents. Such future pari passu debt can relate to one or both Mortgaged
      Properties at the borrower's election.

(7)   Loan-to-value ratios, debt service coverage ratio and Cut-Off Date
      Balance/Unit were derived based upon the aggregate indebtedness of, or debt service on, the Peter Cooper Village and Stuyvesant Town Loan and the
      Peter Cooper Village and Stuyvesant Town Pari Passu Companion Loans.

(8)   The underwritten net cash flow was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The debt service coverage ratio for the related Mortgaged Property as calculated based on the net operating income for year 2006 is 0.58x.
      See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus
      Supplement.

(9)   Rose Associates, Inc. currently manages the Mortgaged Property. Beginning
      April 1, 2007 the Mortgaged Property is expected to be managed by affiliates of either Tishman Speyer Properties, L.P. or Blackrock
      Financial Management, or such other manager as approved by the mortgagee.
      See "Property Management" below.

                                       D-4

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Peter Cooper Village & Stuyvesant Town
      Loan") is secured by a first mortgage encumbering an 11,227-unit,
      56-building multifamily complex located in New York, New York. The Peter
      Cooper Village & Stuyvesant Town Loan represents approximately 19.0% of the Cut-Off Date Pool Balance. The Peter Cooper Village & Stuyvesant Town
      Loan was originated on November 17, 2006 and has a principal balance as of the Cut-Off Date of $1,500,000,000. The Peter Cooper Village & Stuyvesant
      Town Loan, which is evidenced by multiple pari passu notes dated November
      17, 2006, as amended, is a portion of a whole loan with an original principal balance of $3,000,000,000. The other loans related to the Peter
      Cooper Village & Stuyvesant Town Loan are evidenced by separate pari passu notes, dated November 17, 2006, as amended, (the "Peter Cooper Village &
      Stuyvesant Town Pari Passu Companion Loans" and together with the Peter
      Cooper Village & Stuyvesant Town Loan, the "Peter Cooper Village &
      Stuyvesant Town Whole Loan"), with an original principal balance of
      $1,500,000,000. The Peter Cooper Village & Stuyvesant Town Loan and the
      Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are
      governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "Servicing
      of the Peter Cooper Village & Stuyvesant Town Loan" in the Prospectus
      Supplement. The Peter Cooper Village & Stuyvesant Town Loan provides for interest-only payments for the entire loan term.

      The Peter Cooper Village & Stuyvesant Town has a remaining term of 117 months and matures on December 8, 2016. The Peter Cooper Village &
      Stuyvesant Town Loan may be prepaid on or after September 8, 2016, and permits defeasance with United States government obligations beginning on the earlier of 42 months following the first payment date and 2 years after the final Pari Passu Companion Loan is securitized.

          ----------------------------------------
                      FIRST MORTGAGE                 Pari Passu Notes
                      $3,000,000,000                 to be sold in various
            47.7% Loan to Total Capitalization       conduit/fusion
              $267,213 per unit/$293 per sf          securitizations
           Shadow Rated BBB-/Baa3/BBB- (F/M/S)
          ----------------------------------------

          ----------------------------------------
                         MEZZANINE                   To be privately
                       $1,400,000,000                placed
             70.0% Loan to Total Capitalization
               $391,912 per unit/ $430 per sf
          ----------------------------------------

          ----------------------------------------
                                                     Sponsor Cash                   $1,000,000,000
                       SPONSOR EQUITY                Acquisition Costs and Fees     $  240,000,000
                       $1,890,000,000                Interest Reserve               $  400,000,000
                                                     General Reserve                $  190,000,000
                                                     Cap Ex Reserve                 $   60,000,000
          ----------------------------------------

          ----------------------------------------
                       $6,290,000,000

o     THE BORROWER. At closing the borrower was PCV ST Owner LP, a special purpose entity. As of February 16, 2007, PCV ST Owner LP transferred
      Stuyvesant Town to ST Owner LP, a special purpose entity formed exclusively to own the Mortgaged Property and PCV ST Owner LP and ST Owner
      LP are jointly and severally liable as the borrower under the Peter Cooper
      Village & Stuyvesant Town Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the

                                       D-5

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

      origination of the Peter Cooper Village & Stuyvesant Town Whole Loan. The
      sponsors of the borrower are Tishman Speyer and Blackrock Realty Advisors,
      Inc. The borrower is approximately indirectly 11% owned through various subsidiary entities of the sponsors.

      Tishman Speyer is a privately held company based in New York City that is engaged in owning, developing and operating real estate around the world.
      Since 1978, Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion in total value across the United States, Europe and Latin America.
      The company owns and/or manages the following buildings in Manhattan: 300
      Park Avenue, 375 Hudson Street, 520 Madison Avenue, 666 Fifth Avenue, The
      Chrysler Building, Rockefeller Center, The Lipstick Building and The
      MetLife Building.

      BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate and Taft-Hartley pension plans, foundations, endowments and private investors. These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt.
      The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty Advisors' parent, BlackRock, is 49%
      owned by Merrill Lynch.

o     THE PROPERTY. The Mortgaged Property is an 11,227-unit multifamily complex consisting of 56 buildings situated on approximately 80.4 acres. The gross building area for Peter Cooper Village is approximately 3,122,165 square feet and the gross building area for Stuyvesant Town is approximately
      8,942,176 square feet. Between the two complexes, the net rentable area is approximately 10,750,670 square feet developed as follows: Residential:
      approximately 10,232,958; Retail: approximately 98,039; Office:
      approximately 19,673; Parking: approximately 400,000. The approximately
      10,232,958 rentable square feet of residential space indicates an average unit size of 911 square feet. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units. Amenities at the Mortgaged
      Property include 15 playgrounds, designated sports areas, the signature
      Stuyvesant Oval Fountain, laundry facilities, approximately 2,260 parking spaces and rentable storage services operated by U-Haul. Retailers onsite offer such neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets. The Mortgaged Property was constructed in 1945 and renovated at various times, most recently in
      2006.

      The Mortgaged Property is located in New York, New York. As of November
      10, 2006, the occupancy rate for the Mortgaged Property securing the Peter
      Cooper Village & Stuyvesant Town Loan was approximately 98.3%.

o     RENT STABILIZATION. Currently, approximately 73% of the apartments at the
      Mortgaged Property are rent stabilized. Rent stabilized leases can be 1 or
      2 years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving legal rental rate level and occupant income levels are met.
      Certain tenants at the Mortgaged Property have commenced litigation against the related borrowers and its sponsors as well as certain parties relating to the conversion of apartments from rent stabilization. See
      "RISK FACTORS--Litigation May have Adverse Effect on Borrowers".

o     HISTORICAL OCCUPANCIES. Historical occupancies at the Peter Cooper Village
      & Stuyvesant Town Property over the past five years are as follows: 2002
      -- 97%; 2003 -- 98%; 2004 -- 98%; 2005 -- 98%; 2006 -- 98%. The average monthly rents for the deregulated units at Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter
      Cooper Village over the past three years are $1,183, $1,247 and $1,292 for
      2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333,
      $2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are $1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

                                       D-6

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                   PETER COOPER VILLAGE
--------------------------------------------------------------------------------------------------------------------------
                                               AVERAGE         % OF         AVERAGE           AVERAGE         MONTHLY
UNIT TYPE                  UNIT COUNT(1)   SQUARE FOOT(1)   PCV TOTAL   MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
--------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                 403              948          16.2%         $2,768          $  35.04          $3,595
Deregulated 2 BR                 267            1,224          10.8           3,747             36.74           4,641
Deregulated 3 BR                   3            2,162           0.1           6,520             36.19           8,198
--------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS               673            1,063          27.1%         $3,173          $  35.83          $4,030

Stabilized 1 BR                  776              947          31.3%         $1,183          $  15.00          $3,595
Stabilized 2 BR                  957            1,223          38.6           1,457             14.30           4,641
Stabilized 3 BR                   17            1,489           0.7           1,619             13.04           8,198
Stabilized 4 BR                    1            2,441           0.0           2,705             13.30           8,426
--------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS              1,751            1,103          70.6%         $1,338          $  14.55          $4,214

TOTAL OCCUPIED UNITS           2,424            1,092          97.7%          1,848          $  20.30          $4,163

Vacant 1 BR                       30              947           1.2%            N/A               N/A           3,595
Vacant 2 BR                       27            1,225           1.1             N/A               N/A           4,641
--------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                     57            1,078           2.3%            N/A               N/A          $4,090
                               -----            -----         -----          ------          --------          ------
PCV TOTALS/WTD. AVG.           2,481            1,092         100.0%         $1,848          $  20.30          $4,161
                               -----            -----         -----          ------          --------          ------
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                     STUYVESANT TOWN
--------------------------------------------------------------------------------------------------------------------------
                                               AVERAGE        % OF          AVERAGE           AVERAGE         MONTHLY
UNIT TYPE                  UNIT COUNT(1)   SQUARE FOOT(1)   ST TOTAL    MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
--------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR               1,386              755          15.8%         $2,504          $  39.79          $2,926
Deregulated 2 BR                 872              943          10.0           3,018             38.39           3,658
Deregulated 3 BR                  65            1,165           0.7           4,084             42.06           4,511
Deregulated 4 BR                   1            1,753           0.0           4,950             33.88           6,793
Deregulated 5 BR                   6            1,698           0.1           5,754             40.67           6,580
--------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS             2,330              840          26.6%         $2,750          $  39.29          $3,255

Stabilized 1 BR                3,096              755          35.4%         $1,125          $  17.88          $2,926
Stabilized 2 BR                2,779              943          31.8           1,380             17.55           3,658
Stabilized 3 BR                  381            1,161           4.4           1,544             15.96           4,511
Stabilized 4 BR                    0                0           0.0               0              0.00           6,793
Stabilized 5 BR                   31            1,681           0.4           1,958             13.98           6,580
--------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS              6,287              867          71.9%         $1,267          $  17.53          $3,364

TOTAL OCCUPIED UNITS           8,617              860          98.5%         $1,668          $  23.27          $3,334

Vacant 1 BR                       49              751           0.6%            N/A               N/A          $2,926
Vacant 2 BR                       74              943           0.8             N/A               N/A           3,658
Vacant 3 BR                        6            1,145           0.1             N/A               N/A           4,511
--------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                    129              880           1.5%            N/A               N/A          $3,420
                              ------            -----        ------          ------          --------          ------
ST TOTALS/WTD. AVG.            8,746              860         100.0%         $1,668          $  23.27          $3,336
                              ------            -----        ------          ------          --------          ------
PCV/ST TOTALS/WTD. AVG.       11,227              911        100.00%         $1,707          $  22.49          $3,518
                              ======            =====        ======          ======          ========          ======
--------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the borrower's rent roll dated November 10,
      2006.

(2)   Certain information obtained from the appraisal of the Peter Cooper
      Village and Stuyvesant Town Mortgaged Property dated November 10, 2006.
      See "RISK FACTORS--Inspections and Appraisals May Not Accurately Reflect
      Value or Condition of Mortgaged Property" in the Prospectus Supplement.

                                       D-7

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     GENERAL RESERVE/INTEREST RESERVE. A reserve was established at the closing comprised of an "interest reserve" in an amount of $400,000,000 that can be used for the payment of mortgage and mezzanine loan debt service and a
      "general reserve" in an amount of $190,000,000 that can be used at the discretion of the borrower to pay for expenses related to the Mortgaged
      Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower.
      Notwithstanding the foregoing, from and after January 1, 2010, if the debt service coverage ratio for the Peter Cooper Village & Stuyvesant Town Loan is 1.00x or greater for two consecutive calendar quarters (i) the debt service component will be converted to and become a part of the discretionary component and (ii) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from
      $85,000,000 to $95,000,000.

o     ADDITIONAL INDEBTEDNESS. The borrower is permitted to obtain up to
      $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and the borrower has delivered a rating agency confirmation that such debt will not result in a downgrade of the securities. Such debt can relate to one or both properties at borrower's election.

o     MEZZANINE DEBT. Eleven (11) pairs of mezzanine borrowers (named PCV ST
      Mezz 1-11 LP and ST Mezz 1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

o     SEVERANCE\RELEASE. Subject to the prepayment lockout period, the borrower can release (i) an individual Mortgaged Property upon partial defeasance of 110% of the allocated loan amount, (ii) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper
      Village & Stuyvesant Town Mortgaged Property upon partial defeasance of an amount equal to the greater of (a) 110% of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (b) if applicable, the disposition proceeds from the collateral being released, (iii) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (a) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (b) $225 per square foot of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (iv)
      without partial defeasance, release of a portion of the Mortgaged Property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation. The release of either Peter Cooper
      Village or Stuyvesant Town is subject to (i) the other Mortgaged Property having a debt service coverage ratio of not less than the greater of (a)
      1.00x or (b) the debt service coverage ratio immediately prior to the release and (ii) a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Mortgaged Property (i) for the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (a) debt service coverage ratio immediately prior to the release and (b) 1.00x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.00x and in each instance after the release of 10 buildings or parcels
      (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Peter Cooper Village or Stuyvesant Town and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual Mortgaged Property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the Peter Cooper Village & Stuyvesant Town
      Loan and each of the mezzanine loans pro rata based on the principal balance of the Peter Cooper Village & Stuyvesant Town Loan and each such mezzanine loan.

                                       D-8

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE MARKET.(1) The Mortgaged Property occupies approximately 80.4 acres below Midtown on the eastern side of the island of Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues. The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy Survey. In 2005, 4,185 new
      housing units were delivered to the overall market; which was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year. The Manhattan residential market has 737,768 housing units according to the 2005 Housing and Vacancy
      Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between 1995 and
      2005, the number of new housing unit permits averaged 4,549. Approximately
      2,400 apartment units are scheduled for delivery in 2007 and 2008 in
      Manhattan. According to the appraisal of the properties dated November 10,
      2006, annual rents for buildings comparable to the Mortgaged Property in the neighborhoods surrounding the properties are $40.67 per square foot for one bedroom apartments, $41.46 per square foot for two bedroom apartments, $53.83 per square foot for three bedroom apartments, and
      $48.85 per square foot for four bedroom apartments. The rents reflected above are for properties that are not subject to rent stabilization or rent control.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account with funds released to the borrower after escrows funded in each interest accrual period where the DSC ratio is 1.20x or higher for two consecutive quarters and no mezzanine accrual period exists.

o     PROPERTY MANAGEMENT. Rose Associates, Inc., a management company operating in the New York market, is currently the property manager for the
      Mortgaged Property securing the Peter Cooper Village & Stuyvesant Town
      Loan. Beginning April 1, 2007, the Mortgaged Property is expected to be managed by affiliates of Tishman Speyer Properties, L.P. or Blackrock
      Financial Management, or such other manager as approved by the mortgagee.

      (1)   Certain information obtained from the appraisal of the Mortgaged
            Property dated November 10, 2006. See "RISK FACTORS--Inspections and
            Appraisals May Not Accurately Reflect Value or Condition of
            Mortgaged Property" in the Prospectus Supplement.

                                       D-9

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                                      D-10

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                                FIVE TIMES SQUARE
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                                      D-11

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                                FIVE TIMES SQUARE
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                                      D-12

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                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                  Wachovia
 CUT-OFF DATE BALANCE                                              $536,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   6.8%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                       Acquisition
 SPONSOR                                                             AVR Realty
 TYPE OF SECURITY                                                     Leasehold
 MORTGAGE RATE                                                        5.423125%
 MATURITY DATE                                                   March 11, 2017
 AMORTIZATION TYPE                                                Interest-Only
 INTEREST ONLY PERIOD                                                       120
 ORIGINAL TERM / AMORTIZATION                                          120 / IO
 REMAINING TERM / AMORTIZATION                                         120 / IO
 LOCKBOX                                                                    Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  DEBT SERVICE(1)                      $17,819,225
  LIQUIDITY RESERVE(2)         $6,680,000 (Approx.)
  GROUND RENT                              $45,040

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                              $57,638
  DEBT SERVICE(1)                           Varies

ADDITIONAL                         Pari Passu Debt                 $536,000,000
  FINANCING                                 B-Note                  $67,000,000
                                 Mezzanine Debt(3)                  $67,000,000

                                               WHOLE
                           PARI PASSU         MORTGAGE
                            NOTES(4)            LOAN           TOTAL DEBT
                         --------------    --------------    ---------------
CUT-OFF DATE
  BALANCE                $1,072,000,000    $1,139,000,000    $1,206,000,000
CUT-OFF DATE
  BALANCE/SF                  $973             1,034             $1,095
CUT-OFF DATE LTV             80.0%             85.0%              90.0%
MATURITY DATE LTV            80.0%             85.0%              90.0%
UW DSCR ON NCF               1.11x             1.02x             N/A(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                             1,101,779
OCCUPANCY AS OF JANUARY 31, 2007                                         100.0%
YEAR BUILT / YEAR RENOVATED                                           2002 / NA
APPRAISED VALUE                                                  $1,340,000,000
PROPERTY MANAGEMENT                       Boston Properties Limited Partnership
UW ECONOMIC OCCUPANCY                                                     99.6%
UW REVENUES                                                         $77,789,438
UW TOTAL EXPENSES(5)                                                $13,349,014
UW NET OPERATING INCOME (NOI)                                       $64,440,424
UW NET CASH FLOW (NCF)                                              $64,298,257
--------------------------------------------------------------------------------

(1)   There is a shortfall in the related Mortgaged Property cashflow needed to fully cover debt service payments due under the whole Mortgage Loan during the initial 60 months of the term of the Five Times Square Loan. An amount expected to equal the aggregate shortfall during this period was escrowed at closing and will be released monthly to help satisfy the full debt service obligation. In the event the net cash flow at the related
      Mortgaged Property exceeds the debt service payment in a given month, then the excess cash flow will be swept into the debt service reserve. The debt service reserve will be balanced monthly and will be replenished, as needed, by the borrower pursuant to the schedule in the related Mortgage
      Loan documents. The borrower is permitted to use funds held in the liquidity reserve to replenish the debt service reserve.

(2)   A $1,780,000 liquidity reserve was established at closing for general property cash flow items. A one-time increase will be made to the liquidity reserve in March 2007, comprised of the funds from the net cash flow at the related Mortgaged Property (estimated to be approximately
      $4,900,000).

(3)   The mezzanine loan generally does not require scheduled debt service payments during the term, but rather accrues and compounds at an interest rate of 10% per annum. The balance of the mezzanine loan upon maturity of the Five Times Square Loan is estimated to be approximately $184,000,000.

(4)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of, or scheduled debt service due in connection with, the Five Times Square Loan and the Five Times Square Pari Passu
      Companion Loans.

(5)   Underwritten expenses related to ground rent payments are net of certain excess site acquisition credits being given by the ground lessor in connection with local revitalization programs and as a result do not include the full amount of ground rent payments that would otherwise be payable upon their expiration (scheduled to occur in 2028) or if those credits were not available.

                                      D-13

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                                FIVE TIMES SQUARE
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---------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                % OF NET                ANNUAL          % OF
                                RATINGS(1)       NET RENTABLE   RENTABLE     BASE        BASE       TOTAL ANNUAL       LEASE
TENANT                       FITCH/MOODY'S/S&P    AREA (SF)       AREA     RENT PSF      RENT        BASE RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Ernst & Young LLP .......       NR/NR/NR           1,064,939     96.7%    $  48.49   $51,639,451       88.4%        May 2022
 Red Lobster .............    BBB+/Baa1/BBB+           14,513      1.3     $ 105.15     1,526,042        2.6         May 2013
 Disney Store(2) .........      BBB+/A3/A-             11,600      1.1     $ 191.42     2,220,472        3.8       November 2018
 Champs Sports ...........      NR/Ba1/BB+             10,727      1.0     $ 283.96     3,046,039        5.2       January 2018
                                                    ---------    -----                -----------      -----
 TOTAL MAJOR TENANTS .....                          1,101,779    100.0%    $  53.03   $58,432,004      100.0%

NON-MAJOR TENANTS ........                                  0      0.0     $   0.00             0        0.0
                                                    ---------    -----                -----------      -----
OCCUPIED TOTAL ...........                          1,101,779    100.0%    $  53.03   $58,432,004      100.0%

VACANT SPACE .............                                  0      0.0                ===========      =====
                                                    ---------    -----

PROPERTY TOTAL ...........                          1,101,779    100.0%
                                                    =========    =====
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Disney Store has not yet taken occupancy of leased space, however it has commenced paying rent.

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  CUMULATIVE % OF
                # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
    YEAR         EXPIRING        EXPIRING       EXPIRING      EXPIRING*         EXPIRING*          EXPIRING*         EXPIRING*
---------------------------------------------------------------------------------------------------------------------------------

    2007             0            $   0.00              0        0.0%               0.0%              0.0%              0.0%
    2008             0            $   0.00              0        0.0%               0.0%              0.0%              0.0%
    2009             0            $   0.00              0        0.0%               0.0%              0.0%              0.0%
    2010             0            $   0.00              0        0.0%               0.0%              0.0%              0.0%
    2011             0            $   0.00              0        0.0%               0.0%              0.0%              0.0%
    2012             0            $   0.00              0        0.0%               0.0%              0.0%              0.0%
    2013             1            $ 105.15         14,513        1.3%               1.3%              2.6%              2.6%
    2014             0            $   0.00              0        0.0%               1.3%              0.0%              2.6%
    2015             0            $   0.00              0        0.0%               1.3%              0.0%              2.6%
    2016             0            $   0.00              0        0.0%               1.3%              0.0%              2.6%
    2017             0            $   0.00              0        0.0%               1.3%              0.0%              2.6%
 Thereafter          9            $  52.34      1,087,266       98.7%             100.0%             97.4%            100.0%
   Vacant            0                  NA              0        0.0%             100.0%              0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-14

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                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Five Times Square Loan") is secured by a first lien leasehold interest in a Class A office building located in New
      York, New York. The Five Times Square Loan represents approximately 6.8%
      of the Cut-Off Date Pool Balance. The Five Times Square Loan was
      originated on February 15, 2007 and has a principal balance as of the
      Cut-Off Date of $536,000,000. The Five Times Square Loan, which is evidenced by a pari passu note, dated February 15, 2007, is a portion of a whole loan with an original principal balance of $1,139,000,000. The other loans related to the Five Times Square Loan are evidenced by separate notes, each dated February 15, 2007 (the "Five Times Square Pari Passu
      Companion Loans" and the "Five Times Square Subordinate Companion Loan"
      and together with the Five Times Square Loan, the "Five Times Square Whole
      Loan"), with original principal balances of $536,000,000 and $67,000,000, respectively. The Five Times Square Pari Passu Companion Loans and the
      Five Times Square Subordinate Companion Loan will not be assets of the
      Trust Fund. The Five Times Square Loan, Five Times Square Pari Passu
      Companion Loans and the Five Times Square Subordinate Companion Loan are
      governed by an intercreditor and serving agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lender Loans". The Five Times Square Loan provides for interest-only payments for the entire loan term.

      The Five Times Square Loan has a remaining term of 120 months and matures on March 11, 2017. The Five Times Square Loan may be prepaid on or after
      January 11, 2017, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is AVR Crossroads, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Five Times Square Loan.
      The sponsor of the borrower is AVR Realty ("AVR"). In operation for more than 40 years, AVR has built, acquired and developed more than 35 million square feet of commercial and residential space, and has a portfolio that includes residential communities, shopping centers, office complexes, corporate and industrial parks, hotels and assisted living facilities.

o     THE PROPERTY. The Mortgaged Property is an approximately 1,101,779 square foot office building situated on approximately 0.6 acres. The Mortgaged
      Property was constructed in 2002. The Mortgaged Property is located in New
      York, New York on 7th Avenue between 41st and 42nd Streets. As of January
      31, 2007, the occupancy rate for the Mortgaged Property securing the Five
      Times Square was approximately 100.0%.

      The largest tenant is Ernst & Young LLP ("E&Y"), occupying approximately
      1,064,939 square feet, or approximately 96.7% of the net rentable area.
      Five Times Square is the United States headquarters for E&Y. E&Y is one of the "Big Four" accounting and consulting firms and is reportedly the seventh largest private company in the United States. The E&Y lease expires in May 2022, but contains two ten-year extension options. Although a minor part of the income of the Mortgaged Property, there are three ground floor retail tenants at the Mortgaged Property. The largest retail tenant is Red Lobster, occupying approximately 14,513 square feet, or approximately 1.3% of the net rentable area. Red Lobster is a subsidiary of Darden Restaurants, Inc. ("Darden"). Darden caters to families with mid-priced menu items and themed interiors. Darden operates more than
      1,400 casual dining restaurants in the United States and Canada, including its two largest brands, Red Lobster and Olive Garden. As of February 15,
      2007, Darden was rated "BBB+" (Fitch), "Baa1" (Moody's), and "BBB+" (S&P).
      The Red Lobster lease expires in May 2013 but contains three five-year extensions. The second largest retail tenant is the Disney Store ("Disney
      Store"), leasing approximately 11,600 square feet, or approximately 1.1%
      of the net rentable area. Disney Store is an international chain of specialty stores, selling Disney-branded items, many of them exclusive. At
      Disney Stores located in North America, guests can purchase passes to the
      Disneyland Resort and the Walt Disney World Resort. As of February 15,
      2007, the Walt Disney Co. was rated "BBB+" (Fitch), "A3" (Moody's) and
      "A-" (S&P). The Disney Store lease expires in November 2018. The third largest retail tenant is Champs Sports ("Champs"), occupying approximately
      10,727 square feet, or approximately 1.0% of the net rentable area.
      Champs, a subsidiary of Foot Locker, Inc., is Foot Locker, Inc.'s second largest division in North America. Champs stores are primarily mall-based and sell athletic footwear, apparel and equipment. As of February 15,
      2007, Champs was rated "Ba1" (Moody's) and "BB+" (S&P).The Champs lease expires in January 2018.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

                                      D-15

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

o     MEZZANINE DEBT. A mezzanine loan with an original principal amount of
      $67,000,000 was provided by Wachovia Bank, National Association, on
      February 15, 2007. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower for the
      Five Times Square Loan. The mezzanine loan accrues at a fixed interest rate of 10% per annum with a maturity date of March 11, 2017; however the mezzanine loan generally does not require scheduled debt service payments during its term unless an amount sufficient to pay such interest is on deposit in the mezzanine payment escrow account.

o     MANAGEMENT. Boston Properties Limited Partnership ("Boston Properties") is
      the property manager for the Mortgaged Property securing the Five Times
      Square Loan. Boston Properties, a self-administered and self-managed real estate investment trust owns, manages and develops properties in the
      United States, with significant presence in Boston, Washington, D.C.,
      Midtown Manhattan and San Francisco.

                                      D-16

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                                 350 PARK AVENUE
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                                      D-17

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                                 350 PARK AVENUE
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                                      D-18

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                                 350 PARK AVENUE
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $430,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    5.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                     Vornado Realty L.P.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.482%
MATURITY DATE                                                  January 11, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           58 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  DEBT SERVICE GUARANTY*               $20,000,000
  TI/LC GUARANTY*                      $10,000,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                          Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                               $430,000,000
CUT-OFF DATE BALANCE/SF                                                    $799
CUT-OFF DATE LTV                                                          78.2%
MATURITY DATE LTV                                                         78.2%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               538,424
OCCUPANCY AS OF NOVEMBER 30, 2006                                         100.0%
YEAR BUILT / YEAR RENOVATED                                         1960 / 2002
APPRAISED VALUE                                                    $550,000,000
PROPERTY MANAGEMENT                               Vornado Office Management LLC
UW ECONOMIC OCCUPANCY                                                     97.1%
UW REVENUES                                                         $44,586,759
UW TOTAL EXPENSES                                                   $15,966,851
UW NET OPERATING INCOME (NOI)                                       $28,619,908
UW NET CASH FLOW (NCF)                                              $28,512,223
--------------------------------------------------------------------------------

*     Vornado Realty L.P. has provided a guaranty in the amount of $30,000,000, of which $20,000,000 is allocated for debt service shortfall and
      $10,000,000 is allocated for TI/LC. This guaranty may only be enforced following an event of default under the 350 Park Avenue Loan. The debt service shortfall portion of the guaranty will be reduced by $250,000 for every $100,000 increase in net operating income over $19,000,000. The
      TI/LC portion of the guaranty will be reduced on a dollar for dollar basis as Vornado spends funds for TI/LCs.

                                      D-19

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                                 350 PARK AVENUE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                 NET      % OF NET    BASE                   % OF TOTAL
                                              RATINGS*        RENTABLE    RENTABLE    RENT     ANNUAL BASE     ANNUAL       LEASE
TENANT                                   FITCH/MOODY'S/ S&P   AREA (SF)     AREA       PSF        RENT       BASE RENT   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Ziff Brothers Investments ...........        NR/NR/NR         113,095      21.0%    $ 55.30   $ 6,253,662      21.1%    April 2021
 Manufacturers & Traders Trust Company        A-/A3/A-          65,153      12.1     $ 41.58     2,709,142       9.1     March 2013
 ABN AMRO Bank, N.V. .................      AA-/Aa3/AA-         62,600      11.6     $ 49.00     3,067,400      10.3     April 2008
 Veronis Suhler Stevenson Partners ...        NR/NR/NR          39,538       7.3     $ 54.17     2,141,970       7.2     March 2009
 Tweedy, Browne Company LLC ..........        NR/NR/NR          32,359       6.0     $ 53.39     1,727,764       5.8     August 2015
 Squire, Sanders & Dempsey L.L.P. ....        NR/NR/NR          28,465       5.3     $ 50.00     1,423,250       4.8      July 2009
                                                               -------     -----               -----------     -----
 TOTAL MAJOR TENANTS .................                         341,210      63.4%    $ 50.77   $17,323,187      58.4%

NON-MAJOR TENANTS ....................                         197,214      36.6     $ 62.53    12,330,956      41.6
                                                               -------     -----               -----------     -----

OCCUPIED TOTAL .......................                         538,424     100.0%    $ 55.08   $29,654,143     100.0%
                                                                                               ===========     =====

VACANT SPACE .........................                               0       0.0
                                                               -------     -----

PROPERTY TOTAL .......................                         538,424     100.0%
                                                               =======     =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
    YEAR        EXPIRING        EXPIRING       EXPIRING     EXPIRING*         EXPIRING*          EXPIRING*         EXPIRING*
-------------------------------------------------------------------------------------------------------------------------------

    2007            5           $  59.57         16,011        3.0%              3.0%                3.2%              3.2%
    2008            7           $  52.41         81,817       15.2%             18.2%               14.5%             17.7%
    2009           20           $  54.82        121,353       22.5%             40.7%               22.4%             40.1%
    2010            3           $  63.81         18,541        3.4%             44.2%                4.0%             44.1%
    2011            2           $  69.50         14,800        2.7%             46.9%                3.5%             47.6%
    2012            2           $ 109.76          7,475        1.4%             48.3%                2.8%             50.3%
    2013            4           $  44.13         80,453       14.9%             63.2%               12.0%             62.3%
    2014            1           $  56.00          7,400        1.4%             64.6%                1.4%             63.7%
    2015            3           $  53.39         32,359        6.0%             70.6%                5.8%             69.5%
    2016            1           $  65.00          3,700        0.7%             71.3%                0.8%             70.3%
    2017            0           $   0.00              0        0.0%             71.3%                0.0%             70.3%
 Thereafter        14           $  56.92        154,515       28.7%            100.0%               29.7%            100.0%
   Vacant           0                 NA              0        0.0%            100.0%                0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-20

--------------------------------------------------------------------------------
                                 350 PARK AVENUE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "350 Park Avenue Loan") is secured by a first mortgage encumbering an office building located in New York, New
      York. The 350 Park Avenue Loan represents approximately 5.4% of the
      Cut-Off Date Pool Balance. The 350 Park Avenue Loan was originated on
      December 13, 2006 and has a principal balance as of the Cut-Off Date of
      $430,000,000. The 350 Park Avenue Loan provides for interest-only payments for the entire loan term.

      The 350 Park Avenue Loan has a remaining term of 58 months and matures on
      January 11, 2012. The 350 Park Avenue Loan may be prepaid on or after
      September 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is 350 PARK EAT LLC, a special purpose entity.
      Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 350 Park Avenue Loan. The sponsor of the borrower is Vornado Realty, L.P. ("Vornado"). As of February 19,
      2007, Vornado was rated "BBB" (Fitch), "Baa2" (Moody's), and "BBB+" (S&P).
      Vornado is a fully integrated equity real estate investment trust that has been a public company for more than 20 years. Vornado operates a commercial real estate portfolio that includes interests in approximately
      58 million square feet in over 230 office properties located across the
      United States. Vornado's total real estate owned or managed, including pro-rated shares of partially-owned entities and joint ventures, is approximately 107 million square feet.

o     THE PROPERTY. The Mortgaged Property is an approximately 538,424 square foot office building situated on approximately 0.6 acres. The Mortgaged
      Property was constructed in 1960 and renovated in 2002. The Mortgaged
      Property is located in New York, New York on Park Avenue between 51st and
      52nd Street. As of November 30, 2006, the occupancy rate for the Mortgaged
      Property securing the 350 Park Loan was approximately 100.0%.

      The largest tenant is Ziff Brothers Investments ("Ziff Brothers"), currently occupying approximately 113,095 square feet, or approximately
      21.0% of the net rentable area. Founded in 1992, Ziff Brothers is a private investment company active in a variety of asset classes, with an emphasis on public equities in both the United States and international markets. The Ziff Brothers lease expires in April 2021. The second largest tenant is Manufacturers & Traders Trust Company ("M&T Bank"), currently occupying approximately 65,153 square feet, or approximately 12.1% of the net rentable area. M&T Bank operates approximately 700 branches in
      Maryland, New York, Pennsylvania, Virginia, West Virginia and the District
      of Columbia. As of February 26, 2007, M&T Bank was rated "A-" (Fitch),
      "A3" (Moody's) and "A-" (S&P). The M&T Bank lease expires in March 2013.
      The third largest tenant is ABN AMRO Bank, N.V. ("ABN AMRO"), occupying approximately 62,600 square feet, or approximately 11.6% of the net rentable area. ABN AMRO is an international banking group offering a range of banking products and financial services through its network of 3,557 offices and branches in 58 countries and territories around the world. As of February 26, 2007, ABN AMRO was rated "AA-" (Fitch), "Aa3" (Moody's)
      and "AA-" (S&P). The ABN AMRO lease expires in April 2008.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     DEBT SERVICE GUARANTY. Vornado Realty, L.P. has provided a $20,000,000 springing guaranty as additional credit enhancement for certain rental income that was included in underwritten revenues. Such payment guarantee only goes into effect upon an event of default under the related Mortgage
      Loan documents. The amount of the guarantee will be permanently reduced by
      $250,000 for each $100,000 increase in NOI in excess of $19,000,000, which was considered to be the approximate NOI at the time of closing of the 350
      Park Avenue Loan. The guaranty may be terminated upon the achievement of a
      DSC ratio of 1.05x for two consecutive calendar quarters.

                                      D-21

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                                 350 PARK AVENUE
--------------------------------------------------------------------------------

o     TI/LC GUARANTY. Vornado Realty, L.P. has provided a $10,000,000 springing guaranty as additional credit enhancement to guarantee the prompt and unconditional payment of tenant improvement costs, tenant improvement allowances and leasing commissions in connection with reletting space at the Mortgaged Property due to any further rollover. The amount of the guarantee will be permanently reduced until zero by (i) amounts expended by the borrower on account of tenant improvement costs, tenant improvement allowances and/or leasing commissions, and (ii) an amount equal to the excess, if any, of (a) $40 per rentable square foot of each lease entered into at the Mortgaged Property after the date of origination of the 350
      Park Avenue Loan, over (b) the amount expended by the borrower on account of tenant improvement costs, tenant improvement allowances and/or leasing commissions.

o     MANAGEMENT. Vornado Office Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 350 Park
      Avenue Loan.

                                      D-22

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                          STATE STREET FINANCIAL CENTER
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                                      D-23

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                          STATE STREET FINANCIAL CENTER
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                                      D-24

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                          STATE STREET FINANCIAL CENTER
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $387,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    4.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                              Fortis Property Group, LLC
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.659%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX                                          Yes
  ENGINEERING                             $190,000

ONGOING ANNUAL RESERVES
  TAX / INSURANCE                        Springing
  REPLACEMENT(1)                         Springing

ADDITIONAL FINANCING               Pari Passu Debt                 $387,500,000

                                                    PARI PASSU NOTES(2)(3)
                                                    ----------------------
CUT-OFF DATE BALANCE                                     $775,000,000
CUT-OFF DATE BALANCE/SF                                      $756
CUT-OFF DATE LTV                                            87.2%
MATURITY DATE LTV                                           87.2%
UW DSCR ON NCF                                              1.16x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                             Boston, MA
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)(4)                                                          1,024,998
OCCUPANCY AS OF DECEMBER 1, 2006                                         100.0%
YEAR BUILT / YEAR RENOVATED                                           2003 / NA
APPRAISED VALUE                                                    $889,000,000
PROPERTY MANAGEMENT                                  Fortis Property Group, LLC
UW ECONOMIC OCCUPANCY                                                     98.0%
UW REVENUES                                                         $68,779,881
UW TOTAL EXPENSES                                                   $17,548,838
UW NET OPERATING INCOME (NOI)                                       $51,231,043
UW NET CASH FLOW (NCF)                                              $51,026,043
--------------------------------------------------------------------------------

(1)   Ongoing annual replacement reserves of $157,584 will be required upon an event of default or upon certain other conditions as specified in the related Mortgage Loan documents.

(2)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of, or debt service on, the State Street
      Financial Center Loan and the State Street Financial Center Pari Passu
      Companion Loans.

(3)   The related Mortgage Loan is part of a split loan structure, where the pari passu companion loan has been included as part of the LB-UBS
      Commercial Mortgage Trust 2007-C1 Commercial Mortgage Pass-Through
      Certificates, Series 2007-C1 transaction. The State Street Financial
      Center Loan will be served under that transaction. See "SERVICING OF THE
      MORTGAGE LOANS--Servicing of the State Street Financial Center Loan" in
      the Prospectus Supplement.

(4)   The Mortgaged Property also includes a five-level underground parking garage with approximately 900 spaces and approximately 20,108 square feet of storage space. There is no associated rental payment with the storage space.

                                      D-25

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                          STATE STREET FINANCIAL CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                                % OF
                                    RATINGS*        NET RENTABLE   RENTABLE     BASE     ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                          FITCH/MOODY'S/S&P    AREA (SF)       AREA     RENT PSF      RENT        BASE RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANT
 State Street Corporation .....    AA-/Aa3/AA-        1,024,998     100.0%     $62.33    $63,888,125      100.0%      September 2023
                                                      ---------     -----                -----------      -----
PROPERTY TOTAL ................                       1,024,998     100.0%     $62.33    $63,888,125      100.0%
                                                      =========     =====                ===========      =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING       EXPIRING      EXPIRING*         EXPIRING*          EXPIRING*         EXPIRING*
-------------------------------------------------------------------------------------------------------------------------------

   2023            1            $ 62.33       1,024,998       100.0%            100.0%             100.0%           100.0%
  Vacant           0                 NA               0         0.0%            100.0%               0.0%           100.0%
-------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-26

--------------------------------------------------------------------------------
                          STATE STREET FINANCIAL CENTER
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "State Street Financial Center Loan") is
      secured by a first mortgage encumbering an office building located in
      Boston, Massachusetts. The State Street Financial Center Loan represents approximately 4.9% of the Cut-Off Date Pool Balance. The State Street
      Financial Center Loan was originated on December 27, 2006 and has a principal balance as of the Cut-Off Date of $387,500,000. The State Street
      Financial Center Loan, which is evidenced by a pari passu note, dated
      December 27, 2006, is a portion of a whole loan with an original principal balance of $775,000,000. The other loans related to the State Street
      Financial Center Loan are evidenced by separate notes, dated December 27,
      2006 (the "State Street Financial Center Pari Passu Companion Loans" and
      together with the State Street Financial Center Loan, the "State Street
      Financial Center Whole Loan"), with an original principal balance of
      $387,500,000. The State Street Financial Center Pari Passu Companion Loans
      will not be assets of the Trust Fund. The State Street Financial Center
      Loan and the State Street Financial Center Pari Passu Companion Loans are
      governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of a pooling and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL --
      Co-Lender Loans". The State Street Financial Center Loan provides for interest-only payments for its entire term.

      The State Street Financial Center Loan has a remaining term of 118 months and matures on January 11, 2017. The State Street Financial Center Loan
      may be prepaid on or after November 11, 2016, and permits defeasance with
      United States government obligations beginning two years after the Closing
      Date.

o     THE BORROWER. The borrower is Lincoln Street Property Owner, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the State
      Street Financial Center Loan. The sponsor of the borrower is The Fortis
      Property Group, LLC ("Fortis"), the primary principals of which are Joel and Margaret Kestenbaum, Jonathan Landau and Terrence Storey. Fortis has
      over 20 years of experience as a diversified real estate investment, operating and development company with a portfolio of approximately 3 million square feet of commercial properties and approximately 450 residential units in their portfolio.

o     THE PROPERTY. The Mortgaged Property is a 36-story office building with approximately 1,024,998 square feet of Class A office space and 20,108 square feet of storage space for which there are no associated rental payments, nor is such space included in expense reimbursement calculations. The Mortgaged Property also includes a five level underground parking garage with approximately 900 spaces. The Mortgaged
      Property is situated on approximately 1.6 acres and was constructed in
      2003. The Mortgaged Property is located in Boston, Massachusetts and serves as the corporate headquarters for the sole tenant State Street
      Corporation ("State Street"). As of December 1, 2006, the occupancy rate for the Mortgaged Property securing the State Street Financial Center Loan was approximately 100.0%.

      The sole tenant is SSB Realty, LLC ("SSB"), under an office and garage lease, currently occupying approximately 1,024,998 square feet, or approximately 100.0% of the net rentable area as well as the 900 space parking garage. The amount of annual fixed rent under the office lease is approximately $63,888,125 throughout the initial 20-year term. The annual fixed rent for the calendar year 2007 under the garage lease is
      $4,000,000. The annual fixed rent under the garage lease increases to
      $4,400,000 in 2008 and $4,800,000 in 2009, with annual consumer price index adjustments thereafter. SSB has the right to extend the term of both leases for two (2) additional consecutive terms of ten (10) years each.
      The rent during the first extension period is equal to 95% of the market rent and during the second period the rent is equal to 100% of the market rent. Pursuant to the terms of the office lease, SSB has a right of first offer to purchase the Mortgaged Property or the entity owning the
      Mortgaged Property. SSB waived its right of first offer in connection with borrower's acquisition of the Mortgaged Property, which acquisition was funded in part by the State Street Financial Center Loan. The obligations of SSB under both the office lease and the garage lease are guaranteed by
      State Street. As of February 14, 2007, State Street was rated "AA-"
      (Fitch), "Aa3" (Moody's) and "AA-" (S&P). Both the office lease and the garage lease expire in September 2023.

      SSB subleases the 14th floor and floors 16 through 20 to Kirkpatrick &
      Lockhart Nicholson Graham LLP, a law firm. In the fifth lease year, the sub-tenant has the right to lease all or any part of the 15th floor for the remainder of its lease term at rental rates pursuant to the sublease.
      Following the 10th lease year anniversary, Kirkpatrick & Lockhart
      Nicholson Graham LLP may terminate its sublease at any time on a full floor basis with payment of a fee. Additionally, SSB subleases 933 square feet of retail space to Liberty Travel, Inc., 560 square feet of retail space to Martin's News Shops of Boston, Inc. and 1,070 square feet and 12 parking spaces to Select Car Rental, LLC.

                                      D-27

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                          STATE STREET FINANCIAL CENTER
--------------------------------------------------------------------------------

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. The Fortis Property Group, LLC, the sponsor, is the property manager for the Mortgaged Property securing the State Street Financial
      Center Loan.

                                      D-28

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                              485 LEXINGTON AVENUE
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                              485 LEXINGTON AVENUE
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                              485 LEXINGTON AVENUE
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER                                Wachovia (as to a 57.1% interest)(1)
                                                Column (as to a 42.9% interest)
CUT-OFF DATE BALANCE                                               $315,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    4.0%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                   SL Green Realty Corp.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.608%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  ENGINEERING                               $7,875
  TI/LC(2)                             $10,173,115
  FREE RENT(3)                         $ 2,081,719

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                              $91,481

ADDITIONAL FINANCING               Pari Passu Debt                 $135,000,000

                                                         PARI PASSU NOTES(4)
                                                         -------------------
CUT-OFF DATE BALANCE                                        $450,000,000
CUT-OFF DATE BALANCE/SF                                         $492
CUT-OFF DATE LTV                                               70.9%
MATURITY DATE LTV                                              70.9%
UW DSCR ON NCF                                                 1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               914,807
OCCUPANCY AS OF FEBRUARY 28, 2007                                         89.4%
YEAR BUILT / YEAR RENOVATED                                         1956 / 2006
APPRAISED VALUE                                                    $635,000,000
PROPERTY MANAGEMENT                                 S.L. Green Management Corp.
UW ECONOMIC OCCUPANCY                                                     97.8%
UW REVENUES                                                        $ 53,589,506
UW TOTAL EXPENSES                                                  $ 22,340,087
UW NET OPERATING INCOME (NOI)                                      $ 31,249,419
UW NET CASH FLOW (NCF)                                             $ 30,305,426
--------------------------------------------------------------------------------

(1)   The 485 Lexington Avenue Whole Loan was co-originated by Wachovia (40%),
      Column (30%) and Morgan Stanley Mortgage Capital Inc. (30%). Wachovia and
      Column are selling their portion of the 485 Lexington Avenue Whole Loan into the Trust Fund. The percentages in the chart above reflect the percentage of the 485 Lexington Avenue Loan, which excludes the related pari passu companion loan not being sold into the Trust Fund.

(2)   Escrowed for current outstanding tenant improvements and leasing commission costs associated with existing tenants.

(3)   Funds escrowed for outstanding free rent in existing leases. Funds will be released in accordance with the respective amount earmarked for the applicable tenant per the schedule set forth in the related Mortgage Loan documents.

(4)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of, or debt service on, the 485 Lexington
      Avenue Loan and the 485 Lexington Avenue Pari Passu Companion Loan.

                                      D-31

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                              485 LEXINGTON AVENUE
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------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                                  % OF
                                      RATINGS*       NET RENTABLE  RENTABLE    BASE RENT   ANNUAL BASE   TOTAL ANNUAL      LEASE
TENANT                           FITCH/MOODY'S/S&P     AREA (SF)     AREA         PSF          RENT        BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Citibank, N.A. ...............      AA+/Aa1/AA         297,126        32.5%    $ 51.14    $15,194,701        36.1%    February 2017
 Travelers Insurance ..........      A--/A3/A--         214,978        23.5     $ 51.09     10,982,940        26.1      August 2016
 Cardinia Real Estate .........     A--/Baa1/A--         67,976         7.4     $ 43.63      2,965,608         7.0     December 2008
 Advance Publications, Inc. ...       NR/NR/NR           52,573         5.7     $ 47.50      2,497,217         5.9     February 2021
 Novantas LLC .................       NR/NR/NR           41,147         4.5     $ 59.70      2,456,470         5.8      January 2017
                                                        -------       -----                -----------       -----
 TOTAL MAJOR TENANTS ..........                         673,800        73.7%    $ 50.60    $34,096,936        81.0%
NON-MAJOR TENANTS .............                         144,269        15.8     $ 55.44      7,997,844        19.0
                                                        -------       -----                -----------       -----
OCCUPIED TOTAL ................                         818,069        89.4%    $ 51.46    $42,094,780       100.0%
VACANT SPACE ..................                          96,738        10.6                ===========       =====
                                                        -------       -----
PROPERTY TOTAL ................                         914,807       100.0%
                                                        =======       =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUMULATIVE % OF
              # OF LEASES    WA BASE RENT/SF    TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF    % OF BASE RENT        BASE RENT
   YEAR         EXPIRING         EXPIRING       EXPIRING     EXPIRING*          EXPIRING*           EXPIRING*          EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

   2007             0           $  0.00               0          0.0%             0.0%                 0.0%                0.0%
   2008             2           $ 43.63          67,976          7.4%             7.4%                 7.0%                7.0%
   2009             0           $  0.00               0          0.0%             7.4%                 0.0%                7.0%
   2010             0           $  0.00               0          0.0%             7.4%                 0.0%                7.0%
   2011             0           $  0.00               0          0.0%             7.4%                 0.0%                7.0%
   2012             2           $ 24.08          22,425          2.5%             9.9%                 1.3%                8.3%
   2013             0           $  0.00               0          0.0%             9.9%                 0.0%                8.3%
   2014             0           $  0.00               0          0.0%             9.9%                 0.0%                8.3%
   2015             0           $  0.00               0          0.0%             9.9%                 0.0%                8.3%
   2016             6           $ 50.63         246,025         26.9%            36.8%                29.6%               37.9%
   2017            19           $ 55.08         429,070         46.9%            83.7%                56.1%               94.1%
Thereafter          1           $ 47.50          52,573          5.7%            89.4%                 5.9%              100.0%
  Vacant            0                NA          96,738         10.6%           100.0%                 0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-32

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                              485 LEXINGTON AVENUE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "485 Lexington Avenue Loan") is secured by a first mortgage encumbering an office building located in New York,
      New York. The 485 Lexington Avenue Loan represents approximately 4.0% of the Cut-Off Date Pool Balance. The 485 Lexington Avenue Loan was
      originated on January 22, 2007 and has a principal balance as of the
      Cut-Off Date of $315,000,000. The 485 Lexington Avenue Loan is evidenced by two pari passu notes, the A1-Note held by Wachovia Bank, National
      Association with an original principal balance of $180,000,000 dated
      January 22, 2007 and the A2-Note held by Column Financial, Inc. with an original principal balance of $135,000,000 dated January 22, 2007. Both the A1-Note and A2-Note will be assets of the Trust Fund. The 485
      Lexington Avenue Loan is a portion of a whole loan with an original principal balance of $450,000,000. The other loan related to the 485
      Lexington Avenue Loan is evidenced by a separate pari passu note, dated
      January 22, 2007 (the "485 Lexington Avenue Pari Passu Companion Loan" and
      together with the 485 Lexington Avenue Loan, the "485 Lexington Avenue
      Whole Loan"), with an original principal balance of $135,000,000. The 485
      Lexington Avenue Pari Passu Companion Loan will not be an asset of the
      Trust Fund. The 485 Lexington Avenue Loan and the 485 Lexington Avenue
      Pari Passu Companion Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described in the Prospectus Supplement under
      "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The 485 Lexington
      Avenue Loan provides for interest-only payments for the entire loan term.

      The 485 Lexington Avenue Loan has a remaining term of 119 months and matures on February 11, 2017. The 485 Lexington Avenue Loan may be prepaid on or after November 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The tenant-in-common borrowers are Green 485 Owner LLC,
      Green 485 TIC LLC, and 485 EAT Owner LLC, each a special purpose entity.
      Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 485 Lexington Avenue Loan. The sponsor of the borrowers is SL Green Realty Corp. ("SL Green"). SL Green, a publicly traded real estate investment trust, engages in the ownership, management, acquisition, leasing and repositioning of commercial office properties in New York. SL Green's New York City portfolio includes interests in approximately 34 properties aggregating to a reported 24.5 million square feet.

o     THE PROPERTY. The Mortgaged Property is an approximately 914,807 square foot Class B office building situated on approximately 1.1 acres. The
      Mortgaged Property was constructed in 1956 and renovated in 2006. The
      Mortgaged Property is located in New York, New York on Lexington Avenue between 55th and 56th streets. As of February 28, 2007, the occupancy rate for the Mortgaged Property securing the 485 Lexington Avenue Loan was approximately 89.4%.

      The largest tenant is Citibank, N.A. ("Citibank"), currently occupying approximately 297,126 square feet, or approximately 32.5% of the net rentable area. Citibank is a subsidiary of Citigroup, Inc. ("Citigroup").
      Citigroup is a diversified global financial services holding company with more than 3,000 bank branches and consumer finance offices in the United
      States and Canada. As of February 14, 2007, Citibank was rated "AA+"
      (Fitch), "Aa1" (Moody's), and "AA" (S&P). The Citibank lease expires in
      February 2017. The second largest tenant is Travelers Insurance, currently occupying approximately 214,978 square feet, or approximately 23.5% of the net rentable area. Travelers Insurance is the second largest business insurer in the United States and offers a myriad of insurance products. As of February 16, 2007, Travelers Insurance was rated "A-" (Fitch), "A3"
      (Moody's) and "A-" (S&P). The Travelers Insurance lease expires in August
      2016. The third largest tenant is Cardinia Real Estate ("Cardinia"), occupying approximately 67,976 square feet, or approximately 7.4% of the net rentable area. Cardinia is a subsidiary of Omnicom Group, Inc.
      ("Omnicom"). Omnicom is a global media services conglomerate, with advertising, marketing and public relations operations, serving approximately 5,000 clients in more than 100 countries. As of February 19,
      2007, Omnicom was rated "A-" (Fitch), "Baa1" (Moody's) and "A-" (S&P). The
      Cardinia lease expires in December 2008.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. S.L. Green Management Corp., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 485 Lexington
      Avenue Loan.

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                               ONE SOUTH DEARBORN
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $280,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  3.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                    Olen Properties, LLC
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                           6.1355%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX(1)                                                            Springing

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  TI/LC(2)                              $5,299,298
  LEASING RESERVE(3)                    $1,519,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                               $280,000,000
CUT-OFF DATE BALANCE/SF                                                    $333
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                            Chicago, IL
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               841,498
OCCUPANCY AS OF JANUARY 1, 2007                                           98.2%
YEAR BUILT / YEAR RENOVATED                                           2005 / NA
APPRAISED VALUE                                                    $350,000,000
PROPERTY MANAGEMENT                         Hines Interests Limited Partnership
UW ECONOMIC OCCUPANCY                                                     96.0%
UW REVENUES                                                        $ 36,357,752
UW TOTAL EXPENSES                                                  $ 15,378,733
UW NET OPERATING INCOME (NOI)                                      $ 20,979,019
UW NET CASH FLOW (NCF)                                             $ 20,719,841
--------------------------------------------------------------------------------

(1)   A lockbox is required if the debt service coverage ratio falls below
      1.10x.

(2)   The up-front TI/LC reserve of $5,299,298 was identified for outstanding tenant work orders for: Rosebud Restaurants ($219,944); Sidley Austin LLP
      ($1,897,425); Barton Brands, Ltd. ($1,187,604) and Arcelor Mittal
      ($1,994,325).

(3)   The up-front leasing reserve of $1,519,000 was established at closing of the One South Dearborn Loan for rent abatements for terms related to leases to Sidley Austin LLP, Hines Interests Limited Partnership, Arcelor
      Mittal and Barton Brands, Ltd.

                                      D-37

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                               ONE SOUTH DEARBORN
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET                                 % OF
                                      RATINGS*       NET RENTABLE   RENTABLE      BASE     ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                           FITCH/MOODY'S/S&P     AREA (SF)      AREA      RENT PSF       RENT        BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Major Tenants
 Sidley Austin LLP ............       NR/NR/NR          576,472       68.5%      $ 27.48   $15,838,695        73.8%    December 2020
 Barton Brands, Ltd ...........      BB/Ba2/BB          112,066       13.3       $ 21.51     2,411,032        11.2       June 2021
 Arcelor Mittal ...............      BBB/NR/BBB          80,639        9.6       $ 21.00     1,693,656         7.9     November 2016
 Elite Business Center ........       NR/NR/NR           26,812        3.2       $ 23.18       621,502         2.9     November 2011
 Hines Interests Limited
  Partnership .................       NR/NR/NR           14,793        1.8       $ 23.06       341,106         1.6     November 2014
                                                        -------      -----                 -----------       -----
 TOTAL MAJOR TENANTS ..........                         810,782       96.3%      $ 25.78   $20,905,991        97.4%

NON-MAJOR TENANTS .............                          15,427        1.8       $ 36.53       563,582         2.6
                                                        -------      -----                 -----------       -----

OCCUPIED TOTAL ................                         826,209       98.2%      $ 25.99   $21,469,573       100.0%
                                                                                           ===========       =====

VACANT SPACE ..................                          15,289        1.8
                                                        -------      -----
PROPERTY TOTAL ................                         841,498      100.0%
                                                        =======      =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUMULATIVE % OF
               # OF LEASES    WA BASE RENT/SF    TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF    % OF BASE RENT       BASE RENT
    YEAR         EXPIRING         EXPIRING       EXPIRING     EXPIRING*          EXPIRING*           EXPIRING*         EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    2007            0             $  0.00               0         0.0%              0.0%                0.0%              0.0%
    2008            0             $  0.00               0         0.0%              0.0%                0.0%              0.0%
    2009            1             $ 30.00           3,545         0.4%              0.4%                0.5%              0.5%
    2010            0             $  0.00               0         0.0%              0.4%                0.0%              0.5%
    2011            1             $ 23.18          26,812         3.2%              3.6%                2.9%              3.4%
    2012            0             $  0.00               0         0.0%              3.6%                0.0%              3.4%
    2013            1             $ 24.00           6,069         0.7%              4.3%                0.7%              4.1%
    2014            3             $ 23.06          14,793         1.8%              6.1%                1.6%              5.7%
    2015            1             $ 71.23           3,745         0.4%              6.5%                1.2%              6.9%
    2016            5             $ 21.02          82,707         9.8%             16.4%                8.1%             15.0%
    2017            0             $  0.00               0         0.0%             16.4%                0.0%             15.0%
Thereafter          8             $ 26.51         688,538        81.8%             98.2%               85.0%            100.0%
   Vacant           0                  NA          15,289         1.8%            100.0%                0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-38

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                               ONE SOUTH DEARBORN
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "One South Dearborn Loan") is secured by a first mortgage encumbering an office building located in Chicago,
      Illinois. The One South Dearborn Loan represents approximately 3.5% of the
      Cut-Off Date Pool Balance. The One South Dearborn Loan was originated on
      January 10, 2007 and has a principal balance as of the Cut-Off Date of
      $280,000,000. The One South Dearborn Loan provides for interest-only payments for the entire loan term.

      The One South Dearborn Loan has a remaining term of 118 months and matures on January 11, 2017. The One South Dearborn Loan may be prepaid on or after November 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is South Dearborn Tower, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One South Dearborn Loan.
      The sponsor of the borrower is Olen Properties Corp. ("Olen"). Olen, founded in 1973 by Igor Olenicoff, is based in Newport Beach, California and specializes in the development, ownership and management of commercial and multifamily properties. Olen's commercial portfolio consists of approximately 4.5 million square feet of premier office and industrial projects located throughout Orange County, California. Olen's multifamily portfolio consists of over 10,000 units in more than 33 residential communities primarily located in Las Vegas and South Florida.

o     THE PROPERTY. The Mortgaged Property is an approximately 841,498 square foot Class-A office building situated on approximately 1.0 acre. The
      Mortgaged Property was constructed in 2005. The Mortgaged Property is located in Chicago, Illinois. As of January 1, 2007, the occupancy rate for the Mortgaged Property securing the One South Dearborn Loan was approximately 98.2%.

      The largest tenant is Sidley Austin LLP ("Sidley"), currently occupying approximately 576,472 square feet, or approximately 68.5% of the net rentable area. Sidley is an international law firm, headquartered at the
      Mortgaged Property, created in 2001 by the merger of the Chicago-based
      Sidley & Austin and Wall Street-based Brown & Wood. The firm employs more than 1,600 attorneys around the world and its practices include corporate and securities, mergers and acquisitions, securitization, intellectual property funds and other pooled investments, bankruptcy and corporate reorganization, bank and commercial lending, public finance, real estate, tax and employee benefits and trusts and estates. The Sidley lease expires in December 2020. The second largest tenant is Barton Brands, Ltd
      ("Barton"), currently occupying approximately 112,066 square feet, or approximately 13.3% of the net rentable area. Barton is the nation's third-largest spirits supplier and operates seven production facilities in
      North America, five in the United States and two in Canada. As of February
      16, 2007, Barton was rated "BB" (Fitch), "Ba2" (Moody's) and "BB" (S&P).
      The Barton lease expires in June 2021. The third largest tenant is Arcelor
      Mittal ("Arcelor"), occupying approximately 80,639 square feet, or approximately 9.6% of the net rentable area. Arcelor was forged in 2006 when Mittal Steel bought rival Arcelor. Arcelor is the world's largest steel company, with 330,000 employees in more than 60 countries across
      Europe, America, Asia and Africa. As of February 16, 2007, Arcelor was
      rated "BBB" (Fitch) and "BBB" (S&P). The Arcelor lease expires in November
      2016.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases will be deposited into a mortgagee-designated lockbox account if the debt service coverage ratio falls below 1.10x.

o     MANAGEMENT. Hines Interests Limited Partnership is the property manager for the Mortgaged Property securing the One South Dearborn Loan. Founded in 1957, Hines is a privately owned, international real estate firm with operations in more than 85 cities around the globe. Hines has offices in
      15 countries, with regional offices in Atlanta, Chicago, Houston (U.S.
      headquarters), London (European headquarters), New York and San Francisco, as well as 65 other U.S. cities. The Hines portfolio consists of approximately 900 properties including skyscrapers, corporate headquarters, mixed-use centers, industrial parks, medical facilities and master-planned resort and residential communities. Hines manages over 102 million square feet with 7.0 million square feet under management in the
      Chicago central business district.

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                               ONE CONGRESS STREET
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Artesia
CUT-OFF DATE BALANCE                                               $190,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                        National Electrical Benefit Fund
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                           6.0739%
MATURITY DATE                                                    March 11, 2014
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         84
ORIGINAL TERM / AMORTIZATION                                            84 / IO
REMAINING TERM / AMORTIZATION                                           84 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  REPLACEMENT                           $2,400,000
  TI/LC                                 $6,100,000
  LEASING ACHIEVEMENT (1)               $4,500,000
  DEBT SERVICE (2)                      $4,500,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes

ADDITIONAL FINANCING                        B-Note                 $ 18,500,000

                                      TRUST ASSET           WHOLE MORTGAGE LOAN
                                      ------------          -------------------
CUT-OFF DATE BALANCE                  $190,000,000             $208,500,000
CUT-OFF DATE BALANCE/SF (3)               $158                     $174
CUT-OFF DATE LTV                         73.7%                     80.9%
MATURITY DATE LTV                        73.7%                     80.9%
UW DSCR ON NCF                           1.30x                     1.16x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                             Boston, MA
PROPERTY TYPE                                              Mixed Use -- Parking
                                                           Garage/Office/Retail
SIZE (SF) (4)                                                         1,200,000
OCCUPANCY AS OF JANUARY 1, 2007 (5)                                       82.3%
YEAR BUILT / YEAR RENOVATED                                         1967 / 2006
APPRAISED VALUE                                                    $257,850,000
PROPERTY MANAGEMENT (6)                            Raymond Property Company LLC
                                               and Standard Parking Corporation
UW ECONOMIC OCCUPANCY                                                     92.0%
UW REVENUES                                                         $21,401,314
UW TOTAL EXPENSES                                                   $ 6,233,062
UW NET OPERATING INCOME (NOI)                                       $15,168,252
UW NET CASH FLOW (NCF)                                              $15,168,252
--------------------------------------------------------------------------------

(1)   Funds may be released in increments of $1,125,000 for each 25% of the GSA space leased for a minimum term of 5 years at $37.45 per square foot per year, or greater, with lease terms acceptable to the mortgagee. For the final release, the debt service coverage ratio for the One Congress Street
      Loan must be at least 1.05x.

(2)   Funds may be used for eligible debt service payments with the release of any remaining funds when the GSA space is leased for a minimum term of 5 years at $37.45 per square foot per year, or greater, with lease terms acceptable to the mortgagee.

(3)   Calculated using a total of 1,200,000 square feet.

(4)   The Mortgaged Property contains a total of 1,200,000 square feet comprised of 886,473 square feet of parking garage (2,310 parking spaces) and
      313,527 square feet of office and retail space.

(5)   Occupancy percentage is based on office and retail space only.

(6)   Raymond Property Company LLC is the property manager for the office and retail space and Standard Parking Corporation is the property manager for the parking garage.

                                      D-43

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                               ONE CONGRESS STREET
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                              TENANT SUMMARY-COMMERCIAL TENANTS ONLY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET                                % OF
                                     RATINGS*        NET RENTABLE   RENTABLE    BASE RENT     ANNUAL    TOTAL ANNUAL      LEASE
             TENANT              FITCH/MOODY'S/S&P    AREA (SF)       AREA         PSF      BASE RENT    BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Major Tenants
 United States of America (GSA)     AAA/Aaa/AAA        238,999        76.2%     $  33.80    $8,077,295     91.7%      January 2010
 Kaplan, Inc. ..................      NR/NR/NR          17,030         5.4      $  29.00       493,870      5.6       November 2009
                                                       -------        -----                 ----------    -----
 Total Major Tenants ...........                       256,029        81.7%     $  33.48    $8,571,165     97.3%

Non-Major Tenants ..............                         1,992         0.6      $ 121.13       241,293      2.7

Occupied Total .................                       258,021        82.3%     $  34.15    $8,812,458    100.0%
                                                                                            ==========    =====
Vacant Space ...................                        55,506        17.7
                                                       -------       -----

Property Total .................                       313,527       100.0%
                                                       =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE %
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT   OF BASE RENT
    YEAR        EXPIRING        EXPIRING       EXPIRING     EXPIRING*         EXPIRING*          EXPIRING*       EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------

    2007            0           $   0.00             0         0.0%               0.0%              0.0%             0.0%
    2008            0           $   0.00             0         0.0%               0.0%              0.0%             0.0%
    2009            1           $  29.00        17,030         5.4%               5.4%              5.6%             5.6%
    2010            1           $  33.80       238,999        76.2%              81.7%             91.7%            97.3%
    2011            2           $ 121.13         1,992         0.6%              82.3%              2.7%           100.0%
    2012            0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
    2013            0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
    2014            0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
    2015            0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
    2016            0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
    2017            0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
 Thereafter         0           $   0.00             0         0.0%              82.3%              0.0%           100.0%
   Vacant           0               NA          55,506        17.7%             100.0%              0.0%           100.0%
-----------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-44

--------------------------------------------------------------------------------
                               ONE CONGRESS STREET
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "One Congress Street Loan"') is secured by a first mortgage encumbering a mixed use building comprised of office and retail space and a parking garage located in Boston, Massachusetts.
      The One Congress Street Loan represents approximately 2.4% of the Cut-Off
      Date Pool Balance. The One Congress Street Loan was originated on February
      28, 2007 and has a principal balance as of the Cut-Off Date of
      $190,000,000. The One Congress Street Loan is a portion of a whole loan with an original principal balance of $208,500,000. The other loan related to the One Congress Street Loan is evidenced by a separate subordinate note, dated February 28, 2007 (the "One Congress Street Subordinate
      Companion Loan" with an original principal balance of $18,500,000 and, together with the One Congress Street Loan, comprise the "One Congress
      Street Whole Loan"). The One Congress Street Subordinate Companion Loan
      will not be an asset of the Trust Fund. The One Congress Street Loan and the One Congress Street Subordinate Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus
      Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and
      will be serviced pursuant to the terms of the pooling and servicing agreement. The One Congress Street Loan provides for interest-only payments for the entire loan term.

      The One Congress Street Loan has a remaining term of 84 months and matures on March 11, 2014. The One Congress Street Loan may be prepaid on or after
      January 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is Bulfinch Congress Holdings LLC, a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the One
      Congress Street Loan. The sponsor of the borrower is the National
      Electrical Benefit Fund ("NEBF"). NEBF is a $10.5 billion pension fund that provides retirement benefits to electrical construction workers throughout the United States and Canada. They are an active investor in union-built real estate development projects across North America with a total of 9.1% of their assets invested in real estate. Total 2005 assets for the fund were $12.1 billion, liabilities were $1.55 billion, and net worth was $10.56 billion.

o     THE PROPERTY. The Mortgaged Property is an approximately 1,200,000 square foot building comprised of approximately 313,527 square feet of office and retail space and a parking garage with 2,310 spaces in approximately
      886,473 square feet situated on approximately 4.1 acres. The Mortgaged
      Property was constructed in 1967 and renovated in 2006. The Mortgaged
      Property is located in Boston, Massachusetts within the Boston metropolitan statistical area. As of January 1, 2007, the occupancy rate for the office and retail space at the Mortgaged Property securing the One
      Congress Street Loan was approximately 82.3%.

      The largest tenant is the General Services Administration ("GSA"), the leasing agency of the United States of America, occupying approximately
      238,999 square feet, or approximately 76.2% of the net rentable area of commercial space. The GSA space is occupied by the United States
      Environmental Protection Agency. The GSA lease expires in January 2010.
      The second largest tenant is Kaplan, Inc., ("Kaplan") occupying approximately 17,030 square feet, or approximately 5.4% of the net rentable area. Kaplan is a national education company that prepares students for more than 80 standardized tests, including entrance exams for secondary, college and graduate school as well as English language and professional licensing exams. The Kaplan lease expires in November 2009.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases and all revenues generated by the parking garage are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. Raymond Property Company is the property manager for the office and retail space and Standard Parking Corporation is the property manager for the parking garage of the Mortgaged Property securing the One
      Congress Street Loan. Subject to the mortgagee's approval, the parking garage may be operated pursuant to a master lease in the future.

                                      D-45

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                                      D-46

--------------------------------------------------------------------------------
                   FOUR SEASONS AVIARA RESORT -- CARLSBAD, CA
--------------------------------------------------------------------------------

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                                      D-47

--------------------------------------------------------------------------------
                   FOUR SEASONS AVIARA RESORT -- CARLSBAD, CA
--------------------------------------------------------------------------------

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                                      D-48

--------------------------------------------------------------------------------
                   FOUR SEASONS AVIARA RESORT -- CARLSBAD, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $186,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSORS                    Broadreach Capital Partners and Maritz, Wolff & Co.
TYPE OF SECURITY                                                            Fee
FREE RELEASE(1)                                                             Yes
MORTGAGE RATE                                                            5.940%
MATURITY DATE                                                 February 11, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           59 / IO
LOCKBOX(2)                                                            Springing

UP-FRONT RESERVES
  INSURANCE                                   Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                               Yes
  REPLACEMENT(3)                       $2,457,630

ADDITIONAL FINANCING(4)                                                    None

CUT-OFF DATE BALANCE                                               $186,500,000
CUT-OFF DATE BALANCE / ROOM                                            $566,869
CUT-OFF DATE LTV                                                          74.3%
MATURITY DATE LTV                                                         74.3%
UW DSCR ON NCF                                                            1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           Carlsbad, CA
PROPERTY TYPE                                       Hospitality -- Full Service
SIZE (ROOMS)                                                                329
OCCUPANCY AS OF DECEMBER 31, 2006(5)                                      64.5%
YEAR BUILT / YEAR RENOVATED                                         1997 / 2006
APPRAISED VALUE                                                    $251,000,000
PROPERTY MANAGEMENT                                 Four Seasons Hotels Limited
UW ECONOMIC OCCUPANCY                                                     70.0%
UW REVENUES                                                         $80,446,690
UW TOTAL EXPENSES                                                   $63,497,354
UW NET OPERATING INCOME (NOI)                                       $16,949,336
UW NET CASH FLOW (NCF)                                              $14,491,706
--------------------------------------------------------------------------------

(1)   Twenty-four (24) acres of vacant land, which were not included in the appraised value, can be released subject to certain conditions including, but not limited to: (i) gross receipts at the Mortgaged Property have exceeded an average of $20,479,425 for three consecutive quarters, (ii) a loan-to-value-ratio of the remaining collateral is not greater than 75%
      and (iii) certain other conditions as specified in the related Mortgage
      Loan documents. The vacant land can be released from the collateral without any principal reduction.

(2)   A lockbox is required upon: (i) the removal or resignation of Four Seasons
      Hotels Limited as manager, (ii) an event of default or (iii) certain other conditions as specified in the related Mortgage Loan documents.

(3)   Adjusted monthly, based on 3% of the gross receipts for the prior month.

(4)   Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio no less than 1.25x, (ii) the aggregate loan-to-value ratio shall not exceed 75%, (iii) Rating Agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(5)   Based on the trailing 12 month period ending December 31, 2006.

                                      D-49

--------------------------------------------------------------------------------
                   FOUR SEASONS AVIARA RESORT -- CARLSBAD, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ............................................                           231
Double/Double ...................................                            54
Studio Suites ...................................                            25
One Bedroom Suites ..............................                            15
Two Bedroom Suites ..............................                             3
Presidential Suite ..............................                             1
                                                                         ------
  TOTAL .........................................                           329
                                                                         ======

FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Vivace ..........................................                           120
California Bistro ...............................                           175
Lobby Lounge ....................................                           106
Argyle ..........................................                           179
Ocean Pool Bar and Grill ........................                            80
                                                                         ------
  TOTAL .........................................                           660
                                                                         ======

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Grand Ballroom ..................................                        11,730
Grand Foyer .....................................                         3,480
Aviara Salon ....................................                         3,800
Aviara Foyer ....................................                         1,283
Blue Heron ......................................                           736
Goldfinch .......................................                           513
Avocet ..........................................                         1,632
Osprey ..........................................                           546
Egret ...........................................                           525
Pelican .........................................                           450
Avalon ..........................................                         3,520
Avalon Foyer ....................................                         1,408
Laviana .........................................                         2,607
Filiary .........................................                           761
Kingfisher Foyer ................................                         1,620
Kingfisher ......................................                         2,184
                                                                         ------
  TOTAL .........................................                        36,795
                                                                         ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Financial Period .........                               T-12 December 31, 2006
Occupancy ................                                                64.5%
ADR ......................                                              $349.06
REVPAR ...................                                              $225.03
UW Occupancy .............                                                70.0%
UW ADR ...................                                              $364.87
UW REVPAR ................                                              $255.41
--------------------------------------------------------------------------------

                                      D-50

--------------------------------------------------------------------------------
                   FOUR SEASONS AVIARA RESORT -- CARLSBAD, CA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       COMPETITIVE SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                   ------------------------------------------------------------------------------
                                       NUMBER OF                                           OCCUPANCY        ADR         REVPAR
PROPERTY                                 ROOMS      OCCUPANCY      ADR         REVPAR     PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------------------

Four Seasons Aviara Resort (subject)       329        64.5%      $ 349.06     $ 225.14        93.2%       100.4%         93.3%
St. Regis Monarch Beach Resort             400        73.0%      $ 354.00     $ 258.42       105.5%       101.8%        107.1%
Ritz-Carlton Laguna Niguel                 393        70.0%      $ 382.00     $ 267.40       101.2%       109.8%        110.8%
Montage Laguna Beach                       262        70.0%      $ 545.00     $ 381.50       101.2%       156.7%        158.1%
La Costa Resort and Spa                    532        68.0%      $ 218.00     $ 148.24        98.3%        62.7%         61.4%
The Lodge at Torrey Pines                  170        70.0%      $ 354.00     $ 247.80       101.2%       101.8%        102.7%
                                         -----        ----       --------     --------       -----        -----         -----
                                         2,086        69.2%      $ 347.80     $ 241.36       100.0%       100.0%        100.0%
----------------------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated January 26, 2007.

                                      D-51

--------------------------------------------------------------------------------
                   FOUR SEASONS AVIARA RESORT -- CARLSBAD, CA
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Four Seasons Aviara Resort -- Carlsbad,
      CA Loan") is secured by a first mortgage encumbering a full-service luxury resort hotel and an 18-hole Arnold Palmer-designed championship golf course, located in Carlsbad, California. The Four Seasons Aviara Resort --
      Carlsbad, CA Loan represents approximately 2.4% of the Cut-Off Date Pool
      Balance. The Four Seasons Aviara Resort -- Carlsbad, CA Loan was
      originated on February 5, 2007, and has a principal balance as of the
      Cut-Off Date of $186,500,000. The Four Seasons Aviara Resort -- Carlsbad,
      CA Loan provides for interest-only payments for the entire loan term.

      The Four Seasons Aviara Resort -- Carlsbad, CA Loan has a remaining term of 59 months and matures on February 11, 2012. The Four Seasons Aviara
      Resort -- Carlsbad, CA Loan may be prepaid on or after February 11, 2009 with the payment of a yield maintenance charge. The Four Seasons Aviara
      Resort Loan may be prepaid without penalty on or after November 11, 2011.

o     THE BORROWER. The borrower is Aviara Resort Associates SPE, LLC, a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the Four
      Seasons Aviara Resort Loan. The sponsors of the borrower are Broadreach
      Capital Partners ("Broadreach") and Maritz, Wolff & Co. ("Maritz").
      Broadreach is a private investment firm that invests in a variety of
      Western United States real estate assets including commercial, land and residential, as well as hotel and resort properties on a broader geographic basis. Broadreach is comprised of approximately 30 team members with headquarters in Palo Alto, California and additional offices in Los
      Angeles, California, St. Louis, Missouri and Edwards, Colorado. Maritz is
      one of the leading investors in luxury hospitality assets in the United
      States. Founded in 1994, Maritz has acquired approximately 18 luxury hotels operated by leading luxury hotel management companies, including
      Four Seasons, Fairmont, Ritz-Carlon and Rosewood. Maritz has owned an interest in the Mortgaged Property since 1995.

o     THE PROPERTY. The Four Seasons Aviara Resort is a full-service resort and convention hotel containing 329 rooms situated on 204.7 acres. The
      Mortgaged Property was constructed in 1997 and renovated in 2006. The
      Mortgaged Property is located in Carlsbad, California within the San
      Diego-Carlsbad-San Marcos, California metropolitan statistical area. The
      Mortgaged Property features 36,795 square feet of meeting space, two outdoor swimming pools, two Jacuzzis, a full service spa and fitness center, six outdoor tennis courts, business center and retail shops. The
      Mortgaged Property also offers an 18-hole Arnold Palmer-designed championship golf course. As of the trailing twelve months ending December
      31, 2006, the occupancy rate of the Four Seasons Aviara Resort --
      Carlsbad, CA Loan was approximately 64.5%.

o     LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a mortgagee-designated lockbox account upon the removal or resignation of Four Seasons Hotels Limited as manager, upon an event of default or certain other conditions specified in the related Mortgage Loan documents.

o     RELEASE. The borrower may obtain the release of approximately 24.0 acres of vacant land, which were not included in the appraised collateral, subject to certain conditions including, but not limited to (i) gross receipts at the Mortgaged Property having exceeded an average of
      $20,479,425 for three consecutive quarters and (ii) an LTV of the remaining collateral not greater than 75.0%. The vacant land can be released from the Mortgaged Property without the payment of a release price.

o     MANAGEMENT. Four Seasons Hotels Limited ("Four Seasons") is the property manager for the Mortgaged Property securing the Four Seasons Aviara Resort
      -- Carlsbad, CA Loan. Four Seasons is an international hotelier with more than 73 hotels in 31 countries and more than 25 properties currently under development. As of February 19, 2007, Four Seasons was rated "Baa3"
      (Moody's) and "BB+" (S&P).

                                      D-52

--------------------------------------------------------------------------------
                                 BANK ONE CENTER
--------------------------------------------------------------------------------

                       [PHOTO OF BANK ONE CENTER OMITTED]

                                      D-53

--------------------------------------------------------------------------------
                                 BANK ONE CENTER
--------------------------------------------------------------------------------

                        [MAP OF BANK ONE CENTER OMITTED]

                                      D-54

--------------------------------------------------------------------------------
                                 BANK ONE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $180,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.3%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                   Haim Revah / Metropolitan Real Estate
                                                                 Investors, LLC
TYPE OF SECURITY                                                           Both
MORTGAGE RATE                                                            5.767%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                           $1,000,000
  TI/LC                                $15,000,000
  GROUND LEASE                             $40,201
  OUTSTANDING TI/LC(1)                  $3,109,957

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                             $398,049
  TI/LC(2)                               Springing
  GROUND LEASE                            $482,416

ADDITIONAL FINANCING                Mezzanine Debt                  $20,000,000

                                    TRUST ASSET             TOTAL DEBT
                                 -----------------     --------------------
CUT-OFF DATE BALANCE               $180,000,000            $200,000,000
CUT-OFF DATE BALANCE/SF                $118                    $131
CUT-OFF DATE LTV                       72.9%                  81.0%
MATURITY DATE LTV                      68.0%                  75.9%
UW DSCR ON NCF                         1.33x                  1.13x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                             Dallas, TX
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                             1,530,957
OCCUPANCY AS OF SEPTEMBER 15, 2006                                        79.0%
YEAR BUILT / YEAR RENOVATED                                           1987 / NA
APPRAISED VALUE                                                    $247,000,000
PROPERTY MANAGEMENT                            Crescent Property Services, Inc.
UW ECONOMIC OCCUPANCY                                                     87.1%
UW REVENUES                                                         $33,009,167
UW TOTAL EXPENSES                                                   $14,663,707
UW NET OPERATING INCOME (NOI)                                       $18,345,461
UW NET CASH FLOW (NCF)                                              $16,737,995
--------------------------------------------------------------------------------

(1)   The outstanding TI/LC reserve of $3,109,957 is identified for tenant improvements for: Andrews Kurth -- $575,665; DLA Piper -- $145,278; Keith
      Brewster -- $81,792; Hughes Luce -- $2,135,220; Barbara Thomas -- $10,285;
      Marsh USA -- $113,784; and leasing commissions for: DLA Piper -- $42,630 and Barbara Thomas -- $4,763.

(2)   In the event the balance of the TI/LC reserve is less than $3,000,000, the borrower will begin to deposit at an annual rate of $1,539,067 until
      $5,000,000 is achieved. A minimum $3,000,000 will remain in the tenant improvement and leasing commission reserve account at all times.

                                      D-55

--------------------------------------------------------------------------------
                                 BANK ONE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                   TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------
                                                                                                           ANNUAL
                                              RATINGS(1)      NET RENTABLE      % OF NET       BASE         BASE
TENANT                                    FITCH/MOODY'S/S&P     AREA (SF)    RENTABLE AREA   RENT PSF       RENT
--------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Bank One Texas, N.A. ..................     AA-/Aa2/AA-          348,163         22.7%      $ 20.00    $ 6,962,534
 TXU Business Services Company(2) ......    BBB-/Ba1/BBB-         131,482          8.6       $ 20.85      2,741,540
 Hughes & Luce LLP .....................       NR/NR/NR           113,922          7.4       $ 15.56      1,772,756
 Andrews Kurth, L.L.P. .................       NR/NR/NR            86,305          5.6       $ 18.23      1,573,359
 Marsh USA, Inc. .......................     BBB/Baa2/BBB          59,384          3.9       $ 15.97        948,115
                                                                  -------        -----                  -----------
 TOTAL MAJOR TENANTS ...................                          739,256         48.3%      $ 18.94    $13,998,304

NON-MAJOR TENANTS ......................                          470,285         30.7       $ 18.83      8,853,296
                                                                  -------        -----                  -----------

OCCUPIED TOTAL .........................                        1,209,541         79.0%      $ 18.89    $22,851,599
                                                                                                        ===========

VACANT SPACE ...........................                          321,416         21.0
                                                                ---------        -----

PROPERTY TOTAL .........................                        1,530,957        100.0%
                                                                =========        =====
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                              % OF
                                          TOTAL ANNUAL         LEASE
TENANT                                      BASERENT         EXPIRATION
----------------------------------------------------------------------------

MAJOR TENANTS
 Bank One Texas, N.A. ..................      30.5%         January 2010
 TXU Business Services Company(2) ......      12.0         September 2011
 Hughes & Luce LLP .....................       7.8       Multiple Spaces(3)
 Andrews Kurth, L.L.P. .................       6.9         February 2014
 Marsh USA, Inc. .......................       4.1         February 2016
                                             -----
 TOTAL MAJOR TENANTS ...................      61.3%

NON-MAJOR TENANTS ......................      38.7
                                             -----

OCCUPIED TOTAL .........................     100.0%
                                             =====

VACANT SPACE ...........................

PROPERTY TOTAL .........................
----------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   TXU vacated their space in October 2006 but continues to pay their contractual rent obligations at the Mortgaged Property. The TXU lease does not contain any termination options. According to recent conversations with the property manager as well as the most recent leasing report, TXU has expressed the intent to resume full occupancy by March 31, 2007.

(3)   Under the terms of multiple leases, approximately 7,161 square feet expire on a month-to-month basis and approximately 106,761 square feet expire in
      October 2017.

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 CUMULATIVE % OF
                # OF LEASES    WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASERENT
     YEAR        EXPIRING         EXPIRING      EXPIRING     EXPIRING*         EXPIRING*          EXPIRING*         EXPIRING*
---------------------------------------------------------------------------------------------------------------------------------

     2007           24             $ 16.68       90,679         5.9%               5.9%              6.6%              6.6%
     2008            7             $ 22.15       57,069         3.7%               9.7%              5.5%             12.2%
     2009            5             $ 20.71       22,938         1.5%              11.1%              2.1%             14.2%
     2010           21             $ 19.82      395,047        25.8%              37.0%             34.3%             48.5%
     2011           12             $ 21.18      177,746        11.6%              48.6%             16.5%             65.0%
     2012            5             $ 17.39       50,478         3.3%              51.9%              3.8%             68.8%
     2013            0             $  0.00            0         0.0%              51.9%              0.0%             68.8%
     2014            6             $ 18.23       86,305         5.6%              57.5%              6.9%             75.7%
     2015            2             $ 18.00       48,183         3.1%              60.6%              3.8%             79.5%
     2016            7             $ 17.05      126,972         8.3%              68.9%              9.5%             89.0%
     2017            6             $ 15.89      108,664         7.1%              76.0%              7.6%             96.5%
  Thereafter         2             $ 17.48       45,460         3.0%              79.0%              3.5%            100.0%
    Vacant           0                NA        321,416        21.0%             100.0%              0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-56

--------------------------------------------------------------------------------
                                 BANK ONE CENTER
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Bank One Center Loan") is secured by a first fee and leasehold mortgage encumbering an office building located in
      Dallas, Texas. The Bank One Center Loan represents approximately 2.3% of the Cut-Off Date Pool Balance. The Bank One Center Loan was originated on
      December 14, 2006 and has a principal balance as of the Cut-Off Date of
      $180,000,000. The Bank One Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

      The Bank One Center Loan has a remaining term of 118 months and matures on
      January 11, 2017. The Bank One Center Loan may be prepaid on or after
      October 11, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is 1717 Dallas Partners, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bank One Center Loan.
      The sponsor of the borrower is Haim Revah, an affiliate of Metropolitan
      Real Estate Investors, LLC, a Los Angeles based owner of investment properties with interests in approximately 2.2 million square feet of commercial properties.

o     THE PROPERTY. The Mortgaged Property is an approximately 1,530,957 square foot office building situated on approximately 1.8 acres. The Mortgaged
      Property was constructed in 1987. The Mortgaged Property is located in
      Dallas, Texas. As of September 15, 2006, the occupancy rate for the
      Mortgaged Property securing the Bank One Center Loan was approximately
      79.0%.

      The largest tenant is Bank One Texas, N.A. ("Bank One"), currently occupying approximately 348,163 square feet, or approximately 22.7% of the net rentable area. Bank One is a subsidiary of JPMorgan Chase & Co.
      ("JPMorgan"). JPMorgan is the third largest financial services firm in the
      United States with assets of approximately $1.2 trillion and operations in more than 50 countries. As of March 9, 2007, J.P. Morgan Chase & Co., the parent of Bank One was rated "AA-" (Fitch), "Aa2" (Moody's) and "AA-"
      (S&P). The Bank One lease expires in January 2010. The second largest tenant is TXU Business Services Company ("TXU"), currently leasing approximately 131,482 square feet, or approximately 8.6% of the net rentable area. TXU is engaged in electricity generation and is one of the largest electricity producers in Texas. As of February 19, 2007, TXU was rated "BBB-" (Fitch), "Ba1" (Moody's) and "BBB-" (S&P). The TXU lease expires in September 2011. The third largest tenant is Hughes & Luce LLP
      ("Hughes & Luce"), occupying approximately 113,922 square feet, or approximately 7.4% of the net rentable area. Hughes & Luce is a law firm which serves numerous industries including transportation, venture capital, investment banking and insurance. Under the terms of multiple leases, approximately 106,761 square feet of space expire in October 2017 and approximately 7,161 square feet of Hughes & Luce space are currently leased on a month-to-month basis.

o     MEZZANINE DEBT. A mezzanine loan with an original principal balance of
      $20,000,000 was provided by Wachovia Bank, National Association, on
      December 14, 2006. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower of the
      Bank One Center Loan. The mezzanine loan carries a fixed interest rate of
      10.50% per annum and matures in January 2017.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. Crescent Property Services, Inc. is the property manager for the Mortgaged Property securing the Bank One Center Loan.

                                      D-57

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-58

--------------------------------------------------------------------------------
                               9 WEST 57TH STREET*
--------------------------------------------------------------------------------

                     [PHOTO OF 9 WEST 57TH STREET* OMITTED]

*     The Mortgaged Property related to the 9 West 57th Street Loan is improved by an office building that is not part of the collateral for the Mortgage
      Loan.

                                      D-59

--------------------------------------------------------------------------------
                               9 WEST 57TH STREET
--------------------------------------------------------------------------------

                       [MAP OF 9 WEST 57TH STREET OMITTED]

                                      D-60

--------------------------------------------------------------------------------
                               9 WEST 57TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $100,000,000
PERCENT OF CUT-OFF DATE POOL BALANCE                                       1.3%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                           Sheldon Solow
TYPE OF SECURITY(1)                                                         Fee
MORTGAGE RATE                                                            5.450%
MATURITY DATE                                                 February 11, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           59 / IO
LOCKBOX                                                                    None
SHADOW RATING (FITCH / MOODY'S / S&P)(2)                        AAA / Aaa / AAA

UP-FRONT RESERVES                             None

ONGOING ANNUAL RESERVES                       None

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                               $100,000,000
CUT-OFF DATE BALANCE/SF                                                     $72
CUT-OFF DATE LTV                                                          43.9%
MATURITY DATE LTV                                                         43.9%
UW DSCR ON NCF                                                            2.18x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                    Land -- Office
SIZE (SF)(3)                                                          1,393,200
OCCUPANCY AS OF SEPTEMBER 5, 2006                                        100.0%
YEAR BUILT / YEAR RENOVATED(4)                                        1972 / NA
APPRAISED VALUE                                                    $228,000,000
PROPERTY MANAGEMENT                                                Self-Managed
UW ECONOMIC OCCUPANCY                                                    100.0%
UW REVENUES                                                         $12,000,000
UW TOTAL EXPENSES                                                      $100,000
UW NET OPERATING INCOME (NOI)                                       $11,900,000
UW NET CASH FLOW (NCF)                                              $11,900,000
--------------------------------------------------------------------------------

(1)   The 9 West 57th Street Loan is secured by a first mortgage fee interest in land improved with a 50-story Class A office building located in Midtown
      Manhattan. The office building is not part of the collateral securing the
      9 West 57th Street Loan. The Mortgaged Property is ground leased by the borrower to the owner of the office building, which is an affiliate of the sponsor.

(2)   Fitch, Moody's and S&P have confirmed that the 9 West 57th Street Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)   Size represents the approximate square footage of the improvements to the land securing the 9 West 57th Street Loan; such improvements are not part of the collateral securing the 9 West 57th Street Loan.

(4)   The year built represents the year the improvements to the land were constructed.

                                      D-61

--------------------------------------------------------------------------------
                               9 WEST 57TH STREET
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              % OF
                                      RATINGS        NET RENTABLE     % OF NET       BASE    ANNUAL BASE  TOTAL ANNUAL     LEASE
TENANT                           FITCH/MOODY'S/S&P    AREA (SF)     RENTABLE AREA  RENT PSF      RENT      BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANT
 Solow Building Company, L.L.C.
  (Ground Lease) ..............      NR/NR/NR         1,393,200        100.0%       $ 8.61   $12,000,000     100.0%       May 2098
                                                      ---------        -----                 -----------     -----
PROPERTY TOTAL ................                       1,393,200        100.0%       $ 8.61   $12,000,000     100.0%
                                                      =========        =====                 ===========     =====
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE % OF
            # OF LEASES   WA BASE RENT/SF    TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

   2098         1        $ 8.61             1,393,200        100.0%            100.0%             100.0%           100.0%
  Vacant        0            NA                     0          0.0%            100.0%               0.0%           100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

THE LOAN. The Mortgage Loan (the "9 West 57th Street Loan") is secured by a first mortgage fee interest in land improved with an office building located in
New York, New York. The 9 West 57th Street Loan represents approximately 1.3% of the Cut-Off Date Pool Balance. The 9 West 57th Street Loan was originated on
January 29, 2007, and has a principal balance as of the Cut-Off Date of
$100,000,000. The 9 West 57th Street Loan provides for interest-only payments for the entire loan term.

The 9 West 57th Street Loan has a remaining term of 59 months and matures on
February 11, 2012. The 9 West 57th Street Loan may be prepaid on or after
December 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Solovieff Realty Co. II, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9 West 57th Street Loan. The sponsor is
Sheldon H. Solow, an active owner and manager of luxury multifamily properties in Manhattan's Upper Eastside. Mr. Solow also owns the subject property improvements at 9 West 57th Street, a Class A Office building which is not part of the collateral of the 9 West 57th Street Loan.

THE PROPERTY. The Mortgaged Property is an approximately 1.4 acre parcel of land located in New York, New York on 57th Street between 5th Avenue and 6th Avenue.
The Mortgaged Property is improved with an approximately 1,393,200 square foot office building, which is not part of the collateral for the 9 West 57th Street
Loan. The improvements upon the Mortgaged Property were constructed in 1972. The
Mortgaged Property is located in New York, New York. The Mortgaged Property is leased to Solow Building Company, L.L.C. pursuant to a 130-year ground lease that expires in May 2098. Base rent is $12,000,000 per annum for year 1998 through the end of the ground lease term. The sole source of revenue of the borrower to make payments under the Mortgage Loan is from the ground lease payments. The borrower is not entitled to receive payments on rents from the tenants in the office building that comprises the improvements at the related
Mortgaged Property.

LOCKBOX. The related Mortgage Loan documents do not require a lockbox account.

MANAGEMENT. The Mortgaged Property is self-managed.

                                      D-62

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-63

--------------------------------------------------------------------------------
                    NEW YORK MARRIOTT AT THE BROOKLYN BRIDGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $95,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                          Joshua L. Muss
TYPE OF SECURITY                                                           Both
MORTGAGE RATE                                                            5.640%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         24
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(1)                         Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $95,000,000
CUT-OFF DATE BALANCE/ROOM                                              $144,817
CUT-OFF DATE LTV                                                          53.4%
MATURITY DATE LTV                                                         46.9%
UW DSCR ON NCF                                                            1.98x
--------------------------------------------------------------------------------

               [PHOTO OF NEW YORK MARRIOTT AT THE BROOKLYN BRIDGE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           Brooklyn, NY
PROPERTY TYPE                                       Hospitality -- Full Service
SIZE (ROOMS)                                                                656
OCCUPANCY AS OF DECEMBER 29, 2006(2)                                      81.4%
YEAR BUILT / YEAR RENOVATED                                           1998 / NA
APPRAISED VALUE                                                    $178,000,000
PROPERTY MANAGEMENT                               Marriott Hotel Services, Inc.
UW ECONOMIC OCCUPANCY                                                     78.8%
UW REVENUES                                                         $64,071,200
UW TOTAL EXPENSES(3)                                                $48,483,609
UW NET OPERATING INCOME (NOI)                                       $15,587,591
UW NET CASH FLOW (NCF)                                              $13,024,743
--------------------------------------------------------------------------------

(1)   Ongoing annual deposits to the replacement reserve will be required if
      Marriott Hotel Services, Inc. terminates its role as property manager.

(2)   Based on the trailing 12 month period ending December 29, 2006.

(3)   Underwritten expenses related to ground rent payments are net of certain excess site acquisition credits being given by the ground lessor in connection with local revitalization programs and, as a result, do not include the full amount of ground rent payments that would otherwise be payable if those credits were not available or upon their expiration.

                                      D-64

--------------------------------------------------------------------------------
                    NEW YORK MARRIOTT AT THE BROOKLYN BRIDGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
NORTH TOWER
King ............................................................           159
Double/Double ...................................................           198
Suite ...........................................................             3
Presidential Suite ..............................................             2
ADA .............................................................            15
                                                                         ------
  NORTH TOWER TOTAL .............................................           377
                                                                         ======

SOUTH TOWER
King ............................................................           130
Double/Double ...................................................           124
Junior Suite ....................................................             7
Luxury Suite ....................................................             4
ADA .............................................................            18
                                                                         ------
  SOUTH TOWER TOTAL .............................................           283
                                                                         ------
  TOTAL* ........................................................           660
                                                                         ======

FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Archives Restaurant .............................................           228
Lounge ..........................................................           142
                                                                         ------
  TOTAL .........................................................           370
                                                                         ======

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Grand Ballroom ..................................................        18,105
Other ...........................................................        8,895+
                                                                        -------
  TOTAL .........................................................       27,000+
                                                                        =======
--------------------------------------------------------------------------------

*     The above total includes rooms used for concierge lounges.

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
FINANCIAL PERIOD ....................................    T-12 December 29, 2006
OCCUPANCY ...........................................                     81.4%
ADR .................................................                   $238.98
REVPAR ..............................................                   $203.61
UW OCCUPANCY ........................................                     78.8%
UW ADR ..............................................                   $229.55
UW REVPAR ...........................................                   $180.88
--------------------------------------------------------------------------------

                                      D-65

--------------------------------------------------------------------------------
                            ONE & TWO ELDRIDGE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $75,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                          Behringer Harvard REIT I, Inc.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.410%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TI/LC(1)                              $4,519,899
  LEASE OBLIGATION(2)                     $179,862

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                          Springing
  REPLACEMENT(3)                         Springing

ADDITIONAL FINANCING(4)                                                    None

CUT-OFF DATE BALANCE                                                $75,000,000
CUT-OFF DATE BALANCE/SF                                                    $145
CUT-OFF DATE LTV                                                          74.3%
MATURITY DATE LTV                                                         68.9%
UW DSCR ON NCF                                                            1.28x
--------------------------------------------------------------------------------

                      [PHOTO OF ONE & TWO ELDRIDGE PLACE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                            Houston, TX
PROPERTY TYPE                                                Office -- Suburban
SIZE (SF)                                                               518,746
OCCUPANCY AS OF DECEMBER 4, 2006                                          92.7%
YEAR BUILT / YEAR RENOVATED                                           1986 / NA
APPRAISED VALUE                                                    $101,000,000
PROPERTY MANAGEMENT                                  HPT Management Services LP
UW ECONOMIC OCCUPANCY                                                     92.4%
UW REVENUES                                                         $12,162,345
UW TOTAL EXPENSES                                                    $5,157,387
UW NET OPERATING INCOME (NOI)                                        $7,004,958
UW NET CASH FLOW (NCF)                                               $6,497,834
--------------------------------------------------------------------------------

(1)   At the borrower's discretion, $1,175,000 of the TI/LC reserve may be used for general capital improvements to the Mortgaged Property.

(2)   Funded upfront for the landlord's currently outstanding TI/LC obligations with respect to the United Title of Texas, NECL and Marubeni Oil & Gas
      tenants.

(3)   Ongoing annual deposits of $103,941 to the replacement reserve will be required upon an event of default and upon certain other conditions as specified in the related Mortgage Loan documents.

(4)   Future mezzanine debt is permitted provided no event of default has occurred and is continuing and subject to a combined maximum loan-to-value ratio of 85.0%, a combined minimum debt service coverage ratio of 1.20x and upon other conditions as specified in the related Mortgage Loan documents.

                                      D-66

--------------------------------------------------------------------------------
                            ONE & TWO ELDRIDGE PLACE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                              % OF
                                      RATINGS(1)     NET RENTABLE  RENTABLE     BASE    ANNUAL BASE  TOTAL ANNUAL        LEASE
TENANT                            FITCH/MOODY'S/S&P    AREA (SF)     AREA     RENT PSF      RENT       BASE RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 McDermott International Inc. ...      NR/NR/B+         210,396       40.6%   $ 23.92   $ 5,031,976       44.7%   Multiple Spaces(2)
 Pegasus International Inc. .....      NR/NR/NR          40,970        7.9    $ 22.68       929,059        8.2      September 2011
 PricewaterhouseCoopers LLP .....      NR/NR/NR          40,970        7.9    $ 23.00       942,310        8.4        August 2010
 VeriCenter, Inc. ...............      NR/NR/NR          40,800        7.9    $ 23.00       938,400        8.3       October 2012
 Nations Petroleum USA Inc. .....      NR/NR/NR          20,485        3.9    $ 25.00       512,125        4.5       February 2014
                                                        -------      -----              -----------      -----
 TOTAL MAJOR TENANTS ............                       353,621       68.2%   $ 23.62   $ 8,353,870       74.1%

NON-MAJOR TENANTS ...............                       127,095       24.5    $ 22.94     2,915,946       25.9
                                                        -------      -----              -----------      -----

 OCCUPIED TOTAL .................                       480,716       92.7%   $ 23.44   $11,269,816      100.0%
                                                                                        ===========      =====
VACANT SPACE ....................                        38,030        7.3
                                                        -------      -----

PROPERTY TOTAL ..................                       518,746      100.0%
                                                        =======      =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 169,307 square feet expire in April
      2011 and 41,089 square feet expire in August 2011.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
     YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
------------- ------------- ----------------- ---------- --------------- -------------------- ---------------- ----------------

     2007            4          $  8.66          7,166          1.4%               1.4%              0.6%              0.6%
     2008            4          $ 23.18         25,484          4.9%               6.3%              5.2%              5.8%
     2009            6          $ 24.00         26,452          5.1%              11.4%              5.6%             11.4%
     2010            5          $ 22.69         55,180         10.6%              22.0%             11.1%             22.5%
     2011           15          $ 23.71        271,294         52.3%              74.3%             57.1%             79.6%
     2012            7          $ 23.91         58,061         11.2%              85.5%             12.3%             91.9%
     2013            0          $  0.00              0          0.0%              85.5%              0.0%             91.9%
     2014            2          $ 24.55         37,079          7.1%              92.7%              8.1%            100.0%
     2015            0          $  0.00              0          0.0%              92.7%              0.0%            100.0%
     2016            0          $  0.00              0          0.0%              92.7%              0.0%            100.0%
     2017            0          $  0.00              0          0.0%              92.7%              0.0%            100.0%
 Thereafter          0          $  0.00              0          0.0%              92.7%              0.0%            100.0%
   Vacant            0               NA         38,030          7.3%             100.0%              0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-67

--------------------------------------------------------------------------------
                                 NJ OFFICE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $62,118,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.8%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                               Reckson Senior Management
TYPE OF SECURITY                                                            Fee
PARTIAL DEFEASANCE OR PARTIAL RELEASE(1)                                    Yes
MORTGAGE RATE                                                            6.170%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(2)                         Springing
  ROLLOVER(3)                            Springing

ADDITIONAL FINANCING(4)(5)          Mezzanine Debt                  $8,500,000

                                        TRUST ASSET             TOTAL DEBT
                                      -----------------     ------------------
CUT-OFF DATE BALANCE                  $62,118,000           $70,618,000
CUT-OFF DATE BALANCE/SF                   $116                  $132
CUT-OFF DATE LTV                          60.8%                 69.1%
MATURITY DATE LTV                         60.8%                 69.1%
UW DSCR ON NCF(6)                         1.39x                 1.18x
--------------------------------------------------------------------------------

                               [PHOT OF NJ OFFICE POOL]

--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                4
LOCATION                                                                     NJ
PROPERTY TYPE                                                Office -- Suburban
SIZE (SF)                                                               533,937
OCCUPANCY AS OF JANUARY 18, 2007                                          75.8%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                                    $102,200,000
PROPERTY MANAGEMENT                             Rexcorp Property Management LLC
UW ECONOMIC OCCUPANCY                                                     84.9%
UW REVENUES                                                         $10,428,410
UW TOTAL EXPENSES                                                    $4,555,927
UW NET OPERATING INCOME (NOI)                                        $5,872,483
UW NET CASH FLOW (NCF)                                               $5,330,659
--------------------------------------------------------------------------------

(1)   The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i) no event of default has occurred or is continuing, (ii) payment of the applicable yield maintenance premium and (iii) payment of the greater of (a) 120% of the then outstanding allocated loan amount and (b) an amount that causes the debt service coverage ratio for the remaining Mortgaged Property to be not less than the greater of (x) the debt service coverage ratio for the
      Mortgaged Property on the closing date of the NJ Office Pool Loan and (y)
      the debt service coverage ratio for the Mortgaged Property immediately prior to such release, but in no event greater than 1.20x .

(2)   Ongoing annual deposits of $51,935 to the replacement reserve will be required if the current mezzanine loan is no longer in place.

(3)   Ongoing annual deposits of $533,937 to the rollover reserve will be required if the current mezzanine loan is no longer in place.

(4)   Additional future mezzanine debt is permitted provided no event of default has occurred and is continuing and subject to a maximum loan-to-value ratio of 85.0%, a minimum debt service coverage ratio of 1.10x for the aggregate debt of the NJ Office Pool Loan, the existing mezzanine loan and the additional future mezzanine debt and upon other conditions as specified in the related Mortgage Loan documents.

(5)   Future unsecured debt is permitted subject to a maximum of 9.0% of the then outstanding balance of the NJ Office Pool Loan and other conditions as specified in the related Mortgage Loan documents.

(6)   The mezzanine debt is a floating rate loan that accrues interest at a rate of one-month LIBOR plus 2.750% per annum. For purposes of determining the total debt service coverage ratio, an assumed LIBOR of 5.320% was utilized to calculate the mezzanine loan debt service.

                                      D-68

--------------------------------------------------------------------------------
                                NJ OFFICE POOL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                          NJ OFFICE POOL SUMMARY
----------------------------------------------------------------------------------------------------------
                                                                                               ALLOCATED
                                                     ALLOCATED                      NET      CUT-OFF DATE
                                                  CUT-OFF DATE    YEAR BUILT /   RENTABLE       BALANCE
         PROPERTY NAME              LOCATION          BALANCE       RENOVATED      AREA         PER SF
----------------------------------------------------------------------------------------------------------

1255 Broad Street ............ Clifton, NJ        $26,196,534     1963 / 1998    198,818         $132
72 Eagle Rock Avenue ......... East Hanover, NJ    15,742,233        1986        146,448         $107
99 Cherry Hill Road .......... Parsippany, NJ      10,818,986        1980         93,411         $116
119 Cherry Hill Road ......... Parsippany, NJ       9,360,247        1981         95,260         $ 98
                                                  -----------                    -------
TOTAL/AVERAGE ................                    $62,118,000                    533,937         $116
                                                  ===========                    =======

-------------------------------------------------------------------------------------------------

                                                          UNDERWRITTEN                  APPRAISED
                                                 UW         NET CASH       APPRAISED      VALUE
         PROPERTY NAME           OCCUPANCY   OCCUPANCY%       FLOW           VALUE       PER SF
-------------------------------------------------------------------------------------------------

1255 Broad Street ............      100.0%       89.6%     $2,017,591   $ 43,100,000      $217
72 Eagle Rock Avenue .........       56.2%       82.9%      1,599,662     25,900,000      $177
99 Cherry Hill Road ..........       84.9%       81.6%        883,270     17,800,000      $191
119 Cherry Hill Road .........       46.4%       81.6%        830,137     15,400,000      $162
                                                           ----------   ------------
TOTAL/AVERAGE ................       75.8%       84.9%     $5,330,659   $102,200,000      $191
                                                           ==========   ============
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                            % OF TOTAL
                                     RATINGS(1)     NET RENTABLE   RENTABLE  BASE RENT      ANNUAL       ANNUAL          LEASE
TENANT                           FITCH/MOODY'S/S&P    AREA (SF)      AREA       PSF       BASE RENT    BASE RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Hoffman-La Roche Inc. .........     NR/NR/AA+         193,574        36.3%   $21.22    $4,107,717       48.2%    Multiple Spaces(2)
 Pliva Incorporated ............    NR/Ba1/BBB-         59,418        11.1    $21.00     1,247,778       14.6          July 2013
 York Claims Services Inc. .....      NR/NR/NR          22,246         4.2    $23.53       523,491        6.1          July 2015
 Williams Real Estate of NJ ....      NR/NR/NR          18,604         3.5    $21.00       390,663        4.6         August 2009
 Selective Insurance ...........   BBB+/Baa2/BBB+       17,488         3.3    $21.50       375,992        4.4          July 2010
 Bayada Nurses Inc. ............      NR/NR/NR          13,032         2.4    $21.60       281,555        3.3          July 2012
 CH2M Hill Inc. ................      NR/NR/NR          11,322         2.1    $27.25       308,525        3.6         August 2007
 American Medical Associates ...      NR/NR/NR           7,227         1.4    $23.50       169,835        2.0         August 2007
 Ajilon Professional Staffing ..      NR/NR/NR           6,847         1.3    $22.62       154,894        1.8     Multiple Spaces(3)
 Lifeline Medical Associates ...      NR/NR/NR           6,709         1.3    $20.00       134,180        1.6         April 2009
                                                       -------       -----    ------    ----------      -----
 TOTAL MAJOR TENANTS ...........                       356,467        66.8%   $21.59    $7,694,629       90.2%

NON-MAJOR TENANTS ..............                        48,112         9.0    $17.36       835,207        9.8
                                                       -------       -----    ------    ----------      -----
OCCUPIED TOTAL .................                       404,579        75.8%   $21.08    $8,529,836      100.0%
                                                                                        ==========      =====
VACANT SPACE ...................                       129,358        24.2
                                                       -------       -----
PROPERTY TOTAL .................                       533,937       100.0%
                                                       =======       =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 72,838 square feet expire in August
      2009 and 120,736 square feet expire in October 2011.

(3)   Under the terms of multiple leases, 3,503 square feet expire in July 2009 and 3,344 square feet expire in March 2013.

                                      D-69

--------------------------------------------------------------------------------
                                 NJ OFFICE POOL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                                  WA BASE                                   CUMULATIVE                          CUMULATIVE
                 # OF LEASES      RENT/SF     TOTAL SF      % OF TOTAL        % OF SF      % OF BASE RENT     % OF BASE RENT
     YEAR          EXPIRING      EXPIRING     EXPIRING     SF EXPIRING*      EXPIRING*        EXPIRING*         EXPIRING*
----------------------------------------------------------------------------------------------------------------------------

    2007              6           $22.01       23,861           4.5%             4.5%            6.2%               6.2%
    2008              7           $22.14       11,443           2.1%             6.6%            3.0%               9.1%
    2009              8           $22.56      108,527          20.3%            26.9%           28.7%              37.8%
    2010              2           $18.81       19,988           3.7%            30.7%            4.4%              42.2%
    2011              5           $20.16      132,276          24.8%            55.5%           31.3%              73.5%
    2012              4           $21.82       18,913           3.5%            59.0%            4.8%              78.3%
    2013              3           $21.09       62,762          11.8%            70.8%           15.5%              93.9%
    2014              0           $ 0.00            0           0.0%            70.8%            0.0%              93.9%
    2015              3           $23.53       22,246           4.2%            74.9%            6.1%             100.0%
    2016              0           $ 0.00            0           0.0%            74.9%            0.0%             100.0%
    2017              0           $ 0.00            0           0.0%            74.9%            0.0%             100.0%
Thereafter            2           $ 0.00        4,563           0.9%            75.8%            0.0%             100.0%
   Vacant             0               NA      129,358          24.2%           100.0%            0.0%             100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-70

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-71

--------------------------------------------------------------------------------
                               PNC CORPORATE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $61,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.8%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                               Meir Cohen / C&K Property
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                          5.99582%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         120 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TI/LC                                   $741,715
  TAX/INSURANCE                                Yes

ONGOING ANNUAL RESERVES
  TI/LC(1)                               Springing
  REPLACEMENT                              $87,215
  TAX/INSURANCE                                Yes

ADDITIONAL FINANCING(2)                     B-Note                   $4,700,000

                                                              WHOLE
                                      TRUST ASSET         MORTGAGE LOAN
                                      ------------       --------------
CUT-OFF DATE BALANCE                  $61,000,000         $65,700,000
CUT-OFF DATE BALANCE/SF                   $105                $113
CUT-OFF DATE LTV                          77.8%              83.8%
MATURITY DATE LTV                         72.8%              78.6%
UW DSCR ON NCF                            1.22x              1.11x
--------------------------------------------------------------------------------

                         [PHOTO OF PNC CORPORATE PLAZA]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                         Louisville, KY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               581,430
OCCUPANCY AS OF JANUARY 1, 2007                                           91.9%
YEAR BUILT / YEAR RENOVATED                                         1972 / 2003
APPRAISED VALUE                                                     $78,400,000
PROPERTY MANAGEMENT                                         Cushman & Wakefield
UW ECONOMIC OCCUPANCY                                                     91.0%
UW REVENUES                                                          $9,000,026
UW TOTAL EXPENSES                                                    $3,098,245
UW NET OPERATING INCOME (NOI)                                        $5,901,781
UW NET CASH FLOW (NCF)                                               $5,368,883
--------------------------------------------------------------------------------

(1)   Monthly deposits of $24,226.25 to the TI/LC will commence upon Event of default or if reserve balance falls below $370,000 prior to September 11,
      2008. In the event the PNC Bank and/or Hilliard Lyons lease give notice they will not exercise their renewal option upon lease expiratoin, a full cash flow sweep will commence on the earlier of the notice date or 12 months prior to the expiration of the PNC and/or Hilliard lease expiration. Funds in this reserve will be capped at $25 per square foot for the to-be-vacated space and will be released to the borrower for reimbursement of tenant improvements and leasing commissions incurred in connection with the re-leasing of the PNC and/or Hilliard space.

(2)   Future mezzanine debt is permitted subject to a maximum loan-to-value ratio of 90.0%, a minimum debt service coverage ratio of 1.05x and certain other conditions specified in the related Mortgage Loan documents.

                                      D-72

--------------------------------------------------------------------------------
                               PNC CORPORATE PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                            % OF NET                        % OF TOTAL
                                                RATINGS*      NET RENTABLE  RENTABLE  BASE RENT    ANNUAL     ANNUAL       LEASE
TENANT                                     FITCH/MOODY'S/S&P    AREA (SF)     AREA       PSF     BASE RENT  BASE RENT   EXPIRATION
------------------------------------------------------------------------------------- ----------------------------------------------

MAJOR TENANTS
 The PNC Financial Services Group, Inc. ...     A-/A3/A          149,474       25.7%   $13.77   $2,058,313     24.9%   February 2017
 Hilliard Lyons ...........................     A-/A3/A          115,621       19.9    $15.08    1,743,021     21.1    February 2017
 Wyatt, Tarrant & Combs, LLP                    NR/NR/NR          74,494       12.8    $16.31    1,214,676     14.7    December 2019
 Stoll Keenon Ogden PLLC ..................     NR/NR/NR          57,999       10.0    $15.33      889,327     10.8     October 2015
 Dinsmore & Shohl .........................     NR/NR/NR          19,278        3.3    $17.21      331,779      4.0      July 2012
                                                                 -------      -----             ----------    -----
 TOTAL MAJOR TENANTS ......................                      416,866       71.7%   $14.96   $6,237,115     75.5%

NON-MAJOR TENANTS .........................                      117,204       20.2    $17.24    2,020,399     24.5
                                                                 -------      -----             ----------    -----
OCCUPIED TOTAL ............................                      534,070       91.9%   $15.46   $8,257,514    100.0%
                                                                                                ==========    =====
VACANT SPACE ..............................                       47,360        8.1
                                                                 -------      -----
PROPERTY TOTAL ............................                      581,430      100.0%
                                                                 =======      =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                                    WA BASE                                   CUMULATIVE                        CUMULATIVE
                   # OF LEASES      RENT/SF     TOTAL SF      % OF TOTAL        % OF SF      % OF BASE RENT   % OF BASE RENT
      YEAR           EXPIRING      EXPIRING     EXPIRING     SF EXPIRING*      EXPIRING*        EXPIRING*       EXPIRING*
----------------------------------------------------------------------------------------------------------------------------

      2007              1           $12.68        6,341         1.1%              1.1%          1.0%                1.0%
      2008              6           $18.35       37,098         6.4%              7.5%          8.2%                9.2%
      2009              3           $18.74       16,144         2.8%             10.2%          3.7%               12.9%
      2010              2           $15.30        7,691         1.3%             11.6%          1.4%               14.3%
      2011              2           $21.72        1,120         0.2%             11.8%          0.3%               14.6%
      2012              2           $17.21       19,278         3.3%             15.1%          4.0%               18.6%
      2013              3           $14.97       15,736         2.7%             17.8%          2.9%               21.5%
      2014              0           $ 0.00            0         0.0%             17.8%          0.0%               21.5%
      2015              4           $15.39       77,334        13.3%             31.1%         14.4%               35.9%
      2016              2           $35.40          200         0.0%             31.1%          0.1%               36.0%
      2017              9           $14.61      278,634        47.9%             79.0%         49.3%               85.3%
   Thereafter           2           $16.31       74,494        12.8%             91.9%         14.7%              100.0%
     Vacant             0               NA       47,360         8.1%            100.0%          0.0%              100.0%
----------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-73

--------------------------------------------------------------------------------
                                 1384 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.8%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                       The Chetrit Group
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.700%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         36
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  DEBT SERVICE(1)                       $3,000,000
  REPLACEMENT(2)                        $1,000,000
  TI/LC(2)                              $4,000,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(3)                           $30,565
  TI/LC(4)                                $305,651

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $60,000,000
CUT-OFF DATE BALANCE/SF                                                    $294
CUT-OFF DATE LTV                                                          77.1%
MATURITY DATE LTV                                                         69.3%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

                             [PHOTO OF 1384 BROADWAY

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               203,767
OCCUPANCY AS OF NOVEMBER 20, 2006                                         70.8%
YEAR BUILT / YEAR RENOVATED                                           1928 / NA
APPRAISED VALUE                                                     $77,800,000
PROPERTY MANAGEMENT                                    Helmsley Spear Affiliate
UW ECONOMIC OCCUPANCY                                                     90.0%
UW REVENUES                                                          $8,041,767
UW TOTAL EXPENSES                                                    $2,956,856
UW NET OPERATING INCOME (NOI)                                        $5,084,911
UW NET CASH FLOW (NCF)                                               $5,044,158
--------------------------------------------------------------------------------

(1)   The amount on deposit in the debt service reserve was sized in order to be sufficient to carry the Mortgaged Property for approximately 36 months based on current in-place cash flow. These funds will be released upon the earlier to occur of (i) full repayment of the 1384 Broadway Loan or (ii)
      the achievement of a debt service coverage ratio of 1.20x calculated on a quarterly basis.

(2)   Amounts on deposit will be released upon achievement of 95.0% occupancy at the Mortgaged Property.

(3)   Ongoing annual deposits to the replacement reserve commence in February
      2009.

(4)   Ongoing annual deposits to the TI/LC reserve commence in January 2010.

                                      D-74

--------------------------------------------------------------------------------
                                 1384 BROADWAY
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                        % OF NET                              % OF
                                          RATINGS*       NET RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE  TOTAL ANNUAL      LEASE
TENANT                               FITCH/MOODY'S/S&P     AREA (SF)      AREA       PSF         RENT       BASE RENT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Major Tenants
 Internet Broadcasting System .......     NR/NR/B-           11,300         5.5%   $42.00     $  474,600       9.2%      April 2010
 InGear Swimwear ....................     NR/NR/NR            9,038         4.4    $38.00        343,444       6.7       June 2017
 Glorious Sun Enterprises Limited ...     NR/NR/NR            8,795         4.3    $40.00        351,800       6.8        May 2011
 RVC Realty Holding, Inc. ...........     NR/NR/NR            8,795         4.3    $31.79        279,593       5.4       July 2016
 DMD International ..................     NR/NR/NR            7,904         3.9    $30.75        243,048       4.7     February 2013
                                                             ------       -----               ----------     -----
 TOTAL MAJOR TENANTS ................                        45,832        22.5%   $36.93     $1,692,485      32.9%

Non-Major Tenants ...................                        98,347        48.3    $35.08      3,449,695      67.1
                                                             ------       -----               ----------     -----
Occupied Total ......................                       144,179        70.8%   $35.67     $5,142,180     100.0%
                                                                                              ==========     =====
Vacant Space ........................                        59,588        29.2
                                                            -------       -----
Property Total ......................                       203,767       100.0%
                                                            =======       =====
------------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
     YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
-------------------------------------------------------------------------------------------------------------------------------

     2007          17            $ 25.47        15,099         7.4%               7.4%              7.5%              7.5%
     2008           4            $ 31.20         7,025         3.4%              10.9%              4.3%             11.7%
     2009           6            $ 29.14        11,418         5.6%              16.5%              6.5%             18.2%
     2010           3            $ 39.48        14,544         7.1%              23.6%             11.2%             29.4%
     2011           5            $ 34.50        18,172         8.9%              32.5%             12.2%             41.6%
     2012           1            $134.59         2,165         1.1%              33.6%              5.7%             47.2%
     2013           8            $ 32.21        44,369        21.8%              55.4%             27.8%             75.0%
     2014           2            $ 62.78         6,902         3.4%              58.7%              8.4%             83.5%
     2015           0            $  0.00             0         0.0%              58.7%              0.0%             83.5%
     2016           2            $ 32.84        15,447         7.6%              66.3%              9.9%             93.3%
     2017           1            $ 38.00         9,038         4.4%              70.8%              6.7%            100.0%
 Thereafter         0            $  0.00             0         0.0%              70.8%              0.0%            100.0%
    Vacant          0                 NA        59,588        29.2%             100.0%              0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-75

--------------------------------------------------------------------------------
                           DUANE READE -- NEW YORK, NY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $60,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.8%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                          Jeffrey Sutton
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                            5.850%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX                                          Yes
  DEBT SERVICE(2)                       $1,475,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                      Yes/Springing
  REPLACEMENT(3)                         Springing
  TI/LC(4)                               Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $60,000,000
CUT-OFF DATE BALANCE/SF                                                  $4,688
CUT-OFF DATE LTV                                                          75.0%
MATURITY DATE LTV                                                         75.0%
UW DSCR ON NCF(5)                                                         1.06x
--------------------------------------------------------------------------------

                     [PHOTO OF DUANE READE -- NEW YORK, NY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                           Retail -- Single Tenant
SIZE (SF)                                                                12,800
OCCUPANCY AS OF DECEMBER 14, 2006                                        100.0%
YEAR BUILT / YEAR RENOVATED                                         1972 / 1999
APPRAISED VALUE                                                     $80,000,000
PROPERTY MANAGEMENT                                              Wharton Realty
UW ECONOMIC OCCUPANCY                                                     99.0%
UW REVENUES                                                          $3,972,672
UW TOTAL EXPENSES                                                      $239,623
UW NET OPERATING INCOME (NOI)(5)                                     $3,733,049
UW NET CASH FLOW (NCF)(5)                                            $3,733,049
--------------------------------------------------------------------------------

(1)   The release of an air rights parcel which is approximately 50,350 square feet will be permitted subject to the payment of the greater of $200 per square foot or 65.0% of the net sales price plus any applicable fees in connection with the partial release.

(2)   During 2007 and from July 1, 2009 to December 1, 2011, the rent paid by
      Duane Reade is insufficient to cover the debt service by approximately
      $1,200,000. The debt service Reserve of $1,475,000 was taken at closing of the related Mortgage Loan to cover this shortfall.

(3)   Annual deposits of $28,800 to the replacement reserve will be required upon (i) an event of default, (ii) termination of the Duane Reade lease and (iii) upon certain other conditions as specified in the related
      Mortgage Loan documents.

(4)   Annual deposits of $12,000 to the TI/LC reserve will be required upon (i)
      an event of default, (ii) termination of the Duane Reade lease and (iii)
      upon certain other conditions as specified in the related Mortgage Loan documents.

(5)   The UW NOI and NCF were determined using the average contract rent during the loan term.

                                      D-76

--------------------------------------------------------------------------------
                           DUANE READE -- NEW YORK, NY
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                             % OF NET                                   % OF
                              RATINGS(1)      NET RENTABLE   RENTABLE       BASE      ANNUAL BASE   TOTAL ANNUAL       LEASE
         TENANT           FITCH/MOODY'S/S&P     AREA (SF)      AREA     RENT PSF(2)     RENT(2)       BASE RENT     EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANT
 Duane Reade ...........   NR/Caa3/CCC          12,800        100.0%      $313.50     $4,012,800        100.0%     December 2021
                                                ------        -----                   ----------        -----
PROPERTY TOTAL .........                        12,800        100.0%      $313.50     $4,012,800        100.0%
                                                ======        =====                   ==========        =====
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   The underwritten base rent is an average rent over the loan term.

The following schedule details the contractual rent obligations under the Duane
Reade lease.

              -----------------------------------------
                            RENT SCHEDULE
              -----------------------------------------
                                              ANNUAL
                     LEASE PERIOD           FIXED RENT
              --------------------------   ------------
                1/1/2007 -- 12/31/2007     $2,640,000
                1/1/2008 --  6/30/2009     $4,992,000
                7/1/2009 -- 12/31/2011     $3,750,000
                1/1/2012 -- 12/31/2016     $4,125,000
                1/1/2017 -- 12/31/2021     $4,537,500
              -----------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE % OF
            # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR       EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
---------- ------------- ----------------- ---------- --------------- -------------------- ---------------- ----------------

   2021         1           $ 313.50         12,800       100.0%            100.0%             100.0%           100.0%
  Vacant        0                NA               0         0.0%            100.0%               0.0%           100.0%
-----------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-77

--------------------------------------------------------------------------------
                               818 WEST 7TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $59,915,357
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.8%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                             Goodwin Gaw
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.430%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                       None
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         119 / 359
LOCKBOX                                                                    None

UP-FRONT RESERVES
  INSURANCE                                    Yes
  TI/LC(1)                                 $37,030

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                              $37,740
  TI/LC(2)                                $377,400

ADDITIONAL FINANCING(3)                                                    None

CUT-OFF DATE BALANCE                                                $59,915,357
CUT-OFF DATE BALANCE/SF                                                    $159
CUT-OFF DATE LTV                                                          70.5%
MATURITY DATE LTV                                                         58.8%
UW DSCR ON NCF                                                            1.32x
--------------------------------------------------------------------------------

                         [PHOTO OF 818 WEST 7TH STREET]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                        Los Angeles, CA
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               377,400
OCCUPANCY AS OF JANUARY 16, 2007                                          85.0%
YEAR BUILT / YEAR RENOVATED                                         1926 / 1980
APPRAISED VALUE                                                     $85,000,000
PROPERTY MANAGEMENT                            MAS Asset Management Corporation
UW ECONOMIC OCCUPANCY                                                     85.8%
UW REVENUES                                                          $8,944,657
UW TOTAL EXPENSES                                                    $3,221,825
UW NET OPERATING INCOME (NOI)                                        $5,722,832
UW NET CASH FLOW (NCF)                                               $5,371,894
--------------------------------------------------------------------------------

(1)   At closing of the 818 West 7th Street Loan, the borrower was required to establish a reserve for an unpaid tenant improvement allowance allocated and payable to the Agava Holdings, LLC lease.

(2)   Monthly deposits to the TI/LC commence in March 2008, with the reserve capped at $900,000.

(3)   Future mezzanine debt is permitted provided no event of default has occurred and is continuing and subject to a combined maximum loan-to-value ratio of 75.0%, a combined minimum debt service coverage ratio of 1.25x and upon other conditions as specified in the related Mortgage Loan documents.

                                      D-78

--------------------------------------------------------------------------------
                               818 WEST 7TH STREET
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                   % OF NET                              % OF
                                      RATINGS(1)     NET RENTABLE  RENTABLE     BASE    ANNUAL BASE  TOTAL ANNUAL       LEASE
TENANT                            FITCH/MOODY'S/S&P    AREA (SF)     AREA     RENT PSF      RENT       BASE RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Major Tenants
  Level 3 Communications ........   CCC-/Caa2/CCC+       75,031       19.9%    $24.25    $1,819,502     23.6%        February 2016
  Southern California
    Association
    of Govenors .................      NR/NR/NR          50,513       13.4     $21.71     1,096,565     14.2         December 2009
  XO Communications .............      NR/NR/NR          45,551       12.1     $24.34     1,108,636     14.4      Multiple Leases(2)
  Equinix Pacific ...............      NR/NR/NR          33,080        8.8     $25.00       827,000     10.7           June 2015
  Enterprise Venture ............      NR/NR/NR          14,102        3.7     $21.00       296,142      3.8        September 2016
                                                         ------      -----               ----------    -----
  TOTAL MAJOR TENANTS ...........                       218,277       57.8%    $23.58    $5,147,844     66.7%

NON-MAJOR TENANTS ...............                       102,363       27.1     $25.12     2,571,171     33.3
                                                        -------      -----               ----------    -----
OCCUPIED TOTAL ..................                       320,640       85.0%    $24.07    $7,719,015    100.0%
VACANT SPACE ....................                        56,760       15.0               ==========    =====
                                                        -------      -----
PROPERTY TOTAL ..................                       377,400      100.0%
                                                        =======      =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 33,045 square feet expire in August
      2008 and 12,506 square feet expire in February 2011.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
               # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
     YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*          EXPIRING*          EXPIRING*        EXPIRING*
-------------------------------------------------------------------------------------------------------------------------------

     2007          3             $ 22.19        18,486          4.9%               4.9%              5.3%              5.3%
     2008          5             $ 23.91        43,442         11.5%              16.4%             13.5%             18.8%
     2009          6             $ 23.32        55,020         14.6%              31.0%             16.6%             35.4%
     2010          5             $ 25.88        12,505          3.3%              34.3%              4.2%             39.6%
     2011          2             $ 23.02        15,466          4.1%              38.4%              4.6%             44.2%
     2012          1             $ 23.00        12,912          3.4%              41.8%              3.8%             48.0%
     2013          3             $ 29.49        20,258          5.4%              47.2%              7.7%             55.8%
     2014          0             $  0.00             0          0.0%              47.2%              0.0%             55.8%
     2015          1             $ 25.00        33,080          8.8%              56.0%             10.7%             66.5%
     2016          9             $ 23.62       109,071         28.9%              84.9%             33.4%             99.9%
     2017          0             $  0.00             0          0.0%              84.9%              0.0%             99.9%
 Thereafter        1             $ 24.00           400          0.1%              85.0%              0.1%            100.0%
    Vacant         0                  NA        56,760         15.0%             100.0%              0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-79

--------------------------------------------------------------------------------
                          SPRING MILL CORPORATE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $57,100,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                           Kalmon Dolgin
TYPE OF SECURITY                                                           Both
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                            5.810%
MATURITY DATE                                                  January 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  ENGINEERING                              $41,406
  TI/LC                                 $1,300,000
  LOC(2)                                $6,100,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                             $142,131
  TI/LC(3)                               Springing
  PARKING LEASE(4)                         $61,200

ADDITIONAL FINANCING                        B-Note                  $ 5,000,000
                                 Mezzanine Debt(5)                  $10,803,285

                                                       WHOLE
                                                     MORTGAGE
                                       TRUST ASSET     LOAN       TOTAL DEBT
                                       -----------  -----------  ------------
CUT-OFF DATE BALANCE                   $57,100,000  $62,100,000  $72,903,285
CUT-OFF DATE BALANCE/SF                    $92         $100          $117
CUT-OFF DATE LTV(6)                       70.8%        77.8%        92.8%
MATURITY DATE LTV(6)                      65.5%        72.0%        87.0%
UW DSCR ON NCF(6)                         1.34x        1.22x        1.04x
--------------------------------------------------------------------------------

                     [PHOTO OF SPRING MILL CORPORATE CENTER]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                       Conshohocken, PA
PROPERTY TYPE                                    Mixed Use -- Office/Industrial
SIZE (SF)                                                               620,531
OCCUPANCY AS OF DECEMBER 31, 2006                                         82.1%
YEAR BUILT / YEAR RENOVATED                                         1910 / 2003
APPRAISED VALUE                                                     $72,000,000
PROPERTY MANAGEMENT                                    KND Management Co., Inc.
UW ECONOMIC OCCUPANCY                                                     80.2%
UW REVENUES                                                          $8,955,723
UW TOTAL EXPENSES                                                    $3,616,808
UW NET OPERATING INCOME (NOI)                                        $5,338,915
UW NET CASH FLOW (NCF)                                               $4,826,211
--------------------------------------------------------------------------------

(1)   Release of a parcel, which is currently used for parking and may be rezoned for residential use, is permitted subject to (i) the payment of the gross sales price of such parcel plus applicable fees, (ii) the maintenance of a maximum loan-to-value ratio of 78.0% after such release,
      (iii) the maintenance of a minimum debt service coverage ratio of 1.20x after such release and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(2)   The letter of credit may be released upon the achievement of an occupancy rate of 85.0% and a debt service coverage ratio of 1.20x.

(3)   Ongoing annual deposits of $310,266 to the TI/LC reserve will be required if the amounts on deposit fall below $500,000 and will continue until the balance exceeds such amount.

(4)   Parking Lease Reserve funds escrowed to pay all rent under the parking space lease. This reserve shall be subject to increase, as reasonably determined by the mortgagee, in accordance with the terms of the lease.

(5)   The mezzanine loan provided by an entity of Hudson Realty Capital, accrues at a rate of 6.50% per annum and matures in February 2008.

(6)   For purposes of determining the DSC Ratio and LTV Ratio, such ratios were adjusted by taking into account the $6,100,000 letter of credit as additional collateral. With respect to mezzanine debt, monthly debt service is derived assuming interest payments are made by the borrower as scheduled.

                                      D-80

--------------------------------------------------------------------------------
                          SPRING MILL CORPORATE CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                                  % OF
                                  RATINGS(1)      NET RENTABLE    RENTABLE     BASE      ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                        FITCH/MOODY'S/S&P     AREA (SF)       AREA     RENT PSF        RENT        BASE RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 National Label Company .....      NR/NR/NR           54,386         8.8%     $  5.65     $  307,281          4.0%     December 2010
 Covance Periapproval
  Services, Inc. . ..........      NR/NR/NR           46,392         7.5      $ 19.75        916,242         12.0       October 2016
 Library Video Company ......      NR/NR/NR           45,781         7.4      $  3.58        163,896          2.1        July 2009
 US LEC Corp. ...............      NR/NR/B-           31,591         5.1      $  5.25        165,853          2.2        April 2010
 Preferred Real Estate
  Investments, Inc.(2) ......      NR/NR/NR           25,492         4.1      $ 21.50        548,078          7.2      December 2009
                                                     -------       -----                  ----------        -----
 TOTAL MAJOR TENANTS ........                        203,642        32.8%     $ 10.32     $2,101,350         27.5%

NON-MAJOR TENANTS ...........                        305,608        49.2      $ 18.15      5,547,981         72.5
                                                     -------       -----                  ----------        -----

OCCUPIED TOTAL ..............                        509,250        82.1%     $ 15.02     $7,649,330        100.0%
                                                                                          ==========        =====

VACANT SPACE ................                        111,281        17.9
                                                     -------       -----

PROPERTY TOTAL ..............                        620,531       100.0%
                                                     =======       =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Master lease to the seller of the Mortgaged Property. The seller may sublease the space, but must guarantee a rent of $20.50 per square foot.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUMULATIVE % OF
             # OF LEASES    WA BASE RENT/SF     TOTAL SF    % OF TOTAL SF     CUMULATIVE % OF SF   % OF BASE RENT       BASE RENT
   YEAR       EXPIRING          EXPIRING        EXPIRING       EXPIRING*         EXPIRING*            EXPIRING*         EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    2007         10             $ 16.71          19,765           3.2%               3.2%                4.3%               4.3%
    2008         19             $ 21.38          57,769           9.3%              12.5%               16.1%              20.5%
    2009         23             $ 15.77         159,470          25.7%              38.2%               32.9%              53.3%
    2010         14             $  8.79         130,601          21.0%              59.2%               15.0%              68.3%
    2011         11             $ 19.04          64,089          10.3%              69.6%               16.0%              84.3%
    2012          2             $  5.43           8,246           1.3%              70.9%                0.6%              84.9%
    2013          1             $ 25.69           2,577           0.4%              71.3%                0.9%              85.7%
    2014          0             $  0.00               0           0.0%              71.3%                0.0%              85.7%
    2015          2             $  8.59          20,341           3.3%              74.6%                2.3%              88.0%
    2016          1             $ 19.75          46,392           7.5%              82.1%               12.0%             100.0%
    2017          0             $  0.00               0           0.0%              82.1%                0.0%             100.0%
Thereafter        0             $  0.00               0           0.0%              82.1%                0.0%             100.0%
   Vacant         0                  NA         111,281          17.9%             100.0%                0.0%             100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-81

--------------------------------------------------------------------------------
                            WILDCAT SELF STORAGE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $53,200,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                            Kurt O'Brien
TYPE OF SECURITY                                                            Fee
PARTIAL DEFEASANCE(1)                                                       Yes
MORTGAGE RATE                                                            5.700%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                           $   89,785

ADDITIONAL FINANCING(2)             Mezzanine Debt         $ 6,650,000

                                      TRUST ASSET          TOTAL DEBT
                                      -----------          -----------
CUT-OFF DATE BALANCE                  $53,200,000          $59,850,000
CUT-OFF DATE BALANCE/SF                   $67                  $75
CUT-OFF DATE LTV                         80.0%                90.0%
MATURITY DATE LTV                        80.0%                80.0%
UW DSCR ON NCF(3)                        1.37x                1.01x
--------------------------------------------------------------------------------

                      [PHOTO OF WILDCAT SELF STORAGE POOL]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                9
LOCATION                                                                Various
PROPERTY TYPE                                                      Self Storage
SIZE (SF)                                                               797,232
OCCUPANCY AS OF VARIOUS DATES                                             86.3%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                     $66,500,000
PROPERTY MANAGEMENT                              Simply Storage Management, LLC
UW ECONOMIC OCCUPANCY                                                     77.8%
UW REVENUES                                                          $6,866,511
UW TOTAL EXPENSES                                                    $2,607,381
UW NET OPERATING INCOME (NOI)                                        $4,259,131
UW NET CASH FLOW (NCF)                                               $4,169,333
--------------------------------------------------------------------------------

(1)   The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i) no event of default has occurred or is continuing, (ii) payment of 110% of the then outstanding allocated loan amount related to such release, (iii) the maintenance of a debt service coverage ratio of no less than 1.25x and
      (iv) the maintenance of a loan-to-value ratio of no greater than 75.0%.

(2)   Future mezzanine debt is permitted provided no event of default has occurred and is continuing and subject to a combined maximum loan-to-value ratio of 80.0%, a combined minimum debt service coverage ratio of 1.20x and upon other conditions as specified in the related Mortgage Loan documents.

(3)   The mezzanine debt is a floating rate loan that accrues interest at a rate of 1-month LIBOR plus 3.000% per annum for the first 5 years and 1-month
      LIBOR plus 3.500% per annum for the remaining 5 years. For purposes of calculating the total debt service coverage ratio, an assumed LIBOR of
      5.320% was utilized to calculate the mezzanine loan debt service.

                                      D-82

--------------------------------------------------------------------------------
                            WILDCAT SELF STORAGE POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                   WILDCAT SELF STORAGE POOL SUMMARY
------------------------------------------------------------------------------------------------------
                                                                                            ALLOCATED
                                                      ALLOCATED                              CUT-OFF
                                                       CUT-OFF                      NET       DATE
                                                        DATE        YEAR BUILT   RENTABLE    BALANCE
PROPERTY NAME              LOCATION                    BALANCE     / RENOVATED     AREA      PER SF
------------------------------------------------------------------------------------------------------

211 Grove Street           Bloomfield Township, NJ   $15,280,000    1915 / 1994    82,240     $186
4125 Hempstead
  Station Drive            Kettering, OH               7,520,000        1998       89,575     $ 84
4900 Franklin Avenue       Norwood, OH                 6,880,000        1997      104,335     $ 66
5318 Fields Ertel Road     Cincinnati, OH              5,120,000        1994       92,326     $ 55
2201 Moellering Avenue     Cincinnati, OH              4,480,000        1994       94,547     $ 47
2140 Stapleton Court       Forest Park, OH             3,840,000    1989 & 1996   106,265     $ 36
4820 Trinity Church Road   Dayton, OH                  3,760,000    2000 & 2003    79,200     $ 47
8900 Rossash Road          Cincinnati, OH              3,200,000    1999 & 2003    76,489     $ 42
7888 Wildcat Road          Dayton, OH                  3,120,000        1988       72,255     $ 43
                                                     -----------                  -------
TOTAL/AVERAGE                                        $53,200,000                  797,232     $ 67
                                                     ===========                  =======
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                                                     UNDERWRITTEN
                                                         NET                      APPRAISED
                                             UW          CASH        APPRAISED      VALUE
PROPERTY NAME               OCCUPANCY*   OCCUPANCY       FLOW          VALUE       PER SF
-------------------------------------------------------------------------------------------

211 Grove Street              87.7%        80.0%       $1,127,419   $19,100,000      $232
4125 Hempstead
  Station Drive               94.1%        92.8%          636,430     9,400,000      $105
4900 Franklin Avenue          88.5%        80.0%          654,508     8,600,000      $ 82
5318 Fields Ertel Road        94.8%        84.0%          471,568     6,400,000      $ 69
2201 Moellering Avenue        88.4%        78.2%          351,031     5,600,000      $ 59
2140 Stapleton Court          69.0%        59.1%          192,000     4,800,000      $ 45
4820 Trinity Church Road      94.8%        80.2%          280,116     4,700,000      $ 59
8900 Rossash Road             83.8%        83.4%          291,254     4,000,000      $ 52
7888 Wildcat Road             76.7%        63.9%          165,007     3,900,000      $ 54
                                                       ----------   -----------
TOTAL/AVERAGE                 86.3%        77.8%       $4,169,333   $66,500,000      $ 83
                                                       ==========   ===========
-------------------------------------------------------------------------------------------

*     The occupancy source dates are November 21, 2006 for 211 Grove Street,
      November 30, 2006 for 7888 Wildcat Road, January 17, 2007 for 4820 Trinity
      Church Road and December 30, 2006 for each of the others.

                                      D-83

--------------------------------------------------------------------------------
                                  SEALY C POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $53,025,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    0.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                      David Lichtenstein
TYPE OF SECURITY                                                            Fee
PARTIAL DEFEASANCE(1)                                                       Yes
MORTGAGE RATE                                                            5.830%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         119 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  ENGINEERING                             $843,241

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(2)                          $151,013
  TI/LC(3)                                $352,363

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $53,025,000
CUT-OFF DATE BALANCE/SF                                                     $53
CUT-OFF DATE LTV                                                          75.0%
MATURITY DATE LTV                                                         70.0%
UW DSCR ON NCF                                                            1.24x
--------------------------------------------------------------------------------

                             [PHOTO OF SEALY C POOL]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               14
LOCATION                                                                Various
PROPERTY TYPE                                                Industrial -- Flex
SIZE (SF)                                                             1,006,752
OCCUPANCY AS OF NOVEMBER 28, 2006                                         93.4%
YEAR BUILT / YEAR RENOVATED                                        Various / NA
APPRAISED VALUE                                                     $70,700,000
PROPERTY MANAGEMENT                              Beacon Property Management LLC
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $7,923,254
UW TOTAL EXPENSES                                                    $2,770,956
UW NET OPERATING INCOME (NOI)                                        $5,152,299
UW NET CASH FLOW (NCF)                                               $4,647,705
--------------------------------------------------------------------------------

(1)   The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i) no event of default having occurred or continuing to occur, (ii) payment of 110% of the then outstanding allocated loan amount, (iii) the maintenance of a loan-to-value ratio no greater than 75.0% and (iv) the maintenance of a debt service coverage ratio of no less than 1.16x or the trailing twelve-month debt service coverage ratio, whichever is greater.

(2)   Ongoing deposits to the replacement reserve are capped at $528,545.

(3)   Ongoing deposits to the TI/LC reserve are capped at $1,233,271.

                                      D-84

--------------------------------------------------------------------------------
                                  SEALY C POOL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                        SEALY C POOL SUMMARY
----------------------------------------------------------------------------------------------------
                                                                                           ALLOCATED
                                                ALLOCATED                                   CUT-OFF
                                                 CUT-OFF                         NET         DATE
                                                  DATE                        RENTABLE      BALANCE
PROPERTY NAME                  LOCATION          BALANCE        YEAR BUILT      AREA        PER SF
----------------------------------------------------------------------------------------------------

7402-7648 Reindeer Trail    San Antonio, TX    $ 9,375,000         1975        251,125        $37
520-524 Elmwood Park
  Boulevard                 Harahan, LA          7,912,500         1986        102,209        $77
5405 Bandera Road           Leon Valley, TX      5,475,000         1982        145,394        $38
6565 Exchequer Drive        Baton Rouge, LA      4,462,500         1986        108,800        $41
1700 Grandstand Drive       San Antonio, TX      3,975,000         1986         59,754        $67
150 Teal Street             New Orleans, LA      3,787,500         2000         53,544        $71
120 Mallard Street          New Orleans, LA      3,112,500         1981         53,520        $58
11441 Industriplex
  Boulevard                 Baton Rouge, LA      2,962,500         1987         35,596        $83
11301 Industriplex
  Boulevard                 Baton Rouge, LA      2,662,500         1985         38,396        $69
107 Mallard Street          New Orleans, LA      2,062,500         1985         23,436        $88
100 James Drive             New Orleans, LA      2,025,000         1980         43,055        $47
7042 Alamo Downs
  Parkway                   San Antonio, TX      1,837,500         1982         27,987        $66
143 Mallard Street          New Orleans, LA      1,762,500         1982         23,436        $75
150 Canvasback Drive        New Orleans, LA      1,612,500         1986         40,500        $40
                                               -----------                   ---------
TOTAL/AVERAGE                                  $53,025,000                   1,006,752        $53
                                               ===========                   =========
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                         UNDERWRITTEN
                                                             NET
                                                             CASH         APPRAISED     APPRAISED
PROPERTY NAME               OCCUPANCY    UW OCCUPANCY        FLOW           VALUE      VALUE PER SF
----------------------------------------------------------------------------------------------------

7402-7648 Reindeer Trail      94.7%          95.0%        $  714,123     $12,500,000       $ 50
520-524 Elmwood Park
  Boulevard                   81.1%          95.0%           733,385      10,550,000       $103
5405 Bandera Road             94.3%          95.0%           406,045       7,300,000       $ 50
6565 Exchequer Drive         100.0%          95.0%           358,348       5,950,000       $ 55
1700 Grandstand Drive         84.1%          95.0%           331,943       5,300,000       $ 89
150 Teal Street              100.0%          95.0%           346,089       5,050,000       $ 94
120 Mallard Street           100.0%          95.0%           433,006       4,150,000       $ 78
11441 Industriplex
  Boulevard                   87.6%          95.0%           287,389       3,950,000       $111
11301 Industriplex
  Boulevard                   79.6%          95.0%           211,599       3,550,000       $ 92
107 Mallard Street           100.0%          95.0%           181,891       2,750,000       $117
100 James Drive              100.0%          95.0%           239,703       2,700,000       $ 63
7042 Alamo Downs
  Parkway                     88.1%          95.0%           147,685       2,450,000       $ 88
143 Mallard Street            99.0%          95.0%           140,565       2,350,000       $100
150 Canvasback Drive         100.0%          95.0%           115,933       2,150,000       $ 53
                                                          ----------     -----------
TOTAL/AVERAGE                 93.4%          95.0%        $4,647,705     $70,700,000       $ 70
                                                          ==========     ===========
----------------------------------------------------------------------------------------------------

                                      D-85

--------------------------------------------------------------------------------
                                  SEALY C POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                             % OF TOTAL
                                  RATINGS(1)      NET RENTABLE   RENTABLE   BASE RENT      ANNUAL       ANNUAL          LEASE
TENANT                        FITCH/MOODY'S/S&P     AREA (SF)      AREA        PSF       BASE RENT    BASE RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Fed Ex Ground .............     AA-/Aa3/AA-          66,600        6.6%     $  4.54     $  302,671       4.9%       December 2011
 Wink Incorporated .........       NR/NR/NR           41,313        4.1      $ 12.70        524,852       8.5          May 2010
 PSS World Medical .........       NR/NR/BB           40,500        4.0      $  3.96        160,380       2.6         August 2008
 Allegro Ltd. ..............       NR/NR/NR           38,833        3.9      $  4.22        164,003       2.6             MTM
 Seimens Real Estate .......     AA-/Aa3/AA-          22,948        2.3      $  9.44        216,629       3.5         April 2010
 Houston Wire & Cable ......       NR/NR/NR           22,200        2.2      $  4.75        105,450       1.7       September 2009
 San Antonio Express News ..       NR/NR/NR           20,000        2.0      $  4.20         84,000       1.4         April 2008
 Southwest Stainless .......       NR/NR/NR           20,000        2.0      $  4.86         97,200       1.6          July 2009
 Caremark ..................     BBB/Baa3/BBB         18,200        1.8      $  8.50        154,700       2.5        January 2009
 Plan B, Inc. ..............       NR/NR/NR           17,539        1.7      $  3.90         68,470       1.1     Multiple Spaces(2)
                                                   ---------      -----                  ----------     -----
 TOTAL MAJOR TENANTS .......                         308,133       30.6%     $  6.10     $1,878,355      30.3%

NON-MAJOR TENANTS ..........                         635,386       63.1      $  6.81      4,327,938      69.7
                                                   ---------      -----                  ----------     -----

OCCUPIED TOTAL .............                         943,519       93.7%     $  6.58     $6,206,294     100.0%
                                                                                         ==========     =====

VACANT SPACE ...............                          63,233        6.3
                                                   ---------      -----

PROPERTY TOTAL .............                       1,006,752      100.0%
                                                   =========      =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 13,039 square feet expire in November 2008 and approximately 4,500 square feet is leased on an MTM basis.

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                               WA BASE                                      CUMULATIVE                          CUMULATIVE
               # OF LEASES     RENT/SF       TOTAL SF      % OF TOTAL        % OF SF       % OF BASE RENT     % OF BASE RENT
   YEAR          EXPIRING      EXPIRING      EXPIRING     SF EXPIRING*      EXPIRING*         EXPIRING*         EXPIRING*
-----------------------------------------------------------------------------------------------------------------------------

   2007            25          $  4.96       159,891         15.9%             15.9%            12.8%               12.8%
   2008            28          $  6.15       203,914         20.3%             36.1%            20.2%               33.0%
   2009            35          $  6.54       263,554         26.2%             62.3%            27.8%               60.8%
   2010            21          $  8.91       149,567         14.9%             77.2%            21.5%               82.2%
   2011            12          $  5.88       144,682         14.4%             91.5%            13.7%               95.9%
   2012             2          $ 11.57        19,906          2.0%             93.5%             3.7%               99.6%
   2013             1          $ 11.00         2,005          0.2%             93.7%             0.4%              100.0%
   2014             0          $  0.00             0          0.0%             93.7%             0.0%              100.0%
   2015             0          $  0.00             0          0.0%             93.7%             0.0%              100.0%
   2016             0          $  0.00             0          0.0%             93.7%             0.0%              100.0%
   2017             0          $  0.00             0          0.0%             93.7%             0.0%              100.0%
Thereafter          0          $  0.00             0          0.0%             93.7%             0.0%              100.0%
  Vacant            0               NA        63,233          6.3%            100.0%             0.0%              100.0%
-----------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

                                      D-86

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     GENERAL. For a detailed presentation of certain characteristics of the
      Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
      to the Prospectus Supplement for certain information regarding multifamily and mobile home park Mortgaged Properties. See Annex A-3 to the Prospectus
      Supplement for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the
      Prospectus Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus
      Supplement for certain information relating to cross-collateralized and cross-defaulted Mortgage Loans. See Annexes A-6 to A-8 to the Prospectus
      Supplement for certain information relating to the 1620 Eye Street
      Mortgage Loan, Marshall B. Coyne Building Mortgage Loan and the Waters
      Edge Apartments Mortgage Loan.

------------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT SPONSOR CONCENTRATION
------------------------------------------------------------------------------------------------------------------------------------
                                # OF LOANS/                 AGGREGATE    % OF CUT-OFF      WEIGHTED        WEIGHTED      WEIGHTED
                                MORTGAGED                    CUT-OFF       DATE POOL   AVERAGE CUT-OFF    AVERAGE UW      AVERAGE
SPONSOR                         PROPERTIES   LOAN NUMBER   DATE BALANCE     BALANCE        DATE LTV      DSCR ON NCF   MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------

Tishman Speyer and BlackRock
  Realty Advisors, Inc. .......    1/2            1       $1,500,000,000     19.0%           55.6%           1.73x         6.434%
AVR Realty ....................    1/1            2       $  536,000,000      6.8%           80.0%           1.11x         5.423%
Vornado Realty L.P. ...........    1/1            3       $  430,000,000      5.4%           78.2%           1.21x         5.482%
Fortis Property Group, LLC ....    1/1            4       $  387,500,000      4.9%           87.2%           1.16x         5.659%
SL Green Realty Corp. .........    1/1            5       $  315,000,000      4.0%           70.9%           1.20x         5.608%
Olen Properties, LLC ..........    1/1            6       $  280,000,000      3.5%           80.0%           1.21x         6.136%
------------------------------------------------------------------------------------------------------------------------------------

o     CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Seven (7) groups of Mortgage Loans, representing approximately 1.9% of the Cut-Off Date
      Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
      Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
      case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other
      Mortgage Loans are subject to cross-collateralization or cross-default provisions.

o     DSC RATIO AND LTV RATIO ADJUSTMENTS. The DSC ratio and LTV ratio at certain of the Mortgaged Properties have been adjusted to take into account certain letters of credit and loan cash escrows retained at origination or to determine the LTV ratios on an "as-stabilized" basis assuming certain assumptions come to pass. The table below identifies
      Mortgage Loans where the unaudited adjustments are reflected in the DSC
      Ratio and LTV Ratio, as applicable. See "RISK FACTORS--Risks Relating to
      Net Cash Flow" and "--Inspections and Appraisals May Not Accurately
      Reflect Value or Condition of Mortgaged Property" in the Prospectus
      Supplement.

------------------------------------------------------------------------------------------------------------------------------------
                                                     ADJUSTED LTV OR DSC RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
TYPE OF ADJUSTMENT                                                  # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

LTV ratio is based on the "as-stabilized" appraised value. ........     20        9, 19.01, 21, 27, 32, 33, 36,           7.8%
                                                                                  37, 38, 43, 67, 109, 123, 124,
                                                                                  125, 130, 133, 145, 184, 190
Adjustment to LTV and DSC ratios based upon certain cash
  escrows or letters of credit ....................................      1        18                                      0.7%
Adjustment to DSC ratio based upon certain cash escrows or
  letters of credit ...............................................     13        21, 58, 62, 98, 124, 125, 151,          2.2%
                                                                                  154, 172, 176, 190, 222, 244
------------------------------------------------------------------------------------------------------------------------------------

                                      D-87

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     SUBORDINATE FINANCING.

------------------------------------------------------------------------------------------------------------------------------------
                                                   EXISTING SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  % OF CUT-OFF DATE
                                                              # OF LOANS                 LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Mezzanine Debt Secured by Ownership Interests in Borrower ..      19        1, 2, 9, 13, 18, 19, 23, 42, 46, 47,         34.3%
                                                                              51, 55, 60, 61, 70, 82, 88, 117,
                                                                                             154
Secured by Mortgaged Property ..............................       6              25, 35, 49, 76, 109, 131                2.0%
Unsecured Debt .............................................       2                      207, 256                        0.1%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   ADDITIONAL FUTURE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  % OF CUT-OFF DATE
                                                              # OF LOANS               LOAN NUMBERS                 POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Mortgaged Property (Pari Passu) and/or Borrower         1                        1                            19.0%
  Interests ................................................
Secured by Borrower Interests ..............................      48        8, 12, 14, 17, 19, 24, 25, 44, 46,           13.3%
                                                                           48, 49, 50, 54, 58, 61, 63, 71, 86,
                                                                             92, 96, 103, 104, 107, 119, 124,
                                                                            132, 133, 134, 138, 143, 148, 156,
                                                                            160, 163, 166, 168, 171, 174, 178,
                                                                            179, 191, 193, 223, 225, 226, 240,
                                                                                         248, 263
Secured by Borrower Interests and Unsecured Debt ...........       3                   13, 23, 189                        1.5%
Secured by Mortgaged Property ..............................       3                   59, 101, 198                       0.5%
Unsecured Debt .............................................       4                105, 114, 204, 208                    0.4%
Secured by Mortgaged Property and Borrower Interests .......       1                       142                            0.1%
Secured by Mortgaged Property and Unsecured Debt ...........       1                       211                            0.1%
------------------------------------------------------------------------------------------------------------------------------------

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

-----------------------------------------------------------------------------------------------------------------------------
                                                 SUBORDINATE COMPANION LOANS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            CUT-OFF DATE
                                                            CUT-OFF DATE      % CUT-OFF     SUBORDINATE
                                                             PRINCIPAL        DATE POOL      COMPANION
             MORTGAGE LOAN                LOAN NUMBER         BALANCE          BALANCE      LOAN BALANCE    PRIMARY SERVICER
-----------------------------------------------------------------------------------------------------------------------------

Five Times Square ....................          2         $  536,000,000          6.8%      $67,000,000       Wachovia Bank
One Congress Street ..................          7            190,000,000          2.4       $18,500,000       Wachovia Bank
PNC Corporate Plaza ..................         14             61,000,000          0.8       $ 4,700,000       Wachovia Bank
Spring Mill Corporate Center .........         18             57,100,000          0.7       $ 5,000,000       Wachovia Bank
Sealy B Pool .........................         29             42,960,000          0.5       $ 2,682,448       Wachovia Bank
Eastland Center ......................         33             39,500,000          0.5       $ 6,500,000       Wachovia Bank
The Morgan Apartments ................         43             33,250,000          0.4       $ 2,550,000       Wachovia Bank
Tyco International Building ..........         45             31,200,000          0.4       $ 1,800,000       Wachovia Bank
Time Warner Building .................         80             17,500,000          0.2       $ 7,075,468       Wachovia Bank
Environmental Technologies ...........         85             16,200,000          0.2       $ 6,887,583       Wachovia Bank
Gateway Executive Center .............        159              6,800,000          0.1       $   425,000       Wachovia Bank
Sandy Retail Center ..................        171              5,886,758          0.1       $   369,690       Wachovia Bank
Virginia Village Apartments ..........        218              3,840,000          0.0       $   240,000       Wachovia Bank
-----------------------------------------------------------------------------------------------------------------------------
                                                          $1,041,236,758         13.2%
-----------------------------------------------------------------------------------------------------------------------------

                                      D-88

--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     PARI PASSU COMPANION LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          CUT-OFF DATE
                                                                                           PARI PASSU       % OF
                                                     CUT-OFF DATE    % OF CUT-OFF DATE     COMPANION     PARI PASSU    CONTROLLING
                                    LOAN NUMBER   PRINCIPAL BALANCE     POOL BALANCE      LOAN BALANCE      DEBT       TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------

Peter Cooper Village & Stuyvesant
  Town ............................     1           $1,500,000,000          19.0%        $1,500,000,000     50%       WBCMT 2007-C30
Five Times Square .................     2              536,000,000           6.8         $  536,000,000     50%       WBCMT 2007-C30
State Street Financial Center .....     4              387,500,000           4.9         $  387,500,000     50%       LBUBS 2007-C1
485 Lexington Avenue ..............     5              315,000,000           4.0         $  135,000,000     70%       WBCMT 2007-C30
------------------------------------------------------------------------------------------------------------------------------------
                                                    $2,738,500,000          34.6%
------------------------------------------------------------------------------------------------------------------------------------

See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

                                      D-89

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      D-90

ANNEX E

LOAN GROUP 1 SHORT-TERM COLLATERAL SUMMARY(1)

Mortgage Loan Number	Property Name	Cut-Off Date Pool Balance	Balloon Balance*	Property Type	Weighted Average Remaining Term		Weighted Average Remaining IO Term	Weighted Average Cut-Off Date LTV	Weighted Average DSCR
Class A-1
	Class A-1 Total Balloon Payment		$—
	Class A-1 Amortization		35,195,000
	Total Class A-1 Certificate Balance		$35,195,000
Class A-2 & Class A-3
203	Amelia Plaza	$4,370,000	$4,370,000	Retail	56		56	69.4%	1.72x
209	Indian Creek Crossing	$4,080,000	4,080,000	Retail	56		56	74.2%	1.91x
110	Peachtree Dunwoody GSA Building	$13,000,000	13,000,000	Office	57		57	76.9%	1.71x
193	8 Winter Street	$4,984,218	4,660,106	Office	57		0	63.9%	1.20x
3	350 Park Avenue	$430,000,000	430,000,000	Office	58	(2)	58	78.2%	1.21x
28	One Citizens Plaza	$43,500,000	43,500,000	Office	58	(2)	58	71.3%	1.36x
31	Sterling Regency	$40,373,000	40,373,000	Office	58	(2)	58	75.0%	1.70x
68	Riverview Plaza	$21,850,000	21,850,000	Office	58	(2)	58	77.2%	1.26x
83	Southland Mall	$16,964,202	15,935,415	Retail	58	(2)	0	79.6%	1.23x
118	Extra Space Storage - Fort Washington, MD	$11,280,000	11,280,000	Self Storage	58	(2)	58	80.0%	1.55x
141	Military Crossing	$8,655,000	8,655,000	Retail	58	(2)	58	59.3%	1.94x
150	Metro Executive Park	$7,700,000	7,700,000	Office	58	(2)	58	77.0%	1.33x
170	Reads Way Two	$6,000,000	6,000,000	Office	58	(2)	58	36.4%	3.47x
208	Florida Department of Agriculture	$4,225,000	4,225,000	Office	58	(2)	58	75.3%	1.48x
233	Van Buren Office Building	$3,300,000	3,300,000	Office	58	(2)	58	75.1%	1.25x
8	Four Seasons Aviara Resort - Carlsbad, CA	$186,500,000	186,500,000	Hospitality	59		59	74.3%	1.31x
10	9 West 57th Street	$100,000,000	100,000,000	Land	59		59	43.9%	2.18x
48	10950 Washington Boulevard	$30,000,000	30,000,000	Office	59		59	70.6%	1.34x
119	Owensmouth Corporate Center	$11,280,000	11,280,000	Office	59		59	74.7%	1.35x
186	Fairway Center	$5,290,000	5,290,000	Office	59		59	76.7%	1.38x
194	6600 Building	$4,960,000	4,960,000	Office	59		59	80.0%	1.37x
27	The Aetna Building	$45,000,000	45,000,000	Office	60		60	73.5%	1.33x
	Class A-2 & Class A-3 Total Balloon Payment		$1,001,958,522		58		57	72.6%	1.40x
	Class A-2 & Class A-3 Amortization		6,785,478
	Total Class A-2 & Class A-3 Certificate Balance		$1,008,744,000
Class A-4
175	Rivergate Center II	$5,679,000	$5,541,623	Office	81		57	77.8%	1.29x
7	One Congress Street	$190,000,000	190,000,000	Mixed Use	84		84	73.7%	1.30x
	Class A-4 Total Balloon Payment		$195,541,623		84		83	73.8%	1.30x
	Class A-4 Amortization		377
	Total Class A-4 Certificate Balance		$195,542,000
Class A-PB
238	Central Square Shopping Center	$3,130,575	$2,474,358	Retail	105		0	73.7%	1.28x
	Class A-PB Total Balloon Payment		$2,474,358		105		0	73.7%	1.28x
	Class A-PB Amortization		124,431,642
	Total Class A-PB Certificate Balance		$126,906,000

(1)	The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated taking into account the assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Considerations’’ in the Prospectus Supplement as well as assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and that each Mortgage Loan prepays on the first date it can prepay without a Prepayment Premium and is not subject to defeasance.

(2)	Taking into account the assumptions above, cash flows received in month 58 would be applied sequentially, first to the Class A-2 Certificates and then to the Class A-3 Certificates.

E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX F

CLASS A-PB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	03/28/07	126,906,000.00
1	04/15/07	126,906,000.00
2	05/15/07	126,906,000.00
3	06/15/07	126,906,000.00
4	07/15/07	126,906,000.00
5	08/15/07	126,906,000.00
6	09/15/07	126,906,000.00
7	10/15/07	126,906,000.00
8	11/15/07	126,906,000.00
9	12/15/07	126,906,000.00
10	01/15/08	126,906,000.00
11	02/15/08	126,906,000.00
12	03/15/08	126,906,000.00
13	04/15/08	126,906,000.00
14	05/15/08	126,906,000.00
15	06/15/08	126,906,000.00
16	07/15/08	126,906,000.00
17	08/15/08	126,906,000.00
18	09/15/08	126,906,000.00
19	10/15/08	126,906,000.00
20	11/15/08	126,906,000.00
21	12/15/08	126,906,000.00
22	01/15/09	126,906,000.00
23	02/15/09	126,906,000.00
24	03/15/09	126,906,000.00
25	04/15/09	126,906,000.00
26	05/15/09	126,906,000.00
27	06/15/09	126,906,000.00
28	07/15/09	126,906,000.00
29	08/15/09	126,906,000.00
30	09/15/09	126,906,000.00
31	10/15/09	126,906,000.00
32	11/15/09	126,906,000.00
33	12/15/09	126,906,000.00
34	01/15/10	126,906,000.00
35	02/15/10	126,906,000.00
36	03/15/10	126,906,000.00
37	04/15/10	126,906,000.00
38	05/15/10	126,906,000.00
39	06/15/10	126,906,000.00
40	07/15/10	126,906,000.00
41	08/15/10	126,906,000.00
42	09/15/10	126,906,000.00
43	10/15/10	126,906,000.00
44	11/15/10	126,906,000.00
45	12/15/10	126,906,000.00
46	01/15/11	126,906,000.00
47	02/15/11	126,906,000.00
48	03/15/11	126,906,000.00
49	04/15/11	126,906,000.00
50	05/15/11	126,906,000.00
51	06/15/11	126,906,000.00
52	07/15/11	126,906,000.00
53	08/15/11	126,906,000.00
54	09/15/11	126,906,000.00
55	10/15/11	126,906,000.00
56	11/15/11	126,906,000.00
57	12/15/11	126,906,000.00
58	01/15/12	126,906,000.00
59	02/15/12	126,906,000.00
60	03/15/12	126,905,595.51
61	04/15/12	125,074,653.11
62	05/15/12	122,955,346.25
63	06/15/12	121,104,837.57
64	07/15/12	118,966,501.65
65	08/15/12	117,096,235.23
66	09/15/12	115,216,706.20
67	10/15/12	113,050,146.78
68	11/15/12	111,150,576.05
69	12/15/12	108,964,525.22
70	01/15/13	107,044,716.67
71	02/15/13	105,090,744.51
72	03/15/13	102,240,065.02
73	04/15/13	100,231,607.97
74	05/15/13	97,928,540.65
75	06/15/13	95,898,742.69
76	07/15/13	93,574,920.51
77	08/15/13	91,495,928.68
78	09/15/13	89,406,647.51
79	10/15/13	87,019,107.33
80	11/15/13	84,907,666.60
81	12/15/13	82,498,575.37
82	01/15/14	80,370,356.69
83	02/15/14	78,231,605.05
84	03/15/14	75,182,809.29
85	04/15/14	72,989,923.84
86	05/15/14	70,496,558.80
87	06/15/14	68,280,474.65
88	07/15/14	65,764,547.96
89	08/15/14	63,525,038.25
90	09/15/14	61,274,443.02
91	10/15/14	58,724,952.94
92	11/15/14	56,450,594.67
93	12/15/14	53,877,994.09
94	01/15/15	51,579,640.38
95	02/15/15	49,269,909.42
96	03/15/15	46,091,232.87
97	04/15/15	43,754,325.81
98	05/15/15	41,120,894.02
99	06/15/15	38,759,379.78
100	07/15/15	36,102,016.52
101	08/15/15	33,715,654.44
102	09/15/15	31,317,478.75
103	10/15/15	28,624,460.77
104	11/15/15	26,201,078.70
105	12/15/15	21,009,188.84
106	01/15/16	18,568,194.38
107	02/15/16	16,115,116.80
108	03/15/16	13,088,840.62
109	04/15/16	10,608,634.83
110	05/15/16	7,836,503.17
111	06/15/16	5,330,294.83
112	07/15/16	2,532,874.65
113	08/15/16	409.46
114	09/15/16	0

F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX G

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate (%)
1	4/15/2007	6.02131
2	5/15/2007	5.82603
3	6/15/2007	6.02058
4	7/15/2007	5.82603
5	8/15/2007	6.02059
6	9/15/2007	6.02059
7	10/15/2007	5.82604
8	11/15/2007	6.02127
9	12/15/2007	5.82671
10	1/15/2008	6.02128
11	2/15/2008	5.82672
12	3/15/2008	5.82673
13	4/15/2008	6.02130
14	5/15/2008	5.82673
15	6/15/2008	6.02130
16	7/15/2008	5.82674
17	8/15/2008	6.02131
18	9/15/2008	6.02132
19	10/15/2008	5.82675
20	11/15/2008	6.02166
21	12/15/2008	5.82708
22	1/15/2009	5.82709
23	2/15/2009	5.82709
24	3/15/2009	5.82713
25	4/15/2009	6.02169
26	5/15/2009	5.82711
27	6/15/2009	6.02170
28	7/15/2009	5.82712
29	8/15/2009	6.02171
30	9/15/2009	6.02172
31	10/15/2009	5.82714
32	11/15/2009	6.02207
33	12/15/2009	5.82730
34	1/15/2010	5.82730
35	2/15/2010	5.82744
36	3/15/2010	5.82786
37	4/15/2010	6.02174
38	5/15/2010	5.82717
39	6/15/2010	6.02177
40	7/15/2010	5.82719
41	8/15/2010	6.02179
42	9/15/2010	6.02180
43	10/15/2010	5.82723
44	11/15/2010	6.02251
45	12/15/2010	5.82791
46	1/15/2011	5.82792
47	2/15/2011	5.82793
48	3/15/2011	5.82908
49	4/15/2011	6.02179
50	5/15/2011	5.82722
51	6/15/2011	6.02181
52	7/15/2011	5.82731
53	8/15/2011	6.02371
54	9/15/2011	6.02372
55	10/15/2011	5.82908
56	11/15/2011	6.02408
57	12/15/2011	5.82925
58	1/15/2012	6.02476
59	2/15/2012	5.85374
60	3/15/2012	5.86188
61	4/15/2012	6.05776
62	5/15/2012	5.86211
63	6/15/2012	6.05785
64	7/15/2012	5.86220
65	8/15/2012	6.05794
66	9/15/2012	6.05799
67	10/15/2012	5.86233
68	11/15/2012	6.05848
69	12/15/2012	5.86281
70	1/15/2013	5.86286
71	2/15/2013	5.86291
72	3/15/2013	5.86314
73	4/15/2013	6.05874
74	5/15/2013	5.86307
75	6/15/2013	6.05884
76	7/15/2013	5.86320
77	8/15/2013	6.05899
78	9/15/2013	6.05904
79	10/15/2013	5.86336
80	11/15/2013	6.05995
81	12/15/2013	5.86424
82	1/15/2014	5.86430
83	2/15/2014	5.85876
84	3/15/2014	5.86500

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption ‘‘RISK FACTORS’’ on page 13 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

October 19, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption ‘‘Index of Principal Definitions’’ beginning on page 134 in this prospectus.

In this prospectus, the terms ‘‘depositor’’, ‘‘we’’, ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels, motels and other hospitality properties;

•	office buildings;

•	nursing homes, assisted living facilities and similar properties;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	owner-occupied commercial properties;

•	warehouse, mini-warehouse, cold storage, or self-storage facilities;

•	recreational vehicle and mobile home parks;

•	manufactured housing communities;

•	parking lots;

•	commercial properties occupied by one or more tenants;

•	entertainment or sports arenas;

•	restaurants;

•	marinas;

•	mixed use properties;

•	movie theaters;

•	amusement and theme parks;

•	destination resorts, golf courses and similar properties;

•	educational centers;

•	casinos;

•	bank branches; and

•	unimproved land,

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of one or more classes of certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	bonds;

•	repurchase obligations;

•	guarantees;

•	reserve funds; and/or

•	a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements; and/or

•	yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	‘‘regular interests’’ or ‘‘residual interests’’ in a trust fund treated as a ‘‘real estate mortgage investment conduit’’ under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use ‘‘plan assets’’ of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘Legal Investment’’ herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under ‘‘RISK FACTORS’’, summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government ‘‘fraud and abuse’’ laws also apply to health care-related facilities. ‘‘Fraud and abuse’’ laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create ‘‘safe harbors’’ under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered ‘‘delinquent’’ if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition —Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘—Mortgage Loans—Leases’’, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents’’ in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include ‘‘bond-type’’ or ‘‘credit-type’’ leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A ‘‘bond-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A ‘‘credit-type’’ lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluc tuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See ‘‘—Leases’’ above.

While the duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans’’ and ‘‘—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements’’ above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment’’ in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (ii) taking advantage of the initial ‘‘teaser rate’’ (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, ‘‘call risk,’’ and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, ‘‘extension risk’’, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently dis tributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, ‘‘excess funds’’ generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services—NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ and ‘‘—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other per son required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See ‘‘RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield’’ and ‘‘YIELD CONSIDERATIONS’’ in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘—General’’ above. To that extent, the descriptions set forth under ‘‘—Distributions of Interest on the Certificates’’ and ‘‘—Distributions of Principal of the Certificates’’ above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’ in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settle ment processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term ‘‘certificate’’ refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus;

(v)    any advances made as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Assets; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under ‘‘—Realization upon Defaulted Mortgage Loans’’ below; and all liquidation proceeds resulting from any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer and the Depositor’’ below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Trustee’’ below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See ‘‘—Certificate Account’’ above and ‘‘—Servicing Compensation and Payment of Expenses’’ below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See ‘‘YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments’’ in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)    a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)    a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)    the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)    a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See ‘‘RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates’’ in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Enhancement Provider’’ in the accompanying prospectus supplement.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that dis tributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ in this prospectus. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as ‘‘mortgages’’ in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘—Environmental Considerations’’ below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by ‘‘blanket mortgages’’ on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ‘‘—Foreclosure—Cooperative Loans’’ below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or an ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See ‘‘—Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a lender that, ‘‘without participating in the management’’ of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (‘‘RCRA’’), if they are deemed to be the ‘‘owners’’ or ‘‘operators’’ of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Lender Liability Act’’) seeks to clarify the actions a lender may take without incurring liability as an ‘‘owner’’ or ‘‘operator’’ of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute ‘‘participation in management.’’ However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans’’ in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’ in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit (‘‘REMIC’’) under sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’ in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the ‘‘OID Regulations’’), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the ‘‘REMIC Regulations’’). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of ‘‘regular interests’’ (‘‘REMIC Regular Certificates’’) or ‘‘residual interests’’ (‘‘REMIC Residual Certificates’’) under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund’s income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ includes interest payable unconditionally at least annually at a single fixed rate, at a ‘‘qualified floating rate,’’ or at an ‘‘objective rate,’’ or a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ or one ‘‘qualified inverse floating rates,’’ or a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered ‘‘qualified stated interest’’. However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as ‘‘qualified stated interest’’ for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as ‘‘qualified stated interest’’ under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the ‘‘IRS’’).

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period,’’ that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder’s certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be ‘‘events which have occurred before the close of the accrued period’’ that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under ‘‘—Market Discount’’ and ‘‘—Premium’’ above.

REMIC Regular Certificates will be ‘‘evidences of indebtedness’’ within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer’s return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, ‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a ‘‘United States shareholder’’ within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions,’’ residual interests without ‘‘significant value’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders’ after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the ‘‘Inducement Fee Regulations’’) under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees (‘‘inducement fees’’) received by taxpayers to induce the acquisition of ‘‘noneconomic’’ REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the ‘‘General Rule’’) which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate ‘‘over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest.’’

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the ‘‘Book Method’’), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the ‘‘Modified REMIC Regulatory Method’’), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC’s remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC’s interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC’s basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under ‘‘—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount’’ above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders’ initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Residual Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see ‘‘—General’’ above.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the ‘‘daily accruals’’ for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, ‘‘—Foreign Investors in REMIC Residual Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the ‘‘applicable Federal rate’’ on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)    the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Residual Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain ‘‘pass-through entity,’’ an amount equal to these fees and expenses will be added to the certificateholder’s gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual’s adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity,’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder’s gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under ‘‘—Basis Rules, Net Losses and Distributions’’ above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization,’’ a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the ‘‘applicable Federal rate’’ of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder’s social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a ‘‘disqualified organization’’ generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1)    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2)    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, ‘‘net income from foreclosure property’’ or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the ‘‘wash sale’’ rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the ‘‘tax matters person’’ with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a ‘‘grantor trust fractional interest certificate.’’ A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a ‘‘grantor trust strip certificate.’’ A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	‘‘obligation[s] which...[are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer’s deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain ‘‘safe harbors.’’ The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the ‘‘safe harbors’’ and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding ‘‘safe harbor’’ rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report ‘‘qualified stated interest’’ from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder’s method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than ‘‘qualified stated interest,’’ and the certificate’s share of reasonable servicing and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ below for a definition of ‘‘qualified stated interest.’’ In general, the amount of such income that accrues in any month would equal the product of such holder’s adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, there are no assurances that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount.’’

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder’s normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than ‘‘qualified stated interest.’’ ‘‘Qualified stated interest’’ generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a ‘‘qualified floating rate’’ or at an ‘‘objective rate.’’ In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate’s daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate’s allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount.’’ If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—If Stripped Bond Rules Do Not Apply’’ above. Further, under the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in ‘‘—If Stripped Bond Rules Apply’’ above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Contingent Payment Rules’’ below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder’s adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer’s return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee’s or servicer’s information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates’’ above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder’s trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties-in-Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations.    A Plan’s investment in offered certificates may cause the trust assets to be deemed ‘‘plan assets’’ of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the ‘‘DOL’’) and Section 3(42) of ERISA provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (defined generally as employee benefit plans subject to Part 4 of the Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not ‘‘significant.’’ For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation (‘‘Wachovia’’) has received from the DOL an individual prohibited transaction exemption (the ‘‘Exemption’’), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, ‘‘ERISA CONSIDERATIONS’’, the term ‘‘underwriter’’ includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See ‘‘METHOD OF DISTRIBUTION’’ in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor’s’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’), or Fitch, Inc. (‘‘Fitch’’).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor’s, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a ‘‘Party in Interest’’ under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a ‘‘Pooling and Servicing Agreement’’ as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the ‘‘Class Exemption’’), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor’s, Moody’s, or Fitch. In addition to the foregoing

Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’ and Thrift Bulletin 73a (December 18, 2001) ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affili ate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Available Distribution Amount’’ means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-Off Date’’ means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

‘‘DTC’’ means The Depository Trust Company.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Farmer Mac’’ or ‘‘FAMC’’ means the Federal Agricultural Mortgage Corporation.

‘‘Loan-to-Value Ratio’’ means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

‘‘Net Operating Income’’ means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

‘‘REMIC’’ means a ‘‘real estate mortgage investment conduit’’ under the Code.

‘‘REMIC Certificate’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REO Property’’ means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Standard Prepayment Assumption’’ or ‘‘SPA’’ means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

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The file ‘‘WBCMT 2007-C30 Prospectus Annexes A1-8.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7, and A-8. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2007-C30 Prospectus Annexes A1-8.xls’’ file.

To open the file, insert the CD-ROM into your CD-ROM drive. Copy the file ‘‘WBCMT 2007-C30 Prospectus Annexes A1-8.xls’’ to your hard drive or network drive. Open the file ‘‘WBCMT 2007-C30 Prospectus Annexes A1-8.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’, or ‘‘A-6 Debt Service Payment Schedule for the Marshall B. Coyne Building Loan’’, or ‘‘A-7 Debt Service Payment Schedule for the 1620 Eye Street Loan’’, or ‘‘A-8 Debt Service Payment Schedule for the Waters Edge Apartments’’, respectively.

Also on the included CD-ROM is certain information related to current claims that have been filed with the Supreme Court of the State of New York with respect to the Mortgaged Property related to the Peter Cooper Village & Stuyvesant Town Loan (loan number 1).

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Until June 28, 2007, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Supplement

Summary of Prospectus Supplement	S-5
Overview of the Certificates	S-6
The Parties	S-8
Important Dates and Periods	S-14
The Certificates	S-15
The Mortgage Loans	S-37
Risk Factors	S-53
Description of the Mortgage Pool	S-88
Servicing of the Mortgage Loans	S-162
Description of the Certificates	S-194
Yield and Maturity Considerations	S-234
Material Federal Income Tax Consequences	S-245
Use of Proceeds	S-246
ERISA Considerations	S-246
Legal Investment	S-249
Method of Distribution	S-249
Certain Relationships Among Parties	S-251
Legal Matters	S-251
Ratings	S-251
Index of Defined Terms	S-253
Prospectus
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
YIELD CONSIDERATIONS	56
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
DESCRIPTION OF CREDIT SUPPORT	84
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

$7,070,615,000
(Approximate)
(Offered Certificates)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2007-C30

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

Credit Suisse

Goldman, Sachs & Co.

Merrill Lynch & Co.

March 14, 2007